The information in this prospectus supplement is subject to completion. These securities may not be sold nor may offers to purchase be accepted prior to the time a final prospectus is delivered. This prospectus supplement is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities, in any jurisdiction where that offer, solicitation or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JUNE 3, 2003

             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 3, 2003

                                 $1,595,464,000
                                 (Approximate)

         Commercial Mortgage Pass-Through Certificates, Series 2003-C3

              Credit Suisse First Boston Mortgage Securities Corp.

                                   depositor

                             Column Financial, Inc.
                          KeyBank National Association
                         PNC Bank, National Association
                                    NCB, FSB
                                  Eurohypo AG
                             mortgage loan sellers

                           --------------------------

    We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of 249 commercial and multifamily mortgage loans, with a total anticipated principal balance of approximately $1,764,825,959 and a total anticipated pooled principal balance of approximately $1,724,825,959, in each case, as of their respective due dates in June 2003. The trust fund will issue 26 classes of certificates, 9 of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in July 2003. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

    The underwriters have agreed to purchase the offered certificates from us at
a price of    % of the total initial principal balance of the offered
certificates plus accrued interest from June 1, 2003. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

    Investing in the offered certificates involves risks. See "Risk Factors" beginning on page S-34 of this prospectus supplement.

                           Approximate        Initial
                          Total Initial     Pass-Through     Assumed Final        Rated Final       Expected Ratings
Offered Classes         Principal Balance       Rate       Distribution Date   Distribution Date   (Moody's/S&P/Fitch)
---------------         -----------------   ------------   -----------------   -----------------   -------------------
Class A-1.............     $127,000,000                %     January 2008        May 2038            Aaa/AAA/AAA
Class A-2.............     $214,000,000                %      June 2008          May 2038            Aaa/AAA/AAA
Class A-3.............     $212,000,000                %      July 2010          May 2038            Aaa/AAA/AAA
Class A-4.............     $ 55,000,000                %    September 2012       May 2038            Aaa/AAA/AAA
Class A-5.............     $862,414,000                %       May 2013          May 2038            Aaa/AAA/AAA
Class B...............     $ 47,432,000                %       May 2013          May 2038             Aa2/AA/AA
Class C...............     $ 19,405,000                %       May 2013          May 2038            Aa3/AA-/AA-
Class D...............     $ 38,808,000                %       May 2013          May 2038              A2/A/A
Class E...............     $ 19,405,000                %       May 2013          May 2038             A3/A-/A-

    Delivery of the offered certificates, in book-entry form only, will be made
on or about June   , 2003.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    Credit Suisse First Boston LLC will act as lead manager and sole book runner.

  Credit Suisse First Boston

               Bear, Stearns & Co. Inc.

                            McDonald Investments
                            A KeyCorp Company

                                         Morgan Stanley

                                                      PNC Capital Markets, Inc.

            The date of this prospectus supplement is June   , 2003.

                    SUBJECT TO COMPLETION, DATED JUNE 3, 2003
             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 3, 2003

                                 $1,595,464,000
                                  (Approximate)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C3

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    depositor

                             COLUMN FINANCIAL, INC.
                          KEYBANK NATIONAL ASSOCIATION
                         PNC BANK, NATIONAL ASSOCIATION
                                    NCB, FSB
                                   EUROHYPO AG
                              mortgage loan sellers

                               -----------------

     We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of 249 commercial and multifamily mortgage loans, with a total anticipated principal balance of approximately $1,764,825,959 and a total anticipated pooled principal balance of approximately $1,724,825,959, in each case, as of their respective due dates in June 2003. The trust fund will issue 26 classes of certificates, 9 of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in July 2003. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     The underwriters have agreed to purchase the offered certificates from us
at a price of   % of the total initial principal balance of the offered
certificates plus accrued interest from June 1, 2003. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-34 OF THIS PROSPECTUS SUPPLEMENT.

                     APPROXIMATE            INITIAL
                    TOTAL INITIAL         PASS-THROUGH         ASSUMED FINAL         RATED FINAL       EXPECTED RATINGS
OFFERED CLASSES   PRINCIPAL BALANCE          RATE            DISTRIBUTION DATE    DISTRIBUTION DATE   (MOODY'S/S&P/FITCH)
---------------   ------------------   ------------------   ------------------   ------------------   -------------------
Class A-1 .....     $  127,000,000             %               January 2008           May 2038            Aaa/AAA/AAA
Class A-2 .....     $  214,000,000             %                June 2008             May 2038            Aaa/AAA/AAA
Class A-3 .....     $  212,000,000             %                July 2010             May 2038            Aaa/AAA/AAA
Class A-4 .....     $   55,000,000             %              September 2012          May 2038            Aaa/AAA/AAA
Class A-5 .....     $  862,414,000             %                 May 2013             May 2038            Aaa/AAA/AAA
Class B .......     $   47,432,000             %                 May 2013             May 2038             Aa2/AA/AA
Class C .......     $   19,405,000             %                 May 2013             May 2038            Aa3/AA-/AA-
Class D .......     $   38,808,000             %                 May 2013             May 2038               A2/A/A
Class E .......     $   19,405,000             %                 May 2013             May 2038              A3/A-/A-

     Delivery of the offered certificates, in book-entry form only, will be made
on or about June   , 2003.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Credit Suisse First Boston LLC will act as lead manager and sole book runner.

CREDIT SUISSE FIRST BOSTON

          BEAR, STEARNS & CO. INC.

                    MCDONALD INVESTMENTS
                         A KEYCORP COMPANY

                                   MORGAN STANLEY

                                             PNC CAPITAL MARKETS, INC.

           The date of this prospectus supplement is June   , 2003.

[SIDENOTE]

The information in this prospectus supplement is subject to completion. These securities may not be sold nor may offers to purchase be accepted prior to the time a final prospectus is delivered. This prospectus supplement is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities, in any jurisdiction where that offer, solicitation or sale is not permitted.

                                 -------------

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
   SUPPLEMENT  AND THE ACCOMPANYING PROSPECTUS...............................S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM....................................S-4
SUMMARY OF PROSPECTUS SUPPLEMENT.............................................S-5
RISK FACTORS................................................................S-34
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT........................S-54
FORWARD-LOOKING STATEMENTS..................................................S-54
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS................................S-54
     622 Third Avenue.......................................................S-88
     Washington Center Portfolio............................................S-90
     Columbiana Centre......................................................S-94
     The Crossings..........................................................S-96
     Great Lakes Crossing...................................................S-98
     One Penn Center.......................................................S-100
     Alliance CH Portfolio.................................................S-102
     Pearson Educational Headquarters......................................S-104
     Westin Savannah Harbor Resort.........................................S-106
     Orchards Corporate Center.............................................S-108
DESCRIPTION OF THE OFFERED CERTIFICATES....................................S-116
YIELD AND MATURITY CONSIDERATIONS..........................................S-137
THE POOLING AND SERVICING AGREEMENT........................................S-141
FEDERAL INCOME TAX CONSEQUENCES............................................S-173
ERISA CONSIDERATIONS.......................................................S-176
LEGAL INVESTMENT...........................................................S-179
USE OF PROCEEDS............................................................S-180
UNDERWRITING...............................................................S-180
LEGAL MATTERS..............................................................S-181
RATING.....................................................................S-181
GLOSSARY...................................................................S-183

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1   --   CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND
                   THE RELATED MORTGAGED REAL PROPERTIES

EXHIBIT A-2   --   MORTGAGE POOL INFORMATION

EXHIBIT B     --   FORM OF TRUSTEE REPORT

EXHIBIT C     --   DECREMENT TABLES FOR THE OFFERED CERTIFICATES

EXHIBIT D     --   GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                   PROCEDURES

SCHEDULE I    --   SCHEDULE OF REFERENCE RATES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS............3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE..............................3
SUMMARY OF PROSPECTUS..........................................................4
RISK FACTORS..................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS.....................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP...........................29
USE OF PROCEEDS...............................................................29
DESCRIPTION OF THE TRUST ASSETS...............................................29
YIELD AND MATURITY CONSIDERATIONS.............................................52
DESCRIPTION OF THE CERTIFICATES...............................................58
DESCRIPTION OF THE GOVERNING DOCUMENTS........................................66
DESCRIPTION OF CREDIT SUPPORT.................................................75
LEGAL ASPECTS OF MORTGAGE LOANS...............................................77
FEDERAL INCOME TAX CONSEQUENCES...............................................88
STATE AND OTHER TAX CONSEQUENCES.............................................122
ERISA CONSIDERATIONS.........................................................122
LEGAL INVESTMENT.............................................................124
PLAN OF DISTRIBUTION.........................................................126
LEGAL MATTERS................................................................127
FINANCIAL INFORMATION........................................................127
RATING.......................................................................128
GLOSSARY.....................................................................129

                                ---------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL   , 2003 (90 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL
DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     - this prospectus supplement, which describes the specific terms of the offered certificates.

You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: in the case of the Midwest regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and in the case of the northeast regional office, 233 Broadway, New York, New York 10279. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The certificates may only be sold or offered to, and this prospectus supplement and any other invitation or inducement to buy or participate in the certificates may only be communicated to, persons who (i) are outside the United Kingdom; or (ii) have professional experience of participating in unregulated collective investment schemes and of matters relating to investments falling within both Article 14(5) of the Financial Services Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (the "CIS Order") and
Article 19(5) of the Financial Services and Markets Act (Financial Promotion) Order 2000 (the "FP Order"); or (iii) are persons falling within Article 22(2)(a) to (d) ("high net worth companies, unincorporated in associations, etc.") of the CIS Order and Article 49(2) of the FP Order (such persons together referred to as "Relevant Persons"). The certificates to which this prospectus supplement relates are available only to Relevant Persons and this prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this communication relates is available only to the Relevant Persons and will be engaged in only with Relevant Persons. Any underwriter communicating any information relating to this prospectus supplement or the certificates in the United Kingdom should be reasonable for compliance with all applicable provisions of the Financial Services and Markets Act 2000 and any regulations made thereunder in so doing.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2003-C3 Commercial Mortgage Pass-Through Certificates. The series 2003-C3 certificates will consist of 26 classes. The table below identifies and specifies various characteristics for 23 of those classes.

                                                  APPROXIMATE
                                INITIAL TOTAL     % OF TOTAL    APPROXI      PASS-
                              PRINCIPAL BALANCE     INITIAL      MATE       THROUGH
         EXPECTED RATINGS        OR NOTIONAL       PRINCIPAL    CREDIT       RATE
CLASS   (MOODY'S/S&P/FITCH)         AMOUNT          BALANCE     SUPPORT   DESCRIPTION
-----   -------------------   -----------------   -----------   -------   ------------
A-1         Aaa/AAA/AAA       $    127,000,000       7.36%       14.75%
A-2         Aaa/AAA/AAA       $    214,000,000      12.41%       14.75%
A-3         Aaa/AAA/AAA       $    212,000,000      12.29%       14.75%
A-4         Aaa/AAA/AAA       $     55,000,000       3.19%       14.75%
A-5         Aaa/AAA/AAA       $    862,414,000      50.00%       14.75%
B            Aa2/AA/AA        $     47,432,000       2.75%       12.00%
C           Aa3/AA-/AA-       $     19,405,000       1.13%       10.88%
D              A2/A/A         $     38,808,000       2.25%        8.63%
E             A3/A-/A-        $     19,405,000       1.13%        7.50%
F          Baa1/BBB+/BBB+     $     19,404,000       1.12%        6.38%
G           Baa2/BBB/BBB      $     12,936,000       0.75%        5.63%
H          Baa3/BBB-/BBB-     $     19,404,000       1.12%        4.50%
J           Ba1/BB+/BB+       $     19,405,000       1.13%        3.38%
K            Ba2/BB/BB        $     12,936,000       0.75%        2.63%
L           Ba3/BB-/BB-       $      6,468,000       0.37%        2.25%
M             B1/B+/B+        $     10,780,000       0.62%        1.63%
N              B2/B/B         $      2,156,000       0.12%        1.50%
O             B3/B-/B-        $      4,312,000       0.25%        1.25%
P             NR/NR/NR        $     21,560,958       1.25%        0.00%
622           NR/NR/NR        $     40,000,000        N/A          N/A       NMPT
A-X         Aaa/AAA/AAA       $  1,724,825,958     100.00%         N/A    Variable IO
A-SP        Aaa/AAA/AAA       $  1,613,359,000      93.54%         N/A    Variable IO
A-Y         Aaa/AAA/AAA       $    171,206,187       9.93%         N/A    Variable IO

                    ASSUMED
         INITIAL    WEIGHTED
          PASS-     AVERAGE       ASSUMED
         THROUGH     LIFE        PRINCIPAL      ASSUMED FINAL
CLASS     RATE      (YEARS)       WINDOW      DISTRIBUTION DATE
-----    -------    --------    ----------    -----------------
A-1         %         3.0        7/03-1/08     January 2008
A-2         %         4.8        1/08-6/08       June 2008
A-3         %         6.7        6/08-7/10       July 2010
A-4         %         8.2        7/10-9/12     September 2012
A-5         %         9.6        9/12-5/13        May 2013
B           %         9.9        5/13-5/13        May 2013
C           %         9.9        5/13-5/13        May 2013
D           %         9.9        5/13-5/13        May 2013
E           %         9.9        5/13-5/13        May 2013
F           %         N/A           N/A             N/A
G           %         N/A           N/A             N/A
H           %         N/A           N/A             N/A
J           %         N/A           N/A             N/A
K           %         N/A           N/A             N/A
L           %         N/A           N/A             N/A
M           %         N/A           N/A             N/A
N           %         N/A           N/A             N/A
O           %         N/A           N/A             N/A
P           %         N/A           N/A             N/A
622         %         N/A           N/A             N/A
A-X         %         N/A           N/A             N/A
A-SP        %         N/A           N/A             N/A
A-Y         %         N/A           N/A             N/A

     In reviewing the foregoing table, please note that:

     - Only the class A-1, A-2, A-3, A-4, A-5, B, C, D and E certificates are offered by this prospectus supplement.

     - The ratings shown in the foregoing table are those of Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc., respectively. "NR" means not rated.

     - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in May 2038.

     - All of the classes identified in the foregoing table, except the class A-X, A-SP and A-Y certificates, will have principal balances.

     - For purposes of calculating the accrual of interest, the class A-X certificates will, as of any date of determination, have a total notional amount equal to the then total principal balance of the class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G, H, J, K, L, M, N, O and P
          certificates.

     - For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          1. during the period from the date of initial issuance of the series 2003-C3 certificates through and including the distribution date
               in   , the sum of (a) the lesser of $   and the total principal
               balance of the class   certificates outstanding from time to time
               and (b) the total principal balance of the class , , , , , , , , and certificates outstanding from time to time;

          2.   during the period following the distribution date in through and
               including the distribution date in   , the sum of (a) the lesser
               of $   and the total principal balance of the class certificates
               outstanding from time to time and (b) the total principal balance of the class , , , , , , , , and certificates outstanding from time to time;

          3.   during the period following the distribution date in   through
               and including the distribution date in   ,the sum of (a) the
               lesser of $   and the total principal balance of the class
               certificates outstanding from time to time and (b) the total principal balance of the class , , , , , , , and certificates outstanding from time to time;

          4.   during the period following the distribution date in    through
               and including the distribution date in    , the sum of (a) the
               lesser of $    and the total principal balance of the class
               certificates outstanding from time to time and (b) the total principal balance of the class , , , , , , , and certificates outstanding from time to time;


          5.   during the period following the distribution date in    through
               and including the distribution date in    , the sum of (a) the
               lesser of $    and the total principal balance of the class
               certificates outstanding from time to time, (b) the total
               principal balance of the class , , , , and    certificates and
               (c) the lesser of $    and the total principal balance of the
               class certificates outstanding from time to time;


          6.   during the period following the distribution date in    through
               and including the distribution date in    , the sum of (a) the
               lesser of $    and the total principal balance of the class
               certificates outstanding from time to time, (b) the total
               principal balance of the class , , and    certificates
               outstanding from time to time and (c) the lesser of $    and the
               total principal balance of the class certificates outstanding from time to time;

          7.   during the period following the distribution date in    through
               and including the distribution date in    , the sum of (a) the
               lesser of $    and the total principal balance of the class
               certificates outstanding from time to time, (b) the total
               principal balance of the class    and    certificates outstanding
               from time to time and (c) the lesser of $    and the total
               principal balance of the class    certificates outstanding from
               time to time;

          8.   following the distribution date in    , $0.

     - Solely for the calculation of interest, the class A-Y certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the residential cooperative mortgage loans in the trust fund (with such total principal balance to be calculated from the perspective of the series 2003-C3 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2003-C3 certificateholders). Eighty (80) of the mortgage loans that we intend to include in the trust fund, representing 9.93% of the initial net mortgage pool balance, are residential cooperative mortgage loans.

     - The total initial principal balance or notional amount of any class shown in the table on page S-5 may be larger or smaller depending on, among other things, the actual initial net mortgage pool balance, which may be 5% more or less than the amount shown in this prospectus supplement.

     - Each class identified in the table on page S-5 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

     - Each class identified in the table on page S-5 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

          (a) the initial pass-through rate shown for that class in that table, and

          (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     - Each class identified in the table on page S-5 as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from the net mortgage interest rates on the underlying mortgage loans.

     - Each class identified on page S-5 as having a "NMPT" pass-through rate will have a pass-through rate equal to the net mortgage pass-through rate of the 622 Third Avenue non-pooled portion; provided that such rate will be converted to an annual rate that would produce an equivalent amount of interest on the basis of an assumed year consisting of 12 30-day months.

     - The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue participation certificates). In general, the total principal balance of each class of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue participation certificates) will constitute a separate component of the total notional amount of the class A-X certificates. However, if a portion, but not all, of the total principal balance of any particular class of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue participation certificates) is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent a separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period, on any particular component of the total notional amount of the class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

          1. if such particular component consists of the entire total principal balance of any class of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue participation certificates), and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Schedule I to this prospectus supplement with respect to the related distribution date;

          2. if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue participation certificates), and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal to the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Schedule I hereto with respect to the related distribution date;

          3. if such particular component consists of the entire total principal balance of any class of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue participation certificates), and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2003-C3 principal balance certificates; and

          4. if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue participation certificates), and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2003-C3 principal balance certificates.

          For purposes of accruing interest on the class A-X certificates during
          each interest accrual period subsequent to the    interest accrual
          period, the total principal balance of each class of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue participation certificates) will constitute one separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2003-C3 principal balance certificates whose principal balance makes up such component.

     - The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue participation certificates). If the entire total principal balance of any class of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue participation certificates) is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue participation certificates) is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2003-C3 principal balance certificates will represent one separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

          1. the lesser of (a) the reference rate specified on Schedule I hereto with respect to the related distribution date and (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

          2. the pass-through rate in effect during the subject interest accrual period for the class of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue participation certificates) whose total principal balance, or a designated portion thereof, comprises such component.

          Following the    interest accrual period, the class A-SP certificates
          will cease to accrue interest. In connection therewith, the class A-SP
          certificates will have a 0% pass-through rate for the    interest
          accrual period and for each interest accrual period thereafter.

          See "Description of the Offered
          Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

     - The pass-through rate for the class A-Y certificates for any interest accrual period will be a variable rate equal to the weighted average from time to time of the various class A-Y strip rates attributable to each of the residential cooperative mortgage loans in the trust fund, with the relevant weighting to be done based upon the relative balances of those residential cooperative mortgage loans. The class A-Y strip rate for each of those residential cooperative mortgage loans will equal the positive difference, if any, of:

          1. the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, net of the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated, minus

          2.   4.60% per annum;

          provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during each one-month interest accrual period in a year assumed to consist of 360 days, then the foregoing differential will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

     - The references to "net interest rates on the underlying mortgage loans" in the preceding bullets mean, as to any particular mortgage loan in the trust fund, an interest rate that is generally equal to:

          1. in the case of each residential cooperative mortgage loan in the trust fund, the lesser of (a) the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated, and (b) 4.60% per annum; and

          2. in the case of each mortgage loan (or in the case of the 622 Third Avenue loan, the 622 Third Avenue pooled portion) in the trust fund, other than a residential cooperative mortgage loan, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated;

          provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the foregoing rate for that mortgage loan will be converted to an annual rate that would generally produce an equivalent amount of interest on the basis of an assumed 360-day year consisting of twelve 30-day months.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

          1. Twenty-two (22) of the underlying mortgage loans will be repaid in full on their respective anticipated repayment dates,

          2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

          3. there are no defaults with respect to the underlying mortgage loans.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed principal window is the period during which holders of that class would receive distributions of principal.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed final distribution date is the distribution date on which the last distribution of principal is assumed to be made on that class.

     - The class R, LR and V certificates are not represented in the table on page S-5. They do not have principal balances, notional amounts or pass-through rates.

     - References to certificates, classes of certificates or certificateholders in this prospectus supplement include the class 622 Third Avenue participation certificates and the holders thereof, except as provided herein.

     The series 2003-C3 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from five separate mortgage loan sellers.

     The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in June 2003. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

        Initial net mortgage pool balance...............................................    $  1,724,825,959
        Number of mortgage loans........................................................                 249
        Number of mortgaged real properties.............................................                 273

        Largest cut-off date principal balance..........................................    $    203,000,000
        Smallest cut-off date principal balance.........................................    $        119,541
        Average cut-off date principal balance..........................................    $      6,927,012

        Highest mortgage interest rate..................................................               9.020%
        Lowest mortgage interest rate...................................................               4.135%
        Weighted average mortgage interest rate.........................................               5.722%

        Longest original term to maturity or anticipated repayment date.................          240 months
        Shortest original term to maturity or anticipated repayment date................           60 months
        Weighted average original term to maturity or anticipated repayment date........          109 months

        Longest remaining term to maturity or anticipated repayment date................          237 months
        Shortest remaining term to maturity or anticipated repayment date...............           54 months
        Weighted average remaining term to maturity or anticipated repayment date.......          106 months

        Highest debt service coverage ratio, based on underwritten net cash flow........               56.98x
        Lowest debt service coverage ratio, based on underwritten net cash flow.........                1.20x
        Weighted average debt service coverage ratio, based on underwritten net cash
          flow..........................................................................                2.74x

        Highest cut-off date loan-to-appraised value ratio..............................                84.9%
        Lowest cut-off date loan-to-appraised value ratio...............................                 0.9%
        Weighted average cut-off date loan-to-appraised value ratio.....................                61.4%

     In reviewing the foregoing table, please note that:

     - the underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove true;

     - the underwritten net cash flow for a residential cooperative property is based on projected net operating income at the property, determined in a manner consistent with the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves;

     - the appraised value of a residential cooperative property is based on the market value, as determined by an appraisal, of that property, as if operated as a residential cooperative; and

     - the mortgage loan identified on Exhibit A-1 to this prospectus supplement as 622 Third Avenue will be deemed to consist of two portions: the 622 Third Avenue pooled portion and the 622 Third Avenue non-pooled portion. The initial net mortgage pool balance and mortgage pool includes only the 622 Third Avenue pooled portion. Accordingly, unless otherwise indicated, all numerical and statistical information provided herein with respect to the initial net mortgage pool balance and initial mortgage pool is presented solely with respect to the mortgage loans (including the 622 Third Avenue pooled portion but excluding the 622 Third Avenue non-pooled portion).

     The document that will govern the issuance of the series 2003-C3 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of June 1, 2003, between us, as depositor, and a trustee, two master servicers and two special servicers.

                            RELEVANT PARTIES/ENTITIES

TRUST FUND................... CSFB Commercial Mortgage Trust 2003-C3, a New York
                              common law trust, will issue the series 2003-C3 certificates. The primary assets of the issuing trust fund will be the mortgage loans that we are acquiring from the respective mortgage loan sellers.

DEPOSITOR.................... Credit Suisse First Boston Mortgage Securities
                              Corp., a Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters, will create the issuing trust fund and transfer the subject mortgage loans to it. Our principal executive office is located at Eleven Madison Avenue, New York, New York 10010. All references to "we," "us" and "our" in this prospectus supplement and the accompanying prospectus are intended to mean Credit Suisse First Boston Mortgage Securities Corp. See "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

TRUSTEE...................... Wells Fargo Bank Minnesota, N.A., a national banking association, will act as trustee on behalf of the series 2003-C3 certificateholders. The trustee maintains an office at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. See "The Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

MASTER SERVICERS............. KeyCorp Real Estate Capital Markets, Inc. will act as master servicer with respect to all of the mortgage loans in the trust fund, other than the mortgage loans sold to the trust fund by NCB, FSB. It is an affiliate of KeyBank National Association, one of the mortgage loan sellers, and of McDonald Investments Inc., one of the underwriters. Its servicing offices are located at 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

                              NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury, will act as master servicer with respect to the mortgage loans sold to the trust fund by NCB, FSB. It is one of the mortgage loan sellers and, further, is a wholly owned subsidiary of National Consumer Cooperative Bank, one of the special servicers. Its servicing offices are located at 1725 Eye Street, N.W., Washington, D.C. 20006.

                              When used in this prospectus supplement, the term "master servicer" shall mean KeyCorp Real Estate Capital Markets, Inc. and/or NCB, FSB, as appropriate.

                              Any master servicer will be permitted to purchase series 2003-C3 certificates.

                              See "The Pooling and Servicing Agreement--The Master Servicers and the Special Servicers" in this prospectus supplement.

SPECIAL SERVICERS............ National Consumer Cooperative Bank, a federally chartered corporation, will act as special servicer with respect to the residential cooperative mortgage loans in the trust fund and any related foreclosure properties. It wholly owns NCB, FSB, a master servicer and one of the mortgage loan sellers. Its servicing offices are located at 1725 Eye Street, N.W., Washington, D.C. 20006.

                              ARCap Servicing, Inc., a Delaware corporation, will act as special servicer with respect to the remaining mortgage loans and any related foreclosure properties in the trust fund. Its servicing offices are located at 5605 N. MacArthur Boulevard, Suite 950, Irving, Texas 75038.

                              When used in this prospectus supplement, the term "special servicer" shall mean National Consumer Cooperative Bank and/or ARCap Servicing, Inc., as appropriate.

                              See "The Pooling and Servicing Agreement--The Master Servicers and the Special Servicers" in this prospectus supplement.

                              The special servicers will, in general, be responsible for servicing and administering:

                              -    mortgage loans that, in general, are in
                                   default or as to which default is reasonably foreseeable; and

                              - any real estate acquired by the trust fund upon foreclosure of a defaulted mortgage loan.

                              Any special servicer will be permitted to purchase series 2003-C3 certificates.

GREAT LAKES CROSSING LOAN,
MASTER SERVICER AND SPECIAL
SERVICER..................... Notwithstanding the foregoing, the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Great Lakes Crossing will be serviced and administered pursuant to the series 2003-CK2 pooling and servicing agreement (the governing document for the Credit Suisse First Boston Mortgage Securities Corp. series 2003-CK2 commercial mortgage securitization), which provides for servicing arrangements that are similar but not identical to those under the series 2003-C3 pooling and servicing agreement. In that regard--

                              - Wells Fargo Bank Minnesota, N.A, which is the trustee under the series 2003-CK2 pooling and servicing agreement, will, in that capacity, be the mortgagee of record for the mortgage loans secured by the Great Lakes Crossing mortgaged real property;

                              - KeyCorp Real Estate Capital Markets, Inc., which is the master servicer and the special servicer under the series 2003-CK2 pooling and servicing agreement, will, in that capacity, be the master servicer for the Great Lakes Crossing loan; and

                              - ARCap Servicing, Inc. will act as the special servicer of the Great Lakes Crossing Loan under the series 2003-CK2 pooling and servicing agreement.

                              References in this prospectus supplement, however, to the trustee, the applicable master servicer and the applicable special servicer will mean the trustee, the applicable master servicer and the applicable special servicer under the series 2003-C3 pooling and servicing agreement unless the context clearly indicates otherwise. See "Description of the Underlying Mortgage Loans--The Great Lakes Crossing Loan" in this prospectus supplement.

CONTROLLING CLASS OF SERIES
2003-C3 CERTIFICATEHOLDERS... At any time of determination, the controlling class of series 2003-C3 certificateholders will generally be the holders of the most subordinate class of series 2003-C3 certificates, exclusive of the A-X, A-SP, A-Y, R, LR and V classes and the class 622 Third Avenue participation certificates, that has a total principal balance (net of appraisal reduction amounts allocated to such class) at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2003-C3 certificates, exclusive of the A-X, A-SP, A-Y, R, LR and V classes and the class 622 Third Avenue participation certificates, has a total principal balance (net of allocable appraisal reduction amounts) at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2003-C3 certificateholders will be the holders of the most subordinate class of series 2003-C3 certificates, exclusive of the A-X, A-SP, A-Y, R, LR and V classes and the class 622 Third Avenue participation certificates, that has a total principal balance (net of allocable appraisal reduction amounts) greater than zero. For purposes of determining the controlling class of series 2003-C3 certificateholders, the class A-1, A-2, A-3, A-4 and A-5 certificateholders will be considered a single class.

                              In the case of the 622 Third Avenue loan, the controlling class will initially be the holders of the 622 Third Avenue B loan. If a "622 Third Avenue control appraisal event" as defined under "--The 622 Third Avenue Loan" has occurred, then the controlling class with respect to the 622 Third Avenue loan will be the holders of a majority of the class 622 Third Avenue participation certificates, so long as such class has a total principal balance (net of any amortization on such class and any appraisal reduction amounts on the 622 Third Avenue Loan allocable to such class) at least equal to 25% of the total initial principal balance of such class (net of any amortization on such class). If the class 622 Third Avenue participation certificates do not have a total principal balance (net of any amortization on such class and any appraisal reduction amounts on the 622 Third Avenue Loan allocable to such class) at least equal to 25% of the total initial principal balance of that class (net of any amortization on such class), the controlling class with respect to the 622 Third Avenue loan will be the holders of the most subordinate class of series 2003-C3 certificates, exclusive of the A-X, A-SP, A-Y, R, LR and V classes and the class 622 Third Avenue participation certificates, that has a total principal balance (net of appraisal reduction amounts allocated to such class) at least equal to 25% of the total initial principal balance of that class.

                              In the case of the Washington Center Portfolio loan, the controlling class will initially be the holders of the Washington Center Portfolio C loan. If a "Washington Center Portfolio control appraisal event" as defined under "--The Washington Center Loan" has occurred with respect to the Washington Center Portfolio C loan, then the controlling class with respect to the Washington Center Portfolio loan will be the holder of the Washington Center Portfolio B loan. If a "Washington Center Portfolio control appraisal event" occurs with respect to the Washington Center Portfolio B loan, then the controlling class with respect to the Washington Center Portfolio loan will be the holders of the most subordinate class of series 2003-C3 certificates, exclusive of the A-X, A-SP, A-Y, R, LR and V classes and the class 622 Third Avenue participation certificates, that has a total principal balance (net of appraisal reduction amounts allocated to such class) at least equal to 25% of the total initial principal balance of that class. See "The Pooling and Servicing Agreement--The Series 2003-C3 Controlling Class Representative" in this prospectus supplement.

SERIES 2003-C3 CONTROLLING
CLASS REPRESENTATIVE......... The holders of certificates representing a majority interest in the controlling class of the series 2003-C3 certificates and the controlling class of the 622 Third Avenue participation certificates will be entitled to select a representative that, subject to the conditions described under "The Pooling and Servicing Agreement--The Series 2003-C3 Controlling Class Representative," "--Replacement of the Special Servicers" and "--Rights Upon Event of Default" in this prospectus supplement, may--

                              - terminate either special servicer, with or without cause, and appoint a successor to the terminated special servicer;

                              - cause the trustee to terminate either master servicer in connection with an event of default with respect to that master servicer; and

                              -    direct the master servicers and special
                                   servicers with respect to various servicing matters (provided, that the controlling class representative of the 622 Third Avenue loan will only be entitled to direct servicing matters with respect to the 622 Third Avenue loan).

UNDERWRITERS................. Credit Suisse First Boston LLC, PNC Capital
                              Markets, Inc., Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc. and McDonald Investments Inc. are the underwriters with respect to this offering. Credit Suisse First Boston LLC will be lead manager and sole book runner. Credit Suisse First Boston LLC is an affiliate of us and Column Financial, Inc., one of the mortgage loan sellers. PNC Capital Markets, Inc. is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers, and McDonald Investments Inc. is an affiliate of KeyBank National Association, one of the mortgage loan sellers and of KeyCorp Real Estate Capital Markets, Inc., one of the master servicers under the series 2003-C3 pooling and servicing agreement and the master servicer of the Great Lakes Crossing loan under the series 2003-CK2 pooling and servicing agreement.

MORTGAGE LOAN SELLERS........ We will acquire the mortgage loans that are to back the offered certificates from five separate mortgage loan sellers:

                              -    Column Financial, Inc., a Delaware
                                   corporation and an affiliate of us and of Credit Suisse First Boston LLC, one of the underwriters. Column Financial, Inc. maintains an office at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326.

                              - KeyBank National Association, a national banking association. It is an affiliate of McDonald Investments Inc., one of the underwriters and of KeyCorp Real Estate Capital Markets, Inc., one of the master servicers and the master servicer of the Great Lakes Crossing loan. KeyBank National Association maintains an office at Key Tower, 127 Public Square, Cleveland, Ohio 44114.

                              - PNC Bank, National Association, a national banking association and an affiliate of PNC Capital Markets, Inc., one of the underwriters. PNC Bank maintains an office at 249 Fifth Avenue, One PNC Plaza, Pittsburgh, Pennsylvania 15222.

                              - NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. It is one of the master servicers and is a wholly-owned subsidiary of National Consumer Cooperative Bank, one of the special servicers. NCB, FSB maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006.

                              - Eurohypo AG, New York Branch, the New York branch of a German banking corporation. Eurohypo AG, New York Branch maintains an office at 1114 Avenue of the Americas, 29th Floor, New York, New York 10036.

                              See "Description of the Underlying Mortgage
                              Loans--The Mortgage Loan Sellers" in this prospectus supplement.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE................. The underlying mortgage loans will be considered part of the trust fund as of their respective due dates in June 2003. All payments and collections received on each of the underlying mortgage loans after its due date in June 2003, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund. The respective due dates for the underlying mortgage loans in June 2003 are individually and collectively considered the cut-off date for the trust fund.

ISSUE DATE................... The date of initial issuance for the series
                              2003-C3 certificates will be on or about June   ,
                              2003.

DUE DATES.................... Subject, in some cases, to a next business day convention, the dates on which monthly
                              installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                                                     % OF INITIAL NET MORTGAGE
                              DUE DATE   NUMBER OF MORTGAGE LOANS           POOL BALANCE
                              --------   ------------------------   ---------------------------
                                 1st                 137                      32.36%
                                11th                 112                      67.64%

DETERMINATION DATE........... The monthly cut-off for collections on the underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2003-C3 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date. The determination date will be the 11th calendar day of each month, commencing with July 2003, or, if the 11th calendar day of that month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE............ Distributions on the series 2003-C3 certificates are scheduled to occur monthly, commencing in July 2003. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE.................. The record date for each monthly distribution on a series 2003-C3 certificate will be the last business day of the prior calendar month. The registered holders of the series 2003-C3 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

COLLECTION PERIOD............ Amounts available for distribution on the series
                              2003-C3 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                              - will relate to a particular distribution date,

                              - will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the issue date, and

                              - will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD...... The amount of interest payable with respect to the interest-bearing classes of the series 2003-C3 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

                            THE OFFERED CERTIFICATES

GENERAL...................... The series 2003-C3 certificates offered by this prospectus supplement are the class A-1, A-2, A-3, A-4, A-5, B, C, D and E certificates. Each class of offered certificates will have the initial total principal balance and pass-through rate set forth in the table on page S-5 or otherwise described under "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

DISTRIBUTIONS

A. PRIORITY OF DISTRIBUTIONS  The trustee will make distributions of interest and, if and when applicable, principal, to the following classes of series 2003-C3 certificateholders, in the following order:

                              DISTRIBUTION ORDER                     CLASS
                              ------------------  ------------------------------------------
                                      1st         A-1, A-2, A-3, A-4, A-5, A-X, A-SP and A-Y*
                                      2nd                              B
                                      3rd                              C
                                      4th                              D
                                      5th                              E
                                  Thereafter            The Other Non-Offered Classes,
                                                    Exclusive of the R, LR and V Classes

                              ---------
                              * Allocation of interest distributions among the A-1, A-2, A-3, A-4, A-5, A-X, A-SP and
                                   A-Y certificates will be PRO RATA based on the respective amounts of interest payable on those classes. Allocation of principal distributions among the A-1, A-2, A-3, A-4 and A-5 certificates is described under "--Distributions--Principal Distributions" below. The class A-X, A-SP and A-Y certificates do not have principal balances and do not entitle holders to distributions of principal.

                              See "Description of the Offered
                              Certificates--Distributions--Priority of
                              Distributions" in this prospectus supplement.

B. INTEREST DISTRIBUTIONS.... Each class of series 2003-C3 certificates, other than the class R, LR and V certificates, will bear interest. With respect to each interest-bearing class of series 2003-C3 certificates, that interest will accrue during each interest accrual period based upon:

                              - the pass-through rate with respect to that class for that interest accrual period;

                              -    the total principal balance or notional
                                   amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

                              - the assumption that each year consists of twelve 30-day months;

                              provided that the class A-SP certificates will not accrue interest beyond the interest accrual period.

                              If a whole or partial voluntary prepayment of principal on an underlying mortgage loan is not accompanied by the amount of one full month's interest on the prepayment, then, as and to the extent described under "Description of the Offered Certificates--Distributions--Interest
                              Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement, the resulting interest shortfall may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2003-C3 certificates, including the offered certificates evidencing an interest in the prepaid mortgage loan.

                              On each distribution date, subject to available funds and the distribution priorities described under "--Distributions--Priority of Distributions" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                              See "Description of the Offered
                              Certificates--Distributions--Interest
                              Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

C. PRINCIPAL DISTRIBUTIONS... Subject to--

                              -    available funds,

                              - the distribution priorities described under "--Distributions--Priority of Distributions" above, and

                              -    the reductions to principal balances
                                   described under "--Reductions of Certificate
                                   Principal Balances in Connection with Losses and Expenses" below,

                              the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                              The trustee must make principal distributions in a specified sequential order to ensure that:

                              - no principal distributions will be made to the holders of any of the non-offered certificates until the total principal balance of the offered certificates is reduced to zero;

                              - no principal distributions will be made to the holders of the class B, C, D or E certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero; and

                              -    except as described in the following
                                   paragraph, no principal distributions will be made to the holders of the class A-5 certificates until the total principal balance of the class A-4 certificates is reduced to zero; no principal distributions will be made to the holders of the class A-4 certificates until the total principal balance of the class A-3 certificates is reduced to zero; no principal distributions will be made to the holders of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero; and no principal distributions will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                              Because of the losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates could be reduced to zero at a time when the class A-1, A-2, A-3, A-4 and A-5 certificates remain outstanding. Under those circumstances, any principal distributions on the class A-1, A-2, A-3, A-4 and A-5 certificates will be made on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                              The total distributions of principal to be made on the series 2003-C3 certificates (other than the class 622 participation certificates) on any distribution date will, in general, be a function of--

                              -    the amount of scheduled payments, of
                                   principal due other than with respect to the 622 Third Avenue non-pooled portion or, in some cases, deemed due, on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by a master servicer or the trustee, as applicable, and

                              - the amount of any prepayments, including in the form of accelerated amortization on any mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period other than with respect to the 622 Third Avenue non-pooled portion.

                              Collections and other amounts allocable to the 622 Third Avenue non-pooled portion are held separately for the class 622 participation certificateholders. See "Description of the Underlying Mortgage Loans--The 622 Third Avenue Loan" in this prospectus supplement.

                              The class A-X, A-SP, A-Y, R, LR and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                              See "Description of the Offered
                              Certificates--Distributions--Principal
                              Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

D. DISTRIBUTIONS OF
   PREPAYMENT PREMIUMS AND
   YIELD MAINTENANCE
   CHARGES................... Any prepayment premium or yield maintenance charge collected in respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered Certificates--Distributions--Distributions of Static Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement, to the holders of the class A-X certificates and, in some cases, the class A-Y certificates and/or to any holders of class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G or H certificates that are then entitled to receive a portion of the subject prepayment.

REDUCTIONS OF CERTIFICATE
   PRINCIPAL BALANCES IN
   CONNECTION WITH LOSSES
   AND EXPENSES.............. Because of losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the underlying mortgage loans (other than the 622 Third Avenue non-pooled portion), net of outstanding advances of principal, may fall below the total principal balance of the series 2003-C3 certificates (excluding the class 622 Third Avenue participation certificates). If and to the extent that those losses and expenses cause a deficit to exist following the distributions made on the series 2003-C3 certificates on any distribution date, then the principal balances of the following classes of series 2003-C3 certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

                              REDUCTION ORDER              CLASS
                              ---------------   ---------------------------
                                    1st                      P
                                    2nd                      O
                                    3rd                      N
                                    4th                      M
                                    5th                      L
                                    6th                      K
                                    7th                      J
                                    8th                      H
                                    9th                      G
                                   10th                      F
                                   11th                      E
                                   12th                      D
                                   13th                      C
                                   14th                      B
                                   15th         A-1, A-2, A-3, A-4 and A-5*

                              * Any reduction of the principal balances of the class A-1, A-2, A-3, A-4 and A-5 certificates will be made on a PRO RATA basis in accordance with the relative sizes of those classes' principal balances at the time of the reduction.

                              See "Description of the Offered
                              Certificates--Allocation of Collateral Support Deficits" in this prospectus supplement.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE
PAYMENTS..................... Except as described in the next six paragraphs, each master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than balloon payments, of principal and/or interest due on those underlying mortgage loans for which it is acting as master servicer. The master servicers will be required to make advances for those balloon loans for which it is acting as master servicer and that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that a master servicer fails to make. As described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance (including the master servicer with respect to the Great Lakes Crossing loan) will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                              The master servicer will not be required to make advances with respect to the Great Lakes Crossing loan unless the master servicer under the series 2003-CK2 pooling and servicing agreement fail to do so.

                              Neither of the master servicers nor the trustee will advance master servicing fees.

                              Additionally, neither of the master servicers nor the trustee will advance delinquent monthly payments due on the 622 Third Avenue B loan or the Washington Center Portfolio junior loans. See "Description of the Underlying Mortgage Loans--The 622 Third Avenue Loan" and "--The Washington Center Portfolio Loan" in this prospectus supplement.

                              Notwithstanding the foregoing, neither a master servicer nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan.

                              In addition, if any of the adverse events or circumstances that we refer to under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the applicable special servicer will generally be obligated to obtain a new appraisal or, in cases involving mortgage loans with principal balances of less than $2,000,000, may conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                              -    the principal balance of, and other
                                   delinquent amounts due under, the subject mortgage loan, exceed

                              -    an amount equal to--

                                   1. 90% of the new appraised/estimated value of that real property, minus

                                   2. any liens on that real property that are prior to the lien of the subject mortgage loan, plus

                                   3.   the amount of certain related escrow
                                        payments, reserve funds and letters of
                                        credit,

                              then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will be in the same proportion that the excess bears to the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2003-C3 certificates outstanding.

                              Furthermore, with respect to the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Great Lakes Crossing, advances of delinquent monthly debt service payments will made by the master servicer under the series 2003-CK2 pooling and servicing agreement (the governing document for the securitization of the PARI PASSU mortgage loan not included in this trust fund that is secured by the Great Lakes Crossing mortgaged real property). Such advances will be made, on generally the same terms and conditions described above, in accordance with the terms of the series 2003-CK2 pooling and servicing agreement. The master servicer and the trustee for the series 2003-C3 transaction will be required, however, to make any advance with respect to that mortgage loan that the master servicer and the trustee under the series 2003-CK2 pooling and servicing agreement is required but fails to make. The amount of those advances may be reduced based on an appraisal performed by the special servicer under, and in accordance with, the series 2003-CK2 pooling and servicing agreement, which reduction will be calculated with respect to the Great Lakes Crossing mortgage loan in a manner similar to the calculation described in the preceding paragraph.

                              See "Description of the Offered
                              Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS On each distribution date, the trustee will provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2003-C3 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties. The trustee will also make available to the registered holders of the offered certificates, via its website, any report posted thereon by the depositor.

                              You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls (for all mortgaged real properties other than residential cooperative properties) and property inspection reports, to the extent received by the trustee.

                              See "Description of the Offered
                              Certificates--Reports to Certificateholders;
                              Available Information" in this prospectus supplement.

OPTIONAL TERMINATION......... The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2003-C3 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2003-C3 certificateholders, is less than 1.0% of the initial net mortgage pool balance:

                              - any single holder or group of holders of certificates of the series 2003-C3 controlling class;

                              - the master servicer of the mortgage loans in the trust fund contributed by NCB, FSB;

                              -    the special servicer of the residential
                                   cooperative mortgage loans in the trust fund;

                              - the master servicer of the mortgage loans in the trust fund that are not contributed by NCB, FSB; and

                              - the special servicer of the mortgage loans in the trust fund that are not residential cooperative mortgage loans;

                              provided that if any party other than the master servicer of the mortgage loans contributed to the trust fund by NCB, FSB or the special servicer of the residential cooperative mortgage loans exercises such purchase option, then the master servicer of the mortgage loans contributed to the trust fund by NCB, FSB or the special servicer of the residential cooperative mortgage loans will be entitled to purchase the mortgage loans contributed to the trust fund by NCB, FSB, in which case that other party will purchase only the mortgage loans and property that are not being purchased by the master servicer of the NCB, FSB mortgage loans.

                              In the event that any party above exercises this option, the trust fund will terminate and all outstanding offered certificates will be retired, as described in more detail in this prospectus supplement.

                              Following the date on which the total principal balance of the offered certificates is reduced to zero, the trust fund may also be terminated in connection with an exchange of all the remaining series 2003-C3 certificates for all the mortgage loans and foreclosure properties in the trust fund at the time of the exchange.

DENOMINATIONS................ The offered certificates will be issuable in registered form, in the following denominations:

                                                                                 MULTIPLES IN EXCESS OF
                                       CLASS              MINIMUM DENOMINATION    MINIMUM DENOMINATION
                              ------------------------    --------------------   ----------------------
                              A-1, A-2, A-3, A-4, A-5,
                                     B, C, D and E              $  10,000                $  1

CLEARANCE AND SETTLEMENT..... You will initially hold your offered certificates through The Depository Trust Company, in the
                              United States, or Clearstream Banking, societe anonyme or The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and
                              Denominations" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
CONSEQUENCES................. The trustee or its agent will make elections to treat designated portions of the assets of the trust fund as multiple real estate mortgage investment conduits in a tiered structure under Sections 860A through 860G of the Internal Revenue Code of 1986.

                              Any assets not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                              The offered certificates will be treated as regular interests in a REMIC. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                              It is anticipated that the class and certificates will be issued with original issue discount for federal income tax purposes and the other offered certificates will not be issued with any original issue discount for federal income tax purposes.

                              When determining the rate of accrual of original issue discount, market discount or premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                              -    the underlying mortgage loans with
                                   anticipated repayment dates will, in each case, be paid in full on that anticipated repayment date,

                              - no underlying mortgage loan will otherwise be prepaid prior to maturity, and

                              - there will be no extension of maturity for any underlying mortgage loan.

                              However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all.

                              For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS......... The acquisition of an offered certificate by an employee benefit plan or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                              We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                              -    Title I of ERISA, or

                              -    Section 4975 of the Internal Revenue Code,

                              will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse First Boston LLC by the U.S. Department of Labor.

                              If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or
                              Section 4975 of the Internal Revenue Code or applicable similar law. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT............. The class A-1, class A-2, class A-3, class A-4, class A-5, class B and class C certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by one of the rating agencies. None of the other offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                              You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS.... The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                              The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                              See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                          THE UNDERLYING MORTGAGE LOANS

GENERAL...................... We intend to include the 249 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund for the offered certificates. With respect to the mortgage loans identified on Exhibit A-1 to this prospectus supplement as 622 Third Avenue, Washington Center Portfolio, Northside Villas and 100 East Pine Street, references in this prospectus supplement include only the 622 Third Avenue loan (and not the 622 Third Avenue B loan), the Washington Center Portfolio loan (and not the Washington Center Portfolio junior loans), the Northside Villas loan (and not the corresponding B loan) and the 100 East Pine Street loan (and not the corresponding B loan) and, in the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as the Great Lakes Crossing loan, references to mortgage loans in this prospectus supplement include only the Great Lakes Crossing loan (and not the Great Lakes Crossing companion loan). In this section, "--The Underlying Mortgage Loans," we provide summary information with respect to the mortgage loans. For more detailed information regarding the mortgage loans, you should review the following sections in this prospectus supplement:

                              -    "Description of the Underlying Mortgage
                                   Loans,"

                              -    "Description of the Underlying Mortgage
                                   Loans--The 622 Third Avenue Loan," "--The
                                   Washington Center Portfolio Loan," "--The
                                   Great Lakes Crossing Loan" and "--The A/B
                                   Loans,"

                              -    "Risk Factors--Risks Related to the
                                   Underlying Mortgage Loans,"

                              -    Exhibit A-1--Characteristics of the
                                   Underlying Mortgage Loans and the Related
                                   Mortgaged Real Properties, and

                              -    Exhibit A-2--Mortgage Pool Information.

                              When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                              -    All numerical information provided with
                                   respect to the mortgage loans is provided on an approximate basis.

                              - All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust fund. We show the cut-off date principal balance for each of the mortgage loans on Exhibit A-1 to this prospectus supplement. References in this prospectus supplement to the initial net mortgage pool balance are to the total cut-off date principal balance of the mortgage loans.

                              - In calculating the cut-off date principal balances of the mortgage loans, we have assumed that--

                                   1.   all scheduled payments of principal
                                        and/or interest due on the mortgage
                                        loans on or before their respective due
                                        dates in June 2003 are timely made, and

                                   2.   there are no prepayments or other
                                        unscheduled collections of principal
                                        with respect to any of the mortgage
                                        loans during the period from its due
                                        date in May 2003 up to and including its due date in June 2003.

                              - When information with respect to mortgaged real properties is expressed as a percentage of the initial net mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

                              -    Some of the mortgage loans are
                                   cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund. Except as otherwise indicated, when a mortgage loan is cross-collateralized and cross-defaulted with another mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "Description of the Underlying Mortgage Loans--The 622 Third Avenue Loan," "--The Washington Center Portfolio Loan," and "--The Great Lakes Crossing Loan" and "--The A/B Loans," none of the mortgage loans in the trust fund will be cross-collateralized with any loan that is not in the trust fund.

                              - In some cases, an individual mortgage loan is secured by multiple mortgaged real properties. For purposes of providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                   1.   relative appraised values,

                                   2.   relative underwritten net cash flow, or

                                   3.   prior allocations reflected in the
                                        related loan documents.

                              - If a mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                              - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

                              -    Statistical information regarding the
                                   mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS............... We are not the originator of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from five separate sellers. Each of the mortgage loans that will comprise the trust fund was originated or acquired by--

                              - the related mortgage loan seller from whom we are acquiring the mortgage loan,

                              - an affiliate of the related mortgage loan seller, or

                              - a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program.

                              The following table sets forth the number of underlying mortgage loans, and the percentage of initial net mortgage pool balance, that we will have acquired from each of the mortgage loan sellers or affiliated groups of mortgage loan sellers:

                                                                            NUMBER OF   % OF INITIAL NET
                                                                            MORTGAGE      MORTGAGE POOL
                                           MORTGAGE LOAN SELLER              LOANS           BALANCE
                              --------------------------------------------  ---------    ---------------
                              1. Column Financial, Inc....................     111          63.47%
                              2. NCB, FSB.................................      89          12.18%
                              3. PNC Bank, National Association...........      23          11.48%
                              4. KeyBank National Association.............      25           8.69%
                              5. Eurohypo AG, New York Branch(1)..........       1           4.17%

                              ---------
                              (1) The mortgage loan identified on Exhibit A-1 to this prospectus supplement as Columbiana Centre was sold 50% by Column Financial, Inc. and 50% by Eurohypo AG, New York Branch and has a cut-off date principal balance of $71,906,994.

PAYMENT AND OTHER TERMS...... Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                              Repayment of each of the mortgage loans is secured by a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we refer to under "Description of the Underlying Mortgage Loans--General" in, and describe in the glossary to, this prospectus supplement.

                              Most of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, nonrecourse. In the case of most residential cooperative mortgage loans, such loans are fully recourse to the borrower. However, the borrower's principal asset is the related mortgaged property. Even where a mortgage loan that we intend to include in the trust fund is fully recourse, we have not always evaluated the creditworthiness of the subject obligor. Accordingly, all mortgage loans that we will include in the trust fund should be considered nonrecourse.

                              None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                              Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS................ Two hundred twenty-one (221) of the mortgage loans that we intend to include in the trust fund, representing 68.62% of the initial net mortgage pool balance, are balloon loans that provide for:

                              -    an amortization schedule that is
                                   significantly longer than its remaining term to stated maturity or for no amortization prior to stated maturity (or for periods of time prior to stated maturity); and

                              - in either case above, a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED
REPAYMENT DATES.............. Twenty-two (22) of the mortgage loans that we intend to include in the trust fund, representing 30.71% of the initial net mortgage pool balance, provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to stated maturity. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives generally include the following:

                              -    Commencing on the related anticipated
                                   repayment date, the subject mortgage loan will accrue interest in excess of interest at the initial mortgage interest rate. The additional interest will--

                                   1.   be deferred,

                                   2.   in some cases, compound,

                                   3.   be payable only after the outstanding
                                        principal balance of the mortgage loan
                                        is paid in full, and

                                   4.   be payable only to the holders of the
                                        class V certificates, which are not
                                        offered by this prospectus supplement.

                              -    Commencing no later than the related
                                   anticipated repayment date, the subject
                                   mortgage loan may be freely prepaid.

                              -    Commencing no later than the related
                                   anticipated repayment date, cash flow from the related mortgaged real property will be deposited into a lockbox under the control of the applicable master servicer.

                              -    Commencing on the related anticipated
                                   repayment date, cash flow from the related mortgaged real property that is not otherwise applied to pay the normal monthly debt service payment or to pay or escrow for the payment of various expenses, will be applied to pay down the principal balance of the subject mortgage loan.

FULLY AMORTIZING LOANS....... Six (6) of the mortgage loans that we intend to include in the trust fund, representing 0.67% of the initial net mortgage pool balance, have in each case a payment schedule that provides for the payment of the mortgage loan in full or substantially in full by the maturity date. None of those six (6) mortgage loans, however, have any of the repayment incentives referred to for loans with anticipated repayment dates.

LOANS WITH INITIAL
INTEREST ONLY PERIODS........ Twenty-two (22) of the mortgage loans that we intend to include in the trust fund, representing 32.69% of the initial net mortgage pool balance, provide for payment of interest only for a period between 12 and 120 months.

CROSSED LOANS ............... The trust fund will include two (2) groups of mortgage loans that are cross-collateralized and cross-defaulted with each other. The table below identifies those crossed loans.

                                                                          NUMBER OF   % OF INITIAL NET
                                                                           MORTGAGE     MORTGAGE POOL
                                            PROPERTY NAMES                  LOANS          BALANCE
                              -----------------------------------------   ---------   ----------------
                              1. Vinton Park Apartments, Maquoketa Park       3            0.22%
                                 Apartments and Strawberry Hill
                                 Apartments
                              2. Woodlawn Manor Apartments and Wynwood        2            0.12%
                                 Apartments

                              In reviewing the foregoing table, you should note that individual related mortgaged real properties may be released upon satisfying certain property performance criteria. See "Description of the Underlying Mortgage Loans--

                              Cross-Collateralized Mortgage Loans,
                              Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

MULTI-PROPERTY LOANS......... The trust fund will include nine (9) mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property loans.

                                                                                   % OF INITIAL NET MORTGAGE
                                        LOAN NAME            NUMBER OF PROPERTIES         POOL BALANCE
                              ----------------------------   --------------------   ------------------------
                              Washington Center Portfolio             2                        7.07%
                              Alliance CH Portfolio                   9                        2.71%
                              Inland Empire Portfolio                 2                        1.50%
                              Norwood Business Center                 3                        1.39%
                              Elk Grove Industrial II                 7                        1.21%
                              Builders FirstSource                    3                        0.62%
                                 Portfolio
                              Park Ten & Broadfield Office            2                        0.54%
                                 Portfolio
                              Metaldyne Industrial III                3                        0.41%
                                 Portfolio
                              Sutton Colorado Apartments              2                        0.07%

                              In reviewing the foregoing table, you should note that individual related mortgaged real properties may be released subject to property performance criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage
                              Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE LOANS ............ One hundred seventy-nine (179) of the mortgage loans that we intend to include in the trust fund, representing 91.87% of the initial net mortgage pool balance, permit the borrower to obtain the release of the related mortgaged real property, or, in the case of a crossed loan or multi-property loan, of one or more of the related mortgaged real properties, from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain noncallable U.S. government obligations. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note.

ADDITIONAL COLLATERAL
LOANS ....................... Two (2) mortgage loans, representing 1.56% of the initial net mortgage pool balance, are secured by letters of credit that in each such case:

                              - will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions by a specified date, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

                              - will or, at the discretion of the lender, may be applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

                              See "Description of the Underlying Mortgage
                              Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS................ Fifty-four (54) mortgage loans that we intend to include in the trust fund, representing 61.40% of the initial net mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below:

                              HARD LOCKBOX. Income (or some portion thereof sufficient to fund debt service payments) is paid directly to a lockbox account controlled by the applicable master servicer on behalf of the trust fund, except that with respect to multifamily rental properties, income (or some portion thereof sufficient to fund debt service payments) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

                              SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

                              - a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

                              - a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

                              - a failure to meet a specified debt service coverage ratio; or

                              -    an event of default under the mortgage.

                              For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

                              MODIFIED LOCKBOX. Income (or some portion thereof sufficient to fund debt service payments) is collected by the property manager (or, in some cases, the borrower) of the mortgaged real property (other than multifamily and hospitality properties) and is deposited into a lender-controlled lockbox account on a regular basis.

                              The above-referenced mortgage loans provide for the following types of lockbox accounts:

                                                                           % OF INITIAL NET MORTGAGE POOL
                              TYPE OF LOCKBOX   NUMBER OF MORTGAGE LOANS              BALANCE
                              ---------------   ------------------------   ------------------------------
                              Springing                    27                          36.65%
                              Hard                         26                          24.51%
                              Modified                      1                           0.24%

PREPAYMENT CHARACTERISTICS
OF THE MORTGAGE LOANS........ Each mortgage loan restricts voluntary prepayments in one or more of the following ways:

                              - by prohibiting any voluntary prepayments for a specified period of time after the mortgage loan is originated; and/or

                              - by prohibiting any voluntary prepayments for a specified period of time after the mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased; and/or

                              - by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a prepayment premium or yield maintenance charge.

                              However, as described under "--Additional
                              Collateral Loans" above, some mortgage loans may require partial principal prepayments during the related lock-out period.

                              In addition, the holder of the 622 Third Avenue B loan, the holders of the Washington Center Portfolio junior loans, the holder of the 100 East Pine Street corresponding B loan, the holder of the Northside Villas corresponding B loan and the holder of the Great Lakes Crossing companion loan will have the right to purchase the 622 Third Avenue loan, the Washington Center Portfolio loan, the 100 East Pine Street loan, the Northside Villas loan and the Great Lakes Crossing loan, respectively, under certain circumstances following a default under the related mortgage loan documents, which would have the same effect on the offered certificates as a prepayment in full of the related mortgage loan, provided that such purchase will not be accompanied by any prepayment premium or yield maintenance charge. In the event that a "622 Third Avenue control appraisal event" occurs with respect to the 622 Third Avenue loan, the holder of a majority of the 622 Third Avenue participation certificates will have the right to purchase the 622 Third Avenue loan. See "Description of the Underlying Mortgage Loans--The 622 Third Avenue Loan," "--The Washington Center Portfolio Loan" and "--The Great Lakes Crossing Loan" in this prospectus supplement.

                              Furthermore, if one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt, following a default under the related mortgage loan, the holder of the mezzanine loan will have the right to purchase the related mortgage loan, which would have the same effect on the offered certificates as a prepayment in full of the related mortgage loan, provided that such purchase will not be accompanied by any prepayment premium or yield maintenance charge.

                              As of the cut-off date, 248 of the mortgage loans that we intend to include in the trust fund, representing 99.69% of the initial net mortgage pool balance, were within their respective lock-out periods, and the weighted average of the lock-out and/or defeasance periods for those mortgage loans was 99 months.

                              Some of the mortgage loans in the trust fund that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than a fixed percentage of the amount prepaid. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

DELINQUENCY STATUS........... None of the mortgage loans that we intend to include in the trust fund was 30 days or more delinquent in respect of any monthly debt service payment--

                              -    as of the related due date in June 2003, or

                              -    at any time during the 12-month period
                                   preceding the related due date in June 2003.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL
   CHARACTERISTICS........... The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in June 2003:

                              Initial net mortgage pool balance ............................. $ 1,724,825,959
                              Number of mortgage loans ......................................             249
                              Number of mortgaged real properties ...........................             273

                              Largest cut-off date principal balance ........................ $   203,000,000
                              Smallest cut-off date principal balance ....................... $       119,541
                              Average cut-off date principal balance ........................ $     6,927,012

                              Highest mortgage interest rate ................................           9 020%
                              Lowest mortgage interest rate .................................           4 135%
                              Weighted average mortgage interest rate .......................           5 722%

                              Longest original term to maturity or anticipated repayment ....      240 months
                                 date .......................................................
                              Shortest original term to maturity or anticipated repayment ...       60 months
                                 date .......................................................
                              Weighted average original term to maturity or anticipated .....      109 months
                                 repayment date .............................................

                              Longest remaining term to maturity or anticipated repayment          237 months
                                 date .......................................................
                              Shortest remaining term to maturity or anticipated repayment          54 months
                                 date .......................................................
                              Weighted average remaining term to maturity or anticipated           106 months
                                 repayment date .............................................

                              Highest debt service coverage ratio, based on underwritten                56 98x
                                 net cash flow ..............................................
                              Lowest debt service coverage ratio, based on underwritten net              1 20x
                                 cash flow ..................................................
                              Weighted average debt service coverage ratio, based on                     2 74x
                                 underwritten net cash flow .................................

                              Highest cut-off date loan-to-value ratio ......................            84 9%
                              Lowest cut-off date loan-to-value ratio .......................             0 9%
                              Weighted average cut-off date loan-to-value ratio .............            61 4%

                              In reviewing the foregoing table, please note that:

                              -    the underwritten net cash flow for any
                                   mortgaged real property is an estimated
                                   number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove true;

                              -    the underwritten net cash flow for a
                                   residential cooperative property is based on projected net operating income at the property, determined in a manner consistent with the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves;

                              -    the appraised value of a residential
                                   cooperative property is based on the market value, as determined by an appraisal, of that property, as if operated as a residential cooperative; and

                              - the mortgage loan identified on Exhibit A-1 to this prospectus supplement as 622 Third Avenue will be deemed to consist of two portions: the 622 Third Avenue pooled portion and the 622 Third Avenue non-pooled portion. The initial net mortgage pool balance and mortgage pool includes only the 622 Third Avenue pooled portion. Accordingly, unless otherwise indicated, all numerical and statistical information provided herein with respect to the initial net mortgage pool balance and initial mortgage pool is presented solely with respect to the mortgage loans (including the 622 Third Avenue pooled portion but excluding the 622 Third Avenue non-pooled portion).

B. GEOGRAPHIC
   CONCENTRATION............. The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                                                            % OF INITIAL MORTGAGE
                                     STATE           NUMBER OF PROPERTIES        POOL BALANCE
                              --------------------   --------------------   ---------------------
                              New York                        81                   21.68%
                              Texas                           43                   11.48%
                              Pennsylvania                     7                    7.57%
                              District of Columbia             4                    7.17%
                              California                      13                    6.14%
                              Florida                         15                    5.93%
                              Michigan                         4                    5.68%

                              The remaining mortgaged real properties with respect to the mortgage pool are located throughout 31 other states. No more than 5% of the initial net mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions. In circumstances where a particular mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

                              Sixty-three (63) of the New York properties, securing mortgage loans that represent 19.06% of the initial net mortgage pool balance, are located in New York City. The table below shows the number of, and the percentage of the initial net mortgage pool balance secured by, mortgaged real properties located in the respective New York City boroughs:

                                                                  % OF INITIAL NET MORTGAGE POOL
                                BOROUGH    NUMBER OF PROPERTIES               BALANCE
                              ----------   --------------------   ------------------------------
                              Manhattan              46                     17.49%
                              Bronx                   6                      0.58%
                              Queens                  3                      0.51%
                              Brooklyn                8                      0.48%

                              Three (3) of the California properties, securing mortgage loans that represent 1.91% of the initial net mortgage pool balance, are located in northern California--areas with zip codes above 93600--and ten (10) of the California properties, securing mortgage loans that represent 4.23% of the initial net mortgage pool balance, are located in southern California--areas with zip codes of 93600 or below.

C. PROPERTY TYPES............ The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                                   % OF INITIAL NET MORTGAGE POOL
                              PROPERTY TYPE            NUMBER OF PROPERTIES                  BALANCE
                              ---------------          --------------------        ------------------------------
                              Multifamily(1)                     164                        29.67%
                              Retail                              48                        27.60%
                              Office                              26                        26.73%
                              Industrial                          21                         7.67%
                              Hotel                                5                         7.05%
                              Self Storage                         6                         0.94%
                              Mixed Use                            3                         0.35%

                              ----------

                              (1) Multifamily includes 7 manufactured housing properties, which comprise 1.22% of the initial net mortgage pool balance.

                              For purposes of the foregoing table, "multifamily" includes both multifamily rental and residential cooperative properties.

D. ENCUMBERED
   INTERESTS................. The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                 ENCUMBERED INTEREST IN THE          NUMBER OF      % OF INITIAL NET MORTGAGE
                                   MORTGAGED REAL PROPERTY          PROPERTIES            POOL BALANCE
                              -----------------------------         ----------      -------------------------
                              Fee                                       264                   90.60%
                              Fee/Leasehold                               5                    8.43%
                              Leasehold                                   4                    0.97%

                              In circumstances where both the fee and leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E. SIGNIFICANT
   MORTGAGE LOANS............ The ten largest mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have--

                              - cut-off date principal balances that range from $29,973,130 to $203,000,000, and

                              - a total cut-off date principal balance of $716,110,843, which represents 41.52% of the initial net mortgage pool balance.

                              See "Description of the Underlying Mortgage
                              Loans--Significant Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     ONE OF THE MORTGAGE LOANS THAT WE INTEND TO INCLUDE IN THE TRUST FUND IS BEING SERVICED AND ADMINISTERED PURSUANT TO THE SERVICING ARRANGEMENTS FOR A DIFFERENT SECURITIZATION; THEREFORE, THE SERIES 2003-C3 CERTIFICATEHOLDERS WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THAT POOLED MORTGAGE LOAN. The mortgage loan identified on Exhibit A-1 to this prospectus supplement as Great Lakes Crossing is one of two mortgage loans secured on a PARI PASSU basis by a single mortgage instrument encumbering the Great Lakes Crossing mortgaged real property. The other mortgage loan secured by the Great Lakes Crossing mortgaged real property will not be included in the trust fund and has been separately securitized and directly backs the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2. An intercreditor agreement governs the relationship between the holders of the two Great Lakes Crossing mortgage loans and generally provides that both of those mortgage loans will be serviced and administered pursuant to the series 2003-CK2 pooling and servicing agreement (the governing document for the Credit Suisse First Boston Mortgage Securities Corp. series 2003-CK2 commercial mortgage securitization). Neither the series 2003-C3 certificateholders nor the trustee on their behalf will have any right, title or interest in or to, or any other claim to any asset of the series 2003-CK2 trust fund, including as security for or in satisfaction of any claim it might have arising from the performance or failure of performance by any party under the series 2003-CK2 pooling and servicing agreement, except as related to the trust's rights to receive payments of principal and interest on the Great Lakes Crossing mortgage loan included in the trust fund and certain rights to payments of servicing fees and to reimbursement for advances. However, the trust fund, as the holder of the Great Lakes Crossing loan, is a third-party beneficiary of the series 2003-CK2 pooling and servicing agreement. Furthermore, the master servicer, the special servicer and trustee under the series 2003-C3 pooling and servicing agreement may not independently exercise remedies following a default with respect to the Great Lakes Crossing mortgage loan included in the trust fund, and the servicing parties under the series 2003-CK2 pooling and servicing agreement have sole authority to exercise any and all rights and take all actions available to the series 2003-C3 certificateholders (or the trustee on their behalf) to protect the trust's interests with respect to the Great Lakes Crossing mortgage loan in the trust fund. The master servicer and special servicer under the series 2003-CK2 pooling and servicing agreement are required to service the Great Lakes Crossing Total Loan in accordance with the servicing standard set forth in the series 2003-CK2 pooling and servicing agreement and on behalf of the series 2003-CK2 and series 2003-C3 certificateholders as a collective whole.

     See "Description of the Underlying Mortgage Loans--The Great Lakes Crossing Loan" in this prospectus supplement.

     COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

     -    office properties;

     -    multifamily rental and residential properties;

     -    anchored, including shadow anchored, and unanchored retail properties;

     -    residential cooperative properties;

     -    mixed use properties;

     -    industrial properties;

     -    self storage properties;

     -    full service and limited service hotel properties; and

     -    manufactured housing properties.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the mortgage loans that are to back the offered certificates. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

     The mortgage loans will not be an obligation of, or be insured or guaranteed by:

     -    any governmental entity;

     -    any private mortgage insurer;

     -    us;

     -    any mortgage loan seller;

     -    either master servicer;

     -    either special servicer;

     -    any sub-servicer of either master servicer or either special servicer;

     -    the trustee; or

     -    any of their respective affiliates.

     REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED PROPERTY, WHICH MAY FLUCTUATE OVER TIME. All of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, or should be considered non-recourse loans. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if a mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts not covered by the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Repayment of loans secured by residential cooperative properties typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments levied against the tenants/shareholders.

     Payment on each mortgage loan that will back the offered certificates will primarily depend on:

     -    the net operating income of the related mortgaged real property;

     - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

     - in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if a mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     Two hundred twenty-one (221) of the mortgage loans that we intend to include in the trust fund, representing 68.62% of the initial net mortgage pool balance, are balloon loans; and twenty-two (22) of the mortgage loans that we intend to include in the trust fund, representing 30.71% of the initial net mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. Two hundred twenty-four (224) of these mortgage loans, representing 74.43% of the initial net mortgage pool balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period ending June 2013. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     -    the ability to cover debt service;

     - the ability to pay a mortgage loan in full with sales or refinance proceeds; and

     -    the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     -    national, regional and local economic conditions;

     - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

     - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     - the number and type of tenants at the related mortgaged real property and the duration of their respective leases; o demographic factors;

     - retroactivechanges in building or similar codes that require modifications to the related mortgaged real property;

     - capable management and adequate maintenance for the related mortgaged real property;

     -    location of the related mortgaged real property;

     - if the mortgaged real property has uses subject to significant regulation or changes in applicable laws;

     - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     - the age, construction, quality and design of the related mortgaged real property; and

     - whether the related mortgaged real property is readily convertible to alternative uses.

     TEN PERCENT OR MORE OF THE INITIAL NET MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES. Eighty-four (84) of the mortgaged real properties, securing mortgage loans that represent 19.74% of the initial net mortgage pool balance, are primarily used for multifamily purposes (which mortgaged real properties include manufactured housing properties but do not include the residential cooperative loans). A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

     - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single-family homes;

     - the physical condition and amenities of the subject building in relation to competing buildings;

     -    the subject property's reputation;

     - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     -    local factory or other large employer closings;

     - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     - compliance with and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

     -    distance from employment centers and shopping areas; and

     -    the financial condition of the owner of the subject property.

In addition, multifamily rental properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing in a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single-family housing.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     Some of the multifamily properties that will secure mortgage loans are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     In the case of one (1) of the mortgaged real properties, representing 0.72% of the initial net mortgage pool balance and identified on Exhibit A-1 to this prospectus supplement as the Chester Park Association, such covenant restricts the occupancy of the related mortgaged real property to persons over 60 years of age.

     Some mortgaged real properties entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. Section 42 of the Internal Revenue Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. At the time the multifamily rental property is "placed in service," the property owner must make an irrevocable election of one of two set-aside rules: either

     - at least 20% of the units must be rented to tenants with incomes of 50% or less of the median income, or

     - at least 40% of the units must be rented to tenants with incomes of 60% or less of the median income.

     The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants. Median income is determined by the United States Department of Housing and Urban Development for each metropolitan area or county in the United States and is adjusted annually.

     The tax credit provisions require that gross rent for each low-income unit not exceed 30% of the annual United States Department of Housing and Urban Development median income, adjusted for household size based on the number of bedrooms in the particular unit. The gross rent charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable tax credit rent is reduced according to utility allowances, as provided in regulations of the IRS.

     Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

     In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and to fund any property operating defects.

     TEN PERCENT OR MORE OF THE INITIAL NET MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Forty-eight (48) of the mortgaged real properties, securing mortgage loans that represent 27.60% of the initial net mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    tenants' sales;

     -    tenant mix;

     -    whether the subject property is in a desirable location;

     - the physical condition and amenities of the subject building in relation to competing buildings;

     - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors;

     -    the financial condition of the owner of the subject property.

     We consider 38 of the subject retail properties, securing mortgage loans that represent 25.53% of the initial net mortgage pool balance, to be anchored, including shadow anchored; and ten (10) of the subject retail properties, securing mortgage loans that represent 2.08% of the initial net mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL NET MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Twenty-six (26) of the mortgaged real properties, securing mortgage loans that represent 26.73% of the initial net mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    accessibility from surrounding highways/streets;

     - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     -    the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     FIVE PERCENT OR MORE OF THE INITIAL NET MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RESIDENTIAL COOPERATIVE PROPERTIES, THEREBY MATERIALLY EXPOSING THE OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RESIDENTIAL COOPERATIVE PROPERTIES. Eighty (80) of the mortgaged real properties securing mortgage loans that represent 9.93% of the initial net mortgage pool balance are residential cooperative properties.

     A number of factors may adversely affect the value and successful operation of a cooperative property. Some of these factors include:

     - the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

     - the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

     - the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation's mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

     - the failure of a borrower to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

     - that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

     A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation's mortgage loan, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

     In certain instances, an apartment building or a portion thereof and the land thereunder may be converted to the condominium form of ownership, and thereby be divided into two or more condominium units. Generally, in such instances, the non-profit cooperative corporation does not own the entire apartment building and the land under the building, but rather owns a single condominium unit that generally comprises the residential portions of such apartment building. The other condominium units in such apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the non-profit cooperative corporation. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in such building may be owned by the non-profit cooperative corporation and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the non-profit cooperative corporation and the owners of the other condominium units. Where the apartment building has been submitted to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on such owner's unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the non-profit cooperative corporation but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. One (1) residential cooperative property, securing a mortgage loan that represents 0.19% of the initial net mortgage pool balance, has been converted to the condominium form of ownership.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Cooperatively-Owned Apartment Buildings" in the accompanying prospectus.

     PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     -    operating the property and providing building services;

     -    establishing and implementing the rental structure;

     -    managing operating expenses;

     -    responding to changes in the local market; and

     - advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     Neither we nor any of the mortgage loan sellers make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If a mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     RELIANCE ON A SINGLE TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Twenty-three (23) mortgaged real properties, securing mortgage loans that represent 7.77% of the initial net mortgage pool balance, are, in each case, leased by a single tenant. In addition, sixteen (16) other mortgaged real properties, securing mortgage loans that represent 6.28% of the initial net mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

     CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS. Two (2) mortgaged real properties, securing mortgage loans that represent 0.48% of the initial net mortgage pool balance, consist of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the trustee the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2003-C3 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

     LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that are to be included in the trust fund.

  TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS


             PROPERTY/PORTFOLIO NAME           CUT-OFF DATE PRINCIPAL BALANCE  % OF INITIAL NET MORTGAGE POOL BALANCE
     ---------------------------------------   ------------------------------  --------------------------------------
     1.  622 Third Avenue                               $ 203,000,000                          11.77%
     2.  Washington Center Portfolio                    $ 122,000,000                           7.07%
     3.  Columbiana Centre                              $  71,906,994                           4.17%
     4.  The Crossings                                  $  60,748,351                           3.52%
     5.  Great Lakes Crossing                           $  59,810,187                           3.47%
     6.  One Penn Center                                $  47,760,939                           2.77%
     7.  Alliance CH Portfolio                          $  46,811,244                           2.71%
     8.  Pearson Educational Headquarters               $  44,100,000                           2.56%
     9.  Westin Savannah Harbor Resort                  $  30,000,000                           1.74%
     10. Orchards Corporate Center                      $  29,973,130                           1.74%

     MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

     - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

     The following table identifies each of those groups of two or more mortgage loans that represent 1.0% or more of the initial net mortgage pool balance and that have the same borrower or related borrowers:

                                                      CUT-OFF DATE PRINCIPAL     % OF INITIAL NET MORTGAGE POOL
      GROUP           PROPERTY/PORTFOLIO NAME                 BALANCE                       BALANCE
     -------     ---------------------------------    ----------------------     ------------------------------
       A         Alliance CH Portfolio                     $ 46,811,244                     2.71%
                 Whisper Creek II                          $  5,773,198                     0.33%
       B         El Camino Commons                         $ 10,659,024                     0.62%
                 La Mesa Crossroads                        $ 10,437,728                     0.61%
       C         Elk Lakes Shopping Center                 $ 10,206,168                     0.59%
                 Buffalo Square Shopping Center            $  5,651,824                     0.33%
                 Tarrant Parkway Commons                   $  4,391,986                     0.25%

     ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. Fourteen (14) of the mortgage loans that we intend to include in the trust fund, representing 15.87% of the initial net mortgage pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans that are to be included in the trust fund or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

     - one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

     - the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

     -    at the time the lien was granted, the borrower was:

          1.   insolvent;

          2.   inadequately capitalized; or

          3.   unable to pay its debts.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE TRUST FUND'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by subordinate debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, borrowers generally may incur trade and operational debt or other unsecured debt in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     The existence of other debt could:

     - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     -    complicate bankruptcy proceedings; and

     -    delay foreclosure on the related mortgaged real property.

     The mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Northside Villas and 100 East Pine Street also secure subordinate debt that is evidenced by another note that will not be included in the trust. See "Description of the Underlying Mortgage Loans--The A/B Loans" in this prospectus supplement. Additionally, the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as 622 Third Avenue and Washington Center Portfolio also secure the 622 Third Avenue B Loan and the Washington Center Portfolio Junior Loans, respectively, on a subordinated basis. The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Great Lakes Crossing secures the Great Lakes Crossing Companion Loan on a pari passu basis. See "Description of the Underlying Mortgage Loans--The 622 Third Avenue Loan," "--The Washington Center Portfolio Loan" and "--The Great Lakes Crossing Loan" in this prospectus supplement.

     The applicable master servicer is permitted to allow the borrowers under eighty (80) mortgage loans, which collectively represent 9.93% of the initial net mortgage pool balance and are all secured by residential cooperative properties to incur and/or to have incurred a limited amount of indebtedness secured by the related mortgaged real properties. Generally, it is a condition to the incurrence of any future subordinate indebtedness secured by such related mortgaged real properties that: (a) the total loan-to-value ratio of these loans be below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the pooling and servicing agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% on a loan-by-loan basis (based on the Value Co-op Basis of the related mortgaged real property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged real property not exceed $3.5 million and the condition that the proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

     MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds in the event that the performance and/or value of the related mortgaged real property declines; and

     - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

     SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of the borrowers under the mortgage loans may not be limited to owning their respective mortgaged real properties. In addition, the organizational documents for the borrowers under the residential cooperative mortgage loans in the trust fund do not require the borrowers to be special purpose entities. Borrowers under 158 mortgage loans, representing 88.52% of the initial net mortgage pool balance, are required by their respective organizational documents and/or mortgage loan documents to be special purpose entities. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests although it is unlikely that the borrower under a residential cooperative loan would own other real estate or engage in other business activities. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent.

     TENANCIES-IN-COMMON MAY HINDER RECOVERY. Eleven (11) of the mortgage loans that we intend to include in the trust fund, representing 5.22% of the initial net mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Some of the tenants-in-common for these mortgage loans may not be special purpose entities.

     CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class B, C, D and/or E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1, A-2, A-3, A-4 and/or A-5 certificates.

     THE OPERATION OF A MORTGAGED REAL PROPERTY UPON FORECLOSURE OF AN UNDERLYING MORTGAGE LOAN MAY AFFECT THE TAX STATUS OF THE TRUST FUND AND ADVERSELY AFFECT THE OFFERED CERTIFICATES. If the trust fund were to acquire a mortgaged real property pursuant to a foreclosure or delivery of a deed in lieu of foreclosure, the applicable special servicer may be required to retain an independent contractor to operate and manage the mortgaged real property. Any net income from the operation or management of the property other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code would subject the trust fund to federal tax on this income at the highest marginal federal corporate tax rate, which is currently 35%, and possibly state or local tax. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. This would reduce net proceeds available for distribution to the series 2003-C3 certificateholders. Rents from real property do not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved. In addition, if the trust fund were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties the trust fund may, in certain jurisdictions (particularly in New York), be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2003-C3 certificateholders.

     GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the pool of mortgage loans, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     -    economic conditions, including real estate market conditions;

     -    changes in governmental rules and fiscal policies;

     -    acts of God, which may result in uninsured losses; and

     -    other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 37 states and the District of Columbia. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, neither the District of Columbia nor any state contains more than 5%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                                                   % OF INITIAL NET MORTGAGE POOL
             STATE          NUMBER OF MORTGAGED REAL PROPERTIES                BALANCE
     --------------------   -----------------------------------    ------------------------------
     New York                                81                                21.68%
     Texas                                   43                                11.48%
     Pennsylvania                             7                                 7.57%
     District of Columbia                     4                                 7.17%
     California                              13                                 6.14%
     Florida                                 15                                 5.93%
     Michigan                                 4                                 5.68%

     Sixty-three (63) of the New York properties, securing mortgage loans that represent 19.06% of the initial net mortgage pool balance, are located in 4 boroughs of New York City. See "--The Aftermath of the Terrorist Attacks on September 11, 2001 and the Military Operations in Iraq May Adversely Affect the Value of Your Offered Certificates and Payments on the Underlying Mortgage Loans" below.

     SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the trust fund contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of the mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include a debt-acceleration clause which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower.

     The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

     - the trust fund may not have a perfected security interest in the rent payments until the applicable master servicer or special servicer collects them;

     - the applicable master servicer or special servicer may not be entitled to collect the rent payments without court action; and

     - the bankruptcy of the related borrower could limit the ability of the applicable master servicer or special servicer to collect the rents.

     LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     As described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Assessments," a third-party environmental consultant conducted some form of environmental investigation (which investigation with respect to residential cooperative loans in the amount of $400,000 or less, may consist of ASTM transaction screens) with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. In the case of two hundred fifteen (215) mortgaged real properties, securing mortgage loans that represent 94.46% of the initial net mortgage pool balance, that environmental investigation was conducted during the 12-month period ending in June 2003. In the case of two hundred eighteen (218) mortgaged real properties, securing mortgage loans that represent 95.54% of the initial net mortgage pool balance, that environmental investigation was conducted during the 18-month period ending in June 2003. In the case of two hundred eighteen (218) mortgaged real properties, securing mortgage loans that represent 95.54% of the initial net mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment. In the case of fifty-five (55) mortgaged real properties, securing mortgage loans that represent 4.46% of the initial net mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to testing for asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In several cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, then:

     - an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     - an operation and maintenance plan or other remediation was required or an escrow reserve was established to cover the estimated costs of obtaining that plan; or

     - when soil or groundwater contamination was suspected or identified, either--

          1. those conditions were remediated or abated prior to the closing date, or

          2. a letter was obtained from the applicable regulatory authority stating that no further action was required, or

          3. the requirements set forth in the immediately succeeding bullet are met; or

     - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not greater than 2% of the outstanding principal balance of the related mortgage loan or $50,000, whichever is greater, or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, a prior owner has acknowledged responsibility, or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000; or

     - in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally either--

          1. that condition is not known to have affected the mortgaged real property,

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, received an acknowledgement of responsibility, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

          3.   an environmental insurance policy was obtained; or

     - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the factor.

     In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint and/or radon, an abatement, mitigation or removal program. In a few cases, the particular asbestos-containing materials or lead-based paint was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

     There can be no assurance that--

     - the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     - any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

     - an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of fifty-five (55) mortgaged real properties securing mortgage loans that represent 4.46% of the initial net mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 55 mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those 55 mortgaged real properties are covered by blanket secured creditor impaired property policies. However, those policies have coverage limits. Furthermore, those policies do not provide coverage for adverse environmental conditions at levels below legal limits and typically do not provide coverage for conditions involving asbestos and lead-based paint.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     - required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

     - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

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     PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST
IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     THE MASTER SERVICERS AND THE SPECIAL SERVICERS MAY EXPERIENCE CONFLICTS OF INTEREST. Each master servicer and special servicer will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

     - be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

     - have owners, obligors and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund.

     In these cases, the interests of each master servicer or special servicer, as applicable, and their other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans in the trust fund. Under the pooling and servicing agreement, each master servicer and each special servicer is required to service the mortgage loans in the trust fund for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or the portfolios of third parties.

     ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Nine (9) of the mortgage loans that we intend to include in the trust fund, representing 9.40% of the initial net mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to section 365(h) of the federal bankruptcy code, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

     Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

     CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     -    density;

     -    use;

     -    parking;

     -    set-back requirements; or

     -    other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the borrower to meet its mortgage loan obligations from cash flow. Generally, the mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions which allow the lender in its reasonable discretion to require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before repair or restoration.

     LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. All of the mortgaged real properties securing mortgage loans in the trust fund were inspected by engineering firms. However, in the case of one (1) of those mortgaged real properties, securing a mortgage loan that represents 0.17% of the initial net mortgage pool balance, that inspection was conducted more than 12 months prior to June 1, 2003. The scope of those inspections included an assessment of--

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - the general condition of the site, buildings and other improvements located at each property.

At seven (7) of those properties, securing mortgage loans that represent 6.99% of the initial net mortgage pool balance, the inspections identified conditions requiring escrows to be established for repairs or replacements in excess of $100,000. In most of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections.

     AVAILABILITY OF CASUALTY INSURANCE COVERING DAMAGE FROM TERRORIST ACTS MAY BE LIMITED AND MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. With respect to each of the mortgaged real properties securing a mortgage loan, the related borrower is required under the related mortgage loan documents to maintain comprehensive all-risk casualty insurance or extended coverage insurance (with special form coverage) (which may be provided under a blanket insurance policy as further discussed below) but those related mortgage loan documents may not specify the nature of the specific risks required to be covered by such insurance policies. In light of the terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, you should be aware that coverage for terrorist acts may be available only at rates significantly higher than other types of insurance. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" below.

     Subject to the terms of the related mortgage loan documents, the applicable master servicer will use reasonable efforts to cause the borrower to maintain (or, if the borrower does not so maintain, the applicable master servicer will itself maintain the cost of which will be payable as a servicing advance) all-risk casualty insurance or extended coverage insurance (with special form coverage) which does not contain any exclusion for terrorist or similar acts; provided, however, the applicable master servicer will not require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller in connection with the origination of a mortgage loan, unless the master servicer determines, in accordance with the servicing standard, that such insurance required at origination would not be prudent for property of the same type, size and/or location as the related mortgaged real property and the applicable special servicer approves such determination. The applicable master servicer will not be required to call a default under a mortgage loan if the related borrower fails to maintain such insurance, and the applicable master servicer will not be required to maintain such insurance, if the applicable master servicer has determined in accordance with the servicing standard that either--

     - such insurance is not available at commercially reasonable rates or that such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located (which determination shall be subject to the approval of the series 2003-C3 controlling class representative (although obtaining such approval may be optional in circumstances involving mortgage loans with an unpaid principal balance of below $2.5 million)), or

     -    such insurance is not available at any rate.

     If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     In the event that any mortgaged real property securing a mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the related mortgage loan may result and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the certificates.

     If a borrower is required, under the circumstances described above, to maintain such insurance for terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

     CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns."

     PRIOR BANKRUPTCIES MAY REFLECT FUTURE PERFORMANCE. We are aware that in the case of two (2) mortgage loans that we intend to include in the trust fund, representing 1.53% of the initial net mortgage pool balance, a guarantor, principal or an affiliated predecessor of the borrower has been a debtor in prior bankruptcy proceedings within the ten-year period preceding June 2003.

     LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, each special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property loan that is secured by mortgaged real properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RISKS RELATED TO THE OFFERED CERTIFICATES

     THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR OFFERED CERTIFICATES. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     THE CLASS B, C, D AND E CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-3, A-4 AND A-5 CERTIFICATES. If you purchase class B, C, D or E certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     In addition, if losses and/or shortfalls relating to the trust fund exceed amounts payable out of collections on the trust fund, then the holders of the offered certificates may suffer shortfalls and losses, to the extent the subordination of the class F, G, H, J, K, L, M, N, O and P certificates is not sufficient to bear such shortfalls or losses.

     When making an investment decision, you should consider, among other things--

     - the distribution priorities of the respective classes of the series 2003-C3 certificates,

     - the order in which the principal balances of the respective classes of the series 2003-C3 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     -    the characteristics and quality of the underlying mortgage loans.

     THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

     -    the price you paid for your offered certificates, and

     - the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     - the pass-through rate for, and the other payment terms of, your offered certificates,

     - the rate and timing of payments and other collections of principal on the underlying mortgage loans,

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans,

     - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2003-C3 certificates, and

     -    servicing decisions with respect to the underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher net mortgage interest rates pay principal faster than the mortgage loans with lower net mortgage interest rates.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, yield maintenance charge provisions or static prepayment premium provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower yield maintenance charges or static prepayment premiums. None of the master servicers, the special servicers or the trustee will be required to advance any yield maintenance charges or static prepayment premiums.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans in the trust fund.

     Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. In general, prepayment premiums and yield maintenance charges will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2003-C3 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

     THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICERS AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE TRUST FUND. Each master servicer, each special servicer and the trustee (and the series 2003-CK2 master servicer, special servicer and trustee with respect to the Great Lakes Crossing Loan) will be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     IF ANY OF THE MASTER SERVICERS OR THE SPECIAL SERVICERS PURCHASE SERIES 2003-C3 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2003-C3 CERTIFICATES. Any master servicer or special servicer or an affiliate thereof may purchase any class of series 2003-C3 certificates. The purchase of series 2003-C3 certificates by any master servicer or special servicer could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 2003-C3 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2003-C3 certificates. However, under the pooling and servicing agreement, the master servicers and the special servicers are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for their own portfolio or for the portfolios of third parties, without regard to any series 2003-C3 certificates owned by it.

     THE INTERESTS OF THE HOLDERS OF CERTIFICATES OF THE SERIES 2003-C3 CONTROLLING CLASS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders of certificates representing a majority interest in the controlling class of series 2003-C3 certificates will be entitled to appoint a representative having the rights and powers described under "The Pooling and Servicing Agreement--The Series 2003-C3 Controlling Class Representative" and "--Replacement of the Special Servicers" in this prospectus supplement. Among other things, the series 2003-C3 controlling class representative may remove the series 2003-C3 special servicer for the mortgage loans that are not residential cooperative mortgage loans, with or without cause, and appoint a successor special servicer chosen by it without the consent of the holders of any series 2003-C3 certificates, the trustee, the master servicers or the other special servicer, provided that, among other things, each rating agency confirms in writing that the removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2003-C3 certificates. The series 2003-CK2 controlling class representative may, subject to certain conditions, including receipt of rating agency confirmation, remove the series 2003-CK2 special servicer, with or without cause, with respect to the Great Lakes Crossing Total Loan (as defined herein), and appoint a successor special servicer chosen by it without the consent of the holders of any series 2003-C3 certificates, the trustee, the master servicers or the other special servicer. In addition, subject to the conditions discussed under "The Pooling and Servicing Agreement--The Series 2003-C3 Controlling Class Representative," the series 2003-C3 controlling class representative can direct various servicing actions by the special servicers with respect to the mortgage loans. You should expect that the series 2003-C3 controlling class representative will exercise its rights and powers on behalf of the series 2003-C3 controlling class certificateholders, and it will not be liable to any other class of series 2003-C3 certificateholders for doing so.

     In the absence of significant losses on the underlying mortgage loans, the series 2003-C3 controlling class will be a non-offered class of series 2003-C3 certificates. The series 2003-C3 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2003-C3 CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2003-C3 certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2003-C3 certificates.

     LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

     POTENTIAL DEFAULTS UNDER CERTAIN MORTGAGE LOANS MAY AFFECT THE TIMING AND/OR PAYMENT ON YOUR OFFERED CERTIFICATES. Any defaults that may occur under the mortgage loans may result in shortfalls in the payments on these mortgage loans. Even if these defaults are non-monetary, the applicable master servicer or special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2003-C3 certificateholders.

THE AFTERMATH OF THE TERRORIST ATTACKS ON SEPTEMBER 11, 2001 AND THE MILITARY OPERATIONS IN IRAQ MAY ADVERSELY AFFECT THE VALUE OF YOUR OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

     On September 11, 2001, terrorist attacks destroyed the World Trade Center Twin Towers in New York City and caused material damage to the Pentagon Building in the Washington, D.C. area. The collapse of the World Trade Center Twin Towers and resulting fires also destroyed much of the remaining structures that comprised the World Trade Center complex and severely damaged several other surrounding buildings.

     In March 2003 the government of the United States implemented full-scale military operations against Iraq. In addition, the government of the United States has stated that it is likely that future acts of terrorism may take place.

     It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities (either domestically or internationally), the military operations in Iraq and/or any consequent actions on the part of the United States Government and others will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the underlying mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     These disruptions and uncertainties could materially adversely affect the borrowers' abilities to make payments under the mortgage loans, the ability of each transaction party to perform its respective obligations under the transaction documents to which it is a party, the value of the certificates and the ability of an investor to resell the certificates. As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors-Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates," and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     We intend to include the 249 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial net mortgage pool balance of $1,724,825,959. However, the actual initial net mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial net mortgage pool balance will equal the total cut-off date principal balance of all the mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of its due date in June 2003, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement. Those cut-off date principal balances range from $119,541 to $203,000,000 and the average of those cut-off date principal balances is $6,927,012.

     The 622 Third Avenue mortgage loan will be deemed to consist of two portions: the 622 Third Avenue pooled portion and the 622 Third Avenue non-pooled portion. The initial net mortgage pool balance and mortgage pool includes only the 622 Third Avenue pooled portion. Accordingly, unless otherwise indicated, all numerical and statistical information provided herein with respect to the initial net mortgage pool balance and initial mortgage pool is presented solely with respect to the mortgage loans (including the 622 Third Avenue pooled portion but excluding the 622 Third Avenue non-pooled portion).

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the mortgage loans to be a non-recourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

     - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting by their respective cut-off date principal balances.

     - In calculating the cut-off date principal balances of the mortgage loans, we have assumed that--

          1. all scheduled payments of principal and/or interest due on the mortgage loans on or before their respective due dates in June 2003, are timely made, and

          2. there are no prepayments or other unscheduled collections of principal with respect to any of the mortgage loans during the period from its due date in May 2003 up to and including its due date in June 2003.

     - When information with respect to mortgaged real properties is expressed as a percentage of the initial net mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans and, with respect to the 622 Third Avenue Loan, are based upon the cut-off date principal balance of the 622 Third Avenue Pooled Portion.

     - If a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund, we have presented the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "Description of the Underlying Mortgage Loans--The 622 Third Avenue Loan," "--The Washington Center Portfolio Loan," "--The Great Lakes Crossing Loan" and "--The A/B Loans," none of the mortgage loans that we intend to include in the trust fund is cross-collateralized with any loan outside of the trust fund.

     - In some cases, multiple mortgaged real properties secure a single mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

          1.   relative appraised values,

          2.   relative underwritten net cashflow, or

          3.   prior allocations reflected in the related loan documents.

     - If multiple parcels of real property secure a single mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

     - Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include fourteen (14) mortgage loans that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

     The table below identifies each group of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                                     NUMBER OF STATES WHERE THE
                                                    MORTGAGED REAL PROPERTIES ARE   % OF INITIAL NET MORTGAGE POOL
               PROPERTY/PORTFOLIO NAMES                        LOCATED                          BALANCE
     --------------------------------------------   -----------------------------   ------------------------------
     1. Vinton Park Apartments, Maquoketa Park                     1                             0.22%
        Apartments and Strawberry Hill Apartments
     2. Woodlawn Manor Apartments and Wynwood                      1                             0.12%
        Apartments

     The table below identifies each group of mortgaged real properties that secures an individual multi-property mortgage loan that we intend to include in the trust fund.

                                               NUMBER OF STATES WHERE THE
                                              MORTGAGED REAL PROPERTIES ARE   % OF INITIAL NET MORTGAGE POOL
            PROPERTY/PORTFOLIO NAMES                    LOCATED                           BALANCE
     --------------------------------------   -----------------------------   ------------------------------
     Washington Center Portfolio                            1                              7.07%
     Alliance CH Portfolio                                  1                              2.71%
     Inland Empire Portfolio                                1                              1.50%
     Norwood Business Center                                1                              1.39%
     Elk Grove Industrial II                                1                              1.21%
     Builders FirstSource Portfolio                         3                              0.62%
     Park Ten & Broadfield Office Portfolio                 1                              0.54%
     Metaldyne Industrial III Portfolio                     2                              0.41%
     Sutton Colorado Apartments                             1                              0.07%

     The cross-collateralized mortgage loans and the multi-property mortgage loans generally entitle the related borrower(s) to release of one or more of the corresponding mortgaged real properties based upon certain debt service coverage ratio tests, loan-to-value tests and/or release prices generally ranging from 120% to 125% of the amount of the loan allocated to the related mortgaged real property.

     The table below shows each group of mortgaged real properties that--

     -    have the same or affiliated borrowers, and

     - secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the trust fund, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial net mortgage pool balance.

                                                     NUMBER OF STATES WHERE THE   % OF INITIAL NET MORTGAGE POOL
                PROPERTY/PORTFOLIO NAMES               PROPERTIES ARE LOCATED                 BALANCE
     ---------------------------------------------   --------------------------   ------------------------------
     1. Alliance CH Portfolio/Whisper Creek II                    1                            3.05%
     2. El Camino Commons/La Mesa Crossroads                      1                            1.22%
     3. Buffalo Square Shopping Center/Tarrant
        Parkway Commons/ Elk Lakes Shopping Center                3                            1.17%

PARTIAL RELEASES OF PROPERTY

     In the case of the mortgage loans identified on Exhibit A-1 to this prospectus supplement as Great Lakes Crossing, Stonebridge Waterfront Apartments, The MEMEC Building, Red Springs Shopping Center and Hide-A-Way Mini Storage, representing 4.91% of the initial net mortgage pool balance, the related borrower may obtain a release of an undeveloped portion of the related mortgaged real property without a partial defeasance or payment of a release price upon satisfaction of various specified criteria, generally including approval by governmental authorities, evidence that such release will not adversely affect the value of the remaining property and evidence that the loan-to-value and debt service coverage ratios of the remaining property meet specified requirements.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     DUE DATES. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

          DUE DATE   NUMBER OF MORTGAGE LOANS   % OF INITIAL NET MORTGAGE POOL BALANCE
          --------   ------------------------   --------------------------------------
            1st                 137                             32.36%
            11th                112                             67.64%

     MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans," each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 4.135% per annum to 9.020% per annum, and the weighted average of those mortgage interest rates was 5.722% per annum.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     Two hundred sixteen (216) of the mortgage loans that we intend to include in the trust fund, representing 95.09% of the initial net mortgage pool balance, accrue interest on an Actual/360 Basis. Thirty-three (33) of the mortgage loans that we intend to include in the trust fund, representing 4.91% of the initial net mortgage pool balance, accrue interest on a 30/360 Basis.

     BALLOON LOANS. Two hundred twenty-one (221) of the mortgage loans that we intend to include in the trust fund, representing 68.62% of the initial net mortgage pool balance, are characterized by--

     - an amortization schedule that is significantly longer than the actual term of the mortgage loan or no amortization prior to the stated maturity of the mortgage loan, and

     - in either case, a substantial payment being due with respect to the mortgage loan on its stated maturity date.

     ARD LOANS. Twenty-two (22) of the mortgage loans that we intend to include in the trust fund, representing 30.71% of the initial net mortgage pool balance, are characterized by the following features:

     - A maturity date that is generally 25 to 40 years following origination.

     - The designation of an anticipated repayment date that is generally 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     - The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a Static Prepayment Premium or Yield Maintenance Charge, at any time on or after a date that is generally one (1) to six (6) months prior to the related anticipated repayment date.

     - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is no less than two percentage points over its initial mortgage interest rate.

     - The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     FULLY AMORTIZING LOANS. Six (6) mortgage loans that we intend to include in the trust fund, representing 0.67% of the initial net mortgage pool balance, are each characterized by:

     - a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date, but

     - none of the incentives to repayment on a date prior to maturity associated with an ARD Loan.

     ADDITIONAL AMORTIZATION CONSIDERATIONS. Sixteen (16) of the balloon mortgage loans that we intend to include in the trust fund, representing 7.70% of the initial net mortgage pool balance, do not provide for any amortization prior to maturity or the anticipated repayment date. Six (6) other mortgage loans, representing 24.99% of the initial net mortgage pool balance, provides for various initial interest only periods.

     The mortgage loan identified on Exhibit A-1 to this prospectus supplement as Inland Empire Portfolio provides for payments of interest only during the first year of its term. The mortgage loans identified on Exhibit A-1 to this prospectus supplement as Washington Center Portfolio and Weston Town Center provide for payments of interest only during the first 18 months of their respective terms. The mortgage loans identified on Exhibit A-1 to this prospectus supplement as 622 Third Avenue and The Mills Apartments provide for payments of interest only during the first two years of their respective terms. The mortgage loan identified on Exhibit A-1 to this prospectus supplement as Chase Village Apartments provides for payments of interest only during the first 37 months of its term. The mortgage loans identified on Exhibit A-1 to this prospectus supplement as 228 Post Street, Pearson Educational Headquarters, Westin Savannah Harbor Resort, 1150 Park Avenue Tenants Incorporated, 17 East 89th Street Tenants, Inc., 210 East 15th St. Tenants Corp., 221 East 78th Tenants Corp., 233 West 99th Street, Inc., 350 Bleecker Street Apartment Corp., 620 Tenants Corp., 71 East 77th Inc., 88 Associates, Inc., Belgrave Owners, Inc., Scarborough Manor Owner's Corp., Westbourne Apartments, Inc., 45 W. 10 Tenants Corp., Greenwich House Holding Corp. and Westminster Hall Apartments Corp. provide for payments of interest only for their entire terms.

     Some of the mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay a portion of the related unpaid principal balance.

     PREPAYMENT PROVISIONS.  As of origination:

     - One hundred seventy-nine (179) of the mortgage loans that we intend to include in the trust fund, representing 91.87% of the initial net mortgage pool balance, provided for--

          1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     - One (1) of the mortgage loans that we intend to include in the trust fund, representing 0.31% of the initial net mortgage pool balance, provided for--

          1. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium or a Yield Maintenance Charge, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     - Twenty-seven (27) of the mortgage loans that we intend to include in the trust fund, representing 3.06% of the initial net mortgage pool balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration; and

     - Forty-two (42) of the mortgage loans that we intend to include in the trust fund, representing 4.76% of the initial net mortgage pool balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     The open prepayment period, if any, for any mortgage loan may begin up to six (6) months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-2 to this prospectus supplement.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

     - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Static Prepayment Premium or Yield Maintenance Charge.

     PREPAYMENT LOCK-OUT PERIODS. Two hundred forty-eight (248) of the mortgage loans that we intend to include in the trust fund, representing 99.69% of the initial net mortgage pool balance, provide for prepayment lock-out periods as of their respective due dates in June 2003. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the mortgage loan cannot be voluntarily prepaid:

     - the maximum remaining prepayment lock-out/defeasance period as of the related due date in June 2003 is 233 months;

     - the minimum remaining prepayment lock-out/defeasance period as of the related due date in June 2003 is 29 months; and

     - the weighted average remaining prepayment lock-out/defeasance period as of the related due dates in June 2003 is 99 months.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below.

     PREPAYMENT CONSIDERATION PERIODS. Seventy (70) of the mortgage loans that we intend to include in the trust fund, representing 8.13% of the initial net mortgage pool balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally consist of the following:

     - In the case of all of the mortgage loans with Yield Maintenance Periods (except as set forth below with respect to all cooperative property loans sold to the trust by NCB, FSB), the related Yield Maintenance Charge in an amount equal to the greater of (1) a specified percentage of the principal balance of the mortgage loan being prepaid, and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payments) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity or anticipated repayment date. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

     - In the case of sixteen (16) of those cooperative mortgage loans, representing 1.40% of the initial net mortgage pool balance, all of which were originated by NCB, FSB, a Yield Maintenance Charge in an amount equal to the product obtained by multiplying (a) the excess of the then applicable interest rate payable over the yield rate on publicly traded current coupon United States Treasury bonds, notes or bills having the closest matching maturity date to the maturity date of the loan, as such yield rate is reported in THE WALL STREET JOURNAL (or a similar business publication of general circulation selected by the payee) on the fifth business day preceding the prepayment date or, if no yield rate on publicly traded current coupon United States Treasury bonds, notes or bills is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury bonds, notes or bills, as determined by the payee, by (b) the number of years and fraction thereof remaining between the noticed prepayment date and the maturity date and by (c) the outstanding principal amount.

     - In the case of forty-two (42) of those mortgage loans, representing 4.76% of the initial net mortgage pool balance, a Static Prepayment Premium in an amount equal to a specified percentage of the amount prepaid.

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a Static Prepayment Premium or Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Even if a borrower does elect to pay a Static Prepayment Premium or Yield Maintenance Charge, the pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest then due and payable on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration.

     The mortgage loans generally provide that in the event of an involuntary prepayment made after an event of default has occurred, a Static Prepayment Premium or Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Static Prepayment Premium or Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Static Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any mortgage loan requiring the payment of a Static Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Static Prepayment Premium or Yield Maintenance Charge.

     CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

     Several of the mortgage loans that we intend to include in the trust fund provide that if casualty or condemnation proceeds are applied to the loan (either because the lender elects and is entitled to such application or, in certain cases of substantial casualty or condemnation, the borrower elects to make a full prepayment of the loan), the borrower will be permitted, subject to conditions specified in the loan documents, to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Two (2) mortgage loans, representing 1.56% of the initial net mortgage pool balance, are secured by cash reserves and/or letters of credit that in each such case:

     - will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     - will or, at the discretion of the lender, may be applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     The total amount of that additional collateral is $730,000.

     DEFEASANCE LOANS. One hundred seventy-nine (179) of the mortgage loans that we intend to include in the trust fund, representing 91.87% of the initial net mortgage pool balance, permit the borrower to deliver direct, noncallable U.S. government obligations as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that--

     - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

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     -    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any mortgage loan.

     LOCKBOXES. Fifty-four (54) mortgage loans that we intend to include in the trust fund, representing approximately 61.40% of the initial net mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     - HARD LOCKBOX. Income (or some portion thereof sufficient to fund debt service payments) is paid directly to a lockbox account controlled by the applicable master servicer on behalf of the trust fund, except that with respect to multifamily properties, income (or some portion thereof sufficient to fund debt service payments) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

     - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

          For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the trigger event.

     - MODIFIED LOCKBOX. Income (or some portion thereof sufficient to fund debt service payments) is collected by the property manager (or, in some cases, the borrower) of the mortgaged real property (other than multifamily and hospitality properties) and is deposited into a lender-controlled lockbox account on a regular basis.

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The fifty-four mortgage loans referred to above provide for lockbox accounts as follows:

          TYPE OF LOCKBOX   NUMBER OF MORTGAGE LOANS   % OF INITIAL NET MORTGAGE POOL BALANCE
          ---------------   ------------------------   --------------------------------------
          Springing                    27                              36.65%
          Hard                         26                              24.51%
          Modified                      1                               0.24%

     For any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     -    taxes and insurance,

     -    capital improvements,

     -    furniture, fixtures and equipment, and/or

     -    various other purposes.

As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the applicable master servicer or the primary servicer under the direction of such master servicer. In the case of most of the mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     TAX AND INSURANCE ESCROWS. In the case of one hundred eighty-two (182) of the mortgage loans that we intend to include in the trust fund, representing 75.39% of the initial net mortgage pool balance, escrows were established for taxes and/or insurance, either as separate accounts or, if applicable, as sub-accounts of another account. In those cases, the related borrower is generally required to deposit on a monthly basis an amount equal to--

     -    one-twelfth of the annual real estate taxes and assessments, and

     - one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

     If an escrow was established, the funds will be applied by the applicable master servicer to pay for items such as taxes, assessments and insurance premiums at the mortgaged real property.

     Under some of the other mortgage loans, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In still other cases, no escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments and/or insurance premiums directly.

     RECURRING REPLACEMENT RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     - capital replacements, repairs and furniture, fixtures and equipment, or

     -    leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that will secure a mortgage loan that we intend to include in the trust fund, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined

                                      S-63
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maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts.

     ENGINEERING RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. In some cases, however, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

     - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

     - various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

     - permit the holder of the related mortgage instrument to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     - prohibit the borrower from doing so without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

          1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2003-C3 certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

     - involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

     - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified persons or entities or types of persons or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

     - issuance by the borrower of new partnership or membership interests, provided this does not result in a change in control of the related borrower;

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

     - for residential cooperative mortgage loans, a transfer of shares in the related cooperative corporation in connection with the assignment of a proprietary lease for one or more units in the related mortgaged real property;

     -    a transfer of ownership interests for estate planning purposes;

     - changes in ownership between existing partners and members of the related borrower;

     - a transfer of non-controlling ownership interests in the related borrower; or

     -    other transfers similar in nature to the foregoing.

     HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan, and

          2. the full insurable replacement cost of the improvements located on the insured property;

     - if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2. the replacement cost or the full insurable value of the insured property, and

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and higher, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     -    obtain earthquake insurance, or

     - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties for the underlying mortgage loans, the applicable master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the applicable master servicer must maintain that insurance coverage, to the extent--

     -    the trustee has an insurable interest,

     - the insurance coverage is available at commercially reasonable rates, and

     - any related servicing advance is deemed by that master servicer to be recoverable from collections on the related mortgage loan;

provided that the applicable master servicer will generally be obligated, subject to the bullets above, to maintain insurance against property damage resulting from terrorist or similar acts.

     Where insurance coverage at the mortgaged real property for any mortgage loan in the trust fund is left to the lender's discretion, the applicable master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance coverage with respect to the related mortgaged real property no less favorable than that in place with respect to the related mortgaged real property on the date of initial issuance of the offered certificates (subject to the related mortgage loan documents) and otherwise comparable to that required under other similar mortgage loans in the trust fund with express provisions governing such matters. However, if the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     With respect to each of the mortgaged real properties securing a mortgage loan, the related borrower is required under the related mortgage loan documents to maintain comprehensive all-risk casualty insurance or extended coverage insurance (with special form coverage) (which may be provided under a blanket insurance policy as further discussed below) but, these related mortgage loan documents may not specify the nature of the specific risks required to be covered by such insurance policies. In light of the recent terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, you should be aware that coverage for terrorist acts may be available only at rates significantly higher than other types of insurance.

     To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002, the Terrorism Risk Insurance Act of 2002 was passed, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2004 (with a potential to extend to December 31, 2005) will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that was the subject of an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

     The Treasury Department will establish procedures for the program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury shall determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     There can be no assurance that upon its expiration subsequent terrorism insurance legislation will be passed. Furthermore, because this program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

     Subject to the terms of the related mortgage loan documents, the applicable master servicer is required to use reasonable efforts to cause the borrower to maintain (or, if the borrower does not so maintain, the applicable master servicer will itself maintain, the cost of which will be payable as a servicing advance) all-risk casualty insurance or extended coverage insurance (with special form coverage) which does not contain any exclusion for terrorist or similar acts; provided, however, the master servicer will not require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or the related mortgage loan seller in connection with the origination of a mortgage loan unless such master servicer determines, in accordance with the servicing standard, that such insurance required at origination would not be prudent for property of the same type, size and/or location as the related mortgaged real property. The applicable master servicer will not be required to call a default under a mortgage loan if the related borrower fails to maintain such insurance, and the applicable master servicer will not be required to maintain such insurance, to the extent, if any, that the cost of such insurance exceeds the maximum cost that the related borrower is required to incur under the related loan documents, or if the master servicer has determined in accordance with the Servicing Standard that either--

     - such insurance is not available at commercially reasonable rates or that such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located (which determination shall be subject to the approval of the series 2003-C3 controlling class representative (although obtaining such approval may be optional in circumstances involving mortgage loans with an unpaid principal balance of below $2.5 million)), or

     -    such insurance is not available at any rate,

     -    and the applicable special servicer has approved such determination.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

     The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

     - to restore the mortgaged real property (with any balance to be paid to the borrower), or

     -    towards payment of the mortgage loan.

     If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related mortgage loan, the applicable special servicer will be required to maintain for that property generally the same insurance coverage, to the extent available at commercially reasonable rates, as was previously required under the mortgage instrument that had covered the property.

     Each of the master servicers and special servicers may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master force placed policy insuring against hazard losses on all of the mortgage loans and/or REO Properties for which it is responsible. If any blanket insurance policy or master force placed policy maintained by any master servicer or special servicer contains a deductible clause, however, that master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     -    are not paid because of the deductible clause, and

     - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

THE GREAT LAKES CROSSING LOAN

     The mortgage loan identified on Exhibit A-1 to this prospectus supplement as mortgage loan no. 5 (referred to herein as the "Great Lakes Crossing Loan") is secured, on a PARI PASSU, basis with another mortgage loan that is not included in the trust fund (the "Great Lakes Crossing Companion Loan" and collectively with the Great Lakes Crossing Loan, the "Great Lakes Crossing Total Loan"), by a single mortgage instrument encumbering the related mortgaged real property.

     The Great Lakes Crossing Companion Loan is not included in the trust and has an outstanding principal balance, as of the cut-off date, of $90,712,116. The Great Lakes Crossing Companion Loan has been separately securitized and directly backs the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2 (the "Great Lakes Crossing Companion Loan Securitization"). The Great Lakes Crossing Companion Loan has the same interest rate, maturity date and amortization term as the Great Lakes Crossing Loan. For purposes of the information presented in this prospectus supplement with respect to the Great Lakes Crossing Loan, the Loan-to-Value Ratio and Debt Service Coverage Ratio each reflects the aggregate indebtedness evidenced by the Great Lakes Crossing Total Loan.

     The relationship between the holders of the Great Lakes Crossing Loan and the Great Lakes Crossing Companion Loan is governed by an intercreditor agreement (the "Great Lakes Crossing Intercreditor Agreement"), which provides, among other things, that all amounts received in respect of the Great Lakes Crossing Total Loan will be paid PRO RATA to the 2003-C3 trust fund, as holder of the Great Lakes Crossing Loan, and the 2003-CK2 trust fund, as holder of the Great Lakes Crossing Companion Loan. The Great Lakes Crossing Intercreditor Agreement designates the 2003-CK2 trust fund as the lead lender and provides that as long as the Great Lakes Crossing Companion Loan is included in a securitized trust fund, the holder of the Great Lakes Crossing Companion Loan and the master servicer and the special servicer under the pooling and servicing agreement related to that securitized trust fund will be responsible for the servicing and administration of the Great Lakes Crossing Total Loan.

     The following describes certain provisions of the Great Lakes Crossing Intercreditor Agreement. The following does not purport to be complete and is subject and qualified in its entirety by reference to the actual provisions of the Great Lakes Crossing Intercreditor Agreement.

     ALLOCATION OF PAYMENTS AMONG THE GREAT LAKES CROSSING LOAN AND THE GREAT LAKES CROSSING COMPANION LOAN. Prior and subsequent to a monetary default or acceleration of the Great Lakes Crossing Total Loan or any other event that causes the servicing of the Great Lakes Crossing Total Loan to be transferred from the applicable master servicer to the applicable special servicer, amounts received during the related collection period on the Great Lakes Crossing Total Loan will be applied first to payment of any related primary servicing fees, trustee fees, master servicing fees, special servicing fees and the reimbursement of any advances made with respect thereto and payment of any interest on such advances, and the remainder will be allocated, PRO RATA, in respect of the Great Lakes Crossing Loan and the Great Lakes Crossing Companion Loan.

     SERVICING OF THE GREAT LAKES CROSSING TOTAL LOAN. Pursuant to the Great Lakes Crossing Intercreditor Agreement, the 2003-CK2 trust fund, as holder of the Great Lakes Crossing Companion Loan is responsible for the servicing and administration of the Great Lakes Crossing Total Loan. In accordance with the Great Lakes Crossing Intercreditor Agreement, the Great Lakes Crossing Total Loan is currently serviced by a master servicer and a special servicer under the series 2003-CK2 pooling and servicing agreement, for the benefit and on behalf of the holders of each of the Great Lakes Crossing Loan and the Great Lakes Crossing Companion Loan, as a collective whole. As long as the Great Lakes Crossing Companion Loan backs the series 2003-CK2 certificates, the Great Lakes Crossing Total Loan will be serviced almost exclusively under the series 2003-CK2 pooling and servicing agreement by the servicers under that agreement. The servicers of the Great Lakes Crossing Companion Loan may use their discretion, in most cases without the need to notify or obtain the consent of the trustee, either master servicer or either special servicer under the series 2003-C3 pooling and servicing agreement, with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any actions, which may be vested in it or which it may be entitled to take or assert under or with respect to any of the related mortgage loan documents, including the right to modify, amend or waive any term of the related mortgage loan documents. The servicers of the Great Lakes Crossing Total Loan are required to service and administer the Great Lakes Crossing Total Loan in accordance with the servicing standard set forth in the pooling and servicing agreement, or similar agreement, entered into by those servicers with respect to the administration of those loans. The trust fund, as the holder of the Great Lakes Crossing Loan, is a third party beneficiary to the series 2003-CK2 pooling and servicing agreement with respect to the obligations of the series 2003-CK2 master servicer and special servicer thereunder.

     KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, is the current master servicer under the series 2003-CK2 pooling and servicing agreement and ARCap Servicing, Inc., a Delaware corporation, will act as the special servicer under the series 2003-CK2 pooling and servicing agreement with respect to the Great Lakes Crossing Loan.

     The Great Lakes Crossing Intercreditor Agreement requires that if the Great Lakes Crossing Companion Loan is ever removed from the pool of mortgage loans backing the series 2003-CK2 certificates and if the Great Lakes Crossing Loan is then a pooled mortgage loan, then the servicing and administration of the Great Lakes Crossing Total Loan will be governed by the series 2003-C3 pooling and servicing agreement, which (only for that purpose) will incorporate by reference or otherwise various servicing provisions of the series 2003-CK2 pooling and servicing agreement. In such event, some

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provisions of the series 2003-C3 pooling and servicing agreement that are described as not applying to the Great Lakes Crossing Loan, may then apply to it.

     While the Great Lakes Crossing Total Loan is being serviced by the servicers under the series 2003-CK2 pooling and servicing agreement, neither the master servicer, the special servicer nor the trustee under the series 2003-C3 pooling and servicing agreement may take any action with respect to the Great Lakes Crossing borrower or the Great Lakes Crossing mortgaged real property without the consent of the servicers under the series 2003-CK2 pooling and servicing agreement. The services provided by the applicable master servicer under the series 2003-C3 pooling and servicing agreement will be limited to providing back-up monthly debt service advances with respect to the Great Lakes Crossing Loan to the extent the master servicer and the trustee under the series 2003-CK2 pooling and servicing agreement do not fulfill their obligations to make those advances and to provide the trustee under the series 2003-C3 pooling and servicing agreement reports and financial information received from the servicers under the series 2003-CK2 pooling and servicing agreement with respect to the Great Lakes Crossing mortgaged real property and the Great Lakes Crossing borrower. Any advances made by the applicable master servicer under the series 2003-C3 pooling and servicing agreement, and any interest earned thereon, will only be recoverable from the amounts payable on the Great Lakes Crossing Loan and, if not recoverable from those amounts, will be recoverable out of general collections on the mortgage loans and any REO Properties backing the series 2003-C3 certificates.

     The master servicer under the series 2003-CK2 pooling and servicing agreement is obligated to remit all amounts received on the Great Lakes Crossing Total Loan PRO RATA to the holders of the Great Lakes Crossing Loan and the Great Lakes Crossing Companion Loan, respectively, according to the terms of the Great Lakes Crossing Intercreditor Agreement. All remittances will be net of related servicing fees, advances, interest on advances, trust expenses and costs, amounts required for reserves or escrows under the related loan documents, and proceeds, awards or settlements to be applied to the restoration or repair of the Great Lakes Crossing mortgaged real property or released to the Great Lakes Crossing borrower in accordance with the terms of the mortgage loan documents.

     The master servicer and special servicer under the series 2003-CK2 pooling and servicing agreement are also obligated to deliver to the holder of the Great Lakes Crossing Loan copies of all financial statements, reports, documents, certificates, instruments, notices and correspondence sent or received by them with respect to the Great Lakes Crossing Total Loan or the related mortgaged real property. That master servicer and special servicer are also required to provide the holder of the Great Lakes Crossing Loan with written notice of any defaults by the related borrower or any other material matters relating to the Great Lakes Crossing Total Loan.

     The servicers of the Great Lakes Crossing Total Loan are authorized to take legal action to enforce or protect the series 2003-C3 certificateholders' interests with respect to the Great Lakes Crossing Loan and the related mortgaged real property. The master servicer under the series 2003-CK2 pooling and servicing agreement will make servicing advances for the Great Lakes Crossing mortgaged real property and will make debt service advances for the Great Lakes Crossing Loan and Great Lakes Crossing Companion Loan pursuant to the series 2003-CK2 pooling and servicing agreement. The master servicer under the series 2003-CK2 pooling and servicing agreement will reimburse itself for any advances it makes, and any interest accrued on those advances, from collections on the Great Lakes Crossing Total Loan prior to making any further remittances with respect to the Great Lakes Crossing Total Loan. Interest on those advances will be payable first from penalty charges collected on the Great Lakes Crossing Total Loan.

     The trustee under the series 2003-CK2 pooling and servicing agreement may make any servicing advance that the master servicer under such pooling and servicing agreement fails to make and will be entitled to reimbursement in the same manner as such master servicer would otherwise be entitled if it had made the advance. If the master servicer under the series 2003-CK2 pooling and servicing agreement fails to make a monthly debt service advance with respect to the Great Lakes Crossing Loan, the applicable master servicer or trustee under the series 2003-C3 pooling and servicing agreement will be obligated to make the advance unless it determines that the advance would be nonrecoverable.

     If any portion of the advances made by any of the parties obligated to make advances as described in the preceding paragraph with respect to the Great Lakes Crossing Total Loan become nonrecoverable out of collections on the Great Lakes Crossing Total Loan, the master servicer or trustee that made the advance will be entitled to recover from the series 2003-CK2 trust and the series 2003-C3 trust, respectively, the PRO RATA portion of the advance and any interest on the advance allocable to the Great Lakes Crossing Companion Loan and the Great Lakes Crossing Loan, respectively.

     RIGHT TO PURCHASE THE GREAT LAKES CROSSING LOAN. The holder of the Great Lakes Crossing Companion Loan will have the right, under certain circumstances following the occurrence of a default on the Great Lakes Crossing Total Loan that is not cured by the holder of the Great Lakes Crossing Companion Loan (as described below), to purchase within 45 days the Great Lakes Crossing Loan in whole but not in part at the purchase price set forth in the Great Lakes Crossing Intercreditor

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Agreement (generally equal to the principal balance of the loan, accrued interest thereon, all related unreimbursed servicing advances thereon, all expenses incurred by the master servicer, special servicer or other party with respect to the repurchase and any accrued special servicing fees but which does not include any yield maintenance that may be due thereon).

     CURE RIGHTS OF THE HOLDER OF THE GREAT LAKES CROSSING COMPANION LOAN. Upon a monetary or non-monetary default by the borrower under the Great Lakes Crossing Total Loan, the series 2003-CK2 trust, as the holder of the Great Lakes Crossing Companion Loan, will have the option to cure such default within 5 business days, with respect to a monetary default, or 30 days, with respect to a non-monetary default, from its receipt of notice of such default or the occurrence of such default beyond any applicable grace period. No single cure may continue for a period of more than 90 consecutive days nor may continue for more than 120 days, in the aggregate, in any 365-day period.

THE 622 THIRD AVENUE LOAN

     The mortgage loan identified on Exhibit A-1 to this prospectus supplement as mortgage loan no. 1 (referred to herein as the "622 Third Avenue Loan" (which includes the 622 Third Avenue Pooled Portion and 622 Third Avenue Non-Pooled Portion (as described below) but excludes the 622 Third Avenue B Loan)) and another note (the "622 Third Avenue B Loan" and together with the 622 Third Avenue Loan, the "622 Third Avenue Total Loan"), is secured by the related mortgaged real property. The 622 Third Avenue B Loan is subordinate to the 622 Third Avenue Loan and is not an asset of the trust fund.

     The 622 Third Avenue Loan will consist of the 622 Third Avenue pooled portion (the "622 Third Avenue Pooled Portion"), having a principal balance as of the Cut-off Date of $203,000,000, and the 622 Third Avenue non-pooled portion (the "622 Third Avenue Non-Pooled Portion"), having a principal balance as of the Cut-off Date of $40,000,000. The 622 Third Avenue Non-Pooled portion is subordinate to the 622 Third Avenue Pooled Portion. The holders of the series 2003-C3 certificates (other than the class 622) (the "Regular Certificates") will be entitled to all amounts received in respect of the 622 Third Avenue Pooled Portion and the holders of the class 622 (the "622 Third Avenue Participation Certificates") will be entitled to receive all amounts received in respect of the 622 Third Avenue Non-Pooled Portion and will have certain other rights with respect to the 622 Third Avenue Loan. The holder of a majority of the class 622 Participation Certificates (the initial "622 Participation Certificates Directing Holder") will initially have the rights of the holder of 622 Third Avenue B Loan that are described below after a 622 Third Avenue Control Appraisal Event has occurred.

     The 622 Third Avenue B Loan is not included in the trust and has an outstanding principal balance, as of the cut-off date, of $42,000,000. The 622 Third Avenue B Loan will initially be held by Column Financial, Inc., which intends to sell or transfer the 622 Third Avenue B Loan (subject to compliance with the requirements of the related intercreditor agreement described below). The holder of the 622 Third Avenue B Loan will be the initial 622 Controlling Holder. The 622 Controlling Holder will have the rights described below and generally the rights described under "The Pooling and Servicing Agreement--The Series 2003-C3 Controlling Class Representative" with respect to the 622 Third Avenue Loan. provided that a 622 Third Avenue Control Appraisal Event (as defined below) has not occurred.

     The "622 Third Avenue Controlling Holder" will initially be the holder of the 622 Third Avenue B Loan and, upon the occurrence of a 622 Third Avenue Control Appraisal Event (as defined below), will be the holders of a majority of the 622 Third Avenue Participation Certificates. If the class 622 Third Avenue Participation Certificates do not have a total principal balance (net of any allocations of amortization to such class and any appraisal reduction amounts on the 622 Third Avenue Loan allocable to such class) at least equal to 25% of the total initial principal balance of that class, the controlling class with respect to the 622 Third Avenue Loan will be the holders of the most subordinate class of series 2003-C3 certificates, exclusive of the A-X, A-SP, A-Y, R, LR and V classes and the class 622 Third Avenue Participation Certificates, that has a total principal balance (net of appraisal reduction amounts allocated to such class) at least equal to 25% of the total initial principal balance of that class.

     The relationship between the holders of the 622 Third Avenue Loan and the 622 Third Avenue B Loan is governed by an intercreditor agreement (the "622 Third Avenue Intercreditor Agreement") and the relationship between the holders of the 622 Third Avenue Loan and 622 Third Avenue Participation Certificates are governed by the series 2003-C3 pooling and servicing agreement (the "Pooling and Servicing Agreement").

     The following describes certain provisions of the 622 Third Avenue Intercreditor Agreement and the Pooling and Servicing Agreement. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of the 622 Third Avenue Intercreditor Agreement and the Pooling and Servicing Agreement.

     ALLOCATION OF PAYMENTS BETWEEN THE 622 THIRD AVENUE POOLED PORTION AND THE 622 THIRD AVENUE NON-POOLED PORTION. Pursuant to the Pooling and Servicing Agreement, to the extent described below, the right of the holders of the 622

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Third Avenue Participation Certificates to receive payments with respect to the
622 Third Avenue Non-Pooled Portion is subordinated to the rights of the holders of the Regular Certificates to receive payments with respect to the 622 Third Avenue Pooled Portion. On or prior to each distribution date, amounts received during the related due period on the 622 Third Avenue Loan (including any amounts advanced with respect thereto, any cure payments (as described below) received thereon and any proceeds received in connection with a sale thereof) will be applied first to payment of any related primary servicing fees, servicing fees, special servicing fees and trustee fees, reimbursement of expenses incurred in connection with the enforcement of any repurchase obligation against Column as the mortgage loan seller with respect to the 622 Third Avenue Loan together with interest thereon and the reimbursement of any advances made with respect thereto and payment of any interest on such advances, and the remainder will be allocated:

     - FIRST, in respect of interest accrued on the 622 Third Avenue Pooled Portion during the current interest accrual period;

     - SECOND, in respect of accrued and unpaid interest on the 622 Third Avenue Pooled Portion from prior interest accrual periods to the extent not previously advanced;

     - THIRD, (A) in reduction of the Stated Principal Balance of the 622 Third Avenue Pooled Portion, up to an amount equal to a PRO RATA portion (based on the Stated Principal Balances of the 622 Third Avenue Pooled Portion and the 622 Third Avenue Non-Pooled Portion) of
          (x) any principal prepayments received on the 622 Third Avenue Total Loan that are allocable to the 622 Third Avenue Loan and (y) all principal due (including the Balloon Payment, if then due); or (B) after an event of default on the 622 Third Avenue Total Loan or if the 622 Third Avenue Total Loan becomes a specially serviced mortgage loan, the entire principal balance of the 622 Third Avenue Pooled Portion, until the Stated Principal Balance thereof has been reduced to zero;

     - FOURTH, to reimburse the 622 Third Avenue Pooled Portion for any prior Collateral Support Deficits that relate to the 622 Third Avenue Loan previously allocated thereto;

     - FIFTH, in respect of interest accrued on the 622 Third Avenue Non-Pooled Portion during the current interest accrual period;

     - SIXTH, in respect of accrued and unpaid interest on the 622 Third Avenue Non-Pooled Portion from prior interest accrual periods;

     - SEVENTH, (A) in reduction of the Stated Principal Balance of the 622 Third Avenue Non-Pooled Portion, up to an amount equal to a PRO RATA portion (based on the Stated Principal Balances of the 622 Third Avenue Pooled Portion and the 622 Third Avenue Non-Pooled Portion) of
          (x) any principal prepayments received on the 622 Third Avenue Total Loan that are allocable to the 622 Third Avenue Loan and (y) all principal due (including the Balloon Payment, if then due); or (B) after an event of default on the 622 Third Avenue Total Loan or if the 622 Third Avenue Total Loan becomes a specially serviced mortgage loan, the entire principal balance of the 622 Third Avenue Non-Pooled Portion, in any case until the Stated Principal Balance thereof has been reduced to zero;

     - EIGHTH, to reimburse the 622 Third Avenue Non-Pooled Portion in the amount of any prior Collateral Support Deficits that relate to the 622 Third Avenue Loan previously allocated to the 622 Third Avenue Participation Certificates; and

     - NINTH, to reimburse the 622 Controlling Holder or the 622 Directing Certificateholder, as applicable, for any unreimbursed cure payments previously made.

   ALLOCATION OF PAYMENTS BETWEEN THE 622 THIRD AVENUE LOAN AND THE 622 THIRD AVENUE B LOAN. The right of the holder of the 622 Third Avenue B Loan to receive payments with respect to the 622 Third Avenue Total Loan is at all times junior to the right of the holder of the 622 Third Avenue Loan to receive payments of interest, principal and other amounts from amounts collected with respect to the 622 Third Avenue Total Loan. If no default with respect to an obligation of the related borrower to pay money due under the 622 Third Avenue Total Loan and no other default which causes the 622 Third Avenue Total Loan to become a specially serviced loan (each a "Triggering Loan Default") has occurred and is continuing, then all amounts tendered by the related borrower or otherwise available for payment on the 622 Third Avenue Total Loan (including amounts received by the master servicer or the special servicer), whether received in the form of monthly payments, a balloon payment, liquidation proceeds, payment or prepayment of principal, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar eminent domain proceedings (other than any

                                      S-71
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amounts for required reserves or escrows and other than proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the servicing standard or the related loan documents) are (net of any amounts then due to the master servicer, the special servicer or the trustee with respect to the 622 Third Avenue Total Loan under the Pooling and Servicing Agreement, including any servicing fees and special servicing fees) to be applied in the following order of priority:

     - FIRST, to the trust fund in an amount equal to interest payments due on the 622 Third Avenue Loan;

     - SECOND, to the trust fund in an amount equal to its PRO RATA portion of (i) any principal prepayment on the 622 Third Avenue Total Loan in accordance with its percentage interest and (ii) scheduled principal payment (including any balloon payment) on the 622 Third Avenue Total Loan in accordance with its percentage interest;

     - THIRD, to the holder of the related 622 Third Avenue B Loan in an amount equal to interest payments due on the 622 Third Avenue B Loan;

     - FOURTH, to the holder of the related 622 Third Avenue B Loan in an amount equal to (i) its PRO RATA portion of any principal prepayment on the 622 Third Avenue Total Loan in accordance with its percentage interest and (ii) its PRO RATA portion of any scheduled principal payment (including any balloon payment) on the 622 Third Avenue Total Loan in accordance with its percentage interest;

     - FIFTH, PRO RATA, (a) to the trust fund, any default interest and late payment charges accrued on the 622 Third Avenue Loan and (b) to the holder of the 622 Third Avenue B Loan, any default interest and late payment charges accrued on the 622 Third Avenue B Loan;

     - SIXTH, PRO RATA, to: (A) the trust fund, any Yield Maintenance Charges or Static Prepayment Premiums allocable to the 622 Third Avenue Loan, to the extent actually paid by the related borrower, in accordance with the principal balance of the 622 Third Avenue Loan so prepaid, and (B) the holder of the 622 Third Avenue B Loan, any Yield Maintenance Charges or Static Prepayment Premiums allocable to the related 622 Third Avenue B Loan, to the extent actually paid by the related borrower, in accordance with the principal balance of the 622 Third Avenue B Loan so prepaid; and

     - SEVENTH, any excess amount not otherwise applied pursuant to the foregoing clauses will generally be applied as follows: to the trust fund and the holder of the related 622 Third Avenue B Loan, PRO RATA, in accordance with their initial loan balances.

   PAYMENTS FOLLOWING CERTAIN LOAN DEFAULTS. If a Triggering Loan Default has occurred and is continuing, the right of the holder of the related 622 Third Avenue B Loan to receive payments with respect to the 622 Third Avenue Total Loan will be subordinated to the payment rights of the holder of the 622 Third Avenue Loan to receive payments from all amounts tendered by the related borrower or otherwise available for payment of the 622 Third Avenue Total Loan (including amounts received by the applicable master servicer or the applicable special servicer), whether received in the form of monthly payments, a balloon payment, liquidation proceeds, payment or prepayment of principal, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar eminent domain proceedings (other than proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the servicing standard or the related loan documents) are (net of any amounts then due to the applicable master servicer, the applicable special servicer or the trustee with respect to the 622 Third Avenue Total Loan under the Pooling and Servicing Agreement, including any servicing fees and special servicing fees) required to be applied in the following order of priority:

     - FIRST, to the trust fund in an amount equal to interest payments due on the 622 Third Avenue Loan;

     - SECOND, to the trust fund in an amount equal to the principal balance of the 622 Third Avenue Loan until paid in full;

     - THIRD, to the holder of the related 622 Third Avenue B Loan in an amount equal to interest payments due on the 622 Third Avenue B Loan;

     - FOURTH, to the holder of the related 622 Third Avenue B Loan in an amount equal to the principal balance of the 622 Third Avenue B Loan until paid in full;

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     -    FIFTH, PRO RATA, to (a) to the trust fund, any default interest and late payment charges accrued on the 622 Third Avenue Loan and (b) to the holder of the 622 Third Avenue B Loan, any default interest and late payment charges accrued on the 622 Third Avenue B Loan;

     - SIXTH, PRO RATA, to: (A) the trust fund, any Yield Maintenance Charges or Static Prepayment Premiums allocable to the 622 Third Avenue Loan, to the extent actually paid by the related borrower, in accordance with the principal balance of the 622 Third Avenue Loan so prepaid, and (B) the holder of the 622 Third Avenue B Loan, any Yield Maintenance Charges or Static Prepayment Premiums allocable to the related 622 Third Avenue B Loan, to the extent actually paid by the related borrower, in accordance with the principal balance of the 622 Third Avenue B Loan so prepaid; and

     - SEVENTH, any excess amount not otherwise applied pursuant to the foregoing clauses will generally be applied as follows: to the trust fund and the holder of the related 622 Third Avenue B Loan, PRO RATA, in accordance with their initial loan balances.

     PURCHASE OF THE 622 THIRD AVENUE LOAN BY THE HOLDER OF THE 622 THIRD AVENUE B LOAN. The 622 Third Avenue Intercreditor Agreement and the Pooling and Servicing Agreement generally provide that if a Triggering Loan Default has occurred and is continuing, the holder of the 622 Third Avenue B Loan will have the right, prior to any other party, by written notice to the trustee, at any time after the occurrence of the Triggering Loan Default and prior to the earliest to occur of (a) the cure of the Triggering Loan Default, (b) the consummation of a foreclosure sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related mortgaged real property and (c) the modification of the related loan documents effected in accordance with the terms of the Pooling and Servicing Agreement (and subject to the approval rights of the controlling class representative set forth therein), to purchase the 622 Third Avenue Total Loan pursuant to the 622 Third Avenue Loan Intercreditor Agreement at a price equal to the sum of, without duplication, (a) the Stated Principal Balance of the 622 Third Avenue Loan, (b) accrued and unpaid interest thereon at the related Net Mortgage Interest Rate up to (but excluding) the date of purchase and if such date of purchase is not a due date, up to (but excluding) the due date next succeeding the date of purchase, PROVIDED payment is made in good funds by 2:00 p.m. New York local time, (c) any unreimbursed advances made by the applicable master servicer, the applicable special servicer or the trustee together with advance interest thereon, (d) any unreimbursed servicing fees payable to the applicable master servicer and special servicing fees payable to the applicable special servicer, including any master servicing compensation and special servicing compensation payable pursuant to the Pooling and Servicing Agreement, and (e) any unreimbursed costs allocable to the 622 Third Avenue Loan pursuant to the related 622 Third Avenue Intercreditor Agreement.

     In the event that (a) the initial 622 Third Avenue B Loan principal balance MINUS (b) the sum of (x) any payments of principal (whether as prepayments or otherwise) allocated to, and received on, the 622 Third Avenue B Loan, (y) any Appraisal Reduction Amounts and (z) any realized losses with respect to the 622 Third Avenue Total Loan, is less than 25% of the original 622 Third Avenue B Loan principal balance, less any payments of principal (whether as prepayments or otherwise) allocated to, and received on, the 622 Third Avenue B Loan and made by the related borrower (a "622 Third Avenue Control Appraisal Event"), the foregoing rights to purchase the 622 Third Avenue Loan will inure to the 622 Participation Certificates Directing Holder.

     ADMINISTRATION OF THE 622 THIRD AVENUE TOTAL LOAN. Pursuant to the 622 Third Avenue Intercreditor Agreement, the holder of the 622 Third Avenue Loan and the holder of the 622 Third Avenue B Loan have agreed that the 622 Third Avenue Total Loan will be serviced under the Pooling and Servicing Agreement, subject to the rights of the holder of the related 622 Third Avenue B Loan (to be exercised through the 622 Controlling Holder) to direct and/or approve certain actions of the special servicer. See "The Pooling and Servicing Agreement--The Series 2003-C3 Controlling Class Representative" herein.

     The holder of the 622 Third Avenue B Loan will not be entitled, in such capacity, to take direct action regarding the administration of the 622 Third Avenue Total Loan. However, as described under "The Pooling and Servicing Agreement--The Series 2003-C3 Controlling Class Representative," the 622 Controlling Holder will have the right to consent to various actions taken by such applicable master servicer or applicable special servicer with respect to the 622 Third Avenue Total Loan, as well as, the right to replace the existing special servicer with respect to such 622 Third Avenue Total Loan and to designate a replacement special servicer with respect to such 622 Third Avenue Total Loan, as provided in the Pooling and Servicing Agreement.

     Upon the occurrence of a 622 Third Avenue Control Appraisal Event, the 622 Participation Certificates Directing Holder will become the 622 Third Avenue Controlling Holder and will have the rights discussed in the preceding two paragraphs.

                                      S-73
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     CURE RIGHTS OF THE 622 THIRD AVENUE B LOAN. The applicable master servicer or the applicable special servicer will be required to deliver to the holder of the 622 Third Avenue B Loan notice of any failure by the related borrower to make a scheduled payment or notice of the related borrower's other non-monetary default and such holder will have the option to cure such monetary default within 5 business days of receipt of such notice and will have the right to cure such non-monetary default within 30 days of receipt of such notice. The holder of the 622 Third Avenue B Loan will not have the right to cure more than three consecutive scheduled payment defaults within any twelve month period or more than six defaults (whether monetary or non-monetary) over the life of the 622 Third Avenue Total Loan.

     Upon the occurrence of a Control Appraisal Event, the 622 Participation Certificates Directing Holder will have the cure rights described in the previous paragraph.

THE WASHINGTON CENTER PORTFOLIO LOAN

     The mortgage loan identified on Exhibit A-1 to this prospectus supplement as mortgage loan no. 2 (referred to herein as the "Washington Center Portfolio Loan") and two other loans (the "Washington Center Portfolio B Loan" and the "Washington Center Portfolio C Loan" collectively, the "Washington Center Portfolio Junior Loans" and together with the Washington Center Portfolio Loan, the "Washington Center Portfolio Total Loan"), are each secured by the related mortgaged real property. The Washington Center Portfolio Junior Loans are subordinate to the Washington Center Portfolio Loan and are not assets of the trust fund.

     The Washington Center Portfolio Junior Loans are not included in the trust and have an outstanding principal balance, as of the cut-off date, of $64,000,000 and $27,500,000, respectively. The Washington Center Portfolio B Loan and the Washington Center Portfolio C Loan will each be initially held by Column Financial, Inc., which intends to sell or transfer the Washington Center Portfolio B Loan and the Washington Center Portfolio C Loan (subject to compliance with the requirements of the related intercreditor agreement described below). The holder of the Washington Center Portfolio C Loan (the initial "Washington Center Portfolio Controlling Holder") will initially have the rights described below and generally the rights described under "The Pooling and Servicing Agreement--The Series 2003-C3 Controlling Class Representative" with respect to the Washington Center Portfolio Loan, provided that a Washington Center Portfolio Control Appraisal Event (as defined below) has not occurred. If a Washington Center Portfolio Control Appraisal Event has occurred, then such rights will be exercisable by the holder of the Washington Center Portfolio B Loan which will then become the Washington Center Portfolio Controlling Holder.

     The relationship between the holders of the Washington Center Portfolio Loan and the Washington Center Portfolio Junior Loans is governed by an intercreditor agreement (the "Washington Center Portfolio Intercreditor Agreement"). The following describes certain provisions of the Washington Center Portfolio Intercreditor Agreement. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of the Washington Center Portfolio Intercreditor Agreement.

   ALLOCATION OF PAYMENTS BETWEEN THE WASHINGTON CENTER PORTFOLIO LOAN AND THE WASHINGTON CENTER PORTFOLIO JUNIOR LOANS. The right of the holders of the Washington Center Portfolio Junior Loans to receive payments with respect to the Washington Center Portfolio Total Loan is at all times junior to the right of the holder of the Washington Center Portfolio Loan to receive payments of interest, principal and other amounts from amounts collected with respect to the Washington Center Portfolio Total Loan. If no Triggering Loan Default has occurred and is continuing, then all amounts tendered by the related borrower or otherwise available for payment on the Washington Center Portfolio Total Loan (including amounts received by the applicable master servicer or the applicable special servicer), whether received in the form of monthly payments, a balloon payment, liquidation proceeds, payment or prepayment of principal, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar eminent domain proceedings (other than any amounts for required reserves or escrows and other than proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the Servicing Standard or the related loan documents) are (net of any amounts then due to the applicable master servicer, special servicer or the trustee with respect to the Washington Center Portfolio Total Loan under the Pooling and Servicing Agreement, including any servicing fees and special servicing fees) to be applied in the following order of priority:

     - FIRST, PRO RATA (A) to the trust fund in an amount equal to interest payments due on the Washington Center Portfolio Loan, (B) to the holder of the related Washington Center Portfolio B Loan in an amount equal to interest payments due on the Washington Center Portfolio B Loan and (C) to the holder of the related Washington Center Portfolio C Loan in an amount equal to interest payments due on the Washington Center Portfolio C Loan;

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

     - SECOND, (A) to the trust fund in an amount equal to (i) its PRO RATA portion of any principal prepayment on the Washington Center Portfolio Total Loan in accordance with its percentage interest and (ii) its portion of any scheduled principal payment (including any balloon payment) on the Washington Center Portfolio Total Loan (B) to the holder of the related Washington Center Portfolio B Loan in an amount equal to (i) its PRO RATA portion of any principal prepayment on the Washington Center Portfolio Total Loan in accordance with its percentage interest and (ii) its portion of any scheduled principal payment (including any balloon payment) on the Washington Center Portfolio Total Loan and (C) to the holder of the related Washington Center Portfolio C Loan in an amount equal to (i) its PRO RATA portion of any principal prepayment on the Washington Center Portfolio Total Loan in accordance with its percentage interest and (ii) its portion of any scheduled principal payment (including any balloon payment) on the Washington Center Portfolio Total Loan;

     - THIRD, PRO RATA, to (a) to the trust fund, any default interest and late payment charges accrued on the Washington Center Portfolio Loan,
          (b) to the holder of the Washington Center Portfolio B Loan, any default interest and late payment charges accrued on the Washington Center Portfolio B Loan and (c) to the holder of the Washington Center Portfolio C Loan, any default interest and late payment charges accrued on the Washington Center Portfolio C Loan;

     - FOURTH, PRO RATA, to: (A) the trust fund, any Yield Maintenance Charges or Static Prepayment Premiums allocable to the Washington Center Portfolio Loan, to the extent actually paid by the related borrower, in accordance with the principal balance of the Washington Center Portfolio Loan so prepaid, (B) the holder of the Washington Center Portfolio B Loan, any Yield Maintenance Charges or Static Prepayment Premiums allocable to the related Washington Center Portfolio B Loan, to the extent actually paid by the related borrower, in accordance with the principal balance of the Washington Center Portfolio B Loan so prepaid, and (C) the holder of the Washington Center Portfolio C Loan, any Yield Maintenance Charges or Static Prepayment Premiums allocable to the related Washington Center Portfolio C Loan, to the extent actually paid by the related borrower, in accordance with the principal balance of the Washington Center Portfolio C Loan so prepaid.

     - FIFTH, any excess amount not otherwise applied pursuant to the foregoing clauses will generally be applied as follows: to the trust fund and the holders of the Washington Center Portfolio Junior Loans, PRO RATA, in accordance with their initial loan balances.

     If the payment of any master servicing fees or special servicing fees pursuant to the immediately preceding paragraph cause a shortfall in distributions of payments to the Washington Center Portfolio Total Loan, such shortfall will be borne FIRST by the Washington Center Portfolio C Loan and THEN by the Washington Center Portfolio B Loan.

   PAYMENTS FOLLOWING CERTAIN LOAN DEFAULTS. If a Triggering Loan Default has occurred and is continuing, the right of the holders of the Washington Center Portfolio Junior Loans to receive payments with respect to the Washington Center Portfolio Total Loan will be subordinated to the payment rights of the holder of the Washington Center Portfolio Loan to receive payments from all amounts tendered by the related borrower or otherwise available for payment of the Washington Center Portfolio Total Loan (including amounts received by the applicable master servicer or the applicable special servicer), whether received in the form of monthly payments, a balloon payment, liquidation proceeds, payment or prepayment of principal, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar eminent domain proceedings (other than proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the servicing standard or the related loan documents) are (net of any amounts then due to the applicable master servicer, the applicable special servicer or the trustee with respect to the Washington Center Portfolio Total Loan under the Pooling and Servicing Agreement, including any servicing fees and special servicing fees) required to be applied in the following order of priority:

     - FIRST, to the trust fund in an amount equal to interest payments due on the Washington Center Portfolio Loan;

     - SECOND, to the trust fund in an amount equal to the principal balance of the Washington Center Portfolio Loan until paid in full;

     - THIRD, to the holder of the related Washington Center Portfolio B Loan in an amount equal to interest payments due on the Washington Center Portfolio B Loan;

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     -    FOURTH, to the holder of the related Washington Center Portfolio B
          Loan in an amount equal to the principal balance of the Washington Center Portfolio B Loan until paid in full;

     - FIFTH, to the holder of the related Washington Center Portfolio C Loan in an amount equal to interest payments due on the Washington Center Portfolio C Loan;

     - SIXTH, to the holder of the related Washington Center Portfolio C Loan in an amount equal to the principal balance of the Washington Center Portfolio C Loan until paid in full;

     - SEVENTH, PRO RATA, to (a) to the trust fund, any default interest and late payment charges accrued on the Washington Center Portfolio Avenue Loan, (b) to the holder of the Washington Center Portfolio B Loan, any default interest and late payment charges accrued on the Washington Center Portfolio B Loan and (c) to the holder of the Washington Center Portfolio C Loan, any default interest and late payment charges accrued on the Washington Center Portfolio C Loan;

     - EIGHTH, PRO RATA, to: (A) the trust fund, any Yield Maintenance Charges or Static Prepayment Premiums allocable to the Washington Center Portfolio Loan, to the extent actually paid by the related borrower, in accordance with the principal balance of the Washington Center Portfolio Loan so prepaid, (B) the holder of the Washington Center Portfolio B Loan, any Yield Maintenance Charges or Static Prepayment Premiums allocable to the related Washington Center Portfolio B Loan, to the extent actually paid by the related borrower, in accordance with the principal balance of the Washington Center Portfolio B Loan so prepaid and (C) the holder of the Washington Center Portfolio C Loan, any Yield Maintenance Charges or Static Prepayment Premiums allocable to the related Washington Center Portfolio C Loan, to the extent actually paid by the related borrower, in accordance with the principal balance of the Washington Center Portfolio C Loan so prepaid; and

     - NINTH, any excess amount not otherwise applied pursuant to the foregoing clauses will generally be applied as follows: to the trust fund and the holders of the related Washington Center Portfolio Junior Loans, PRO RATA, in accordance with their initial loan balances.

     PURCHASE OF THE WASHINGTON CENTER PORTFOLIO LOAN BY THE HOLDERS OF THE WASHINGTON CENTER PORTFOLIO JUNIOR LOANS. The Washington Center Portfolio Intercreditor Agreement generally provides that if a Triggering Loan Default has occurred and is continuing, any Washington Center Portfolio Junior Holder will have the right, prior to any other party, by written notice to the trustee, at any time after the occurrence of the Triggering Loan Default and prior to the earliest to occur of (a) the cure of the Triggering Loan Default, (b) the consummation of a foreclosure sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related mortgaged real property and (c) the modification of the related loan documents effected in accordance with the terms of the Pooling and Servicing Agreement (and subject to the approval rights of the controlling class representative set forth therein), to purchase the Washington Center Portfolio Loan (if the party exercising the purchase option is the holder of the Washington Center Portfolio B Loan) or the Washington Center Portfolio Loan and the Washington Center Portfolio B Loan (if the party exercising the purchase option is the holder of the Washington Center Portfolio C Loan) pursuant to the Washington Center Portfolio Loan Intercreditor Agreement at a price equal to the sum, without duplication, of (i) the Stated Principal Balance of the Washington Center Portfolio Loan (if the party exercising the purchase option is the holder of the Washington Center Portfolio B Loan) or the aggregate Stated Principal Balance of the Washington Center Portfolio Loan and the Washington Center Portfolio B Loan (if the party exercising the purchase option is the holder of the Washington Center Portfolio C Loan), (ii) accrued and unpaid interest thereon at the related Net Mortgage Interest Rate up to (but excluding) the date of purchase and if such date of purchase is not a due date, up to (but excluding) the due date next succeeding the date of purchase, PROVIDED payment is made in good funds by 2:00 p.m. New York local time, (iii) any unreimbursed advances made by the applicable master servicer, the applicable special servicer or the trustee together with advance interest thereon, (iv) any unreimbursed servicing fees payable to the applicable master servicer and applicable special servicing fees payable to the applicable special servicer, including any master servicing compensation and special servicing compensation payable pursuant to the Pooling and Servicing Agreement, and (v) any unreimbursed costs allocable to the Washington Center Portfolio Loan pursuant to the related Washington Center Portfolio Intercreditor Agreement.

     ADMINISTRATION OF THE WASHINGTON CENTER PORTFOLIO TOTAL LOAN. Pursuant to the Washington Center Portfolio Intercreditor Agreement, the holder of the Washington Center Portfolio Loan and the holders of the Washington Center Portfolio Junior Loans have agreed that the Washington Center Portfolio Total Loan will be serviced under the Pooling and Servicing Agreement, subject to the rights of the Washington Center Portfolio Controlling Holder to direct and/or approve certain actions of the applicable special servicer. See "The Pooling and Servicing Agreement--The Series 2003-C3 Controlling Class Representative" herein.

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     The holders of the Washington Center Portfolio Junior Loans will not be entitled, in such capacity, to take direct actions regarding the administration of the Washington Center Portfolio Total Loan. However, as described under "The Pooling and Servicing Agreement--The Series 2003-C3 Controlling Class Representative," the Washington Center Portfolio Controlling Holder will have the right to consent to various actions taken by such master servicer or special servicer with respect to the Washington Center Portfolio Total Loan, as well as the right to replace the existing special servicer with respect to such Washington Center Portfolio Total Loan and to designate a replacement special servicer with respect to such Washington Center Portfolio Total Loan, as provided in the Pooling and Servicing Agreement.

     In the event that (a) the initial Washington Center Portfolio C Loan principal balance MINUS (b) the sum of (x) any payments of principal (whether as prepayments or otherwise) allocated to, and received on, the Washington Center Portfolio C Loan, (y) any Appraisal Reduction Amounts and (z) any realized losses with respect to the Washington Center Portfolio Total Loan, is less than 25% of the original Washington Center Portfolio C Loan principal balance, less any payments of principal (whether as prepayments or otherwise) allocated to, and received on, the Washington Center Portfolio C Loan and made by the related borrower (a "Washington Center Portfolio Control Appraisal Event"), the foregoing rights of the Washington Center Portfolio Controlling Holder will inure to the holder of the Washington Center Portfolio B Loan.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     DELINQUENCIES. None of the mortgage loans that we intend to include in the trust fund was as of its due date in June 2003, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the mortgage loans--

     - Sixteen (16) mortgaged real properties, securing mortgage loans that represent 6.28% of the initial net mortgage pool balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupy at least 50%, but less than 100%, of the net rentable area of the particular property.

     - Twenty-three (23) mortgaged real properties, securing mortgage loans that represent 7.77% of the initial net mortgage pool balance, are either wholly owner-occupied or leased to a single tenant.

     - Some of the mortgaged real properties that are retail properties may have Dark Tenants.

     - A number of companies are Largest Tenants at more than one of the mortgaged real properties.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Largest Tenant at any of those properties, it is significant to the success of the properties in the aggregate.

     GROUND LEASES. Nine (9) of the mortgage loans that we intend to include in the trust fund, representing 9.40% of the initial net mortgage pool balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. Except as otherwise discussed below, the following is true in each of those cases--

     - the related ground lease, after giving effect to all extension options, expires approximately 20 years or more after the stated maturity of the related mortgage loan,

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     -    the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the lessee, and

     - in general, the related ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Washington Center Portfolio, the borrower has the right to purchase certain personal and real property that is currently subject to a ground lease prior to June 30, 2003. The purchase price has been escrowed with the lender by the borrower under the Washington Center Portfolio Loan. See "--The Washington Center Portfolio Loan."

     OTHER FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the trust fund generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property.

     The borrowers under eighty (80) mortgage loans, which collectively represent 9.93% of the initial net mortgage pool balance and are all secured by residential cooperative properties, are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition to the incurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the Pooling and Servicing Agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% on a loan-by-loan basis (based on the Value Co-op Basis of the related mortgaged real property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged real property not exceed $3.5 million and the condition that the proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

     In the case of the mortgage loans identified on Exhibit A-1 to this prospectus supplement as 100 East Pine Street Apartments and Northside Villas, the mortgage on the related mortgaged real property also secures subordinated debt pursuant to another note that will not be included in the trust. These mortgage loans are referred to herein as the "A/B Loans." See "--The A/B Loans" below. Additionally, in the case of the 622 Third Avenue and Washington Center Portfolio, the mortgage on the related mortgaged real property also secures subordinated debt pursuant to another note that will not be included in the trust. These mortgage loans are referred to herein as the "622 Third Avenue Loan" and the "Washington Center Portfolio Loan," respectively. See "Description of the Underlying Mortgage Loans--The 622 Third Avenue Loan" and "--The Washington Center Portfolio Loan" above.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Great Lakes Crossing, the mortgage loan is secured by the mortgaged real property on a PARI PASSU basis with one other note that is not included in the trust. That mortgage loan is referred to herein as the "Great Lakes Crossing Loan." See "--The Great Lakes Crossing Loan" above.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Chase Village Apartments, representing 1.66% of the initial net mortgage pool balance, the related borrower is permitted to incur secured subordinate debt upon the lender's prior written consent and the satisfaction of certain conditions, including specified combined debt service coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement by an institutional subordinate lender, establishment of a lockbox arrangement and receipt of rating agency confirmation.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as The Veranda at Twin Creek Apartments, representing 0.08% of the initial net mortgage pool balance, the related borrower was permitted to keep in place secured subordinate debt upon the subordinate lender's execution of a subordination and standstill agreement.

     MEZZANINE DEBT. In the case of nine (9) mortgage loans that we intend to include in the trust fund, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of

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any principal in the corresponding mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

     Generally, the senior lender and the mezzanine lender have entered (or are required to enter into upon the incurrence of mezzanine debt) an intercreditor agreement that may provide, among other things, for the right of the mezzanine lender to receive notice and have an opportunity to cure defaults arising under the related mortgage loan. The mezzanine lender can exercise remedies against the related mezzanine borrower and its pledged collateral only upon satisfaction of certain conditions including the delivery of a non-consolidation opinion acceptable to the lender and the rating agencies.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Washington Center Portfolio, representing 7.07% of the initial net mortgage pool balance, the principal of the borrower has obtained mezzanine financing secured by its ownership interest in the related borrower in the original principal amount of $36,500,000. See "Description of the Underlying Mortgage Loans--The Washington Center Portfolio Loan" below.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as One Penn Center, representing 2.77% of the initial net mortgage pool balance, the principal of the borrower has obtained mezzanine financing secured by its ownership interest in the related borrower in the original principal amount of $8,000,000. See "Description of the Underlying Mortgage Loans--One Penn Center" in this prospectus supplement.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Alliance CH Portfolio, representing 2.71% of the initial net mortgage pool balance, the principal of the borrower has obtained mezzanine financing secured by its ownership interest in the related borrower in the original principal amount of $7,600,000. See "Description of the Underlying Mortgage Loans--Alliance CH Portfolio" in this prospectus supplement.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Chase Village Apartments, representing 1.66% of the initial net mortgage pool balance, members of the related borrower may obtain financing secured by pledges of their respective ownership interest in the entities comprising the related borrowing entity, upon the lender's prior written consent and the satisfaction of certain conditions, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement by an institutional mezzanine lender, establishment of a lockbox arrangement and receipt of rating agency confirmation.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as The Mills Apartments, representing 1.29% of the initial net mortgage pool balance, the principal of the borrower has obtained mezzanine financing secured by its ownership interest in the related borrower in the original principal amount of $4,800,000. Such subordinate loan is subject to a subordination agreement providing that payment rights with respect to that subordinate loan are subordinated to the related mortgage loan. Pursuant to the intercreditor agreement, the mezzanine lender has the right but is not obligated to cure certain defaults of the related borrower.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Elk Lakes Shopping Center, representing 0.59% of the initial net mortgage pool balance, the sole member of each co-borrower at the time of the closing of the subject mortgage loan ("Elk Pledging Member") obtained a loan from an unrelated party in the amount of $4,685,915.00, secured by the Elk Pledging Member's membership interests in each such co-borrower. This subordinate loan is subject to a subordination agreement providing that payment rights with respect to the subordinate loan are subordinated to the subject mortgage loan. The subordinate loan documents provide that upon maturity of the subordinate loan and at the request of the subordinate lender, the Elk Pledging Member shall cause all remaining undivided interests in the mortgaged real property then held by each such co-borrower to be conveyed to the subordinate lender, subject to satisfaction of all conditions contained in the subject mortgage loan documents. The related mortgaged real property is subject to a lockbox arrangement.

     In the case of the mortgage loans identified on Exhibit A-1 to this prospectus supplement as Shops at Boca, representing 0.51% of the initial net mortgage pool balance, the principal of the related borrower is permitted to obtain future mezzanine financing secured by its ownership interest in the related borrower upon the satisfaction of certain conditions, including but not limited to specified debt service coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement by the mezzanine lender and receipt of rating agency confirmation.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Buffalo Square Shopping Center, representing 0.33% of the initial net mortgage pool balance, one of the co-borrowers has (i) obtained a loan from an unrelated party in the amount of $320,600.00, secured solely by certain cash distributions, and (ii) obtained a loan from an unrelated party in the amount of $1,696,175.00, secured solely by the membership interests of the sole member in each of the

                                      S-79
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co-borrowers at the time of the closing of the subject mortgage loan. Each such subordinate loan is subject to a subordination agreement providing that payment rights with respect to that subordinate loan are subordinated to the subject mortgage loan. The documents evidencing the subordinate loan provide that upon maturity of the subordinate loan and at the request of the subordinate lender, such co-borrower shall cause all remaining undivided interests in the subject mortgaged real property then held by such co-borrower to be conveyed to the subordinate lender, subject to satisfaction of all conditions contained in the subject mortgage loan documents. The related mortgaged real property is subject to a lockbox arrangement.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Tarrant Parkway Commons, representing 0.25% of the initial net mortgage pool balance, the sole member of each co-borrower at the time of the closing of the subject mortgage loan ("Tarrant Pledging Member") obtained a loan from an unrelated party in the amount of $1,910,000.00, secured by the Tarrant Pledging Member's membership interests in each such co-borrower. This subordinate loan is subject to a subordination agreement providing that payment rights with respect to the subordinate loan are subordinated to the subject mortgage loan. The subordinate loan documents provide that upon maturity of the subordinate loan and at the request of the subordinate lender, the Tarrant Pledging Member shall cause all remaining undivided interests in the mortgaged real property then held by each such co-borrower to be conveyed to the subordinate lender, subject to satisfaction of all conditions contained in the subject mortgage loan documents. The related mortgaged real property is subject to a lockbox arrangement.

     TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the current principal use of the respective mortgaged real property or, except as reflected in the appraised value shown in the appraisal used to underwrite the mortgage loan, the value of the respective mortgaged real property as security for the subject pooled mortgage loan. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

THE A/B LOANS

     GENERAL. In the case of the mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as 100 East Pine Street and Northside Villas (referred to in this prospectus supplement as the "A Loans"), representing in the aggregate 0.77% of the initial net mortgage pool balance, each related borrower has encumbered the related mortgaged real property with subordinate debt (each a "Corresponding B Loan"). In each case, the aggregate debt consisting of the A Loan and the Corresponding B Loan (collectively, the "A/B Loan") is secured by a single mortgage or deed of trust. We intend to include the A Loans in the trust fund. The Corresponding B Loans were sold immediately after origination to CBA-Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the trust fund.

     Each A Loan and Corresponding B Loan comprising an A/B Loan are cross-defaulted. The outstanding principal balance of each Corresponding B Loan does not exceed five percent (5%) of the underwritten appraised value of the related mortgaged real property that secures the related A/B Loan. Each Corresponding B Loan has an interest rate of 15% per annum and has the same maturity date, amortization schedule and prepayment structure as the related A Loan. For purposes of the information presented in this prospectus supplement with respect to each A Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the indebtedness evidenced by the A Loan and does not take into account the related Corresponding B Loan.

     The trust fund, as the holder of each A Loan, and the holder of the related Corresponding B Loan will be successor parties to a separate intercreditor agreement (each, an "A/B Loan Intercreditor Agreement") with respect to each A/B Loan. Servicing and administration of each A Loan (and to the extent described below, each Corresponding B Loan) will be performed by the applicable master servicer on behalf of the trust fund (and, in the case of each Corresponding B Loan, on behalf of the holder of that loan). The servicer of each Corresponding B Loan will collect payments with respect to that mortgage loan. The applicable master servicer will provide certain information and reports related to each A/B Loan to the holder of the related Corresponding B Loan, but will not collect payments with respect to such Corresponding B Loan until the occurrence of certain events of default with respect to such A/B Loan described in the related A/B Loan Intercreditor Agreement. The following describes certain provisions of the A/B Loan Intercreditor Agreements, but does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each A/B Loan Intercreditor Agreement.

     ALLOCATION OF PAYMENTS BETWEEN THE A LOANS AND THE CORRESPONDING B LOANS. The right of the holder of each Corresponding B Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the

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holder of the related A Loan to receive such amounts. For each A/B Loan, an "A/B
Material Default" consists of the following events: (a) the acceleration of the A Loan or the Corresponding B Loan; (b) the existence of a continuing monetary default; and/or, (c) the filing of a bankruptcy action by, or against, the related borrower. So long as an A/B Material Default has not occurred or, if an A/B Material Default has occurred, but that A/B Material Default is no longer continuing with respect to an A/B Loan, the related borrower under the A/B Loan will make separate payments of principal and interest to the respective holders of the related A Loan and Corresponding B Loan. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust fund (as the holder of the subject A Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of the A/B Loans (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the subject A Loan and then to the principal balance of the Corresponding B Loan. If an A/B Material Default occurs and is continuing with respect to an A/B Loan, then all amounts tendered by the related borrower or otherwise available for payment of such A/B Loan will be applied by the applicable master servicer (with any payments received by the holder of the subject Corresponding B Loan after and during such an A/B Material Default to be forwarded to the applicable master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related A/B Loan Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges and outstanding expenses with respect to the subject A Loan will be paid in full prior to any application of payments to the Corresponding B Loan.

     If, after the expiration of the right of the holder of a Corresponding B Loan to purchase the related A Loan (as described below) an A Loan or Corresponding B Loan is modified in connection with a workout so that, with respect to either the A Loan or the Corresponding B Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust fund (as the holder of the A Loan) will be made as though such workout did not occur and the payment terms of the A Loan will remain the same. In that case, the holder of the Corresponding B Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the A Loan or the Corresponding B Loan attributable to such workout (up to the outstanding principal balance together with accrued interest thereon, of the Corresponding B Loan).

     SERVICING OF THE A/B LOANS. Each A Loan and the related mortgaged real property will be serviced and administered by the applicable master servicer or the applicable special servicer, as the case may be, pursuant to the Pooling and Servicing Agreement. The applicable master servicer or the applicable special servicer, as the case may be, will service and administer each Corresponding B Loan to the extent described below. The servicing standard set forth in the Pooling and Servicing Agreement will require the applicable master servicer and the applicable special servicer to take into account the interests of both the trust fund and the holder of the related Corresponding B Loan when servicing an A/B Loan, with a view to maximizing the realization for both the trust fund and such holder as a collective whole. Any holder of a Corresponding B Loan will be deemed a third party beneficiary of the Pooling and Servicing Agreement to the extent that it relates to the servicing of a Corresponding B Loan.

     The applicable master servicer and the applicable special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, the A/B Loans, and (subject to certain limitations with respect to modifications and certain rights of the holder of each Corresponding B Loan to purchase the corresponding A Loan) the holder of the Corresponding B Loan has no voting, consent or other rights whatsoever with respect to such master servicer's or such special servicer's administration of, or the exercise of its rights and remedies with respect to, the related A/B Loan.

     So long as an A/B Loan is a performing mortgage loan, the applicable master servicer will have no obligation to collect payments with respect to the related Corresponding B Loan. A separate servicer of each Corresponding B Loan will be responsible for collecting amounts payable in respect of such Corresponding B Loan. That servicer will have no servicing duties or obligations with respect to the related A Loan or the related mortgaged real property. If an A/B Material Default occurs with respect to an A/B Loan, the applicable master servicer or the applicable special servicer, as the case may be, will (during the continuance of the A/B Material Default) collect and distribute payments for both of the subject A Loan and Corresponding B Loan pursuant to the sequential payment waterfall set forth in the related A/B Loan Intercreditor Agreement.

     ADVANCES. Neither of the master servicers nor the trustee is required to make any monthly debt service advance with respect to a Corresponding B Loan. Neither the holder of a Corresponding B Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related A Loan or any servicing advance with respect to the related mortgaged real property. The applicable master servicer (and, if applicable, the applicable special servicer or the trustee) will make servicing advances with respect to the mortgaged real properties securing the A/B Loans. No servicing advances will be made by the applicable master servicer for the mortgaged real properties securing the A/B Loans after the principal balance of the related A Loan is reduced to zero.

     MODIFICATIONS. The ability of the applicable master servicer or the applicable special servicer to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a Corresponding B Loan, the related A Loan or the related loan documents, is limited by the rights of the holder of the Corresponding B Loan to approve such modifications and other actions as set forth in the related A/B Loan Intercreditor Agreement; provided that the consent of the holder of a Corresponding B Loan will not be required in connection with any such modification or other action with respect to an A/B Loan after the expiration of such holder's right to purchase the related A Loan. The directing certificateholder may, in some cases, have the right to approve such action by a servicer. The holder of a Corresponding B Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such Corresponding B Loan or the related loan documents without the prior written consent of the applicable special servicer (which consent will be subject to the approval of the series 2003-C3 controlling class representative).

     PURCHASE OF THE A LOAN BY THE HOLDER OF THE CORRESPONDING B LOAN. Upon the occurrence of any one of certain defaults that are set forth in each A/B Loan Intercreditor Agreement and within 30 days of receipt of notice of such defaults, the holder of the subject Corresponding B Loan will have the right to notify the trust that it intends to purchase the related A Loan (with closing of such purchase to occur no more than 30 days following the election to exercise such right) at a purchase price determined under that A/B Loan Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such A Loan, (b) accrued and unpaid interest on the outstanding principal balance of the A Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer or the trustee with respect to such A Loan together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of such A/B Loan by the applicable master servicer or the applicable special servicer, (e) any interest on any unreimbursed debt service advances made by the applicable master servicer or the trustee with respect to such A Loan, (f) master servicing fees, special servicing fees and trustee's fees payable under the Pooling and Servicing Agreement, and (g) out-of-pocket expenses incurred by the trustee or the applicable master servicer with respect to the A/B Loan together with advance interest thereon. The holder of the Corresponding B Loan does not have any rights to cure any defaults with respect to the A/B Loan.

UNDERWRITING MATTERS

     GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquiror of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental investigation (which investigation, with respect to residential cooperative loans in the amount of $400,000 or less, may consist of ASTM transaction screens) with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. In the case of two hundred fifteen (215) of those mortgaged real properties, securing mortgage loans that represent 94.46% of the initial net mortgage pool balance, that environmental investigation was conducted during the 12-month period ending in June 2003. In the case of two hundred eighteen (218) mortgaged real properties, securing mortgage loans that represent 95.54% of the initial net mortgage pool balance, that environmental investigation was conducted during the 18-month period ending in June 2003. In the case of two hundred eighteen (218) mortgaged real properties, securing mortgage loans that represent 95.54% of the initial net mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment. In the case of fifty-five (55) mortgaged real properties, securing mortgage loans that represent 4.46% of the initial net mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to testing for asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. All of the Phase I environmental assessments and transaction screens included as part of that environmental testing either comply, or state that they comply, in all material respects with ASTM standards. The environmental assessment at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, then:

     1. an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     2. an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan; or

     3. when soil or groundwater contamination was suspected or identified, either--

          (a) those conditions were remediated or abated prior to the closing date; or

          (b) a letter was obtained from the applicable regulatory authority stating that no further action was required; or

          (c)  the requirements set forth in clause 4 below are met; or

     4. either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not greater than 2% of the outstanding principal balance of the related mortgage loan or $50,000, whichever is greater, or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, a prior owner has acknowledged responsibility, or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000; or

     5. in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, generally a responsible party has been identified under applicable law, and either--

          (a) that condition is not known to have affected the mortgaged real property, or

          (b) the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, received an acknowledgement of responsibility, established a remediation fund, or provided an indemnity or guaranty to the borrower, or

          (c)  an environmental insurance policy was obtained; or

     6. in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the factor.

     In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

     - the establishment of an operation and maintenance plan to address the issue, or

     - in some cases involving asbestos-containing materials, lead-based paint and/or radon, an abatement or removal program.

In a few cases, the particular asbestos-containing materials, lead-based paint and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund, required the related borrower generally either:

     1.   to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In several cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

     - the mortgaged real property had not been affected or had been minimally affected, and the potential for the problem to affect the mortgaged real property was limited, or

     -    a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

     -    us,

     -    any of the other parties to the Pooling and Servicing Agreement,

     -    any of the mortgage loan sellers,

     -    any of the underwriters, or

     -    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In the case of fifty-five (55) mortgaged real properties, securing mortgage loans that represent 4.46% of the initial net mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those fifty-five (55) properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those fifty-five (55) mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     - required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See  "--Underwriting Matters--Environmental Insurance" below.

     The Pooling and Servicing Agreement requires that the applicable special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

     ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing mortgage loans will, in each case, be covered by an individual or a blanket secured creditor impaired property policy. In general, those policies provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

     1. if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards, the insurer will indemnify the trust fund for the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid (with respect to one of the three mortgaged properties that secure the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Metaldyne Industrial III Portfolio, no insurance coverage is applicable unless the borrower has defaulted under the related mortgage loan and a governmental entity with authority under environmental laws has ordered, directed or requested in writing, the removal, remediation (including the associated monitoring) or disposal of soil, surface water, or groundwater or other contamination, provided such conditions are not naturally present in the environment in the concentration or amounts discovered);

     2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

     3. if the trust fund enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

     Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the trust fund report a claim as soon as possible, with a maximum time period for reporting during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos.

     The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under all of those policies is American International Group, Inc. or one of its member companies. American International Group, Inc. currently has an "AAA" rating by S&P, "Aaa" by Moody's, "AAA" by Fitch and "A++" by A.M. Best.

     PROPERTY CONDITION ASSESSMENTS. All of the mortgaged real properties securing the mortgage loans that we intend to include in the trust were inspected by third-party engineering firms or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. Two hundred seventy-three (273) of those mortgaged real properties, securing mortgage loans that represent 100% of the initial net mortgage pool balance, were inspected during the 18-month period ending in June 2003. Two hundred seventy-two (272) of those mortgaged real properties, securing mortgage loans that represent 99.83% of the initial net mortgage pool balance, were inspected during the 12-month period ending in June 2003.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     APPRAISALS AND MARKET STUDIES. In the case of two hundred seventy-three
(273) mortgaged real properties, securing mortgage loans that represent 100% of the initial net mortgage pool balance, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal of all of those mortgaged real properties securing the mortgage loans that we intend to include in the trust fund during the 18-month period ending in June 2003, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor either master servicer, special servicer, the trustee nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     -    buyer and seller are motivated;

     - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     -    a reasonable time is allowed to show the property in the open market;

     - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we, the master servicers, the special servicers, the trustee nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

     In the case of mortgage loans that are acquisition financing, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the mortgage loan was underwritten.

     ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

     - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire mortgage loan, or

          2. taking into account the cost of repair, be sufficient to pay down that mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case. Furthermore, in light of the relatively low loan-to-value ratios for the underlying mortgage loans secured by residential cooperative properties, the related originator generally did not conduct such an analysis with respect to those loans.

     SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to some or all of the following exceptions:

     - all third-party reports made on the related mortgaged real property are abbreviated and contain less information than the third-party reports on which Column relies for its standard conduit loans;

     - other than an appraisal of the related mortgaged real property, no site inspection or independent market study is conducted prior to origination;

     - review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property; and

     - the loan committee write-up for each mortgage loan is abbreviated and contains less information than those for standard conduit loans.

In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower.

SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the ten (10) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the trust fund.

                                622 THIRD AVENUE

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:

  622 Third Avenue Pooled            $203,000,000
  Portion:

  622 Third Avenue Non-Pooled        $40,000,000
  Portion(1):

  622 Third Avenue Loan(2):          $243,000,000

FIRST PAYMENT DATE:                  May 11, 2003

MORTGAGE INTEREST RATE(3):           5.8806%

AMORTIZATION(4):                     360 months

HYPERAMORTIZATION:                   After May 11, 2013, the interest rate
                                     increases by 2% on each of the 622 Third
                                     Avenue Pooled and Non-Pooled Portions and all excess cash flow is used to reduce, PRO
                                     RATA, the outstanding principal balances of the 622 Third Avenue Pooled Portion, the
                                     622 Third Avenue Non-Pooled Portion and the
                                     622 Third Avenue B Loan until the principal balances are reduced to zero.

ARD DATE:                            May 11, 2013

MATURITY DATE:                       May 11, 2035

MATURITY/ARD BALANCE(5):             $182,092,814

BORROWER:                            622 Third Avenue Company LLC

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three months prior to the anticipated
                                     repayment date.

LOAN PER SQUARE FOOT(5):             $202

UP-FRONT RESERVES:                   Engineering Reserve(6):            $81,875

                                     Environmental Reserve(7):           $1,250

ONGOING RESERVES:                    Tax and Insurance Escrow(8):           Yes

                                     Replacement Reserve(9):                Yes

                                     Rollover Reserve(10):                  Yes

LOCKBOX:                             Springing

MEZZANINE:                           None


                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset

PROPERTY TYPE:                       Office

PROPERTY SUB-TYPE:                   CBD

LOCATION:                            New York, New York

YEAR BUILT/RENOVATED:                1973/2000

SQUARE FEET:                         1,005,626

OCCUPANCY AT U/W(11):                98%

OWNERSHIP INTEREST:                  Fee

MAJOR TENANTS               NRSF          % OF NRSF      LEASE EXPIRATION
-------------               ----          ---------      ----------------
Interpublic Group         451,118           44.9%           9/30/2021
of Companies

CIBC                      131,000           13.0%           9/30/2013

TMP Worldwide, Inc.       104,000           10.3%           9/30/2015

PROPERTY MANAGEMENT:                 Cohen Brothers Realty Corporation

U/W NCF:                             $32,874,583

APPRAISED VALUE:                     $390,000,000

APPRAISAL DATE:                      February 1, 2003

CUT-OFF DATE LTV RATIO(12):          52.1%

MATURITY/ARD LTV RATIO(12):          46.7%

U/W DSCR(12):                        2.33x

(1) Payments made by the borrower under the 622 Third Avenue Loan and allocated to the 622 Third Avenue Non-Pooled Portion will be distributed to the 622 Third Avenue participation certificates and not to the other series 2003-C3 certificates.
(2) In addition to the 622 Third Avenue Loan, the mortgaged property also secures another subordinate note in the amount of $42,000,000, which will be referred to herein as the 622 Third Avenue B Loan. The 622 Third Avenue B Loan will not be included in the trust.
(3) Based on the 622 Third Avenue Pooled Portion. The Mortgage Interest Rate on the 622 Third Avenue Non-Pooled Portion is 6.3385% and the Net Mortgage Interest Rate on the 622 Third Avenue Non-Pooled Portion is 6.30713%. The interest rate on the 622 Third Avenue B Loan is 10.5000%.
(4) The 622 Third Avenue Total Loan provides for interest-only payments for the first 24 months.
(5)  Based on the principal balance of the 622 Third Avenue Pooled Portion.
(6) The engineering reserve was established at closing to fund immediate repairs and replacements.
(7) The environmental reserve was established at closing to fund certain environmental protocols required by the Phase I environmental report delivered to lender in connection with the making of the 622 Third Avenue Loan.
(8) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(9) The borrower is required to deposit $16,760.43 per month into a replacement reserve to fund ongoing repairs and replacements.
(10) The borrower is required to deposit $208,333.33 per month into a rollover reserve to fund tenant improvement and leasing commission obligations. In addition, certain other amounts are required to be deposited into the rollover reserve upon certain trigger events. See "Cash Management/Lockbox" below.
(11) Occupancy is based on the December 31, 2002 rent roll. One of the tenants, Shandwick USA, Inc., an affiliate of Interpublic Group of Companies ("IPG"), representing 6.5% of the NRA is currently not in occupancy, but continues to pay rent under its lease. The borrower has been advised by IPG that it intends to begin utilizing the space for another of its subsidiaries.

(12) Based on the 622 Third Avenue Pooled Portion. The aggregate cut-off date LTV ratio for the 622 Third Avenue Pooled Portion and 622 Third Avenue Non-Pooled Portion is 62.3% and the aggregate cut-off date LTV ratio for the 622 Third Avenue Total Loan is 73.1%. The aggregate maturity/ARD LTV ratio for the 622 Third Avenue Pooled Portion and 622 Third Avenue Non-Pooled Portion is 55.9% and the aggregate maturity/ARD LTV ratio for the 622 Third Avenue Total Loan is 65.6%. The U/W DSCR for the 622 Third Avenue Pooled Portion and the 622 Third Avenue Non-Pooled Portion is 1.93x and the U/W DSCR for the 622 Third Avenue Total Loan is 1.50x.

     THE LOAN. The largest Loan was originated on April 9, 2003. The 622 Third Avenue Loan is secured by a mortgage encumbering one office building in New York, New York.

     THE BORROWER. The borrower under the 622 Third Avenue Loan is 622 Third Avenue Company LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of New York. 622 Third Management Corp. is the managing member of the borrower. The sponsor, Charles Steven Cohen, has developed and managed over 12 million square feet of Class A office and design showroom space throughout the United States.

     THE PROPERTY. The 622 Third Avenue Property is an office building located at and commonly known as 622 Third Avenue, New York, New York. The building contains 1,005,626 square feet.

     PROPERTY MANAGEMENT. The 622 Third Avenue Property is managed by Cohen Brothers Realty Corporation, an affiliate of the borrower. The property management agreement generally provides for a management fee of a maximum of 3% per annum of all rentals and other income, in addition to leasing commissions in connection with the leasing of retail office and commercial space, which is subordinated to the 622 Third Avenue Loan. The lender under the 622 Third Avenue Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 622 Third Avenue Loan. Cohen Brothers Realty Corporation manages Class A office and design showroom space comprising of over 12 million square feet. Cohen Brothers Realty Corporation is headquartered in New York, New York.

     CASH MANAGEMENT/LOCKBOX. The borrower under the 622 Third Avenue Loan must cause all rents from the 622 Third Avenue Property to be deposited directly by the tenants into a lockbox account controlled by the lender. Unless and until an event of default or other trigger event (including a bankruptcy of IPG), one of the tenants of the 622 Third Avenue Property) occurs, the borrower will have access to the excess cash flow. In the case of a trigger event that consists of the bankruptcy of the tenant IPG, such excess cash flow up to $12,000,000 will be deposited in the rollover reserve account to be used for re-letting the IPG space and will be released to the borrower upon either (a) the date that the bankruptcy action of IPG is terminated, IPG is discharged or the IPG lease is affirmed in the bankruptcy action, provided that in each such instance, the IPG lease is in full force and effect on such date or (b) the achievement of a debt service coverage ratio for the 622 Third Avenue Total Loan of 1.20x as of the last day of the calendar quarter occurring after the occurrence of the bankruptcy of IPG. Upon termination of the trigger event, the borrower will again have access to the excess cash flow.

     OTHER FINANCING. The 622 Third Avenue Loan and another note (the "622 Third Avenue B Loan" and together with the 622 Third Avenue Loan, the "622 Third Avenue Total Loan") are secured by the related mortgaged real property. The 622 Third Avenue B Loan is subordinate to the 622 Third Avenue Loan and is not included in the trust fund. See "--The 622 Third Avenue Loan" in this prospectus supplement.

                           WASHINGTON CENTER PORTFOLIO

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE(1):   $122,000,000

FIRST PAYMENT DATE:                  July 11, 2003

MORTGAGE INTEREST RATE(2):           4.8089%

AMORTIZATION(3):                     360 months

HYPERAMORTIZATION:                   After June 11, 2010, the interest rate
                                     increases by 2% on the Washington Center
                                     Portfolio Total Loan and all excess cash flow is used FIRST to reduce the outstanding principal balance of the
                                     Washington Center Loan, THEN to reduce the outstanding principal balance of the
                                     Washington Center B Loan and LAST to reduce the outstanding principal balance of the Washington Center C Loan, in each case, until the outstanding principal balance is reduced to zero.

ARD DATE:                            June 11, 2010

MATURITY DATE:                       June 11, 2033

MATURITY/ARD BALANCE:                $111,053,830

BORROWER:                            Square 345 Limited Partnership

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until the
                                     date that is two months prior
                                     to its anticipated repayment
                                     date.

                                                OFFICE            HOTEL
                                                ------            -----
LOAN PER SQUARE FOOT/ROOM(4):                   $ 130           $ 85,180

UP-FRONT RESERVES:                   Engineering Reserve(5):            $714,675

                                     Debt Service Reserve(6):         $1,750,000

                                     Ground Lease Buyout Reserve(7):    $515,000

                                     Liquidity Reserve(8):            $1,000,000

ONGOING RESERVES:                    Ground Rent Reserve Fund(9):            Yes

                                     Tax and Insurance

                                     Escrow(10)(14):                         Yes

                                     Replacement Reserve(11):                Yes

                                     Rollover Reserve(12):                   Yes

                                     Excess Cash Flow Reserve(13):           Yes

                                     FF&E Reserve(14):                       Yes

LOCKBOX(15):                         Hard

MEZZANINE(16):                       Yes


                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Portfolio

PROPERTY TYPE:                       Mixed Use

PROPERTY SUB-TYPE:                   CBD/Full Service

LOCATION:                            Washington, D.C.

                                                   OFFICE         HOTEL
                                                   ------         -----
YEAR BUILT/RENOVATED:                             1989/N/A      1987/2003

SQUARE FEET/ROOMS:                                355,718          888

OCCUPANCY AT U/W(17):                100%

OWNERSHIP INTEREST:                  Fee/Leasehold

MAJOR TENANTS                       NRSF    % OF NRSF     LEASE EXPIRATION
-------------                       ----    ---------     ----------------
Keller & Heckman                   74,852     21.0%           9/30/2006

Banner & Witcoff                   52,211     14.7%           2/28/2007

Computer Sciences Corporation      46,133     13.0%           2/15/2004

                                           OFFICE                 HOTEL
                                           ------                 -----
PROPERTY MANAGEMENT:                 QDC Management, Inc.    Hyatt Corporation

U/W NCF:                             $24,664,486

APPRAISED VALUE(18):                 $320,000,000

APPRAISAL DATE:                      April 1, 2003

CUT-OFF DATE LTV RATIO(19):          38.1%

MATURITY/ARD LTV RATIO(19):          34.7%

U/W DSCR(19):                        3.21x

(1) The Washington Center Portfolio Property consists of an office building and a hotel. The allocated loan amount of the office portion and the hotel portion of the Washington Center Portfolio Property is $46,360,000 and $75,640,000, respectively. In addition, the Washington Center Portfolio Property also secures two additional subordinate loans, the Washington Center Portfolio B Loan and Washington Center Portfolio C Loan, which have original principal balances of $64,000,000 and $27,500,000, respectively.
(2) Based on the Washington Center Portfolio Loan. The mortgage interest rates for the Washington Center Portfolio B Loan and the Washington Center Portfolio C Loan are 6.208% and 10.000%, respectively.
(3) The Washington Center Portfolio Loan provides for interest-only payments for the first 18 months.
(4) Based on an allocated loan amount of $46,360,000 (office parcel) and $75,640,000 (hotel parcel) of the cut-off date principal balance of the Washington Center Portfolio Loan.
(5) The engineering reserve was established at closing to fund immediate repairs and replacements.
(6) The debt service reserve was established at closing as additional collateral for the Washington Center Portfolio Total Loan and may be applied to monthly debt service payments under the Washington Center Portfolio Loan and the Washington Center Portfolio mezzanine loan in the event that the related borrower does not have sufficient funds available. In the event that the lender applies any funds in the debt service reserve for such purposes, the borrower will be required to deposit additional funds so that at all times such reserve maintains a balance of $1,750,000.
(7) The ground lease buyout reserve was established at closing to fund the ground lease buyout of certain personal and real property that borrower is required to purchase prior to June 30, 2003 (the "Ground Lease Buyout"). See "--Ground Lease" below.

(8) The borrower will deposit $1,000,000 at closing as additional security for the Washington Center Portfolio Total Loan and the Washington Center mezzanine loan. Additionally, the lender will collect (a) one hundred percent (100%) of all excess cash flow until the total amount in the liquidity reserve equals $2,500,000, (b) seventy-five percent (75%) of all excess cash flow until the total amount in the liquidity reserve equals $4,000,000 and (c) fifty percent (50%) of all excess cash flow until the total amount in the liquidity reserve equals $5,000,000.
(9) Borrower will deposit $4,019.50 and, prior to the occurrence of the Ground Lease Buyout, will pay ongoing one-twelfth of the ground rent that lender estimates will be payable by the borrower during the next 12 months in order to accumulate with the lender enough funds to pay all ground rent at least 30 days prior to the due date of such ground rent.
(10) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies; provided that the borrower is not required to make any payments into the tax and insurance escrow with respect to the portion of the Washington Center Portfolio Property that consists of the hotel parcel so long as Hyatt Corporation is the hotel manager pursuant to the hotel management agreement.
(11) The borrower is required to deposit $5,928.67 per month into the replacement reserve to fund ongoing repairs and replacements.
(12) The borrower is required to deposit $83,333.33 per month into the rollover reserve to fund tenant improvement and leasing commission obligations with respect to the portion of the Washington Center Portfolio Property that consists of the office parcel. In the event that the lender applies any funds in the rollover reserve for such purposes, the borrower will be required to deposit additional funds so that at all times such reserve maintains a balance of equal to the product of $83,333 and the number of payment dates from and after the first payment date occurring after the closing of the Washington Center Portfolio Loan through, and including, the payment date with respect to which such amount is being collected by the lender. During any period from and after the date that (a) Keller & Heckman renews and/or extends its existing lease for a term equal to greater than ten (10) years or (b) the space demised to Keller & Heckman as of the closing of the Washington Center Portfolio Loan is relet pursuant to a lease that is approved by the lender in accordance with the terms of the loan documents; to the extent the total amount of the rollover reserve equals or exceeds $2,000,000, the borrower will not be required to make any further deposits to the rollover reserve; provided, that in the event that the total amount of the rollover reserve is thereafter reduced to less than $2,000,000, the lender will be required to apply all excess cash flow to the rollover reserve until the total amount in the rollover reserve is restored to $2,000,000.
(13) If the lender accepts a cure of an event of default under the Washington Center Portfolio Total Loan or the debt service coverage ratio of the Washington Center Portfolio Total Loan and the Washington Center mezzanine loan is less than 1.10x, excess cash flow will be deposited into the excess cash flow reserve to serve as additional security for the Washington Center Portfolio Total Loan and the Washington Center mezzanine loan. Upon the expiration of a consecutive six month period following the cure of an event of default under the Washington Center Portfolio Total Loan and the Washington Center mezzanine loan, provided no other event of default has occurred under the Washington Center Portfolio Total Loan or upon the expiration of a consecutive two calendar quarter period during which the debt service coverage ratio of the Washington Center Portfolio Total Loan and the mezzanine loan is not less than 1.15x, as applicable, the borrower will no longer be required to deposit excess cash flow into the excess cash flow reserve.
(14) Hyatt Corporation will maintain the FF&E escrow and the tax and insurance escrow with respect to the Washington Center Portfolio Property that consists of the hotel parcel.
(15) With respect to the hotel portion of the Washington Center Portfolio Property, property receipts are deposited by the manager into an account controlled by the manager. After application of such amounts to hotel operating expenses and deposits into the FF&E escrow, the manager remits excess amounts monthly to an account controlled by the lender.
(16) See "--Other Financing" below.
(17) Exclusive of hotel occupancy.
(18) The appraised value of the Washington Center Portfolio consists of an appraisal of $125,000,000 for the office parcel and $195,000,000 for the hotel parcel.
(19) Based on the Washington Center Portfolio Loan. The Washington Center Portfolio Total Loan (which includes the Washington Center Portfolio B Loan and the Washington Center Portfolio C Loan) has a cut-off date LTV ratio of 66.7% and an U/W DSCR of 1.61x.

     THE LOAN. The second largest Loan was originated on May 29, 2003. The Washington Center Portfolio Loan is secured by a mortgage encumbering a first priority mortgage encumbering a hotel and office building in Washington, D.C.

     THE BORROWER. The borrower under the Washington Center Portfolio Loan is Square 345 Limited Partnership. The borrower is a limited partnership organized under the laws of the District of Columbia. The sponsors are Quadrangle Development Corporation and Kenneth H. Simpson. Quadrangle Development Corporation owns 11 million square feet of office and hotel real estate assets throughout the Washington, D.C. area.

     THE WASHINGTON CENTER PORTFOLIO PROPERTY. The Washington Center Portfolio Property is a mixed-use full service hotel and CBD office property located in the East End District of Washington, D.C. The Property consists of an 888-room Grand Hyatt Hotel and two Class A office buildings with a total of 355,718 square feet. The Washington Center Portfolio Property occupies an entire city block bounded by G, H, 10th and 11th Streets.

     The Washington Center Portfolio Property's hotel, the Grand Hyatt Hotel was developed in conjunction with the Washington Center Portfolio office building, and was completed in 1987. The hotel has numerous amenities such as a regency club, six restaurants and over 40,000 square feet of meeting/banquet facilities. The Washington Center Portfolio Property has direct underground access to the Metro subway and is located at the Metro Center. The hotel has recently undergone a $8 million renovation.

     Washington Center, completed in 1989, and Washington Center East comprise the office component of the Washington Center Portfolio Property and contain a total of 355,718 square feet. Washington Center, is a 12-story building, with 28,000 square foot floor plates and a 12-story atrium. Washington Center East, also known as the historic 1906 McLachlen Bank Building, is a nine-story building that was substantially renovated in 1989.

     PROPERTY MANAGEMENT. The office building portion of the Washington Center Portfolio Property is managed by QDC Management, Inc., a wholly owned affiliate of Quadrangle Development Corporation. The property management agreement generally provides for a base management fee of 3% per annum of gross operating revenue, which is subordinated to the Washington Center Portfolio Loan. The hotel portion of the Washington Center Portfolio Property is managed by Hyatt Corporation, a professional management corporation. The property management agreement generally provides for (i) a base management fee of 3.25% per annum of gross operating revenue (the "Basic Fee"), (ii) 0.25% of total revenues if available after the payment of operating expenses, the Basic Fee, the payment of $14,000,000 to the borrower under the Washington Center Portfolio Loan and the funding of the FF&E Reserve and (iii) an incentive fee of 20% of all available cash flow thereafter. None of these management fees are subordinated to the Washington Center Portfolio Loan. Hyatt Corporation opened its first hotel on September 27, 1957. Today, there are 207 Hyatt hotels and resorts around the world which are managed by Hyatt Corporation and its affiliates, with an additional 16 hotels under development. The lender under the Washington Center Portfolio Loan has the right to require termination of the office and hotel management agreements following the occurrence of an event of default under the management agreements, which default is not cured within any applicable grace or cure period. Quadrangle Development Corporation is a Washington, D.C. based full service real estate company. They have provided leasing, development and property management services on over 11 million square feet of office residential and hotel real estate in the Virginia, Maryland and the Washington, D.C. area since 1971. Quadrangle was responsible for the original construction of Washington Center Portfolio, and is one of the sponsors of the borrower. Quadrangle Development Corporation is headquartered in Washington, D.C.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Washington Center Portfolio Loan must cause all rents and parking garage revenues from the office building portion of the Washington Center Portfolio Property to be deposited directly by the tenants into a lockbox account controlled by the lender. The borrower under the Washington Center Portfolio Loan must also cause all hotel receipts from the hotel portion of the Washington Center Portfolio Property to be deposited by the manager into a hotel/health club operating account, which the hotel manager is required to use to pay all operating expenses of the hotel. Following the payment of such operating expenses, the excess cash flow is transferred into a cash management account controlled by the lender.

     GROUND LEASE. The borrower entered into a ground lease, on October 1, 1981, with Israel Bachrach and Louise Bachrach, as ground lessor, and the borrower, as ground lessee (the "Ground Lease"). Pursuant to the Ground Lease, the borrower has the option to purchase the ground lessor's entire interest in the premises (approximately 2,000 square feet, which lies wholly within the portion of the Washington Center Portfolio Property that consists of the hotel parcel). The borrower is required to purchase the ground lease premises prior to June 30, 2003. On the closing date, the borrower deposited $515,000 with the lender, which amounts will be used to fund the acquisition by the borrower of the ground lease property.

     RELEASE PROVISIONS. The borrower may obtain the release of either (i) the office portion of the Washington Center Portfolio Property or (ii) the hotel portion of the Washington Center Portfolio Property, from the lien of the mortgage and the release of the borrower's obligations under the loan documents with respect to the released property. The release may occur upon defeasance of a portion of the Washington Center Portfolio Loan (a) with respect to the office parcel of the Washington Center Portfolio Property, in an amount equal to 125% of the allocated loan amount for the office parcel and (b) with respect to the hotel parcel of the Washington Center Portfolio Property, in an amount equal to 120% of the allocated loan amount for the hotel parcel, and upon satisfaction of various specified criteria, generally including a confirmation of the rating agencies that such release will not affect the then-current ratings of the certificates, evidence that such release will not adversely affect the value of the remaining property and evidence that the loan-to-value and debt service coverage ratios of the remaining property meet specified requirements.

     OTHER FINANCING. The Washington Center Portfolio Loan and two other loans (the "Washington Center Portfolio B Loan" and the "Washington Center Portfolio C Loan," collectively, the "Washington Center Portfolio Junior Loans" and together with the Washington Center Portfolio Loan, the "Washington Center Portfolio Total Loan") are secured by the related mortgaged real property. The Washington Center Portfolio Junior Loans are subordinate to the Washington Center

Portfolio Loan and are not included in the trust fund. See "--The Washington Center Portfolio Loan" in this prospectus supplement.

     Additionally, Washrock Realty Associates, L.P. and Centerrock Limited Partnership, each a limited partner of the borrower and Quad 345 LLC and Simpson GP LLC, the owners of the general partner of the borrower, are collectively the borrower under a loan (with an aggregate principal balance as of the Cut-off Date of $36,500,000.00), made by Column Financial, Inc. and assumed by MS Mezz Debt Private Limited (the "Senior Mezzanine Lender") and MONY/Transwestern (the "Junior Mezzanine Lender" and with the Senior Mezzanine Lender, the "Washington Center Portfolio Mezzanine Lender") pursuant to an assignment and assumption agreement. The lender and the Washington Center Portfolio Mezzanine Lender have entered into an Intercreditor Agreement on May 29, 2003 (the "Washington Center Portfolio Mezzanine Intercreditor Agreement").

     The Washington Center Portfolio Mezzanine Intercreditor Agreement provides for, among other things, a right of the Washington Center Portfolio Mezzanine Lender to receive notice and have an opportunity to cure defaults arising under the Washington Center Portfolio Total Loan. The Washington Center Portfolio Mezzanine Lender also has the right to purchase the Washington Center Portfolio Loan following the occurrence of an event of default under the Washington Center Portfolio Total Loan. The Washington Center Portfolio Mezzanine Lender will be able to exercise remedies against the Washington Center Portfolio Mezzanine borrower and its pledged collateral only upon satisfaction of certain conditions including the delivery of a non-consolidation opinion acceptable to lender and the rating agencies.

                                COLUMBIANA CENTRE

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:      $71,906,994

FIRST PAYMENT DATE:                  June 11, 2003

MORTGAGE INTEREST RATE:              4.1345%

AMORTIZATION:                        360 months

HYPERAMORTIZATION:                   N/A

ARD DATE:                            N/A

MATURITY DATE:                       May 11, 2008

MATURITY/ARD BALANCE:                $65,502,000

BORROWER:                            GGP-Columbiana Trust

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until after the date
                                     that is four three months prior to the
                                     maturity date.

LOAN PER SQUARE FOOT(1)(2):          $87

UP-FRONT RESERVES:                   None

ONGOING RESERVES:                    Tax and Insurance Escrow(3):   Yes

                                     Replacement Reserve(4):        Yes

                                     Rollover Reserve(5):           Yes

LOCKBOX:                             Springing

MEZZANINE:                           None


                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset

PROPERTY TYPE:                       Retail

PROPERTY SUB-TYPE:                   Anchored

LOCATION:                            Columbia, South Carolina

YEAR BUILT/RENOVATED:                1990/1997

SQUARE FEET(2):                      825,231

OCCUPANCY AT U/W(2)(6):              98%

OWNERSHIP INTEREST:                  Fee

                                                          LEASE/OPERATING
    MAJOR TENANTS                NRSF      % OF NRSF    COVENANTS EXPIRATION
    -------------                ----      ---------    --------------------
Belk (Ground Lease)(7)          180,643      21.9%         10/8/2011

Dillard's (Ground Lease)(7)     180,000      21.8%        12/30/2011

Sears                           103,334      12.5%         7/25/2010

PROPERTY MANAGEMENT:                 General Growth Management, Inc.

U/W NCF:                             $9,125,811

APPRAISED VALUE:                     $115,000,000

APPRAISAL DATE:                      March 28, 2003

CUT-OFF DATE LTV RATIO:              62.5%

MATURITY/ARD LTV RATIO:              57.0%

U/W DSCR:                            2.18x

(1)  Based on the cut-off date principal balance.
(2) Calculations based on square feet includes 180,643 square feet of space ground leased to Belk, 180,000 square feet of space ground leased to Dillard's and 8,000 square feet of space ground leased to Tweeters.
(3) The borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds necessary to pay
     (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies; provided, that, the borrower will not be required to make any payments into the tax and insurance escrow fund for so long as (i) no event of default has occurred and is continuing and (ii) the debt service coverage ratio is greater than 1.35x.
(4) The borrower is required to deposit $7,610 per month into a replacement reserve to fund ongoing repairs and replacements; provided, that, the borrower will not be required to make any payments into the replacement reserve fund for so long as (i) no event of default has occurred and is continuing and (ii) the debt service coverage ratio is greater than 1.35x.
(5) The borrower is required to deposit $38,049 per month into a rollover reserve to fund tenant improvement and leasing commission obligations; provided, that, the borrower will not be required to make any payments into the rollover reserve fund for so long as (i) no event of default has occurred and is continuing and (ii) the debt service coverage ratio is greater than 1.35x.
(6)  Based on the February 28, 2003 rent roll.
(7)  Non-owned anchors. Not part of collateral.

     THE LOAN. The third largest loan was originated on April 23, 2003. The Columbiana Loan is secured by a first priority mortgage encumbering a single property in Columbia, South Carolina.

     THE BORROWER. The borrower under the Columbiana Loan is GGP-Columbiana Trust. The borrower is single-purpose statutory trust formed under the laws of the State of Delaware. The borrower under the Columbiana Loan is wholly owned by GGP/Homart, Inc., a Delaware corporation. The sponsors are General Growth Properties (NYSE: GGP) and Homart, Inc. General Growth Properties is a real estate investment trust engaged primarily in the ownership and management of regional malls and community shopping centers.

     THE COLUMBIANA PROPERTY. Columbiana Centre is an approximately 825,231 square foot, Class A regional mall located in Columbia, South Carolina. The anchor tenants at the mall are Sears, Parisian, Dillard's (non-owned) and Belks (non-owned). Columbiana Centre has 258,254 square feet of in-line space comprised of 93 in-line retailers including national retail tenants such as Abercrombie & Fitch, The Limited, Banana Republic and Ann Taylor Loft.

     PROPERTY MANAGEMENT. The Columbiana Property is managed by General Growth Management, Inc., an affiliate of the borrower, pursuant to the provisions of the shareholders' agreement for GGP/Homart, Inc. The shareholders' agreement generally provides for a management fee of approximately 4% per annum of gross collections, which is subordinated to the

Columbiana Loan. The lender under the Columbiana Loan has the right to require termination of the management agreement following the occurrence of an event of default under the Columbiana Loan. As of December 31, 2002, General Growth Management, Inc. owned and/or managed approximately 169 malls in 41 states, encompassing approximately 146 million square feet. Of the 124 owned mall properties, 75 (approximately 58 million square feet) were wholly-owned and 49 (approximately 52 million square feet) were owned through joint ventures. General Growth Management, Inc. is headquartered in Chicago, Illinois.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Columbiana Loan must cause all rents from the Columbiana Property to be deposited directly by the tenants into a lockbox account controlled by the lender. Unless and until an event of default or other trigger event occurs and is continuing under the Columbiana Loan, the borrower will have access to those funds.

                                  THE CROSSINGS

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:      $60,748,351

FIRST PAYMENT DATE:                  April 11, 2003

MORTGAGE INTEREST RATE:              5.8500%

AMORTIZATION:                        300 months

HYPERAMORTIZATION:                   N/A

ARD DATE:                            N/A

MATURITY DATE:                       March 11, 2013

MATURITY/ARD BALANCE:                $47,015,524

BORROWER:                            Outletter Associates, L.P.

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until after the date
                                     that is four months prior to the maturity date.

LOAN PER SQUARE FOOT(1):             $156

UP-FRONT RESERVES:                   None

ONGOING RESERVES:                    Tax and Insurance Escrow(2):      Yes

                                     Replacement Reserve(3):           Yes

                                     Rollover Reserve(4):              Yes

LOCKBOX:                             Springing

MEZZANINE:                           None


                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset

PROPERTY TYPE:                       Retail

PROPERTY SUB-TYPE:                   Anchored

LOCATION:                            Tannersville, Pennsylvania

YEAR BUILT/RENOVATED:                1991/1999

SQUARE FEET:                         390,520

OCCUPANCY AT U/W(5):                 100%

OWNERSHIP INTEREST:                  Fee

MAJOR TENANTS          NRSF     % OF NRSF   LEASE EXPIRATION
-------------          ----     ---------   ----------------
Liz Claiborne         14,326      3.7%         9/30/2005

The Gap               13,100      3.4%        11/30/2004

Reebok                11,700      3.0%         9/30/2009

PROPERTY MANAGEMENT:                 Insalaco Development Group

U/W NCF:                             $8,496,059

APPRAISED VALUE:                     $96,500,000

APPRAISAL DATE:                      December 7, 2002

CUT-OFF DATE LTV RATIO:              63.0%

MATURITY/ARD LTV RATIO:              48.7%

U/W DSCR:                            1.83x

(1)  Based on the cut-off date principal balance.
(2) In addition to an initial deposit, the Crossings borrower is required to make monthly payments into a tax and insurance escrow in an amount sufficient to (i) pay all real estate taxes and assessments prior to their respective due dates and (ii) pay insurance premiums prior to the expiration of the related insurance policies; provided, that the borrower will not be required to make any payments for insurance into the tax and insurance escrow for so long as (i) no event of default has occurred and is continuing, (ii) the debt service coverage ratio is at least 1.10x and
     (iii) the borrower pays all insurance premiums not less than thirty (30) days prior to the expiration of the insurance policies.
(3) The Crossings borrower is required to deposit $4,834.08 per month into a replacement reserve to fund ongoing repairs and replacements; provided, that, (i) upon the occurrence of an event of default under the Crossings Loan, (ii) an event of default under the management agreement or (iii) if the debt service coverage ratio for the prior four consecutive calendar quarters is less than 1.10x, the lender may reassess its estimate of the amount necessary to be deposited monthly into the replacement reserve fund and may increase the monthly amounts required to be deposited into the replacement reserve fund upon 30 days notice to the borrower if the lender determines in its reasonable discretion that an increase is necessary.
(4) The Crossings borrower is required to deposit $16,667.67 per month into a rollover reserve for tenant improvement and leasing commission obligations, provided that the borrower is not required to make a deposit to the rollover reserve when the balance equals or exceeds $800,000.
(5)  Occupancy is based on the February 3, 2003 rent roll.

     THE LOAN. The fourth largest Loan was originated on February 13, 2003. The Crossings Loan is secured by a first priority mortgage encumbering a shopping center and appurtenant parking in Tannersville, Pennsylvania.

     THE BORROWER. The borrower under the Crossings Loan is Outletter Associates, L.P. The borrower is a single-purpose limited partnership organized under the laws of the State of Delaware. The sponsor, Insalaco Development Group, has developed and managed over 1.3 million square feet of commercial real estate assets, primarily retail, in northeastern Pennsylvania.

     THE CROSSINGS PROPERTY. The Crossings Property is an outlet shopping center containing 9 buildings together with appurtenant parking located at 1000 Route 611, Tannersville, Pennsylvania and commonly known as The Crossings Factory Stores. The building contains approximately 112 storefront units. The Crossings Property provides on premises parking. The Crossings Property has an aggregate net rentable area of approximately 390,520 square feet. National tenants include Liz Claiborne, The Gap, Ann Taylor Loft, Tommy Hilfiger, Brooks Brothers, Coach and J. Crew.

     PROPERTY MANAGEMENT. The Crossings Property is managed by Insalaco Development Group, an affiliate of the borrower. The property management agreement generally provides for a management fee of a maximum of 4% per annum of gross collections (so long as the Fee Termination Ratio is met as described below), which is subordinated to the Crossings Loan. The lender under the Crossings Loan has the right to require termination of the management agreement, following the occurrence of, among other circumstances, an event of default under the Crossings Loan. In the event that the borrower under the Crossings Loan fails to maintain a debt service coverage ratio of not less than 1.0x (the "Fee Termination Ratio"), the borrower's obligation to pay, and the property manager's right to receive, a management fee shall be suspended and an amount equal to the management fee will be retained by the lender and used by the lender in its sole discretion for amounts due under the Crossings Loan. Subsequently, if the Fee Termination Ratio is obtained for two consecutive calendar quarters, the Crossings borrower will be obligated to pay, and the property manager to receive, the management fee escrowed as well as the right thereafter to pay and receive the management fee so long as the Fee Termination Ratio is maintained.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Crossings Loan must cause all income from the Crossings Property to be deposited directly by the tenants into an account controlled by the borrower. Unless and until an event of default or other trigger event occurs under the cash management agreement, under the Crossings Loan, the borrower will have access to those funds.

     ASSUMPTION OF THE CROSSINGS LOAN. Chelsea Pocono Finance, LLC, a Delaware limited liability company ("Chelsea"), has signed a non-binding letter of intent with the borrower under the Crossings Loan to purchase the Crossings Property and assume the Crossings Loan. The letter of intent specifies a purchase price of $115,000,000 (including the assumption of the Crossings Loan and certain other obligations), which purchase price is subject to adjustment under certain circumstances. It is anticipated that on or about June 10, 2003, Chelsea will assume the Crossings Loan pursuant to a loan assumption agreement. The new borrower's sponsor would be Chelsea Property Group, Inc., a Maryland real estate investment trust (NYSE: CPG). It is anticipated that an affiliate of the Chelsea Property Group would become the manager of the Crossings Property.

                              GREAT LAKES CROSSING

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:

   Great Lakes Crossing Loan         $59,810,187

   Great Lakes Crossing
   Companion Loan                    $90,712,116

   Great Lakes Crossing Total
   Loan                              $150,522,303

FIRST PAYMENT DATE:                  April 11, 2003

MORTGAGE INTEREST RATE:              5.2500%

AMORTIZATION:                        360 months

HYPERAMORTIZATION:                   After March 11, 2013, the interest rate
                                     increases by 2% to 7.250% and all excess cash flow is used to reduced the outstanding principal balance of the Great
                                     Lakes Crossing Total Loan until the
                                     principal balance is reduced to zero.

ARD DATE:                            March 11, 2013

MATURITY DATE:                       March 11, 2033

MATURITY/ARD BALANCE(1)              $49,742,683

BORROWER:                            Taubman Auburn Hills Associates Limited
                                     Partnership

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until after the date
                                     that is four  months prior to the
                                     anticipated repayment date.

LOAN PER SQUARE FOOT(1):             $132

UP-FRONT RESERVES:                   None

ONGOING RESERVES:                    Tax and Insurance Escrow(2):        Yes
                                     Replacement Reserve(3):             Yes
                                     Rollover Reserve(4):                Yes
LOCKBOX:                             Springing(5)

MEZZANINE:                           None


                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset

PROPERTY TYPE:                       Retail

PROPERTY SUB-TYPE:                   Anchored

LOCATION:                            Auburn Hills, Michigan

YEAR BUILT/RENOVATED:                1998/N/A

SQUARE FEET:                         1,142,827

OCCUPANCY AT U/W(6):                 91%

OWNERSHIP INTEREST:                  Fee

                                             % OF        LEASE/OPERATING
MAJOR TENANTS                   NRSF         NRSF     COVENANTS EXPIRATION
-------------                   ----         ----     --------------------
Outdoor World(7)                124,386       N/A          4/13/2009

Star Theatre(7)                 110,378       N/A          3/30/2014

Burlington Coat Factory          81,082       7.1%         1/31/2014

PROPERTY MANAGEMENT:                 The Taubman Company LLC

U/W NCF:                             $22,614,233

APPRAISED VALUE:                     $248,000,000

APPRAISAL DATE:                      December 31, 2002

CUT-OFF DATE LTV RATIO(8):           60.7%

MATURITY/ARD LTV RATIO(8):           50.5%

U/W DSCR(8):                         2.26x

(1) Based on the aggregate cut-off date principal balance of the Great Lakes Crossing Loan.
(2) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies, provided, that, the borrower will not be required to make any payments into the tax and insurance escrow fund for so long as (i) no event of default has occurred and is continuing, (ii) the debt service coverage ratio is equal to or greater than 1.35x for the 12 calendar months immediately preceding the end of the then current calendar quarter and (iii) the debt is paid in full on the anticipated repayment date.
(3) The borrower is required to deposit $19,047 per month into a replacement reserve to fund ongoing repairs and replacements, provided, that, the borrower will not be required to make any payments into the replacement reserve fund for so long as (i) no event of default has occurred, (ii) the debt service coverage ratio is equal to or greater than 1.35x for the 12 calendar months immediately preceding the end of the then current calendar quarter and (iii) the debt is paid in full on the anticipated repayment date.
(4) The borrower is required to deposit $87,347 per month into a rollover reserve for tenant improvement and leasing commission obligations, provided, that, the borrower will not be required to make any payments into the rollover reserve fund for so long as (i) no event of default has occurred, (ii) the debt service coverage ratio is equal to or greater than 1.35x for the 12 calendar months immediately preceding the end of the then current calendar quarter and (iii) the debt is paid in full on the anticipated repayment date.
(5)  See "Cash Management/Lockbox" below.
(6)  Based on the November 1, 2002 rent roll.
(7)  Non-owned anchor. Not part of collateral.
(8)  Based on the Great Lakes Crossing Total Loan.

     THE LOAN. The fifth largest Loan was originated on February 14, 2003. The Great Lakes Crossing Total Loan is comprised of two notes, the Great Lakes Crossing Loan and the Great Lakes Crossing Companion Loan, both of which are secured by a first priority mortgage encumbering a shopping mall located in Auburn Hills, Michigan. The Great Lakes

Crossing Loan and the Great Lakes Crossing Companion Loan are secured on a PARI PASSU basis. The Great Lakes Crossing Companion Loan is not included in the trust fund.

     THE BORROWER. The borrower under the Great Lakes Crossing Loan is Taubman Auburn Hills Associates Limited Partnership. The borrower is a single-purpose limited partnership organized under the laws of Delaware. The sponsor, The Taubman Realty Group Limited Partnership, is an affiliate of Taubman Centers, Inc. Founded in 1950, Taubman Centers, Inc., a real estate investment trust, is one of the leading retail developers/owners/managers in the United States. Taubman Centers, Inc. owns 21 regional and super regional retail centers located in major markets throughout the United States, consisting of over 21.3 million square feet of retail space and manages an additional 10 centers with over 11.5 million square feet of retail space throughout the United States. Taubman Centers, Inc. (NYSE: TCO) is rated B1 by Moody's and BB+ by S&P.

     THE PROPERTY. The Great Lakes Crossing Property is a portion of a regional enclosed retail mall situated on 62.6 acres in Auburn Hills, Michigan. The mall was originally built in 1998 and contains 1,142,827 net rentable square feet. The Great Lakes Crossing Property is anchored by the Outdoor World (non-owned), Star Theatre (non-owned), Burlington Coat Factory, Sportmart and Bed, Bath & Beyond. The mall is located at the intersection of Interstate 75 and Baldwin Road.

     PROPERTY MANAGEMENT. The Great Lakes Crossing Property is managed by The Taubman Company LLC, an affiliate of the borrower. The management agreement generally provides for a management fee of 5% per annum of all rental income, and any amount in excess of $1,000,000 is subordinated to the Great Lakes Crossing Loan. The lender under the Great Lakes Crossing Loan has the right to require a termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Great Lakes Crossing Loan. The Taubman Company LLC owns 21 regional and super regional retail centers located in major markets throughout the United States, consisting of over 21.3 million square feet of retail space and manages an additional 10 centers with over 11.5 million square feet of retail space throughout the United States. The Taubman Company LLC is headquartered in Bloomfield Hills, Michigan.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Great Lakes Crossing Loan must cause all rents from the Great Lakes Crossing Property to be deposited directly by the tenants into a lockbox account controlled by the lender. Unless and until an event of default occurs under the Great Lakes Crossing Loan, funds from the lockbox account will be transferred to an account of the borrower on each business day. However, the borrower may maintain an account for deposit of rental payments for tenants of in-line space for a term of one year or less or from operators of a cart, kiosk or similar merchandising facility located in the common areas of the retail mall. If the funds in such borrower-maintained account exceed $100,000 (such amount will be reduced to $50,000 if (a) the debt service coverage ratio is less than 1.35x for the 12 calendar months immediately preceding the date of determination, (b) the debt is not paid in full on the anticipated repayment date or (c) upon an event of default), the borrower must deposit the excess in the lockbox account.

     OTHER FINANCING. The Great Lakes Crossing Loan is secured by the Great Lakes Crossing Property, on a PARI PASSU basis, with the Great Lakes Crossing Companion Loan. The Great Lakes Crossing Companion Loan has the same interest rate, maturity date and amortization term as the Great Lakes Crossing Loan and has, as of the cut-off date, an outstanding principal balance of $90,712,116. The Great Lakes Crossing Companion Loan is not included in the trust fund. See "--The Great Lakes Crossing Loan" in this prospectus supplement.

                                 ONE PENN CENTER

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:      $47,760,939

FIRST PAYMENT DATE:                  February 11, 2003

MORTGAGE INTEREST RATE:              5.8800%

AMORTIZATION:                        360 months

HYPERAMORTIZATION:                   N/A

ARD DATE:                            N/A

MATURITY DATE:                       January 11, 2013

MATURITY/ARD BALANCE:                $40,562,437

BORROWER:                            One Penn Associates, L.P.

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until after the date
                                     that is four months prior to the maturity date.

LOAN PER SQUARE FOOT(1):             $70

UP-FRONT RESERVES:                   Engineering Reserve(2):      $3,138,770

                                     Rollover Reserve(3):           $560,485

ONGOING RESERVES:                    Replacement Reserve(4):             Yes

                                     Tax and Insurance Escrow(5):        Yes

                                     Rollover Reserve(3):                Yes

LOCKBOX:                             Springing

MEZZANINE:                           Yes(6)


                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset

PROPERTY TYPE:                       Office

PROPERTY SUB-TYPE:                   CBD

LOCATION:                            Philadelphia, Pennsylvania

YEAR BUILT/RENOVATED:                1930/1999

SQUARE FEET:                         681,995

OCCUPANCY AT U/W(7):                 94%

OWNERSHIP INTEREST:                  Fee

MAJOR TENANTS                     NRSF     % OF NRSF     LEASE EXPIRATION
-------------                     ----     ---------     ----------------
Philadelphia Workforce           80,243       11.8%      2/28/2008

Obermayer, Rebmann et al         74,497       10.9%      3/31/2011

Federman & Phelan, LLP           37,817        5.5%      11/30/2011

PROPERTY MANAGEMENT:                 One Penn Management, LLC

U/W NCF:                             $5,149,447

APPRAISED VALUE:                     $65,800,000

APPRAISAL DATE:                      November 12, 2002

CUT-OFF DATE LTV RATIO:              72.6%

MATURITY/ARD LTV RATIO:              61.6%

U/W DSCR:                            1.51x

(1)  Based on the cut-off date principal balance.
(2) The engineering reserve was established to fund immediate repairs and replacements.
(3) In addition to the initial deposit, the borrower is required to deposit $56,787.50 per month into a rollover reserve to fund tenant improvement and leasing commission obligations, provided that the borrower is not required to make a deposit to the rollover reserve when the balance equals or exceeds $1,328,400.00.
(4) The borrower is required to deposit $11,176.00 per month into a replacement reserve to fund ongoing repairs and replacements.
(5) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(6)  See "--Mezzanine Loan" below.
(7)  Occupancy is based on the February 1, 2003 rent roll.

     THE LOAN. The sixth largest Loan was originated on December 31, 2002. The One Penn Center Loan is secured by a mortgage encumbering one office building in Philadelphia, Pennsylvania.

     THE BORROWER. The borrower under the One Penn Center Loan is One Penn Associates, L.P. The borrower is a single-purpose bankruptcy remote limited partnership organized under the laws of the State of Delaware. The sponsor, Henry Gross, controls the general partner of the borrower. The sponsor has more than 15 years of extensive commercial and residential experience with real estate ownership, redevelopment, leasing and management throughout the northeastern United States and acquisition experience in the United Kingdom.

     THE ONE PENN CENTER PROPERTY. The One Penn Center Property is an office complex located at and commonly known as One Penn Center, Philadelphia, Pennsylvania. The building contains 681,995 square feet.

     PROPERTY MANAGEMENT. The One Penn Center Property is managed by One Penn Management, LLC, an affiliate of the borrower. The property management agreement generally provides for a management fee of a maximum of 2.5% per annum of total rental income, which is subordinated to the One Penn Center Loan. The lender under the One Penn Center Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the One Penn Center Loan. One Penn Management, LLC has more than fifteen years of leasing and management experience and is headquartered in New York, New York.

     CASH MANAGEMENT/LOCKBOX. The borrower under the One Penn Center Loan must cause all income from the One Penn Center Property to be deposited directly by the tenants into an account controlled by the lender. Unless and until an event of default or other trigger event occurs under the cash management agreement, under the One Penn Center Loan, the borrower will have access to those funds.

     MEZZANINE LOAN. One Penn Center, L.P., a limited partner of the borrower, is the borrower under a loan (with an aggregate principal balance as of the Cut-off Date of $8,000,000.00), made by Ark One Penn, LLC, a Delaware limited liability company (the "Mezzanine Lender"), which is an affiliate of Pegasus Partners II, L.P. The lender and the Mezzanine Lender entered into an Intercreditor Agreement on December 31, 2002.

     The One Penn Center Intercreditor Agreement provides, among other things, for a right of the One Penn Center Mezzanine Lender to receive notice and have an opportunity to cure defaults arising under the One Penn Center Loan. The One Penn Center Mezzanine Lender can exercise remedies against the One Penn Center Mezzanine borrower and its pledged collateral only upon satisfaction of certain conditions including the delivery of a non-consolidation opinion acceptable to lender and the rating agencies.

                              ALLIANCE CH PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $47,000,000

CUT-OFF DATE PRINCIPAL BALANCE:      $46,811,244

ORIGINATION DATE:                    February 11, 2003

FIRST PAYMENT DATE:                  March 11, 2003

MORTGAGE INTEREST RATE:              6.0000%

AMORTIZATION:                        360 months

HYPERAMORTIZATION:                   N/A

ARD DATE:                            N/A

MATURITY DATE:                       February 11, 2008

MATURITY/ARD BALANCE:                $43,962,019

BORROWER:                            Alliance CHV Limited Partnership

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until after the date
                                     that is four months prior to the maturity date.

LOAN PER UNIT(1):                    $30,656

UP-FRONT RESERVES:                   Engineering Reserve(2):      $319,986.00

ONGOING RESERVES:                    Replacement Reserve(3):              Yes
                                     Tax and Insurance Escrow(4):         Yes
                                     Cash Trap Reserve(5):                Yes

LOCKBOX:                             Hard

MEZZANINE:                           Yes(6)


                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Portfolio

PROPERTY TYPE:                       Multifamily

PROPERTY SUB-TYPE:                   Conventional

LOCATION(7):                         Various

YEAR BUILT/RENOVATED(7):             Various

UNITS(7):                            Various

OCCUPANCY AT U/W(7)(8):              94%

OWNERSHIP INTEREST:                  Fee

PROPERTY MANAGEMENT:                 Alliance Residential Management, L.L.C.

U/W NCF:                             $4,616,852

APPRAISED VALUE:                     $59,200,000

APPRAISAL DATE:                      December 1, 2002 &

                                     December 2, 2002

CUT-OFF DATE LTV RATIO:              79.1%

MATURITY/ARD LTV RATIO:              74.3%

U/W DSCR:                            1.37x

(1)  Based on the cut-off date principal balance.
(2) The engineering reserve was established at closing to fund immediate repairs and replacements.
(3) The borrower is required to deposit $31,812.50 per month ($250.00 per unit per year) into a replacement reserve to fund ongoing repairs and replacements.
(4) In addition to an initial deposit, the borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(5) The borrower is required to deposit all excess cash flow in the cash trap reserve upon (i) the occurrence of and continuation of an event of default under the Alliance CH Portfolio Loan or (ii) if the debt service coverage ratio is less than 1.05x for any six consecutive months.
(6)  See "--Other Financing" below.
(7)  See "--The Alliance CH Portfolio Property" below.
(8) Occupancy is based on the December 2, 2002 and February 18, 2003 rent rolls.

     THE LOAN. The seventh largest Loan was originated on February 11, 2003. The Alliance CH Portfolio Loan is secured by a mortgage encumbering nine multifamily properties in Texas.

     THE BORROWER. The borrower under the Alliance CH Portfolio Loan is Alliance CHV Limited Partnership. The borrower is a single-purpose limited partnership organized under the laws of the State of Delaware. The sponsors, Alliance Holdings Investments, L.L.C., Alliance Holdings Investments II, L.L.C. and Alliance Holdings, L.L.C., whose principals include Andrew Schor and Steven Ivankovich, are each a privately owned real estate investment, development, and finance firm concentrated in the multifamily housing business. Alliance and its affiliates own interests in and manage approximately 46,000 units throughout Texas, the Midwest and along the eastern seaboard from Virginia and Florida.

     THE ALLIANCE CH PORTFOLIO PROPERTY. The Alliance CH Portfolio Properties consist of the nine multifamily properties set forth in the following table:

             PROPERTY NAME                  LOCATION        UNITS    YEAR BUILT/RENOVATED   OCCUPANCY AT U/W
      ---------------------------       ---------------     -----    --------------------   ----------------
      Broadmead Apartments              Houston, Texas       235          1977/2001                96%
      Trail Wood Village                Kingwood, Texas      178          1970/2000                96%
      Pineforest Park Apartments        Houston, Texas       200          1973/2001                98%
      Somerset Place Apartments         Houston, Texas       190          1976/2001                88%
      Carrington Court Apartments       Houston, Texas       111          1977/2001                94%
      Beacon Hill Apartments            Houston, Texas       121          1984/2001                93%
      Avalon Bay Apartments             Baytown, Texas       220          1982/2001                91%
      Coventry Park Apartments          Houston, Texas       128          1982/2001                91%
      Pineforest Place Apartments       Houston, Texas       144          1973/2001                98%

     Alliance CH Portfolio Property amenities generally include swimming pools, a clubhouse, fitness centers, laundry facilities, carports, access gates and mature landscaping.

     PROPERTY MANAGEMENT. The Alliance CH Portfolio Properties are managed by Alliance Residential Management, L.L.C., an affiliate of the borrower. The property management agreement generally provides for a management fee of a maximum of 4% of total revenue and a construction fee equal to 10% of any applicable annual construction budget, each of which is subordinated to the Alliance CH Portfolio Loan. The lender under the Alliance CH Portfolio Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Alliance CH Portfolio Loan. Formed in 1994, Alliance Residential Management, L.L.C. owns and manages multifamily properties comprising of 58,000 units across 14 states. Alliance Residential Management, L.L.C. is headquartered in Houston, Texas.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Alliance CH Portfolio Loan must cause all rents from the Alliance CH Portfolio Property to be deposited into a lockbox account controlled by the lender.

     OTHER FINANCING. Alliance CHV, L.L.C., (the "Alliance CH Mezzanine Borrower"), which is the sole limited partner of the Alliance CH Portfolio borrower and the sole shareholder of the general partner of the Alliance CH Portfolio borrower is the borrower under a loan with an aggregate principal balance as of the Cut-off Date of $7,600,000 (the "Alliance CH Portfolio Mezzanine Loan"), made by Key Bank National Association (the "Alliance CH Portfolio Mezzanine Lender"). Alliance CH Portfolio Mezzanine Borrower, has pledged its ownership interest in the Alliance CH Portfolio borrower and the general partner of Alliance CH Portfolio borrower to the Alliance CH Portfolio Mezzanine Lender.

     The lender and the Alliance CH Portfolio Mezzanine Lender are parties to an intercreditor agreement that provides, among other things, for a right of the Alliance CH Portfolio Mezzanine Lender to receive notice and have an opportunity to cure defaults arising under the Alliance CH Portfolio Loan. The Alliance CH Portfolio Mezzanine Lender can exercise remedies against the Alliance CH Portfolio Mezzanine borrower and its pledged collateral only upon satisfaction of certain conditions including the delivery of a non-consolidation opinion acceptable to lender and the rating agencies and a confirmation letter from the rating agencies stating that no downgrade, withdrawal or qualification of any ratings of the certificates will result from such action.

     EQUITY INVESTMENT/MASTER LEASE STRUCTURE. The borrower under the Alliance CH Portfolio Loan intends to obtain a new equity investment that will repay in full the Alliance CH Portfolio Mezzanine Loan. In connection therewith, the lender and the borrower under the Alliance CH Portfolio Loan intend to enter into an amendment to the loan documents, which approves a master lease of the Alliance CH Portfolio Properties, subject to satisfaction of certain conditions intended to assure that the present sponsor and its affiliates will continue to control the operations and management of the Alliance CH Portfolio Properties.

     The proposed master lease will be between the borrower under the Alliance CH Portfolio Loan, as master lessor, and Alliance Lighthouse CHV Limited Partnership, a bankruptcy remote single purpose entity, as master lessee (the "Master Lessee"). The Master Lessee will be owned by a joint venture entity which includes an affiliate of the borrower under the Alliance CH Portfolio Loan and an affiliate of Kuwait Finance House K.S.C., the new equity investor. The Alliance CH Portfolio Properties will continue to be managed by Alliance Residential Management, L.L.C.

     The master lease will be in a form approved by the lender and will provide for rental payments to the borrower under the Alliance CH Portfolio Loan that are virtually identical to the debt service payments under the Alliance CHV Portfolio Loan. As security for the performance of the obligations of Master Lessee under the master lease, the Master Lessee has assigned its right to any proceeds from the leases of the Alliance CH Portfolio Properties back to the borrower under the Alliance CH Portfolio Loan. The master lease by its terms is subject and subordinate to the lien and rights of the lender under the Alliance CH Portfolio Loan.

                        PEARSON EDUCATIONAL HEADQUARTERS

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:      $44,100,000

FIRST PAYMENT DATE:                  November 11, 2002

MORTGAGE INTEREST RATE:              6.5000%

AMORTIZATION(1):                     N/A

HYPERAMORTIZATION:                   After October 11, 2012, the interest rate
                                     increases by 2% to 8.500% and all excess cash flow is used to reduce the outstanding principal balance on the Pearson Loan until the principal balance is reduced to zero.

ARD DATE:                            October 11, 2012

MATURITY DATE:                       October 11, 2032

MATURITY/ARD BALANCE:                $44,100,000

BORROWER:                            258 Prospect Plains Owner Corp.

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until after the date
                                     that is four months prior to the
                                     anticipated repayment date.

LOAN PER SQUARE FOOT(2):             $50

UP-FRONT RESERVES:                   None

ONGOING RESERVES:                    Tax and Insurance Escrow(3):    Yes

                                     Replacement Reserve(4):         Yes

                                     Rollover Reserve(5):            Yes

LOCKBOX:                             Hard

MEZZANINE:                           None


                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset

PROPERTY TYPE:                       Industrial

PROPERTY SUB-TYPE:                   N/A

LOCATION:                            Cranbury, New Jersey

YEAR BUILT/RENOVATED:                2002/N/A

SQUARE FEET:                         886,826

OCCUPANCY AT U/W(6):                 100%

OWNERSHIP INTEREST:                  Fee

MAJOR TENANTS               NRSF       % OF NRSF     LEASE EXPIRATION
-------------               ----       ---------     ----------------
Pearson Education, Inc.     886,826      100%        8/31/2022

PROPERTY MANAGEMENT:                 Rockefeller Group Development Corporation

U/W NCF:                             $5,508,257

APPRAISED VALUE:                     $68,000,000

APPRAISAL DATE:                      September 5, 2002

CUT-OFF DATE LTV RATIO:              64.9%

MATURITY/ARD LTV RATIO:              64.9%

U/W DSCR:                            1.90x

(1)  The Pearson Loan is interest-only until the anticipated repayment date.
(2)  Based on the cut-off date principal balance.
(3) At closing, the borrower has deposited two months of taxes and insurance premiums. The borrower is not required to escrow taxes until (i) after the occurrence and during the continuation of an event of default under the Pearson Loan or (ii) after such time as the primary tenant shall no longer pay taxes directly to the taxing authority in accordance with the terms of their lease. From and after the anticipated repayment date, the borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies.
(4) Commencing with the payment date in October, 2004, the borrower is required to deposit $3,694.75 per month into a replacement reserve to fund ongoing repairs and replacements; provided that the borrower is not required to make deposits into the replacement reserve when the balance equals or exceeds $500,000.
(5) The borrower will be required to make monthly payments into a rollover reserve of all excess cash flow in the event that the rating agencies' ratings of Pearson PLC's (the parent company of the tenant under the Pearson lease) senior unsecured debt is less than "BBB-" (or its equivalent), provided that amounts in the rollover reserve will be released to the borrower if the rating agencies' ratings of Pearson PLC's senior unsecured debt is thereafter at or above "BBB-" (or its equivalent) for six consecutive months.
(6)  Occupancy is based on the April 22, 2003 rent roll.

     THE LOAN. The eighth largest Loan was originated on September 20, 2002. The Pearson Loan is secured by a mortgage encumbering a single property in Cranbury, New Jersey.

     THE BORROWER. The borrower under the Pearson Loan is 258 Prospect Plains Owner Corp. The borrower is a single-purpose corporation organized under the laws of the State of Delaware. Eremo Property S.A. is the sole voting shareholder of the borrower. The sponsor is Private Client Bank, a Swiss financial advisory group, which specializes in asset management, legal, tax and financial advice for wealthy foreign families and individuals.

     THE PEARSON PROPERTY. The Pearson Property is an industrial property located at and commonly known as 258 Prospect Plains Road, Cranbury, New Jersey. The building contains 886,826 square feet.

     PROPERTY MANAGEMENT. The Pearson Property is managed by Rockefeller Group Development Corporation, a professional property management company. The property management agreement generally provides for a management fee of a maximum of 1% per annum of gross collections, which is subordinated to the Pearson Loan. The lender under the Pearson Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Pearson Loan. Pearson PLC, the sole tenant Pearsons' parent company, guarantees the Pearson lease and is rated "BBB" by S&P. Rockefeller Group Development Corporation manages 9.5 million square feet of premier office space. Rockefeller Group Development Corporation is headquartered in New York, New York.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Pearson Loan must cause all rents from the Pearson Property to be deposited directly by the tenants into a lockbox account controlled by the lender.

     MASTER LEASE STRUCTURE. A master lease is in place between the borrower and 258 Prospect Plains Tenant Corp., a Delaware limited liability company, as master sublessor. The master sublessor is a joint venture among Milli Real Estate Inc., (100% owner of non-voting stock), Ganiol Finance, (90% owner of voting stock) and CSFB Private Client Bank (less than 10% owner of voting stock). The Pearson Property was master leased by the borrower to the master sublessor and each of the space leases, including the lease to the Pearson tenant was assigned to the borrower. The master sublessor's master lease rental payments to the borrower (the fee owner) are virtually identical to the debt service due under the Pearson Loan. The master sublessor agreed that the master lease and all rights thereunder are subordinate to the Pearson Loan.

                          WESTIN SAVANNAH HARBOR RESORT

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $30,000,000

CUT-OFF DATE PRINCIPAL BALANCE:      $30,000,000

ORIGINATION DATE:                    December 23, 2002

FIRST PAYMENT DATE:                  February 11, 2003

MORTGAGE INTEREST RATE:              5.2500%

AMORTIZATION(1):                     N/A

HYPERAMORTIZATION:                   N/A

ARD DATE:                            N/A

MATURITY DATE:                       January 11, 2008

MATURITY/ARD BALANCE:                $30,000,000

BORROWER:                            CWT Savannah Hotel, LLC

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until after the date
                                     that is four months prior to the maturity date.

LOAN PER ROOM(2):                    $74,442

UP-FRONT RESERVES:                   None

ONGOING RESERVES:                    Tax and Insurance Escrow(3):        Yes

                                     Capital Improvements Reserve(4):    Yes

                                     Working Capital Reserve(5):         Yes

LOCKBOX:                             Springing

MEZZANINE:                           None


                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset

PROPERTY TYPE:                       Hotel

PROPERTY SUB-TYPE:                   Full Service

LOCATION:                            Savannah, Georgia

YEAR BUILT/RENOVATED:                1999/N/A

ROOMS:                               403

OCCUPANCY AT U/W:                    N/A

OWNERSHIP INTEREST:                  Fee

PROPERTY MANAGEMENT:                 Westin Management Company South

U/W NCF:                             $4,217,780

APPRAISED VALUE:                     $61,000,000

APPRAISAL DATE:                      October 3, 2002

CUT-OFF DATE LTV RATIO:              49.2%

MATURITY/ARD LTV RATIO:              49.2%

U/W DSCR:                            2.64x

(1)  The Westin Savannah Loan is interest-only for the entire term of the loan.
(2)  Based on the cut-off date principal balance.
(3) The borrower is required to make monthly payments into a tax and insurance escrow fund held by the manager of the Westin Savannah Harbor Resort Property to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies; provided, that the borrower is not required to escrow for insurance premiums for so long as the borrower is purchasing insurance through the Westin insurance program. Among other circumstances, upon the occurrence of an event of default under the Westin Savannah Loan, the borrower is required to deposit and/or to cause the manager of the Westin Savannah Harbor Resort Property to deposit in a tax and insurance escrow fund maintained with the lender all amounts that were deposited or should have been deposited in the tax and insurance escrow fund maintained with the manager.
(4) The borrower is required to maintain the capital improvement reserve with the manager of the Westin Savannah Harbor Resort Property to fund capital improvements and is required to deposit therein a monthly amount equal to 5% of gross operating revenues; provided that, during the first operating year, the borrower is required to deposit therein 4% of gross operating revenues. Among other circumstances, upon the occurrence of an event of default under the Westin Savannah Loan, the borrower is required to deposit and/or to cause the manager of the Westin Savannah Harbor Resort Property to deposit in a capital improvement reserve maintained with the lender all amounts that were deposited or should have been deposited in the capital improvement reserve maintained with the manager.
(5) The borrower is required to make monthly payments into a working capital reserve held by the manager of the Westin Savannah Harbor Resort Property if the debt service coverage ratio for any calendar quarter falls below 2.0x until the debt service coverage ratio is at or above 2.0x for two consecutive calendar quarters. The maximum amount required to be deposited into such working capital reserve is $500,000 if and so long as the debt service coverage ratio remains below 1.50x and otherwise $250,000. Among other circumstances, upon the occurrence of an event of default under the Westin Savannah Loan, but only if the borrower is required to maintain the working capital reserve as provided above, the borrower is required to deposit and/or to cause the manager of the Westin Savannah Harbor Resort Property to deposit in a working capital reserve maintained with the lender all amounts that were deposited or should have been deposited in the working capital reserve maintained with the manager.

     THE LOAN. The ninth largest Loan was originated as of December 23, 2002. The Westin Savannah Loan is secured by a first priority mortgage encumbering a hotel in Savannah, Georgia.

     THE BORROWER. The borrower under the Westin Savannah Loan is CWT Savannah Hotel, LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Delaware. CWT Savannah Holdings, LLC is the sole member of the borrower. The sponsorship is a joint venture between Starwood Hotels & Resorts Worldwide, Inc. and CSX Corporation. Starwood Hotels & Resorts Worldwide, Inc. is rated BB+ by S&P and BB+ by Fitch and is one of the leading hotel and leisure companies in the world with more than 750 properties in more than 80 countries. CSX Corporation, rated Baa2 by Moody's and BBB by S&P, is the parent company of a number of subsidiaries that provide freight transportation services across America and around the world. Formed in 1980, CSX Transportation operates the largest rail network in the eastern United States.

     THE WESTIN SAVANNAH LOAN PROPERTY. The Westin Savannah Harbor Resort Property is a hotel located at One Resort Drive, Savannah, Georgia. The Westin Savannah Harbor Resort Property opened in 1999, is located on Hutchinson Island, directly across the Savannah River from Downtown Savannah, GA. The hotel is contained within a 16-story tower comprised of 403 guestrooms overlooking the Savannah River, the City's historic district and golf course. The Westin Savannah Harbor Resort Property is connected to the 330,000 square foot Savannah International Trade & Convention Center, which opened in May 2000.

     PROPERTY MANAGEMENT. The Westin Savannah Harbor Resort Property is managed by Westin Management Company South, an affiliate of the borrower. The property management agreement generally provides for a base management fee of 2.75% of gross operating revenue, incentive fees of 10% of net operating profit, centralized service fees for services provided through Westin hotel programs and computer service fees. None of these charges are subordinated to the Westin Savannah Loan. The lender under the Westin Savannah Loan has the right to require termination of the management agreement only following the occurrence of an event of default by the manager under the property management agreement, which default is not cured within any applicable grace or cure period. Westin Management Company South is an owned affiliate of Starwood Hotels & Resorts Worldwide, Inc., which is one of the leading hotel and leisure companies in the world. Starwood Hotels has more than 750 properties in more than 80 countries and 110,000 employees at its owned and managed properties. Westin Management Company South is headquartered in White Plains, NY.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Westin Savannah Loan must cause all income from the Westin Savannah Harbor Resort Property to be deposited into a lockbox account controlled by the lender within one business day of receipt. Unless and until an event of default or other trigger event of default occurs under the Westin Savannah Loan (i) the manager, rather than the lender, is required to disburse the funds deposited into the cash management account and
(ii) the borrower will have access to the excess cash flow in the cash management account. Whether or not a trigger event occurs, reserves and operating expenses of the Westin Savannah Harbor Resort Property are required to be paid prior to debt service under the Westin Savannah Loan.

                            ORCHARDS CORPORATE CENTER

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:      $29,973,130

FIRST PAYMENT DATE:                  June 1, 2003

MORTGAGE INTEREST RATE:              5.7000%

AMORTIZATION:                        360 months

HYPERAMORTIZATION:                   N/A

ARD DATE:                            N/A

MATURITY DATE:                       May 1, 2013

MATURITY/ARD BALANCE:                $25,222,463

BORROWER:                            Twelve Orchards Corporate Center, L.L.C.

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three months prior to the maturity date.

LOAN PER SQUARE FOOT(1):             $138

UP-FRONT RESERVES:                   Leasing Reserve(2):            $1,000,000

ONGOING RESERVES:                    Tax and Insurance Escrow(3):          Yes

                                     Replacement Reserve(4):               Yes

                                     Rollover Reserve(5):                  Yes

LOCKBOX:                             Hard

MEZZANINE:                           None


                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset

PROPERTY TYPE:                       Office

PROPERTY SUB-TYPE:                   Suburban

LOCATION:                            Farmington Hills, Michigan

YEAR BUILT/RENOVATED:                1999/N/A

SQUARE FEET:                         216,416

OCCUPANCY AT U/W(6):                 91%

OWNERSHIP INTEREST:                  Fee

MAJOR TENANTS                        NRSF      %OF NRSF   LEASE EXPIRATION
-------------                        ----      --------   ----------------
Nextel West Corporation            108,041       49.9%        5/31/2008

Silicon Graphics                    28,138       13.0%       10/31/2005

ANR Pipeline Company                25,236       11.7%        1/31/2007

PROPERTY MANAGEMENT:                 Grubb & Ellis

U/W NCF:                             $3,012,603

APPRAISED VALUE:                     $40,000,000

APPRAISAL DATE:                      March 14, 2003

CUT-OFF DATE LTV RATIO:              74.9%

MATURITY/ARD LTV RATIO:              63.1%

U/W DSCR:                            1.44x

(1)  Based on the cut-off date principal balance.
(2) At closing, the borrower caused a $1,000,000 letter of credit to be delivered to the lender as additional security to ensure the renewal of existing leases for, or the acceptable re-tenanting of, certain specified space at the property.
(3) The borrower is required to make monthly payments into a tax escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(4) The borrower is required to deposit $3,601.25 per month into a replacement reserve to fund ongoing repairs and replacements.
(5) Beginning with the first day of the calendar month following a return of the letter of credit (see footnote 2 above) to the borrower based upon its obtaining the renewal of existing leases for, or the acceptable re-tenanting of, certain specified space at the property, the borrower is required to deposit $20,833.33 per month into a rollover reserve to fund potential tenant improvement and leasing commission obligations, provided that the borrower is not required to make a deposit to the rollover reserve in any month when the balance of the reserve equals or exceeds $1,000,000.00.
(6)  Occupancy is based on the January 8, 2003 rent roll.

     THE LOAN. The tenth largest Loan was originated on April 29, 2003. The Orchards Corporate Center Loan is secured by a first priority mortgage encumbering two (2) three-story office buildings in Farmington Hills, Michigan.

     THE BORROWER. The borrower under the Orchards Corporate Center Loan is Twelve Orchards Corporate Center, L.L.C. The borrower is a single-purpose limited liability company organized under the laws of the State of Delaware. Its sole member is Orchards Corporate Center, L.L.C., a Delaware limited liability company. Mike Kojaian and C. Michael Kojaian are the principal sponsors of this loan. The Kojaians are real estate developers with extensive real estate holdings in the United States. C. Michael Kojaian is also the Chairman of the Board of Directors of Grubb & Ellis and is its largest individual shareholder.

     THE ORCHARDS CORPORATE CENTER PROPERTY. The Orchards Corporate Center Property is comprised of two (2) three-story office buildings commonly known as Orchards Corporate Center, located at 27725 and 27755 Stansbury Boulevard, Farmington Hills, Michigan. Together, the buildings contain approximately 216,416 square feet of office space.

     PROPERTY MANAGEMENT. The Orchards Corporate Center Property is managed by Grubb & Ellis, a professional management corporation. The property management agreement generally provides for a management fee of a maximum of 5% of gross collections, which is subordinated to the Orchards Corporate Center Loan. The lender under the Orchards Corporate Center Loan has the right to require the termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Orchards Corporate Center Loan. Grubb & Ellis currently manages approximately 152,000,000 square feet of commercial real estate. C. Michael Kojaian, one of the sponsors of the Orchards

Corporate Center Loan, is also the Chairman of the Board of Directors of Grubb & Ellis and is its largest individual shareholder.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Orchards Corporate Center Loan must cause all rents and other income from the property to be deposited directly by the tenants into a lockbox account controlled by the lender.

THE MORTGAGE LOAN SELLERS

     We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

     - Column--one hundred eleven (111) mortgage loans, representing 63.47% of the initial net mortgage pool balance;

     - NCB, FSB--eighty-nine (89) mortgage loans, representing 12.18% of the initial net mortgage pool balance;

     - PNC Bank, National Association--twenty-three (23) mortgage loans, representing 11.48% of the initial net mortgage pool balance;

     - KeyBank--twenty-five (25) mortgage loans, representing 8.69% of the initial net mortgage pool balance; and

     - Column and Eurohypo AG, New York Branch--co-originated the Columbiana Loan, representing 4.17% of the initial net mortgage pool balance.

     COLUMN. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California; Seattle, Washington and Tampa, Florida. Column has originated approximately 4,750 commercial and multifamily rental mortgage loans totaling $27.9 billion since beginning operations in 1993. Column is a wholly owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston LLC, one of the underwriters.

     PNC BANK, NATIONAL ASSOCIATION AND AFFILIATES. PNC Bank, National Association ("PNC Bank") is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC Bank's origins as a national bank date back to 1864. PNC Bank and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to their customers. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency and its deposits are insured by the Federal Deposit Insurance Corporation. PNC Bank is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc. ("PNC Financial"), a Pennsylvania corporation, and is PNC Financial's principal bank subsidiary. At December 31, 2002, PNC Bank had total consolidated assets representing approximately 90% of PNC Financial's consolidated assets. PNC Bank is an affiliate of PNC Capital Markets, Inc., one of the underwriters.

     PNC Financial is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. PNC Financial was incorporated under the laws of the Commonwealth of Pennsylvania in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, PNC Financial has diversified its geographical presence, business mix and product capabilities through strategic bank and non-bank acquisitions and the formation of various non-banking subsidiaries. PNC Financial is one of the largest diversified financial services companies in the United States, operating businesses engaged in regional community banking, corporate banking, real estate finance, asset-based lending, wealth management, asset management and global fund services. PNC Financial provides certain products and services nationally and others in its primary geographic markets in Pennsylvania, New Jersey, Delaware, Ohio and Kentucky. PNC Financial also provides certain banking, asset management and global fund services internationally.

     NCB, FSB. NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. NCB, FSB is a wholly owned subsidiary of NCB. NCB, FSB, as a primary and master servicer, is rated "CPS1- Co-op" and "CMS2- Co-op," respectively, by Fitch, Inc, and "Above Average" as a commercial servicer by S&P.

     KEYBANK. KeyBank is a national banking association and is an affiliate of KRECM, one of the master servicers and the master servicer for the Great Lakes Crossing Loan, and McDonald Investments Inc., one of the underwriters. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of March 31, 2003, KeyBank had total assets of approximately $76.67 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $71.76 billion and approximately $4.91 billion in stockholder's equity. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank is a wholly owned subsidiary of KeyCorp.

     EUROHYPO AG, NEW YORK BRANCH. Eurohypo AG, New York Branch, the New York branch of a German banking corporation. Eurohypo AG, New York Branch is a German banking corporation focusing on real estate and public finance banking. Eurohypo AG, New York Branch has total assets of approximately EURO 228.4 billion of which approximately EURO 95.77 billion are real estate loans. Eurohypo AG, New York Branch has three offices in the United States located in New York, Chicago and Los Angeles with over 60 professionals concentrating on real estate investment banking. Eurohypo AG originates its loans in the United States through its New York branch, which is the co-mortgage loan seller of the loan identified on Exhibit A-1 to this prospectus supplement as Columbiana Centre.

     The information set forth in this prospectus supplement regarding the mortgage loan sellers and the originators has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will, directly or indirectly, transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, at the closing or at such later date as is permitted under the Pooling and Servicing Agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans (other than the Great Lakes Crossing Loan) as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     -    either--

          1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document;

     - an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

     - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

     - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

     - an original or copy of the lender's title insurance policy (or, if a title insurance policy has not yet been issued or located, a pro forma title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company);

     -    any letters of credit; and

     - in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the series 2003-C3 certificateholders under the terms of the Pooling and Servicing Agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. Neither the trustee nor any master servicer, special servicer or custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     The above loan documents, among others, with respect to the Great Lakes Crossing Loan (with the exception of the original mortgage note evidencing the Great Lakes Crossing Loan, which will be delivered to the trustee under the series 2003-C3 Pooling and Servicing Agreement) have been delivered to the trustee under the series 2003-CK2 pooling and servicing agreement.

     If--

     - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the value of any mortgage loan, or the interests of the series 2003-C3 certificateholders, or any of them, in or with respect to such mortgage loan, including a material and adverse effect on any of the payments payable with respect to any of the series 2003-C3 certificates or the value of any of the series 2003-C3 certificates, then (subject to the discussion in the following paragraph) the omission or defect will constitute a "Material Document Defect" as to which the series 2003-C3 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

     The omission of the promissory note, the mortgage instrument, the assignment of leases and rents (if any), the title insurance policy, the ground lease or any letter of credit will automatically be a Material Document Defect. However, except as described in the prior sentence, until the first anniversary of the date of initial issuance of the series 2003-C3 certificates no document defect or omission contemplated by the prior paragraph will be considered to materially and adversely affect the value of the affected mortgage loan or the interests of the series 2003-C3 certificateholders, or any of them, therein unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligation.

     Within a specified period of time following the later of--

     -    the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the trustee,

     the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make (subject to certain exceptions set forth in the related mortgage loan purchase agreement) with respect to each mortgage loan that it is selling to us for inclusion in the trust fund, specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and

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warranties to be made by each mortgage loan seller may not be identical.
However, the representations and warranties to be made by each mortgage loan seller will generally include, among others--

     - The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be true and correct in all material respects as of the related due date in June 2003. That information will include various items of information regarding each of the underlying mortgage loans, including--

          1. the street address, including city, state and zip code, of the related mortgaged real property,

          2. the original principal balance and cut-off date principal balance of the mortgage loan,

          3. the amount of the monthly debt service payment due on the related due date in June 2003,

          4. the mortgage interest rate as of the related due date in June 2003, and

          5. the original and remaining term to stated maturity and the maturity date for the mortgage loan.

     - Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

     - The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in the next bullet, enforceable first priority lien upon the corresponding mortgaged real property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

     - The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, and (2) by general principles of equity, regardless of whether such enforcement is considered a proceeding in equity or at law, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

     - It has not received notice and has no actual knowledge, as of the related due date in June 2003, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

     - There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted Encumbrances. In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Best Buy - Mishawaka, IN, representing 0.38% of the initial net mortgage pool balance, although the originating lender received a binding pro forma lender's title policy which indicated that no real estate taxes are due and payable with respect to the related mortgaged real property, real estate taxes for tax years 2000 and 2001 are delinquent. The issuing title company has advised that in issuing the binding pro forma lender's title policy, it relied upon an indemnity from another title company which currently holds escrowed funds in an amount sufficient to fully pay such delinquent taxes upon resolution of disputes relating to such delinquent taxes between a former tenant of the mortgaged real property and the applicable taxing authority.

     - The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been made, but a portion of the proceeds is being held in escrow or reserve

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          accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

     - If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

     - Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

     - If the mortgaged real property is covered by a secured creditor impaired property policy, then the related mortgage loan seller has:

          1. disclosed, or is aware that there has been disclosed, in the application for that policy or otherwise to the insurer under that policy all "pollution conditions," as defined in that policy, identified in any environmental reports related to the particular mortgaged real property which are in the warranting party's possession or are otherwise known to the warranting party; or

          2. delivered or caused to be delivered to the insurer under that policy copies of all environmental reports in its possession related to the mortgaged real property;

          in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the trust's ability to recover under that policy.

     The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the Pooling and Servicing Agreement. If--

     - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

     - that breach materially and adversely affects the value of any mortgage loan, or the interests of the series 2003-C3 certificateholders, or any of them, in or with respect to such mortgage loan, including a material and adverse effect on any of the payments payable with respect to any of the series 2003-C3 certificates or the value of any of the series 2003-C3 certificates, then that breach will be a "Material Breach" of the representation and warranty. The rights of the series 2003-C3 certificateholders against the applicable warranting party with respect to any Material Breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If there exists a Material Breach of any of the representations and warranties made by Column, KeyBank, PNC Bank, NCB, FSB or Eurohypo AG with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Representations and Warranties" above, or a Material Document Defect with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then that mortgage loan seller will be required to take one of the following courses of action:

     - cure the Material Breach or the Material Document Defect in all material respects; or

     - repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the unpaid principal balance of the mortgage loan at the time of repurchase, plus

          2. all accrued and unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan to, but not including, the due date in the collection period of repurchase, plus

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          3.   all unreimbursed servicing advances relating to that mortgage loan, together with all advances with respect to that mortgage loan that were previously reimbursed out of collections on other pooled mortgage loans, plus

          4. regardless of whether previously paid or reimbursed, all special servicing fees, interest on advances at the applicable reimbursement rate and, to the extent not in duplication of any other amount included in the price, other Additional Trust Fund Expenses relating to that mortgage loan that have not been offset by Default Interest and/or late payment charges collected on that mortgage loan or by additional servicing compensation on any mortgage loan, plus

          5. any costs incurred by the applicable master servicer, the applicable special servicer or the trustee in enforcing the repurchase obligation, plus

          6. if the repurchase occurs after the applicable cure period referred to in the second following paragraph (as it may be extended), any applicable liquidation fee payable from the purchase price; or

     - prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by Moody's, S&P or Fitch to the series 2003-C3 certificates, as confirmed in writing by each of those rating agencies, replace the affected mortgage loan with a substitute mortgage loan that--

          1. has comparable payment terms to those of the mortgage loan that is being replaced in accordance with the criteria set forth in the Pooling and Servicing Agreement, and

          2. is acceptable to the series 2003-C3 controlling class representative.

     If any mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

     - the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

     - the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust fund.

     The time period within which a mortgage loan seller must complete that remedy, repurchase or substitution will generally be limited to 90 days or less following the earlier of its discovery or receipt of notice of the subject Material Breach or Material Document Defect, as the case may be. However, if the responsible mortgage loan seller is diligently attempting to correct the problem, then the responsible mortgage loan seller may be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

     The obligations of each mortgage loan seller described above in this "--Cures, Repurchases and Substitutions" section will, in the absence of a default under those obligations, constitute the sole remedy available to the series 2003-C3 certificateholders or the trustee on their behalf in connection with a Material Breach of any of the representations or warranties made by the related mortgage loan seller, or a Material Document Defect, with respect to any mortgage loan in the trust fund. No other person will be obligated to repurchase or replace any affected mortgage loan in connection with a Material Breach of any of the representations and warranties made by the related mortgage loan seller or in connection with a Material Document Defect, if the related mortgage loan seller defaults on its obligation to do so.

     If a Material Breach or a Material Document Defect exists with respect to any mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust fund, and if the cross-collateralization can be actually terminated without any adverse tax consequence for the trust fund or adverse rating event with respect to the series 2003-C3 certificates, then the related mortgage loan seller will be permitted to repurchase or replace only the affected mortgage loan if the debt service coverage ratio with respect to the unaffected mortgage loan or mortgage loans after the repurchase or replacement of the affected mortgage loan is not less than the greater of (A) the debt service coverage ratio of the cross-collateralized mortgage loans, as a collective whole, immediately prior to such repurchase or replacement and (B) 1.25x and the loan-to-value ratio with respect to the unaffected mortgage loan or mortgage loans after the repurchase or replacement of the affected mortgage loan is not greater than the lesser of (A) the loan-to-value ratio of the cross-collateralized mortgage

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loans, as a collective whole, immediately prior to such repurchase or replacement and (B) 75%. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     - determining whether such breach or document defect is a Material Breach or Material Document Defect, and

     -    the repurchase and substitution remedies.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before their respective due dates in June 2003. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial net mortgage pool balance may be as much as 5% larger or smaller than the initial net mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the Pooling and Servicing Agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2003-C3 certificates will be issued, on or about June , 2003, under the Pooling and Servicing Agreement to be dated as of June 1, 2003, between us, as depositor, and the trustee, the master servicers and the special servicers. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

     -    the underlying mortgage loans;

     - any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in June 2003, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     -    the loan documents for the underlying mortgage loans;

     -    our rights under each of the mortgage loan purchase agreements;

     - any REO Properties acquired by the trust fund with respect to defaulted mortgage loans; and

     - those funds or assets as from time to time are deposited in each master servicer's collection account described under "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, each special servicer's REO account described under "The Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2003-C3 certificates will include the following classes:

     - the A-1, A-2, A-3, A-4, A-5, B, C, D and E classes, which are the classes of series 2003-C3 certificates that are offered by this prospectus supplement;

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     -    the A-X, A-SP, A-Y, F, G, H, J, K, L, M, N, O, P, R, LR and V classes and the 622 Third Avenue Participation Certificates, which are the classes of series 2003-C3 certificates that--;

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G, H, J, K, L, M, N, O
and P certificates and the 622 Third Avenue Participation Certificates are the series 2003-C3 certificates that will have principal balances. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Allocation of Collateral Support Deficits" below.

     The class A-X, A-SP, A-Y, R, LR and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-X, A-SP and A-Y certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

     For purposes of calculating the accrual of interest, the class A-X certificates will, as of any date of determination, have a total notional amount equal to the then total principal balance of the class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates.

     For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          1. during the period from the date of initial issuance of the series 2003-C3 certificates through and including the distribution date
               in     , the sum of (a) the lesser of $      and the total
               principal balance of the class     certificates outstanding from
               time to time and (b) the total principal balance of the class , , , , , , , , and certificates outstanding from time to time;

          2.   during the period following the distribution date in
               through and including the distribution date in        , the sum
               of (a) the lesser of $       and the total principal balance of
               the class     certificates outstanding from time to time and (b)
               the total principal balance of the class , , , , , , , , and certificates outstanding from time to time;

          3.   during the period following the distribution date in
               through and including the distribution date in        , the sum
               of (a) the lesser of $     and the total principal balance of the
               class     certificates outstanding from time to time and (b) the
               total principal balance of the class , , , , , , , and certificates outstanding from time to time;

          4.   during the period following the distribution date in
               through and including the distribution date in        , the sum
               of (a) the lesser of $     and the total principal balance of the
               class      certificates outstanding from time to time and (b) the
               total principal balance of the class , , , , , , , and certificates outstanding from time to time;

          5.   during the period following the distribution date in
               through and including the distribution date in        , the sum
               of (a) the lesser of $     and the total principal balance of the
               class      certificates outstanding from time to time, (b) the
               total principal balance of the class , , , ,  and    certificates
               and (c) the lesser of $     and the total principal balance of
               the class     certificates outstanding from time to time;

          6.   during the period following the distribution date in
               through and including the distribution date in        , the sum
               of (a) the lesser of $     and the total principal balance of the
               class         certificates outstanding from time to time, (b) the
               total principal balance of the class , , and certificates outstanding from time to time and (c) the lesser of $ and the total principal balance of the class certificates outstanding from time to time;

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          7.   during the period following the distribution date in
               through and including the distribution date in       , the sum of
               (a) the lesser of $      and the total principal balance of the
               class       certificates outstanding from time to time, (b) the
               total principal balance of the class     and      certificates
               outstanding from time to time and (c) the lesser of $     and the
               total principal balance of the class     certificates outstanding
               from time to time;

          8.   following the distribution date in        , $0.

     For purposes of calculating the accrual of interest, the class A-Y certificates will have a total notional amount that is, as of any date of determination, equal to the then Stated Principal Balance of the residential cooperative mortgage loans in the trust fund. Eighty (80) of the mortgage loans that we intend to include in the trust fund, representing 9.93% of the initial net mortgage pool balance, are residential cooperative mortgage loans.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2003-C3 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking, societe anonyme, Luxembourg or the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

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     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit D hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the Pooling and Servicing Agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts such certificates are credited, which may or may not be the beneficial owners of the certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

     The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the Pooling and Servicing Agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the Pooling and Servicing Agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the Pooling and Servicing Agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

     None of the depositor, the master servicers, the certificate registrar, the underwriters, the special servicers or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     DEFINITIVE CERTIFICATES. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to the beneficial owners of offered certificates or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if--

     - the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor;

     - the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates; or

     - the trustee determines that Definitive Certificates are required because the trustee has instituted or has been directed to institute judicial proceeding in a court to enforce the rights of the certificateholders under the certificates, and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of all or any portion of those certificates evidenced in book-entry form.

     Upon the occurrence of any of the events described in the preceding sentence, the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the offered certificates and upon receipt of instructions from DTC for re-registration, the certificate registrar and the authenticating agent will reissue the offered certificates as definitive certificates issued in the respective certificate balances owned by individual certificate owners, and thereafter the certificate registrar, the trustee, the special servicers and the master servicers will recognize the holders of such Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

DISTRIBUTION ACCOUNT

     GENERAL. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2003-C3 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the trustee's distribution account may be held in cash or invested in Permitted Investments. Subject to the limitations in the Pooling and Servicing Agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

     DEPOSITS. On the business day prior to each distribution date, each master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     - All payments and other collections on the mortgage loans and any REO Properties (other than amounts relating to the 622 Third Avenue Non-Pooled Portion) in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from that master servicer's collection account to any person other than the series 2003-C3 certificateholders, including--

               (i) amounts payable to a master servicer or a special servicer as compensation, including master servicing fees, which include any applicable primary servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar fees and charges and, to the extent not otherwise applied to cover interest on advances, certain property inspection costs incurred by the applicable special servicer or certain other Additional Trust Fund Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

               (ii) amounts payable in reimbursement of outstanding advances, together with interest on those advances,

               (iii)  amounts payable with respect to other trust fund expenses;

          4. amounts deposited in the applicable master servicer's collection account in error; and

          5. all amounts received with respect to the A/B Loans that are required to be paid to the holder of the related Corresponding B Loan pursuant to the terms of the related A/B Intercreditor Agreement and all amounts received with respect to the 622 Third Avenue Total Loan and the Washington Center Portfolio Total Loan that are required to be paid to the holder of the 622 Third Avenue B Loan and the holders of the Washington Center Portfolio Junior Loans, respectively, pursuant to the terms of the 622 Third Avenue Intercreditor Agreement and the Washington Center Portfolio Intercreditor Agreement, respectively.

     - Any advances of delinquent monthly debt service payments made by that master servicer with respect to that distribution date.

     - Any payments made by that master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Pooling and Servicing Agreement--Collection Accounts" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2004, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the trust fund that accrue interest on an Actual/360 Basis.

     The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution holding the distribution account.

     WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     - to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

     - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

     - to pay for any opinions of counsel required to be obtained in connection with any amendments to the Pooling and Servicing Agreement;

     -    to pay for the cost of recording the Pooling and Servicing Agreement;

     - to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

     - with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, commencing in 2004, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans that accrue interest on an Actual/360 Basis;

     - to pay itself interest and other investment income earned on funds held in the distribution account; and

     - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. Total Available Funds will not include amounts on deposit in the trustee's distribution account that represent amounts received in the case of the REO Property related to the 622 Third Avenue Total Loan and the Washington Center Portfolio Total Loan that are required to paid to the holders of the 622 Third Avenue B Loan and the holders of the 622 Third Avenue Participation Certificates and Washington Center Portfolio Junior Loans, respectively, pursuant to the terms of the related intercreditor agreements. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2003-C3 certificates.

     For any distribution date, the Total Available Funds will consist of three separate components:

     - the portion of those funds that represent Static Prepayment Premiums and Yield Maintenance Charges collected on the underlying mortgage loans during the related collection period, which will be paid as additional interest to the holders of the class A-X certificates, the holders of the class A-Y certificates and/or any holders of class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G or H certificates entitled to distributions of principal, as described under "--Distributions--Distributions of Static Prepayment Premiums and Yield Maintenance Charges" below;

     - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

     - the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2003-C3 certificates, other than the class V certificates, as described under "--Distributions--Priority of Distributions" below.

     In no event will any amounts allocable to a Corresponding B Loan, 622 Third Avenue B Loan or Washington Center Portfolio Junior Loans be available to cover any payments or reimbursements associated with any pooled mortgage loan other than the related A Loan, 622 Third Avenue Loan and Washington Center Portfolio Loan, respectively. In addition, any amounts allocable to a Corresponding B Loan, 622 Third Avenue B Loan or Washington Center Portfolio Junior Loans will be available to cover payments and/or reimbursements associated with the related A Loan, 622 Third Avenue Loan and Washington Center Portfolio Loan only to the extent described under "Description of the Underlying Mortgage Loans--The A/B Loans," "--The 622 Third Avenue Loan" and "--The Washington Center Portfolio Loan" in this prospectus supplement.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     During January, except in a leap year, and February, of each calendar year, beginning in 2004, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis (other than the 622 Third Avenue Non-Pooled Portion) and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2004, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

     The funds held in the trustee's interest reserve account may be held in cash or invested in Permitted Investments. Subject to the limitations in the Pooling and Servicing Agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

     The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution holding the interest reserve account.

DISTRIBUTIONS

     GENERAL. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2003-C3 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2003-C3 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2003-C3 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     INTEREST DISTRIBUTIONS. All of the classes of the series 2003-C3 certificates will bear interest, except for the R, LR and V classes.

     With respect to each interest-bearing class of the series 2003-C3 certificates, that interest will accrue during each interest accrual period based upon:

     - the pass-through rate for that class and the related distribution date;

     - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     -    the assumption that each year consists of twelve 30-day months.

     However, no interest will accrue with respect to the class A-SP
certificates following the      interest accrual period.

     On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described under "--Distributions--Priority of Distributions" below, the holders of each interest-bearing class of the series 2003-C3 certificates will be entitled to receive--

     - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     - the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2003-C3 certificates.

     If the holders of any interest-bearing class of the series 2003-C3 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described under "--Distributions--Priority of Distributions" below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2003-C3 certificates will equal the product of--

     - in the case of the class 622 Third Avenue Participation Certificates, the total portion of that Net Aggregate Prepayment Interest Shortfall that is attributable to the 622 Third Avenue Loan, multiplied by a fraction--

          1. the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the class 622 Third Avenue Participation Certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and

          2. the denominator of which is the total amount of interest (adjusted to the related Net Mortgage Interest Rate) on the 622 Third Avenue Loan during the most recently ended interest accrual period for that loan (calculated without regard to the occurrence of any principal payment with respect to the 622 Third Avenue
               Loan), subject to adjustment for interest reserve amounts.

     - in the case of each other interest-bearing class of series 2003-C3 certificates, the total amount of that Net Aggregate Prepayment Interest Shortfall exclusive of any portion thereof allocable to the class 622 Third Avenue Participation Certificates, multiplied by a fraction--

          1. the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of series 2003-C3 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and

          2. the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2003-C3 certificates except for the class 622 Third Avenue Participation Certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

     CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2003-C3 certificates for the initial interest accrual period is shown on page S-5.

     The pass-through rates for the class     ,     and certificates for each
interest accrual period will, in the case of each of those classes, be fixed at the pass-through rate applicable to the subject class for the initial accrual period.

     The pass-through rates for the class     ,     and certificates for each
interest accrual period will, in the case of each of those classes, equal the lesser of--

     - the pass-through rate applicable to the subject class for the initial accrual period,

     -    the Weighted Average Net Mortgage Rate.

     The pass-through rate for the class     ,     and certificates for each
interest accrual period will, in the case of each of those classes, equal the Weighted Average Net Mortgage Rate for that interest accrual period.

     The pass-through rate for the 622 Third Avenue Participation Certificates will have a pass-through rate equal to the net mortgage pass-through rate of the 622 Third Avenue Non-Pooled Portion.

     The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue Participation Certificates). In general, the total principal balance of each class of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue Participation Certificates) will constitute a separate component of the total notional amount of the class A-X certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue Participation Certificates) is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent a separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through
and including the         interest accrual period, on any particular component
of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

     - if such particular component consists of the entire total principal balance of any class of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue Participation Certificates), and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Rate for the related distribution date, over (2) the reference rate specified on Schedule I hereto with respect to the related distribution date;

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue Participation Certificates) and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal to the excess, if any, of (1) the Weighted Average Net Mortgage Rate for the related distribution date, over (2) the reference rate specified on Schedule I hereto with respect to the related distribution date;

     - if such particular component consists of the entire total principal balance of any class of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue Participation Certificates), and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of
          (1) the Weighted Average Net Mortgage Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2003-C3 principal balance certificates; and

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue Participation Certificates), and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2003-C3 principal balance certificates.

     For purposes of accruing interest on the class A-X certificates during each
interest accrual period subsequent to the        interest accrual period, the
total principal balance of each class of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue Participation Certificates) will constitute one separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2003-C3 principal balance certificates whose principal balance makes up such component.

     The pass-through rate for the class A-SP certificates, for each interest
accrual period through and including the         interest accrual period, will
equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relatives sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of any class series of 2003-C3 principal balance certificates (excluding the class 622 Third Avenue Participation Certificates). If the entire total principal balance of any class of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue Participation Certificates) is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue Participation Certificates) is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2003-C3 principal balance certificates will represent one separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any
interest accrual period, through and including the          interest accrual
period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

     - the lesser of (a) the reference rate specified on Schedule I hereto with respect to the related distribution date and (b) the Weighted Average Net Mortgage Rate for the related distribution date, over

     - the pass-through rate in effect during the subject interest accrual period for the class of series 2003-C3 principal balance certificates (excluding the class 622 Third Avenue Participation Certificates) whose total principal balance, or a designated portion thereof, comprises such component.

     Following the        interest accrual period, the class A-SP certificates
will cease to accrue interest. In connection therewith, the class A-SP
certificates will have 0% pass-through rate for the       interest accrual
period and for each interest accrual period thereafter.

     The pass-through rate for the class A-Y certificates for any interest accrual period will equal the weighted average of the class A-Y strip rates for the respective residential cooperative mortgage loans in the trust fund, with the relevant weighting to be done based upon the relative balances of those residential cooperative mortgage loans. The class A-Y strip rate with respect to each of those residential cooperative mortgage loans will equal the positive difference, if any, of--

     (a) the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, net of the sum of the annual rates at which master servicing fees, including primary servicing fees, and trustee fees accrue with respect to that mortgage loan, minus

     (b)  4.60% per annum;

provided that, in the case of a residential cooperative mortgage loan that accrues interest on an Actual/360 Basis, the foregoing differential will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the applicable interest accrual period, and the denominator of which is 30.

     The calculation of the Weighted Average Net Mortgage Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the applicable special servicer.

     The class R, LR and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     PRINCIPAL DISTRIBUTIONS. Subject to the Available P&I Funds and the priority of distributions described under "--Distributions--Priority of Distributions" below, the total amount of principal payable with respect to each class of the series 2003-C3 certificates, other than the class A-X, A-SP, A-Y, R, LR and V certificates and the 622 Third Avenue Participation Certificates, on each distribution date, will equal that class's allocable share of the Principal Distribution Amount for that distribution date.

     In general, the portion of the Principal Distribution Amount that will be allocated to the class A-1, A-2, A-3, A-4 and A-5 certificates on each distribution date will equal:

     -    in the case of the class A-1 certificates, the lesser of--

          1. the entire Principal Distribution Amount for that distribution date, and

          2. the total principal balance of the class A-1 certificates immediately prior to that distribution date;

     -    in the case of the class A-2 certificates, the lesser of--

          1. the entire Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1 certificates as described in the preceding bullet point, and

          2. the total principal balance of the class A-2 certificates immediately prior to that distribution date.

     -    in the case of the class A-3 certificates, the lesser of--

          1. the entire Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1 and A-2 certificates as described in the preceding two bullet points, and

          2. the total principal balance of the class A-3 certificates immediately prior to that distribution date.

     -    in the case of the class A-4 certificates, the lesser of--

          1. the entire Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1, A-2 and A-3 certificates as described in the preceding three bullet points, and

          2. the total principal balance of the class A-4 certificates immediately prior to that distribution date.

     -    in the case of the class A-5 certificates, the lesser of--

          1. the entire Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1, A-2, A-3 and A-4 certificates as described in the preceding four bullet points, and

          2. the total principal balance of the class A-5 certificates immediately prior to that distribution date.

     However, if the A-1, A-2, A-3, A-4 and A-5 classes are outstanding on or after the date on which the principal balances of all other classes of series 2003-C3 certificates have been reduced to zero by the application of Collateral Support Deficits thereto, and, in any event, as of the final distribution date for the series 2003-C3 certificates, then the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocable between those classes on a

PRO RATA basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

     While the class A-1, A-2, A-3, A-4 and A-5 certificates are outstanding, no portion of the Principal Distribution Amount for any distribution date will be allocated to any other class of series 2003-C3 certificates.

     Following the retirement of the class A-1, A-2, A-3, A-4 and A-5 certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2003-C3 certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

     - the portion of that Principal Distribution Amount that remains unallocated, and

     - the total principal balance of the particular class immediately prior to that distribution date.

                       ORDER OF ALLOCATION          CLASS
                      ---------------------   -----------------
                               1st                    B
                               2nd                    C
                               3rd                    D
                               4th                    E
                               5th                    F
                               6th                    G
                               7th                    H
                               8th                    J
                               9th                    K
                              10th                    L
                              11th                    M
                              12th                    N
                              13th                    O
                              14th                    P

     In no event will the holders of any class of series 2003-C3 certificates listed in the foregoing table be entitled to receive any distribution of principal until the total principal balance of the class A-1, A-2, A-3, A-4 and A-5 certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2003-C3 certificates listed in the foregoing table be entitled to receive any distribution of principal until the total principal balance of all other classes of series 2003-C3 certificates, if any, listed above it in the foregoing table is reduced to zero.

     LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Allocation of Collateral Support Deficits" below, the total principal balance of any class of series 2003-C3 certificates, other than the class A-X, A-SP, A-Y, R, LR and V certificates, may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2003-C3 certificates, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described under "--Distributions--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

     PRIORITY OF DISTRIBUTIONS. The portion of the Available P&I Funds allocable to distributions of principal and interest on the series 2003-C3 certificates (exclusive of the class 622 Third Avenue Participation Certificates) on any distribution date will be applied on that distribution date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of those funds:

     ORDER OF           RECIPIENT CLASS
   DISTRIBUTION            OR CLASSES                                    TYPE AND AMOUNT OF DISTRIBUTION
-----------------   --------------------------    --------------------------------------------------------------------------------
       1st          A-1, A-2, A-3, A-4 and A-5,   Interest up to the total interest distributable on those classes, PRO RATA
                             A-X, A-SP            based on the total interest distributable on each class
                             and A-Y

       2nd          A-1, A-2, A-3, A-4 and A-5    Principal up to the total principal distributable on those classes, allocable as among those classes as described immediately following this table

       3rd          A-1, A-2, A-3, A-4 and A-5    Reimbursement up to the loss reimbursement amounts for those classes, PRO RATA based on the loss reimbursement amount for each class

       4th                      B                 Interest up to the total interest distributable on that class
       5th                      B                 Principal up to the total principal distributable on that class
       6th                      B                 Reimbursement up to the loss reimbursement amount for that class

       7th                      C                 Interest up to the total interest distributable on that class
       8th                      C                 Principal up to the total principal distributable on that class
       9th                      C                 Reimbursement up to the loss reimbursement amount for that class

      10th                      D                 Interest up to the total interest distributable on that class
      11th                      D                 Principal up to the total principal distributable on that class
      12th                      D                 Reimbursement up to the loss reimbursement amount for that class

      13th                      E                 Interest up to the total interest distributable on that class
      14th                      E                 Principal up to the total principal distributable on that class
      15th                      E                 Reimbursement up to the loss reimbursement amount for that class

      16th                      F                 Interest up to the total interest distributable on that class
      17th                      F                 Principal up to the total principal distributable on that class
      18th                      F                 Reimbursement up to the loss reimbursement amount for that class

      19th                      G                 Interest up to the total interest distributable on that class
      20th                      G                 Principal up to the total principal distributable on that class
      21st                      G                 Reimbursement up to the loss reimbursement amount for that class

      22nd                      H                 Interest up to the total interest distributable on that class
      23rd                      H                 Principal up to the total principal distributable on that class
      24th                      H                 Reimbursement up to the loss reimbursement amount for that class

      25th                      J                 Interest up to the total interest distributable on that class
      26th                      J                 Principal up to the total principal distributable on that class
      27th                      J                 Reimbursement up to the loss reimbursement amount for that class

      28th                      K                 Interest up to the total interest distributable on that class
      29th                      K                 Principal up to the total principal distributable on that class
      30th                      K                 Reimbursement up to the loss reimbursement amount for that class

      31st                      L                 Interest up to the total interest distributable on that class
      32nd                      L                 Principal up to the total principal distributable on that class
      33rd                      L                 Reimbursement up to the loss reimbursement amount for that class

      34th                      M                 Interest up to the total interest distributable on that class
      35th                      M                 Principal up to the total principal distributable on that class
      36th                      M                 Reimbursement up to the loss reimbursement amount for that class

      37th                      N                 Interest up to the total interest distributable on that class
      38th                      N                 Principal up to the total principal distributable on that class

     ORDER OF           RECIPIENT CLASS
   DISTRIBUTION            OR CLASSES                                    TYPE AND AMOUNT OF DISTRIBUTION
-----------------   --------------------------    --------------------------------------------------------------------------------
      39th                      N                 Reimbursement up to the loss reimbursement amount for that class

      40th                      O                 Interest up to the total interest distributable on that class
      41st                      O                 Principal up to the total principal distributable on that class
      42nd                      O                 Reimbursement up to the loss reimbursement amount for that class

      43rd                      P                 Interest up to the total interest distributable on that class
      44th                      P                 Principal up to the total principal distributable on that class
      45th                      P                 Reimbursement up to the loss reimbursement amount for that class

      46th                    R,LR                Any remaining portion of the funds in REMIC II and REMIC I, respectively, being distributed

     In general, no distributions of principal will be made with respect to the class A-5 certificates until the total principal balance of the class A-1, A-2, A-3 and A-4 certificates is reduced to zero; no distributions of principal will be made with respect to the class A-4 certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero; no distributions of principal will be made with respect to the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero; and no distributions of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, on and after the date on which the principal balances of all other classes of series 2003-C3 certificates subordinate to the class A-1, A-2, A-3, A-4 and A-5 certificates have been reduced to zero by the application of Collateral Support Deficits thereto, and in any event on the final distribution date for the series 2003-C3 certificates, the trustee will make distributions of principal on the class A-1, A-2, A-3, A-4 and A-5 certificates on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding.

     References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2003-C3 certificates identified in the foregoing table, other than the class A-X, A-Y and A-SP certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Allocation of Collateral Support Deficits" below.

     Distributions with respect to the 622 Third Avenue Participation Certificates will be made from the amounts paid on the 622 Third Avenue Non-Pooled Portion. See "Description of the Underlying Mortgage Loans--The 622 Third Avenue Loan" in this prospectus supplement. Amounts distributable on the 622 Third Avenue Non-Pooled Portion will be distributed to the class 622 participation certificates in the following order of priority--

     - to the class 622 Participation Certificates, in respect of interest, up to the total interest distributable for such class for such distribution date;

     - (A) to the class 622 Participation Certificates, in reduction of the principal balance thereof, up to an amount equal to (x) any principal prepayments distributed on the 622 Third Avenue Non-Pooled Portion and
          (y) the portion of all the principal due (including the balloon payment, if then due) on the 622 Third Avenue Total Loan that is allocated to the 622 Third Avenue Non-Pooled Portion; and (B) after an event of default on the 622 Third Avenue Total Loan or if the 622 Third Avenue Total Loan becomes a specially serviced mortgage loan, the portion of the entire principal balance of the 622 Third Avenue Total Loan remaining after the 622 Third Avenue Pooled Portion has been reduced to zero, in any case, until the principal balance thereof has been reduced to zero;

     - to the class 622 Participation Certificates, until any prior Collateral Support Deficits relating to the 622 Third Avenue Loan previously allocated to the class 622 Participation Certificates, but not previously reimbursed, have been reimbursed in full.

     DISTRIBUTIONS OF STATIC PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     - the holders of any class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, and H certificates that are then entitled to distributions of principal on that distribution date will be entitled to an amount equal to, in the case of each such class, the product of--

          1.   the amount of the subject Yield Maintenance Charge, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2003-C3 certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2003-C3 certificates on that distribution date, and the denominator of which is equal to the Principal Distribution Amount for that distribution date; and

     - if the prepaid mortgage loan is secured by a residential cooperative property and has a mortgage interest rate (net of the sum of the applicable master servicing fee rate, including the primary servicing fee rate, and the trustee fee rate) in excess of 4.60% per annum, then the holders of the class A-Y certificates will be entitled to an amount equal to 56% of any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet; and

     - the holders of the class A-X certificates will be entitled to an amount equal to 100% of any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior two bullets.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

     If any Static Prepayment Premium is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Static Prepayment Premium as additional interest, on the distribution date corresponding to that collection period, as follows:

     - the holders of any class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, and H Certificates that are then entitled to distributions of principal on that distribution date will be entitled to an amount equal to, in the case of each such class, the product of--

          1. 25% of the amount of the subject Static Prepayment Premium, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal made with respect to that class of certificates on that distribution date, and the denominator of which is equal to the Principal Distribution Amount for that distribution date; and

     - if the prepaid mortgage loan is secured by a residential cooperative property and has a mortgage interest rate (net of the sum of the applicable master servicing fee rate, including the primary servicing fee rate, and the trustee fee rate) in excess of 4.60% per annum, then the holders of the class A-Y certificates will be entitled to an amount equal to 70% of any portion of the subject Static Prepayment Premium that may remain after any distribution(s) contemplated by the prior bullet; and

     - the holders of the class A-X certificates will be entitled to an amount equal to 100% of any portion of the subject Static Prepayment Premium that may remain after any distribution(s) contemplated by the prior two bullets.

     After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the underlying mortgage loans will be distributed as additional interest to the holders of non-offered classes of the series 2003-C3 certificates.

     Neither we nor either of the underwriters makes any representation as to--

     - the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

     -    the collectibility of that prepayment consideration.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     -    distributions on the series 2003-C3 certificates,

     - allocations of Collateral Support Deficits to the series 2003-C3 certificates, and

     - the amount of all fees payable to the applicable master servicer, the applicable special servicer and the trustee under the Series 2003-C3 Pooling and Servicing Agreement.

     In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Rate and the Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     - FIRST, to pay, or to reimburse the applicable master servicer, the applicable special servicer and/or the trustee for the payment of, any fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     - THEREAFTER, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

ALLOCATION OF COLLATERAL SUPPORT DEFICITS

     As a result of Collateral Support Deficits, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2003-C3 certificates. If this occurs following the distributions made to the 2003-C3 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2003-C3 certificates are to be sequentially reduced in the following order (provided, that with respect to any Collateral Support Deficit that relates to the 622 Third Avenue Loan, such Collateral Support Deficit will first be applied to reduce the principal balance of the 622 Third Avenue Participation Certificates until such balance equals zero, before being applied in the order described below) until the total principal balance of those classes of series 2003-C3 certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date.

                      ORDER OF ALLOCATION              CLASS
                     ----------------------   --------------------------
                              1st                         P
                              2nd                         O
                              3rd                         N
                              4th                         M
                              5th                         L
                              6th                         K
                              7th                         J
                              8th                         H
                              9th                         G
                             10th                         F
                             11th                         E
                             12th                         D
                             13th                         C
                             14th                         B
                             15th                A-1, A-2, A-3, A-4 and
                                              A-5, PRO RATA based on total
                                                   principal balances

     The above-described reductions in the total principal balances of the respective classes of the series 2003-C3 certificates identified in the foregoing table, will represent an allocation of the Collateral Support Deficits that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2003-C3 certificates.

     In general, Collateral Support Deficits could result from the occurrence of--

     - losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies, the payment to the applicable special servicer of any compensation as described in "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses," the payment of interest on advances (to the extent not covered by Default Interest and late payment charges collected on the related mortgage loans) and certain servicing expenses; and

     - certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the trustee, the applicable master servicer, the applicable special servicer and the depositor and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described in this prospectus supplement under "The Pooling and Servicing Agreement."

     Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund. A class of the series 2003-C3 certificates will be considered outstanding until its certificate balance is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to such class.

     On each distribution date, immediately following the distributions to be made to the holders of the 622 Third Avenue Participation Certificates, the trustee is required to calculate the Collateral Support Deficit that relates to the 622 Third Avenue Total Loan. The trustee will be required to allocate any Collateral Support Deficit that is allocable to the 622 Third Avenue Total Loan first, to the holder of the 622 Third Avenue B Loan, until the remaining principal balance of such 622 Third Avenue B Loan is reduced to zero; second, to the class 622 Participation Certificates, until the remaining principal balance of such class has been reduced to zero; and third, to the 622 Third Avenue Pooled Portion until the principal balance thereof has been reduced to zero.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments (other than balloon payments, Post-ARD Additional Interest and Default Interest), and assumed monthly debt service payments, in each case net of master servicing fees, including primary servicing fees, that--

     - were due or deemed due, as the case may be, during the related collection period with respect to the mortgage loans as to which it acts as master servicer, and

     - were not paid by or on behalf of the respective underlying borrowers or otherwise collected as of the close of business on the last day of the related collection period or received prior to the remittance date as provided in the Pooling and Servicing Agreement.

     No master servicer, special servicer or trustee will be required to make a debt service advance with respect to any Corresponding B Loan, 622 Third Avenue B Loan or Washington Center Portfolio Junior Loan; provided, that each master servicer, special servicer and the trustee may make such debt service advance and, if they do so such advances will be recoverable solely from payments made to the 622 Third Avenue B Loan or a Washington Center Portfolio Junior Loan, as applicable.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     -    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan;

     With respect to any distribution date, each master servicer will be required to make monthly debt service advances for which it is responsible either out of its own funds or, subject to replacement as and to the extent provided in the Pooling and Servicing Agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2003-C3 certificates on that distribution date.

     Monthly debt service advances with respect to the Great Lakes Crossing Loan will generally be made by the master servicer under the series 2003-CK2 pooling and servicing agreement. If that master servicer fails to make such monthly debt service advance with respect to the Great Lakes Crossing Loan, the applicable master servicer or the trustee under the series 2003-C3 Pooling and Servicing Agreement will be obligated to make the advance unless it determines that the advance will be nonrecoverable. No master servicer or trustee will be obligated to make any advance with respect to the Great Lakes Crossing Companion Loan.

     If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

     Each master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the mortgage loan as to which the advance was made. Neither a master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If a master servicer or the trustee makes any monthly debt service advance that it subsequently determines, in its judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the applicable master servicer's collection account from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement.

     Each master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance made with respect to any mortgage loan in the mortgage pool will be payable--

     - FIRST, out of any Default Interest and late payment charges collected on that mortgage loan subsequent to the accrual of that advance interest, and

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     -    THEN, but only after the advance has been reimbursed and if and to the extent that the Default Interest and late payment charges referred to in the prior bullet have been insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account.

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related mortgage loan, interest accrued on outstanding monthly debt service advances may result in a reduction in amounts payable on the series 2003-C3 certificates. Amounts paid to the applicable master servicer or the trustee out of general collections on the mortgage pool to cover interest on advances made by it with respect to any pooled mortgage loan will be offset by Default Interest and late payment charges, if any, subsequently collected on that mortgage loan.

     A monthly debt service payment will be assumed to be due with respect to:

     - each mortgage loan in the trust fund that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each mortgage loan in the trust fund as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     TRUSTEE REPORTS. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicers and the special servicers, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon request, provide by first class mail, on each distribution date to each registered holder of a series 2003-C3 certificate, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2003-C3 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     NCB, FSB will be required to provide to KeyCorp Real Estate Capital Markets, Inc. and KeyCorp Real Estate Capital Markets, Inc. will be required to provide the standard CMSA investor reporting package to the trustee on a monthly basis. However, due to the time required to collect all the necessary data and enter it onto each master servicer's computer system, neither master servicer is required to provide monthly reports, other than the loan periodic update file of the standard Commercial Mortgage Securities Association investor reporting package, before the distribution date in August 2003.

     BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee in the form attached to the Pooling and Servicing Agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicers, the trustee and the certificate registrar are required to recognize as series 2003-C3 certificateholders only those persons in whose names the series 2003-C3 certificates are registered on the books and records of the certificate registrar.

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     INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available to the general public each month via the trustee's internet website. In addition, the trustee will also make mortgage loan information as presented in the standard Commercial Mortgage Securities Association investor reporting package formats available to any holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the Pooling and Servicing Agreement. The trustee's internet website will initially be located at "http://www.ctslink.com/cmbs." For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the Pooling and Servicing Agreement.

     OTHER INFORMATION. The Pooling and Servicing Agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     - the Pooling and Servicing Agreement, including exhibits, and any amendments to the Pooling and Servicing Agreement;

     - all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2003-C3 certificateholders since the date of initial issuance of the offered certificates;

     - this prospectus supplement and the accompanying prospectus, together with any amendments or supplements to this prospectus supplement or the accompanying prospectus;

     - each mortgage loan purchase agreement pursuant to which we purchased any of the underlying mortgage loans, together with all amendments to each mortgage loan purchase agreement, if any;

     - all officer's certificates delivered to the trustee by the master servicers and/or the special servicers since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - all accountant's reports delivered to the trustee with respect to the master servicers and/or the special servicers since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - the most recent inspection report with respect to each mortgaged real property for a mortgage loan prepared by the applicable master servicer or the applicable special servicer and delivered to the trustee as described under "The Pooling and Servicing
          Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     - the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan in the trust fund obtained by the applicable master servicer or the applicable special servicer and delivered to the trustee;

     - the most recent quarterly and annual operating statement and, except with respect to loans secured by residential cooperative properties, rent roll for each mortgaged real property securing a mortgage loan in the trust fund and financial statements of the related borrower collected by the applicable master servicer or the applicable special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     - the mortgage files for the underlying mortgage loans (other than the mortgaged real property securing the Great Lakes Crossing Loan), including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

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     Copies of any and all of the foregoing items will be available from the trustee upon request. However, except with respect to the series 2003-C3 controlling class representative, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the Pooling and Servicing Agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

     - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the Pooling and Servicing Agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

     The voting rights for the series 2003-C3 certificates will be allocated as follows:

     - 99% of the voting rights will be allocated to the class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates, in proportion to the respective total principal balances of those classes;

     - 1% of the voting rights will be allocated to the class A-X, A-SP and A-Y certificates, in proportion to the respective total notional amounts of those classes; and

     - 0% of the voting rights will be allocated to the holders of the class R, LR and V certificates and the 622 Third Avenue Participation Certificates.

     Voting rights allocated to a class of series 2003-C3 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     GENERAL. The yield on any offered certificate will depend on--

     -    the price at which the certificate is purchased by an investor, and

     -    the rate, timing and amount of distributions on the certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     -    the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     - the rate, timing and severity of Collateral Support Deficits and the extent to which those Collateral Support Deficits result in the reduction of the principal balance of the certificate, and

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

     PASS-THROUGH RATE. The pass-through rates on the class   and   certificates
will be variable and will be equal to or limited by the Weighted Average Net Mortgage Rate from time to time. The Weighted Average Net Mortgage Rate would decline if the rate of principal payments on mortgage loans with higher Net Mortgage Interest Rates was faster than the rate

                                      S-137
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of principal payments on mortgage loans with lower Net Mortgage Interest Rates.
Accordingly, the yield on each of those classes of offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary payments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

     RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

     Prepayments and other early liquidations of the mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     -    the amount of distributions on your offered certificates,

     -    the yield to maturity of your offered certificates,

     -    the rate of principal distributions on your offered certificates, and

     -    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

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     If--

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

     RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     -    prevailing interest rates;

     -    the terms of the mortgage loans, including--

          1.   provisions that impose prepayment lock-out periods, and

          2.   amortization terms that require balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     -    the quality of management of the mortgaged real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan.

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Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     -    the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse
from the assumed settlement date of June   , 2003 until each dollar to be
applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     - multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

     -    summing the results; and

     - dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-4 and/or A-5 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-4 and A-5 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2003-C3 certificates with principal balances.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     -    the weighted average life of that class, and

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     -    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the mortgage loans that back the series 2003-C3 certificates will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the mortgage loans that back the series 2003-C3 certificates, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     - the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     - all the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,

     - the mortgage loans in the trust fund that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, will not prepay as a result of involuntary liquidations upon default or otherwise during that period, or

     - the mortgage loans in the trust fund that are in a period when prepayments must be accompanied by a Yield Maintenance Charge will not voluntarily prepay or will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2003-C3 certificates will be issued, the trust fund will be created and the subject mortgage loans (other than the Great Lakes Crossing
Loan) will be serviced and administered under the Pooling and Servicing Agreement to be dated as of June 1, 2003, by and among us, as depositor, and the master servicers, the special servicers and the trustee.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the Pooling and Servicing Agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The Pooling and Servicing Agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the Pooling and Servicing Agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE TRUSTEE

     Wells Fargo will act as trustee under the Pooling and Servicing Agreement. Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo will maintain an office at: (a) with respect to certificate transfers and surrenders, Sixth Avenue and Marquette Street, Minneapolis, Minnesota 55479; and (b) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its CMBS customer service help desk can be contacted at (301) 815-6600.

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THE MASTER SERVICERS AND THE SPECIAL SERVICERS

     GENERAL. KRECM will act as master servicer with respect to all of the mortgage loans in the trust fund other than the mortgage loans sold to the trust fund by NCB, FSB; and, if and when necessary, ARCap will act as special servicer with respect to the mortgage loans other than residential cooperative mortgage loans and any related REO Properties.

     NCB, FSB will act as master servicer with respect to the mortgage loans sold to the trust fund by NCB, FSB; and, if and when necessary, National Consumer Cooperative Bank will act as special servicer with respect to the residential cooperative mortgage loans in the trust fund and any related REO Properties.

     The information set forth in this prospectus supplement concerning each of the master servicers and special servicers has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     KRECM. KRECM is an Ohio corporation. KRECM is a wholly-owned subsidiary of KeyBank National Association, which is an affiliate of McDonald Investments Inc., one of the underwriters, and is a wholly owned subsidiary of KeyCorp. KRECM's primary servicing location is 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

     As of March 31, 2003 KRECM was responsible for servicing approximately 4,343 commercial and multifamily loans with a total principal balance of approximately $20.8 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands. Approximately 2,664 of the loans, with a total principal balance of approximately $16 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KRECM also services newly originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     ARCAP. ARCap Servicing, Inc., a Delaware corporation, is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas. As of March 31, 2003, ARCap was the named special servicer on twenty-six (26) CMBS transactions encompassing 4,229 loans with a legal balance of $26.5 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.

     NCB, FSB. NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury, will act as master servicer with respect to the mortgage loans sold to the trust fund by NCB, FSB. It is one of the mortgage loan sellers and, further, is a wholly owned subsidiary of NCB, the special servicer of the residential cooperative mortgage loans in the trust fund. Its servicing offices are located at 1725 Eye Street, N.W., Washington, D.C. 20006.

     NATIONAL CONSUMER COOPERATIVE BANK. NCB, which does business under the trade name National Cooperative Bank, was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized corporations throughout the United States. By Congressional amendments in 1981, NCB was converted to a private institution owned by its member cooperative customers, including certain of the borrowers. The principal executive office of NCB is located at 1725 Eye Street, N.W., Washington, D.C. 20006. NCB also maintains regional offices in New York City, Oakland, California and Anchorage, Alaska.

     NCB and its subsidiaries and affiliates, NCB Capital Corporation, NCB Business Credit Corporation, NCB Financial Corporation, NCB Investment Advisors, Inc., NCB Insurance Brokers Inc. and NCB, FSB, provide a wide range of financial services to cooperatives, including commercial loans, real estate loans, vehicle and equipment leasing, financial advisory services relating to private debt placements and other financial products.

     As of December 31, 2002, NCB and its affiliates were managing a portfolio with a total principal balance of approximately $2.9 billion, most of which are commercial and residential cooperative real estate assets. Included in this managed portfolio are $2.5 billion of commercial and residential cooperative real estate assets representing 24 securitization transactions, for which NCB or an affiliate is servicer or special servicer.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee

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for the benefit of the holders of the series 2003-C3 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

     Each master servicer and special servicer must service and administer the respective mortgage loans and any REO Properties owned by the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

     -    any and all applicable laws,

     -    the express terms of the Pooling and Servicing Agreement,

     - the express terms of the respective mortgage loans (including, in the case of each A/B Loan, 622 Third Avenue Loan, Great Lakes Crossing Loan and Washington Center Portfolio Loan, the related A/B Loan Intercreditor Agreement, 622 Third Avenue Intercreditor Agreement, Great Lakes Crossing Intercreditor Agreement and Washington Center Portfolio Intercreditor Agreement, respectively), and

     -    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicers will be responsible for the servicing and administration of--

     - all mortgage loans in the trust fund (other than the Great Lakes Crossing Loan) as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the trust fund (other than the Great Lakes Crossing Loan) as to which no new Servicing Transfer Event has occurred;

     provided that the applicable master servicer will be responsible for performing such limited duties with respect to the Great Lakes Crossing Loan as are specifically set forth in the 2003-C3 Pooling and Servicing Agreement.

     In the event that a Servicing Transfer Event occurs with respect to any mortgage loan in the trust fund (other than the Great Lakes Crossing Loan), that mortgage loan will not be considered to be "worked out" until all applicable Servicing Transfer Events have ceased to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

     In general, the special servicers will be responsible for the servicing and administration of those mortgage loans in the trust fund (other than the Great Lakes Crossing Loan which will be specially serviced by ARCap pursuant to the series 2003-CK2 pooling and servicing agreement) as to which, in each case, a Servicing Transfer Event has occurred and is continuing. They will also be responsible for the administration of any REO Properties in the trust fund.

     Despite the foregoing, the Pooling and Servicing Agreement will require the master servicers:

     - to continue to collect information and, subject to each master servicer's timely receipt of information from the applicable special servicer and the servicers of the Great Lakes Crossing Total Loan, prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets (including, if applicable, the Great Lakes Crossing Loan); and

     - otherwise, to render other incidental services with respect to any specially serviced assets (including, if applicable, the Great Lakes Crossing Loan).

     None of the master servicers or the special servicers will have responsibility for the performance by any of the other master servicers or special servicers of their respective obligations and duties under the Pooling and Servicing Agreement, unless the same party acts in more than one capacity.

     The applicable master servicer will transfer servicing of a mortgage loan in the trust fund (other than the Great Lakes Crossing Loan) to the applicable special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

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     The Great Lakes Crossing Loan will, for the most part, not be serviced under the series 2003-C3 Pooling and Servicing Agreement. Under the terms of the Great Lakes Crossing Intercreditor Agreement, for so long as the Great Lakes Crossing Companion Loan is part of the Great Lakes Crossing Companion Loan Securitization, the Great Lakes Crossing Total Loan will be serviced and administered by the master servicer and special servicer for such other securitization, in accordance with the series 2003-CK2 Pooling and Servicing Agreement. See "Description of the Underlying Mortgage Loans--The Great Lakes Crossing Loan" in this prospectus supplement. The discussion below regarding servicing generally relates solely to the servicing of the mortgage loans other than the Great Lakes Crossing Loan under the series 2003-C3 Pooling and Servicing Agreement.

     In the case of a number of mortgage loans, it is expected that each master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor to that master servicer, except for cause.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     THE MASTER SERVICING FEE. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the corresponding master servicing fees.

     The master servicing fee:

     - will be earned with respect to each and every underlying mortgage loan including--

          1.   each specially serviced mortgage loan, if any,

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

          3.   each mortgage loan as to which defeasance has occurred;

          4.   the Great Lakes Crossing Loan; and

     -    in the case of each such mortgage loan, will--

          1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2. accrue at a master servicing fee rate that, on a loan-by-loan basis, ranges from 0.03% per annum to 0.08% per annum,

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable to the applicable master servicer monthly from amounts received with respect to interest on that mortgage loan.

     As of the date of initial issuance of the offered certificates, the weighted average master servicing fee for the mortgage pool will be 0.0440% per annum.

     For purposes of this prospectus supplement, master servicing fees include primary servicing fees.

     The applicable master servicer will receive, pursuant to the Pooling and Servicing Agreement, the Washington Center Portfolio Intercreditor Agreement and the 622 Third Avenue Intercreditor Agreement, master servicing fees with respect to the Washington Center Portfolio Junior Loans and the 622 Third Avenue B Loan.

     In the event that either master servicer resigns or is terminated as a master servicer and the successor thereto agrees to perform the services of such master servicer for an amount that is less than the master servicing fee payable to the resigning or terminated master servicer (in each case which will be calculated without regard to any related primary servicing fee payable to certain sub-servicers), then such successor master servicer will pay to KRECM or NCB, FSB, as the case may be, or its designee, and the series 2003-C3 certificateholders will not receive any portion of, the applicable excess master servicing fee.

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     PREPAYMENT INTEREST SHORTFALLS. The Pooling and Servicing Agreement will provide that, if any Prepayment Interest Shortfalls are incurred by reason of principal prepayments being made by borrowers with respect to the mortgage pool during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), each master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     - the total amount of those Prepayment Interest Shortfalls that were incurred by reason of principal prepayments being made by borrowers with respect to mortgage loans for which that master servicer is acting as master servicer (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds); and

     -    the sum of--

          1. the total amount of Prepayment Interest Excesses that were collected during the subject collection period with respect to mortgage loans for which that master servicer is acting as master servicer,

          2. any interest or other investment income earned on the particular principal prepayment while on deposit in that master servicer's collection account, and

          3. with respect to each and every mortgage loan for which that master servicer receives master servicing fees during that collection period, the portion of those fees that do not include any primary servicing fees or excess servicing fees.

Notwithstanding the foregoing, with respect to mortgage loans other than those secured by residential cooperative properties, if a Prepayment Interest Shortfall occurs as a result of such master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments, other than (a) subsequent to a material default under the related mortgage loan documents, (b) pursuant to applicable law or a court order, or (c) at the request or with the consent of the series 2003-C3 controlling class representative, then, for purposes of determining the payment that such master servicer is required to make in accordance with the prior sentence to cover that Prepayment Interest Shortfall, the reference to "master servicing fees" in the second bullet of the prior sentence will be construed to include a portion of the primary servicing fees payable to such master servicer but not any of those payable to a third-party primary servicer.

     The Pooling and Servicing Agreement will further provide that, if any Prepayment Interest Shortfalls are incurred by reason of involuntary prepayments being made with insurance and/or condemnation proceeds with respect to the mortgage pool during any collection period, each master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     - the total amount of those Prepayment Interest Shortfalls that were incurred by reason of involuntary prepayments being made with insurance and/or condemnation proceeds with respect to mortgage loans for which that master servicer is acting as master servicer; and

     - any interest or other investment income earned on the particular principal prepayment being made with insurance and/or condemnation proceeds while on deposit in that master servicer's collection account.

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2003-C3 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     No master servicer will cover any interest shortfalls similar to Prepayment Interest Shortfalls that occur by reason of involuntary prepayments made with liquidation proceeds.

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     PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to each special servicer with respect to its special servicing activities will be--

     -    the corresponding special servicing fees,

     -    the corresponding workout fees, and

     -    the corresponding liquidation fees.

     SPECIAL SERVICING FEE. In general, the special servicing fee:

     -    will be earned with respect to--

          1. each specially serviced mortgage loan (other than the Great Lakes Crossing Loan), if any, and

          2. each mortgage loan (other than the Great Lakes Crossing Loan), the 622 Third Avenue B Loan and the Washington Center Portfolio Junior Loans, if any, as to which the corresponding mortgaged real property has become an REO Property; and

     - in the case of each mortgage loan, the 622 Third Avenue B Loan and the Washington Center Portfolio Junior Loans (which special servicing fee with respect to the 622 Third Avenue Total Loan and the Washington Center Portfolio Total Loan will be paid first from amounts otherwise distributable to the 622 Third Avenue B Loan and the Washington Center Portfolio Junior Loans, respectively, as described under "Description of the Underlying Mortgage Loans--The 622 Third Avenue Loan" and "--The Washington Center Portfolio Loan") described in the foregoing bullet, will--

          1. be calculated on the same interest accrual basis as that mortgage loan, 622 Third Avenue B Loan or Washington Center Portfolio Junior Loans which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2.   accrue at a special servicing fee rate of 0.25% per annum,

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, 622 Third Avenue B Loan or Washington Center Portfolio Junior Loans and

          4. be payable to the applicable special servicer monthly from general collections on all the mortgage loans and any REO Properties in the trust fund, that are on deposit in the applicable master servicer's collection account from time to time.

     WORKOUT FEE. Each special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan in the trust fund (other than the Great Lakes Crossing Loan) that has been worked out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan; PROVIDED, however that with respect to the 622 Third Avenue Total Loan and the Washington Center Portfolio Total Loan the workout fee will be the lesser of (A) 0.50% of each collection of interest and principal (including scheduled payments, prepayments, balloon payments and payments at maturity) received on each such corrected mortgage loan and (B) $1,000,000.00 for each such corrected mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If either special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans (other than the Great Lakes Crossing Loan) that were worked out--or, in some cases, about to be worked out--by it during the period that it acted as a special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicers with an incentive to better perform their respective duties, the payment of any workout fee may reduce amounts payable to the series 2003-C3 certificateholders.

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     LIQUIDATION FEE. Each special servicer will, in general, be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund (other than the Great Lakes Crossing Loan) for which it obtains a full, partial or discounted payoff from the related borrower. Each special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund (other than the Great Lakes Crossing Loan) as to which it receives any liquidation proceeds or condemnation proceeds, except as described in the next paragraph. As to each specially serviced mortgage loan and REO Property in the trust fund, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges, Post-ARD Additional Interest, Static Prepayment Premium and/or Yield Maintenance Charges; provided, however that with respect to the 622 Third Avenue Total Loan and the Washington Center Portfolio Total Loan the liquidation fee will be the lesser of (A) 0.50% multiplied by the liquidation proceeds related to such mortgage loan or mortgaged real property and (B) $1,000,000.00 for each such mortgage loan;

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

     - the repurchase or replacement of any mortgage loan in the trust fund for a Material Breach or a Material Document Defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (and any applicable extension thereof);

     - the purchase of any Specially Designated Defaulted Whole Loan by the applicable special servicer or any single holder or group of holders of the Controlling Class pursuant to a fair value purchase option (see "--Fair Value Purchase Option" below);

     - the purchase of the Great Lakes Crossing Loan in accordance with the term of the Great Lakes Crossing Intercreditor Agreement as described under "Description of the Underlying Mortgage Loans--The Great Lakes Crossing Loan" in this prospectus supplement;

     - the actual purchase of any A Loan by the holder of the related Corresponding B Loan within 60 days of receipt by the holder of the related Corresponding B Loan of notice of its option to purchase the related A Loan, as described under "Description of the Underlying Mortgage Loans--The A/B Loans" in this prospectus supplement;

     - the actual purchase of the 622 Third Avenue Loan and the Washington Center Portfolio Loan by the holders of the related 622 Third Avenue B Loan and the Washington Center Portfolio Junior Loans, respectively within the time period specified in the 622 Third Avenue Intercreditor Agreement and the Washington Center Portfolio Intercreditor Agreement, as described under "Description of the Underlying Mortgage Loans--The 622 Third Avenue Loan" and "--The Washington Center Portfolio Loan" in this prospectus supplement;

     - the actual purchase of a mortgage loan by a mezzanine lender pursuant to the terms of any related intercreditor agreement unless the purchase price with respect thereto includes the liquidation fee;

     - the purchase of all of the mortgage loans and REO Properties in the trust fund by a master servicer, a special servicer or any single certificateholder or group of certificateholders of the series 2003-C3 controlling class in connection with the termination of the trust fund, as described under "--Termination" below; or

     - following the date on which the total principal balance of the offered certificates is reduced to zero, the exchange of all the remaining series 2003-C3 certificates for all the remaining mortgage loans and REO Properties in the trust fund, as described under "--Termination" below.

     Although liquidation fees are intended to provide the special servicers with an incentive to better perform their respective duties, the payment of any liquidation fee may reduce amounts payable to the series 2003-C3 certificateholders.

     ADDITIONAL SERVICING COMPENSATION. As additional master servicing compensation, each master servicer will be entitled to receive any Prepayment Interest Excesses collected with respect to those mortgage loans for which it acts as master servicer.

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     In addition, the following items collected on any mortgage loan in the trust fund (other than the Great Lakes Crossing Loan) will be allocated between the applicable master servicer and the applicable special servicer as additional compensation in accordance with the Pooling and Servicing Agreement:

     - any late payment charges and Default Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Default Interest are not otherwise applied--

          1. to pay the applicable master servicer, the applicable special servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

          2. to reimburse the trust fund for any interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the applicable master servicer, the applicable special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that mortgage loan,

          3. to pay, or to reimburse the trust fund for, any expenses incurred by the applicable special servicer in connection with inspecting the related mortgaged real property following a Servicing Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

          4. to pay, or to reimburse the trust fund for, any other expenses (other than special servicing fees, workout fees and liquidation fees) incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Default Interest and/or late payment charges collected on that mortgage loan, would result in a Collateral Support Deficit; and

     - any modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees, defeasance fees and other comparable transaction fees and charges.

     Each master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. Each master servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

Neither master servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     Each special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. Each special servicer--

     - will be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal of those investments from its own funds.

Neither special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account.

     PAYMENT OF EXPENSES; SERVICING ADVANCES. Each of the master servicers and special servicers will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. No master servicer or special servicer will be entitled to reimbursement for these expenses except as expressly provided in the Pooling and Servicing Agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or special servicer in connection with the servicing of a mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan

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or REO Property. In addition, each special servicer may periodically require the applicable master servicer to reimburse that special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing a special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

     Servicing advances with respect to the Great Lakes Crossing Loan will generally be made by the master servicer under the series 2003-CK2 pooling and servicing agreement.

     Each special servicer may request the applicable master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property (other than the Great Lakes Crossing Loan), in lieu of the applicable special servicer's making that advance itself. A special servicer must make such a request in writing, in a timely manner that does not adversely affect the interests of any series 2003-C3 certificateholders. The applicable master servicer must make the requested servicing advance within a specified number of days following such master servicer's receipt of the request, accompanied by an adequate description of the subject advance and back-up information. If the request is timely and properly made, a special servicer will be relieved of any obligations with respect to a servicing advance that it requests the applicable master servicer to make, regardless of whether or not the applicable master servicer actually makes that advance.

     If a master servicer or special servicer is required under the Pooling and Servicing Agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

     - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     - if the failure continues for three more business days, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicers or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If a master servicer, a special servicer or the trustee makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the applicable master servicer's collection account from time to time. The trustee may conclusively rely on the determination of the applicable master servicer or the applicable special servicer regarding the nonrecoverability of any servicing advance.

     Each master servicer will be permitted to pay, and the applicable special servicer may direct the payment of, some servicing expenses directly out of general collections on deposit in that master servicer's collection account, including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties securing a mortgage loan as to which that master servicer is acting in such capacity. In addition, the Pooling and Servicing Agreement will require the applicable master servicer, at the direction of the applicable special servicer if a specially serviced mortgage loan is involved, to pay directly out of that master servicer's collection account any servicing expense that, if advanced by that master servicer or special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer, or the applicable special servicer if a specially serviced mortgage loan is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2003-C3 certificateholders, as a collective whole.

     Each master servicer, each special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance made with respect to any pooled mortgage loan or the related mortgaged real property will be payable--

     - first, out of any Default Interest and late payment charges collected on that mortgage loan subsequent to the accrual of that advance interest, and

     - then, but only after the advance has been reimbursed and if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the applicable master servicer's collection account.

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THE SERIES 2003-C3 CONTROLLING CLASS REPRESENTATIVE

     CONTROLLING CLASS. At any time of determination, the controlling class of series 2003-C3 certificateholders will generally be the holders of the most subordinate class of series 2003-C3 certificates, exclusive of the A-X, A-SP, A-Y, R, LR and V classes and the class 622 Third Avenue Participation Certificates, that has a total principal balance (net of appraisal reduction amounts allocated to such class) at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2003-C3 certificates, exclusive of the A-X, A-SP, A-Y, R, LR and V classes and the class 622 Third Avenue Participation Certificates, has a total principal balance (net of allocable appraisal reduction amounts) at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2003-C3 certificateholders will be the holders of the most subordinate class of series 2003-C3 certificates, exclusive of the A-X, A-SP, A-Y, R, LR and V classes and the class 622 Third Avenue Participation Certificates, that has a total principal balance (net of allocable appraisal reduction amounts) greater than zero. For purposes of determining the controlling class of series 2003-C3 certificateholders, the class A-1, A-2, A-3, A-4 and A-5 certificateholders will be considered a single class.

     In the case of the 622 Third Avenue Loan, the controlling class will initially be the holders of the 622 Third Avenue B Loan. If a 622 Third Avenue Control Appraisal Event has occurred, then the controlling class with respect to the 622 Third Avenue Loan will be the holders of a majority of the class 622 Third Avenue Participation Certificates, so long as such class has a total principal balance (net of any amortization on such class and any appraisal reduction amounts on the 622 Third Avenue Loan allocable to such class) at least equal to 25% of the total initial principal balance of such class (net of any amortization on such class). If the class 622 Third Avenue Participation Certificates do not have a total principal balance (net of any amortization on such class and any appraisal reduction amounts on the 622 Third Avenue Loan allocable to such class) at least equal to 25% of the total initial principal balance of that class, the controlling class with respect to the 622 Third Avenue Loan will be the holders of the most subordinate class of series 2003-C3 certificates, exclusive of the A-X, A-SP, A-Y, R, LR and V classes and the class 622 Third Avenue Participation Certificates, that has a total principal balance (net of appraisal reduction amounts allocated to such class) at least equal to 25% of the total initial principal balance of that class.

     In the case of the Washington Center Portfolio Loan, the controlling class will initially be the holders of the Washington Center Portfolio C Loan. If a Washington Center Portfolio Control Appraisal Event has occurred with respect to the Washington Center Portfolio C Loan, then the controlling class with respect to the Washington Center Portfolio Loan will be the holder of the Washington Center Portfolio B Loan. If a Washington Center Portfolio Control Appraisal Event occurs with respect to the Washington Center Portfolio B Loan, then the controlling class with respect to the Washington Center Portfolio Loan will be the series 2003-C3 controlling class.

     ELECTION OF THE SERIES 2003-C3 CONTROLLING CLASS REPRESENTATIVE. The holders of series 2003-C3 certificates representing more than 50% of the total principal balance of the series 2003-C3 controlling class, will be entitled to--

     - select a representative having the rights and powers described under "--The Series 2003-C3 Controlling Class Representative--Rights and Powers of the Series 2003-C3 Controlling Class Representative" below, or

     -    replace an existing series 2003-C3 controlling class representative.

     ARCap CMBS Fund REIT, Inc. will be the initial series 2003-C3 controlling class representative.

     The trustee will be required to notify promptly all the certificateholders of the series 2003-C3 controlling class that they may select a series 2003-C3 controlling class representative upon:

     - the receipt by the trustee of written requests for the selection of a series 2003-C3 controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the series 2003-C3 controlling class;

     - the resignation or removal of the person acting as series 2003-C3 controlling class representative; or

     - a determination by the trustee that the controlling class of series 2003-C3 certificateholders has changed.

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     The notice will explain the process for selecting a series 2003-C3 controlling class representative. The appointment of any person as a successor series 2003-C3 controlling class representative will not be effective until:

     - the trustee has received confirmation, in any form acceptable to the trustee, that the appointment of that person as the series 2003-C3 controlling class representative is acceptable to the holders of certificates representing more than 50% of the total principal balance of the series 2003-C3 controlling class; and

     -    that person provides the trustee with--

          1.   written confirmation of its acceptance of its appointment,

          2. written confirmation of its agreement to keep confidential, for so long as reports with respect to the trust fund are to be filed with the SEC under the Securities Exchange Act of 1934, as amended, all information received by it with respect to the trust fund,

          3. an address and telecopy number for the delivery of notices and other correspondence, and

          4. a list of officers or employees of the person with whom the parties to the Pooling and Servicing Agreement may deal, including their names, titles, work addresses and telecopy numbers.

     RESIGNATION AND REMOVAL OF THE SERIES 2003-C3 CONTROLLING CLASS REPRESENTATIVE. The series 2003-C3 controlling class representative may at any time resign by giving written notice to the trustee, the special servicers, the master servicers and each series 2003-C3 certificateholder of the series 2003-C3 controlling class. The holders of series 2003-C3 certificates representing more than 50% of the total principal balance of the series 2003-C3 controlling class will be entitled to remove any existing series 2003-C3 controlling class representative by giving written notice to the trustee, the special servicers and to the existing series 2003-C3 controlling class representative.

     RIGHTS AND POWERS OF THE SERIES 2003-C3 CONTROLLING CLASS REPRESENTATIVE. The applicable special servicer will be required to prepare a report, referred to as an "Asset Status Report," for each pooled mortgage loan (other than the Great Lakes Crossing Loan) that becomes a specially serviced mortgage loan, not later than 45 days after the servicing of the mortgage loan is transferred to that special servicer. Each Asset Status Report will be delivered to the series 2003-C3 controlling class representative. Any Asset Status Report with respect to the 622 Third Avenue Loan or the Washington Center Portfolio Loan will also be delivered to the holders of the 622 Third Avenue B Loan and the Washington Center Portfolio Junior Loans, respectively. If the series 2003-C3 controlling class representative does not disapprove an Asset Status Report within ten (10) business days, the applicable special servicer will be required to implement the recommended action as outlined in the Asset Status Report. The series 2003-C3 controlling class representative may object to any Asset Status Report within ten (10) business days of receipt; provided, however, that the applicable special servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the series 2003-C3 certificateholders. If the series 2003-C3 controlling class representative disapproves the Asset Status Report and the applicable special servicer has not made the affirmative determination described above, the applicable special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to revise the Asset Status Report until the series 2003-C3 controlling class representative fails to disapprove the revised Asset Status Report as described above or until the applicable special servicer makes a determination that the objection is not in the best interests of the series 2003-C3 certificateholders; provided, however, that, in the event that the series 2003-C3 controlling class representative and the applicable special servicer have not agreed upon an Asset Status Report with respect to a specially serviced mortgage loan within 90 days of the series 2003-C3 controlling class representative's receipt of the initial Asset Status Report with respect to such specially serviced mortgage loan, the applicable special servicer will implement the actions described in the most recent Asset Status Report submitted to the series 2003-C3 controlling class representative by the applicable special servicer, which Asset Status Report will be deemed approved. If the applicable special servicer makes a determination in accordance with the Servicing Standard that it should take a materially different action than was previously approved in an Asset Status Report, it will be required to submit a revised Asset Status Report setting forth its proposed action in accordance with the procedures set forth above in this paragraph.

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     In addition, except as otherwise indicated below in this "--Rights and
Powers of the Series 2003-C3 Controlling Class Representative" subsection, the applicable special servicer will not be permitted to take, or consent to the applicable master servicer's taking, any of the following actions not otherwise specifically covered by an approved Asset Status Report as to which the series 2003-C3 controlling class representative has objected in writing within ten (10) business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action:

     1. any foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of properties securing those specially serviced mortgage loans in the trust fund as come into and continue in default;

     2. any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding, except to the extent contemplated by clause 10. below, the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by clause 9. below) of:

          -    any specially serviced mortgage loan in the trust fund, or

          - any non-specially serviced mortgage loan in the trust fund with a principal balance of $2.5 million or more (or any non-specially serviced mortgage loan (without regard to balance) as to which
               (a) the proposed modification is an extension of the maturity or
               (b) the proposed waiver is of Post-ARD Additional Interest in connection with what would otherwise be a payment in full);

     3. any acceptance of a discounted payoff with respect to any specially serviced mortgage loan in the trust fund;

     4. any determination to bring an REO Property held by the trust fund into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     5. any release of material real property collateral for any specially serviced mortgage loan in the trust fund or for any non-specially serviced mortgage loan in the trust fund with a principal balance of $2.5 million or more, in either case, other than where the release is not conditioned on obtaining the consent of the lender or upon satisfaction of that mortgage loan;

     6. any acceptance of substitute or additional real property collateral for any mortgage loan in the trust fund (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million or where the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender, in which event notice to the series 2003-C3 controlling class representative will be required);

     7. any releases of earn-out reserve funds or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the trust fund (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million or where the release is not conditioned on obtaining the consent of the lender, in which event notice to the series 2003-C3 controlling class representative will be required);

     8. any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million or where the action is not conditioned on obtaining the consent of the lender, or with respect to a termination or replacement of a property manager with respect to any residential cooperative property, in each of which cases only prior notice to the series 2003-C3 controlling class representative will be required);

     9. any waiver of a due-on-sale or due-on-encumbrance clause in any specially serviced mortgage loan in the trust fund or in any non-specially serviced mortgage loan in the trust fund with a principal balance of $2.5 million or more, except as contemplated in the last sentence under "--Enforcement of Due-on-Encumbrance and Due-on-Sale Provisions" below (in which event notice to the series 2003-C3 controlling class representative will be required); and

     10. any waiver of Default Interest and late payment charges where there is no additional master servicing compensation or additional special servicing compensation, as applicable, to offset the outstanding interest on advances, property inspection costs or other Additional Trust Fund Expenses with respect to the related mortgage loan that would otherwise be offset by such Default Interest and late payment charges (except that the first such waiver with respect to any mortgage loan will not require the consent of the series 2003-C3 controlling class representative);

     11. with respect to any mortgage loan with a principal balance of $2,500,000 or more, any waiver of insurance required to be obtained by the related borrower under the mortgage loan documents;

provided, that with respect to non-specially serviced mortgage loans, the 10-business day period within which the 2003-C3 controlling class representative must object to a proposed action will in some cases coincide with the special servicer's corresponding approval period for such action; provided, further, that, if a special servicer determines that immediate action is necessary to protect the interests of the series 2003-C3 certificateholders, as a whole, that special servicer may take any such action without waiting for the series 2003-C3 controlling class representative's response; and provided, further, that the foregoing rights of the series 2003-C3 controlling class representative do not relate to the Great Lakes Crossing Loan or any related REO Property.

     Furthermore, except as otherwise indicated below in this "--Rights and Powers of the Series 2003-C3 Controlling Class Representative" subsection, the series 2003-C3 controlling class representative may direct each special servicer to take, or to refrain from taking, such actions as the series 2003-C3 controlling class representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2003-C3 controlling class representative, as contemplated by the preceding two paragraphs, may:

     - require or cause a master servicer or special servicer to violate applicable law, the terms of any mortgage loan in the trust fund or the Great Lakes Crossing Companion Loan or any other provision of the Pooling and Servicing Agreement described in this prospectus supplement or the accompanying prospectus, including that master servicer's or special servicer's obligation to act in accordance with the Servicing Standard;

     -    result in an adverse tax consequence for the trust fund;

     - expose the trust fund, us, a master servicer, a special servicer, the trustee or any of our or their respective affiliates, members, managers, directors, officers, employees or agents, to any material claim, suit or liability; or

     - expand the scope of a master servicer's or special servicer's responsibilities under the Pooling and Servicing Agreement.

     Each master servicer and special servicer is to disregard any advice, direction or objection given or made by the series 2003-C3 controlling class representative that would have any of the effects described in the immediately preceding four bullets.

     When reviewing the rest of this section, "The Pooling and Servicing Agreement," it is important that you consider the effects that the rights and powers of the series 2003-C3 controlling class representative discussed above could have on the actions of the master servicers and special servicers.

     LIABILITY TO BORROWERS. In general, any and all expenses of the series 2003-C3 controlling class representative are to be borne by the holders of the controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2003-C3 controlling class representative by a borrower with respect to the Pooling and Servicing Agreement or any particular mortgage loan, the series 2003-C3 controlling class representative is to notify immediately the trustee, the applicable master servicer and the applicable special servicer. Subject to the discussion under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, the applicable special servicer will assume the defense of the claim at the expense of the trust fund against the series 2003-C3 controlling class representative, but only if--

     - a special servicer, a master servicer, the trustee or the trust fund are also named parties to the same action, and

     -    in the judgment of the applicable special servicer,

          1. the series 2003-C3 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

          2. there is no potential for a special servicer, a master servicer, the trustee or the trust fund to be an adverse party in the action as regards the series 2003-C3 controlling class representative.

     LIABILITY TO THE TRUST FUND AND CERTIFICATEHOLDERS. The series 2003-C3 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2003-C3 controlling class representative does not have any duties to the holders of any class of series 2003-C3 certificates other than the series 2003-C3 controlling class. It may act solely in the interests of the certificateholders of the series 2003-C3 controlling class and will have no liability to any other series 2003-C3 certificateholders for having done so. No series 2003-C3 certificateholder may take any action against the series 2003-C3 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2003-C3 controlling class.

     BENEFICIAL OWNERS OF THE CONTROLLING CLASS. If the controlling class of series 2003-C3 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

     - to receive all notices described under "--The Series 2003-C3 Controlling Class Representative" above, and

     - to exercise directly all rights described under "--The Series 2003-C3 Controlling Class Representative" above,

that it otherwise would if it were the registered holder of certificates of the series 2003-C3 controlling class.

REPLACEMENT OF THE SPECIAL SERVICERS

     The series 2003-C3 controlling class representative may remove the series 2003-C3 special servicer for the mortgage loans that are not residential cooperative mortgage loans, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the series 2003-C3 controlling class certificateholders. However, in either case, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of Moody's, S&P and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2003-C3 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement, together with an opinion of counsel regarding, among other things, the enforceability of the Pooling and Servicing Agreement against the proposed special servicer.

     In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to, among other things:

     - payment out of the applicable master servicer's collection account for all accrued and unpaid special servicing fees;

     - reimbursement by its successor for any outstanding servicing advances made by the terminated special servicer, together with interest;

     - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

     -    to the extent applicable, workout fees.

Upon reimbursement as described in the second bullet of the prior sentence, any advance will be treated as if it were made by the successor special servicer.

     The series 2003-C3 controlling class representative may not remove the series 2003-CK2 special servicer for the Great Lakes Crossing Loan.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

     The applicable special servicer, in the case of a specially serviced mortgage loan in the trust fund (other than the Great Lakes Crossing Loan), and the applicable master servicer, in the case of any other mortgage loan in the trust fund (other than the Great Lakes Crossing Loan), each will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under that mortgage loan may have under either a due-on-encumbrance or due-on-sale clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, neither a master servicer nor a special servicer may waive its rights or grant its consent under any due-on-encumbrance clause or due-on-sale clause unless either
(a) it has received written confirmation from each of Moody's, S&P and Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2003-C3 certificates or (b) the size of the mortgage loan is below any minimum threshold allowed by those rating agencies. Furthermore, a master servicer may not waive its rights or grant its consent under any due-on-encumbrance or due-on-sale clause without the consent of the applicable special servicer, except that, in cases involving a residential cooperative property, the applicable master servicer shall be permitted to waive a due-on-encumbrance provision without the consent of the applicable special servicer and/or the series 2003-C3 controlling class representative, and without the need to obtain a ratings confirmation, so as to permit the related borrower to incur additional subordinate financing subject to the satisfaction of certain conditions, including the condition that the maximum loan-to-value ratio for the subject mortgage loan does not exceed 40% (based on the Value Co-op Basis of the related property as set forth in the updated appraisal obtained in connection with the proposed subordinate indebtedness), the condition that the total subordinate debt secured by the related mortgaged real property not exceed $3.5 million, the condition that NCB, FSB or an affiliate be the lender on the subordinate debt and the condition that the proceeds of the subordinate debt be principally used to fund capital improvements, major repairs and reserves, and provided that the applicable master servicer has delivered to the series 2003-C3 controlling class representative at least five (5) days' prior notice of the circumstances of the waiver, including all information necessary for the series 2003-C3 controlling class representative to determine whether the foregoing conditions have been met.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The applicable special servicer, with respect to a specially serviced mortgage loan in the trust fund (other than the Great Lakes Crossing Loan), or the applicable master servicer, with respect to any other mortgage loan in the trust fund (other than the Great Lakes Crossing Loan), may, consistent with the Servicing Standard, agree to:

     -    modify, waive or amend any term of any mortgage loan;

     -    extend the maturity of any mortgage loan;

     - defer or forgive the payment of interest on and principal of any mortgage loan;

     - defer or forgive the payment of late payment charges, Static Prepayment Premiums and Yield Maintenance Charges on any mortgage loan;

     - permit the release, addition or substitution of collateral securing any mortgage loan; or

     - permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan;

     The ability of a special servicer or master servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Series 2003-C3 Controlling Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above, and further, to each of the following limitations, conditions and restrictions:

     - With limited exception generally involving the waiver of Default Interest and late payment charges or minor covenant defaults, releases of non-material parcels of a mortgaged real property, grants of easements or rights-of-way that do not materially affect the use or value of the mortgaged real property, a master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or adversely affect the security for that mortgage loan, unless the applicable master servicer has obtained the consent of the applicable special servicer.

     - With limited exception generally involving the waiver of Default Interest and late payment charges, a special servicer may not agree to or consent to the applicable master servicer's agreeing to modify, waive or amend any term of, and may not take or consent to the applicable master servicer's taking any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, if doing so would--

          1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

          2. in the judgment of the applicable special servicer, materially impair the security for the mortgage loan,

unless a material default on the mortgage loan has occurred or, in the applicable special servicer's judgment, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the series 2003-C3 certificateholders, as a collective whole, on a present value basis than would liquidation.

     - A special servicer may not extend or consent to the applicable master servicer's extending the date on which any balloon payment is scheduled to be due on any mortgage loan in the trust fund to a date beyond the earliest of--

          1. the fifth anniversary of the mortgage loan's original stated maturity date,

          2.   two years prior to the rated final distribution date,

          3. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend, and

          4. if the mortgage loan is secured by a mortgaged real property that is covered by an environmental insurance policy, two years prior to the expiration of the term of that policy, unless the applicable special servicer has obtained a Phase I and/or Phase II environmental assessment that supports that there are no circumstances or conditions present with respect to that property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations.

     - No master servicer or special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, if doing so would--

          1. cause any REMIC created under the Pooling and Servicing Agreement, to fail to qualify as a REMIC under the Internal Revenue Code,

          2. result in the imposition of any tax under the Internal Revenue Code on prohibited transactions of, or contributions after the applicable startup date to, any REMIC created under the Pooling and Servicing Agreement, or

          3. adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal Revenue Code.

     - A special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan in the trust fund other than in accordance with the terms of the subject mortgage loan, unless the applicable special servicer has first--

          1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

               (i) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

               (ii) that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

          2. received, at the expense of the related borrower, confirmation from each of Moody's, S&P and Fitch that the addition or substitution of collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2003-C3 certificates.

     - A special servicer may not release or consent to the applicable master servicer's releasing, including in connection with a substitution contemplated by the prior bullet, any material real property collateral securing a mortgage loan (other than in accordance with the specific terms of the mortgage loan), except (A) in limited cases involving environmental contamination, (B) upon satisfaction of the mortgage loan, including through a discounted payoff, (C) in connection with a pending or threatened condemnation action or (D) where Moody's, S&P and Fitch have been notified in writing and (1) either (a) the use of the collateral to be released will not, in the judgment of the applicable special servicer, materially and adversely affect the net operating income being generated by or the use of the related mortgaged real property, or (b) there is a corresponding principal pay down of the mortgage loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (2) the remaining mortgaged real property (together with any substitute real estate collateral) is, in the applicable special servicer's judgment, adequate security for the mortgage loan and (3) if the real property collateral that is being released has an appraised value in excess of $1,500,000, such release would not, in and of itself, result in a qualification, downgrade or withdrawal of any of the ratings assigned by Moody's, S&P and/or Fitch to any class of series 2003-C3 certificates.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, no master servicer or special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or a substantially similar plan, despite the discussion above.

     Notwithstanding the foregoing, the applicable master servicer will be permitted, with the consent of the applicable special servicer, in the case of an ARD Loan (other than the Great Lakes Crossing Loan) that is not a specially serviced mortgage loan, after the related anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if:

     - the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance; and

     - the applicable master servicer determines that waiving the trust fund's right to receive that Post-ARD Additional Interest is in accordance with the Servicing Standard.

     Neither master servicer will have any liability to the trust fund, the series 2003-C3 certificateholders or any other person for any such determination that is made in accordance with the Servicing Standard. The Pooling and Servicing

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Agreement will also limit each master servicer's and each special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

     If either a master servicer or special servicer waives any Default Interest or late payment charges with respect to any pooled mortgage loan, then any outstanding interest on advances, property inspection costs and other Additional Trust Fund Expenses with respect to that mortgage loan that would otherwise have been paid out of such Default Interest or late payment charges will instead be paid out of the additional servicing compensation payable to such master servicer or such special servicer, as the case may be. Furthermore, a master servicer or special servicer may be limited by the Pooling and Servicing Agreement in its ability to waive any Default Interest or late payment charges with respect to any pooled mortgage loan if no additional servicing compensation is available to offset the outstanding interest on advances, property inspection costs and other Additional Trust Fund Expenses with respect to that mortgage loan that would otherwise be offset by such Default Interest or late payment charges.

     All modifications, amendments and material waivers (other than waivers of default charges) entered into with respect to the mortgage loans are to be in writing. Each of the master servicers and special servicers must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

     Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans in the trust fund (other than the Great Lakes Crossing Loan), the applicable special servicer must obtain, and deliver to the trustee and the applicable master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the Pooling and Servicing Agreement, unless--

     - an appraisal had previously been obtained within the prior twelve months, and

     - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the applicable special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the applicable special servicer may perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

     As a result of any appraisal or other valuation, the applicable special servicer, in consultation with the series 2003-C3 controlling class representative, may determine that an Appraisal Reduction Amount exists with respect to the subject mortgage loan (or the 622 Third Avenue Total Loan or Washington Center Portfolio Total Loan). An Appraisal Reduction Amount is relevant only to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan (or the 622 Third Avenue Total Loan or Washington Center Portfolio Total Loan). See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     Any Appraisal Reduction Amount with respect to the Great Lakes Crossing Total Loan will be determined, and allocated to the Great Lakes Crossing Loan, by the special servicer under the series 2003-CK2 pooling and servicing agreement.

     If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan in the trust fund (other than the Great Lakes Crossing Loan), then the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, that special servicer is to redetermine, in consultation with the series 2003-C3 controlling class representative, and report to the trustee and the applicable master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Pooling and Servicing Agreement" above.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the applicable special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

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     Notwithstanding the foregoing, the series 2003-C3 controlling class representative will have the right at any time within six months of the date of any appraisal to require that the applicable special servicer obtain a new appraisal with respect to the subject mortgage loan (other than the Great Lakes Crossing Loan), at the expense of the series 2003-C3 controlling class certificateholders. Upon receipt of the new appraisal, the applicable special servicer will redetermine any Appraisal Reduction Amount.

COLLECTION ACCOUNTS

     GENERAL. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans as to which it acts as master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for segregation of the amounts received with respect to the A/B Loans, the 622 Third Avenue Non-Pooled Portion, the 622 Third Avenue B Loan and each Washington Center Portfolio Junior Loan.

     The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the Pooling and Servicing Agreement, any interest or other income earned on funds in each master servicer's collection account will be paid to the applicable master servicer as additional compensation.

     DEPOSITS. Each master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on mortgage loans, or as otherwise required under the Pooling and Servicing Agreement, the following payments and collections received or made by or on behalf of that master servicer subsequent to the date of initial issuance of the offered certificates with respect to the mortgage loans as to which it acts as master servicer (exclusive of scheduled payments of principal and interest due on or before the respective due dates for those mortgage loans in June 2003 or, in the case of any of those mortgage loans that are replacement mortgage loans, on or before the related date of substitution):

     - all principal payments, including principal prepayments, collected on those mortgage loans;

     - all interest payments, including Default Interest and Post-ARD Additional Interest, collected on those mortgage loans;

     - any Static Prepayment Premiums, Yield Maintenance Charges and late payment charges collected on those mortgage loans;

     - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to any of those mortgage loans or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing any of those mortgage loans, in each case to the extent not required to be applied to the restoration of the subject mortgaged real property or released to the related borrower;

     - any amounts received and retained in connection with the liquidation of any of those mortgage loans that are in default, whether through foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Procedures with Respect to Defaulted Mortgage Loans" and "--Fair Value Purchase Option" below, in each case to the extent not required to be returned to the related borrower;

     - any amounts paid by or on behalf of any of Column, KeyBank, PNC Bank, NCB, FSB or Eurohypo in connection with the repurchase or replacement of any of those mortgage loans by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions";

     - any amounts paid to purchase or otherwise acquire all of those mortgage loans and any related REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

     - any amounts paid by the holder of a Corresponding B Loan, the 622 Third Avenue B Loan, the Great Lakes Crossing Companion Loan, the Washington Center Portfolio Junior Loans or a mezzanine lender in connection with any purchase option exercised pursuant to the terms of the related intercreditor agreement;

     - any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted Investments of funds held in that collection account;

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     -    all payments with respect to those mortgage loans or any related REO
          Properties required to be paid by that master servicer or received from the applicable special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement;

     - any amounts with respect to REO Properties relating to those mortgage loans, which amounts are transferred by the applicable special servicer from its REO account; and

     - any amounts with respect to those mortgage loans that are transferred from any debt service reserve accounts.

     Upon receipt of any of the amounts described in the first six bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, each special servicer is required to promptly remit those amounts to the applicable master servicer for deposit in the applicable master servicer's collection account. Any of the amounts described in the first four bullets in the prior paragraph with respect to the Great Lakes Crossing Loan will, in most cases, be received from the servicing parties under the 2003-CK2 pooling and servicing agreement.

     Notwithstanding the foregoing, after the occurrence of an A/B Material Default with respect to any A/B Loan, for so long as such A/B Material Default is continuing, amounts received with respect to that A/B Loan or the related mortgaged real property will be deposited into an account (which may be a sub-account of the collection account) maintained by the applicable master servicer solely with respect to that A/B Loan and thereafter amounts allocable to the related A Loan will be transferred to the applicable master servicer's collection account.

     WITHDRAWALS. The master servicers may make withdrawals from their respective collection accounts for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection accounts, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period, and

          (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2003-C3 certificateholders in accordance with any of clauses 2. through
               18. below;

     2. to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed advances made by that party, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the mortgage loan or REO Property as to which the advance was made;

     3. to pay the applicable master servicer earned and unpaid master servicing fees with respect to each mortgage loan in the trust fund, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

     4. to pay the applicable special servicer, out of general collections on the mortgage loans and any REO Properties in the trust fund, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund (other than the Great Lakes Crossing Loan) that is either--

          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

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     5.   to pay the applicable special servicer or, if applicable, any predecessor to that special servicer, earned and unpaid workout fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     6. (A) FIRST, to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above, and (B) SECOND, if such master servicer has received from the other master servicer or the trustee an officer's certificate setting forth that (1) such other master servicer, either special servicer or the trustee, as applicable, is entitled to reimbursement for any nonrecoverable advance made with respect to any of the mortgage loans and/or REO Properties as to which such other master servicer is the applicable master servicer (and setting forth the nature and amount of such unreimbursed nonrecoverable advance and the party entitled to reimbursement therefor) and (2) such other master servicer has insufficient funds then on deposit in its collection account, then to reimburse such other master servicer, either special servicer or the trustee, as applicable, out of such general collections on the mortgage loans and any REO Properties as are then on deposit in the subject master servicer's collection account, for such unreimbursed nonrecoverable advance made with respect to any of the mortgage loans and/or REO Properties as to which such other master servicer is the applicable master servicer, provided that the applicable master servicer may reimburse itself in installments as it may choose in its sole discretion;

     7. to pay the applicable master servicer, the applicable special servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the Pooling and Servicing Agreement, with that payment to be made out of Default Interest and late payment charges received with respect to the particular pooled mortgage loan as to which, or that relates to the mortgaged real property as to which, that advance was made;

     8. to pay (a) the cost of inspections by the applicable special servicer of any mortgaged real property that secures a specially serviced mortgage loan or of any REO Property and (b) Additional Trust Fund Expenses (other than interest on advances, which is covered by clause
          7. above, and other than special servicing fees, workout fees and liquidation fees) incurred with respect to any pooled mortgage loan or the related mortgaged real property, with those payments to be made out of Default Interest and late payment charges, to the extent such amounts have not been otherwise applied according to clause 7. above, received with respect to the particular pooled mortgage loan as to which, or that relates to the mortgaged real property as to which, that cost or expense was incurred;

     9. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay the applicable master servicer, the applicable special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any interest accrued and payable on that advance and not otherwise payable under clause 7. above;

     10. to pay the applicable master servicer or the applicable special servicer, as the case may be, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Additional Servicing Compensation" above;

     11. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund (other than the Great Lakes Crossing Loan);

     12. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, certain servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     13. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for costs and expenses incurred by the trust fund in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust fund (other than the Great Lakes Crossing
          Loan);

     14. to pay either master servicer, either special servicer, the trustee, us or any of their or our respective directors, members, managers, officers, employees and agents, as the case may be, out of general

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          collections on the mortgage loans and any REO Properties in the trust fund, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

     15. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for (a) the costs of various opinions of counsel related to the servicing and administration of mortgage loans and (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the applicable special servicer;

     16. to reimburse itself, the applicable special servicer, the depositor or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of a mortgage loan giving rise to a repurchase obligation of a mortgage loan seller, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

     17. to pay for the cost of the opinions of counsel for purposes of REMIC administration or amending the pooling and servicing agreement to the extent payable out of the trust fund and the cost of obtaining any extensions from the IRS for the sale of any REO Property;

     18. to pay, out of general collections, any and all federal, state and local taxes imposed on either of the REMICs created under the pooling and servicing agreement or their assets or transactions together with incidental expenses;

     19.  to pay for the recording of the pooling and servicing agreement;

     20. to pay any other items described in this prospectus supplement as being payable from the collection account;

     21. to pay to the respective mortgage loan sellers any amounts that represent monthly debt service payments due on the mortgage loans on or before their respective due dates in June 2003 or, in the case of a replacement mortgage loan, on or before the date on which that loan was added to the trust fund;

     22. to pay to the applicable party amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund;

     23. to pay any amounts due and payable under the terms of the A/B Loan Intercreditor Agreement, 622 Third Avenue Intercreditor Agreement, Washington Center Portfolio Intercreditor Agreement or the Great Lakes Crossing Intercreditor Agreement, which amounts are specified as being payable by the holder of the A Loan, 622 Third Avenue Loan, Washington Center Portfolio Loan or the Great Lakes Crossing Loan, respectively;

     24.  to withdraw amounts deposited in a collection account in error; and

     25. to clear and terminate the collection accounts upon the termination of the Pooling and Servicing Agreement.

FAIR VALUE PURCHASE OPTION

     If any specially serviced mortgage loan in the trust fund (other than the Great Lakes Crossing Loan) has become a Specially Designated Defaulted Mortgage Loan, then the applicable special servicer must so notify the trustee, the applicable master servicer, the series 2003-C3 controlling class representative and the holder(s) of the series 2003-C3 controlling class. In addition, the applicable special servicer will be required to determine (in accordance with the Servicing Standard, without regard to the purchase option described below, and based upon, among other things, an appraisal or other valuation obtained or conducted by the applicable special servicer within the preceding 12-month period), and report to the trustee, the applicable master servicer, the series 2003-C3 controlling class representative and the holder(s) of the series 2003-C3 controlling class, the Fair Value of the subject Specially Designated Defaulted Mortgage Loan. The applicable special servicer's determination of the Fair Value of any Specially Designated Defaulted Mortgage Loan should be made as soon as reasonably practicable, but in no event later than 30 days, after it receives the requisite appraisal or any other third-party reports that it deems necessary to make the determination. For so long as any Specially Designated Defaulted Mortgage Loan remains part of the trust fund, the applicable special servicer will be required, when it believes that there has been a

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material change in the relevant facts and circumstances, to redetermine
(generally in the same manner described above, but taking into account any circumstances or conditions known to that special servicer that have occurred or arisen subsequent to, and that would, in its judgment, materially affect the value of the related mortgaged real property as reflected in, the most recent appraisal or other valuation obtained or conducted by that special servicer with respect to that property), and report to the trustee, the applicable master servicer and the series 2003-C3 controlling class representative, the updated Fair Value of the subject Specially Designated Defaulted Mortgage Loan. In addition, if the applicable special servicer has not accepted a bid at the Fair Value of the mortgage loan, as most recently determined by the applicable special servicer, prior to the expiration of 90 days from its determination of such Fair Value, and thereafter receives a bid at such Fair Value or a request from a holder of the Purchase Option for an updated determination of the Fair Value of the mortgage loan, the applicable special servicer must redetermine (as described in the immediately preceding sentence) and report to the trustee, the applicable master servicer and the series 2003-C3 controlling class representative, the updated Fair Value of such mortgage loan, provided that the special servicer may rely on the existing third-party information if it deems such reliance to be reasonable.

     Any single holder or group of holders of certificates representing greater than 50% of the total principal balance of the series 2003-C3 controlling class or any assignee thereof may, at its or their option, purchase from the trust fund any Specially Designated Defaulted Mortgage Loan, at a cash price equal to:
(a) the Fair Value of that mortgage loan, as most recently determined by the applicable special servicer and reported to the trustee, the applicable master servicer and the series 2003-C3 controlling class representative as described above; or (b) if no such Fair Value has yet been established as described above, the sum of--

     -    the Stated Principal Balance of that mortgage loan,

     - to the extent not previously advanced for the benefit of the holders of the series 2003-C3 certificates, all accrued and unpaid interest (other than Default Interest and Post-ARD Additional Interest) in respect of that mortgage loan up to, but not including, the due date in the collection period of purchase, and

     - any and all unreimbursed advances with respect to that mortgage loan, together with any and all accrued and unpaid interest due on those advances.

     The Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan will remain in effect for the period that commences on the date that such mortgage loan first becomes a Specially Designated Defaulted Mortgage Loan and ends on the earlier of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated Defaulted Mortgage Loan and (2) the date on which such mortgage loan is liquidated or the related mortgaged real property becomes an REO Property.

     The Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan will be assignable by the majority holder(s) of the series 2003-C3 controlling class to any third party (provided that the depositor, the master servicers, the special servicers and the trustee are notified in writing of the assignment). If such Purchase Option is not exercised by the majority holder(s) of the series 2003-C3 controlling class or any assignee thereof within 60 days after the Fair Value of such Specially Designated Defaulted Mortgage Loan has initially been established as described above, then the majority holder(s) of the series 2003-C3 controlling class will be required to assign such Purchase Option, for a 30-day period only, to the applicable special servicer. During the 30-day period following the assignment of the Purchase Option to it, the applicable special servicer shall be entitled to exercise that Purchase Option or assign it to any third party (provided that the depositor, the master servicers, the special servicers and the trustee are notified in writing of the assignment). If such Purchase Option is not exercised by the applicable special servicer or its assignee within that 30-day period, then such Purchase Option will automatically revert to the majority holder(s) of the series 2003-C3 controlling class.

     Any party entitled to do so may exercise the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan by providing to the trustee, the applicable master servicer and the applicable special servicer--

     - written notice of its intention to purchase such mortgage loan at the Option Price, and

     - if such party is the assignee of the applicable special servicer or the majority holder(s) of the series 2003-C3 controlling class, evidence of its right to exercise such Purchase Option.

     The Pooling and Servicing Agreement will specify the time period within which any eligible party must complete the subject purchase following its exercise of the Purchase Option for any Specially Designated Defaulted Mortgage Loan.

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     Notwithstanding the foregoing, prior to any exercise of the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan by the applicable special servicer or any affiliate or assignee thereof, subject to the following paragraph, the master servicer of the pooled mortgage loans that are not residential cooperative mortgage loans, must confirm and report to the trustee and the applicable special servicer (or, if that master servicer and the applicable special servicer are the same person or affiliates, the trustee, upon reasonable notice, must confirm and report to the applicable special servicer) that the applicable special servicer's determination of the Fair Value of such mortgage loan is consistent with or greater than what such master servicer (or the trustee) considers to be the fair value of such mortgage loan; provided that the applicable special servicer may revise any such Fair Value determination that is rejected by such master servicer (or, if applicable, the trustee).

     Notwithstanding anything contained in the preceding paragraph to the contrary, if the master servicer of the pooled mortgage loans that are not residential cooperative mortgage loans (or, if applicable, the trustee) is required to confirm or reject the applicable special servicer's Fair Value determination with respect to any Specially Designated Default Mortgage Loan as contemplated by the preceding paragraph, that master servicer (or, if applicable, the trustee) may designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years' experience in valuing or investing in loans similar to the subject Specially Designated Defaulted Mortgage Loan, that has been selected with reasonable care by such master servicer (or, if applicable, the trustee) to confirm that the applicable special servicer's Fair Value determination of such mortgage loan as contemplated by the preceding paragraph is consistent with or greater than what such master servicer (or the trustee) considers to be the fair value of such mortgage loan. In that event, the master servicer or trustee, as applicable, will be entitled to conclusively rely upon such independent expert's determination. The reasonable costs of all third party opinions of value and any appraisals and inspection reports incurred by the master servicer or trustee, as the case may be, as contemplated by this paragraph shall be advanced by the master servicer or trustee, as the case may be, and will constitute, and be reimbursable as a servicing advance. In addition, the master servicer or the trustee, as the case may be, will be entitled to receive out of the trust fund a $2,500 fee for the initial confirmation of the special servicer's fair value determination with respect to any particular specially serviced mortgage loan (but no fee for any subsequent confirmation of the special servicer's fair value determination with respect to that mortgage loan) that is made by the master servicer or the trustee, as the case may be.

     THERE CAN BE NO ASSURANCE THAT THE FAIR VALUE OF ANY SPECIALLY DESIGNATED DEFAULTED MORTGAGE LOAN (DETERMINED AS DESCRIBED ABOVE) WILL EQUAL THE AMOUNT THAT COULD HAVE ACTUALLY BEEN REALIZED IN AN OPEN BID OR THAT THE OPTION PRICE FOR THAT MORTGAGE LOAN WILL EQUAL OR BE GREATER THAN THE AMOUNT THAT COULD HAVE BEEN REALIZED THROUGH FORECLOSURE OR A WORK-OUT OF THAT MORTGAGE LOAN.

     The applicable special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted Mortgage Loan without regard to the related Purchase Option.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS

     In the event that a default on any mortgage loan in the trust fund (other than the Great Lakes Crossing Loan) has occurred, the applicable special servicer, on behalf of the trustee, is permitted, in addition to the actions described under "--Modifications, Waivers, Amendments and Consents" above, to take any of the following actions:

     -    institute foreclosure proceedings;

     -    exercise any power of sale contained in the related mortgage;

     -    obtain a deed in lieu of foreclosure; or

     - otherwise acquire title to the related mortgaged real property, by operation of law or otherwise.

     The applicable special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the holders of the series 2003-C3 certificates, or any other specified person, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of certain federal environmental laws, unless--

     - the applicable special servicer has, within the prior 12 months, received an environmental assessment report with respect to the particular real property prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, and

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     -    either:

          1.   the report indicates that--

               (i) the particular real property is in compliance with applicable environmental laws and regulations, and

               (ii) there are no circumstances or conditions present at the particular real property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2. the applicable special servicer determines in accordance with the Servicing Standard, taking account of any applicable environmental insurance policy, that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1(b) above, is reasonably likely to produce a greater recovery for the holders of the series 2003-C3 certificates, on a present value basis, than not taking those actions.

     If neither of the conditions in clauses 1. and 2. of the second bullet of the prior paragraph are satisfied, the applicable special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the applicable special servicer determines it to be appropriate, it may, on behalf of the trust fund, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     As long as servicing of the Great Lakes Crossing Total Loan is governed by the series 2003-CK2 pooling and servicing agreement, neither the master servicer nor the special servicer will be able to take any enforcement action with respect to the Great Lakes Crossing Loan or the related mortgaged real property.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the applicable special servicer will be required to monitor any specially serviced mortgage loan in the trust fund, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the applicable special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the applicable special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 2003-C3 certificates may vary considerably depending on the particular mortgage loan, the related mortgaged real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the applicable special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

     IF LIQUIDATION PROCEEDS COLLECTED WITH RESPECT TO ANY DEFAULTED MORTGAGE LOAN IN THE TRUST FUND ARE LESS THAN THE OUTSTANDING PRINCIPAL BALANCE OF THE DEFAULTED MORTGAGE LOAN, TOGETHER WITH ACCRUED INTEREST ON AND REIMBURSABLE EXPENSES INCURRED BY THE APPLICABLE SPECIAL SERVICER, THE APPLICABLE MASTER SERVICER AND/OR ANY OTHER PARTY IN CONNECTION WITH THE DEFAULTED MORTGAGE LOAN, THEN THE TRUST FUND WILL REALIZE A LOSS IN THE AMOUNT OF THE SHORTFALL. THE APPLICABLE SPECIAL SERVICER AND/OR MASTER SERVICER WILL BE ENTITLED TO REIMBURSEMENT OUT OF THE LIQUIDATION PROCEEDS RECOVERED ON ANY DEFAULTED MORTGAGE LOAN, PRIOR TO THE PAYMENT OF ANY PORTION OF THOSE LIQUIDATION PROCEEDS TO THE HOLDERS OF THE SERIES 2003-C3 CERTIFICATES, FOR ANY AND ALL AMOUNTS THAT REPRESENT UNPAID SERVICING COMPENSATION IN RESPECT OF THE SUBJECT MORTGAGE LOAN, UNREIMBURSED SERVICING EXPENSES INCURRED WITH RESPECT TO THE SUBJECT MORTGAGE LOAN AND ANY UNREIMBURSED ADVANCES OF DELINQUENT PAYMENTS MADE WITH RESPECT TO THE SUBJECT MORTGAGE LOAN. IN ADDITION, AMOUNTS OTHERWISE PAYABLE ON THE SERIES 2003-C3 CERTIFICATES MAY BE FURTHER REDUCED BY INTEREST PAYABLE TO THE APPLICABLE MASTER SERVICER AND/OR SPECIAL SERVICER ON THE SERVICING EXPENSES AND ADVANCES WITH RESPECT TO THE SUBJECT MORTGAGE LOAN.

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REO PROPERTIES

     If title to any mortgaged real property is acquired by a special servicer on behalf of the trust fund, that special servicer will be required to sell that property not later than the end of the third calendar year (or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Internal Revenue Code, the end of the second calendar year) following the year of acquisition, unless--

     -    the IRS grants an extension of time to sell the property, or

     - the applicable special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year (or, in the case of a "qualified healthcare property," the end of the second calendar year) following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any of the Trust REMICs to fail to qualify as a REMIC under the Internal Revenue Code.

     Each special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the trust fund in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical and in any event within the time periods contemplated by the prior paragraph. The applicable special servicer may, at the expense of the trust fund, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the applicable special servicer of its obligations with respect to any REO Property. Regardless of whether the applicable special servicer applies for or is granted an extension of time to sell any REO Property, the applicable special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the applicable special servicer must sell the subject REO Property within the period specified in the extension or opinion.

     In general, the applicable special servicer or an independent contractor employed by that special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund solely for the purpose of its prompt disposition and sale, in a manner that:

     - maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

     - to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

     The applicable special servicer must review the operation of each REO Property held by the trust fund and, in connection with that review, may consult with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property. The applicable special servicer could determine that it would not be consistent with the requirements of the foregoing paragraph to manage and operate the property in a manner that would avoid the imposition of--

     -    a tax on net income from foreclosure property, within the meaning of
          Section 857(b)(4)(B) of the Internal Revenue Code, or

     - a tax on prohibited transactions under Section 860F of the Internal Revenue Code.

     This determination is most likely to occur in the case of an REO property that is a hotel. To the extent that income the trust fund receives from an REO property is subject to--

     - a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%,

     - a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Generally, income from an REO property that is directly operated by a special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% prohibited transactions rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% prohibited transactions rate. Any tax imposed on the trust fund's income from an REO Property would

                                      S-166
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reduce the amount available for payment to the series 2003-C3 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the applicable master servicer's collection account.

     The applicable special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the applicable special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The applicable special servicer will be required to deposit, or cause to be deposited, in its REO account, within two business days following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a special servicer's REO account will be payable to that special servicer, subject to the limitations described in the Pooling and Servicing Agreement.

     The applicable special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicers will be required to withdraw from their respective REO accounts and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of--

     - any withdrawals made out of those amounts, as described in the preceding sentence, and

     - any portion of those amounts that may be retained as reserves, as described in the next sentence.

     The applicable special servicer may, subject to the limitations described in the Pooling and Servicing Agreement, retain in its REO account such portion of the proceeds and collections on any REO Property held by the trust fund, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     Each special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The applicable special servicer will be required, at the expense of the trust fund, to inspect or cause an inspection of the related mortgaged real property (other than the mortgaged real property securing the Great Lakes Crossing Loan) as soon as practicable after any mortgage loan in the trust fund becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2004, the applicable master servicer will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property (other than the mortgaged real property securing the Great Lakes Crossing Loan) at least once per calendar year, if the applicable special servicer has not already done so in that period as contemplated by the preceding sentence. Each master servicer and special servicer will be required to prepare or cause the preparation of a written report (provided that, with respect to residential cooperative loans that are not specially serviced mortgage loans, such report shall be delivered to the Controlling Class Representative in an electronic format, exclusive of photographs that are part of such report, until such time as the master servicer of the mortgage loans contributed to the trust fund by NCB, FSB or the special servicer of the residential cooperative loans, as the case may be, has established a website where such photographs can be viewed, provided, further, however that such report, complete with photographs, will be delivered to the Controlling Class Representative upon request) of each such inspection performed by it that generally describes the condition of the subject real property and that specifies--

     - any sale, transfer or abandonment of the subject real property of which that master servicer or special servicer, as the case may be, is aware,

     - any change in the subject real property's condition or occupancy of which that master servicer or special servicer, as the case may be, is aware and that it considers to be material, or

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     -    any waste committed on the property of which that master servicer or special servicer, as the case may be, is aware and that it considers to be material.

     Each master servicer and special servicer will be required to deliver to the series 2003-C3 controlling class representative and, upon request, the trustee an electronic copy of the inspection reports prepared or caused to be prepared by it (provided that, with respect to residential cooperative loans that are not specially serviced mortgage loans, such report shall be delivered to the Controlling Class Representative in an electronic format, exclusive of photographs that are part of such report, until such time as the master servicer of the mortgage loans contributed to the trust fund by NCB, FSB or the special servicer of the residential cooperative loans, as the case may be, has established a website where such photographs can be viewed, provided, further, however that such report, complete with photographs, will be delivered to the Controlling Class Representative upon request), in each case within 30 days following request or, if later or if request is not required, within 30 days following the later of completion of the related inspection if the inspection is performed by that master servicer or special servicer, as the case may be, or receipt of the related inspection report if the inspection is prepared by a third party.

     Commencing with respect to the calendar quarter ended June 30, 2003, the applicable special servicer, in the case of each specially serviced mortgage loan in the trust fund, and the applicable master servicer, in the case of each other mortgage loan in the trust fund, in each case except for the Great Lakes Crossing Loan, will each be required to use reasonable efforts to collect from the related borrower and review the following items, to the extent that those items are required to be delivered under the related loan documents:

     - the quarterly and annual operating statements, budgets and rent rolls (with respect to mortgaged real properties other than residential cooperative properties) of the corresponding mortgaged real property; provided that with respect to residential cooperative mortgage loans, which are not specially serviced mortgage loans, the applicable master servicer will only be required to use reasonable efforts to collect and review such items to the extent such items are expressly required to be delivered under the related loan documents; and

     - the quarterly and annual financial statements of the borrower; provided that with respect to residential cooperative mortgage loans, which are not specially serviced mortgage loans, the applicable master servicer will only be required to use reasonable efforts to collect and review the quarterly financial statements to the extent such items are expressly required to be delivered under the related loan documents.

     Each special servicer will be required to forward to the applicable master servicer, in hard copy or electronic format, as applicable, copies of any items of information described in the two bullets of the immediately preceding sentence that it collects or obtains from the related borrower, within 30 days of its receipt of such information. Each master servicer will be required to forward to the series 2003-C3 controlling class representative and, upon request, the trustee, in hard copy or electronic format, as applicable, imaged copies of any items of information described in the two bullets of the second preceding sentence that it collects from the related borrower or receives from the applicable special servicer.

     The applicable special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property in the trust fund. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, and none of the master servicers and special servicers is likely to have any practical means of compelling delivery.

     Within 30 days of its receipt from the applicable special servicer, in the case of each specially serviced mortgage loan in the trust fund, and within 60 days of its receipt from the related borrowers or otherwise, in the case of each other mortgage loan in the trust fund, of any annual or quarterly operating statements or, for all properties other than residential cooperative properties, rent rolls as contemplated above, the applicable master servicer will be required, based upon those operating statements, or for all properties other than residential cooperative properties, rent rolls to prepare (or, if previously prepared, to update) a written report setting forth an analysis of the operations of the subject mortgaged real property based on the methodology dictated by the CMSA.

     The applicable master servicer will maintain an operating statement analysis report with respect to each mortgaged real property and REO Property relating to a mortgage loan in the trust fund. The applicable master servicer will, promptly following initial preparation and each update of any of those reports, forward to the series 2003-C3 controlling class representative, the applicable special servicer and, upon request, the trustee, an electronic copy of the subject report, and upon request, the trustee will forward the subject report to--

     -    any series 2003-C3 certificateholder, or

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     -    any beneficial owner of an offered certificate, if the trustee has confirmed to its satisfaction the ownership interest of that beneficial owner in an offered certificate.

EVIDENCE AS TO COMPLIANCE

     Annually, beginning in 2004, each of the master servicers and special servicers must:

     - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

          1. the firm has examined the servicing operations of that master servicer or special servicer, as the case may be, for the previous year, and

          2. on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that such master servicer or special servicer, as the case may be, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report; and

     - deliver to the trustee, among others, a statement signed by an officer of that master servicer or special servicer, as the case may be, to the effect that, to the knowledge of that officer, that master servicer or special servicer, as the case may be, has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects throughout the preceding calendar year.

     In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the Pooling and Servicing Agreement:

     - a master servicer or special servicer fails to deposit, or to remit to the appropriate party for deposit, into the applicable master servicer's collection account or the applicable special servicer's REO account, as appropriate, any amount required to be so deposited, and that failure continues unremedied for three business days following the date on which the deposit or remittance was required to be made;

     - a master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount required to be so remitted, and that failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

     - a master servicer or special servicer fails to timely make any servicing advance required to be made by it under the Pooling and Servicing Agreement, and that failure continues unremedied for three business days following the date on which notice has been given to that master servicer or special servicer, as the case may be, by the trustee;

     - a master servicer or special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the Pooling and Servicing Agreement, including specifically, without limitation, the applicable master servicer's unauthorized consent to subordinate debt, and that failure continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by the series 2003-C3 controlling class representative or by certificateholders entitled to not less than 25% of the series 2003-C3 voting rights; provided, however, that, with respect to any such failure that is not curable within such 30-day period, such master servicer or special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as such master servicer or special servicer, as appropriate, has commenced to cure such failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

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     -    it is determined that there is a breach by a master servicer or special servicer of any of its representations or warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of any class of series 2003-C3 certificateholders, and that breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by the series 2003-C3 controlling class representative or by certificateholders entitled to not less than 25% of the series 2003-C3 voting rights; provided, however, that, with respect to any such breach that is not curable within such 30-day period such master servicer or special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as such master servicer or special servicer, as appropriate, has commenced to cure such failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

     - a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against a master servicer or special servicer and the decree or order remains in force for a period of 30 days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 30-day period such master servicer or special servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as such master servicer or special servicer, as appropriate, has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

     - a master servicer or special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

     - a master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

     - Moody's or Fitch has qualified, downgraded or withdrawn its rating or ratings of one or more classes of the series 2003-C3 certificates or Moody's has placed one or more classes of the series 2003-C3 certificates on a negative "watchlist" status in contemplation of a possible ratings downgrade or withdrawal (and Moody's has not removed such ratings from "watchlist" status within 60 days thereafter or stated that servicing concerns are no longer a material factor), and, in either case, Moody's has cited servicing concerns with a master servicer or a special servicer, as the case may be, as the sole or a material factor in such rating action (except that "servicing concerns" will be deemed not to be a "material factor" if the applicable master servicer or special servicer establishes to a reasonable degree that the rating action would have occurred without regard to those servicing concerns);

     - a master servicer ceases to be rated at least "CMS3" by Fitch or a special servicer ceases to be rated at least "CSS3" by Fitch; and

     - a master servicer is removed from S&P's approved master servicer list, or a special servicer is removed from S&P's approved special servicer list, and that master servicer or special servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to a master servicer or special servicer and remains unremedied, we or the trustee will be authorized, and at the direction of either certificateholders entitled to not less than 25% of the series 2003-C3 voting rights or the series 2003-C3 controlling class representative, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the Pooling and Servicing Agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have as a series 2003-C3 certificateholder. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicers" above, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the Pooling and Servicing Agreement; or

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     -    appoint an established mortgage loan servicing institution reasonably acceptable to the series 2003-C3 controlling class representative, to act as successor to the defaulting party under the Pooling and Servicing Agreement.

     Certificateholders entitled to a majority of the series 2003-C3 voting rights or the series 2003-C3 controlling class representative may require the trustee to appoint an established mortgage loan servicing institution reasonably acceptable to the series 2003-C3 controlling class representative, to act as successor to the defaulting party rather than have the trustee act as that successor. In the case of a number of mortgage loans, it is expected that a master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor master servicer, except for cause.

     In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2003-C3 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last five bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2003-C3 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the Pooling and Servicing Agreement.

     No series 2003-C3 certificateholder will have the right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto unless:

     - that holder previously has given to the trustee written notice of default;

     - except in the case of a default by the trustee, series 2003-C3 certificateholders entitled to not less than 25% of the series 2003-C3 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity; and

     - the trustee for 60 days has neglected or refused to institute any such proceeding.

     The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2003-C3 certificateholders, unless in the trustee's opinion, those series 2003-C3 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times--

     -    be authorized under those laws to exercise trust powers,

     -    have a combined capital and surplus of at least $50,000,000,

     - have a long-term unsecured debt rating of "A" and a short-term unsecured debt rating of "A-1" by S&P;

     -    have a short-term unsecured debt rating of "F-1" by Fitch; and

     - be subject to supervision or examination by federal or state authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicers, the special servicers and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2003-C3 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.00137% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

     The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

     - entitled to retain any interest or other income earned on those funds, and

     - required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution or trust company holding the distribution account or the interest reserve account.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of the series 2003-C3 controlling class, the master servicer of the mortgage loans contributed by NCB, FSB in the trust fund, the special servicer of the residential cooperative mortgage loans in the trust fund, the master servicer of the mortgage loans in the trust fund (other than those contributed by NCB, FSB) and/or the special servicer of the non-residential cooperative mortgage loans in the trust fund.

     Written notice of termination of the Pooling and Servicing Agreement will be given to each series 2003-C3 certificateholder. The final distribution with respect to each series 2003-C3 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2003-C3 certificate registrar or at any other location specified in the notice of termination.

     The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than 1.0% of the initial net mortgage pool balance:

     - any single holder or group of holders of the controlling class of series 2003-C3 certificates;

     - the master servicer of the mortgage loans contributed by NCB, FSB in the trust fund;

     - the special servicer of the residential cooperative mortgage loans in the trust fund;

     - the master servicer of the mortgage loans in the trust fund that are not mortgage loans contributed by NCB, FSB; and

     - the special servicer of the mortgage loans in the trust fund that are not residential cooperative mortgage loans;

provided that if any party other than the master servicer of the mortgage loans contributed by NCB, FSB exercises such purchase option, then the master servicer of the mortgage loans contributed by NCB, FSB will be entitled to purchase the remaining mortgage loans contributed by NCB, FSB, and any related property, and in such event such other party who has exercised such purchase option will then purchase only the remaining mortgage loans and property that are not being purchased by the master servicer of the mortgage loans contributed by NCB, FSB.

     Any purchase by any single holder or group of holders of the series 2003-C3 controlling class, one or both of the master servicers or one or both of the special servicers of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

     -    the sum of--

          1. the total Stated Principal Balance of the mortgage loans so purchased other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

          - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on such mortgage loans through their respective due dates in the related collection period, and

          - all unreimbursed advances for such mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO properties so purchased, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the applicable special servicer and the trustee; minus

     - solely in the case of a purchase by one or both of the master servicers or one or both of the special servicers, the total of all amounts payable or reimbursable to the purchaser(s) under the Pooling and Servicing Agreement.

     The purchase will result in early retirement of the then outstanding series 2003-C3 certificates. However, the right of any single holder or group of holders of the series 2003-C3 controlling class, of one or both of the master servicers or one or both of the special servicers to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial net mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2003-C3 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the Pooling and Servicing Agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

     Following the date on which the total principal balance of the offered certificates is reduced to zero, any single holder or group of holders of all the remaining series 2003-C3 certificates may exchange those certificates for all mortgage loans and foreclosure properties remaining in the trust fund at the time of the exchange.

AMENDMENT

     In general, the Pooling and Servicing Agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the Pooling and Servicing Agreement may significantly change the activities of the trust fund without the consent of the holders of series 2003-C3 certificates entitled to not less than 66 2/3% of the series 2003-C3 voting rights, not taking into account series 2003-C3 certificates held by us or any of our affiliates and/or agents, but including all of the series 2003-C3 certificateholders that will be adversely affected by the amendment in any material respect.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the Pooling and Servicing Agreement and subject to any other assumptions set forth in the opinion, each REMIC created under the Pooling and Servicing Agreement (the 622 Third Avenue Loan REMIC, REMIC I and REMIC II) will qualify as a REMIC under the Internal Revenue Code of 1986, and the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for federal income tax purposes. The assets of the 622 Third Avenue Loan REMIC will generally include the 622 Third Avenue Loan, proceeds thereof, and a beneficial interest in the related REO Property acquired pursuant to the Pooling and Servicing Agreement.

     The assets of REMIC I will generally include--

     -    the regular interests in the 622 Third Avenue Loan REMIC,

     -    the pooled mortgage loans (other than the 622 Third Avenue Loan),

     - any REO Properties (other than any REO Property acquired with respect to the 622 Third Avenue Loan) acquired on behalf of the series 2003-C3 certificateholders with respect to the mortgage loans,

     -    each master servicer's collection account,

     -    each special servicer's REO account, and

     -    the trustee's distribution account and interest reserve account,

(in each case exclusive of amounts held in the 622 Third Avenue Loan REMIC), but will exclude any collections of Post-ARD Additional Interest on the ARD Loans.

     For federal income tax purposes,

     - the REMICs will be "tiered," meaning that REMIC I will hold as assets the pooled regular interest issued by the 622 Third Avenue REMIC and REMIC II will hold as assets the regular interests issued by REMIC I. REMIC II will issue the class A-X, A-SP, A-Y, A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates and the 622 Third Avenue Participation Certificates as "regular interests." The class R certificates will evidence the residual interest in REMIC II, and the Class LR Certificates will evidence the residual interests in the 622 Third Avenue Loan REMIC and REMIC I, for federal income tax purposes, and

     - the class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans. The Class LR Certificates will also hold the residual interests in the 622 Third Avenue Loan REMIC and REMIC I through the grantor trust.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that the class
and class   certificates will be issued with more than DE MINIMIS original issue discount and the other offered certificates will not be issued with more than a DE MINIMIS original issue discount, but rather will be issued at a premium. You should consult your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     - the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     - no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     - there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the mortgage loans in the trust fund will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" for a "real estate investment trust" ("REIT") within the meaning of Section 856)(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code for a REIT to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as--

     - "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code, and

     - "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1. the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the mortgage loan documents allow that substitution,

     3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4.   the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Internal Revenue Code, respectively.

STATIC PREPAYMENT PREMIUMS; YIELD MAINTENANCE CHARGES

     It is not entirely clear under the Internal Revenue Code when the amount of a Static Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report Static Prepayment Premiums and Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the applicable master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Static Prepayment Premiums and Yield Maintenance

Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Static Prepayment Premiums and Yield Maintenance Charges. If so, the projected Static Prepayment Premiums and Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Static Prepayment Premium or Yield Maintenance Charge were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Static Prepayment Premium or Yield Maintenance Charge, as the case may be, had been projected to be received. It appears that Static Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Static Prepayment Premiums and Yield Maintenance Charges.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     -    a fiduciary of a Plan, or

     -    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Rules" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2003-C3 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2003-C3 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2003-C3 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust fund's assets. If the trust fund is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston LLC identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, specified transactions relating to, among other things--

     - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - FIRST, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     - SECOND, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Moody's or Fitch;

     - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter;

     -    FOURTH, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicers must represent not more than reasonable compensation for those persons' services under the Pooling and Servicing Agreement and reimbursement of those persons' reasonable expenses in connection therewith; and

     - FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's, S&P and Fitch. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust fund meet the following requirements:

     - the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of that Code, in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, a special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     - on behalf of a Plan sponsored by any member of the Restricted Group, and

     - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

          1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

          2.   an affiliate of that borrower,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     -    providing services to the Plan, or

     -    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The class A-1, class A-2, class A-3, class A-4, class A-5, class B and class C certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by one of the Rating Agencies or another nationally recognized statistical rating organization. None of the other offered certificates will constitute "mortgage related securities" for purposes of SMMEA. As a result, appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     -    are legal investments for them, or

     -    are subject to investment, capital or other restrictions.

     In addition, investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including--

     -    prudent investor provisions,

     -    percentage-of-assets limits, and

     - provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in an underwriting agreement dated June , 2003, we have agreed to sell to the underwriters named below the following respective principal amounts of the offered certificates:

     UNDERWRITER              CLASS A-1     CLASS A-2     CLASS A-3     CLASS A-4     CLASS A-5
--------------------------  ------------  ------------  ------------  ------------  ------------
Credit Suisse
   First Boston LLC.......  $             $             $             $             $
PNC Capital
   Markets, Inc...........  $             $             $             $             $
Morgan Stanley &
   Co. Incorporated.        $             $             $             $             $
Bear, Stearns &
   Co. Inc................  $             $             $             $             $
McDonald
   Investments Inc.         $             $             $             $             $
Total                       $             $             $             $             $

     UNDERWRITER              CLASS B       CLASS C       CLASS D       CLASS E
--------------------------  -----------   -----------   -----------   -----------
Credit Suisse
   First Boston LLC.......  $             $             $             $
PNC Capital
   Markets, Inc...........  $             $             $             $
Morgan Stanley &
   Co. Incorporated.        $             $             $             $
Bear, Stearns &
   Co. Inc................  $             $             $             $
McDonald
   Investments Inc.         $             $             $             $
Total                       $             $             $             $

     The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated.

     Our proceeds from the sale of the offered certificates will be
approximately     % of the total initial principal balance of the offered
certificates, plus accrued interest from June 1, 2003, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $.

     The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

     The offered certificates are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the offered certificates. However, they are not obligated to do so and may discontinue making a secondary market for the offered certificates at any time without notice. No assurance can be given as to how liquid the trading market for the offered certificates will be.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in that respect. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in that respect, relating to the mortgage loans.

     The trust fund described in this prospectus supplement may only be promoted (through any communication as referred to in the following restriction or otherwise) by an "authorised person" within the meaning of Article 21(1) of the Financial Services and Markets Act (Financial Promotion) Order 2000 (the "FP Order") and pursuant to the requirements for authorization set forth in Part IV of the Financial Services and Markets Act 2000.

     The certificates may only be sold or offered to, and this prospectus supplement and any other invitation or inducement to buy or participate in the certificates may only be communicated to, persons who (i) are outside the United

Kingdom; or (ii) have professional experience of participating in unregulated collective investment schemes and of matters relating to investments falling within both Article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (the "CIS Order") and Article 19(5) of the FP Order; or (iii) are persons falling within
Article 22(2)(a) to (d) (high net worth companies, unincorporated in associations, etc.") of the CIS Order and Article 49(2) of the FP Order (such persons together referred to as "Relevant Persons"). The certificates to which this prospectus supplement relates are available only to Relevant Persons and this prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this communication relates is available only to the Relevant Persons and will be engaged in only with Relevant Persons.

     We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of
this prospectus supplement, which is the   th business day following the date
hereof (this settlement cycle being referred to as "T+ "). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three (3) business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or any
date prior to June    , 2003 will be required, by virtue of the fact that the
offered certificates initially will settle in T+ , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us and for Credit Suisse First Boston LLC by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                CLASS      MOODY'S        S&P         FITCH
              --------    ---------    ---------    ---------
                A-1         Aaa          AAA          AAA
                A-2         Aaa          AAA          AAA
                A-3         Aaa          AAA          AAA
                A-4         Aaa          AAA          AAA
                A-5         Aaa          AAA          AAA
                 B          Aa2          AA           AA
                 C          Aa3          AA-          AA-
                 D           A2           A            A
                 E           A3          A-           A-

     The ratings on the offered certificates address the likelihood of--

     - the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     -    the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     -    the tax attributes of the offered certificates or of the trust fund,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     - whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's, S&P and/or Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

     "0%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

     "X%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the prepayment premium period during which the loan may be prepaid with a Static Prepayment Premium of x% of the amount prepaid.

     "622 THIRD AVENUE B LOAN" means, with respect to the 622 Third Avenue Loan, the mortgage note not included in the trust.

     "622 THIRD AVENUE CONTROLLING HOLDER" means, the holder of the 622 Third Avenue B Loan and, upon the occurrence of a 622 Third Avenue Control Appraisal Event, will be the holders of a majority of the class 622 Third Avenue Participation Certificates, so long as such class has a total principal balance (net of any allocations of amortization to such class and any appraisal reduction amounts on the 622 Third Avenue Loan allocable to such class) at least equal to 25% of the total initial principal balance of such class (net of any amortization on such class). If the class 622 Third Avenue Participation Certificates do not have a total principal balance (net of any amortization on such class and any appraisal reduction amounts on the 622 Third Avenue Loan allocable on such class) at least equal to 25% of the total initial principal balance of that class (net of any amortization on such class), the controlling class with respect to the 622 Third Avenue Loan will be the holders of the most subordinate class of series 2003-C3 certificates, exclusive of the A-X, A-SP, A-Y, R, LR and V classes and the class 622 Third Avenue Participation Certificates, that has a total principal balance (net of appraisal reduction amounts allocated to such class) at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2003-C3 certificates, exclusive of the A-X, A-SP, A-Y, R, LR and V classes and the class 622 Third Avenue Participation Certificates, has a total principal balance (net of allocable appraisal reduction amounts) at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2003-C3 certificateholders will be the holders of the most subordinate class of series 2003-C3 certificates, exclusive of the A-X, A-SP, A-Y, R, LR and V classes and the class 622 Third Avenue Participation Certificates, that has a total principal balance (net of allocable appraisal reduction amounts) greater than zero.

     "622 THIRD AVENUE LOAN" means the loan included in the trust fund that is secured by the property identified on Exhibit A-1 to this prospectus supplement as 622 Third Avenue.

     "622 THIRD AVENUE NON-POOLED PORTION" means the portion of the 622 Third Avenue Loan that is not included in the mortgage pool and that the entire beneficial ownership therein is evidenced by the 622 Third Avenue Participation Certificates.

     "622 THIRD AVENUE PARTICIPATION CERTIFICATES" means the class 622 participation certificates.

     "622 THIRD AVENUE POOLED PORTION" means the portion of the 622 Third Avenue Loan that is included in the mortgage pool.

      "622 THIRD AVENUE TOTAL LOAN" means the 622 Third Avenue B Loan and the 622 Third Avenue Loan, collectively.

     "A LOAN" means, with respect to each A/B Loan, the senior debt component of such loan, which in each case (i) is a mortgage loan included in the trust fund and (ii) is senior in right of payment to the related Corresponding B Loan to the extent set forth in the related A/B Loan Intercreditor Agreement.

     "A/B LOAN" means, with respect to any of the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Northside Villas and 100 East Pine Street, respectively, the loan constituting the aggregate indebtedness secured by any such mortgaged real property, which includes the A Loan component of such indebtedness and the related junior Corresponding B Loan.

     "A/B LOAN INTERCREDITOR AGREEMENT" means, with respect to each A/B Loan, the related Intercreditor Agreement Among Note Holders by and between Column, as holder of the related A Loan, and CBA-Mezzanine Capital Finance, LLC, as holder of the related Corresponding B Loan.

     "A/B MATERIAL DEFAULT" means with respect to any A/B Loan, one of the following events: (a) either the related A Loan or the related Corresponding B Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed against the related borrower.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL COLLATERAL LOAN" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust fund that--

     - arises out of a default on a mortgage loan or an otherwise unanticipated event,

     -    is not included in the calculation of a Realized Loss,

     - is not covered by a servicing advance or a corresponding collection from the related borrower, and

     - is not covered by late payment charges or Default Interest collected on the related mortgage loan.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Allocation of Collateral Support Deficits" in this prospectus supplement.

     "ALLOCATED PRINCIPAL BALANCE" means, for each mortgaged real property relating to a multi-property loan in the trust fund, the portion of the principal amount of that loan actually allocated to that mortgaged real property in the related mortgage loan documents, or allocated solely for the purpose of presenting statistical information in this prospectus supplement. The Allocated Principal Balance for each mortgaged real property securing a multi-property loan in the trust fund was determined in the mortgage or based on the ratio of the appraised value of such mortgaged real property to the aggregate appraised value of all the mortgaged real properties securing that loan.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust fund (other than the Great Lakes Crossing Loan)as to which an Appraisal Trigger Event has occurred, an amount that:

     - will be determined, in consultation with the series 2003-C3 controlling class representative, shortly following the later of--

          1. the date on which the relevant appraisal or other valuation is obtained or performed, as described under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement; and

          2.   the date on which the relevant Appraisal Trigger Event occurred;
               and

     -    will generally equal the excess, if any, of "x" over "y" where--

          1.   "x" is equal to the sum of:

               (i)    the Stated Principal Balance of the mortgage loan;

               (ii) to the extent not previously advanced by or on behalf of the applicable master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

               (iii) all accrued but unpaid special servicing fees with respect to the mortgage loan;

               (iv) all related unreimbursed advances made by or on behalf of the applicable master servicer, the applicable special servicer or the trustee with respect to the mortgage loan, together with all interest on those advances payable to the party or parties that made the advances;

               (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property or any related REO Property; and

          2.   "y" is equal to the sum of:

               (i) the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan; and

               (ii) various escrow payments, other reserves and letters of credit held by the applicable master servicer or the applicable special servicer with respect to the mortgage loan, the related mortgaged real property or any related REO Property.

     If, however--

     - the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed by the earlier of the 60th day after the Appraisal Trigger Event referred to in the first bullet of this definition and the date on which the subject mortgage loan first becomes 120 days delinquent as to any monthly debt service payment, and

     -    either--

          1. no comparable appraisal or other valuation had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

          2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to the earlier appraisal or other valuation that, in the applicable special servicer's judgment, materially affects the property's value as reflected in such earlier appraisal or other valuation, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the applicable special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     In addition, if and when an Appraisal Trigger Event occurs with respect to any cross-collateralized mortgage loan in the trust fund, an Appraisal Reduction Amount shall be calculated for the entire cross-collateralized group of loans to which that particular cross-collateralized mortgage loan belongs as if such cross-collateralized group of loans was a single pooled mortgage loan secured by multiple properties, and any resulting Appraisal Reduction Amount for such cross-collateralized group of loans will be allocated among the respective cross-collateralized mortgage loans forming that group on a PRO RATA basis, in accordance with the respective Stated Principal Balances of those mortgage loans. In the case of the 622 Third Avenue Loan and the Washington Center Portfolio Loan, any Appraisal Reduction Event will be calculated in respect of the 622 Third Avenue Total Loan and the Washington Center Portfolio Total Loan, respectively, and the holder of the 622 Third Avenue B Loan and the holders of the Washington Center Portfolio B Loan and Washington Center Portfolio C Loan (with any Appraisal Reduction Amounts first applied to the Washington Center Portfolio C Loan), respectively, will absorb any Appraisal Reduction Amount until the outstanding principal balances of the 622 Third Avenue B Loan and the Washington Center Portfolio B Loan, respectively, are reduced to zero.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust fund (other than the Great Lakes Crossing Loan), any of the following events--

     - the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the applicable special servicer in a manner that--

          1. materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan and extending the maturity date for the mortgage loan for less than six months,

          2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, or

          3. in the judgment of the applicable special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due thereon;

     - the related borrower fails to make any monthly debt service payment (other than, if applicable, a balloon payment) with respect to the mortgage loan for 60 days beyond the due date for such payment;

     - in the case of a balloon loan, the related borrower fails to make the balloon payment with respect to the mortgage loan for 90 days beyond the related maturity date, or, with respect to a balloon payment for which the related borrower has delivered a refinancing commitment reasonably acceptable to the applicable special servicer, and continued to make monthly debt service payments based on the amortization schedule, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur;

     - the passage of 60 days after the applicable special servicer receives notice that a receiver or similar official is appointed with respect to the related mortgaged property, which receiver or similar official continues in that capacity after such 60 days;

     - the passage of 60 days after the applicable special servicer receives notice that the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings which remain undischarged and undismissed; and

     - the mortgaged real property securing the mortgage loan becomes an REO Property.

     An "Appraisal Trigger Event" (or the equivalent) with respect to the Great Lakes Crossing Loan is defined under the series 2003-CK2 pooling and servicing agreement and the relevant events may differ from those specified above.

     "ARCAP" means ARCap Servicing, Inc.

     "ARD LOAN" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "ASSET STATUS REPORT" means the report designated as such, and described under, "The Pooling and Servicing Agreement--The Series 2003-C3 Controlling Class Representative" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "AVAILABLE P&I FUNDS" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     -    Static Prepayment Premiums,

     -    Yield Maintenance Charges, or

     -    Post-ARD Additional Interest.

     The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2003-C3 certificates on that date.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

     "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, societe anonyme.

     "COLLATERAL SUPPORT DEFICIT" means the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans (including any mortgage loan as to which the corresponding mortgaged real property has become an REO Property) expected to be outstanding immediately following such distribution date is less than (ii) the then aggregate certificate balance of the regular certificates after giving effect to distributions of principal on such distribution date.

     "COLUMN" means Column Financial, Inc.

     "CO-OP BASIS LOAN-TO-VALUE RATIO" means, with respect to any residential cooperative mortgage loan in the trust fund, the same as "Cut-off Date Loan-to-Value Ratio."

     "COST APPROACH" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV RATIO" means:

     - with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1. the cut-off-date principal balance of the mortgage loan (or, in the case of the Great Lakes Crossing Loan, the cut-off date principal balance of the Great Lakes Crossing Total Loan), to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

          1. the total cut-off date principal balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

     The Cut-off Date Loan-to-Value Ratio for the 622 Third Avenue Loan is calculated only with respect to the 622 Third Avenue Pooled Portion.

     "DARK TENANT" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

     "DEFAULT INTEREST" means any interest that--

     - accrues on a defaulted mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the regular mortgage interest rate for the mortgage loan, including any Post-ARD Additional Interest accrued on the mortgage loan.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "ESTIMATED ANNUAL OPERATING EXPENSES" means, for each of the mortgaged real properties (other than the residential cooperative properties) securing a mortgage loan in the trust fund, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing a mortgage loan in the trust fund:

     - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

          1. from operating statements relating to a complete fiscal year of the borrower ended in 1998, 1999, 2000 or 2001 or a trailing 12-month period ended in 1999, 2000, 2001 or 2002,

          2. by annualizing the amount of expenses for partial 1999, 2000 or 2001 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

          3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

          4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     - the "expense modifications" made to the historical annual operating expenses for that property include--

          1. assuming, in most cases, that a management fee, equal to approximately 3% to 5% of total revenues, was payable to the property manager,

          2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

          3.   the underwritten recurring replacement reserve amounts,

          4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

          5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

          6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

          7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing a mortgage loan in the trust fund is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

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     By way of example, Estimated Annual Operating Expenses generally include--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   replacement reserves,

          4.   marketing,

          5.   insurance,

          6.   management,

          7.   landscaping,

          8.   security, if provided at the property, and

     - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

     "ESTIMATED ANNUAL REVENUES" means, for each of the mortgaged real properties (other than the residential cooperative properties) securing a mortgage loan in the trust fund, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing a mortgage loan in the trust fund:

     - the "base estimated annual revenues" for that property were generally assumed to equal--

          1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

          2. in the case of a hospitality property, the estimated average room sales, and

          3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     - the "revenue modifications" made to the base estimated annual revenues for that property include--

          1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

          2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

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          3.   adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

          4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

          5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By way of example, Estimated Annual Revenues generally include:

     - for multifamily rental properties and manufactured housing communities, rental and other revenues,

     - for hospitality properties, room, food and beverage, telephone and other revenues, and

     - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     In the case of an owner-occupied property for which no leases exist, the estimated annual revenues were--

     - determined on the assumption that the property was net leased to a single tenant at market rents, and

     - derived from rental rate and vacancy information for the surrounding real estate market.

     In some cases, Estimated Annual Revenues were calculated based on stabilized performance.

     "EUROCLEAR" means The Euroclear System.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     -    Credit Suisse First Boston LLC,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston LLC, and

     - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "FAIR VALUE" means the amount that, in the applicable special servicer's judgment, is the fair value of a Specially Designated Defaulted Mortgage Loan.

     "FITCH" means Fitch, Inc.

     "GAAP" means generally accepted accounting principles.

     "GREAT LAKES CROSSING COMPANION LOAN" means the mortgage loan secured by the property identified on Exhibit A-1 to this prospectus supplement as Great Lakes Crossing on a PARI PASSU basis with the Great Lakes Crossing Loan and not included in the trust fund.

     "GREAT LAKES CROSSING LOAN" means the mortgage loan included in the trust fund that is secured by the property identified on Exhibit A-1 to this prospectus supplement as Great Lakes Crossing.

     "GREAT LAKES CROSSING TOTAL LOAN" means the Great Lakes Crossing Loan and the Great Lakes Crossing Companion Loan, collectively.

     "INCOME APPROACH" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated

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holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "KEYBANK" means KeyBank National Association.

     "KRECM" means KeyCorp Real Estate Capital Markets, Inc.

     "LARGEST TENANT" means any one of the top three tenants including ground leases, based on the net rentable area of its space, of a commercial property.

     "LEASABLE SQUARE FOOTAGE," "S.F." or "SQ. FT." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "LOCK/x" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited.

     "MATERIAL BREACH" will have the meaning described under "Description of the Underlying Mortgage Loans--Representations and Warranties" in this prospectus supplement.

     "MATERIAL DOCUMENT DEFECT" will have the meaning described under "Description of the Underlying Mortgage Loans--Assignment of the Underlying Mortgage Loans" in this prospectus supplement.

     "MATURITY/ARD BALANCE" means, with respect to any underlying mortgage loan (or, in the case of the Great Lakes Crossing Loan, the Maturity/ARD Balance of the Great Lakes Crossing Total Loan), the unpaid principal balance of the mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming no prepayments, defaults or extensions.

     "MATURITY/ARD LOAN-TO-VALUE RATIO" or "MATURITY/ARD LTV RATIO" means:

     - with respect to any underlying balloon mortgage loan or ARD Loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1.   the Maturity/ARD Balance of the mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     - with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1. the total Maturity/ARD Balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value of all of the related mortgaged real properties.

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     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2003-C3 certificates and the mortgage loans in the trust fund:

     - the mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $1,764,825,959;

     - the total initial principal balance or notional amount, as the case may be, of each class of series 2003-C3 certificates is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2003-C3 certificates is as described in this prospectus supplement;

     - there are no delinquencies or losses with respect to the mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

     - monthly debt service payments on the mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     - no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

     -    each ARD Loan is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     -    all prepayments on the mortgage loans are assumed to be--

          (1)  accompanied by a full month's interest,

          (2) if received during a prepayment premium period, accompanied by the appropriate Static Prepayment Premium, and

          (3)  received on the applicable due date of the relevant month;

     - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

     - no mortgage loan is required to be repurchased or replaced by the related mortgage loan seller, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - the only trust fund expenses are the trustee fee and the master servicing fee;

     -    there are no Additional Trust Fund Expenses;

     - payments on the offered certificates are made on the 15th day of each month, commencing in July 2003;

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     -    funds released from the interest reserve account for any mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining mortgage loans; and

     -    the offered certificates are settled on an assumed settlement date of
          June   , 2003.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MOST RECENT APPRAISED VALUE" means:

     - for any residential cooperative property securing a mortgage loan in the trust fund, the Value Co-op Basis; and

     - for any mortgaged real property (other than a residential cooperative property) securing a mortgage loan in the trust fund, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

          1.   the "as is" value set forth in the related appraisal, plus

          2. the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

     In general, the amount of costs assumed by the appraiser for these purposes is based on--

     -    an estimate by the individual appraiser,

     -    an estimate by the related borrower,

     - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     -    a combination of these estimates.

     "MOST RECENT DEBT SERVICE COVERAGE RATIO" means:

     - with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Most Recent Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on its due date in June 2003 or, in the case of any mortgage loan that is currently in an interest-only period that will end prior to maturity, on the first due date after amortization begins; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1.   the total Most Recent Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in June 2003 or, in the case of any underlying mortgage loan that is currently in an interest-only period that will end prior to maturity, on the first due date after amortization begins.

     "MOST RECENT EXPENSES" means, for any mortgaged real property (other than a residential cooperative property) that secures a mortgage loan in the trust fund, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

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     Expenses generally consist of all expenses incurred for the property, including--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   marketing,

          4.   insurance,

          5.   management,

          6.   landscaping,

          7.   security, if provided at the property, and

     -    the amount of--

          1.   real estate taxes,

          2.   general and administrative expenses,

          3.   ground lease payments, and

          4.   other costs.

     For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property.

     "MOST RECENT NET CASH FLOW" means, with respect to each mortgaged real property (other than the residential cooperative properties) that secures a mortgage loan in the trust fund, the Most Recent Net Operating Income, less:

     -    underwritten replacement reserve amounts; and

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "MOST RECENT NET OPERATING INCOME" means:

     - with respect to each of the mortgaged real properties (other than the residential cooperative properties) that secures a mortgage loan in the trust fund, the total cash flow derived from the property, calculated as the Most Recent Revenues less Most Recent Expenses for that property; and

     - with respect to any residential cooperative property that secures a mortgage loan in the trust fund, the projected net operating income at that property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized

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          occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     "MOST RECENT OPERATING STATEMENT DATE" means, with respect to each of the mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to the mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "MOST RECENT REVENUES" means, for any mortgaged real property (other than a residential cooperative property) that secures a mortgage loan in the trust fund, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

     - for a multifamily rental property or a manufactured housing community, rental and other revenues;

     - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

     "NCB" means National Consumer Cooperative Bank.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

     - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

     -    the sum of--

          1. the total payments made by the applicable master servicer to cover those Prepayment Interest Shortfalls, and

          2. the total Prepayment Interest Excesses collected with respect to the mortgage pool during the related collection period.

     "NET MORTGAGE INTEREST RATE" means:

     - with respect to any residential cooperative mortgage loan in the trust fund, the lesser of (a) the related mortgage interest rate, reduced by the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated, and (b) 4.60% per annum;

     - with respect to any mortgage loan in the trust fund, other than a residential cooperative mortgage loan and other than the 622 Third Avenue Loan, the related mortgage interest rate reduced by the sum of the annual rates at which the related master servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated;

     - with respect to the 622 Third Avenue Loan in the case of (A) the 622 Third Avenue Pooled Portion, the mortgage interest rate of the 622 Third Avenue Pooled Portion reduced by the annual rates at which the related master servicing fee, the trustee fee and Post-ARD Additional Interest are calculated and (B) the 622 Third Avenue Non-Pooled Portion, the mortgage interest rate of the 622 Third Avenue Non-Pooled Portion reduced by the annual rates at which the related master servicing fee, the trustee fee and Post-ARD Additional Interest are calculated.

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     "NET MORTGAGE PASS-THROUGH RATE" means, with respect to any mortgage loan
(including the 622 Third Avenue Pooled Portion and the 622 Third Avenue Non-Pooled Portion) in the trust fund for any distribution date, an annual rate generally equal to:

     - in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

     - in the case of a mortgage loan that accrues interest on an Actual/360 Basis, a rate per annum equal to twelve times a fraction, expressed as a percentage--

          1. the numerator of which fraction is, subject (other than with respect to the 622 Third Avenue Non-Pooled Portion) to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, and

          2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "NRSF" means net rentable square footage.

     "OCCUPANCY RATE AT UNDERWRITING" or "OCCUPANCY RATE AT U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based,

     "OCCUPANCY RATE AT UNDERWRITING" or "OCCUPANCY RATE AT U/W" means, in the case of residential cooperative properties, the percentage of units at the subject property assumed to be occupied for purposes of determining the appraised value of the property, in connection with the origination of the subject pooled mortgage loan, assuming such property was operated as a rental property and was generating an annual net cash flow equal to the Underwritten Net Cash Flow for that property.

     "OPTION PERIOD" means the period during which the Purchase Option for any Specially Designated Defaulted Mortgage Loan may be exercised, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "OPTION PRICE" means the cash price at which any Specially Designated Defaulted Mortgage Loan may be purchased under the related Purchase Option, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "PARTY IN INTEREST" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

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     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

     - the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties,

     - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment,

     -    other matters to which like properties are commonly subject,

     - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

     - if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

     - if the related mortgaged real property is a unit in a condominium, the related condominium declaration.

     "PERMITTED INVESTMENTS" means the U.S. government securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

     "PNC BANK" means PNC Bank, National Association.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "PRINCIPAL DISTRIBUTION AMOUNT" means:

     - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the subject mortgage loans (but not in respect of the 622 Third Avenue B Loan and the Washington Center Portfolio Junior Loans) during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in June 2003 or on a due date for the related mortgage loan subsequent to the end of the related collection period,

          2. all monthly payments of principal received by or on behalf of the trust fund with respect to the subject mortgage loans prior to, but that are due during, the related collection period,

          3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the subject mortgage loans (but not in respect of the 622 Third Avenue B Loan and the Washington Center Portfolio Junior Loans) or any related REO Properties during the related collection period and that were identified and applied as recoveries of principal of the subject mortgage loan (but not in respect of the 622 Third Avenue B Loan and the Washington Center Portfolio Junior Loans) or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in June 2003, and

          4. all advances of principal made with respect to the subject mortgage loans for that distribution date; provided, that if any insurance proceeds, condemnation proceeds or liquidation proceeds were received and/or a final recovery determination was made with respect to any mortgage loan or REO Property during the related collection period, then that portion, if any, of the aggregate amount described above that is specifically attributable to that mortgage loan or REO Property, as the case may be, will be reduced by any special servicing fees, liquidation fees and/or interest on advances with respect to such mortgage loan or REO Property, as the case may be, that was paid from a source other than related default interest and/or late payment charges during the related collection period; and

     - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     "PTE" means prohibited transaction exemption.

     "PURCHASE OPTION" means, with respect to any Specially Designated Defaulted Mortgage Loan, the purchase option described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of either master servicer and/or either special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property.

     The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO Property, held by the trust fund, will be an amount generally equal to the excess, if any, of the outstanding principal balance of the mortgage loan as of the date of liquidation, together with the sum of

     A. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest and

     B. all related unreimbursed servicing advances and unpaid liquidation expenses,

over the total amount of liquidation proceeds, if any, recovered in connection with the liquidation, net of select items that may be payable or reimbursable from those proceeds to the respective parties to the pooling and servicing agreement.

     "RELEVANT PERSONS" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

     "RENTAL BASIS LOAN TO VALUE RATIO" mean, with respect to any residential cooperative mortgage loan in the trust fund, the ratio of--

     1.   the cut-off date principal balance of the mortgage loan, to

     2. the appraised value of the related residential cooperative property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property and was generating an annual net cash flow equal to the Underwritten Net Cash Flow for that property.

     "REO PROPERTY" means any mortgaged real property that is acquired by (or, in the case of the Great Lakes Crossing mortgaged real property, if applicable, on behalf of) the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the trust fund.

     "RESTRICTED GROUP" means, collectively, the following persons and entities--

     -    the trustee,

     -    the Exemption-Favored Parties,

     -    us,

     -    the master servicers,

     -    the special servicers,

     -    any sub-servicers,

     -    the mortgage loan sellers,

     - each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     -    any and all affiliates of any of the aforementioned persons.

     "ROOMS" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SALES COMPARISON APPROACH" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SEC" means the Securities and Exchange Commission.

     "SERVICING STANDARD" means, with respect to each of the master servicers and special servicers, to service and administer the mortgage loans (including the A Loans, the 622 Third Avenue Total Loan and the Washington Center Portfolio Total Loan) and/or any related REO Properties in the trust fund for which that party is responsible:

     - with the same care, skill, prudence and diligence as it services and administers comparable mortgage loans and/or real properties, as applicable, on behalf of third parties or on behalf of itself, whichever is higher, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers;

     -    with a view to--

          1. the timely collection of all scheduled payments of principal and interest under those mortgage loans and any Corresponding B Loan, 622 Third Avenue B Loan and Washington Center Portfolio Junior Loans,

          2. the full collection of all Static Prepayment Premiums or Yield Maintenance Charges that may become payable under those mortgage loans,

          3. subject to clauses (1), (2) and (4) of this bullet, the full collection of any Default Interest and late payment charges that may become payable under those mortgage loans, insofar as that Default Interest and/or those late payment charges do not constitute additional servicing compensation, and

          4. in the case of the special servicers, if a mortgage loan or any Corresponding B Loan, 622 Third Avenue B Loan and any Washington Center Portfolio Junior Loan comes into and continues in default and, in the judgment of the applicable special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that defaulted mortgage loan to the series 2003-C3 certificateholders, as a collective whole, on a net present value basis and the best interests of the trust fund and the series 2003-C3 certificateholders (and, in the case of the A/B Loans, the 622 Third Avenue Loan and the Washington Center Portfolio Loan, the holder of the Corresponding B Loans, 622 Third Avenue B Loan and Washington Center Portfolio Junior Loans taking into account the subordination of the Corresponding B Loan, 622 Third Avenue B Loan and Washington Center Portfolio Junior Loans), as determined by the applicable special servicer or master servicer, as the case may be, in its reasonable judgment; and

     -    without regard to--

          1. any relationship that the subject master servicer or special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers or any other party to the Pooling and Servicing Agreement,

          2. the ownership of any series 2003-C3 certificate by the subject master servicer or special servicer, as the case may be, or by any of its affiliates,

          3.   the obligation of the subject master servicer to make advances,

          4. the obligation of the subject special servicer to make, or to direct the subject master servicer for the same sub-pool of mortgage loans to make, servicing advances,

          5. the right of the subject master servicer or special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction,

          6. the ownership, servicing and/or management by the subject master servicer or special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

          7. the ownership by the subject master servicer or special servicer, as the case may be, or any of its affiliates of any other debt owed by, or secured by ownership interests in, any of the underlying borrowers, and

          8. the obligations of the subject master servicer or special servicer, as the case may be, or any of its affiliates to repurchase any mortgage loan from the trust fund or to indemnify the trust fund, in any event as a result of a Material Breach or a Material Document Defect.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the trust fund (other than the Great Lakes Crossing Loan), any of the following events:

     1. the related borrower fails to make when due any scheduled payment of principal and interest, including a balloon payment, or any other payment required under the related mortgage loan documents and either the failure actually continues, or the applicable master servicer believes it will continue, unremedied--

          - except in the case of a delinquent balloon payment, for 60 days beyond the date on which the subject payment was due, and

          - solely in the case of a delinquent balloon payment, for 90 days beyond the date on which that balloon payment was due or, if the borrower has (a) delivered a refinancing commitment reasonably acceptable to the applicable special servicer and (b) continued to make monthly debt service payments equal to the assumed monthly debt service payment, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur;

     2. the applicable master servicer or ARCap as a special servicer (whether or not it is the applicable special servicer) determines that a default in the making of any scheduled payment of principal and interest, including a balloon payment, or any other material payment required to be made under the related mortgage loan documents, is reasonably foreseeable and likely to occur within 30 days and either--

          - the default is likely to remain unremedied for at least the time period contemplated by clause 1. of this definition, or

          - the related borrower has requested a material modification of the payment terms of related mortgage loan, which modification the applicable master servicer, in its reasonable judgment, determines is necessary to avoid a monetary or a material non-monetary default;

     3. the applicable master servicer determines that a non-payment default has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

     4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5. the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property;

provided that no non-monetary insurance default will in and of itself, be a Servicing Transfer Event.

     A Servicing Transfer Event will cease to exist, if and when:

     - with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer;

     - with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the judgment of the applicable special servicer;

     - with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     - with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     A "Servicing Transfer Event" with respect to the Great Lakes Crossing Loan is defined under the series 2003-CK2 pooling and servicing agreement and may vary from the events described above.

     "SHADOW ANCHOR" means a store or business that materially affects the draw of customers to a retail property, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPECIALLY DESIGNATED DEFAULTED MORTGAGE LOAN" means a specially serviced mortgage loan in the trust fund that is at least 90 days' delinquent as to its balloon payment or 60 days' (or, in the case of a residential cooperative mortgage loan, 90 days) delinquent as to any other monthly debt service payment or has been accelerated in connection with any other material default.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust fund, an amount that:

     - will initially equal its unpaid principal balance as of its due date in June 2003 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

          1. that portion, if any, of the Principal Distribution Amount for that distribution date that is attributable to that mortgage loan, and

          2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period, and

          3. the amount of any related special servicing fees, liquidation fees and/or interest on advances that were applied in accordance with the definition of "Principal Distribution Amount" to reduce the portion of the "Total Distribution Amount" for such distribution date attributable to such mortgage loan.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "STATIC PREPAYMENT PREMIUM" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

     "TI/LC" means tenant improvements and leasing commissions.

     "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2003-C3 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "UNDERWRITER EXEMPTION" means PTE 89-90, as subsequently amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 and as may be subsequently amended following the closing date.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO" or "U/W DSCR" means:

     - with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan (or, in the case of the Great Lakes Crossing Loan, the combined monthly debt service payment for the Great Lakes Crossing Total Loan) due on the related due date in June 2003 or, in the case of any mortgage loan that is currently in an interest-only period, on the first due date after amortization begins prior to maturity; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

          1.   the total Underwritten Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in June 2003 or, in the case of any mortgage loan that is currently in an interest-only period, on the first due date after amortization begins prior to maturity.

     "UNDERWRITTEN EFFECTIVE GROSS INCOME" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the Estimated Revenues for that property.

     "UNDERWRITTEN NET CASH FLOW" or "U/W NCF" means, with respect to each of the mortgaged real properties securing a mortgage loan in the trust fund, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     -    is equal to the excess of--

          1.   the Estimated Annual Revenues for the property, over

          2.   the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     Underwritten Net Cash Flow in the case of any underlying mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged real property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     "UNDERWRITTEN NET OPERATING INCOME" means, with respect to each of the mortgaged real properties (other than the residential cooperative properties) securing a mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the estimated annual operating expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     -    underwritten recurring replacement reserve amounts;

     -    capital improvements, including recurring capital improvements;

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     With respect to the residential cooperative properties, Underwritten Net Operating Income equals Underwritten Net Cash Flow.

     "UNITED STATES PERSON" means--

     -    a citizen or resident of the United States,

     -    a domestic partnership,

     -    a domestic corporation,

     - any estate, other than a foreign estate within the meaning of paragraph (31) of Section 7701(a) of the Internal Revenue Code, and

     -    any trust if--

          1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

          2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

     "UNITS" means--

     - in the case of any mortgaged real property that is a multifamily rental property or residential cooperative property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

     "VALUE CO-OP BASIS" means, with respect to any residential cooperative property securing a mortgage loan in the trust fund, an amount calculated based on the market value, as determined by an appraisal, of that real property, as if operated as a residential cooperative.

     "WASHINGTON CENTER PORTFOLIO B LOAN" means, with respect to the Washington Center Portfolio Loan, one of the mortgage notes not included in the trust.

     "WASHINGTON CENTER PORTFOLIO C LOAN" means, with respect to the Washington Center Portfolio Loan, one of the mortgage notes not included in the trust.

     "WASHINGTON CENTER PORTFOLIO JUNIOR LOANS" means the Washington Center Portfolio B Loan and the Washington Center Portfolio C Loan, collectively.

     "WASHINGTON CENTER PORTFOLIO LOAN" means the mortgage loan included in the trust fund that is secured by the property identified on Exhibit A-1 to this prospectus supplement as Washington Center Portfolio.

     "WASHINGTON CENTER PORTFOLIO TOTAL LOAN" means the Washington Center Portfolio Loan and the Washington Center Portfolio Junior Loans, collectively.

     "WEIGHTED AVERAGE NET MORTGAGE RATE" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust fund for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     "YEAR BUILT" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "YEAR RENOVATED" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based (or, in the case of a residential cooperative property, if later, the date of the conversion to cooperative ownership).

     "YIELD MAINTENANCE CHARGE" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

     "YM/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the yield maintenance period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

     "YMx/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the yield maintenance period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   SCHEDULE I

          RATES USED IN DETERMINATION OF CLASS A-SP PASS-THROUGH RATES

  DISTRIBUTION DATE         RATE         DISTRIBUTION DATE         RATE
---------------------  --------------  ---------------------  ------------------



                                     Sch I-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES


                       SEE THIS EXHIBIT FOR TABLES TITLED:

       Locations and Management Companies of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

             Engineering Reserves and Recurring Replacement Reserves

                        Recurring Reserve Cap Information

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                  Schedule of Cooperative Mortgaged Properties

                                      A-1-1

       LOCATIONS AND MANAGEMENT COMPANIES OF THE MORTGAGED REAL PROPERTIES

                                                                   CUT-OFF DATE      MORTGAGE
                                                                    PRINCIPAL          LOAN
 #   CROSSED    PROPERTY NAME                                       BALANCE(1)        SELLER
 -   -------    -------------                                    ---------------   -----------
 1              622 Third Avenue                                 $   203,000,000   Column
2A              Washington Center - Grand Hyatt Hotel                 75,640,000   Column
2B              Washington Center - Office                            46,360,000   Column
 3              Columbiana Centre                                     71,906,994   Column/Eurohypo
 4              The Crossings                                         60,748,351   Column
 5              Great Lakes Crossing                                  59,810,187   Column
 6              One Penn Center                                       47,760,939   Column
7A              Broadmead Apartments                                   9,349,301   Column
7B              Trail Wood Village                                     6,686,040   Column
7C              Pineforest Park Apartments                             5,165,173   Column
7D              Somerset Place Apartments                              5,042,667   Column
7E              Carrington Court Apartments                            4,609,414   Column
7F              Beacon Hill Apartments                                 4,320,578   Column
7G              Avalon Bay Apartments                                  4,232,932   Column
7H              Coventry Park Apartments                               3,908,241   Column
7I              Pineforest Place Apartments                            3,496,900   Column
 8              Pearson Educational Headquarters                      44,100,000   Column
 9              Westin Savannah Harbor Resort                         30,000,000   Column
10              Orchards Corporate Center                             29,973,130   PNC
11              Weston Town Center                                    29,200,000   Column
12              Chase Village Apartments                              28,600,000   KeyBank
13              228 Post Street                                       26,000,000   Column
14A             One Lakeshore Centre                                  18,375,000   PNC
14B             Empire Corporate Center                                7,500,000   PNC
15A             Norwood Business Center - Norwood, MA                 10,709,309   PNC
15B             Norwood Business Center - Marlborough, MA              6,793,218   PNC
15C             Norwood Business Center - Hopkinton, MA                6,537,473   PNC
16              The Mills Apartments                                  22,300,000   Column
17              Gateway Station                                       21,322,046   KeyBank
18A             Elk Grove Industrial II - Regent Tech I                5,740,381   Column
18B             Elk Grove Industrial II - Regent Tech II               5,450,271   Column
18C             Elk Grove Industrial II - Regent Building F            2,706,692   Column
18D             Elk Grove Industrial II - Regent Building B            2,557,151   Column
18E             Elk Grove Industrial II - Regent Building A            1,794,492   Column
18F             Elk Grove Industrial II - Regent Office II             1,769,569   Column
18G             Elk Grove Industrial II - Regent Building E              917,185   Column
19              Country Glen Apartments                               19,314,287   Column
20              Colonial Promenade                                    17,687,533   Column
21              Oakridge Office Park                                  17,417,969   Column
22              Silverado Apartments                                  16,963,392   PNC
23              Stonebridge Waterfront Apartments                     15,955,809   PNC
24              Chester Park Association                              12,339,480   NCB, FSB
25              Honeywell International Building                      11,934,999   PNC
26A             Builders FirstSource - College Park, GA                3,711,347   Column
26B             Builders FirstSource - Lebanon, TN                     3,512,080   Column
26C             Builders FirstSource - Point of Rocks, MD              3,437,355   Column
27              El Camino Commons                                     10,659,024   Column
28              The Seasons Apartments                                10,479,919   PNC

29              La Mesa Crossroads                                    10,437,728   Column
30              102 Pickering Way                                     10,354,349   Column
31              Elk Lakes Shopping Center                             10,206,168   KeyBank
32              Elmhurst Place Apartments                              9,570,624   Column
33              Newport East Inc.                                      9,473,754   NCB, FSB
34              Polar Plastics                                         9,443,654   Column
35A             1400 Broadfield Boulevard                              4,830,411   Column
35B             16420 Park Ten Place                                   4,481,825   Column
36              100 East Pine Street                                   9,056,204   Column
37              Emerald Ridge Apartments                               9,012,255   PNC
38              Shops at Boca                                          8,736,243   Column
39              Rock Shadows                                           7,777,800   Column
40              Marcy Park Apartments                                  7,577,413   Column
41              Bennett Street Shops                                   7,448,851   Column
42              6828 Nancy Ridge Drive                                 7,126,738   PNC
43A             Metaldyne Manufacturing Facility - Minerva, OH         3,123,304   PNC
43B             Simpson Industries Facilities                          2,221,016   PNC
43C             Metaldyne Manufacturing Facility - Fremont, IN         1,735,169   PNC
44              Scarborough Manor Owner's Corp.                        7,000,000   NCB, FSB
45              Midland Place II                                       6,956,573   Column
46              Bryant Gardens Corp.                                   6,905,100   NCB, FSB
47              Oakhill Village Associates Limited Partnership         6,874,958   NCB, FSB
48              Creekside at Taylor Square II                          6,686,263   KeyBank
49              Carll's Corner Shopping Center                         6,551,842   Column
50              Best Buy - Mishawaka, IN                               6,494,513   KeyBank
51              110-118 Riverside Tenants Corp.                        6,489,830   NCB, FSB
52              Thunderbird Palms Medical Plaza                        6,438,068   PNC
53              Best Buy - Pineville, NC                               6,188,453   KeyBank
54              Lexington Green                                        6,143,534   Column
55              205 Third Avenue Owners, Inc.                          5,997,056   NCB, FSB
56              130 E. 18 Owners Corp.                                 5,996,801   NCB, FSB

 #   CROSSED    PROPERTY NAME                                    MANAGEMENT COMPANY
 -   -------    -------------                                    ------------------
 1              622 Third Avenue                                 Cohen Brothers Realty Corporation
2A              Washington Center - Grand Hyatt Hotel            Hyatt Corporation
2B              Washington Center - Office                       QDC Management, Inc.
 3              Columbiana Centre                                General Growth Management, Inc.
 4              The Crossings                                    Insalaco Development Group
 5              Great Lakes Crossing                             The Taubman Company LLC
 6              One Penn Center                                  One Penn Management, LLC
7A              Broadmead Apartments                             Alliance Residential Management, L.L.C.
7B              Trail Wood Village                               Alliance Residential Management, L.L.C.
7C              Pineforest Park Apartments                       Alliance Residential Management, L.L.C.
7D              Somerset Place Apartments                        Alliance Residential Management, L.L.C.
7E              Carrington Court Apartments                      Alliance Residential Management, L.L.C.
7F              Beacon Hill Apartments                           Alliance Residential Management, L.L.C.
7G              Avalon Bay Apartments                            Alliance Residential Management, L.L.C.
7H              Coventry Park Apartments                         Alliance Residential Management, L.L.C.
7I              Pineforest Place Apartments                      Alliance Residential Management, L.L.C.
 8              Pearson Educational Headquarters                 Rockefeller Group Development Corporation
 9              Westin Savannah Harbor Resort                    Westin Management Company South
10              Orchards Corporate Center                        Grubb & Ellis
11              Weston Town Center                               Belmont Investment Corp.
12              Chase Village Apartments                         Horizon Realty Advisors
13              228 Post Street                                  RRIA Associates
14A             One Lakeshore Centre                             Insignia/ESG
14B             Empire Corporate Center                          Insignia/ESG
15A             Norwood Business Center - Norwood, MA            Everest Partners
15B             Norwood Business Center - Marlborough, MA        Everest Partners
15C             Norwood Business Center - Hopkinton, MA          Everest Partners
16              The Mills Apartments                             South Central RS, Inc.
17              Gateway Station                                  Kimco Realty Corporation
18A             Elk Grove Industrial II - Regent Tech I          Draper & Kramer, Incorporated
18B             Elk Grove Industrial II - Regent Tech II         Draper & Kramer, Incorporated
18C             Elk Grove Industrial II - Regent Building F      Draper & Kramer, Incorporated
18D             Elk Grove Industrial II - Regent Building B      Draper & Kramer, Incorporated
18E             Elk Grove Industrial II - Regent Building A      Draper & Kramer, Incorporated
18F             Elk Grove Industrial II - Regent Office II       Draper & Kramer, Incorporated
18G             Elk Grove Industrial II - Regent Building E      Draper & Kramer, Incorporated
19              Country Glen Apartments                          Federal Management Co., Inc.
20              Colonial Promenade                               Colonial Properties Services, Inc.
21              Oakridge Office Park                             Harbor Group Management Co.
22              Silverado Apartments                             Flagship Management Corporation
23              Stonebridge Waterfront Apartments                K & D Group, Inc.
24              Chester Park Association                         Manor Management of Alaska
25              Honeywell International Building                 Honeywell International
26A             Builders FirstSource - College Park, GA          CPA Management, Inc.
26B             Builders FirstSource - Lebanon, TN               CPA Management, Inc.
26C             Builders FirstSource - Point of Rocks, MD        CPA Management, Inc.
27              El Camino Commons                                Burnham Real Estate Services, Inc.
28              The Seasons Apartments                           Internacional Realty, Inc.

29              La Mesa Crossroads                               Burnham Real Estate Services, Inc.
30              102 Pickering Way                                Keystone Properties Group, Inc.
31              Elk Lakes Shopping Center                        The Woodmont Company
32              Elmhurst Place Apartments                        Walsh Partners
33              Newport East Inc.                                Kreisel Company, Inc.
34              Polar Plastics                                   Owner Managed
35A             1400 Broadfield Boulevard                        Caldwell Watson Real Estate Group, Inc.
35B             16420 Park Ten Place                             Caldwell Watson Real Estate Group, Inc.
36              100 East Pine Street                             Kuhn Management, Inc.
37              Emerald Ridge Apartments                         M.B.S. Management Services, Inc.
38              Shops at Boca                                    Cushman & Wakefield of Florida, Inc.
39              Rock Shadows                                     Ken Weiner Associates, Inc.
40              Marcy Park Apartments                            Lupe Development Partners, L.L.C.
41              Bennett Street Shops                             2110, Inc.
42              6828 Nancy Ridge Drive                           John Rooney
43A             Metaldyne Manufacturing Facility - Minerva, OH   Kojaian Management Company
43B             Simpson Industries Facilities                    Kojaian Management Company
43C             Metaldyne Manufacturing Facility - Fremont, IN   Kojaian Management Company
44              Scarborough Manor Owner's Corp.                  AKAM North, Inc.
45              Midland Place II                                 Diversified Property Management Services, LLC
46              Bryant Gardens Corp.                             Robert Orlofsky Realty, Inc.
47              Oakhill Village Associates Limited Partnership   Portland Investment Co. of America
48              Creekside at Taylor Square II                    Casto Communities
49              Carll's Corner Shopping Center                   Paragon Management Group LLC
50              Best Buy - Mishawaka, IN                         Owner Managed
51              110-118 Riverside Tenants Corp.                  Orsid Realty Corp.
52              Thunderbird Palms Medical Plaza                  Colliers International
53              Best Buy - Pineville, NC                         Owner Managed
54              Lexington Green                                  Warehouse Management, Inc.
55              205 Third Avenue Owners, Inc.                    PRC Management
56              130 E. 18 Owners Corp.                           Marest Management Corp.

 #   CROSSED    PROPERTY NAME                                    ADDRESS
 -   -------    -------------                                    -------
 1              622 Third Avenue                                 622 Third Avenue
2A              Washington Center - Grand Hyatt Hotel            1000 H Street NW
2B              Washington Center - Office                       1001 G Street NW
 3              Columbiana Centre                                100 Columbiana Circle
 4              The Crossings                                    1000 Route 611
 5              Great Lakes Crossing                             4000 Baldwin Road
 6              One Penn Center                                  1601-29 John F Kennedy Boulevard
7A              Broadmead Apartments                             2801 Broadmead Drive
7B              Trail Wood Village                               2200 Lake Village Drive
7C              Pineforest Park Apartments                       5959 Pinemont Drive
7D              Somerset Place Apartments                        5757 Guhn Road
7E              Carrington Court Apartments                      7900 Westheimer Road
7F              Beacon Hill Apartments                           8110 Creekbend Drive
7G              Avalon Bay Apartments                            925 Northwood Street
7H              Coventry Park Apartments                         9401 Coventry Square Drive
7I              Pineforest Place Apartments                      5353 Deep Forest Drive
 8              Pearson Educational Headquarters                 258 Prospect Plains Road
 9              Westin Savannah Harbor Resort                    One Resort Drive
10              Orchards Corporate Center                        27725 and 27755 Stansbury Boulevard
11              Weston Town Center                               1675 Market Street
12              Chase Village Apartments                         3426 Centennial Boulevard
13              228 Post Street                                  228 Post Street
14A             One Lakeshore Centre                             3281 Guasti Road and 3450 Centre Lake Drive
14B             Empire Corporate Center                          800 North Haven Avenue
15A             Norwood Business Center - Norwood, MA            1400 Providence Highway
15B             Norwood Business Center - Marlborough, MA        257 & 259 Cedar Hill Street
15C             Norwood Business Center - Hopkinton, MA          25 & 45 South Street
16              The Mills Apartments                             10225 Bissonnet Street
17              Gateway Station                                  1169 North Burleson Boulevard
18A             Elk Grove Industrial II - Regent Tech I          821-891 Busse Road and 1810-1860 Jarvis Avenue
18B             Elk Grove Industrial II - Regent Tech II         901-985 Busse Road
18C             Elk Grove Industrial II - Regent Building F      901-1051 Cambridge Drive
18D             Elk Grove Industrial II - Regent Building B      873-895 Cambridge Drive
18E             Elk Grove Industrial II - Regent Building A      870-898 Cambridge Drive
18F             Elk Grove Industrial II - Regent Office II       1500 Higgins Road
18G             Elk Grove Industrial II - Regent Building E      1800 Landmeier Road
19              Country Glen Apartments                          600 Meridian Street
20              Colonial Promenade                               2760-2810 John Hawkins Parkway
21              Oakridge Office Park                             6201 South Rio Grande Avenue
22              Silverado Apartments                             8400 Stonebrook Parkway
23              Stonebridge Waterfront Apartments                1500 Detroit Avenue
24              Chester Park Association                         2020 Muldoon Road
25              Honeywell International Building                 1110 Bayfield Drive
26A             Builders FirstSource - College Park, GA          7240 Feldwood Road
26B             Builders FirstSource - Lebanon, TN               3135 Highway 109 North
26C             Builders FirstSource - Point of Rocks, MD        4011 Rock Hall Road
27              El Camino Commons                                165 South El Camino Real
28              The Seasons Apartments                           6969 Hollister
                                                                 7900-7968 El Cajon Boulevard, and 5020, 5120
29              La Mesa Crossroads                               and 5130 Baltimore Drive
30              102 Pickering Way                                102 Pickering Way
31              Elk Lakes Shopping Center                        2819-2855 35th Avenue
32              Elmhurst Place Apartments                        150 Schiller Avenue
33              Newport East Inc.                                370 East 76th Street
34              Polar Plastics                                   314 Mooresville Boulevard
35A             1400 Broadfield Boulevard                        1400 Broadfield Boulevard
35B             16420 Park Ten Place                             16420 Park Ten Place
36              100 East Pine Street                             100 East Pine Street
37              Emerald Ridge Apartments                         3400 Varsity Drive
38              Shops at Boca                                    21065-21073 Powerline Road
39              Rock Shadows                                     600 South Idaho Road
40              Marcy Park Apartments                            1015 8th Street Southeast
41              Bennett Street Shops                             65 Bennett Street
42              6828 Nancy Ridge Drive                           6828 Nancy Ridge Drive
43A             Metaldyne Manufacturing Facility - Minerva, OH   9312 Arrow Road NW
43B             Simpson Industries Facilities                    507 West Indiana Street
43C             Metaldyne Manufacturing Facility - Fremont, IN   307 South Tillotson Street
44              Scarborough Manor Owner's Corp.                  16 Rockledge Avenue
45              Midland Place II                                 901 and 921 Cinema Boulevard
46              Bryant Gardens Corp.                             1-15 Bryant Crescent/175-185 Bryant Avenue
47              Oakhill Village Associates Limited Partnership   6600 Old Winter Garden Road
48              Creekside at Taylor Square II                    2422 Banks Edge Way
49              Carll's Corner Shopping Center                   NJ State Route 77 at Cornwell Drive
50              Best Buy - Mishawaka, IN                         6402 Grape Road
51              110-118 Riverside Tenants Corp.                  110-118 Riverside Drive
52              Thunderbird Palms Medical Plaza                  5750 West Thunderbird Road
53              Best Buy - Pineville, NC                         10600 Centrum Parkway
54              Lexington Green                                  230 Lexington Green Circle
55              205 Third Avenue Owners, Inc.                    205 Third Avenue
56              130 E. 18 Owners Corp.                           130 East 18th Street

 #   CROSSED    PROPERTY NAME                                    CITY                  COUNTY                   STATE    ZIP CODE
 -   -------    -------------                                    ----                  ------                   -----    --------
 1              622 Third Avenue                                 New York              New York                   NY      10017
2A              Washington Center - Grand Hyatt Hotel            Washington            District of Columbia       DC      20001
2B              Washington Center - Office                       Washington            District of Columbia       DC      20001
 3              Columbiana Centre                                Columbia              Lexington                  SC      29212
 4              The Crossings                                    Tannersville          Monroe                     PA      18372
 5              Great Lakes Crossing                             Auburn Hills          Oakland                    MI      48326
 6              One Penn Center                                  Philadelphia          Philadelphia               PA      19103
7A              Broadmead Apartments                             Houston               Harris                     TX      77025
7B              Trail Wood Village                               Kingwood              Harris                     TX      77339
7C              Pineforest Park Apartments                       Houston               Harris                     TX      77092
7D              Somerset Place Apartments                        Houston               Harris                     TX      77040
7E              Carrington Court Apartments                      Houston               Harris                     TX      77063
7F              Beacon Hill Apartments                           Houston               Harris                     TX      77071
7G              Avalon Bay Apartments                            Baytown               Harris                     TX      77521
7H              Coventry Park Apartments                         Houston               Harris                     TX      77099
7I              Pineforest Place Apartments                      Houston               Harris                     TX      77092
 8              Pearson Educational Headquarters                 Cranbury              Middlesex                  NJ       8512
 9              Westin Savannah Harbor Resort                    Savannah              Chatham                    GA      31421
10              Orchards Corporate Center                        Farmington HIlls      Oakland                    MI      48334
11              Weston Town Center                               Weston                Broward                    FL      33326
12              Chase Village Apartments                         Eugene                Lane                       OR      97401
13              228 Post Street                                  San Francisco         San Francisco              CA      94108
14A             One Lakeshore Centre                             Ontario               San Bernardino             CA      91764
14B             Empire Corporate Center                          Ontario               San Bernardino             CA      91764
15A             Norwood Business Center - Norwood, MA            Norwood               Norfolk                    MA       2062
15B             Norwood Business Center - Marlborough, MA        Marlborough           Middlesex                  MA       1752
15C             Norwood Business Center - Hopkinton, MA          Hopkinton             Middlesex                  MA       1748
16              The Mills Apartments                             Houston               Harris                     TX      77036
17              Gateway Station                                  Burleson              Tarrant                    TX      76028
18A             Elk Grove Industrial II - Regent Tech I          Elk Grove Village     Cook                       IL      60062
18B             Elk Grove Industrial II - Regent Tech II         Elk Grove Village     Cook                       IL      60007
18C             Elk Grove Industrial II - Regent Building F      Elk Grove Village     Cook                       IL      60007
18D             Elk Grove Industrial II - Regent Building B      Elk Grove Village     Cook                       IL      60007
18E             Elk Grove Industrial II - Regent Building A      Elk Grove Village     Cook                       IL      60007
18F             Elk Grove Industrial II - Regent Office II       Elk Grove Village     Cook                       IL      60007
18G             Elk Grove Industrial II - Regent Building E      Elk Grove Village     Cook                       IL      60062
19              Country Glen Apartments                          Groton                New London                 CT       6340
20              Colonial Promenade                               Hoover                Jefferson                  AL      35244
21              Oakridge Office Park                             Orlando               Orange                     FL      32809
22              Silverado Apartments                             Frisco                Collin                     TX      75034
23              Stonebridge Waterfront Apartments                Cleveland             Cuyahoga                   OH      44113
24              Chester Park Association                         Anchorage             Anchorage                  AK      99504
25              Honeywell International Building                 Colorado Springs      El Paso                    CO      80906
26A             Builders FirstSource - College Park, GA          College Park          Fulton                     GA      30349
26B             Builders FirstSource - Lebanon, TN               Lebanon               Wilson                     TN      37090
26C             Builders FirstSource - Point of Rocks, MD        Point of Rocks        Frederick                  MD      21777
27              El Camino Commons                                Encinitas             San Diego                  CA      92024
28              The Seasons Apartments                           Houston               Harris                     TX      77040
29              La Mesa Crossroads                               La Mesa               San Diego                  CA      91941
30              102 Pickering Way                                Exton                 Chester                    PA      19341
31              Elk Lakes Shopping Center                        Greeley               Weld                       CO      80634
32              Elmhurst Place Apartments                        Elmhurst              DuPage                     IL      60126
33              Newport East Inc.                                New York              New York                   NY      10021
34              Polar Plastics                                   Mooresville           Iredell                    NC      28115
35A             1400 Broadfield Boulevard                        Houston               Harris                     TX      77084
35B             16420 Park Ten Place                             Houston               Harris                     TX      77084
36              100 East Pine Street                             Orlando               Orange                     FL      32801
37              Emerald Ridge Apartments                         Tyler                 Smith                      TX      75701
38              Shops at Boca                                    Boca Raton            Palm Beach                 FL      33433
39              Rock Shadows                                     Apache Junction       Pinal                      AZ      85220
40              Marcy Park Apartments                            Minneapolis           Hennepin                   MN      55414
41              Bennett Street Shops                             Atlanta               Fulton                     GA      30309
42              6828 Nancy Ridge Drive                           San Diego             San Diego                  CA      92121
43A             Metaldyne Manufacturing Facility - Minerva, OH   Minerva               Carroll                    OH      44657
43B             Simpson Industries Facilities                    Edon                  Williams                   OH      43518
43C             Metaldyne Manufacturing Facility - Fremont, IN   Fremont               Steuben                    IN      46737
44              Scarborough Manor Owner's Corp.                  Ossining              Westchester                NY      10562
45              Midland Place II                                 Midland               Midland                    MI      48640
46              Bryant Gardens Corp.                             White Plains          Westchester                NY      10605
47              Oakhill Village Associates Limited Partnership   Orlando               Orange                     FL      32835
48              Creekside at Taylor Square II                    Reynoldsburg          Fairfield & Licking        OH      43068
49              Carll's Corner Shopping Center                   Bridgeton             Cumberland                 NJ       8302
50              Best Buy - Mishawaka, IN                         Mishawaka             St. Joseph                 IN      46545
51              110-118 Riverside Tenants Corp.                  New York              New York                   NY      10024
52              Thunderbird Palms Medical Plaza                  Glendale              Maricopa                   AZ      85306
53              Best Buy - Pineville, NC                         Pineville             Mecklenburg                NC      28134
54              Lexington Green                                  Lexington             Fayette                    KY      40503
55              205 Third Avenue Owners, Inc.                    New York              New York                   NY      10003
56              130 E. 18 Owners Corp.                           New York              New York                   NY      10003

                                                                  CUT-OFF DATE       MORTGAGE
                                                                   PRINCIPAL          LOAN
 #   CROSSED    PROPERTY NAME                                      BALANCE(1)        SELLER
 -   -------    -------------                                    ---------------   -----------
57              Ramada Inn - Kill Devil Hills, NC                $     5,929,315   Column
58              Staples Shopping Center                                5,833,908   Column
59              Beach Club Apartments                                  5,817,492   Column
60              Whisper Creek II                                       5,773,198   Column
61              The Crossroads                                         5,771,287   Column
62              Altapo-Bellwood Building, LLC                          5,677,801   NCB, FSB
63              Buffalo Square Shopping Center                         5,651,824   KeyBank
64              New Hope/Park Place Mobile Home Park                   5,647,490   Column
65              McGee's Crossing Shopping Center                       5,600,000   KeyBank
66              Parkleigh North Apartments                             5,584,244   Column
67              Columbus 69th LLC                                      5,468,587   NCB, FSB
68              Best Buy - Salt Lake City, UT                          5,390,077   KeyBank
69              Home Depot Plaza                                       5,222,522   Column
70              Forbes Boulevard, LLC                                  5,199,591   NCB, FSB
71              CSI Holding Company, Inc.                              5,189,686   NCB, FSB
72              TownePlace Suites - Mobile, AL                         5,131,646   Column
73              Circuit City - Conshohocken, PA                        5,071,340   KeyBank
74              Seminole Owners Corp.                                  4,997,219   NCB, FSB
75              178 East 80th Street Owners, Inc.                      4,994,344   NCB, FSB

76              TownePlace Suites - Montgomery, AL                     4,847,661   Column
77              Hudson Marketplace                                     4,826,421   Column
78              Circuit City - Tampa, FL                               4,780,759   KeyBank
79              Timberland Apartments                                  4,775,611   Column
80              Four Corners Westheimer Shopping Center                4,682,477   Column
81              The MEMEC Building                                     4,579,174   PNC
82              Campus View Center                                     4,496,492   PNC
83              Tarrant Parkway Commons                                4,391,986   KeyBank
84              Westaff Campus                                         4,372,523   Column
85              Briarcliffe Apartments                                 4,287,134   Column
86              Northside Villas                                       4,281,460   KeyBank
87              Blue Heron Center                                      4,274,392   Column
88              350 Bleecker Street Apartment Corp.                    4,250,000   NCB, FSB
89              Mark Terrace Owners' Corp.                             4,228,420   NCB, FSB
90              Oakwood Garden Apartments                              4,192,091   PNC
91              Best Storage                                           4,173,650   KeyBank
92              Prairie Meadows                                        4,080,506   Column
93              Alhambra Apartments                                    4,069,761   Column
94              North Huntington Hills Apartments                      3,933,494   Column
95              2626 West Warrenville                                  3,880,341   Column
96              Fairway Crossing Apartments                            3,839,502   Column
97       A      Vinton Park Apartments                                 1,624,296   Column
98       A      Maquoketa Park Apartments                              1,263,131   Column
99       A      Strawberry Hill Apartments                               902,344   Column
100             American Mini Storage                                  3,670,319   KeyBank
101             21 N. Chatsworth Owners Corp.                          3,645,973   NCB, FSB
102             210 East 15th St. Tenants Corp.                        3,500,000   NCB, FSB
103             Moore Self Storage                                     3,490,290   KeyBank
104             Walgreens - Duluth, GA                                 3,470,477   KeyBank
105             Walgreens - Longview, TX                               3,447,065   KeyBank
106             Castle Glen Townhomes                                  3,435,933   Column
107             Whole Foods Market Phase II                            3,397,070   PNC
108             Windsor Place Apartments                               3,390,009   Column
109             Franklin Square Townhomes                              3,335,922   Column
110             1150 Park Avenue Tenants Incorporated                  3,300,000   NCB, FSB
111             215 W. 75th St. Owners Corp.                           3,289,280   NCB, FSB
112             Heritage Oaks Apartments                               3,087,408   PNC
113             Grand Duke Apartments                                  3,050,000   PNC
114             17 East 89th Street Tenants, Inc.                      3,050,000   NCB, FSB
115             Academy Sports & Outdoors                              3,038,118   KeyBank
116             New Market Center                                      3,035,980   Column
117             West Wind Apartments                                   2,986,137   Column
118             Clarksville Ridge Professional Center, LLC             2,968,911   NCB, FSB
119             La Joya Apartments                                     2,920,330   Column
120             12th Street Apartment Corp.                            2,893,309   NCB, FSB
121             Longacre Gardens Corp.                                 2,847,131   NCB, FSB
122             7451 Beverly Building                                  2,792,881   Column
123             Kettler Building, LLC                                  2,697,907   NCB, FSB
124             Tabor Crossing Shopping Center                         2,642,559   KeyBank
125             755 West End Housing Corp.                             2,598,785   NCB, FSB
126             250 North Village Owners, Inc.                         2,588,579   NCB, FSB
127             Springdale Apartments                                  2,560,424   KeyBank
128             Myrtle Avenue Shopping Center                          2,530,000   KeyBank
129             Georgian House Owners Corp.                            2,498,433   NCB, FSB
130             Red Springs Shopping Center                            2,487,919   Column
131             166 Fifth Avenue, LLC                                  2,486,313   NCB, FSB
132             Park Seventy-Ninth Corp.                               2,444,332   NCB, FSB
133             The Patriot Building                                   2,396,996   KeyBank
134             First West Palm Office Owners, LLC                     2,390,914   NCB, FSB
135             Towne and Country Estates Apartments                   2,390,309   Column

 #   CROSSED    PROPERTY NAME                                    MANAGEMENT COMPANY
 -   -------    -------------                                    ------------------
57              Ramada Inn - Kill Devil Hills, NC                Sterling Webster
58              Staples Shopping Center                          Owner Managed
59              Beach Club Apartments                            KRB Management, Inc.
60              Whisper Creek II                                 Alliance Residential Management, L.L.C.
61              The Crossroads                                   Owner Managed
62              Altapo-Bellwood Building, LLC                    Sinanian Development, Inc.
63              Buffalo Square Shopping Center                   Colliers Nevada Management, LLC
64              New Hope/Park Place Mobile Home Park             Affordable Living Unlimited
65              McGee's Crossing Shopping Center                 Barnett Properties, LLC
66              Parkleigh North Apartments                       Swanson Management Company
67              Columbus 69th LLC                                AJ Clarke Real Estate Corp.
68              Best Buy - Salt Lake City, UT                    Surety Properties
69              Home Depot Plaza                                 Property Management Alternatives, Inc.
70              Forbes Boulevard, LLC                            Manekin, LLC
71              CSI Holding Company, Inc.                        Owner Managed
                                                                 McKibbon Hotel Group, Inc. and McKibbon
72              TownePlace Suites - Mobile, AL                   Management, LLC
73              Circuit City - Conshohocken, PA                  Elysee Management Group, Inc.
74              Seminole Owners Corp.                            M.P.J. Realty, Inc.
75              178 East 80th Street Owners, Inc.                The Equity Management Group, Inc.
                                                                 McKibbon Hotel Management, Inc. and McKibbon
76              TownePlace Suites - Montgomery, AL               Hotel Group, Inc.
77              Hudson Marketplace                               Park Midwest LLC
78              Circuit City - Tampa, FL                         Elysee Management Group, Inc.
79              Timberland Apartments                            Kole Management Company
80              Four Corners Westheimer Shopping Center          Owner Managed
81              The MEMEC Building                               Triple Net Properties
82              Campus View Center                               Herbert Andrews Company
83              Tarrant Parkway Commons                          The Woodmont Company
84              Westaff Campus                                   Owner Managed
85              Briarcliffe Apartments                           BNP Residential Management Services, LLC
86              Northside Villas                                 Coastal Property Services, Inc.
87              Blue Heron Center                                Ruckman Management, Inc.
88              350 Bleecker Street Apartment Corp.              Tudor Realty Services
89              Mark Terrace Owners' Corp.                       ETC Management Corp.
90              Oakwood Garden Apartments                        ERC Management Group, LLC
91              Best Storage                                     Owner Managed
92              Prairie Meadows                                  Owner Managed
93              Alhambra Apartments                              Kole Management Company
94              North Huntington Hills Apartments                Vickery Development, Inc.
95              2626 West Warrenville                            The Heico Companies, L.L.C.
96              Fairway Crossing Apartments                      Owner Managed
97       A      Vinton Park Apartments                           Owner Managed
98       A      Maquoketa Park Apartments                        Owner Managed
99       A      Strawberry Hill Apartments                       Owner Managed
100             American Mini Storage                            American Property Management
101             21 N. Chatsworth Owners Corp.                    Lawrence G. Willinger
102             210 East 15th St. Tenants Corp.                  Penmark Realty Corp.
103             Moore Self Storage                               Mulholland Management
104             Walgreens - Duluth, GA                           Owner Managed
105             Walgreens - Longview, TX                         Lynn Kirk Management
106             Castle Glen Townhomes                            Myan Management Group
107             Whole Foods Market Phase II                      Box Development, LLC
108             Windsor Place Apartments                         Woodbine Management Corporation
109             Franklin Square Townhomes                        The Galman Group
110             1150 Park Avenue Tenants Incorporated            Gumley-Haft Inc.
111             215 W. 75th St. Owners Corp.                     Blue Woods Management Group, Inc.
112             Heritage Oaks Apartments                         M.B.S. Management Services, Inc.
113             Grand Duke Apartments                            Owner Managed
114             17 East 89th Street Tenants, Inc.                Insignia Residential Group
115             Academy Sports & Outdoors                        LCW Tulsa, L.L.C.
116             New Market Center                                XC Properties, LLC
117             West Wind Apartments                             Wells Asset Management, Inc.
118             Clarksville Ridge Professional Center, LLC       Land Design & Development
119             La Joya Apartments                               Owner Managed
120             12th Street Apartment Corp.                      Century Operating Group
121             Longacre Gardens Corp.                           Garthchester Realty Ltd.
122             7451 Beverly Building                            Owner Managed
123             Kettler Building, LLC                            KSI Services, Inc.
124             Tabor Crossing Shopping Center                   Victory Commercial Real Estate
125             755 West End Housing Corp.                       David Eisenstein Real Estate Corp.
126             250 North Village Owners, Inc.                   Einsidler Management, Inc.
127             Springdale Apartments                            AmeriSouth Management, L.P.
128             Myrtle Avenue Shopping Center                    Coastal Care Centers, Inc.
129             Georgian House Owners Corp.                      Ron Rachlin Management Corp.
130             Red Springs Shopping Center                      Edens & Avant Realty, Inc.
131             166 Fifth Avenue, LLC                            Owner Managed
132             Park Seventy-Ninth Corp.                         Gumley-Haft Inc.
133             The Patriot Building                             Acorn Management
134             First West Palm Office Owners, LLC               Metro Centers, LLC
135             Towne and Country Estates Apartments             Owner Managed

 #   CROSSED    PROPERTY NAME                                    ADDRESS
 -   -------    -------------                                    -------
57              Ramada Inn - Kill Devil Hills, NC                1701 South Virginia Dare Trail
58              Staples Shopping Center                          281 Park Terrace Road
59              Beach Club Apartments                            4405 South Texas Avenue
60              Whisper Creek II                                 7218 Skillman Street
61              The Crossroads                                   33 West Main Street
62              Altapo-Bellwood Building, LLC                    4115-4537 Alamo Street and 2830 Tapo Street
63              Buffalo Square Shopping Center                   920 North Buffalo Drive
64              New Hope/Park Place Mobile Home Park             306 South Recker Road
65              McGee's Crossing Shopping Center                 12330 NC Highway 210
66              Parkleigh North Apartments                       4121 Burnell Road
67              Columbus 69th LLC                                201-209 Columbus Avenue
68              Best Buy - Salt Lake City, UT                    281 West 2100 South
69              Home Depot Plaza                                 3434 and 3700 Route 35
70              Forbes Boulevard, LLC                            4260 Forbes Boulevard
71              CSI Holding Company, Inc.                        1848 Reisterstown Road
72              TownePlace Suites - Mobile, AL                   1075 Montlimar Drive
73              Circuit City - Conshohocken, PA                  102 Alan Wood Road
74              Seminole Owners Corp.                            72-61 & 72-81 113th Street
75              178 East 80th Street Owners, Inc.                178 East 80th Street

76              TownePlace Suites - Montgomery, AL               5047 Carmichael Road
77              Hudson Marketplace                               101-117 Carmichael Road & 2101-2201 Coulee Road
78              Circuit City - Tampa, FL                         6918 Gunn Highway
79              Timberland Apartments                            10612 Abercorn Extension
80              Four Corners Westheimer Shopping Center          12803-12899 Westheimer Road
81              The MEMEC Building                               795 Trademark Drive
82              Campus View Center                               5894 Lincoln Avenue and 9111 Valley View Street
83              Tarrant Parkway Commons                          2005 South Main Street
84              Westaff Campus                                   210, 230 & 298 North Wiget Lane
85              Briarcliffe Apartments                           520-C Michael Street
86              Northside Villas                                 2711 Allan Road
87              Blue Heron Center                                1177 West Blue Heron Boulevard
88              350 Bleecker Street Apartment Corp.              350 Bleecker Street
89              Mark Terrace Owners' Corp.                       3410 De Reimer Avenue
90              Oakwood Garden Apartments                        3301 South O Street and 3500 South N Street
91              Best Storage                                     2200 Gambell Street
92              Prairie Meadows                                  2301-2341 Randall Road
93              Alhambra Apartments                              2200 East Victory Drive
94              North Huntington Hills Apartments                2500 North Eastman Road
95              2626 West Warrenville                            2626 West Warrenville Road
96              Fairway Crossing Apartments                      3890 Greenway Drive
97       A      Vinton Park Apartments                           1601 West 1st Street
98       A      Maquoketa Park Apartments                        1016 German Street
99       A      Strawberry Hill Apartments                       1800 Highway 64 East
100             American Mini Storage                            2059 2nd Street
101             21 N. Chatsworth Owners Corp.                    21 North Chatsworth Avenue
102             210 East 15th St. Tenants Corp.                  210 East 15th Street
103             Moore Self Storage                               1109 9th Avenue
104             Walgreens - Duluth, GA                           6590 Sugarloaf Parkway
105             Walgreens - Longview, TX                         1775 West Loop 281
106             Castle Glen Townhomes                            1016 Bristol Court
107             Whole Foods Market Phase II                      7201 West 91st Street
108             Windsor Place Apartments                         4100 Independence Circle NW
109             Franklin Square Townhomes                        3750 Woodhaven Road
110             1150 Park Avenue Tenants Incorporated            1150 Park Avenue
111             215 W. 75th St. Owners Corp.                     215 West 75th Street
112             Heritage Oaks Apartments                         3506 Manchaca Road
113             Grand Duke Apartments                            37-C South Avenue
114             17 East 89th Street Tenants, Inc.                17 East 89th Street
115             Academy Sports & Outdoors                        7850 South 107th East Avenue
116             New Market Center                                2060 Lower Roswell Road
117             West Wind Apartments                             4300 Old Benbrook Road
118             Clarksville Ridge Professional Center, LLC       12345 Wake Forest Road
119             La Joya Apartments                               1708 New York Avenue
120             12th Street Apartment Corp.                      15 West 12th Street
121             Longacre Gardens Corp.                           141 North Broadway
122             7451 Beverly Building                            7451, 7455, 7461 & 7465 Beverly Boulevard
123             Kettler Building, LLC                            8081 Wolftrap Road
124             Tabor Crossing Shopping Center                   201 Tabor Crossing
125             755 West End Housing Corp.                       755 West End Avenue
126             250 North Village Owners, Inc.                   250 North Village Avenue
127             Springdale Apartments                            1909 Higgins Lane
128             Myrtle Avenue Shopping Center                    1111-1117 Myrtle Avenue
129             Georgian House Owners Corp.                      118-11 84th Avenue
130             Red Springs Shopping Center                      805 East 4th Avenue
131             166 Fifth Avenue, LLC                            166 Fifth Avenue
132             Park Seventy-Ninth Corp.                         895 Park Avenue
133             The Patriot Building                             13-17 Temple Street
134             First West Palm Office Owners, LLC               525 South Flagler Drive
135             Towne and Country Estates Apartments             3306 South Pacific Highway

 #   CROSSED    PROPERTY NAME                                    CITY                  COUNTY                   STATE    ZIP CODE
 -   -------    -------------                                    ----                  ------                   -----    --------
57              Ramada Inn - Kill Devil Hills, NC                Kill Devil Hills      Dare                       NC      27948
58              Staples Shopping Center                          Columbia              Lexington                  SC      29212
59              Beach Club Apartments                            Orlando               Orange                     FL      32839
60              Whisper Creek II                                 Dallas                Dallas                     TX      75231
61              The Crossroads                                   Elmsford              Westchester                NY      10523
62              Altapo-Bellwood Building, LLC                    Simi Valley           Ventura                    CA      93063
63              Buffalo Square Shopping Center                   Las Vegas             Clark                      NV      89128
64              New Hope/Park Place Mobile Home Park             Mesa                  Maricopa                   AZ      85206
65              McGee's Crossing Shopping Center                 Benson                Johnston                   NC      27504
66              Parkleigh North Apartments                       Columbus              Franklin                   OH      43224
67              Columbus 69th LLC                                New York              New York                   NY      10023
68              Best Buy - Salt Lake City, UT                    Salt Lake City        Salt Lake                  UT      84166
69              Home Depot Plaza                                 Hazlet                Monmouth                   NJ      7730
70              Forbes Boulevard, LLC                            Lanham                Prince George's            MD      20706
71              CSI Holding Company, Inc.                        Pikesville            Baltimore                  MD      21208
72              TownePlace Suites - Mobile, AL                   Mobile                Mobile                     AL      36609
73              Circuit City - Conshohocken, PA                  Conshohocken          Montgomery                 PA      19428
74              Seminole Owners Corp.                            Forest Hills          Queens                     NY      11375
75              178 East 80th Street Owners, Inc.                New York              New York                   NY      10021

76              TownePlace Suites - Montgomery, AL               Montgomery            Montgomery                 AL      36106
77              Hudson Marketplace                               Hudson                Saint Croix                WI      54016
78              Circuit City - Tampa, FL                         Tampa                 Hillsborough               FL      33625
79              Timberland Apartments                            Savannah              Chatham                    GA      31419
80              Four Corners Westheimer Shopping Center          Houston               Harris                     TX      77077
81              The MEMEC Building                               Reno                  Washoe                     NV      89511
82              Campus View Center                               Cypress               Orange                     CA      90630
83              Tarrant Parkway Commons                          Keller                Tarrant                    TX      76248
84              Westaff Campus                                   Walnut Creek          Contra Costa               CA      94598
85              Briarcliffe Apartments                           Kernersville          Forsyth                    NC      27284
86              Northside Villas                                 Tallahassee           Leon                       FL      32312
87              Blue Heron Center                                Riviera Beach         Palm Beach                 FL      33404
88              350 Bleecker Street Apartment Corp.              New York              New York                   NY      10014
89              Mark Terrace Owners' Corp.                       Bronx                 Bronx                      NY      10475
90              Oakwood Garden Apartments                        Fort Smith            Sebastian                  AR      72903
91              Best Storage                                     Anchorage             Anchorage                  AK      99503
92              Prairie Meadows                                  Carpentersville       Kane                       IL      60110
93              Alhambra Apartments                              Savannah              Chatham                    GA      31404
94              North Huntington Hills Apartments                Longview              Gregg                      TX      75605
95              2626 West Warrenville                            Downers Grove         Du Page                    IL      60515
96              Fairway Crossing Apartments                      Sarasota              Sarasota                   FL      34232
97       A      Vinton Park Apartments                           Vinton                Benton                     IA      52349
98       A      Maquoketa Park Apartments                        Maquoketa             Jackson                    IA      52060
99       A      Strawberry Hill Apartments                       Anamosa               Jones                      IA      52205
100             American Mini Storage                            Norco                 Riverside                  CA      92860
101             21 N. Chatsworth Owners Corp.                    Mamaroneck            Westchester                NY      10538
102             210 East 15th St. Tenants Corp.                  New York              New York                   NY      10003
103             Moore Self Storage                               Neptune               Monmouth                   NJ      7753
104             Walgreens - Duluth, GA                           Duluth                Gwinnett                   GA      30097
105             Walgreens - Longview, TX                         Longview              Gregg                      TX      75601
106             Castle Glen Townhomes                            Garland               Dallas                     TX      75043
107             Whole Foods Market Phase II                      Overland Park         Johnson                    KS      66212
108             Windsor Place Apartments                         North Canton          Stark                      OH      44720
109             Franklin Square Townhomes                        Philadelphia          Philadelphia               PA      19154
110             1150 Park Avenue Tenants Incorporated            New York              New York                   NY      10128
111             215 W. 75th St. Owners Corp.                     New York              New York                   NY      10023
112             Heritage Oaks Apartments                         Austin                Travis                     TX      78704
113             Grand Duke Apartments                            Harrisonburg          Rockingham                 VA      22801
114             17 East 89th Street Tenants, Inc.                New York              New York                   NY      10128
115             Academy Sports & Outdoors                        Tulsa                 Tulsa                      OK      74133
116             New Market Center                                Marietta              Cobb                       GA      30068
117             West Wind Apartments                             Fort Worth            Tarrant                    TX      76116
118             Clarksville Ridge Professional Center, LLC       Clarksville           Howard                     MD      21029
119             La Joya Apartments                               Arlington             Tarrant                    TX      76010
120             12th Street Apartment Corp.                      New York              New York                   NY      10011
121             Longacre Gardens Corp.                           White Plains          Westchester                NY      10603
122             7451 Beverly Building                            Los Angeles           Los Angeles                CA      90036
123             Kettler Building, LLC                            Vienna                Fairfax                    VA      22182
124             Tabor Crossing Shopping Center                   Tabor City            Columbus                   NC      28463
125             755 West End Housing Corp.                       New York              New York                   NY      10025
126             250 North Village Owners, Inc.                   Rockville Centre      Nassau                     NY      11570
127             Springdale Apartments                            Haltom City           Tarrant                    TX      76111
128             Myrtle Avenue Shopping Center                    Eureka                Humboldt                   CA      95501
129             Georgian House Owners Corp.                      Kew Gardens           Queens                     NY      11415
130             Red Springs Shopping Center                      Red Springs           Robeson                    NC      28377
131             166 Fifth Avenue, LLC                            New York              New York                   NY      10010
132             Park Seventy-Ninth Corp.                         New York              New York                   NY      10021
133             The Patriot Building                             Quincy                Norfolk                    MA      2169
134             First West Palm Office Owners, LLC               West Palm Beach       Palm Beach                 FL      33401
135             Towne and Country Estates Apartments             Medford               Jackson                    OR      97501

                                                                   CUT-OFF DATE      MORTGAGE
                                                                    PRINCIPAL          LOAN
  #   CROSSED    PROPERTY NAME                                      BALANCE(1)        SELLER
  -   -------    -------------                                    ---------------   -----------
 136             233 West 99th Street, Inc.                       $     2,300,000   NCB, FSB
 137             Ralph's Grocery Store                                  2,248,135   PNC
 138             Country Breeze Mobile Home Park                        2,243,523   Column
 139             221 East 78th Tenants Corp.                            2,200,000   NCB, FSB
 140             Wyndhurst Building                                     2,189,153   Column
 141             Westcreek Court Townhomes                              2,151,226   PNC
 142             Chelsea Warren Corp.                                   2,099,071   NCB, FSB
 143             Larchmont Hills Owners Corp.                           2,095,720   NCB, FSB
 144             Hawthorne Gardens Owners Corp.                         2,093,677   NCB, FSB
                 Townsend Mews Owners Corp. f/k/a 329-337 West
 145             85th Street Owners Corp.                               2,091,006   NCB, FSB
 146             Stardust Apartments                                    2,045,993   KeyBank
 147     B       Woodlawn Manor Apartments                              1,270,204   Column
 148     B       Wynwood Apartments                                       754,378   Column
 149             ParkRidge at McPherson                                 2,019,834   PNC
 150             Eckerd's - San Antonio, TX                             1,994,622   Column
 151             Shore View Corporation                                 1,993,788   NCB, FSB
 152             St. John Court Owners Corp.                            1,981,837   NCB, FSB
 153             Westminster Hall Apartments Corp.                      1,975,000   NCB, FSB
 154             Southwest Self Storage                                 1,942,350   Column
 155             Hide-A-Way Mini Storage                                1,891,504   Column
 156             Valley Forge Office Colony                             1,867,388   Column
 157             Caribbean House, Inc.                                  1,844,851   NCB, FSB
 158             Pine Forest Mobile Home Park                           1,842,428   Column
 159             78 Eighth Avenue Tenants Corp.                         1,837,854   NCB, FSB
 160             Senate Manor Apartments I & II                         1,830,082   Column
 161             Camelot Apartments                                     1,787,882   KeyBank
 162             600-602 King Street                                    1,768,802   Column
 163             Greentree Square Shopping Center                       1,719,841   Column
 164             Woodscape Apartments                                   1,717,795   Column
 165             235 West 108th Street Owners Corp.                     1,698,288   NCB, FSB
 166             3515 Owners Corp.                                      1,698,058   NCB, FSB
 167             Casita Verde                                           1,691,851   Column
 168             45 W. 10 Tenants' Corp.                                1,688,839   NCB, FSB
 169             McLean Towers Inc.                                     1,674,283   NCB, FSB
 170             Pratton Arms Apartments                                1,672,410   Column
 171             Shoppes of Oakland Park                                1,643,765   Column
 172             505 West University Parkway                            1,642,059   Column
 173             Seguin Corners                                         1,616,600   Column
 174             One Franklin Owners Corp.                              1,596,664   NCB, FSB
 175             255 Fieldston Buyers Corp.                             1,591,130   NCB, FSB
 176             64 Merrimack Street Apartments                         1,585,255   Column
 177             Greenwich House Holding Corp.                          1,578,188   NCB, FSB
 178             Spice Lofthouse Corp.                                  1,529,600   NCB, FSB
 179             Belgrave Owners, Inc.                                  1,500,000   NCB, FSB
 180             Charlestown Place Apartments                           1,495,410   Column
 181             Eckerd's - Dallas, TX                                  1,479,558   Column
 182             Boardwalk Apartments                                   1,453,827   Column
 183             305 East 83rd St. Realty Corp.                         1,387,292   NCB, FSB
 184             ParkRidge of Monticello                                1,384,048   PNC
 185             The Veranda at Twin Creek Apartments                   1,373,542   PNC
 186             Hickory Heights Apartments                             1,369,287   Column
 187             Jefferson Apartments                                   1,349,199   Column
 188             188 Main Street                                        1,345,129   Column
 189             3-5 Franklin Owners Corp.                              1,337,635   NCB, FSB
 190             Windsor Terrace at Jamaica Estates Owners, Inc.        1,317,874   NCB, FSB
 191             Burgess Manor Apartments                               1,312,549   Column
 192             Chippenham South II                                    1,295,390   Column
 193             Sunset Plaza Apartments                                1,291,313   Column
 194             7491 West Oakland Park Boulevard Building              1,289,899   Column
 195             328 W. 17th St. Owners, Inc.                           1,242,069   NCB, FSB
 196             3516 West Place, Northwest                             1,238,380   Column
 197             88 Associates, Inc.                                    1,200,000   NCB, FSB
198A             Park Plaza Apartments                                    653,174   PNC
198B             Admiral Apartments                                       543,554   PNC
 199             161 Henry Street Corporation                           1,194,738   NCB, FSB
 200             Paris Creek Duplexes                                   1,193,532   Column
 201             Sherwood Forest Apartments                             1,173,260   Column
 202             Broadway Apartments                                    1,141,229   Column
 203             Edgebrook Cooperative, Inc.                            1,129,938   NCB, FSB
 204             27 West 67 Studio Corp.                                1,123,933   NCB, FSB
 205             Village Apartments - Laredo                            1,018,589   Column
 206             Lockbox Self Storage                                   1,009,235   Column
 207             620 Tenants Corp.                                      1,000,000   NCB, FSB
 208             328 West 96th Street Owners Corp.                        998,837   NCB, FSB
 209             Matlock Shopping Center                                  997,791   Column
 210             Cedar Pond Owners Inc.                                   996,817   NCB, FSB
 211             723 East 5th Street                                      994,755   Column
 212             Bridge Bay Apartments                                    945,975   Column
 213             Country Squire Gardens Mobile Home Park                  928,996   Column

  #   CROSSED    PROPERTY NAME                                    MANAGEMENT COMPANY
  -   -------    -------------                                    ------------------
 136             233 West 99th Street, Inc.                       Orsid Realty Corporation
 137             Ralph's Grocery Store                            Realty Investments, Inc.
 138             Country Breeze Mobile Home Park                  Owner Managed
 139             221 East 78th Tenants Corp.                      Heron Ltd.
 140             Wyndhurst Building                               Thornhill Properties, Inc.
 141             Westcreek Court Townhomes                        M.B.S. Management Services, Inc.
 142             Chelsea Warren Corp.                             ASM Estates, Inc.
 143             Larchmont Hills Owners Corp.                     Robert Orlofsky Realty, Inc.
 144             Hawthorne Gardens Owners Corp.                   Einsidler Management
                 Townsend Mews Owners Corp. f/k/a 329-337 West
 145             85th Street Owners Corp.                         Merlot Management
 146             Stardust Apartments                              Power Properties
 147     B       Woodlawn Manor Apartments                        Owner Managed
 148     B       Wynwood Apartments                               Owner Managed
 149             ParkRidge at McPherson                           ERC Management Group, LLC
 150             Eckerd's - San Antonio, TX                       Owner Managed
 151             Shore View Corporation                           TKR Property Services, Inc.
 152             St. John Court Owners Corp.                      Wavecrest Management
 153             Westminster Hall Apartments Corp.                Richland Management Co., Inc.
 154             Southwest Self Storage                           Executive Self Storage Associates, Inc.
 155             Hide-A-Way Mini Storage                          Owner Managed
 156             Valley Forge Office Colony                       Owner Managed
 157             Caribbean House, Inc.                            CM3 Management Corp.
 158             Pine Forest Mobile Home Park                     Owner Managed
 159             78 Eighth Avenue Tenants Corp.                   J.R.D. Management Corp.
 160             Senate Manor Apartments I & II                   Owner Managed
 161             Camelot Apartments                               Owner Managed
 162             600-602 King Street                              Owner Managed
 163             Greentree Square Shopping Center                 Owner Managed
 164             Woodscape Apartments                             Sentry Property Management, Inc.
 165             235 West 108th Street Owners Corp.               Robert E. Hill, Inc.
 166             3515 Owners Corp.                                Robert E. Hill, Inc.
 167             Casita Verde                                     Owner Managed
 168             45 W. 10 Tenants' Corp.                          AKAM Associates, Inc.
 169             McLean Towers Inc.                               Prime Locations, Inc.
 170             Pratton Arms Apartments                          Owner Managed
 171             Shoppes of Oakland Park                          Owner Managed
 172             505 West University Parkway                      Owner Managed
 173             Seguin Corners                                   Owner Managed
 174             One Franklin Owners Corp.                        Patriot Management, Inc.
 175             255 Fieldston Buyers Corp.                       Arnold Lepelstat
 176             64 Merrimack Street Apartments                   Red Oak Property Management, Inc.
 177             Greenwich House Holding Corp.                    AKAM Associates
 178             Spice Lofthouse Corp.                            Andrews Building Corp.
 179             Belgrave Owners, Inc.                            Gabriel Management
 180             Charlestown Place Apartments                     Walsh Partners
 181             Eckerd's - Dallas, TX                            William J. Weiner
 182             Boardwalk Apartments                             Sentry Property Management, Inc.
 183             305 East 83rd St. Realty Corp.                   Pride Property Management, Corp.
 184             ParkRidge of Monticello                          ERC Management Group, LLC
 185             The Veranda at Twin Creek Apartments             Greater Coastal Management, L.L.C.
 186             Hickory Heights Apartments                       Owner Managed
 187             Jefferson Apartments                             Owner Managed
 188             188 Main Street                                  Owner Managed
 189             3-5 Franklin Owners Corp.                        Brozman-Archer Realty Inc.
 190             Windsor Terrace at Jamaica Estates Owners, Inc.  Hawksview Management Associates
 191             Burgess Manor Apartments                         Owner Managed
                                                                  The Shopping Center Group of The Virginias,
 192             Chippenham South II                              LLC
 193             Sunset Plaza Apartments                          Owner Managed
 194             7491 West Oakland Park Boulevard Building        Owner Managed
 195             328 W. 17th St. Owners, Inc.                     The Argo Corporation
 196             3516 West Place, Northwest                       Owner Managed
 197             88 Associates, Inc.                              Heron Ltd.
198A             Park Plaza Apartments                            Brownstone Realty, Ltd.
198B             Admiral Apartments                               Brownstone Realty, Ltd.
 199             161 Henry Street Corporation                     TKR Property Services, Inc.
 200             Paris Creek Duplexes                             Owner managed
 201             Sherwood Forest Apartments                       Owner Managed
 202             Broadway Apartments                              Hediger Enterprises, Inc.
 203             Edgebrook Cooperative, Inc.                      Anker Management Corp.
 204             27 West 67 Studio Corp.                          TUC Management Company Inc.
 205             Village Apartments - Laredo                      Owner Managed
 206             Lockbox Self Storage                             Owner Managed
 207             620 Tenants Corp.                                Robert E. Hill, Inc.
 208             328 West 96th Street Owners Corp.                Marbrose Realty, Inc.
 209             Matlock Shopping Center                          Owner Managed
 210             Cedar Pond Owners Inc.                           RGI Properties, Inc.
 211             723 East 5th Street                              Owner Managed
 212             Bridge Bay Apartments                            Owner Managed
 213             Country Squire Gardens Mobile Home Park          Owner Managed

  #   CROSSED    PROPERTY NAME                                    ADDRESS
  -   -------    -------------                                    -------
 136             233 West 99th Street, Inc.                       233 West 99th Street
 137             Ralph's Grocery Store                            950 North La Brea Avenue
 138             Country Breeze Mobile Home Park                  11426 Hummingbird Lane
 139             221 East 78th Tenants Corp.                      221 East 78th Street
 140             Wyndhurst Building                               600 Wyndhurst Avenue
 141             Westcreek Court Townhomes                        5900 South Westcreek Court
 142             Chelsea Warren Corp.                             155-165 West 20th Street
 143             Larchmont Hills Owners Corp.                     17 North Chatsworth Avenue
 144             Hawthorne Gardens Owners Corp.                   133-159 Smith Street
                 Townsend Mews Owners Corp. f/k/a 329-337 West
 145             85th Street Owners Corp.                         329-337 West 85th Street
 146             Stardust Apartments                              5727 Gaston Avenue
 147     B       Woodlawn Manor Apartments                        1710 Shannon Street
 148     B       Wynwood Apartments                               202 Ray Street & 303 Sanders Street
 149             ParkRidge at McPherson                           1715 North Main Street
 150             Eckerd's - San Antonio, TX                       8602 Huebner Road
 151             Shore View Corporation                           9411 Shore Road
 152             St. John Court Owners Corp.                      500 West 111th Street
 153             Westminster Hall Apartments Corp.                4 Maple Drive
 154             Southwest Self Storage                           8145 West Grand Avenue
 155             Hide-A-Way Mini Storage                          11133 Spring-Cypress Road
 156             Valley Forge Office Colony                       1 and 2 Davis Road
 157             Caribbean House, Inc.                            1375 River Road
 158             Pine Forest Mobile Home Park                     12 West Lake Drive
 159             78 Eighth Avenue Tenants Corp.                   78 Eighth Avenue
 160             Senate Manor Apartments I & II                   545-551 & 548 North Senate Avenue
 161             Camelot Apartments                               2001 Slayden Street
 162             600-602 King Street                              600-602 King Street
 163             Greentree Square Shopping Center                 4750 North Jupiter Road
 164             Woodscape Apartments                             3108 Vicksburg Avenue
 165             235 West 108th Street Owners Corp.               235 West 108th Street
 166             3515 Owners Corp.                                3515 Henry Hudson Parkway
 167             Casita Verde                                     2200 North Trekell Road
 168             45 W. 10 Tenants' Corp.                          45 West 10th Street
 169             McLean Towers Inc.                               385 McLean Avenue
 170             Pratton Arms Apartments                          20 Eames Street and 66 Pratt Street
 171             Shoppes of Oakland Park                          7200 West Oakland Park Boulevard
 172             505 West University Parkway                      505 West University Parkway
 173             Seguin Corners                                   596 State Highway 123 Bypass
 174             One Franklin Owners Corp.                        1 Franklin Avenue
 175             255 Fieldston Buyers Corp.                       255 Fieldston Terrace
 176             64 Merrimack Street Apartments                   64 Merrimack Street
 177             Greenwich House Holding Corp.                    247-251 West 12th Street
 178             Spice Lofthouse Corp.                            165 Hudson Street
 179             Belgrave Owners, Inc.                            37 Brompton Road
 180             Charlestown Place Apartments                     200 North Michigan Street
 181             Eckerd's - Dallas, TX                            10306 Ferguson Road
 182             Boardwalk Apartments                             5540 19th Street
 183             305 East 83rd St. Realty Corp.                   305 East 83rd Street
 184             ParkRidge of Monticello                          141 Market Street
 185             The Veranda at Twin Creek Apartments             1101 Twin Creek Drive
 186             Hickory Heights Apartments                       4221-4223 Hickory Avenue
 187             Jefferson Apartments                             417 South Springfield Road
 188             188 Main Street                                  188 Main Street
 189             3-5 Franklin Owners Corp.                        3-5 Franklin Avenue
 190             Windsor Terrace at Jamaica Estates Owners, Inc.  170-40 Highland Avenue
 191             Burgess Manor Apartments                         17230-17261 Burgess Street
 192             Chippenham South II                              2541, 2545, 2549, 2553 and 2557 Sheila Lane
 193             Sunset Plaza Apartments                          3540 Sunset Drive
 194             7491 West Oakland Park Boulevard Building        7491 West Oakland Park Boulevard
 195             328 W. 17th St. Owners, Inc.                     328, 330, 332 and 334 West 17th Street
 196             3516 West Place, Northwest                       3516 West Place, Northwest
 197             88 Associates, Inc.                              88 Central Park West
198A             Park Plaza Apartments                            1119 Lafayette Street
198B             Admiral Apartments                               850 Cherry Street
 199             161 Henry Street Corporation                     161 Henry Street
 200             Paris Creek Duplexes                             1120 North Franklin Road
 201             Sherwood Forest Apartments                       1600 Sherwood Drive
 202             Broadway Apartments                              11 Broadway Drive
 203             Edgebrook Cooperative, Inc.                      43 Lawrence Drive
 204             27 West 67 Studio Corp.                          27 West 67th Street
 205             Village Apartments - Laredo                      1002 East San Carlos Street
 206             Lockbox Self Storage                             2304 North Interstate 35E
 207             620 Tenants Corp.                                620-640 West 239th Street
 208             328 West 96th Street Owners Corp.                328 West 96th Street
 209             Matlock Shopping Center                          4520 Matlock Road
 210             Cedar Pond Owners Inc.                           Cedar Pond Lane
 211             723 East 5th Street                              723 East 5th Street
 212             Bridge Bay Apartments                            610-616 Union Street
 213             Country Squire Gardens Mobile Home Park          15900 East Truman Road

  #   CROSSED    PROPERTY NAME                                    CITY                  COUNTY                   STATE    ZIP CODE
  -   -------    -------------                                    ----                  ------                   -----    --------
 136             233 West 99th Street, Inc.                       New York              New York                   NY      10025
 137             Ralph's Grocery Store                            Inglewood             Los Angeles                CA      90302
 138             Country Breeze Mobile Home Park                  Yuma                  Yuma                       AZ      85365
 139             221 East 78th Tenants Corp.                      New York              New York                   NY      10128
 140             Wyndhurst Building                               Baltimore             Baltimore City             MD      21210
 141             Westcreek Court Townhomes                        Fort Worth            Tarrant                    TX      76133
 142             Chelsea Warren Corp.                             New York              New York                   NY      10011
 143             Larchmont Hills Owners Corp.                     Larchmont             Westchester                NY      10538
 144             Hawthorne Gardens Owners Corp.                   Freeport              Nassau                     NY      11520
                 Townsend Mews Owners Corp. f/k/a 329-337 West
 145             85th Street Owners Corp.                         New York              New York                   NY      10024
 146             Stardust Apartments                              Dallas                Dallas                     TX      75214
 147     B       Woodlawn Manor Apartments                        Monroe                Ouachita                   LA      71201
 148     B       Wynwood Apartments                               Pineville             Rapides                    LA      71360
 149             ParkRidge at McPherson                           McPherson             McPherson                  KS      67460
 150             Eckerd's - San Antonio, TX                       San Antonio           Bexar                      TX      78240
 151             Shore View Corporation                           Brooklyn              Kings                      NY      11209
 152             St. John Court Owners Corp.                      New York              New York                   NY      10025
 153             Westminster Hall Apartments Corp.                Great Neck            Nassau                     NY      11021
 154             Southwest Self Storage                           Littleton             Jefferson                  CO      80123
 155             Hide-A-Way Mini Storage                          Tomball               Harris                     TX      77377
 156             Valley Forge Office Colony                       Valley Forge          Chester                    PA      19482
 157             Caribbean House, Inc.                            Edgewater             Bergen                     NJ      7020
 158             Pine Forest Mobile Home Park                     Orange City           Volusia                    FL      32763
 159             78 Eighth Avenue Tenants Corp.                   Brooklyn              Kings                      NY      11215
 160             Senate Manor Apartments I & II                   Indianapolis          Marion                     IN      46204
 161             Camelot Apartments                               Brownwood             Brown                      TX      76801
 162             600-602 King Street                              Alexandria            Alexandria City            VA      22314
 163             Greentree Square Shopping Center                 Garland               Dallas                     TX      75044
 164             Woodscape Apartments                             Lubbock               Lubbock                    TX      79410
 165             235 West 108th Street Owners Corp.               New York              New York                   NY      10025
 166             3515 Owners Corp.                                Riverdale             Bronx                      NY      10463
 167             Casita Verde                                     Casa Grande           Pinal                      AZ      85222
 168             45 W. 10 Tenants' Corp.                          New York              New York                   NY      10011
 169             McLean Towers Inc.                               Yonkers               Westchester                NY      10705
 170             Pratton Arms Apartments                          Framingham            Middlesex                  MA      1702
 171             Shoppes of Oakland Park                          Lauderhill            Broward                    FL      33319
 172             505 West University Parkway                      Baltimore             Baltimore City             MD      21210
 173             Seguin Corners                                   Seguin                Guadalupe                  TX      78155
 174             One Franklin Owners Corp.                        White Plains          Westchester                NY      10601
 175             255 Fieldston Buyers Corp.                       Riverdale             Bronx                      NY      10471
 176             64 Merrimack Street Apartments                   Manchester            Hillsborough               NH      3101
 177             Greenwich House Holding Corp.                    New York              New York                   NY      10014
 178             Spice Lofthouse Corp.                            New York              New York                   NY      10013
 179             Belgrave Owners, Inc.                            Great Neck            Nassau                     NY      11021
 180             Charlestown Place Apartments                     Elmhurst              DuPage                     IL      60126
 181             Eckerd's - Dallas, TX                            Dallas                Dallas                     TX      75228
 182             Boardwalk Apartments                             Lubbock               Lubbock                    TX      79407
 183             305 East 83rd St. Realty Corp.                   New York              New York                   NY      10028
 184             ParkRidge of Monticello                          Monticello            Drew                       AR      71655
 185             The Veranda at Twin Creek Apartments             Killeen               Bell                       TX      76543
 186             Hickory Heights Apartments                       Baltimore             Baltimore City             MD      21211
 187             Jefferson Apartments                             Clifton Heights       Delaware                   PA      19018
 188             188 Main Street                                  Wilmington            Middlesex                  MA      1887
 189             3-5 Franklin Owners Corp.                        White Plains          Westchester                NY      10601
 190             Windsor Terrace at Jamaica Estates Owners, Inc.  Jamaica Estates       Queens                     NY      11432
 191             Burgess Manor Apartments                         Detroit               Wayne                      MI      48219
 192             Chippenham South II                              Richmond              Richmond City              VA      23225
 193             Sunset Plaza Apartments                          Jackson               Hinds                      MS      39213
 194             7491 West Oakland Park Boulevard Building        Lauderhill            Broward                    FL      33319
 195             328 W. 17th St. Owners, Inc.                     New York              New York                   NY      10011
 196             3516 West Place, Northwest                       Washington            District of Columbia       DC      20007
 197             88 Associates, Inc.                              New York              New York                   NY      10023
198A             Park Plaza Apartments                            Denver                Denver                     CO      80218
198B             Admiral Apartments                               Denver                Denver                     CO      80220
 199             161 Henry Street Corporation                     Brooklyn              Kings                      NY      11201
 200             Paris Creek Duplexes                             Greenville            Greenville                 SC      29617
 201             Sherwood Forest Apartments                       Reidsville            Rockingham                 NC      27320
 202             Broadway Apartments                              Greenville            Greenville                 SC      29611
 203             Edgebrook Cooperative, Inc.                      North White Plains    Westchester                NY      10603
 204             27 West 67 Studio Corp.                          New York              New York                   NY      10023
 205             Village Apartments - Laredo                      Laredo                Webb                       TX      78041
 206             Lockbox Self Storage                             Carrollton            Dallas                     TX      75006
 207             620 Tenants Corp.                                Riverdale             Bronx                      NY      10463
 208             328 West 96th Street Owners Corp.                New York              New York                   NY      10025
 209             Matlock Shopping Center                          Arlington             Tarrant                    TX      76018
 210             Cedar Pond Owners Inc.                           Cortlandt Manor       Westchester                NY      10567
 211             723 East 5th Street                              Brooklyn              Kings                      NY      11218
 212             Bridge Bay Apartments                            Manchester            Hillsborough               NH      3104
 213             Country Squire Gardens Mobile Home Park          Independence          Jackson                    MO      64050

                                                                    CUT-OFF DATE     MORTGAGE
                                                                     PRINCIPAL         LOAN
  #   CROSSED    PROPERTY NAME                                       BALANCE(1)       SELLER
  -   -------    -------------                                    ---------------   ----------
 214             220 Berkeley Place Housing Corporation           $       918,814   NCB, FSB
 215             Azalea Trailer Court                                     904,648   Column
 216             Brookwood Square Shopping Center                         897,756   Column
 217             10 Bleecker Street Owners Corporation                    868,102   NCB, FSB
 218             Bleecker 373 Owners Corp.                                848,612   NCB, FSB
 219             Park View Apartments - NH                                847,646   Column
 220             2 Marine Avenue Owners Corporation                       845,614   NCB, FSB
 221             Desert Park Apartments                                   803,832   Column
 222             Fifteenth Street Loft Corporation                        798,333   NCB, FSB
 223             2965 Decatur Owners Inc.                                 796,032   NCB, FSB
 224             71 East 77th Inc.                                        750,000   NCB, FSB
 225             234 West 16th Street Owners Corp.                        747,570   NCB, FSB
 226             Cambridge Gardens Apartments                             717,285   Column
 227             Shadymist Apartments                                     711,868   Column
 228             Westbourne Apartments, Inc.                              700,000   NCB, FSB
 229             130 Centre Avenue Apartments, Inc.                       698,085   NCB, FSB
 230             6535 Broadway Owners Corp.                               690,402   NCB, FSB
 231             148 East 84th Street Owners Corp.                        674,059   NCB, FSB
 232             Delano Apartments                                        668,278   Column
 233             314 Tenant Owners Corp.                                  627,645   NCB, FSB
 234             542 Holding Corporation                                  624,313   NCB, FSB
 235             Chatmoss Apartments                                      609,537   Column
 236             4th Avenue Loft Corporation                              573,058   NCB, FSB
 237             41 East 28th St. Apartment Corp.                         549,197   NCB, FSB
 238             Melbourne House Apartments Corp.                         548,317   NCB, FSB
 239             4-10 Bogardus Corp.                                      548,313   NCB, FSB
 240             448 East 84th St. Owners Corp.                           499,477   NCB, FSB
 241             18 East Mt. Vernon                                       497,516   Column
 242             Park Slope Flats Corp.                                   448,833   NCB, FSB
 243             Spencer Apartments, Inc.                                 448,553   NCB, FSB
 244             Clydesdale Cooperative Inc.                              442,659   NCB, FSB
 245             Mix-It Studios Cooperative Corporation                   394,783   NCB, FSB
 246             Madison Square Apartments, Inc.                          348,465   NCB, FSB
 247             35 RSD Tenants Realty Corp.                              199,162   NCB, FSB
 248             110 West 80th Street Apartment Corp.                     173,438   NCB, FSB
 249             284 Pacific Street Corporation                           119,541   NCB, FSB

                                                                  ---------------
TOTAL/WEIGHTED AVERAGE:                                           $ 1,724,825,959
                                                                  ===============

  #   CROSSED    PROPERTY NAME                                    MANAGEMENT COMPANY
  -   -------    -------------                                    ------------------
 214             220 Berkeley Place Housing Corporation           Pride Property Management, Corp.
 215             Azalea Trailer Court                             Owner Managed
 216             Brookwood Square Shopping Center                 Owner Managed
 217             10 Bleecker Street Owners Corporation            Superior Management, Inc.
 218             Bleecker 373 Owners Corp.                        Insignia Residential Group
 219             Park View Apartments - NH                        Owner Managed
 220             2 Marine Avenue Owners Corporation               J.A.L Management Corp.
 221             Desert Park Apartments                           Owner Managed
 222             Fifteenth Street Loft Corporation                Andrews Building Corp.
 223             2965 Decatur Owners Inc.                         Yorkshire Management Corporation
 224             71 East 77th Inc.                                Gumley-Haft LLC.
 225             234 West 16th Street Owners Corp.                James Development
 226             Cambridge Gardens Apartments                     Owner Managed
 227             Shadymist Apartments                             Owner Managed
 228             Westbourne Apartments, Inc.                      AKAM Associates, Inc.
 229             130 Centre Avenue Apartments, Inc.               Gramatan Management
 230             6535 Broadway Owners Corp.                       Metro Management Development, Inc.
 231             148 East 84th Street Owners Corp.                Geo. A. Gottlieb & Co.
 232             Delano Apartments                                Owner Managed
 233             314 Tenant Owners Corp.                          Andrews Building Corp.
 234             542 Holding Corporation                          Owner Managed
 235             Chatmoss Apartments                              Owner Managed
 236             4th Avenue Loft Corporation                      Andrea Bunis Management, Inc.
 237             41 East 28th St. Apartment Corp.                 Alexander Wolf & Company, Inc.
 238             Melbourne House Apartments Corp.                 Einsidler Management
 239             4-10 Bogardus Corp.                              Metro Management Development, Inc.
 240             448 East 84th St. Owners Corp.                   Wolfson, Farkas & Garvey, P.C.
 241             18 East Mt. Vernon                               Owner Managed
 242             Park Slope Flats Corp.                           DELKAP Management, Inc.
 243             Spencer Apartments, Inc.                         Sandberg Management Corp.
 244             Clydesdale Cooperative Inc.                      Tilton Bernstein Management
 245             Mix-It Studios Cooperative Corporation           Owner Managed
 246             Madison Square Apartments, Inc.                  Weber-Farhat Realty Management
 247             35 RSD Tenants Realty Corp.                      Owner Managed
 248             110 West 80th Street Apartment Corp.             Owner Managed
 249             284 Pacific Street Corporation                   Owner Managed

  #   CROSSED    PROPERTY NAME                                    ADDRESS
  -   -------    -------------                                    -------
 214             220 Berkeley Place Housing Corporation           220 Berkeley Place
 215             Azalea Trailer Court                             601 SW 27th Avenue
 216             Brookwood Square Shopping Center                 3601 East 29th Street
 217             10 Bleecker Street Owners Corporation            10 Bleecker Street
 218             Bleecker 373 Owners Corp.                        373 Bleecker Street
 219             Park View Apartments - NH                        261 Pine Street
 220             2 Marine Avenue Owners Corporation               2 Marine Avenue
 221             Desert Park Apartments                           900 Valencia Drive Southeast
 222             Fifteenth Street Loft Corporation                29 West 15th Street
 223             2965 Decatur Owners Inc.                         2965 Decatur Avenue
 224             71 East 77th Inc.                                71 East 77th Street
 225             234 West 16th Street Owners Corp.                234 West 16th Street
 226             Cambridge Gardens Apartments                     2808 and 2816 Throckmorton Street
 227             Shadymist Apartments                             5890, 5898, and 5899 Shadymist Lane
 228             Westbourne Apartments, Inc.                      Stoneleigh Plaza
 229             130 Centre Avenue Apartments, Inc.               130 Centre Avenue
 230             6535 Broadway Owners Corp.                       6535 Broadway
 231             148 East 84th Street Owners Corp.                148 East 84th Street
 232             Delano Apartments                                2806 Reagan Street
 233             314 Tenant Owners Corp.                          314 West 77th Street
 234             542 Holding Corporation                          542 Broadway
 235             Chatmoss Apartments                              812 South Main Street
 236             4th Avenue Loft Corporation                      59 Fourth Avenue
 237             41 East 28th St. Apartment Corp.                 41 East 28th Street
 238             Melbourne House Apartments Corp.                 140 South Middle Neck Road
 239             4-10 Bogardus Corp.                              4-10 Bogardus Place
 240             448 East 84th St. Owners Corp.                   448 East 84th Street
 241             18 East Mt. Vernon                               18 East Mount Vernon Place
 242             Park Slope Flats Corp.                           220-224 23rd Street
 243             Spencer Apartments, Inc.                         523 West 121st Street
 244             Clydesdale Cooperative Inc.                      2801 Adams Mill Road N.W.
 245             Mix-It Studios Cooperative Corporation           32 Clifton Street
 246             Madison Square Apartments, Inc.                  208 Fifth Avenue
 247             35 RSD Tenants Realty Corp.                      35 Riverside Drive
 248             110 West 80th Street Apartment Corp.             110 West 80th Street
 249             284 Pacific Street Corporation                   284 Pacific Street

  #   CROSSED    PROPERTY NAME                                    CITY                  COUNTY                   STATE    ZIP CODE
  -   -------    -------------                                    ----                  ------                   -----    --------
 214             220 Berkeley Place Housing Corporation           Brooklyn              Kings                      NY      11217
 215             Azalea Trailer Court                             Fort Lauderdale       Broward                    FL      33312
 216             Brookwood Square Shopping Center                 Bryan                 Brazos                     TX      77802
 217             10 Bleecker Street Owners Corporation            New York              New York                   NY      10012
 218             Bleecker 373 Owners Corp.                        New York              New York                   NY      10014
 219             Park View Apartments - NH                        Manchester            Hillsborough               NH      3103
 220             2 Marine Avenue Owners Corporation               Brooklyn              Kings                      NY      11209
 221             Desert Park Apartments                           Albuquerque           Bernalillo                 NM      87108
 222             Fifteenth Street Loft Corporation                New York              New York                   NY      10011
 223             2965 Decatur Owners Inc.                         Bronx                 Bronx                      NY      10458
 224             71 East 77th Inc.                                New York              New York                   NY      10021
 225             234 West 16th Street Owners Corp.                New York              New York                   NY      10011
 226             Cambridge Gardens Apartments                     Dallas                Dallas                     TX      75219
 227             Shadymist Apartments                             Cincinnati            Hamilton                   OH      45239
 228             Westbourne Apartments, Inc.                      Bronxville            Westchester                NY      10708
 229             130 Centre Avenue Apartments, Inc.               New Rochelle          Westchester                NY      10801
 230             6535 Broadway Owners Corp.                       Riverdale             Bronx                      NY      10471
 231             148 East 84th Street Owners Corp.                New York              New York                   NY      10028
 232             Delano Apartments                                Dallas                Dallas                     TX      75219
 233             314 Tenant Owners Corp.                          New York              New York                   NY      10024
 234             542 Holding Corporation                          New York              New York                   NY      10012
 235             Chatmoss Apartments                              Reidsville            Rockingham                 NC      27320
 236             4th Avenue Loft Corporation                      New York              New York                   NY      10003
 237             41 East 28th St. Apartment Corp.                 New York              New York                   NY      10016
 238             Melbourne House Apartments Corp.                 Great Neck            Nassau                     NY      11021
 239             4-10 Bogardus Corp.                              New York              New York                   NY      10040
 240             448 East 84th St. Owners Corp.                   New York              New York                   NY      10028
 241             18 East Mt. Vernon                               Baltimore             Baltimore City             MD      21202
 242             Park Slope Flats Corp.                           Brooklyn              Kings                      NY      11232
 243             Spencer Apartments, Inc.                         New York              New York                   NY      10027
 244             Clydesdale Cooperative Inc.                      Washington            District of Columbia       DC      20009
 245             Mix-It Studios Cooperative Corporation           Somerville            Middlesex                  MA      2144
 246             Madison Square Apartments, Inc.                  New York              New York                   NY      10010
 247             35 RSD Tenants Realty Corp.                      New York              New York                   NY      10023
 248             110 West 80th Street Apartment Corp.             New York              New York                   NY      10024
 249             284 Pacific Street Corporation                   Brooklyn              Kings                      NY      11201

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY LYNNER PORTFOLIO - VINTON APARTMENTS, MAQUOKETA APARTMENTS AND STRAWBERRY HILL APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY WOODLAWN MANOR APARTMENTS AND WYNWOOD APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN JUNE 2003

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                              CUT-OFF DATE
                                                                PRINCIPAL                             PROPERTY
 #   CROSSED   PROPERTY NAME                                    BALANCE(1)    PROPERTY TYPE           SUB-TYPE
 -   -------   -------------                                 ---------------  -------------      ----------------
  1           622 Third Avenue                               $   203,000,000  Office                     CBD
 2A           Washington Center - Grand Hyatt Hotel               75,640,000  Hotel                  Full Service
 2B           Washington Center - Office                          46,360,000  Office                     CBD
  3           Columbiana Centre                                   71,906,994  Retail                   Anchored
  4           The Crossings                                       60,748,351  Retail                   Anchored
  5           Great Lakes Crossing                                59,810,187  Retail                   Anchored
  6           One Penn Center                                     47,760,939  Office                     CBD
 7A           Broadmead Apartments                                 9,349,301  Multifamily            Conventional
 7B           Trail Wood Village                                   6,686,040  Multifamily            Conventional
 7C           Pineforest Park Apartments                           5,165,173  Multifamily            Conventional
 7D           Somerset Place Apartments                            5,042,667  Multifamily            Conventional
 7E           Carrington Court Apartments                          4,609,414  Multifamily            Conventional
 7F           Beacon Hill Apartments                               4,320,578  Multifamily            Conventional
 7G           Avalon Bay Apartments                                4,232,932  Multifamily            Conventional
 7H           Coventry Park Apartments                             3,908,241  Multifamily            Conventional
 7I           Pineforest Place Apartments                          3,496,900  Multifamily            Conventional
  8           Pearson Educational Headquarters                    44,100,000  Industrial                 N/A
  9           Westin Savannah Harbor Resort                       30,000,000  Hotel                  Full Service
 10           Orchards Corporate Center                           29,973,130  Office                   Suburban
 11           Weston Town Center                                  29,200,000  Retail                   Anchored
 12           Chase Village Apartments                            28,600,000  Multifamily            Conventional
 13           228 Post Street                                     26,000,000  Retail                   Anchored
 14A          One Lakeshore Centre                                18,375,000  Office                   Suburban
 14B          Empire Corporate Center                              7,500,000  Office                   Suburban
 15A          Norwood Business Center - Norwood, MA               10,709,309  Industrial                 N/A
 15B          Norwood Business Center - Marlborough, MA            6,793,218  Industrial                 N/A
 15C          Norwood Business Center - Hopkinton, MA              6,537,473  Industrial                 N/A
 16           The Mills Apartments                                22,300,000  Multifamily            Conventional
 17           Gateway Station                                     21,322,046  Retail                   Anchored
 18A          Elk Grove Industrial II - Regent Tech I              5,740,381  Industrial                 N/A
 18B          Elk Grove Industrial II - Regent Tech II             5,450,271  Industrial                 N/A
 18C          Elk Grove Industrial II - Regent Building F          2,706,692  Industrial                 N/A
 18D          Elk Grove Industrial II - Regent Building B          2,557,151  Industrial                 N/A
 18E          Elk Grove Industrial II - Regent Building A          1,794,492  Industrial                 N/A
 18F          Elk Grove Industrial II - Regent Office II           1,769,569  Industrial                 N/A
 18G          Elk Grove Industrial II - Regent Building E            917,185  Industrial                 N/A
 19           Country Glen Apartments                             19,314,287  Multifamily            Conventional
 20           Colonial Promenade                                  17,687,533  Retail                   Anchored
 21           Oakridge Office Park                                17,417,969  Office                     CBD
 22           Silverado Apartments                                16,963,392  Multifamily            Conventional
 23           Stonebridge Waterfront Apartments                   15,955,809  Multifamily            Conventional
 24           Chester Park Association                            12,339,480  Multifamily            Cooperative
 25           Honeywell International Building                    11,934,999  Office                   Suburban
 26A          Builders FirstSource - College Park, GA              3,711,347  Industrial                 N/A
 26B          Builders FirstSource - Lebanon, TN                   3,512,080  Industrial                 N/A
 26C          Builders FirstSource - Point of Rocks, MD            3,437,355  Industrial                 N/A
 27           El Camino Commons                                   10,659,024  Retail                   Anchored
 28           The Seasons Apartments                              10,479,919  Multifamily            Conventional
 29           La Mesa Crossroads                                  10,437,728  Retail                   Anchored
 30           102 Pickering Way                                   10,354,349  Office                   Suburban
 31           Elk Lakes Shopping Center                           10,206,168  Retail                   Anchored
 32           Elmhurst Place Apartments                            9,570,624  Multifamily            Conventional
 33           Newport East Inc.                                    9,473,754  Multifamily            Cooperative
 34           Polar Plastics                                       9,443,654  Industrial                 N/A
 35A          1400 Broadfield Boulevard                            4,830,411  Office                   Suburban
 35B          16420 Park Ten Place                                 4,481,825  Office                   Suburban
 36           100 East Pine Street                                 9,056,204  Office                     CBD
 37           Emerald Ridge Apartments                             9,012,255  Multifamily            Conventional
 38           Shops at Boca                                        8,736,243  Retail                   Anchored
 39           Rock Shadows                                         7,777,800  Multifamily        Manufactured Housing
 40           Marcy Park Apartments                                7,577,413  Multifamily            Conventional
 41           Bennett Street Shops                                 7,448,851  Retail                  Unanchored
 42           6828 Nancy Ridge Drive                               7,126,738  Industrial                 N/A
 43A          Metaldyne Manufacturing Facility - Minerva, OH       3,123,304  Industrial                 N/A
 43B          Simpson Industries Facilities                        2,221,016  Industrial                 N/A
 43C          Metaldyne Manufacturing Facility - Fremont, IN       1,735,169  Industrial                 N/A
 44           Scarborough Manor Owner's Corp.                      7,000,000  Multifamily            Cooperative
 45           Midland Place II                                     6,956,573  Retail                   Anchored
 46           Bryant Gardens Corp.                                 6,905,100  Multifamily            Cooperative
 47           Oakhill Village Associates Limited Partnership       6,874,958  Retail                   Anchored
 48           Creekside at Taylor Square II                        6,686,263  Multifamily            Conventional
 49           Carll's Corner Shopping Center                       6,551,842  Retail                   Anchored
 50           Best Buy - Mishawaka, IN                             6,494,513  Retail                   Anchored
 51           110-118 Riverside Tenants Corp.                      6,489,830  Multifamily            Cooperative
 52           Thunderbird Palms Medical Plaza                      6,438,068  Office                   Suburban
 53           Best Buy - Pineville, NC                             6,188,453  Retail                   Anchored
 54           Lexington Green                                      6,143,534  Office                   Suburban
 55           205 Third Avenue Owners, Inc.                        5,997,056  Multifamily            Cooperative
 56           130 E. 18 Owners Corp.                               5,996,801  Multifamily            Cooperative
 57           Ramada Inn - Kill Devil Hills, NC                    5,929,315  Hotel                  Full Service
 58           Staples Shopping Center                              5,833,908  Retail                   Anchored
 59           Beach Club Apartments                                5,817,492  Multifamily            Conventional
 60           Whisper Creek II                                     5,773,198  Multifamily            Conventional
 61           The Crossroads                                       5,771,287  Office                   Suburban
 62           Altapo-Bellwood Building, LLC                        5,677,801  Retail                  Unanchored

                                                                UNITS/SQ. FT./      FEE/                     YEAR      OCCUPANCY
 #   CROSSED  PROPERTY NAME                                      ROOMS/PADS      LEASEHOLD     YEAR BUILT  RENOVATED RATE AT U/W(2)
 -   -------  -------------                                    --------------    ---------     ----------  --------- --------------
  1           622 Third Avenue                                    1,005,626          Fee          1973        2000          98%
 2A           Washington Center - Grand Hyatt Hotel                     888     Fee/Leasehold     1987        2003         N/A
 2B           Washington Center - Office                            355,718     Fee/Leasehold     1989         N/A         100%
  3           Columbiana Centre                                     825,231(4)       Fee          1990        1997          98%
  4           The Crossings                                         390,520          Fee          1991        1999         100%
  5           Great Lakes Crossing                                1,142,827          Fee          1998         N/A          91%
  6           One Penn Center                                       681,995          Fee          1930        1999          94%
 7A           Broadmead Apartments                                      235          Fee          1977        2001          96%
 7B           Trail Wood Village                                        178          Fee          1970        2000          96%
 7C           Pineforest Park Apartments                                200          Fee          1973        2001          98%
 7D           Somerset Place Apartments                                 190          Fee          1976        2001          88%
 7E           Carrington Court Apartments                               111          Fee          1977        2001          94%
 7F           Beacon Hill Apartments                                    121          Fee          1984        2001          93%
 7G           Avalon Bay Apartments                                     220          Fee          1982        2001          91%
 7H           Coventry Park Apartments                                  128          Fee          1982        2001          91%
 7I           Pineforest Place Apartments                               144          Fee          1973        2001          98%
  8           Pearson Educational Headquarters                      886,826          Fee          2002         N/A         100%
  9           Westin Savannah Harbor Resort                             403          Fee          1999         N/A         N/A
 10           Orchards Corporate Center                             216,416          Fee          1999         N/A          91%
 11           Weston Town Center                                    157,931          Fee          2001         N/A          96%
 12           Chase Village Apartments                                  536          Fee          1990        1995          95%
 13           228 Post Street                                        38,475          Fee          1909        1995         100%
 14A          One Lakeshore Centre                                  176,185          Fee          1990         N/A         100%
 14B          Empire Corporate Center                                80,745          Fee          1986        2000          98%
 15A          Norwood Business Center - Norwood, MA                 155,540          Fee          1979        1984         100%
 15B          Norwood Business Center - Marlborough, MA             112,500          Fee          1986         N/A          86%
 15C          Norwood Business Center - Hopkinton, MA               119,498          Fee          1984         N/A          85%
 16           The Mills Apartments                                      708          Fee          1979        1997          89%
 17           Gateway Station                                       279,559(5)       Fee          2002         N/A         100%
 18A          Elk Grove Industrial II - Regent Tech I                94,956          Fee          1985         N/A         100%
 18B          Elk Grove Industrial II - Regent Tech II               86,046          Fee          1987         N/A          96%
 18C          Elk Grove Industrial II - Regent Building F            59,018          Fee          1988         N/A         100%
 18D          Elk Grove Industrial II - Regent Building B            67,134          Fee          1980         N/A         100%
 18E          Elk Grove Industrial II - Regent Building A            42,723          Fee          1980         N/A          89%
 18F          Elk Grove Industrial II - Regent Office II             53,462          Fee          1990         N/A         100%
 18G          Elk Grove Industrial II - Regent Building E            20,665          Fee          1982         N/A         100%
 19           Country Glen Apartments                                   324          Fee          1989        2000          84%
 20           Colonial Promenade                                    164,831          Fee          2002         N/A          96%
 21           Oakridge Office Park                                  315,515          Fee          1966        2002          95%
 22           Silverado Apartments                                      332          Fee          1999         N/A          90%
 23           Stonebridge Waterfront Apartments                         159     Fee/Leasehold     2002         N/A          93%
 24           Chester Park Association                                  142          Fee          1994        2000         100%
 25           Honeywell International Building                      163,393          Fee          1980        2002         100%
 26A          Builders FirstSource - College Park, GA                65,500          Fee          2002         N/A         100%
 26B          Builders FirstSource - Lebanon, TN                     78,000          Fee          2000         N/A         100%
 26C          Builders FirstSource - Point of Rocks, MD             121,981          Fee          1963        2001         100%
 27           El Camino Commons                                      89,243          Fee          1985         N/A          91%
 28           The Seasons Apartments                                    216          Fee          1994         N/A          86%
 29           La Mesa Crossroads                                    172,656          Fee          1981        2002          95%
 30           102 Pickering Way                                      81,054          Fee          1980        2001          94%
 31           Elk Lakes Shopping Center                              95,421          Fee          2001         N/A          94%
 32           Elmhurst Place Apartments                                  90          Fee          1991         N/A          96%
 33           Newport East Inc.                                         364          Fee          1965        2000         100%
 34           Polar Plastics                                        384,600          Fee          1997         N/A         100%
 35A          1400 Broadfield Boulevard                             102,768          Fee          1982        2002         100%
 35B          16420 Park Ten Place                                   86,573          Fee          1982        1999          82%
 36           100 East Pine Street                                   84,295          Fee          1977        2001         100%
 37           Emerald Ridge Apartments                                  484          Fee          1983        1997          91%
 38           Shops at Boca                                          74,285          Fee          1984         N/A          91%
 39           Rock Shadows                                              683          Fee          1972        2001          90%
 40           Marcy Park Apartments                                      59          Fee          2002         N/A         100%
 41           Bennett Street Shops                                   62,657          Fee          1940        1992         100%
 42           6828 Nancy Ridge Drive                                 42,138          Fee          1983        2002         100%
 43A          Metaldyne Manufacturing Facility - Minerva, OH        238,948          Fee          1919        2000         100%
 43B          Simpson Industries Facilities                         149,627          Fee          1953        2000         100%
 43C          Metaldyne Manufacturing Facility - Fremont, IN        104,047          Fee          1955        1999         100%
 44           Scarborough Manor Owner's Corp.                           204          Fee          1968        1998         100%
 45           Midland Place II                                       84,988          Fee          2002         N/A         100%
 46           Bryant Gardens Corp.                                      410          Fee          1950        1997         100%
 47           Oakhill Village Associates Limited Partnership        103,427          Fee          1989         N/A          90%
 48           Creekside at Taylor Square II                              96          Fee          2002         N/A          96%
 49           Carll's Corner Shopping Center                        129,624          Fee          1985        2000          79%
 50           Best Buy - Mishawaka, IN                               50,000          Fee          1979        2003         100%
 51           110-118 Riverside Tenants Corp.                           168          Fee          1928        1998         100%
 52           Thunderbird Palms Medical Plaza                        47,298          Fee          2001         N/A          92%
 53           Best Buy - Pineville, NC                               50,548          Fee          1994        2002         100%
 54           Lexington Green                                        75,305          Fee          1988         N/A          90%
 55           205 Third Avenue Owners, Inc.                             326          Fee          1963        2000         100%
 56           130 E. 18 Owners Corp.                                    271          Fee          1962        1993         100%
 57           Ramada Inn - Kill Devil Hills, NC                         172          Fee          1985        2003         N/A
 58           Staples Shopping Center                                54,369          Fee          1997         N/A         100%
 59           Beach Club Apartments                                     156          Fee          1988        2000          94%
 60           Whisper Creek II                                          248          Fee          1977        2000          89%
 61           The Crossroads                                         64,665          Fee          1970        1999          99%
 62           Altapo-Bellwood Building, LLC                          77,909          Fee          1965        1989          96%

                                                                                                   MOST RECENT           MOST
                                                                 DATE OF                       OPERATING STATEMENT      RECENT
 #   CROSSED  PROPERTY NAME                                  OCCUPANCY RATE   APPRAISED VALUE          DATE             REVENUE
 -   -------  -------------                                  --------------   ---------------  -------------------  ---------------
  1           622 Third Avenue                                 12/31/2002     $   390,000,000           12/31/2002  $    46,182,656
 2A           Washington Center - Grand Hyatt Hotel                   N/A         195,000,000           12/31/2002       38,263,361
 2B           Washington Center - Office                        1/31/2003         125,000,000           12/31/2002       14,473,223
  3           Columbiana Centre                                 2/28/2003         115,000,000           12/31/2002       12,859,810
  4           The Crossings                                      2/3/2003          96,500,000           11/30/2002       12,555,858
  5           Great Lakes Crossing                              11/1/2002         248,000,000           12/31/2002       39,348,872
  6           One Penn Center                                    2/1/2003          65,800,000           12/31/2002       11,123,807
 7A           Broadmead Apartments                              2/18/2003          11,700,000           10/31/2002        1,672,060
 7B           Trail Wood Village                                2/18/2003           8,600,000           10/31/2002        1,481,559
 7C           Pineforest Park Apartments                        2/18/2003           6,600,000           10/31/2002        1,195,679
 7D           Somerset Place Apartments                         2/18/2003           6,600,000           10/31/2002        1,144,025
 7E           Carrington Court Apartments                       2/18/2003           5,500,000           10/31/2002        1,010,783
 7F           Beacon Hill Apartments                            12/2/2002           5,300,000             10/31/02          840,522
 7G           Avalon Bay Apartments                             2/18/2003           5,400,000           10/31/2002        1,105,851
 7H           Coventry Park Apartments                          12/2/2002           5,000,000           10/31/2002          841,819
 7I           Pineforest Place Apartments                       2/18/2003           4,500,000           10/31/2002          851,887
  8           Pearson Educational Headquarters                  4/22/2003          68,000,000                  N/A              N/A
  9           Westin Savannah Harbor Resort                           N/A          61,000,000           12/31/2002       23,121,233
 10           Orchards Corporate Center                         1/8/2003           40,000,000           12/31/2002        4,716,524
 11           Weston Town Center                                12/1/2002          36,800,000            9/30/2002        3,093,854
 12           Chase Village Apartments                          1/28/2003          36,620,000           12/31/2002        4,659,022
 13           228 Post Street                                   2/1/2003           36,500,000           12/31/2002        3,556,623
14A           One Lakeshore Centre                              1/14/2003          24,500,000           12/31/2002        3,779,804
14B           Empire Corporate Center                           1/14/2003          10,000,000           12/31/2002        1,633,527
15A           Norwood Business Center - Norwood, MA             3/18/2003          13,400,000           12/31/2002        1,831,968
15B           Norwood Business Center - Marlborough, MA         3/19/2003           8,500,000           12/31/2002        1,162,506
15C           Norwood Business Center - Hopkinton, MA           3/19/2003           8,180,000           12/31/2002        1,299,955
 16           The Mills Apartments                              1/23/2003          29,600,000           12/31/2002        4,666,274
 17           Gateway Station                                   2/27/2003          26,700,000           12/31/2002        1,147,910
18A           Elk Grove Industrial II - Regent Tech I            1/1/2003           7,800,000           10/31/2002        1,133,789
18B           Elk Grove Industrial II - Regent Tech II           1/1/2003           7,100,000           10/31/2002          990,042
18C           Elk Grove Industrial II - Regent Building F        1/1/2003           3,650,000           10/31/2002          603,474
18D           Elk Grove Industrial II - Regent Building B        1/1/2003           3,400,000           10/31/2002          479,595
18E           Elk Grove Industrial II - Regent Building A        1/1/2003           2,400,000           10/31/2002          381,417
18F           Elk Grove Industrial II - Regent Office II         1/1/2003           2,700,000           10/31/2002          405,133
18G           Elk Grove Industrial II - Regent Building E        1/1/2003           1,200,000           10/31/2002          203,110
 19           Country Glen Apartments                           2/18/2003          24,500,000           12/31/2002        3,284,251
 20           Colonial Promenade                                3/28/2003          22,300,000                  N/A              N/A
 21           Oakridge Office Park                              10/1/2002          24,000,000            9/30/2002        2,659,527
 22           Silverado Apartments                              12/8/2002          21,300,000           12/31/2002        2,923,165
 23           Stonebridge Waterfront Apartments                  4/1/2003          20,700,000           12/31/2002        1,680,600
 24           Chester Park Association                           4/4/2003          20,000,000                  N/A              N/A
 25           Honeywell International Building                  6/25/2002          15,000,000                  N/A              N/A
26A           Builders FirstSource - College Park, GA           11/1/2002           5,000,000            9/30/2002          578,380
26B           Builders FirstSource - Lebanon, TN                11/1/2002           4,700,000            9/30/2002          521,586
26C           Builders FirstSource - Point of Rocks, MD         11/1/2002           4,600,000            9/30/2002          539,251
 27           El Camino Commons                                 1/27/2003          14,900,000           10/31/2002        1,558,646
 28           The Seasons Apartments                            2/19/2003          13,200,000           12/31/2002        1,894,048
 29           La Mesa Crossroads                                3/10/2003          14,350,000            6/30/2002        1,585,796
 30           102 Pickering Way                                 3/20/2003          12,800,000            2/28/2003        1,867,913
 31           Elk Lakes Shopping Center                         2/12/2003          14,650,000           11/30/2002        1,422,547
 32           Elmhurst Place Apartments                         2/28/2003          12,800,000           12/31/2002        1,587,637
 33           Newport East Inc.                                12/27/2002         177,650,000                  N/A              N/A
 34           Polar Plastics                                    2/25/2003          16,000,000                  N/A              N/A
35A           1400 Broadfield Boulevard                         1/15/2003           6,400,000           12/31/2002        1,459,396
35B           16420 Park Ten Place                              1/15/2003           6,000,000           12/31/2002        1,215,527
 36           100 East Pine Street                             12/17/2002          11,700,000                  N/A              N/A
 37           Emerald Ridge Apartments                          2/27/2003          12,000,000           12/31/2002        2,228,971
 38           Shops at Boca                                     12/1/2002          11,700,000           12/31/2002        1,407,870
 39           Rock Shadows                                       2/5/2003          11,285,000           12/31/2002        1,560,821
 40           Marcy Park Apartments                             1/20/2003           9,730,000                  N/A              N/A
 41           Bennett Street Shops                              11/1/2002          10,000,000           10/31/2002        1,237,441
 42           6828 Nancy Ridge Drive                             4/1/2003          10,900,000           12/31/2002          890,166
43A           Metaldyne Manufacturing Facility - Minerva, OH    1/23/2002           4,500,000                  N/A              N/A
43B           Simpson Industries Facilities                     1/23/2002           3,200,000                  N/A              N/A
43C           Metaldyne Manufacturing Facility - Fremont, IN    1/23/2002           2,500,000                  N/A              N/A
 44           Scarborough Manor Owner's Corp.                   4/29/2003          64,200,000                  N/A              N/A
 45           Midland Place II                                  2/12/2003           8,900,000           12/31/2002          821,924
 46           Bryant Gardens Corp.                             12/17/2002          41,400,000                  N/A              N/A
 47           Oakhill Village Associates Limited Partnership     2/1/2003           9,600,000           10/31/2002        1,220,415
 48           Creekside at Taylor Square II                     3/31/2003           8,400,000            2/28/2003          933,369
 49           Carll's Corner Shopping Center                   12/12/2002           7,900,000                  N/A              N/A
 50           Best Buy - Mishawaka, IN                           4/4/2003           8,380,000                  N/A              N/A
 51           110-118 Riverside Tenants Corp.                   4/28/2003         279,100,000                  N/A              N/A
 52           Thunderbird Palms Medical Plaza                    1/7/2003           8,600,000                  N/A              N/A
 53           Best Buy - Pineville, NC                           2/3/2003           8,150,000                  N/A              N/A
 54           Lexington Green                                    1/1/2003           7,800,000           12/31/2002        1,088,219
 55           205 Third Avenue Owners, Inc.                     4/30/2003         117,800,000                  N/A              N/A
 56           130 E. 18 Owners Corp.                             2/6/2003         104,100,000                  N/A              N/A
 57           Ramada Inn - Kill Devil Hills, NC                       N/A          11,100,000            9/30/2002        4,578,859
 58           Staples Shopping Center                           12/3/2002           8,450,000           11/30/2002          808,467
 59           Beach Club Apartments                             3/11/2003           7,330,000           12/31/2002        1,019,010
 60           Whisper Creek II                                   3/6/2003           7,300,000           10/31/2002        1,304,392
 61           The Crossroads                                     3/1/2003           8,000,000            6/30/2002        1,472,728
 62           Altapo-Bellwood Building, LLC                     4/10/2003           8,900,000           12/31/2002        1,118,011

                                                                   MOST             MOST
                                                                  RECENT           RECENT
 #   CROSSED  PROPERTY NAME                                      EXPENSES           NOI            U/W NOI          U/W NCF(3)
 -   -------  -------------                                  ---------------  ---------------  ---------------  ---------------
  1           622 Third Avenue                               $    16,328,289  $    29,854,367  $    34,362,546  $    32,874,583
 2A           Washington Center - Grand Hyatt Hotel               18,979,601       19,283,760       18,549,027       15,775,771
 2B           Washington Center - Office                           5,138,599        9,334,624        9,632,233        8,888,715
  3           Columbiana Centre                                    3,622,705        9,237,106        9,468,198        9,125,811
  4           The Crossings                                        3,334,077        9,221,781        8,828,153        8,496,059
  5           Great Lakes Crossing                                15,696,315       23,652,557       23,591,252       22,614,233
  6           One Penn Center                                      5,958,425        5,165,382        5,979,479        5,149,447
 7A           Broadmead Apartments                                   784,744          887,316          999,392          940,642
 7B           Trail Wood Village                                     919,182          562,377          702,567          658,067
 7C           Pineforest Park Apartments                             660,752          534,927          599,323          549,323
 7D           Somerset Place Apartments                              613,793          530,232          550,641          503,141
 7E           Carrington Court Apartments                            606,150          404,633          460,421          432,671
 7F           Beacon Hill Apartments                                 428,885          411,637          443,737          413,487
 7G           Avalon Bay Apartments                                  669,873          435,978          436,885          381,885
 7H           Coventry Park Apartments                               479,864          361,955          399,051          367,051
 7I           Pineforest Place Apartments                            502,585          349,302          406,585          370,585
  8           Pearson Educational Headquarters                           N/A              N/A        5,844,500        5,508,257
  9           Westin Savannah Harbor Resort                       17,734,718        5,386,515        5,373,848        4,217,780
 10           Orchards Corporate Center                            1,602,957        3,113,567        3,375,677        3,012,603
 11           Weston Town Center                                   1,177,282        1,916,572        3,055,825        2,843,145
 12           Chase Village Apartments                             1,750,502        2,908,520        2,887,342        2,726,542
 13           228 Post Street                                        566,063        2,990,560        2,913,424        2,787,098
 14A          One Lakeshore Centre                                 1,567,885        2,211,920        2,369,475        2,035,783
 14B          Empire Corporate Center                                672,582          960,945          929,103          795,630
 15A          Norwood Business Center - Norwood, MA                  393,453        1,438,515        1,326,825        1,205,275
 15B          Norwood Business Center - Marlborough, MA              350,852          811,654          860,840          775,058
 15C          Norwood Business Center - Hopkinton, MA                305,023          994,932          899,179          789,763
 16           The Mills Apartments                                 1,927,352        2,738,922        2,668,864        2,491,864
 17           Gateway Station                                        234,743          913,167        2,289,960        2,150,694
 18A          Elk Grove Industrial II - Regent Tech I                348,312          785,477          680,053          598,564
 18B          Elk Grove Industrial II - Regent Tech II               342,372          647,670          632,007          552,712
 18C          Elk Grove Industrial II - Regent Building F            212,888          390,586          316,115          285,055
 18D          Elk Grove Industrial II - Regent Building B            168,232          311,363          290,452          261,084
 18E          Elk Grove Industrial II - Regent Building A            131,461          249,956          208,512          185,473
 18F          Elk Grove Industrial II - Regent Office II             186,151          218,982          190,843          166,381
 18G          Elk Grove Industrial II - Regent Building E             71,175          131,935          111,046           97,637
 19           Country Glen Apartments                              1,336,940        1,947,311        2,040,630        1,959,630
 20           Colonial Promenade                                         N/A              N/A        1,947,731        1,771,086
 21           Oakridge Office Park                                   611,165        2,048,362        2,342,629        2,025,943
 22           Silverado Apartments                                 1,396,083        1,527,082        1,744,839        1,629,148
 23           Stonebridge Waterfront Apartments                      190,968        1,489,632        1,724,928        1,685,178
 24           Chester Park Association                                   N/A              N/A        1,465,221        1,465,221
 25           Honeywell International Building                           N/A              N/A        1,428,406        1,319,127
 26A          Builders FirstSource - College Park, GA                 25,911          552,469          470,872          436,521
 26B          Builders FirstSource - Lebanon, TN                      46,737          474,849          419,125          382,818
 26C          Builders FirstSource - Point of Rocks, MD               43,324          495,927          427,048          376,418
 27           El Camino Commons                                      495,655        1,062,991        1,298,047        1,183,978
 28           The Seasons Apartments                                 966,404          927,644        1,012,722          958,722
 29           La Mesa Crossroads                                     514,274        1,071,522        1,422,274        1,287,740
 30           102 Pickering Way                                      607,948        1,259,965        1,110,782          989,101
 31           Elk Lakes Shopping Center                              439,228          983,319        1,095,171        1,030,673
 32           Elmhurst Place Apartments                              504,036        1,083,601        1,063,400        1,040,900
 33           Newport East Inc.                                          N/A              N/A       10,955,239       10,955,239
 34           Polar Plastics                                             N/A              N/A        1,325,327        1,203,340
 35A          1400 Broadfield Boulevard                              851,278          608,118          605,108          454,666
 35B          16420 Park Ten Place                                   676,983          538,544          532,009          411,707
 36           100 East Pine Street                                       N/A              N/A          958,241          864,156
 37           Emerald Ridge Apartments                             1,183,047        1,045,924        1,074,058          928,858
 38           Shops at Boca                                          410,978          996,892        1,096,442        1,016,392
 39           Rock Shadows                                           860,901          699,920          769,247          735,097
 40           Marcy Park Apartments                                      N/A              N/A          777,066          762,316
 41           Bennett Street Shops                                   293,007          944,434          979,792          924,699
 42           6828 Nancy Ridge Drive                                 106,232          783,934        1,161,369        1,079,418
43A           Metaldyne Manufacturing Facility - Minerva, OH             N/A              N/A          442,223          370,662
43B           Simpson Industries Facilities                              N/A              N/A          377,437          266,361
43C           Metaldyne Manufacturing Facility - Fremont, IN             N/A              N/A          257,734          207,052
 44           Scarborough Manor Owner's Corp.                            N/A              N/A        2,383,298        2,383,298
 45           Midland Place II                                       251,696          570,228          749,457          699,036
 46           Bryant Gardens Corp.                                       N/A              N/A        2,744,829        2,744,829
 47           Oakhill Village Associates Limited Partnership         345,239          875,176          889,647          798,602
 48           Creekside at Taylor Square II                          357,759          575,610          618,590          599,390
 49           Carll's Corner Shopping Center                             N/A              N/A          679,442          612,315
 50           Best Buy - Mishawaka, IN                                   N/A              N/A          647,171          639,671
 51           110-118 Riverside Tenants Corp.                            N/A              N/A        9,335,819        9,335,819
 52           Thunderbird Palms Medical Plaza                            N/A              N/A          773,499          714,244
 53           Best Buy - Pineville, NC                                   N/A              N/A          633,730          626,148
 54           Lexington Green                                        451,885          636,334          717,477          598,100
 55           205 Third Avenue Owners, Inc.                              N/A              N/A        4,934,718        4,934,718
 56           130 E. 18 Owners Corp.                                     N/A              N/A        5,394,476        5,394,476
 57           Ramada Inn - Kill Devil Hills, NC                    2,947,943        1,630,916        1,500,067        1,316,975
 58           Staples Shopping Center                                 96,644          711,823          660,264          636,007
 59           Beach Club Apartments                                  459,025          559,985          565,326          534,126
 60           Whisper Creek II                                       756,220          548,172          649,354          587,354
 61           The Crossroads                                         595,819          876,909          753,080          660,603
 62           Altapo-Bellwood Building, LLC                          334,308          783,703          828,635          721,900

                                                              CUT-OFF DATE
                                                                PRINCIPAL                                PROPERTY
 #   CROSSED  PROPERTY NAME                                     BALANCE(1)    PROPERTY TYPE              SUB-TYPE
 -   -------  -------------                                  ---------------  -------------         --------------------
 63           Buffalo Square Shopping Center                 $     5,651,824  Retail                      Anchored
 64           New Hope/Park Place Mobile Home Park                 5,647,490  Multifamily           Manufactured Housing
 65           McGee's Crossing Shopping Center                     5,600,000  Retail                      Anchored
 66           Parkleigh North Apartments                           5,584,244  Multifamily               Conventional
 67           Columbus 69th LLC                                    5,468,587  Multifamily               Conventional
 68           Best Buy - Salt Lake City, UT                        5,390,077  Retail                      Anchored
 69           Home Depot Plaza                                     5,222,522  Retail                      Anchored
 70           Forbes Boulevard, LLC                                5,199,591  Office                      Suburban
 71           CSI Holding Company, Inc.                            5,189,686  Retail                     Unanchored
 72           TownePlace Suites - Mobile, AL                       5,131,646  Hotel                   Limited Service
 73           Circuit City - Conshohocken, PA                      5,071,340  Retail                      Anchored
 74           Seminole Owners Corp.                                4,997,219  Multifamily               Cooperative
 75           178 East 80th Street Owners, Inc.                    4,994,344  Multifamily               Cooperative
 76           TownePlace Suites - Montgomery, AL                   4,847,661  Hotel                   Limited Service
 77           Hudson Marketplace                                   4,826,421  Retail                      Anchored
 78           Circuit City - Tampa, FL                             4,780,759  Retail                      Anchored
 79           Timberland Apartments                                4,775,611  Multifamily               Conventional
 80           Four Corners Westheimer Shopping Center              4,682,477  Retail                     Unanchored
 81           The MEMEC Building                                   4,579,174  Industrial                    N/A
 82           Campus View Center                                   4,496,492  Retail                     Unanchored
 83           Tarrant Parkway Commons                              4,391,986  Retail                      Anchored
 84           Westaff Campus                                       4,372,523  Office                      Suburban
 85           Briarcliffe Apartments                               4,287,134  Multifamily               Conventional
 86           Northside Villas                                     4,281,460  Multifamily               Conventional
 87           Blue Heron Center                                    4,274,392  Industrial                    N/A
 88           350 Bleecker Street Apartment Corp.                  4,250,000  Multifamily               Cooperative
 89           Mark Terrace Owners' Corp.                           4,228,420  Multifamily               Cooperative
 90           Oakwood Garden Apartments                            4,192,091  Multifamily               Conventional
 91           Best Storage                                         4,173,650  Self Storage                  N/A
 92           Prairie Meadows                                      4,080,506  Retail                      Anchored
 93           Alhambra Apartments                                  4,069,761  Multifamily               Conventional
 94           North Huntington Hills Apartments                    3,933,494  Multifamily               Conventional
 95           2626 West Warrenville                                3,880,341  Office                      Suburban
 96           Fairway Crossing Apartments                          3,839,502  Multifamily               Conventional
 97    A      Vinton Park Apartments                               1,624,296  Multifamily               Conventional
 98    A      Maquoketa Park Apartments                            1,263,131  Multifamily               Conventional
 99    A      Strawberry Hill Apartments                             902,344  Multifamily               Conventional
100           American Mini Storage                                3,670,319  Self Storage                  N/A
101           21 N. Chatsworth Owners Corp.                        3,645,973  Multifamily               Cooperative
102           210 East 15th St. Tenants Corp.                      3,500,000  Multifamily               Cooperative
103           Moore Self Storage                                   3,490,290  Self Storage                  N/A
104           Walgreens - Duluth, GA                               3,470,477  Retail                      Anchored
105           Walgreens - Longview, TX                             3,447,065  Retail                      Anchored
106           Castle Glen Townhomes                                3,435,933  Multifamily               Conventional
107           Whole Foods Market Phase II                          3,397,070  Retail                      Anchored
108           Windsor Place Apartments                             3,390,009  Multifamily               Conventional
109           Franklin Square Townhomes                            3,335,922  Multifamily               Conventional
110           1150 Park Avenue Tenants Incorporated                3,300,000  Multifamily               Cooperative
111           215 W. 75th St. Owners Corp.                         3,289,280  Multifamily               Cooperative
112           Heritage Oaks Apartments                             3,087,408  Multifamily               Conventional
113           Grand Duke Apartments                                3,050,000  Multifamily               Conventional
114           17 East 89th Street Tenants, Inc.                    3,050,000  Multifamily               Cooperative
115           Academy Sports & Outdoors                            3,038,118  Retail                      Anchored
116           New Market Center                                    3,035,980  Retail                     Unanchored
117           West Wind Apartments                                 2,986,137  Multifamily               Conventional
118           Clarksville Ridge Professional Center, LLC           2,968,911  Mixed Use                Office/Retail
119           La Joya Apartments                                   2,920,330  Multifamily               Conventional
120           12th Street Apartment Corp.                          2,893,309  Multifamily               Cooperative
121           Longacre Gardens Corp.                               2,847,131  Multifamily               Cooperative
122           7451 Beverly Building                                2,792,881  Office                        CBD
123           Kettler Building, LLC                                2,697,907  Office                      Suburban
124           Tabor Crossing Shopping Center                       2,642,559  Retail                      Anchored
125           755 West End Housing Corp.                           2,598,785  Multifamily               Cooperative
126           250 North Village Owners, Inc.                       2,588,579  Multifamily               Cooperative
127           Springdale Apartments                                2,560,424  Multifamily               Conventional
128           Myrtle Avenue Shopping Center                        2,530,000  Retail                      Anchored
129           Georgian House Owners Corp.                          2,498,433  Multifamily               Cooperative
130           Red Springs Shopping Center                          2,487,919  Retail                      Anchored
131           166 Fifth Avenue, LLC                                2,486,313  Office                        CBD
132           Park Seventy-Ninth Corp.                             2,444,332  Multifamily               Cooperative
133           The Patriot Building                                 2,396,996  Office                      Suburban
134           First West Palm Office Owners, LLC                   2,390,914  Office                        CBD
135           Towne and Country Estates Apartments                 2,390,309  Multifamily               Conventional
136           233 West 99th Street, Inc.                           2,300,000  Multifamily               Cooperative
137           Ralph's Grocery Store                                2,248,135  Retail                      Anchored
138           Country Breeze Mobile Home Park                      2,243,523  Multifamily           Manufactured Housing
139           221 East 78th Tenants Corp.                          2,200,000  Multifamily               Cooperative
140           Wyndhurst Building                                   2,189,153  Office                      Suburban
141           Westcreek Court Townhomes                            2,151,226  Multifamily               Conventional
142           Chelsea Warren Corp.                                 2,099,071  Multifamily               Cooperative
143           Larchmont Hills Owners Corp.                         2,095,720  Multifamily               Cooperative
144           Hawthorne Gardens Owners Corp.                       2,093,677  Multifamily               Cooperative
              Townsend Mews Owners Corp. f/k/a 329-337 West
145           85th Street Owners Corp.                             2,091,006  Multifamily               Cooperative
146           Stardust Apartments                                  2,045,993  Multifamily               Conventional

                                                              UNITS/SQ. FT./         FEE/                     YEAR      OCCUPANCY
 #   CROSSED  PROPERTY NAME                                     ROOMS/PADS        LEASEHOLD     YEAR BUILT  RENOVATED RATE AT U/W(2)
 -   -------  -------------                                   --------------      ---------     ----------  --------- --------------
 63           Buffalo Square Shopping Center                         176,508(6)    Leasehold       2000         N/A         100%
 64           New Hope/Park Place Mobile Home Park                       457          Fee          1959        1980          86%
 65           McGee's Crossing Shopping Center                        65,307          Fee          2002         N/A          84%
 66           Parkleigh North Apartments                                 257          Fee          1973        1993          96%
 67           Columbus 69th LLC                                           50          Fee          1890         N/A          98%
 68           Best Buy - Salt Lake City, UT                           50,494          Fee          2002         N/A          91%
 69           Home Depot Plaza                                        54,972     Fee/Leasehold     1999         N/A         100%
 70           Forbes Boulevard, LLC                                   54,692          Fee          2001         N/A         100%
 71           CSI Holding Company, Inc.                               42,463          Fee          1999         N/A         100%
 72           TownePlace Suites - Mobile, AL                              95       Leasehold       1999         N/A         N/A
 73           Circuit City - Conshohocken, PA                         32,611          Fee          2001         N/A         100%
 74           Seminole Owners Corp.                                      352          Fee          1950        2000         100%
 75           178 East 80th Street Owners, Inc.                          132          Fee          1973        1986         100%
 76           TownePlace Suites - Montgomery, AL                          95       Leasehold       1999         N/A         N/A
 77           Hudson Marketplace                                      33,661(7)       Fee          2001         N/A          96%
 78           Circuit City - Tampa, FL                                33,149          Fee          2001         N/A         100%
 79           Timberland Apartments                                      176          Fee          1973        1990          87%
 80           Four Corners Westheimer Shopping Center                 85,291          Fee          1980        1997          99%
 81           The MEMEC Building                                      75,257          Fee          1998         N/A         100%
 82           Campus View Center                                      24,982(8)       Fee          1988        2000         100%
 83           Tarrant Parkway Commons                                 56,625          Fee          2001         N/A         100%
 84           Westaff Campus                                          49,776          Fee          1975         N/A         100%
 85           Briarcliffe Apartments                                     146          Fee          1983        2000          93%
 86           Northside Villas                                           160          Fee          1972        2000          96%
 87           Blue Heron Center                                      153,503          Fee          1986        1996         100%
 88           350 Bleecker Street Apartment Corp.                        121          Fee          1958        1999         100%
 89           Mark Terrace Owners' Corp.                                 208          Fee          1965        2001         100%
 90           Oakwood Garden Apartments                                  148          Fee          1986         N/A          94%
 91           Best Storage                                            74,426          Fee          1984        2001          93%
 92           Prairie Meadows                                         28,000          Fee          2001         N/A          89%
 93           Alhambra Apartments                                        150          Fee          1968         N/A          87%
 94           North Huntington Hills Apartments                          212          Fee          1979        2000          91%
 95           2626 West Warrenville                                   41,248          Fee          1985         N/A         100%
 96           Fairway Crossing Apartments                                129          Fee          1963        1998          95%
 97       A   Vinton Park Apartments                                      72          Fee          1979         N/A          96%
 98       A   Maquoketa Park Apartments                                   56          Fee          1982         N/A          96%
 99       A   Strawberry Hill Apartments                                  40          Fee          1979         N/A         100%
100           American Mini Storage                                   84,565          Fee          2001         N/A          86%
101           21 N. Chatsworth Owners Corp.                               85          Fee          1937        1984         100%
102           210 East 15th St. Tenants Corp.                            188          Fee          1964        1984         100%
103           Moore Self Storage                                      52,375          Fee          1960        1997          94%
104           Walgreens - Duluth, GA                                  15,070          Fee          2001         N/A         100%
105           Walgreens - Longview, TX                                13,650          Fee          2003         N/A         100%
106           Castle Glen Townhomes                                       77          Fee          1970        1993          99%
107           Whole Foods Market Phase II                             28,567(9)       Fee          2003         N/A         100%
108           Windsor Place Apartments                                   120          Fee          1975        2002          92%
109           Franklin Square Townhomes                                   80          Fee          1968         N/A          95%
110           1150 Park Avenue Tenants Incorporated                       93          Fee          1940        2002         100%
111           215 W. 75th St. Owners Corp.                               110          Fee          1924        1995         100%
112           Heritage Oaks Apartments                                   103          Fee          1983         N/A          94%
113           Grand Duke Apartments                                      120          Fee          1978        2000          96%
114           17 East 89th Street Tenants, Inc.                           60          Fee          1925        2002         100%
115           Academy Sports & Outdoors                               67,522          Fee          2002         N/A         100%
116           New Market Center                                       47,208          Fee          1973        2002          97%
117           West Wind Apartments                                       140          Fee          1979         N/A          93%
118           Clarksville Ridge Professional Center, LLC              21,188          Fee          2001         N/A         100%
119           La Joya Apartments                                         185          Fee          1968         N/A          89%
120           12th Street Apartment Corp.                                 74          Fee          1959        1980         100%
121           Longacre Gardens Corp.                                      87          Fee          1953        1991         100%
122           7451 Beverly Building                                   25,050          Fee          1958        2002         100%
123           Kettler Building, LLC                                   23,500          Fee          1987         N/A         100%
124           Tabor Crossing Shopping Center                          33,200          Fee          2001         N/A          96%
125           755 West End Housing Corp.                                  46          Fee          1924        1992         100%
126           250 North Village Owners, Inc.                              71          Fee          1967        2001         100%
127           Springdale Apartments                                      100          Fee          1970        2002          97%
128           Myrtle Avenue Shopping Center                           26,091          Fee          2001         N/A         100%
129           Georgian House Owners Corp.                                119          Fee          1939        1998         100%
130           Red Springs Shopping Center                             40,450          Fee          1995         N/A         100%
131           166 Fifth Avenue, LLC                                   13,600          Fee          1910        2002         100%
132           Park Seventy-Ninth Corp.                                    43          Fee          1930        1952         100%
133           The Patriot Building                                    28,500          Fee          1930        2002         100%
134           First West Palm Office Owners, LLC                      29,737          Fee          1986         N/A         100%
135           Towne and Country Estates Apartments                        74          Fee          1964        1994         100%
136           233 West 99th Street, Inc.                                  85          Fee          1930        1985         100%
137           Ralph's Grocery Store                                   34,000      Fee/Leasehold    1986         N/A         100%
138           Country Breeze Mobile Home Park                            159          Fee          1986         N/A          96%
139           221 East 78th Tenants Corp.                                 53          Fee          1949        1996         100%
140           Wyndhurst Building                                      28,922          Fee          1965        1987         100%
141           Westcreek Court Townhomes                                   50          Fee          1985        1993          94%
142           Chelsea Warren Corp.                                       121          Fee          1936        1999         100%
143           Larchmont Hills Owners Corp.                                69          Fee          1928        1998         100%
144           Hawthorne Gardens Owners Corp.                              77          Fee          1953        1988         100%
145           Townsend Mews Owners Corp. f/k/a 329-337 West
              85th Street Owners Corp.                                    34          Fee          1920        2002         100%
146           Stardust Apartments                                         36          Fee          1959        2002          94%

                                                                                                   MOST RECENT           MOST
                                                                 DATE OF                       OPERATING STATEMENT      RECENT
 #   CROSSED  PROPERTY NAME                                  OCCUPANCY RATE   APPRAISED VALUE          DATE             REVENUE
 -   -------  -------------                                  --------------   ---------------  -------------------  ---------------
 63           Buffalo Square Shopping Center                    3/31/2003     $     7,600,000       12/31/2002      $     1,547,312
 64           New Hope/Park Place Mobile Home Park              1/31/2003           7,120,000        9/30/2002              960,182
 65           McGee's Crossing Shopping Center                  4/21/2003           7,225,000        3/31/2003              535,193
 66           Parkleigh North Apartments                         2/6/2003           8,000,000         12/31/02            1,297,435
 67           Columbus 69th LLC                                 3/31/2003           9,500,000       12/31/2002            1,273,254
 68           Best Buy - Salt Lake City, UT                     3/12/2003           7,100,000              N/A                  N/A
 69           Home Depot Plaza                                 12/31/2002           7,000,000        9/30/2002              898,426
 70           Forbes Boulevard, LLC                             1/31/2003           7,000,000              N/A                  N/A
 71           CSI Holding Company, Inc.                          4/1/2003           7,000,000       12/31/2002              752,916
 72           TownePlace Suites - Mobile, AL                          N/A           7,450,000       12/31/2002            1,865,579
 73           Circuit City - Conshohocken, PA                    1/9/2003           7,000,000              N/A                  N/A
 74           Seminole Owners Corp.                              5/1/2003          51,600,000              N/A                  N/A
 75           178 East 80th Street Owners, Inc.                  3/7/2003          69,440,000              N/A                  N/A
 76           TownePlace Suites - Montgomery, AL                      N/A           6,950,000       12/31/2002            1,738,271
 77           Hudson Marketplace                                2/18/2003           6,100,000       12/31/2002              663,368
 78           Circuit City - Tampa, FL                           1/9/2003           6,600,000              N/A                  N/A
 79           Timberland Apartments                              3/4/2003           6,000,000       12/31/2002            1,138,850
 80           Four Corners Westheimer Shopping Center           11/1/2002           6,600,000       11/30/2002            1,000,137
 81           The MEMEC Building                                3/13/2003           8,200,000       12/31/2002              818,773
 82           Campus View Center                                 3/1/2003           6,300,000       12/31/2002              666,214
 83           Tarrant Parkway Commons                            1/9/2003           6,000,000       11/30/2002              472,139
 84           Westaff Campus                                    11/1/2002           7,400,000              N/A                  N/A
 85           Briarcliffe Apartments                            1/14/2003           5,400,000       12/31/2002              824,743
 86           Northside Villas                                  2/25/2003           5,400,000       12/31/2002              976,865
 87           Blue Heron Center                                  9/1/2002           5,800,000        8/31/2002              778,146
 88           350 Bleecker Street Apartment Corp.               1/14/2003          44,720,000              N/A                  N/A
 89           Mark Terrace Owners' Corp.                       12/13/2002          15,890,000              N/A                  N/A
 90           Oakwood Garden Apartments                          2/7/2003           5,250,000       12/31/2002              762,528
 91           Best Storage                                       1/9/2003           6,640,000       12/31/2002            1,344,761
 92           Prairie Meadows                                   3/29/2003           5,400,000       12/31/2002              672,338
 93           Alhambra Apartments                               2/28/2003           5,200,000       12/31/2002              944,338
 94           North Huntington Hills Apartments                 1/31/2003           5,250,000       11/30/2002            1,068,344
 95           2626 West Warrenville                             3/17/2003           5,500,000       12/31/2002              881,031
 96           Fairway Crossing Apartments                        1/1/2003           5,000,000       12/31/2002              927,172
 97    A      Vinton Park Apartments                           12/31/2002           2,100,000       12/31/2002              404,708
 98    A      Maquoketa Park Apartments                        12/31/2002           1,600,000       12/31/2002              306,065
 99    A      Strawberry Hill Apartments                       12/31/2002           1,200,000       12/31/2002              233,464
100           American Mini Storage                             3/31/2003           5,200,000        3/31/2003              583,316
101           21 N. Chatsworth Owners Corp.                     3/27/2003          19,950,000              N/A                  N/A
102           210 East 15th St. Tenants Corp.                   12/4/2002          50,160,000              N/A                  N/A
103           Moore Self Storage                                2/25/2003           4,700,000       12/31/2002              713,303
104           Walgreens - Duluth, GA                            3/31/2003           4,850,000              N/A                  N/A
105           Walgreens - Longview, TX                          4/25/2003           4,960,000              N/A                  N/A
106           Castle Glen Townhomes                              1/1/2003           4,600,000       12/31/2002              695,989
107           Whole Foods Market Phase II                       1/16/2003           4,450,000              N/A                  N/A
108           Windsor Place Apartments                         10/29/2002           4,350,000       11/30/2002              630,431
109           Franklin Square Townhomes                        12/31/2002           4,200,000       12/31/2002              730,238
110           1150 Park Avenue Tenants Incorporated             3/27/2003          82,300,000              N/A                  N/A
111           215 W. 75th St. Owners Corp.                     11/25/2002          37,840,000              N/A                  N/A
112           Heritage Oaks Apartments                          1/31/2003           3,925,000       12/31/2002              684,601
113           Grand Duke Apartments                              1/6/2003           4,525,000       12/31/2002              594,096
114           17 East 89th Street Tenants, Inc.                 1/17/2003         118,020,000              N/A                  N/A
115           Academy Sports & Outdoors                        11/18/2002           4,300,000              N/A                  N/A
116           New Market Center                                  2/1/2003           4,000,000        9/30/2002              456,000
117           West Wind Apartments                              2/27/2003           3,750,000       12/31/2002              699,024
118           Clarksville Ridge Professional Center, LLC        2/13/2003           4,260,000              N/A                  N/A
119           La Joya Apartments                                 1/1/2003           3,665,000       12/31/2002              997,630
120           12th Street Apartment Corp.                       1/30/2003          22,370,000              N/A                  N/A
121           Longacre Gardens Corp.                            3/25/2003          11,980,000              N/A                  N/A
122           7451 Beverly Building                            11/15/2002           4,200,000        9/30/2002              558,283
123           Kettler Building, LLC                              5/1/2003           3,600,000       12/31/2002              600,368
124           Tabor Crossing Shopping Center                    3/27/2003           3,335,000       12/31/2002              347,401
125           755 West End Housing Corp.                        2/25/2003          45,230,000              N/A                  N/A
126           250 North Village Owners, Inc.                    1/13/2003          11,800,000              N/A                  N/A
127           Springdale Apartments                            12/31/2002           3,250,000       12/31/2002              597,651
128           Myrtle Avenue Shopping Center                     4/30/2003           3,400,000        2/28/2003              373,193
129           Georgian House Owners Corp.                        4/9/2003          18,320,000              N/A                  N/A
130           Red Springs Shopping Center                        9/1/2002           3,150,000       10/31/2002              358,987
131           166 Fifth Avenue, LLC                             1/31/2003           6,150,000       12/31/2002              798,542
132           Park Seventy-Ninth Corp.                          1/27/2003          89,330,000              N/A                  N/A
133           The Patriot Building                               3/1/2003           3,200,000              N/A                  N/A
134           First West Palm Office Owners, LLC                2/28/2003           4,300,000        8/31/2002              664,709
135           Towne and Country Estates Apartments              3/12/2003           3,550,000       12/31/2002              505,444
136           233 West 99th Street, Inc.                        12/2/2002          28,200,000              N/A                  N/A
137           Ralph's Grocery Store                              3/5/2003           3,200,000       12/31/2002              273,000
138           Country Breeze Mobile Home Park                  12/31/2002           2,850,000       12/31/2002              403,958
139           221 East 78th Tenants Corp.                      11/26/2002          19,200,000              N/A                  N/A
140           Wyndhurst Building                                11/1/2002           3,150,000       12/30/2002              591,689
141           Westcreek Court Townhomes                         1/8/2003            2,825,000       12/31/2002              401,590
142           Chelsea Warren Corp.                              4/25/2003          51,800,000              N/A                  N/A
143           Larchmont Hills Owners Corp.                      2/27/2003          16,600,000              N/A                  N/A
144           Hawthorne Gardens Owners Corp.                    2/12/2003           8,250,000              N/A                  N/A
145           Townsend Mews Owners Corp. f/k/a 329-337 West
              85th Street Owners Corp.                           1/9/2003           9,050,000              N/A                  N/A
146           Stardust Apartments                               2/28/2003           2,750,000        2/28/2003              417,692

                                                                   MOST             MOST
                                                                  RECENT           RECENT
 #   CROSSED  PROPERTY NAME                                      EXPENSES           NOI            U/W NOI          U/W NCF(3)
 -   -------  -------------                                  ---------------  ---------------  ---------------  ---------------
 63           Buffalo Square Shopping Center                 $       921,919  $       625,393  $       712,654  $       675,155
 64           New Hope/Park Place Mobile Home Park                   430,963          529,219          562,356          539,506
 65           McGee's Crossing Shopping Center                        84,814          450,379          585,979          550,731
 66           Parkleigh North Apartments                             505,353          792,082          761,806          697,556
 67           Columbus 69th LLC                                      486,837          786,417          740,743          721,468
 68           Best Buy - Salt Lake City, UT                              N/A              N/A          539,231          531,657
 69           Home Depot Plaza                                       235,718          662,708          581,975          551,741
 70           Forbes Boulevard, LLC                                      N/A              N/A          564,253          553,315
 71           CSI Holding Company, Inc.                              109,586          643,330          625,569          594,629
 72           TownePlace Suites - Mobile, AL                       1,015,294          850,285          822,823          756,605
 73           Circuit City - Conshohocken, PA                            N/A              N/A          580,627          575,735
 74           Seminole Owners Corp.                                      N/A              N/A        3,430,823        3,430,823
 75           178 East 80th Street Owners, Inc.                          N/A              N/A        3,604,092        3,604,092
 76           TownePlace Suites - Montgomery, AL                     971,530          766,741          805,358          738,276
 77           Hudson Marketplace                                     171,424          491,944          527,672          501,151
 78           Circuit City - Tampa, FL                                   N/A              N/A          542,272          537,300
 79           Timberland Apartments                                  527,728          611,122          610,215          558,295
 80           Four Corners Westheimer Shopping Center                254,339          745,798          642,147          538,092
 81           The MEMEC Building                                      96,828          721,945          705,512          670,595
 82           Campus View Center                                     112,576          553,639          546,407          519,935
 83           Tarrant Parkway Commons                                 87,527          384,612          513,785          464,184
 84           Westaff Campus                                             N/A              N/A          731,673          657,205
 85           Briarcliffe Apartments                                 395,646          429,097          447,461          410,961
 86           Northside Villas                                       458,885          517,980          472,707          421,711
 87           Blue Heron Center                                      216,060          562,086          502,480          413,532
 88           350 Bleecker Street Apartment Corp.                        N/A              N/A        1,922,742        1,922,742
 89           Mark Terrace Owners' Corp.                                 N/A              N/A          989,574          989,574
 90           Oakwood Garden Apartments                              270,231          492,297          470,450          431,969
 91           Best Storage                                           521,113          823,648          635,943          619,517
 92           Prairie Meadows                                        178,528          493,810          425,174          391,266
 93           Alhambra Apartments                                    537,220          407,118          485,855          440,855
 94           North Huntington Hills Apartments                      532,752          535,592          489,364          436,364
 95           2626 West Warrenville                                  195,632          685,399          475,068          433,749
 96           Fairway Crossing Apartments                            452,498          474,674          504,278          472,028
 97       A   Vinton Park Apartments                                 209,695          195,013          204,730          186,730
 98       A   Maquoketa Park Apartments                              175,429          130,636          144,957          130,957
 99       A   Strawberry Hill Apartments                             125,385          108,079          114,960          104,960
100           American Mini Storage                                  221,014          362,302          382,511          369,823
101           21 N. Chatsworth Owners Corp.                              N/A              N/A        1,206,247        1,206,247
102           210 East 15th St. Tenants Corp.                            N/A              N/A        3,246,696        3,246,696
103           Moore Self Storage                                     319,221          394,082          392,455          378,048
104           Walgreens - Duluth, GA                                     N/A              N/A          360,793          358,533
105           Walgreens - Longview, TX                                   N/A              N/A          348,225          346,178
106           Castle Glen Townhomes                                  297,188          398,801          413,975          394,725
107           Whole Foods Market Phase II                                N/A              N/A          356,829          345,434
108           Windsor Place Apartments                               230,878          399,553          402,046          372,046
109           Franklin Square Townhomes                              321,887          408,351          361,819          334,059
110           1150 Park Avenue Tenants Incorporated                      N/A              N/A        4,298,329        4,298,329
111           215 W. 75th St. Owners Corp.                               N/A              N/A        1,684,170        1,684,170
112           Heritage Oaks Apartments                               315,824          368,777          345,497          319,747
113           Grand Duke Apartments                                  139,436          454,660          450,136          420,136
114           17 East 89th Street Tenants, Inc.                          N/A              N/A        4,769,005        4,769,005
115           Academy Sports & Outdoors                                  N/A              N/A          367,947          335,256
116           New Market Center                                       81,990          374,010          404,564          357,615
117           West Wind Apartments                                   407,547          291,477          348,193          313,193
118           Clarksville Ridge Professional Center, LLC                 N/A              N/A          381,454          357,306
119           La Joya Apartments                                     556,194          441,436          391,710          345,460
120           12th Street Apartment Corp.                                N/A              N/A        1,164,251        1,164,251
121           Longacre Gardens Corp.                                     N/A              N/A          662,426          662,426
122           7451 Beverly Building                                  151,127          407,156          408,692          377,376
123           Kettler Building, LLC                                  225,769          374,599          288,397          258,787
124           Tabor Crossing Shopping Center                          41,942          305,459          268,442          260,310
125           755 West End Housing Corp.                                 N/A              N/A        2,967,545        2,967,545
126           250 North Village Owners, Inc.                             N/A              N/A          503,764          503,764
127           Springdale Apartments                                  365,260          232,391          300,778          275,778
128           Myrtle Avenue Shopping Center                           65,900          307,293          283,346          259,254
129           Georgian House Owners Corp.                                N/A              N/A          811,850          811,850
130           Red Springs Shopping Center                             70,662          288,325          265,676          253,432
131           166 Fifth Avenue, LLC                                  221,237          577,305          557,135          553,001
132           Park Seventy-Ninth Corp.                                   N/A              N/A        8,366,554        8,366,554
133           The Patriot Building                                       N/A              N/A          268,623          234,701
134           First West Palm Office Owners, LLC                     297,891          366,818          262,770          236,007
135           Towne and Country Estates Apartments                   217,397          288,047          274,637          256,137
136           233 West 99th Street, Inc.                                 N/A              N/A        1,512,467        1,512,467
137           Ralph's Grocery Store                                   11,456          261,544          261,201          241,173
138           Country Breeze Mobile Home Park                        154,965          248,993          241,560          233,610
139           221 East 78th Tenants Corp.                                N/A              N/A        1,316,956        1,316,956
140           Wyndhurst Building                                     252,278          339,411          255,760          217,872
141           Westcreek Court Townhomes                              180,611          220,979          263,704          248,604
142           Chelsea Warren Corp.                                       N/A              N/A        2,680,452        2,680,452
143           Larchmont Hills Owners Corp.                               N/A              N/A        1,042,972        1,042,972
144           Hawthorne Gardens Owners Corp.                             N/A              N/A          610,648          610,648
              Townsend Mews Owners Corp. f/k/a 329-337 West
145           85th Street Owners Corp.                                   N/A              N/A          432,078          432,078
146           Stardust Apartments                                    186,316          231,376          221,757          212,757

                                                              CUT-OFF DATE
                                                                PRINCIPAL                              PROPERTY
 #   CROSSED   PROPERTY NAME                                    BALANCE(1)    PROPERTY TYPE            SUB-TYPE
 -   -------   -------------                                 ---------------  -------------        -----------------
147     B     Woodlawn Manor Apartments                      $     1,270,204  Multifamily               Conventional
148     B     Wynwood Apartments                                     754,378  Multifamily               Conventional
149           ParkRidge at McPherson                               2,019,834  Multifamily               Conventional
150           Eckerd's - San Antonio, TX                           1,994,622  Retail                      Anchored
151           Shore View Corporation                               1,993,788  Multifamily               Cooperative
152           St. John Court Owners Corp.                          1,981,837  Multifamily               Cooperative
153           Westminster Hall Apartments Corp.                    1,975,000  Multifamily               Cooperative
154           Southwest Self Storage                               1,942,350  Self Storage                  N/A
155           Hide-A-Way Mini Storage                              1,891,504  Self Storage                  N/A
156           Valley Forge Office Colony                           1,867,388  Office                      Suburban
157           Caribbean House, Inc.                                1,844,851  Multifamily               Cooperative
158           Pine Forest Mobile Home Park                         1,842,428  Multifamily           Manufactured Housing
159           78 Eighth Avenue Tenants Corp.                       1,837,854  Multifamily               Cooperative
160           Senate Manor Apartments I & II                       1,830,082  Multifamily               Conventional
161           Camelot Apartments                                   1,787,882  Multifamily               Conventional
162           600-602 King Street                                  1,768,802  Mixed Use              Multifamily/Retail
163           Greentree Square Shopping Center                     1,719,841  Retail                     Unanchored
164           Woodscape Apartments                                 1,717,795  Multifamily               Conventional
165           235 West 108th Street Owners Corp.                   1,698,288  Multifamily               Cooperative
166           3515 Owners Corp.                                    1,698,058  Multifamily               Cooperative
167           Casita Verde                                         1,691,851  Multifamily           Manufactured Housing
168           45 W. 10 Tenants' Corp.                              1,688,839  Multifamily               Cooperative
169           McLean Towers Inc.                                   1,674,283  Multifamily               Cooperative
170           Pratton Arms Apartments                              1,672,410  Multifamily               Conventional
171           Shoppes of Oakland Park                              1,643,765  Retail                     Unanchored
172           505 West University Parkway                          1,642,059  Multifamily               Conventional
173           Seguin Corners                                       1,616,600  Retail                      Anchored
174           One Franklin Owners Corp.                            1,596,664  Multifamily               Cooperative
175           255 Fieldston Buyers Corp.                           1,591,130  Multifamily               Cooperative
176           64 Merrimack Street Apartments                       1,585,255  Multifamily               Conventional
177           Greenwich House Holding Corp.                        1,578,188  Multifamily               Cooperative
178           Spice Lofthouse Corp.                                1,529,600  Multifamily               Cooperative
179           Belgrave Owners, Inc.                                1,500,000  Multifamily               Cooperative
180           Charlestown Place Apartments                         1,495,410  Multifamily               Conventional
181           Eckerd's - Dallas, TX                                1,479,558  Retail                      Anchored
182           Boardwalk Apartments                                 1,453,827  Multifamily               Conventional
183           305 East 83rd St. Realty Corp.                       1,387,292  Multifamily               Cooperative
184           ParkRidge of Monticello                              1,384,048  Multifamily               Conventional
185           The Veranda at Twin Creek Apartments                 1,373,542  Multifamily               Conventional
186           Hickory Heights Apartments                           1,369,287  Multifamily               Conventional
187           Jefferson Apartments                                 1,349,199  Multifamily               Conventional
188           188 Main Street                                      1,345,129  Mixed Use                Retail/Office
189           3-5 Franklin Owners Corp.                            1,337,635  Multifamily               Cooperative
190           Windsor Terrace at Jamaica Estates Owners, Inc.      1,317,874  Multifamily               Cooperative
191           Burgess Manor Apartments                             1,312,549  Multifamily               Conventional
192           Chippenham South II                                  1,295,390  Retail                      Anchored
193           Sunset Plaza Apartments                              1,291,313  Multifamily               Conventional
194           7491 West Oakland Park Boulevard Building            1,289,899  Office                      Suburban
195           328 W. 17th St. Owners, Inc.                         1,242,069  Multifamily               Cooperative
196           3516 West Place, Northwest                           1,238,380  Multifamily               Conventional
197           88 Associates, Inc.                                  1,200,000  Multifamily               Cooperative
198A          Park Plaza Apartments                                  653,174  Multifamily               Conventional
198B          Admiral Apartments                                     543,554  Multifamily               Conventional
199           161 Henry Street Corporation                         1,194,738  Multifamily               Cooperative
200           Paris Creek Duplexes                                 1,193,532  Multifamily               Conventional
201           Sherwood Forest Apartments                           1,173,260  Multifamily               Conventional
202           Broadway Apartments                                  1,141,229  Multifamily               Conventional
203           Edgebrook Cooperative, Inc.                          1,129,938  Multifamily               Cooperative
204           27 West 67 Studio Corp.                              1,123,933  Multifamily               Cooperative
205           Village Apartments - Laredo                          1,018,589  Multifamily               Conventional
206           Lockbox Self Storage                                 1,009,235  Self Storage                  N/A
207           620 Tenants Corp.                                    1,000,000  Multifamily               Cooperative
208           328 West 96th Street Owners Corp.                      998,837  Multifamily               Cooperative
209           Matlock Shopping Center                                997,791  Retail                     Unanchored
210           Cedar Pond Owners Inc.                                 996,817  Multifamily               Cooperative
211           723 East 5th Street                                    994,755  Multifamily              Conventional
212           Bridge Bay Apartments                                  945,975  Multifamily              Conventional
213           Country Squire Gardens Mobile Home Park                928,996  Multifamily          Manufactured Housing
214           220 Berkeley Place Housing Corporation                 918,814  Multifamily              Cooperative
215           Azalea Trailer Court                                   904,648  Multifamily          Manufactured Housing
216           Brookwood Square Shopping Center                       897,756  Retail                    Unanchored
217           10 Bleecker Street Owners Corporation                  868,102  Multifamily              Cooperative
218           Bleecker 373 Owners Corp.                              848,612  Multifamily              Cooperative
219           Park View Apartments - NH                              847,646  Multifamily              Conventional
220           2 Marine Avenue Owners Corporation                     845,614  Multifamily              Cooperative
221           Desert Park Apartments                                 803,832  Multifamily              Conventional
222           Fifteenth Street Loft Corporation                      798,333  Multifamily              Cooperative
223           2965 Decatur Owners Inc.                               796,032  Multifamily              Cooperative
224           71 East 77th Inc.                                      750,000  Multifamily              Cooperative
225           234 West 16th Street Owners Corp.                      747,570  Multifamily              Cooperative
226           Cambridge Gardens Apartments                           717,285  Multifamily              Conventional
227           Shadymist Apartments                                   711,868  Multifamily              Conventional
228           Westbourne Apartments, Inc.                            700,000  Multifamily              Cooperative
229           130 Centre Avenue Apartments, Inc.                     698,085  Multifamily              Cooperative
230           6535 Broadway Owners Corp.                             690,402  Multifamily              Cooperative

                                                              UNITS/SQ. FT./         FEE/                     YEAR      OCCUPANCY
 #   CROSSED  PROPERTY NAME                                     ROOMS/PADS        LEASEHOLD     YEAR BUILT  RENOVATED RATE AT U/W(2)
 -   -------  -------------                                  ---------------      ---------     ----------  --------- --------------
147     B     Woodlawn Manor Apartments                                   88           Fee         1972        N/A           97%
148     B     Wynwood Apartments                                          54           Fee         1980        N/A           96%
149           ParkRidge at McPherson                                      72           Fee         2002        N/A           96%
150           Eckerd's - San Antonio, TX                              13,824           Fee         2002        N/A          100%
151           Shore View Corporation                                      98           Fee         1960       1993          100%
152           St. John Court Owners Corp.                                 38           Fee         1908       1988          100%
153           Westminster Hall Apartments Corp.                           94           Fee         1929       1982          100%
154           Southwest Self Storage                                  49,425           Fee         1998        N/A           92%
155           Hide-A-Way Mini Storage                                 63,090           Fee         1997       1999           86%
156           Valley Forge Office Colony                              32,430           Fee         1972        N/A           89%
157           Caribbean House, Inc.                                       61           Fee         1960       1981          100%
158           Pine Forest Mobile Home Park                               166           Fee         1970       1992           98%
159           78 Eighth Avenue Tenants Corp.                              58           Fee         1920       1998          100%
160           Senate Manor Apartments I & II                              77           Fee         1900       1995           99%
161           Camelot Apartments                                         124           Fee         1971       1995           86%
162           600-602 King Street                                      9,948           Fee         1910       2000          100%
163           Greentree Square Shopping Center                        54,892           Fee         1984        N/A           73%
164           Woodscape Apartments                                       116           Fee         1979       2000           98%
165           235 West 108th Street Owners Corp.                          33           Fee         1900       1987          100%
166           3515 Owners Corp.                                           77           Fee         1954       2001          100%
167           Casita Verde                                               192           Fee         1985        N/A           88%
168           45 W. 10 Tenants' Corp.                                     91           Fee         1955       1970          100%
169           McLean Towers Inc.                                          80           Fee         1960       1987          100%
170           Pratton Arms Apartments                                     36           Fee         1970       2000          100%
171           Shoppes of Oakland Park                                 28,343           Fee         1985       1998          100%
172           505 West University Parkway                                 45           Fee         1953       1996           98%
173           Seguin Corners                                          21,000           Fee         1999        N/A          100%
174           One Franklin Owners Corp.                                   50           Fee         1930       1980          100%
175           255 Fieldston Buyers Corp.                                  73           Fee         1961       1988          100%
176           64 Merrimack Street Apartments                              45           Fee         1915       1985           98%
177           Greenwich House Holding Corp.                               24           Fee         1910       1982          100%
178           Spice Lofthouse Corp.                                       15           Fee         1910       2002          100%
179           Belgrave Owners, Inc.                                       36           Fee         1927       1983          100%
180           Charlestown Place Apartments                                20           Fee         1994        N/A          100%
181           Eckerd's - Dallas, TX                                   10,908           Fee         1999        N/A          100%
182           Boardwalk Apartments                                        99           Fee         1967        N/A           98%
183           305 East 83rd St. Realty Corp.                              38           Fee         1915       1983          100%
184           ParkRidge of Monticello                                     64           Fee         2002        N/A           97%
185           The Veranda at Twin Creek Apartments                        88           Fee         2000        N/A           98%
186           Hickory Heights Apartments                                  42           Fee         1962        N/A           98%
187           Jefferson Apartments                                        49           Fee         1965       2002           96%
188           188 Main Street                                         17,333           Fee         1984        N/A          100%
189           3-5 Franklin Owners Corp.                                   65           Fee         1928       1982          100%
190           Windsor Terrace at Jamaica Estates Owners, Inc.             49           Fee         1939       1991          100%
191           Burgess Manor Apartments                                    72           Fee         1964       2001          100%
192           Chippenham South II                                     59,676(10)       Fee         2002        N/A          100%
193           Sunset Plaza Apartments                                    120           Fee         1971       2002           98%
194           7491 West Oakland Park Boulevard Building               18,528           Fee         1985       2001          100%
195           328 W. 17th St. Owners, Inc.                                63           Fee         1900       2003          100%
196           3516 West Place, Northwest                                  11           Fee         1940       2000          100%
197           88 Associates, Inc.                                         37           Fee         1910       1958          100%
198A          Park Plaza Apartments                                       19           Fee         1929       1999          100%
198B          Admiral Apartments                                          22           Fee         1958       1992           91%
199           161 Henry Street Corporation                                27           Fee         1906       1978          100%
200           Paris Creek Duplexes                                        32           Fee         1998        N/A           94%
201           Sherwood Forest Apartments                                  42           Fee         1994        N/A          100%
202           Broadway Apartments                                         64           Fee         1972        N/A          100%
203           Edgebrook Cooperative, Inc.                                159        Leasehold      1954       1999          100%
204           27 West 67 Studio Corp.                                     32           Fee         1901       1998          100%
205           Village Apartments - Laredo                                 43           Fee         1970       2000           98%
206           Lockbox Self Storage                                    32,890           Fee         1984       2000           83%
207           620 Tenants Corp.                                           72           Fee         1953       1997          100%
208           328 West 96th Street Owners Corp.                           21           Fee         1930       1987          100%
209           Matlock Shopping Center                                 10,632           Fee         2000        N/A          100%
210           Cedar Pond Owners Inc.                                      40           Fee         1990        N/A          100%
211           723 East 5th Street                                         24           Fee         1930        N/A          100%
212           Bridge Bay Apartments                                       22           Fee         1910       1984          100%
213           Country Squire Gardens Mobile Home Park                     66           Fee         1971        N/A           98%
214           220 Berkeley Place Housing Corporation                      58           Fee         1955       1997          100%
215           Azalea Trailer Court                                        43           Fee         1962        N/A          100%
216           Brookwood Square Shopping Center                        16,776           Fee         1979       2002          100%
217           10 Bleecker Street Owners Corporation                       22           Fee         1893       1996          100%
218           Bleecker 373 Owners Corp.                                   16           Fee         1910       1984          100%
219           Park View Apartments - NH                                   24           Fee         1900       1988          100%
220           2 Marine Avenue Owners Corporation                          38           Fee         1940       1988          100%
221           Desert Park Apartments                                      42           Fee         1965       1999           93%
222           Fifteenth Street Loft Corporation                           11           Fee         1905       1988          100%
223           2965 Decatur Owners Inc.                                    36           Fee         1936       1996          100%
224           71 East 77th Inc.                                           34           Fee         1935       1954          100%
225           234 West 16th Street Owners Corp.                           20           Fee         1911       1990          100%
226           Cambridge Gardens Apartments                                29           Fee         1968       1972           93%
227           Shadymist Apartments                                        28           Fee         1962       1999          100%
228           Westbourne Apartments, Inc.                                 17           Fee         1940       1998          100%
229           130 Centre Avenue Apartments, Inc.                          30           Fee         1927       1997          100%
230           6535 Broadway Owners Corp.                                  61           Fee         1961       1982          100%

                                                                                                   MOST RECENT           MOST
                                                                 DATE OF                       OPERATING STATEMENT      RECENT
 #   CROSSED  PROPERTY NAME                                  OCCUPANCY RATE   APPRAISED VALUE          DATE             REVENUE
 -   -------  -------------                                  --------------   ---------------  -------------------  ---------------
147     B     Woodlawn Manor Apartments                          3/1/2003     $     1,600,000        2/28/2003      $       440,307
148     B     Wynwood Apartments                                 3/1/2003             950,000        2/28/2003              198,124
149           ParkRidge at McPherson                            1/17/2003           2,380,000        1/30/2003              321,963
150           Eckerd's - San Antonio, TX                         4/1/2003           2,700,000              N/A                  N/A
151           Shore View Corporation                             2/5/2003          17,130,000              N/A                  N/A
152           St. John Court Owners Corp.                      12/20/2002          17,170,000              N/A                  N/A
153           Westminster Hall Apartments Corp.                12/18/2002          18,680,000              N/A                  N/A
154           Southwest Self Storage                            2/28/2003           2,850,000       10/31/2002              441,677
155           Hide-A-Way Mini Storage                           3/11/2003           2,700,000       11/30/2002              405,134
156           Valley Forge Office Colony                        2/20/2003           2,550,000       12/31/2002              412,512
157           Caribbean House, Inc.                            12/16/2002          10,870,000              N/A                  N/A
158           Pine Forest Mobile Home Park                      3/13/2003           3,250,000       12/31/2002              492,516
159           78 Eighth Avenue Tenants Corp.                   11/18/2002          12,540,000              N/A                  N/A
160           Senate Manor Apartments I & II                    2/28/2003           2,300,000       12/31/2002              483,210
161           Camelot Apartments                                3/14/2003           2,250,000       12/31/2002              670,984
162           600-602 King Street                               3/31/2003           2,400,000       12/31/2002              267,229
163           Greentree Square Shopping Center                  3/20/2003           2,700,000       12/31/2002              404,610
164           Woodscape Apartments                              1/31/2003           2,300,000       12/31/2002              571,917
165           235 West 108th Street Owners Corp.                4/24/2003          14,390,000              N/A                  N/A
166           3515 Owners Corp.                                 3/21/2003          11,600,000              N/A                  N/A
167           Casita Verde                                      2/28/2003           2,400,000       10/31/2002              351,234
168           45 W. 10 Tenants' Corp.                          11/22/2002          34,900,000              N/A                  N/A
169           McLean Towers Inc.                                4/22/2003           6,150,000              N/A                  N/A
170           Pratton Arms Apartments                           2/28/2003           2,100,000       12/31/2002              364,998
171           Shoppes of Oakland Park                            3/1/2003           2,225,000       12/31/2002              321,972
172           505 West University Parkway                       2/28/2003           2,250,000       10/31/2002              399,111
173           Seguin Corners                                     3/1/2003           2,440,000       12/31/2002              325,627
174           One Franklin Owners Corp.                         3/26/2003           6,000,000              N/A                  N/A
175           255 Fieldston Buyers Corp.                       12/17/2002           9,150,000              N/A                  N/A
176           64 Merrimack Street Apartments                     3/1/2003           1,990,000       12/31/2002              358,097
177           Greenwich House Holding Corp.                     3/28/2003          44,360,000              N/A                  N/A
178           Spice Lofthouse Corp.                             1/28/2003          14,396,000              N/A                  N/A
179           Belgrave Owners, Inc.                             4/25/2003          10,090,000              N/A                  N/A
180           Charlestown Place Apartments                      2/28/2003           2,250,000       12/31/2002              289,930
181           Eckerd's - Dallas, TX                             12/2/2002           3,050,000              N/A                  N/A
182           Boardwalk Apartments                              2/28/2003           1,920,000        2/28/2003              504,255
183           305 East 83rd St. Realty Corp.                   11/27/2002           5,430,000              N/A                  N/A
184           ParkRidge of Monticello                           1/10/2003           1,630,000       12/31/2002              313,384
185           The Veranda at Twin Creek Apartments              2/13/2003           1,940,000       12/31/2002              433,785
186           Hickory Heights Apartments                         2/4/2003           1,800,000       12/31/2002              274,828
187           Jefferson Apartments                              3/10/2003           1,700,000        2/28/2003              344,804
188           188 Main Street                                   3/31/2003           1,900,000       10/31/2002              242,849
189           3-5 Franklin Owners Corp.                         1/24/2003           6,850,000              N/A                  N/A
190           Windsor Terrace at Jamaica Estates Owners, Inc.   12/4/2002           4,525,000              N/A                  N/A
191           Burgess Manor Apartments                          3/15/2003           1,650,000       12/31/2002              384,190
192           Chippenham South II                              11/11/2002           1,900,000              N/A                  N/A
193           Sunset Plaza Apartments                           10/1/2002           2,500,000       12/31/2002              719,768
194           7491 West Oakland Park Boulevard Building         9/30/2002           2,000,000       12/31/2002              282,813
195           328 W. 17th St. Owners, Inc.                      1/14/2003          13,850,000              N/A                  N/A
196           3516 West Place, Northwest                        3/31/2003           1,555,000       12/31/2002              172,367
197           88 Associates, Inc.                               2/26/2003         126,700,000              N/A                  N/A
198A          Park Plaza Apartments                             2/28/2003           1,340,000       12/31/2002              168,102
198B          Admiral Apartments                                2/28/2003           1,130,000       12/31/2002              121,976
199           161 Henry Street Corporation                      1/16/2003          22,500,000              N/A                  N/A
200           Paris Creek Duplexes                              2/28/2003           1,536,000        1/31/2003              216,067
201           Sherwood Forest Apartments                         3/1/2003           1,473,000       12/31/2002              212,852
202           Broadway Apartments                               3/31/2003           1,500,000        3/31/2003              289,012
203           Edgebrook Cooperative, Inc.                       1/29/2003          23,275,000              N/A                  N/A
204           27 West 67 Studio Corp.                           4/29/2003          43,430,000              N/A                  N/A
205           Village Apartments - Laredo                       3/12/2003           1,330,000       12/31/2002              290,622
206           Lockbox Self Storage                             12/26/2002           1,450,000       12/31/2002              210,514
207           620 Tenants Corp.                                 3/31/2003          13,400,000              N/A                  N/A
208           328 West 96th Street Owners Corp.                 3/13/2003           4,900,000              N/A                  N/A
209           Matlock Shopping Center                           3/12/2003           1,460,000       12/31/2002              128,625
210           Cedar Pond Owners Inc.                            2/27/2003           5,949,900              N/A                  N/A
211           723 East 5th Street                               3/28/2003           1,250,000       10/31/2002              209,777
212           Bridge Bay Apartments                              3/1/2003           1,250,000       12/31/2002              196,569
213           Country Squire Gardens Mobile Home Park           8/26/2002           1,180,000       12/31/2002              178,561
214           220 Berkeley Place Housing Corporation           11/15/2002          12,525,000              N/A                  N/A
215           Azalea Trailer Court                              3/31/2003           1,200,000       12/31/2002              187,624
216           Brookwood Square Shopping Center                   1/1/2003           1,200,000       12/31/2002              169,172
217           10 Bleecker Street Owners Corporation             3/26/2003          21,770,000              N/A                  N/A
218           Bleecker 373 Owners Corp.                         2/13/2003           6,270,000              N/A                  N/A
219           Park View Apartments - NH                         3/25/2003           1,210,000       12/31/2002              198,192
220           2 Marine Avenue Owners Corporation               12/30/2002           5,550,000              N/A                  N/A
221           Desert Park Apartments                            3/12/2003           1,200,000       12/31/2002              219,711
222           Fifteenth Street Loft Corporation                 3/24/2003          10,300,000              N/A                  N/A
223           2965 Decatur Owners Inc.                         12/12/2002           2,600,000              N/A                  N/A
224           71 East 77th Inc.                                 3/28/2003          34,650,000              N/A                  N/A
225           234 West 16th Street Owners Corp.                11/21/2002           4,350,000              N/A                  N/A
226           Cambridge Gardens Apartments                      3/12/2003             930,000       11/30/2002              195,233
227           Shadymist Apartments                               3/1/2003             900,000       12/31/2002              158,542
228           Westbourne Apartments, Inc.                       1/15/2003           6,810,000              N/A                  N/A
229           130 Centre Avenue Apartments, Inc.               12/11/2002           2,080,000              N/A                  N/A
230           6535 Broadway Owners Corp.                        1/24/2003           3,640,000              N/A                  N/A

                                                                   MOST             MOST
                                                                  RECENT           RECENT
 #   CROSSED  PROPERTY NAME                                      EXPENSES           NOI            U/W NOI          U/W NCF(3)
 -   -------  -------------                                  ---------------  ---------------  ---------------  ---------------
147     B     Woodlawn Manor Apartments                      $       256,393  $       183,914  $       171,759  $       149,759
148     B     Wynwood Apartments                                      83,949          114,175          112,861           99,361
149           ParkRidge at McPherson                                 145,678          176,285          209,982          191,982
150           Eckerd's - San Antonio, TX                                 N/A              N/A          227,468          211,570
151           Shore View Corporation                                     N/A              N/A          973,315          973,315
152           St. John Court Owners Corp.                                N/A              N/A          927,197          927,197
153           Westminster Hall Apartments Corp.                          N/A              N/A        1,036,818        1,036,818
154           Southwest Self Storage                                 211,048          230,629          249,613          237,257
155           Hide-A-Way Mini Storage                                163,562          241,572          226,177          216,728
156           Valley Forge Office Colony                             213,131          199,381          267,372          228,456
157           Caribbean House, Inc.                                      N/A              N/A          730,894          730,894
158           Pine Forest Mobile Home Park                           111,721          380,795          325,936          317,636
159           78 Eighth Avenue Tenants Corp.                             N/A              N/A          667,986          667,986
160           Senate Manor Apartments I & II                         219,354          263,856          246,130          226,880
161           Camelot Apartments                                     396,152          274,832          223,357          188,017
162           600-602 King Street                                     42,991          224,238          210,885          198,834
163           Greentree Square Shopping Center                       170,408          234,202          250,040          204,340
164           Woodscape Apartments                                   349,597          222,320          230,387          195,587
165           235 West 108th Street Owners Corp.                         N/A              N/A          947,920          947,920
166           3515 Owners Corp.                                          N/A              N/A          540,072          540,072
167           Casita Verde                                           157,868          193,366          182,515          172,915
168           45 W. 10 Tenants' Corp.                                    N/A              N/A        1,949,612        1,949,612
169           McLean Towers Inc.                                         N/A              N/A          580,497          580,497
170           Pratton Arms Apartments                                154,232          210,766          190,777          181,777
171           Shoppes of Oakland Park                                104,154          217,818          212,057          179,413
172           505 West University Parkway                            137,456          261,655          192,278          181,028
173           Seguin Corners                                          90,512          235,115          199,256          179,516
174           One Franklin Owners Corp.                                  N/A              N/A          393,416          393,416
175           255 Fieldston Buyers Corp.                                 N/A              N/A          553,153          553,153
176           64 Merrimack Street Apartments                         115,176          242,921          221,693          210,443
177           Greenwich House Holding Corp.                              N/A              N/A        1,662,421        1,662,421
178           Spice Lofthouse Corp.                                      N/A              N/A          669,019          669,019
179           Belgrave Owners, Inc.                                      N/A              N/A          474,281          474,281
180           Charlestown Place Apartments                            72,229          217,701          174,440          169,440
181           Eckerd's - Dallas, TX                                      N/A              N/A          249,631          239,948
182           Boardwalk Apartments                                   297,338          206,917          197,857          168,157
183           305 East 83rd St. Realty Corp.                             N/A              N/A          426,413          426,413
184           ParkRidge of Monticello                                179,252          134,132          167,372          151,372
185           The Veranda at Twin Creek Apartments                   295,329          138,456          179,029          160,109
186           Hickory Heights Apartments                             117,612          157,216          156,347          145,847
187           Jefferson Apartments                                   132,519          212,285          154,781          154,781
188           188 Main Street                                         54,819          188,030          156,821          135,155
189           3-5 Franklin Owners Corp.                                  N/A              N/A          443,007          443,007
190           Windsor Terrace at Jamaica Estates Owners, Inc.            N/A              N/A          286,770          286,770
191           Burgess Manor Apartments                               215,280          168,910          187,333          169,333
192           Chippenham South II                                        N/A              N/A          163,873          156,330
193           Sunset Plaza Apartments                                400,752          319,016          271,336          241,336
194           7491 West Oakland Park Boulevard Building               99,479          183,334          220,077          194,908
195           328 W. 17th St. Owners, Inc.                               N/A              N/A          698,963          698,963
196           3516 West Place, Northwest                              15,582          156,785          126,359          123,609
197           88 Associates, Inc.                                        N/A              N/A        3,904,285        3,904,285
198A          Park Plaza Apartments                                   63,035          105,066          102,980           98,230
198B          Admiral Apartments                                      53,985           67,991           79,333           73,515
199           161 Henry Street Corporation                               N/A              N/A          827,172          827,172
200           Paris Creek Duplexes                                    55,237          160,830          148,422          140,422
201           Sherwood Forest Apartments                              48,580          164,272          138,050          127,550
202           Broadway Apartments                                     93,392          195,620          133,487          117,487
203           Edgebrook Cooperative, Inc.                                N/A              N/A        1,325,523        1,325,523
204           27 West 67 Studio Corp.                                    N/A              N/A        1,516,760        1,516,760
205           Village Apartments - Laredo                            141,960          148,662          141,701          130,951
206           Lockbox Self Storage                                    79,870          130,644          114,954          110,020
207           620 Tenants Corp.                                          N/A              N/A          700,758          700,758
208           328 West 96th Street Owners Corp.                          N/A              N/A          296,398          296,398
209           Matlock Shopping Center                                 42,399           86,226          133,735          120,445
210           Cedar Pond Owners Inc.                                     N/A              N/A          365,592          365,592
211           723 East 5th Street                                     95,990          113,787          101,680           95,680
212           Bridge Bay Apartments                                   69,822          126,747          127,665          122,165
213           Country Squire Gardens Mobile Home Park                 45,030          133,531          119,491          116,191
214           220 Berkeley Place Housing Corporation                     N/A              N/A          639,582          639,582
215           Azalea Trailer Court                                    38,358          149,266          130,149          127,827
216           Brookwood Square Shopping Center                        42,374          126,798          121,397          105,125
217           10 Bleecker Street Owners Corporation                      N/A              N/A          824,010          824,010
218           Bleecker 373 Owners Corp.                                  N/A              N/A          314,956          314,956
219           Park View Apartments - NH                               61,479          136,713          124,494          118,494
220           2 Marine Avenue Owners Corporation                         N/A              N/A          247,479          247,479
221           Desert Park Apartments                                 136,117           83,594          103,410           92,910
222           Fifteenth Street Loft Corporation                          N/A              N/A          614,320          614,320
223           2965 Decatur Owners Inc.                                   N/A              N/A          178,756          178,756
224           71 East 77th Inc.                                          N/A              N/A        1,400,337        1,400,337
225           234 West 16th Street Owners Corp.                          N/A              N/A          286,902          286,902
226           Cambridge Gardens Apartments                            81,201          114,032          109,499          102,249
227           Shadymist Apartments                                    64,228           94,314           93,067           86,067
228           Westbourne Apartments, Inc.                                N/A              N/A          300,533          300,533
229           130 Centre Avenue Apartments, Inc.                         N/A              N/A          151,259          151,259
230           6535 Broadway Owners Corp.                                 N/A              N/A          270,097          270,097

                                                              CUT-OFF DATE
                                                                PRINCIPAL                           PROPERTY
 #   CROSSED   PROPERTY NAME                                    BALANCE(1)    PROPERTY TYPE         SUB-TYPE
 -   -------   -------------                                  -------------   -------------      --------------
231           148 East 84th Street Owners Corp.              $       674,059  Multifamily          Cooperative
232           Delano Apartments                                      668,278  Multifamily          Conventional
233           314 Tenant Owners Corp.                                627,645  Multifamily          Cooperative
234           542 Holding Corporation                                624,313  Multifamily          Cooperative
235           Chatmoss Apartments                                    609,537  Multifamily          Conventional
236           4th Avenue Loft Corporation                            573,058  Multifamily          Cooperative
237           41 East 28th St. Apartment Corp.                       549,197  Multifamily          Cooperative
238           Melbourne House Apartments Corp.                       548,317  Multifamily          Cooperative
239           4-10 Bogardus Corp.                                    548,313  Multifamily          Cooperative
240           448 East 84th St. Owners Corp.                         499,477  Multifamily          Cooperative
241           18 East Mt. Vernon                                     497,516  Multifamily          Conventional
242           Park Slope Flats Corp.                                 448,833  Multifamily          Cooperative
243           Spencer Apartments, Inc.                               448,553  Multifamily          Cooperative
244           Clydesdale Cooperative Inc.                            442,659  Multifamily          Cooperative
245           Mix-It Studios Cooperative Corporation                 394,783  Multifamily          Cooperative
246           Madison Square Apartments, Inc.                        348,465  Multifamily          Cooperative
247           35 RSD Tenants Realty Corp.                            199,162  Multifamily          Cooperative
248           110 West 80th Street Apartment Corp.                   173,438  Multifamily          Cooperative
249           284 Pacific Street Corporation                         119,541  Multifamily          Cooperative

                                                             ---------------
TOTAL/WEIGHTED AVERAGE:                                        1,724,825,959
                                                             ===============

              MAXIMUM:
              MINIMUM:

                                                              UNITS/SQ. FT./         FEE/                     YEAR      OCCUPANCY
 #   CROSSED  PROPERTY NAME                                     ROOMS/PADS        LEASEHOLD     YEAR BUILT  RENOVATED RATE AT U/W(2)
 -   -------  -------------                                   --------------      ---------     ----------  --------- --------------
231           148 East 84th Street Owners Corp.                           18           Fee         1960       1987          100%
232           Delano Apartments                                           18           Fee         1963       2002          100%
233           314 Tenant Owners Corp.                                     18           Fee         1924       1979          100%
234           542 Holding Corporation                                      8           Fee         1900       1977          100%
235           Chatmoss Apartments                                         28           Fee         1974        N/A           96%
236           4th Avenue Loft Corporation                                 14           Fee         1900       2002          100%
237           41 East 28th St. Apartment Corp.                            16           Fee         1910       1998          100%
238           Melbourne House Apartments Corp.                            24           Fee         1938       1998          100%
239           4-10 Bogardus Corp.                                         35           Fee         1956       1988          100%
240           448 East 84th St. Owners Corp.                              20           Fee         1910       2000          100%
241           18 East Mt. Vernon                                           5           Fee         1900       2002          100%
242           Park Slope Flats Corp.                                       9           Fee         1989       2002          100%
243           Spencer Apartments, Inc.                                    24           Fee         1905       1993          100%
244           Clydesdale Cooperative Inc.                                 47           Fee         1926       1979          100%
245           Mix-It Studios Cooperative Corporation                       7           Fee         1900       1986          100%
246           Madison Square Apartments, Inc.                             13           Fee         1890       1993          100%
247           35 RSD Tenants Realty Corp.                                  5           Fee         1876       2000          100%
248           110 West 80th Street Apartment Corp.                        10           Fee         1910       1998          100%
249           284 Pacific Street Corporation                               5           Fee         1900       1985          100%

                                                                                                  -----------------------------
TOTAL/WEIGHTED AVERAGE:                                                                            1979       1998           96%
                                                                                                  =============================

              MAXIMUM:                                                                             2003       2003          100%
              MINIMUM:                                                                             1876       1952           73%

                                                                                                   MOST RECENT           MOST
                                                                 DATE OF                       OPERATING STATEMENT      RECENT
 #   CROSSED  PROPERTY NAME                                  OCCUPANCY RATE   APPRAISED VALUE          DATE             REVENUE
 -   -------  -------------                                  --------------   ---------------  -------------------  ---------------
231           148 East 84th Street Owners Corp.                  2/4/2003     $     3,395,000               N/A                 N/A
232           Delano Apartments                                 3/27/2003             950,000        12/31/2002             137,765
233           314 Tenant Owners Corp.                          10/23/2002          13,490,000               N/A                 N/A
234           542 Holding Corporation                            4/1/2003           9,200,000               N/A                 N/A
235           Chatmoss Apartments                                3/1/2003             776,000        12/31/2002             117,431
236           4th Avenue Loft Corporation                      11/25/2002          14,225,000               N/A                 N/A
237           41 East 28th St. Apartment Corp.                  2/28/2003           9,130,000               N/A                 N/A
238           Melbourne House Apartments Corp.                  2/24/2003           3,750,000               N/A                 N/A
239           4-10 Bogardus Corp.                              11/20/2002           5,630,000               N/A                 N/A
240           448 East 84th St. Owners Corp.                    3/11/2003           3,050,000               N/A                 N/A
241           18 East Mt. Vernon                                 3/1/2003             670,000        12/31/2002              62,291
242           Park Slope Flats Corp.                            2/20/2003           1,920,000               N/A                 N/A
243           Spencer Apartments, Inc.                          4/24/2003           7,890,000               N/A                 N/A
244           Clydesdale Cooperative Inc.                       2/28/2003           8,250,000               N/A                 N/A
245           Mix-It Studios Cooperative Corporation           12/31/2002           3,900,000               N/A                 N/A
246           Madison Square Apartments, Inc.                   3/26/2003          12,900,000               N/A                 N/A
247           35 RSD Tenants Realty Corp.                       1/24/2003           1,750,000               N/A                 N/A
248           110 West 80th Street Apartment Corp.              2/27/2003           3,350,000               N/A                 N/A
249           284 Pacific Street Corporation                    1/22/2003           1,920,000               N/A                 N/A

                                                             ----------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                       $ 4,935,500,900                       $   344,578,985
                                                             ======================================================================

              MAXIMUM:                                                        $   390,000,000                       $    46,182,656
              MINIMUM:                                                        $       670,000                       $        62,291

                                                                   MOST             MOST
                                                                  RECENT           RECENT
 #   CROSSED  PROPERTY NAME                                      EXPENSES           NOI            U/W NOI         U/W NCF(3)
 -   -------  -------------                                  ---------------  ---------------  ---------------  ---------------
231           148 East 84th Street Owners Corp.                          N/A              N/A  $       246,874  $       246,874
232           Delano Apartments                                       30,066          107,699           96,155           91,655
233           314 Tenant Owners Corp.                                    N/A              N/A          729,073          729,073
234           542 Holding Corporation                                    N/A              N/A          458,492          458,492
235           Chatmoss Apartments                                     27,924           89,507           70,566           63,566
236           4th Avenue Loft Corporation                                N/A              N/A        1,099,934        1,099,934
237           41 East 28th St. Apartment Corp.                           N/A              N/A          498,759          498,759
238           Melbourne House Apartments Corp.                           N/A              N/A          269,157          269,157
239           4-10 Bogardus Corp.                                        N/A              N/A          290,570          290,570
240           448 East 84th St. Owners Corp.                             N/A              N/A          193,599          193,599
241           18 East Mt. Vernon                                      21,021           41,270           54,224           52,974
242           Park Slope Flats Corp.                                     N/A              N/A          103,630          103,630
243           Spencer Apartments, Inc.                                   N/A              N/A          518,357          518,357
244           Clydesdale Cooperative Inc.                                N/A              N/A          653,505          653,505
245           Mix-It Studios Cooperative Corporation                     N/A              N/A          170,895          170,895
246           Madison Square Apartments, Inc.                            N/A              N/A          555,530          555,530
247           35 RSD Tenants Realty Corp.                                N/A              N/A           78,320           78,320
248           110 West 80th Street Apartment Corp.                       N/A              N/A          195,992          195,992
249           284 Pacific Street Corporation                             N/A              N/A           89,210           89,210

                                                             ------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                      $   144,536,620  $   200,042,367  $   348,926,761  $   331,159,093
                                                             ==================================================================

              MAXIMUM:                                       $    18,979,601  $    29,854,367  $    34,362,546  $    32,874,583
              MINIMUM:                                       $        11,456  $        41,270  $        54,224  $        52,974

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY LYNNER PORTFOLIO - VINTON APARTMENTS, MAQUOKETA APARTMENTS AND STRAWBERRY HILL APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY WOODLAWN MANOR APARTMENTS AND WYNWOOD APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN JUNE 2003
(2) IN THE CASE OF COOPERATIVE MORTGAGED REAL PROPERTIES, STATED OCCUPANCY REFLECTS THE APPRAISED OCCUPANCY RATE OF THE COOPERATIVE PROPERTY.
(3) U/W NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E. WITH RESPECT TO THE RESIDENTIAL COOPERATIVE PROPERTIES, U/W NOI EQUALS U/W NCF.
(4) INCLUDES 180,000 SF OF SPACE GROUND LEASED TO DILLARD'S, 180,643 SF OF SPACE GROUND LEASED TO BELK AND AN 8,000 SF TWEETER'S OUTPARCEL.
(5)  INCLUDES 86,584 SF OF SPACE GROUND LEASED TO KOHL'S.
(6) INCLUDES 135,197 SF OF SPACE GROUND LEASED TO LOWE'S, 4,966 SF OF SPACE GROUND LEASED TO 7-11 AND 4,500 SF OF SPACE GROUND LEASED TO MCDONALD'S.
(7)  INCLUDES 4,726 SF OF SPACE GROUND LEASED TO APPLEBEE'S.
(8) INCLUDES 1,751 SF OF SPACE GROUND LEASED TO MASTERLUBE AND 711 SF OF SPACE GROUND LEASED TO ALBERTACO'S.
(9)  INCLUDES 14,000 SF OF SPACE GROUND LEASED TO CINZETTI'S OF KANSAS, INC.
(10) INCLUDES 34,162 SF OF SPACE GROUND LEASED TO KFC AND 18,864 SF OF SPACE GROUND LEASED BANK OF AMERICA.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                        PERCENTAGE OF   ORIGINATION     REMAINING
                                                         ORIGINAL       CUT-OFF DATE     INITIAL NET   AMORTIZATION   AMORTIZATION
                                                         PRINCIPAL        PRINCIPAL       MORTGAGE         TERM           TERM
 #   CROSSED  LOAN NAME                                   BALANCE        BALANCE(1)     POOL BALANCE     (MONTHS)      (MONTHS)(1)
---  -------  --------------------------------------  ---------------  ---------------  -------------  -------------  -------------
1             622 Third Avenue                        $   203,000,000  $   203,000,000     11.77%           360            360
2             Washington Center Portfolio                 122,000,000      122,000,000      7.07%           360            360
3             Columbiana Centre                            72,000,000       71,906,994      4.17%           360            359
4             The Crossings                                61,000,000       60,748,351      3.52%           300            297
5             Great Lakes Crossing                         60,000,000       59,810,187      3.47%           360            357
6             One Penn Center                              48,000,000       47,760,939      2.77%           360            355
7             Alliance CH Portfolio                        47,000,000       46,811,244      2.71%           360            356
8             Pearson Educational Headquarters             44,100,000       44,100,000      2.56%      Interest Only  Interest Only
9             Westin Savannah Harbor Resort                30,000,000       30,000,000      1.74%      Interest Only  Interest Only
10            Orchards Corporate Center                    30,000,000       29,973,130      1.74%           360            359
11            Weston Town Center                           29,200,000       29,200,000      1.69%           342            342
12            Chase Village Apartments                     28,600,000       28,600,000      1.66%           360            360
13            228 Post Street                              26,000,000       26,000,000      1.51%      Interest Only  Interest Only
14            Inland Empire Portfolio                      25,875,000       25,875,000      1.50%           360            360
15            Norwood Business Center                      24,040,000       24,040,000      1.39%           360            360
16            The Mills Apartments                         22,300,000       22,300,000      1.29%           360            360
17            Gateway Station                              21,360,000       21,322,046      1.24%           360            358
18            Elk Grove Industrial II                      21,000,000       20,935,741      1.21%           360            357
19            Country Glen Apartments                      19,400,000       19,314,287      1.12%           300            297
20            Colonial Promenade                           17,775,000       17,687,533      1.03%           360            355
21            Oakridge Office Park                         17,500,000       17,417,969      1.01%           360            355
22            Silverado Apartments                         17,000,000       16,963,392      0.98%           360            358
23            Stonebridge Waterfront Apartments            16,000,000       15,955,809      0.93%           360            357
24            Chester Park Association                     12,350,000       12,339,480      0.72%           360            359
25            Honeywell International Building             12,000,000       11,934,999      0.69%           360            354
26            Builders FirstSource Portfolio               10,700,000       10,660,781      0.62%           300            297
27            El Camino Commons                            10,700,000       10,659,024      0.62%           360            356
28            The Seasons Apartments                       10,500,000       10,479,919      0.61%           360            358
29            La Mesa Crossroads                           10,500,000       10,437,728      0.61%           360            354
30            102 Pickering Way                            10,400,000       10,354,349      0.60%           360            355
31            Elk Lakes Shopping Center                    10,225,000       10,206,168      0.59%           360            358
32            Elmhurst Place Apartments                     9,600,000        9,570,624      0.55%           360            357
33            Newport East Inc.                             9,500,000        9,473,754      0.55%           480            475
34            Polar Plastics                                9,500,000        9,443,654      0.55%           240            237
35            Park Ten and Broadfield Office
               Portfolio                                    9,350,000        9,312,236      0.54%           360            356
36            100 East Pine Street                          9,100,000        9,056,204      0.53%           360            355
37            Emerald Ridge Apartments                      9,050,000        9,012,255      0.52%           360            356
38            Shops at Boca                                 8,775,000        8,736,243      0.51%           360            355
39            Rock Shadows                                  7,800,000        7,777,800      0.45%           360            357
40            Marcy Park Apartments                         7,600,000        7,577,413      0.44%           360            357
41            Bennett Street Shops                          7,500,000        7,448,851      0.43%           300            295
42            6828 Nancy Ridge Drive                        7,175,000        7,126,738      0.41%           360            351
43            Metaldyne Industrial III Portfolio            7,140,000        7,079,489      0.41%           240            236
44            Scarborough Manor Owner's Corp.               7,000,000        7,000,000      0.41%      Interest Only  Interest Only
45            Midland Place II                              7,000,000        6,956,573      0.40%           324            319
46            Bryant Gardens Corp.                          7,000,000        6,905,100      0.40%           216            211
47            Oakhill Village Associates Limited
               Partnership                                  6,900,000        6,874,958      0.40%           360            356
48            Creekside at Taylor Square II                 6,700,000        6,686,263      0.39%           360            358
49            Carll's Corner Shopping Center                6,600,000        6,551,842      0.38%           360            353
50            Best Buy - Mishawaka, IN                      6,500,000        6,494,513      0.38%           360            359
51            110-118 Riverside Tenants Corp.               6,500,000        6,489,830      0.38%           300            299
52            Thunderbird Palms Medical Plaza               6,450,000        6,438,068      0.37%           360            358
53            Best Buy - Pineville, NC                      6,205,000        6,188,453      0.36%           360            357
54            Lexington Green                               6,160,000        6,143,534      0.36%           360            357
55            205 Third Avenue Owners, Inc.                 6,000,000        5,997,056      0.35%           480            479
56            130 E. 18 Owners Corp.                        6,000,000        5,996,801      0.35%           720            717
57            Ramada Inn - Kill Devil Hills, NC             6,000,000        5,929,315      0.34%           240            234
58            Staples Shopping Center                       5,900,000        5,833,908      0.34%           240            235
59            Beach Club Apartments                         5,850,000        5,817,492      0.34%           360            354
60            Whisper Creek II                              5,800,000        5,773,198      0.33%           360            355
61            The Crossroads                                5,800,000        5,771,287      0.33%           360            355
62            Altapo-Bellwood Building, LLC                 5,700,000        5,677,801      0.33%           300            297
63            Buffalo Square Shopping Center                5,680,000        5,651,824      0.33%           360            355
64            New Hope/Park Place Mobile Home Park          5,680,000        5,647,490      0.33%           360            354
65            McGee's Crossing Shopping Center              5,600,000        5,600,000      0.32%           360            360
66            Parkleigh North Apartments                    5,600,000        5,584,244      0.32%           360            357
67            Columbus 69th LLC                             5,500,000        5,468,587      0.32%           360            354
68            Best Buy - Salt Lake City, UT                 5,400,000        5,390,077      0.31%           360            358
69            Home Depot Plaza                              5,250,000        5,222,522      0.30%           360            354
70            Forbes Boulevard, LLC                         5,230,000        5,199,591      0.30%           330            325
71            CSI Holding Company, Inc.                     5,200,000        5,189,686      0.30%           240            239
72            TownePlace Suites - Mobile, AL                5,150,000        5,131,646      0.30%           300            297
73            Circuit City - Conshohocken, PA               5,091,750        5,071,340      0.29%           360            356
74            Seminole Owners Corp.                         5,000,000        4,997,219      0.29%           480            479
75            178 East 80th Street Owners, Inc.             5,000,000        4,994,344      0.29%           480            478
76            TownePlace Suites - Montgomery, AL            4,865,000        4,847,661      0.28%           300            297
77            Hudson Marketplace                            4,850,000        4,826,421      0.28%           360            355
78            Circuit City - Tampa, FL                      4,800,000        4,780,759      0.28%           360            356
79            Timberland Apartments                         4,800,000        4,775,611      0.28%           360            355

                                                                                           INITIAL
                                                          ORIGINAL        REMAINING       INTEREST
                                                          TERM TO          TERM TO          ONLY         MORTGAGE
                                                          MATURITY        MATURITY         PERIOD        INTEREST        MONTHLY
 #   CROSSED  LOAN NAME                                 (MONTHS)(2)     (MONTHS)(1)(2)    (MONTHS)         RATE         PAYMENT(3)
---  -------  --------------------------------------  ---------------  ---------------  -------------  -------------  -------------
1             622 Third Avenue                              121              119              24         5.881% (7)   $   1,173,934
2             Washington Center Portfolio                    84               84              18         4.809%             640,748
3             Columbiana Centre                              60               59               0         4.135%             349,345
4             The Crossings                                 120              117               0         5.850%             387,450
5             Great Lakes Crossing                          120              117               0         5.250%             331,322
6             One Penn Center                               120              115               0         5.880%             284,092
7             Alliance CH Portfolio                          60               56               0         6.000%             281,789
8             Pearson Educational Headquarters              120              112             120         6.500%             242,193
9             Westin Savannah Harbor Resort                  60               55              60         5.250%             133,073
10            Orchards Corporate Center                     120              119               0         5.700%             174,120
11            Weston Town Center                            120              116              18         5.750%             173,806
12            Chase Village Apartments                       84               81              37         5.300%             158,817
13            228 Post Street                                60               58              60         6.040%             132,684
14            Inland Empire Portfolio                        84               81              12         5.400%             145,296
15            Norwood Business Center                        60               60               0         5.200%             132,006
16            The Mills Apartments                           60               56              24         5.240%             123,003
17            Gateway Station                               120              118               0         6.130%             129,855
18            Elk Grove Industrial II                       120              117               0         5.400%             117,921
19            Country Glen Apartments                       120              117               0         5.460%             118,670
20            Colonial Promenade                            120              115               0         5.940%             105,885
21            Oakridge Office Park                          120              115               0         6.180%             106,955
22            Silverado Apartments                           60               58               0         5.250%              93,875
23            Stonebridge Waterfront Apartments             120              117               0         5.850%              94,391
24            Chester Park Association                      120              119               0         6.150%              75,924
25            Honeywell International Building              120              114               0         6.250%              73,886
26            Builders FirstSource Portfolio                120              117               0         6.500%              72,247
27            El Camino Commons                             120              116               0         6.250%              65,882
28            The Seasons Apartments                        120              118               0         5.800%              61,609
29            La Mesa Crossroads                            120              114               0         5.820%              61,743
30            102 Pickering Way                             120              115               0         6.500%              65,735
31            Elk Lakes Shopping Center                     120              118               0         5.970%              61,107
32            Elmhurst Place Apartments                     120              117               0         5.400%              53,907
33            Newport East Inc.                             120              115               0         5.850%              51,816
34            Polar Plastics                                240              237               0         6.320%              69,826
35            Park Ten and Broadfield Office
               Portfolio                                    120              116               0         5.970%              55,878
36            100 East Pine Street                          120              115               0         6.050%              54,852
37            Emerald Ridge Apartments                      120              116               0         5.800%              53,101
38            Shops at Boca                                 120              115               0         6.470%              55,291
39            Rock Shadows                                  120              117               0         5.720%              45,370
40            Marcy Park Apartments                         120              117               0         5.530%              43,295
41            Bennett Street Shops                          120              115               0         6.270%              49,568
42            6828 Nancy Ridge Drive                        120              111               0         7.150%              48,460
43            Metaldyne Industrial III Portfolio            120              116               0         6.250%              52,188
44            Scarborough Manor Owner's Corp.               120              119             120         5.730%              33,425
45            Midland Place II                              120              115               0         5.900%              43,243
46            Bryant Gardens Corp.                          120              115               0         5.620%              51,586
47            Oakhill Village Associates Limited
               Partnership                                  120              116               0         6.530%              43,749
48            Creekside at Taylor Square II                 120              118               0         5.480%              37,958
49            Carll's Corner Shopping Center                120              113               0         5.610%              37,931
50            Best Buy - Mishawaka, IN                      120              119               0         5.930%              38,679
51            110-118 Riverside Tenants Corp.               120              119               0         5.470%              39,799
52            Thunderbird Palms Medical Plaza               120              118               0         5.950%              38,464
53            Best Buy - Pineville, NC                      120              117               0         6.000%              37,202
54            Lexington Green                               120              117               0         5.990%              36,893
55            205 Third Avenue Owners, Inc.                 120              119               0         5.400%              30,844
56            130 E. 18 Owners Corp.                        120              117               0         5.500%              28,561
57            Ramada Inn - Kill Devil Hills, NC             120              114               0         6.670%              45,337
58            Staples Shopping Center                       120              115               0         5.670%              41,154
59            Beach Club Apartments                         120              114               0         6.130%              35,564
60            Whisper Creek II                              120              115               0         6.250%              35,712
61            The Crossroads                                120              115               0         5.910%              34,439
62            Altapo-Bellwood Building, LLC                 120              117               0         6.170%              37,320
63            Buffalo Square Shopping Center                120              115               0         5.900%              33,690
64            New Hope/Park Place Mobile Home Park          120              114               0         5.990%              34,018
65            McGee's Crossing Shopping Center              120              120               0         5.750%              32,680
66            Parkleigh North Apartments                    120              117               0         5.770%              32,751
67            Columbus 69th LLC                             120              114               0         6.000%              32,975
68            Best Buy - Salt Lake City, UT                 120              118               0         5.980%              32,306
69            Home Depot Plaza                              120              114               0         6.410%              32,873
70            Forbes Boulevard, LLC                         120              115               0         6.050%              32,562
71            CSI Holding Company, Inc.                     120              119               0         6.050%              37,405
72            TownePlace Suites - Mobile, AL                120              117               0         6.650%              35,257
73            Circuit City - Conshohocken, PA               120              116               0         6.010%              30,560
74            Seminole Owners Corp.                         120              119               0         5.620%              26,198
75            178 East 80th Street Owners, Inc.             120              118               0         5.410%              25,738
76            TownePlace Suites - Montgomery, AL            120              117               0         6.650%              33,306
77            Hudson Marketplace                            120              115               0         6.000%              29,078
78            Circuit City - Tampa, FL                      120              116               0         6.010%              28,809
79            Timberland Apartments                         120              115               0         5.780%              28,103

                                                        FIRST
                                                       PAYMENT     MATURITY                 PREPAYMENT PROVISION       DEFEASANCE
 #   CROSSED  LOAN NAME                                 DATE         DATE       ARD(4)      AS OF ORIGINATION(5)        OPTION(6)
---  -------  --------------------------------------  ----------  ----------  ----------  --------------------------  -------------
1             622 Third Avenue                         5/11/2003   5/11/2035   5/11/2013  Lock/117_0.0%/4                  Yes
2             Washington Center Portfolio              7/11/2003   6/11/2033   6/11/2010  Lock/81_0.0%/3                   Yes
3             Columbiana Centre                        6/11/2003   5/11/2008      N/A     Lock/56_0.0%/4                   Yes
4             The Crossings                            4/11/2003   3/11/2013      N/A     Lock/116_0.0%/4                  Yes
5             Great Lakes Crossing                     4/11/2003   3/11/2033   3/11/2013  Lock/116_0.0%/4                  Yes
6             One Penn Center                          2/11/2003   1/11/2013      N/A     Lock/116_0.0%/4                  Yes
7             Alliance CH Portfolio                    3/11/2003   2/11/2008      N/A     Lock/56_0.0%/4                   Yes
8             Pearson Educational Headquarters        11/11/2002  10/11/2032  10/11/2012  Lock/116_0.0%/4                  Yes
9             Westin Savannah Harbor Resort            2/11/2003   1/11/2008      N/A     Lock/56_0.0%/4                   Yes
10            Orchards Corporate Center                6/1/2003    5/1/2013       N/A     Lock/116_0.0%/4                  Yes
11            Weston Town Center                       3/11/2003   2/11/2013      N/A     Lock/117_0.0%/3                  Yes
12            Chase Village Apartments                 4/1/2003    3/1/2010       N/A     Lock/80_0.0%/4                   Yes
13            228 Post Street                          5/11/2003   4/11/2033   4/11/2008  Lock/55_0.0%/5                   Yes
14            Inland Empire Portfolio                  4/1/2003    3/1/2010       N/A     Lock/80_0.0%/4                   Yes
15            Norwood Business Center                  7/1/2003    6/1/2008       N/A     Lock/56_0.0%/4                   Yes
16            The Mills Apartments                     3/11/2003   2/11/2008      N/A     Lock/57_0.0%/3                   Yes
17            Gateway Station                          5/1/2003    4/1/2013       N/A     Lock/116_0.0%/4                  Yes
18            Elk Grove Industrial II                  4/11/2003   3/11/2013      N/A     Lock/117_0.0%/3                  Yes
19            Country Glen Apartments                  4/11/2003   3/11/2013      N/A     Lock/117_0.0%/3                  Yes
20            Colonial Promenade                       2/11/2003   1/11/2013      N/A     Lock/117_0.0%/3                  Yes
21            Oakridge Office Park                     2/11/2003   1/11/2013      N/A     Lock/117_0.0%/3                  Yes
22            Silverado Apartments                     5/1/2003    4/1/2008       N/A     Lock/56_0.0%/4                   Yes
23            Stonebridge Waterfront Apartments        4/1/2003    3/1/2013       N/A     Lock/116_0.0%/4                  Yes
24            Chester Park Association                 6/1/2003    5/1/2013       N/A     Lock/116_0.0%/4                  Yes
25            Honeywell International Building         1/1/2003    12/1/2012      N/A     Lock/113_0.0%/7                  Yes
26            Builders FirstSource Portfolio           4/11/2003   3/11/2013      N/A     Lock/114_0.0%/6                  Yes
27            El Camino Commons                        3/11/2003   2/11/2013      N/A     Lock/117_0.0%/3                  Yes
28            The Seasons Apartments                   5/1/2003    4/1/2013       N/A     Lock/116_0.0%/4                  Yes
29            La Mesa Crossroads                       1/11/2003  12/11/2012      N/A     Lock/117_0.0%/3                  Yes
30            102 Pickering Way                        2/11/2003   1/11/2013      N/A     Lock/117_0.0%/3                  Yes
31            Elk Lakes Shopping Center                5/1/2003    4/1/2033    4/1/2013   Lock/115_0.0%/5                  Yes
32            Elmhurst Place Apartments                4/11/2003   3/11/2013      N/A     Lock/117_0.0%/3                  Yes
33            Newport East Inc.                        2/1/2003    1/1/2013       N/A     Lock/116_0.0%/4                  Yes
34            Polar Plastics                           4/11/2003   3/11/2023      N/A     Lock/236_0.0%/4                  Yes
35            Park Ten and Broadfield Office
               Portfolio                               3/11/2003   2/11/2013      N/A     Lock/117_0.0%/3                  Yes
36            100 East Pine Street                     2/11/2003   1/11/2013      N/A     Lock/117_0.0%/3                  Yes
37            Emerald Ridge Apartments                 3/1/2003    2/1/2013       N/A     Lock/35_YM1/81_0.0%/4            No
38            Shops at Boca                            2/11/2003   1/11/2013      N/A     Lock/117_0.0%/3                  Yes
39            Rock Shadows                             4/11/2003   3/11/2013      N/A     Lock/117_0.0%/3                  Yes
40            Marcy Park Apartments                    4/11/2003   3/11/2013      N/A     Lock/117_0.0%/3                  Yes
41            Bennett Street Shops                     2/11/2003   1/11/2013      N/A     Lock/117_0.0%/3                  Yes
42            6828 Nancy Ridge Drive                   10/1/2002   9/1/2012       N/A     Lock/116_0.0%/4                  Yes
43            Metaldyne Industrial III Portfolio       3/1/2003    2/1/2013       N/A     Lock/116_0.0%/4                  Yes
44            Scarborough Manor Owner's Corp.          6/1/2003    5/1/2013       N/A     Lock/116_0.0%/4                  Yes
45            Midland Place II                         2/11/2003   1/11/2013      N/A     Lock/117_0.0%/3                  Yes
46            Bryant Gardens Corp.                     2/1/2003    1/1/2013       N/A     Lock/101_1.0%/16_0.0%/3          No
47            Oakhill Village Associates Limited
               Partnership                             3/1/2003    2/1/2013       N/A     Lock/116_0.0%/4                  Yes
48            Creekside at Taylor Square II            5/1/2003    4/1/2013       N/A     Lock/116_0.0%/4                  Yes
49            Carll's Corner Shopping Center          12/11/2002  11/11/2012      N/A     Lock/114_0.0%/6                  Yes
50            Best Buy - Mishawaka, IN                 6/1/2003    5/1/2033    5/1/2013   Lock/116_0.0%/4                  Yes
51            110-118 Riverside Tenants Corp.          6/1/2003    5/1/2013       N/A     Lock/47_YM/69_0.0%/4             No
52            Thunderbird Palms Medical Plaza          5/1/2003    4/1/2013       N/A     Lock/116_0.0%/4                  Yes
53            Best Buy - Pineville, NC                 4/1/2003    3/1/2033    3/1/2013   Lock/116_0.0%/4                  Yes
54            Lexington Green                          4/11/2003   3/11/2013      N/A     Lock/117_0.0%/3                  Yes
55            205 Third Avenue Owners, Inc.            6/1/2003    5/1/2013       N/A     Lock/101_2.0%/15_0.0%/4          No
56            130 E. 18 Owners Corp.                   4/1/2003    3/1/2013       N/A     Lock/116_0.0%/4                  Yes
57            Ramada Inn - Kill Devil Hills, NC        1/11/2003  12/11/2012      N/A     Lock/117_0.0%/3                  Yes
58            Staples Shopping Center                  2/11/2003   1/11/2013      N/A     Lock/117_0.0%/3                  Yes
59            Beach Club Apartments                    1/11/2003  12/11/2012      N/A     Lock/117_0.0%/3                  Yes
60            Whisper Creek II                         2/11/2003   1/11/2013      N/A     Lock/114_0.0%/6                  Yes
61            The Crossroads                           2/11/2003   1/11/2013      N/A     Lock/117_0.0%/3                  Yes
62            Altapo-Bellwood Building, LLC            4/1/2003    3/1/2013       N/A     Lock/116_0.0%/4                  Yes
63            Buffalo Square Shopping Center           2/1/2003    1/1/2033    1/1/2013   Lock/115_0.0%/5                  Yes
64            New Hope/Park Place Mobile Home Park     1/11/2003  12/11/2012      N/A     Lock/117_0.0%/3                  Yes
65            McGee's Crossing Shopping Center         7/1/2003    6/1/2033    6/1/2013   Lock/116_0.0%/4                  Yes
66            Parkleigh North Apartments               4/11/2003   3/11/2013      N/A     Lock/117_0.0%/3                  Yes
67            Columbus 69th LLC                        1/1/2003    12/1/2012      N/A     Lock/47_YM1/70_0.0%/3            No
68            Best Buy - Salt Lake City, UT            5/1/2003    4/1/2033    4/1/2013   YM5/115_0.0%/5                   No
69            Home Depot Plaza                         1/11/2003  12/11/2012      N/A     Lock/117_0.0%/3                  Yes
70            Forbes Boulevard, LLC                    2/1/2003    1/1/2013       N/A     Lock/116_0.0%/4                  Yes
71            CSI Holding Company, Inc.                6/1/2003    5/1/2013       N/A     Lock/116_0.0%/4                  Yes
72            TownePlace Suites - Mobile, AL           4/11/2003   3/11/2013      N/A     Lock/116_0.0%/4                  Yes
73            Circuit City - Conshohocken, PA          3/1/2003    2/1/2033    2/1/2013   Lock/116_0.0%/4                  Yes
74            Seminole Owners Corp.                    6/1/2003    5/1/2013       N/A     Lock/101_1.0%/15_0.0%/4          No
75            178 East 80th Street Owners, Inc.        5/1/2003    4/1/2013       N/A     Lock/47_YM/69_0.0%/4             No
76            TownePlace Suites - Montgomery, AL       4/11/2003   3/11/2013      N/A     Lock/116_0.0%/4                  Yes
77            Hudson Marketplace                       2/11/2003   1/11/2013      N/A     Lock/117_0.0%/3                  Yes
78            Circuit City - Tampa, FL                 3/1/2003    2/1/2033    2/1/2013   Lock/116_0.0%/4                  Yes
79            Timberland Apartments                    2/11/2003   1/11/2013      N/A     Lock/117_0.0%/3                  Yes

                                                                                        PERCENTAGE OF   ORIGINATION     REMAINING
                                                         ORIGINAL       CUT-OFF DATE     INITIAL NET   AMORTIZATION   AMORTIZATION
                                                         PRINCIPAL        PRINCIPAL       MORTGAGE        TERM            TERM
 #   CROSSED  LOAN NAME                                   BALANCE        BALANCE(1)     POOL BALANCE     (MONTHS)      (MONTHS)(1)
---  -------  --------------------------------------  ---------------  ---------------  -------------  -------------  -------------
80            Four Corners Westheimer Shopping
               Center                                 $     4,700,000  $     4,682,477      0.27%           360            356
81            The MEMEC Building                            4,600,000        4,579,174      0.27%           360            355
82            Campus View Center                            4,500,000        4,496,492      0.26%           360            359
83            Tarrant Parkway Commons                       4,400,000        4,391,986      0.25%           360            358
84            Westaff Campus                                4,400,000        4,372,523      0.25%           300            295
85            Briarcliffe Apartments                        4,300,000        4,287,134      0.25%           360            357
86            Northside Villas                              4,300,000        4,281,460      0.25%           300            297
87            Blue Heron Center                             4,300,000        4,274,392      0.25%           360            354
88            350 Bleecker Street Apartment Corp.           4,250,000        4,250,000      0.25%      Interest Only  Interest Only
89            Mark Terrace Owners' Corp.                    4,250,000        4,228,420      0.25%           360            355
90            Oakwood Garden Apartments                     4,200,000        4,192,091      0.24%           360            358
91            Best Storage                                  4,200,000        4,173,650      0.24%           240            237
92            Prairie Meadows                               4,100,000        4,080,506      0.24%           360            355
93            Alhambra Apartments                           4,100,000        4,069,761      0.24%           300            295
94            North Huntington Hills Apartments             3,950,000        3,933,494      0.23%           360            356
95            2626 West Warrenville                         3,900,000        3,880,341      0.22%           360            355
96            Fairway Crossing Apartments                   3,850,000        3,839,502      0.22%           300            298
97      A     Vinton Park Apartments                        1,628,680        1,624,296      0.09%           360            357
98      A     Maquoketa Park Apartments                     1,266,540        1,263,131      0.07%           360            357
99      A     Strawberry Hill Apartments                      904,780          902,344      0.05%           360            357
100           American Mini Storage                         3,675,000        3,670,319      0.21%           300            299
101           21 N. Chatsworth Owners Corp.                 3,650,000        3,645,973      0.21%           480            478
102           210 East 15th St. Tenants Corp.               3,500,000        3,500,000      0.20%      Interest Only  Interest Only
103           Moore Self Storage                            3,500,000        3,490,290      0.20%           300            298
104           Walgreens - Duluth, GA                        3,475,000        3,470,477      0.20%           300            299
105           Walgreens - Longview, TX                      3,450,000        3,447,065      0.20%           360            359
106           Castle Glen Townhomes                         3,450,000        3,435,933      0.20%           360            356
107           Whole Foods Market Phase II                   3,400,000        3,397,070      0.20%           360            359
108           Windsor Place Apartments                      3,400,000        3,390,009      0.20%           360            357
109           Franklin Square Townhomes                     3,350,000        3,335,922      0.19%           360            356
110           1150 Park Avenue Tenants Incorporated         3,300,000        3,300,000      0.19%      Interest Only  Interest Only
111           215 W. 75th St. Owners Corp.                  3,300,000        3,289,280      0.19%           480            474
112           Heritage Oaks Apartments                      3,100,000        3,087,408      0.18%           360            356
113           Grand Duke Apartments                         3,050,000        3,050,000      0.18%           360            360
114           17 East 89th Street Tenants, Inc.             3,050,000        3,050,000      0.18%      Interest Only  Interest Only
115           Academy Sports & Outdoors                     3,050,000        3,038,118      0.18%           360            356
116           New Market Center                             3,050,000        3,035,980      0.18%           360            354
117           West Wind Apartments                          3,000,000        2,986,137      0.17%           360            355
118           Clarksville Ridge Professional Center,
               LLC                                          2,980,000        2,968,911      0.17%           360            356
119           La Joya Apartments                            2,932,000        2,920,330      0.17%           300            297
120           12th Street Apartment Corp.                   2,900,000        2,893,309      0.17%           480            476
121           Longacre Gardens Corp.                        2,850,000        2,847,131      0.17%           480            478
122           7451 Beverly Building                         2,800,000        2,792,881      0.16%           300            298
123           Kettler Building, LLC                         2,700,000        2,697,907      0.16%           360            359
124           Tabor Crossing Shopping Center                2,650,000        2,642,559      0.15%           300            298
125           755 West End Housing Corp.                    2,600,000        2,598,785      0.15%           720            717
126           250 North Village Owners, Inc.                2,600,000        2,588,579      0.15%           360            356
127           Springdale Apartments                         2,580,000        2,560,424      0.15%           300            295
128           Myrtle Avenue Shopping Center                 2,530,000        2,530,000      0.15%           300            300
129           Georgian House Owners Corp.                   2,500,000        2,498,433      0.14%           480            479
130           Red Springs Shopping Center                   2,500,000        2,487,919      0.14%           360            355
131           166 Fifth Avenue, LLC                         2,500,000        2,486,313      0.14%           360            354
132           Park Seventy-Ninth Corp.                      2,450,000        2,444,332      0.14%           480            476
133           The Patriot Building                          2,400,000        2,396,996      0.14%           300            299
134           First West Palm Office Owners, LLC            2,400,000        2,390,914      0.14%           360            356
135           Towne and Country Estates Apartments          2,400,000        2,390,309      0.14%           300            297
136           233 West 99th Street, Inc.                    2,300,000        2,300,000      0.13%      Interest Only  Interest Only
137           Ralph's Grocery Store                         2,250,000        2,248,135      0.13%           360            359
138           Country Breeze Mobile Home Park               2,250,000        2,243,523      0.13%           360            357
139           221 East 78th Tenants Corp.                   2,200,000        2,200,000      0.13%      Interest Only  Interest Only
140           Wyndhurst Building                            2,200,000        2,189,153      0.13%           360            355
141           Westcreek Court Townhomes                     2,160,000        2,151,226      0.12%           360            356
142           Chelsea Warren Corp.                          2,100,000        2,099,071      0.12%           480            479
143           Larchmont Hills Owners Corp.                  2,100,000        2,095,720      0.12%           420            417
144           Hawthorne Gardens Owners Corp.                2,100,000        2,093,677      0.12%           360            357
145           Townsend Mews Owners Corp. f/k/a
               329-337 West 85th Street Owners Corp.        2,100,000        2,091,006      0.12%           360            356
146           Stardust Apartments                           2,050,000        2,045,993      0.12%           360            358
147     B     Woodlawn Manor Apartments                     1,280,000        1,270,204      0.07%           300            294
148     B     Wynwood Apartments                              760,000          754,378      0.04%           300            294
149           ParkRidge at McPherson                        2,023,000        2,019,834      0.12%           360            358
150           Eckerd's - San Antonio, TX                    2,000,000        1,994,622      0.12%           300            298
151           Shore View Corporation                        2,000,000        1,993,788      0.12%           360            357
152           St. John Court Owners Corp.                   2,000,000        1,981,837      0.11%           270            265
153           Westminster Hall Apartments Corp.             1,975,000        1,975,000      0.11%      Interest Only  Interest Only
154           Southwest Self Storage                        1,950,000        1,942,350      0.11%           300            297
155           Hide-A-Way Mini Storage                       1,900,000        1,891,504      0.11%           360            355
156           Valley Forge Office Colony                    1,875,000        1,867,388      0.11%           300            297
157           Caribbean House, Inc.                         1,850,000        1,844,851      0.11%           480            475
158           Pine Forest Mobile Home Park                  1,850,000        1,842,428      0.11%           360            356

                                                                                           INITIAL
                                                          ORIGINAL        REMAINING       INTEREST
                                                          TERM TO          TERM TO          ONLY         MORTGAGE
                                                          MATURITY        MATURITY         PERIOD        INTEREST        MONTHLY
 #   CROSSED  LOAN NAME                                 (MONTHS)(2)     (MONTHS)(1)(2)    (MONTHS)         RATE         PAYMENT(3)
---  -------  --------------------------------------  ---------------  ---------------  -------------  -------------  -------------
80            Four Corners Westheimer Shopping
               Center                                       120              116               0         6.390%       $      29,368
81            The MEMEC Building                            120              115               0         6.350%              28,623
82            Campus View Center                            120              119               0         6.230%              27,649
83            Tarrant Parkway Commons                       120              118               0         6.020%              26,437
84            Westaff Campus                                120              115               0         6.810%              30,567
85            Briarcliffe Apartments                        120              117               0         5.500%              24,415
86            Northside Villas                              120              117               0         5.600%              26,663
87            Blue Heron Center                             120              114               0         5.800%              25,230
88            350 Bleecker Street Apartment Corp.           120              116             120         5.890%              20,860
89            Mark Terrace Owners' Corp.                    120              115               0         6.060%              25,876
90            Oakwood Garden Apartments                     120              118               0         5.870%              24,831
91            Best Storage                                  120              117               0         5.900%              29,848
92            Prairie Meadows                               120              115               0         6.110%              24,872
93            Alhambra Apartments                           120              115               0         5.780%              25,868
94            North Huntington Hills Apartments             120              116               0         5.790%              23,152
95            2626 West Warrenville                         120              115               0         5.820%              22,933
96            Fairway Crossing Apartments                   120              118               0         6.000%              24,806
97      A     Vinton Park Apartments                        120              117               0         5.960%               9,723
98      A     Maquoketa Park Apartments                     120              117               0         5.960%               7,561
99      A     Strawberry Hill Apartments                    120              117               0         5.960%               5,401
100           American Mini Storage                         120              119               0         6.010%              23,701
101           21 N. Chatsworth Owners Corp.                 120              118               0         5.660%              19,225
102           210 East 15th St. Tenants Corp.               120              115             120         5.650%              16,708
103           Moore Self Storage                            120              118               0         5.900%              22,337
104           Walgreens - Duluth, GA                        120              119               0         5.900%              22,178
105           Walgreens - Longview, TX                      120              119               0         5.900%              20,463
106           Castle Glen Townhomes                         120              116               0         5.920%              20,507
107           Whole Foods Market Phase II                   120              119               0         5.850%              20,058
108           Windsor Place Apartments                      120              117               0         5.580%              19,476
109           Franklin Square Townhomes                     120              116               0         5.760%              19,571
110           1150 Park Avenue Tenants Incorporated         120              118             120         5.550%              15,263
111           215 W. 75th St. Owners Corp.                  120              114               0         5.780%              17,837
112           Heritage Oaks Apartments                      120              116               0         5.940%              18,467
113           Grand Duke Apartments                         120              120               0         5.900%              18,091
114           17 East 89th Street Tenants, Inc.             120              116             120         5.570%              14,157
115           Academy Sports & Outdoors                     120              116               0         6.160%              18,601
116           New Market Center                             120              114               0         7.000%              20,292
117           West Wind Apartments                          120              115               0         6.250%              18,472
118           Clarksville Ridge Professional
               Center, LLC                                  120              116               0         6.400%              18,640
119           La Joya Apartments                             60               57               0         6.050%              18,981
120           12th Street Apartment Corp.                   120              116               0         5.510%              14,977
121           Longacre Gardens Corp.                        120              118               0         6.000%              15,681
122           7451 Beverly Building                         120              118               0         6.400%              18,731
123           Kettler Building, LLC                         120              119               0         6.250%              16,624
124           Tabor Crossing Shopping Center                120              118               0         5.830%              16,800
125           755 West End Housing Corp.                    120              117               0         5.800%              12,970
126           250 North Village Owners, Inc.                120              116               0         5.780%              15,356
127           Springdale Apartments                         120              115               0         5.600%              15,998
128           Myrtle Avenue Shopping Center                 120              120               0         6.050%              16,378
129           Georgian House Owners Corp.                   120              119               0         5.170%              12,338
130           Red Springs Shopping Center                   120              115               0         6.030%              15,037
131           166 Fifth Avenue, LLC                         120              114               0         6.200%              15,312
132           Park Seventy-Ninth Corp.                      120              116               0         5.500%              12,636
133           The Patriot Building                          120              119               0         6.100%              15,610
134           First West Palm Office Owners, LLC            120              116               0         6.310%              14,871
135           Towne and Country Estates Apartments          120              117               0         5.970%              15,419
136           233 West 99th Street, Inc.                    120              115             120         5.930%              11,366
137           Ralph's Grocery Store                         120              119               0         6.000%              13,490
138           Country Breeze Mobile Home Park               120              117               0         5.670%              13,016
139           221 East 78th Tenants Corp.                   120              114             120         6.170%              11,312
140           Wyndhurst Building                            120              115               0         5.930%              13,091
141           Westcreek Court Townhomes                     120              116               0         5.940%              12,867
142           Chelsea Warren Corp.                          120              119               0         5.690%              11,218
143           Larchmont Hills Owners Corp.                  120              117               0         5.830%              11,849
144           Hawthorne Gardens Owners Corp.                120              117               0         5.700%              12,294
145           Townsend Mews Owners Corp. f/k/a
               329-337 West 85th Street Owners Corp.        120              116               0         5.930%              12,607
146           Stardust Apartments                           120              118               0         5.700%              11,898
147     B     Woodlawn Manor Apartments                     120              114               0         6.580%               8,707
148     B     Wynwood Apartments                            120              114               0         6.780%               5,265
149           ParkRidge at McPherson                        180              178               0         6.680%              13,027
150           Eckerd's - San Antonio, TX                    120              118               0         6.080%              12,984
151           Shore View Corporation                        120              117               0         5.820%              11,761
152           St. John Court Owners Corp.                   120              115               0         5.830%              13,314
153           Westminster Hall Apartments Corp.             120              115             120         5.770%               9,496
154           Southwest Self Storage                        120              117               0         6.130%              12,719
155           Hide-A-Way Mini Storage                       120              115               0         6.410%              11,897
156           Valley Forge Office Colony                     60               57               0         5.940%              12,012
157           Caribbean House, Inc.                         120              115               0         5.820%              10,051
158           Pine Forest Mobile Home Park                   60               56               0         5.900%              10,973

                                                        FIRST
                                                       PAYMENT     MATURITY                 PREPAYMENT PROVISION       DEFEASANCE
 #   CROSSED  LOAN NAME                                 DATE         DATE       ARD(4)      AS OF ORIGINATION(5)        OPTION(6)
---  -------  --------------------------------------  ----------  ----------  ----------  --------------------------  -------------
80            Four Corners Westheimer Shopping
               Center                                  3/11/2003   2/11/2013      N/A     Lock/114_0.0%/6                  Yes
81            The MEMEC Building                       2/1/2003    1/1/2013       N/A     Lock/116_0.0%/4                  Yes
82            Campus View Center                       6/1/2003    5/1/2013       N/A     Lock/116_0.0%/4                  Yes
83            Tarrant Parkway Commons                  5/1/2003    4/1/2033    4/1/2013   Lock/115_0.0%/5                  Yes
84            Westaff Campus                           2/11/2003   1/11/2013      N/A     Lock/114_0.0%/6                  Yes
85            Briarcliffe Apartments                   4/11/2003   3/11/2013      N/A     Lock/117_0.0%/3                  Yes
86            Northside Villas                         4/1/2003    3/1/2013       N/A     Lock/116_0.0%/4                  Yes
87            Blue Heron Center                        1/11/2003  12/11/2012      N/A     Lock/117_0.0%/3                  Yes
88            350 Bleecker Street Apartment Corp.      3/1/2003    2/1/2013       N/A     Lock/101_2.0%/16_0.0%/3          No
89            Mark Terrace Owners' Corp.               2/1/2003    1/1/2013       N/A     Lock/116_0.0%/4                  Yes
90            Oakwood Garden Apartments                5/1/2003    4/1/2013       N/A     Lock/116_0.0%/4                  Yes
91            Best Storage                             4/1/2003    3/1/2013       N/A     Lock/116_0.0%/4                  Yes
92            Prairie Meadows                          2/11/2003   1/11/2013      N/A     Lock/117_0.0%/3                  Yes
93            Alhambra Apartments                      2/11/2003   1/11/2013      N/A     Lock/117_0.0%/3                  Yes
94            North Huntington Hills Apartments        3/11/2003   2/11/2013      N/A     Lock/117_0.0%/3                  Yes
95            2626 West Warrenville                    2/11/2003   1/11/2013      N/A     Lock/117_0.0%/3                  Yes
96            Fairway Crossing Apartments              5/11/2003   4/11/2013      N/A     Lock/114_0.0%/6                  Yes
97      A     Vinton Park Apartments                   4/11/2003   3/11/2013      N/A     Lock/114_0.0%/6                  Yes
98      A     Maquoketa Park Apartments                4/11/2003   3/11/2013      N/A     Lock/114_0.0%/6                  Yes
99      A     Strawberry Hill Apartments               4/11/2003   3/11/2013      N/A     Lock/114_0.0%/6                  Yes
100           American Mini Storage                    6/1/2003    5/1/2013       N/A     Lock/116_0.0%/4                  Yes
101           21 N. Chatsworth Owners Corp.            5/1/2003    4/1/2013       N/A     Lock/116_0.0%/4                  Yes
102           210 East 15th St. Tenants Corp.          2/1/2003    1/1/2013       N/A     Lock/116_0.0%/4                  Yes
103           Moore Self Storage                       5/1/2003    4/1/2013       N/A     Lock/116_0.0%/4                  Yes
104           Walgreens - Duluth, GA                   6/1/2003    5/1/2028    5/1/2013   Lock/116_0.0%/4                  Yes
105           Walgreens - Longview, TX                 6/1/2003    5/1/2033    5/1/2013   Lock/116_0.0%/4                  Yes
106           Castle Glen Townhomes                    3/11/2003   2/11/2013      N/A     Lock/117_0.0%/3                  Yes
107           Whole Foods Market Phase II              6/1/2003    5/1/2013       N/A     Lock/116_0.0%/4                  Yes
108           Windsor Place Apartments                 4/11/2003   3/11/2013      N/A     Lock/117_0.0%/3                  Yes
109           Franklin Square Townhomes                3/11/2003   2/11/2013      N/A     Lock/117_0.0%/3                  Yes
110           1150 Park Avenue Tenants Incorporated    5/1/2003    4/1/2013       N/A     Lock/101_2.0%/15_0.0%/4          No
111           215 W. 75th St. Owners Corp.             1/1/2003    12/1/2012      N/A     Lock/101_2.0%/16_0.0%/3          No
112           Heritage Oaks Apartments                 3/1/2003    2/1/2013       N/A     Lock/35_YM1/81_0.0%/4            No
113           Grand Duke Apartments                    7/1/2003    6/1/2013       N/A     Lock/116_0.0%/4                  Yes
114           17 East 89th Street Tenants, Inc.        3/1/2003    2/1/2013       N/A     Lock/101_2.0%/16_0.0%/3          No
115           Academy Sports & Outdoors                3/1/2003    2/1/2033    2/1/2013   Lock/116_0.0%/4                  Yes
116           New Market Center                        1/11/2003  12/11/2012      N/A     Lock/117_0.0%/3                  Yes
117           West Wind Apartments                     2/11/2003   1/11/2013      N/A     Lock/114_0.0%/6                  Yes
118           Clarksville Ridge Professional Center,
               LLC                                     3/1/2003    2/1/2013       N/A     Lock/116_0.0%/4                  Yes
119           La Joya Apartments                       4/11/2003   3/11/2008      N/A     Lock/54_0.0%/6                   Yes
120           12th Street Apartment Corp.              3/1/2003    2/1/2013       N/A     Lock/101_2.0%/16_0.0%/3          No
121           Longacre Gardens Corp.                   5/1/2003    4/1/2013       N/A     Lock/116_0.0%/4                  Yes
122           7451 Beverly Building                    5/11/2003   4/11/2013      N/A     Lock/114_0.0%/6                  Yes
123           Kettler Building, LLC                    6/1/2003    5/1/2013       N/A     Lock/116_0.0%/4                  Yes
124           Tabor Crossing Shopping Center           5/1/2003    4/1/2028    4/1/2013   Lock/116_0.0%/4                  Yes
125           755 West End Housing Corp.               4/1/2003    3/1/2013       N/A     Lock/101_2.0%/15_0.0%/4          No
126           250 North Village Owners, Inc.           3/1/2003    2/1/2013       N/A     Lock/101_2.0%/16_0.0%/3          No
127           Springdale Apartments                    2/1/2003    1/1/2013       N/A     Lock/117_0.0%/3                  Yes
128           Myrtle Avenue Shopping Center            7/1/2003    6/1/2028    6/1/2013   Lock/116_0.0%/4                  Yes
129           Georgian House Owners Corp.              6/1/2003    5/1/2013       N/A     Lock/101_2.0%/14_0.0%/5          No
130           Red Springs Shopping Center              2/11/2003   1/11/2013      N/A     Lock/117_0.0%/3                  Yes
131           166 Fifth Avenue, LLC                    1/1/2003    12/1/2012      N/A     Lock/116_0.0%/4                  Yes
132           Park Seventy-Ninth Corp.                 3/1/2003    2/1/2013       N/A     Lock/47_YM/69_0.0%/4             No
133           The Patriot Building                     6/1/2003    5/1/2028    5/1/2013   Lock/116_0.0%/4                  Yes
134           First West Palm Office Owners, LLC       3/1/2003    2/1/2013       N/A     Lock/116_0.0%/4                  Yes
135           Towne and Country Estates Apartments     4/11/2003   3/11/2013      N/A     Lock/114_0.0%/6                  Yes
136           233 West 99th Street, Inc.               2/1/2003    1/1/2013       N/A     Lock/101_2.0%/16_0.0%/3          No
137           Ralph's Grocery Store                    6/1/2003    5/1/2013       N/A     Lock/116_0.0%/4                  Yes
138           Country Breeze Mobile Home Park          4/11/2003   3/11/2013      N/A     Lock/116_0.0%/4                  Yes
139           221 East 78th Tenants Corp.              1/1/2003    12/1/2012      N/A     Lock/116_0.0%/4                  Yes
140           Wyndhurst Building                       2/11/2003   1/11/2013      N/A     Lock/117_0.0%/3                  Yes
141           Westcreek Court Townhomes                3/1/2003    2/1/2013       N/A     Lock/35_YM1/81_0.0%/4            No
142           Chelsea Warren Corp.                     6/1/2003    5/1/2013       N/A     Lock/101_2.0%/15_0.0%/4          No
143           Larchmont Hills Owners Corp.             4/1/2003    3/1/2013       N/A     Lock/101_2.0%/15_0.0%/4          No
144           Hawthorne Gardens Owners Corp.           4/1/2003    3/1/2013       N/A     Lock/47_YM/69_0.0%/4             No
145           Townsend Mews Owners Corp. f/k/a
               329-337 West 85th Street Owners Corp.   3/1/2003    2/1/2013       N/A     Lock/116_0.0%/4                  Yes
146           Stardust Apartments                      5/1/2003    4/1/2013       N/A     Lock/116_0.0%/4                  Yes
147     B     Woodlawn Manor Apartments                1/11/2003  12/11/2012      N/A     Lock/36_YM1/81_0.0%/3            No
148     B     Wynwood Apartments                       1/11/2003  12/11/2012      N/A     Lock/36_YM1/81_0.0%/3            No
149           ParkRidge at McPherson                   5/1/2003    4/1/2018       N/A     Lock/176_0.0%/4                  Yes
150           Eckerd's - San Antonio, TX               5/11/2003   4/11/2033   4/11/2013  Lock/114_0.0%/6                  Yes
151           Shore View Corporation                   4/1/2003    3/1/2013       N/A     Lock/101_2.0%/15_0.0%/4          No
152           St. John Court Owners Corp.              2/1/2003    1/1/2013       N/A     Lock/101_2.0%/16_0.0%/3          No
153           Westminster Hall Apartments Corp.        2/1/2003    1/1/2013       N/A     Lock/101_2.0%/16_0.0%/3          No
154           Southwest Self Storage                   4/11/2003   3/11/2013      N/A     Lock/117_0.0%/3                  Yes
155           Hide-A-Way Mini Storage                  2/11/2003   1/11/2013      N/A     Lock/114_0.0%/6                  Yes
156           Valley Forge Office Colony               4/11/2003   3/11/2008      N/A     Lock/54_0.0%/6                   Yes
157           Caribbean House, Inc.                    2/1/2003    1/1/2013       N/A     Lock/116_0.0%/4                  Yes
158           Pine Forest Mobile Home Park             3/11/2003   2/11/2008      N/A     Lock/54_0.0%/6                   Yes

                                                                                        PERCENTAGE OF   ORIGINATION     REMAINING
                                                         ORIGINAL       CUT-OFF DATE     INITIAL NET   AMORTIZATION   AMORTIZATION
                                                         PRINCIPAL        PRINCIPAL       MORTGAGE        TERM            TERM
 #   CROSSED  LOAN NAME                                   BALANCE        BALANCE(1)     POOL BALANCE     (MONTHS)      (MONTHS)(1)
---  -------  --------------------------------------  ---------------  ---------------  -------------  -------------  -------------
159           78 Eighth Avenue Tenants Corp.          $     1,850,000  $     1,837,854      0.11%           360            354
160           Senate Manor Apartments I & II                1,840,000        1,830,082      0.11%           300            296
161           Camelot Apartments                            1,800,000        1,787,882      0.10%           300            295
162           600-602 King Street                           1,775,000        1,768,802      0.10%           360            356
163           Greentree Square Shopping Center              1,730,000        1,719,841      0.10%           300            295
164           Woodscape Apartments                          1,725,000        1,717,795      0.10%           300            297
165           235 West 108th Street Owners Corp.            1,700,000        1,698,288      0.10%           360            359
166           3515 Owners Corp.                             1,700,000        1,698,058      0.10%           480            478
167           Casita Verde                                  1,700,000        1,691,851      0.10%           360            355
168           45 W. 10 Tenants' Corp.                       1,700,000        1,688,839      0.10%           360            354
169           McLean Towers Inc.                            1,675,000        1,674,283      0.10%           480            479
170           Pratton Arms Apartments                       1,680,000        1,672,410      0.10%           360            355
171           Shoppes of Oakland Park                       1,650,000        1,643,765      0.10%           360            356
172           505 West University Parkway                   1,650,000        1,642,059      0.10%           360            355
173           Seguin Corners                                1,625,000        1,616,600      0.09%           300            296
174           One Franklin Owners Corp.                     1,600,000        1,596,664      0.09%           360            358
175           255 Fieldston Buyers Corp.                    1,600,000        1,591,130      0.09%           360            355
176           64 Merrimack Street Apartments                1,592,000        1,585,255      0.09%           300            297
177           Greenwich House Holding Corp.                 1,580,000        1,578,188      0.09%           480            478
178           Spice Lofthouse Corp.                         1,536,000        1,529,600      0.09%           360            356
179           Belgrave Owners, Inc.                         1,500,000        1,500,000      0.09%      Interest Only  Interest Only
180           Charlestown Place Apartments                  1,500,000        1,495,410      0.09%           360            357
181           Eckerd's - Dallas, TX                         1,486,000        1,479,558      0.09%           360            355
182           Boardwalk Apartments                          1,465,000        1,453,827      0.08%           300            294
183           305 East 83rd St. Realty Corp.                1,400,000        1,387,292      0.08%           300            294
184           ParkRidge of Monticello                       1,385,000        1,384,048      0.08%           360            359
185           The Veranda at Twin Creek Apartments          1,377,000        1,373,542      0.08%           360            355
186           Hickory Heights Apartments                    1,375,000        1,369,287      0.08%           300            297
187           Jefferson Apartments                          1,360,000        1,349,199      0.08%           300            294
188           188 Main Street                               1,350,000        1,345,129      0.08%           360            356
189           3-5 Franklin Owners Corp.                     1,350,000        1,337,635      0.08%           240            236
190           Windsor Terrace at Jamaica Estates
               Owners, Inc.                                 1,325,000        1,317,874      0.08%           360            355
191           Burgess Manor Apartments                      1,320,000        1,312,549      0.08%           300            296
192           Chippenham South II                           1,300,000        1,295,390      0.08%           360            356
193           Sunset Plaza Apartments                       1,300,000        1,291,313      0.07%           360            353
194           7491 West Oakland Park Boulevard
               Building                                     1,300,000        1,289,899      0.07%           300            294
195           328 W. 17th St. Owners, Inc.                  1,250,000        1,242,069      0.07%           300            296
196           3516 West Place, Northwest                    1,244,000        1,238,380      0.07%           360            355
197           88 Associates, Inc.                           1,200,000        1,200,000      0.07%      Interest Only  Interest Only
198           Sutton Colorado Apartments                    1,200,000        1,196,728      0.07%           300            298
199           161 Henry Street Corporation                  1,200,000        1,194,738      0.07%           360            356
200           Paris Creek Duplexes                          1,200,000        1,193,532      0.07%           300            296
201           Sherwood Forest Apartments                    1,178,000        1,173,260      0.07%           360            356
202           Broadway Apartments                           1,150,000        1,141,229      0.07%           300            294
203           Edgebrook Cooperative, Inc.                   1,135,000        1,129,938      0.07%           360            356
204           27 West 67 Studio Corp.                       1,125,000        1,123,933      0.07%           360            359
205           Village Apartments - Laredo                   1,025,000        1,018,589      0.06%           300            295
206           Lockbox Self Storage                          1,015,000        1,009,235      0.06%           300            296
207           620 Tenants Corp.                             1,000,000        1,000,000      0.06%      Interest Only  Interest Only
208           328 West 96th Street Owners Corp.             1,000,000          998,837      0.06%           480            478
209           Matlock Shopping Center                       1,000,000          997,791      0.06%           360            357
210           Cedar Pond Owners Inc.                        1,000,000          996,817      0.06%           360            357
211           723 East 5th Street                           1,000,000          994,755      0.06%           360            354
212           Bridge Bay Apartments                           950,000          945,975      0.05%           300            297
213           Country Squire Gardens Mobile Home
               Park                                           940,000          928,996      0.05%           240            234
214           220 Berkeley Place Housing Corporation          925,000          918,814      0.05%           360            354
215           Azalea Trailer Court                            912,000          904,648      0.05%           300            294
216           Brookwood Square Shopping Center                900,000          897,756      0.05%           300            298
217           10 Bleecker Street Owners Corporation           870,000          868,102      0.05%           360            358
218           Bleecker 373 Owners Corp.                       850,000          848,612      0.05%           480            477
219           Park View Apartments - NH                       850,000          847,646      0.05%           300            298
220           2 Marine Avenue Owners Corporation              850,000          845,614      0.05%           360            355
221           Desert Park Apartments                          807,000          803,832      0.05%           360            356
222           Fifteenth Street Loft Corporation               800,000          798,333      0.05%           360            358
223           2965 Decatur Owners Inc.                        800,000          796,032      0.05%           360            355
224           71 East 77th Inc.                               750,000          750,000      0.04%      Interest Only  Interest Only
225           234 West 16th Street Owners Corp.               750,000          747,570      0.04%           480            474
226           Cambridge Gardens Apartments                    720,000          717,285      0.04%           360            356
227           Shadymist Apartments                            715,000          711,868      0.04%           360            355
228           Westbourne Apartments, Inc.                     700,000          700,000      0.04%      Interest Only  Interest Only
229           130 Centre Avenue Apartments, Inc.              700,000          698,085      0.04%           480            475
230           6535 Broadway Owners Corp.                      700,000          690,402      0.04%           180            176
231           148 East 84th Street Owners Corp.               675,000          674,059      0.04%           480            477
232           Delano Apartments                               670,000          668,278      0.04%           300            298
233           314 Tenant Owners Corp.                         630,000          627,645      0.04%           480            473
234           542 Holding Corporation                         625,000          624,313      0.04%           480            478
235           Chatmoss Apartments                             612,000          609,537      0.04%           360            356
236           4th Avenue Loft Corporation                     575,000          573,058      0.03%           480            474
237           41 East 28th St. Apartment Corp.                550,000          549,197      0.03%           480            477

                                                                                           INITIAL
                                                         ORIGINAL         REMAINING       INTEREST
                                                         TERM TO           TERM TO          ONLY         MORTGAGE
                                                         MATURITY         MATURITY         PERIOD        INTEREST       MONTHLY
 #   CROSSED  LOAN NAME                                 (MONTHS)(2)    (MONTHS)(1)(2)     (MONTHS)         RATE        PAYMENT(3)
---  -------  --------------------------------------  ---------------  ---------------  -------------  -------------  -------------
159           78 Eighth Avenue Tenants Corp.                120              114               0         5.550%       $      10,652
160           Senate Manor Apartments I & II                120              116               0         6.500%              12,424
161           Camelot Apartments                            120              115               0         6.350%              11,986
162           600-602 King Street                           120              116               0         6.730%              11,489
163           Greentree Square Shopping Center              120              115               0         7.180%              12,427
164           Woodscape Apartments                          120              117               0         5.780%              10,883
165           235 West 108th Street Owners Corp.            120              119               0         5.940%              10,127
166           3515 Owners Corp.                             120              118               0         5.530%               8,803
167           Casita Verde                                   60               55               0         6.070%              10,269
168           45 W. 10 Tenants' Corp.                       120              114               0         5.550%               9,788
169           McLean Towers Inc.                            120              119               0         5.780%               9,053
170           Pratton Arms Apartments                       120              115               0         6.360%              10,465
171           Shoppes of Oakland Park                       120              116               0         6.320%              10,235
172           505 West University Parkway                   120              115               0         6.050%               9,946
173           Seguin Corners                                120              116               0         6.770%              11,248
174           One Franklin Owners Corp.                     120              118               0         5.770%               9,358
175           255 Fieldston Buyers Corp.                    120              115               0         5.570%               9,233
176           64 Merrimack Street Apartments                120              117               0         5.700%               9,967
177           Greenwich House Holding Corp.                 120              118               0         5.360%               8,079
178           Spice Lofthouse Corp.                         120              116               0         5.800%               9,013
179           Belgrave Owners, Inc.                         120              119             120         5.470%               6,838
180           Charlestown Place Apartments                  120              117               0         5.400%               8,423
181           Eckerd's - Dallas, TX                         120              115               0         6.560%               9,451
182           Boardwalk Apartments                          120              114               0         6.600%               9,984
183           305 East 83rd St. Realty Corp.                120              114               0         5.770%               8,824
184           ParkRidge of Monticello                       180              179               0         6.680%               8,919
185           The Veranda at Twin Creek Apartments          216              211               0         9.020%              11,099
186           Hickory Heights Apartments                    120              117               0         5.810%               8,700
187           Jefferson Apartments                          120              114               0         6.360%               9,064
188           188 Main Street                               120              116               0         6.560%               8,586
189           3-5 Franklin Owners Corp.                     120              116               0         5.760%               9,548
190           Windsor Terrace at Jamaica Estates
               Owners, Inc.                                 120              115               0         5.740%               7,791
191           Burgess Manor Apartments                      120              116               0         6.200%               8,667
192           Chippenham South II                           120              116               0         6.650%               8,346
193           Sunset Plaza Apartments                       120              113               0         6.040%               7,828
194           7491 West Oakland Park Boulevard
               Building                                     120              114               0         6.490%               8,770
195           328 W. 17th St. Owners, Inc.                  120              116               0         5.630%               7,832
196           3516 West Place, Northwest                    120              115               0         6.360%               7,749
197           88 Associates, Inc.                           120              117             120         5.710%               5,710
198           Sutton Colorado Apartments                    120              118               0         6.000%               7,732
199           161 Henry Street Corporation                  120              116               0         5.790%               7,095
200           Paris Creek Duplexes                          120              116               0         6.500%               8,102
201           Sherwood Forest Apartments                    120              116               0         5.990%               7,055
202           Broadway Apartments                           120              114               0         6.600%               7,837
203           Edgebrook Cooperative, Inc.                   120              116               0         5.690%               6,637
204           27 West 67 Studio Corp.                       120              119               0         5.690%               6,579
205           Village Apartments - Laredo                   120              115               0         6.800%               7,114
206           Lockbox Self Storage                          120              116               0         6.160%               6,639
207           620 Tenants Corp.                             120              118             120         5.510%               4,655
208           328 West 96th Street Owners Corp.             120              118               0         5.310%               5,079
209           Matlock Shopping Center                       120              117               0         6.770%               6,499
210           Cedar Pond Owners Inc.                        120              117               0         5.690%               5,798
211           723 East 5th Street                            60               54               0         6.400%               6,255
212           Bridge Bay Apartments                         120              117               0         5.700%               5,948
213           Country Squire Gardens Mobile Home
               Park                                         120              114               0         6.720%               7,131
214           220 Berkeley Place Housing
               Corporation                                  120              114               0         5.450%               5,267
215           Azalea Trailer Court                           60               54               0         6.270%               6,027
216           Brookwood Square Shopping Center              120              118               0         6.510%               6,082
217           10 Bleecker Street Owners Corporation         120              118               0         5.530%               4,956
218           Bleecker 373 Owners Corp.                     120              117               0         5.720%               4,512
219           Park View Apartments - NH                     120              118               0         5.910%               5,430
220           2 Marine Avenue Owners Corporation            120              115               0         5.970%               5,125
221           Desert Park Apartments                        120              116               0         6.120%               4,901
222           Fifteenth Street Loft Corporation             120              118               0         5.630%               4,647
223           2965 Decatur Owners Inc.                      120              115               0         6.190%               4,939
224           71 East 77th Inc.                             120              118             120         5.570%               3,481
225           234 West 16th Street Owners Corp.             120              114               0         5.790%               4,059
226           Cambridge Gardens Apartments                  120              116               0         6.330%               4,471
227           Shadymist Apartments                          120              115               0         6.510%               4,524
228           Westbourne Apartments, Inc.                   120              116             120         5.880%               3,478
229           130 Centre Avenue Apartments, Inc.            120              115               0         5.890%               3,838
230           6535 Broadway Owners Corp.                    180              176               0         6.300%               6,055
231           148 East 84th Street Owners Corp.             120              117               0         5.910%               3,710
232           Delano Apartments                             120              118               0         6.340%               4,457
233           314 Tenant Owners Corp.                       120              113               0         5.900%               3,458
234           542 Holding Corporation                       120              118               0         5.510%               3,260
235           Chatmoss Apartments                           120              116               0         5.990%               3,665
236           4th Avenue Loft Corporation                   120              114               0         5.630%               3,048
237           41 East 28th St. Apartment Corp.              120              117               0         5.760%               2,965

                                                        FIRST
                                                       PAYMENT     MATURITY                 PREPAYMENT PROVISION       DEFEASANCE
 #   CROSSED  LOAN NAME                                 DATE         DATE       ARD(4)      AS OF ORIGINATION(5)        OPTION(6)
---  -------  --------------------------------------  ----------  ----------  ----------  --------------------------  -------------
159           78 Eighth Avenue Tenants Corp.           1/1/2003    12/1/2012      N/A     Lock/101_2.0%/16_0.0%/3          No
160           Senate Manor Apartments I & II           3/11/2003   2/11/2013      N/A     Lock/114_0.0%/6                  Yes
161           Camelot Apartments                       2/1/2003    1/1/2013       N/A     Lock/117_0.0%/3                  Yes
162           600-602 King Street                      3/11/2003   2/11/2013      N/A     Lock/114_0.0%/6                  Yes
163           Greentree Square Shopping Center         2/11/2003   1/11/2013      N/A     Lock/41_YM1/76_0.0%/3            No
164           Woodscape Apartments                     4/11/2003   3/11/2013      N/A     Lock/117_0.0%/3                  Yes
165           235 West 108th Street Owners Corp.       6/1/2003    5/1/2013       N/A     Lock/101_2.0%/15_0.0%/4          No
166           3515 Owners Corp.                        5/1/2003    4/1/2013       N/A     Lock/101_2.0%/15_0.0%/4          No
167           Casita Verde                             2/11/2003   1/11/2008      N/A     Lock/54_0.0%/6                   Yes
168           45 W. 10 Tenants' Corp.                  1/1/2003    12/1/2012      N/A     Lock/116_0.0%/4                  Yes
169           McLean Towers Inc.                       6/1/2003    5/1/2013       N/A     Lock/101_2.0%/15_0.0%/4          No
170           Pratton Arms Apartments                  2/11/2003   1/11/2013      N/A     Lock/36_YM1/81_0.0%/3            No
171           Shoppes of Oakland Park                  3/11/2003   2/11/2013      N/A     Lock/114_0.0%/6                  Yes
172           505 West University Parkway              2/11/2003   1/11/2013      N/A     Lock/114_0.0%/6                  Yes
173           Seguin Corners                           3/11/2003   2/11/2013      N/A     Lock/114_0.0%/6                  Yes
174           One Franklin Owners Corp.                5/1/2003    4/1/2013       N/A     Lock/47_YM/69_0.0%/4             No
175           255 Fieldston Buyers Corp.               2/1/2003    1/1/2013       N/A     Lock/101_2.0%/16_0.0%/3          No
176           64 Merrimack Street Apartments           4/11/2003   3/11/2013      N/A     Lock/114_0.0%/6                  Yes
177           Greenwich House Holding Corp.            5/1/2003    4/1/2013       N/A     Lock/116_0.0%/4                  Yes
178           Spice Lofthouse Corp.                    3/1/2003    2/1/2013       N/A     Lock/101_2.0%/16_0.0%/3          No
179           Belgrave Owners, Inc.                    6/1/2003    5/1/2013       N/A     Lock/101_2.0%/15_0.0%/4          No
180           Charlestown Place Apartments             4/11/2003   3/11/2013      N/A     Lock/117_0.0%/3                  Yes
181           Eckerd's - Dallas, TX                    2/11/2003   1/11/2033   1/11/2013  Lock/117_0.0%/3                  Yes
182           Boardwalk Apartments                     1/11/2003  12/11/2012      N/A     Lock/114_0.0%/6                  Yes
183           305 East 83rd St. Realty Corp.           1/1/2003    12/1/2012      N/A     Lock/116_0.0%/4                  Yes
184           ParkRidge of Monticello                  6/1/2003    5/1/2018       N/A     Lock/176_0.0%/4                  Yes
185           The Veranda at Twin Creek Apartments     2/1/2003    1/1/2021       N/A     Lock/212_0.0%/4                  Yes
186           Hickory Heights Apartments               4/11/2003   3/11/2013      N/A     Lock/114_0.0%/6                  Yes
187           Jefferson Apartments                     1/11/2003  12/11/2012      N/A     Lock/114_0.0%/6                  Yes
188           188 Main Street                          3/11/2003   2/11/2013      N/A     Lock/36_YM1/81_0.0%/3            No
189           3-5 Franklin Owners Corp.                3/1/2003    2/1/2013       N/A     Lock/101_2.0%/16_0.0%/3          No
190           Windsor Terrace at Jamaica Estates
               Owners, Inc.                            2/1/2003    1/1/2013       N/A     Lock/101_2.0%/16_0.0%/3          No
191           Burgess Manor Apartments                 3/11/2003   2/11/2013      N/A     Lock/114_0.0%/6                  Yes
192           Chippenham South II                      3/11/2003   2/11/2013      N/A     Lock/116_0.0%/4                  Yes
193           Sunset Plaza Apartments                 12/11/2002  11/11/2012      N/A     Lock/36_YM1/81_0.0%/3            No
194           7491 West Oakland Park Boulevard
               Building                                1/11/2003  12/11/2012      N/A     Lock/114_0.0%/6                  Yes
195           328 W. 17th St. Owners, Inc.             3/1/2003    2/1/2013       N/A     Lock/101_2.0%/16_0.0%/3          No
196           3516 West Place, Northwest               2/11/2003   1/11/2013      N/A     Lock/114_0.0%/6                  Yes
197           88 Associates, Inc.                      4/1/2003    3/1/2013       N/A     Lock/47_YM/68_0.0%/5             No
198           Sutton Colorado Apartments               5/1/2003    4/1/2013       N/A     Lock/116_0.0%/4                  Yes
199           161 Henry Street Corporation             3/1/2003    2/1/2013       N/A     Lock/101_2.0%/16_0.0%/3          No
200           Paris Creek Duplexes                     3/11/2003   2/11/2013      N/A     Lock/114_0.0%/6                  Yes
201           Sherwood Forest Apartments               3/11/2003   2/11/2013      N/A     Lock/114_0.0%/6                  Yes
202           Broadway Apartments                      1/11/2003  12/11/2012      N/A     Lock/114_0.0%/6                  Yes
203           Edgebrook Cooperative, Inc.              3/1/2003    2/1/2013       N/A     Lock/101_2.0%/16_0.0%/3          No
204           27 West 67 Studio Corp.                  6/1/2003    5/1/2013       N/A     Lock/101_2.0%/15_0.0%/4          No
205           Village Apartments - Laredo              2/11/2003   1/11/2013      N/A     Lock/114_0.0%/6                  Yes
206           Lockbox Self Storage                     3/11/2003   2/11/2013      N/A     Lock/114_0.0%/6                  Yes
207           620 Tenants Corp.                        5/1/2003    4/1/2013       N/A     Lock/101_2.0%/15_0.0%/4          No
208           328 West 96th Street Owners Corp.        5/1/2003    4/1/2013       N/A     Lock/101_2.0%/15_0.0%/4          No
209           Matlock Shopping Center                  4/11/2003   3/11/2013      N/A     Lock/114_0.0%/6                  Yes
210           Cedar Pond Owners Inc.                   4/1/2003    3/1/2013       N/A     Lock/101_2.0%/15_0.0%/4          No
211           723 East 5th Street                      1/11/2003  12/11/2007      N/A     Lock/54_0.0%/6                   Yes
212           Bridge Bay Apartments                    4/11/2003   3/11/2013      N/A     Lock/114_0.0%/6                  Yes
213           Country Squire Gardens Mobile Home
               Park                                    1/11/2003  12/11/2012      N/A     Lock/114_0.0%/6                  Yes
214           220 Berkeley Place Housing Corporation   1/1/2003    12/1/2012      N/A     Lock/101_2.0%/16_0.0%/3          No
215           Azalea Trailer Court                     1/11/2003  12/11/2007      N/A     Lock/42_YM1/15_0.0%/3            No
216           Brookwood Square Shopping Center         5/11/2003   4/11/2013      N/A     Lock/114_0.0%/6                  Yes
217           10 Bleecker Street Owners Corporation    5/1/2003    4/1/2013       N/A     Lock/47_YM/69_0.0%/4             No
218           Bleecker 373 Owners Corp.                4/1/2003    3/1/2013       N/A     Lock/116_0.0%/4                  Yes
219           Park View Apartments - NH                5/11/2003   4/11/2013      N/A     Lock/114_0.0%/6                  Yes
220           2 Marine Avenue Owners Corporation       2/1/2003    1/1/2013       N/A     Lock/101_2.0%/16_0.0%/3          No
221           Desert Park Apartments                   3/11/2003   2/11/2013      N/A     Lock/114_0.0%/6                  Yes
222           Fifteenth Street Loft Corporation        5/1/2003    4/1/2013       N/A     Lock/47_YM/69_0.0%/4             No
223           2965 Decatur Owners Inc.                 2/1/2003    1/1/2013       N/A     Lock/101_2.0%/16_0.0%/3          No
224           71 East 77th Inc.                        5/1/2003    4/1/2013       N/A     Lock/101_2.0%/15_0.0%/4          No
225           234 West 16th Street Owners Corp.        1/1/2003    12/1/2012      N/A     Lock/116_0.0%/4                  Yes
226           Cambridge Gardens Apartments             3/11/2003   2/11/2013      N/A     Lock/114_0.0%/6                  Yes
227           Shadymist Apartments                     2/11/2003   1/11/2013      N/A     Lock/114_0.0%/6                  Yes
228           Westbourne Apartments, Inc.              3/1/2003    2/1/2013       N/A     Lock/116_0.0%/4                  Yes
229           130 Centre Avenue Apartments, Inc.       2/1/2003    1/1/2013       N/A     Lock/101_2.0%/16_0.0%/3          No
230           6535 Broadway Owners Corp.               3/1/2003    2/1/2018       N/A     Lock/176_0.0%/4                  Yes
231           148 East 84th Street Owners Corp.        4/1/2003    3/1/2013       N/A     Lock/47_YM/69_0.0%/4             No
232           Delano Apartments                        5/11/2003   4/11/2013      N/A     Lock/114_0.0%/6                  Yes
233           314 Tenant Owners Corp.                  12/1/2002   11/1/2012      N/A     Lock/116_0.0%/4                  Yes
234           542 Holding Corporation                  5/1/2003    4/1/2013       N/A     Lock/47_YM/69_0.0%/4             No
235           Chatmoss Apartments                      3/11/2003   2/11/2013      N/A     Lock/114_0.0%/6                  Yes
236           4th Avenue Loft Corporation              1/1/2003    12/1/2012      N/A     Lock/47_YM/70_0.0%/3             No
237           41 East 28th St. Apartment Corp.         4/1/2003    3/1/2013       N/A     Lock/116_0.0%/4                  Yes

                                                                                        PERCENTAGE OF   ORIGINATION     REMAINING
                                                         ORIGINAL       CUT-OFF DATE     INITIAL NET   AMORTIZATION   AMORTIZATION
                                                         PRINCIPAL        PRINCIPAL       MORTGAGE        TERM            TERM
 #   CROSSED  LOAN NAME                                   BALANCE        BALANCE(1)     POOL BALANCE     (MONTHS)      (MONTHS)(1)
---  -------  --------------------------------------  ---------------  ---------------  -------------  -------------  -------------
238           Melbourne House Apartments Corp.        $       550,000  $       548,317      0.03%           360            357
239           4-10 Bogardus Corp.                             550,000          548,313      0.03%           480            474
240           448 East 84th St. Owners Corp.                  500,000          499,477      0.03%           480            478
241           18 East Mt. Vernon                              500,000          497,516      0.03%           360            354
242           Park Slope Flats Corp.                          450,000          448,833      0.03%           360            357
243           Spencer Apartments, Inc.                        450,000          448,553      0.03%           180            179
244           Clydesdale Cooperative Inc.                     450,000          442,659      0.03%           180            175
245           Mix-It Studios Cooperative Corporation          400,000          394,783      0.02%           180            176
246           Madison Square Apartments, Inc.                 350,000          348,465      0.02%           240            238
247           35 RSD Tenants Realty Corp.                     200,000          199,162      0.01%           360            356
248           110 West 80th Street Apartment Corp.            175,000          173,438      0.01%           180            177
249           284 Pacific Street Corporation                  120,000          119,541      0.01%           360            356
                                                      -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                               $ 1,729,015,750  $ 1,724,825,959     100.0%           354            352
                                                      =============================================================================

MAXIMUM:                                              $   203,000,000  $   203,000,000     11.77%           720            717
MINIMUM:                                              $       120,000  $       119,541      0.01%           180            175

                                                                                           INITIAL
                                                         ORIGINAL         REMAINING       INTEREST
                                                         TERM TO           TERM TO          ONLY         MORTGAGE
                                                         MATURITY         MATURITY         PERIOD        INTEREST       MONTHLY
 #   CROSSED  LOAN NAME                                 (MONTHS)(2)    (MONTHS)(1)(2)     (MONTHS)         RATE        PAYMENT(3)
---  -------  --------------------------------------  ---------------  ---------------  -------------  -------------  -------------
238           Melbourne House Apartments Corp.              120              117               0         5.620%       $       3,192
239           4-10 Bogardus Corp.                           120              114               0         6.000%               3,058
240           448 East 84th St. Owners Corp.                120              118               0         5.690%               2,671
241           18 East Mt. Vernon                            120              114               0         6.650%               3,210
242           Park Slope Flats Corp.                        120              117               0         6.760%               2,922
243           Spencer Apartments, Inc.                      180              179               0         6.780%               3,990
244           Clydesdale Cooperative Inc.                   180              175               0         6.800%               4,018
245           Mix-It Studios Cooperative Corporation        180              176               0         6.920%               3,599
246           Madison Square Apartments, Inc.               120              118               0         5.910%               2,489
247           35 RSD Tenants Realty Corp.                   120              116               0         6.060%               1,218
248           110 West 80th Street Apartment Corp.          180              177               0         7.440%               1,627
249           284 Pacific Street Corporation                120              116               0         6.600%                 774
                                                      -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                     109              106                         5.722%       $  10,041,596
                                                      =============================================================================

MAXIMUM:                                                    240              237                         9.020%       $   1,173,934
MINIMUM:                                                     60               54                         4.135%       $         774

                                                        FIRST
                                                       PAYMENT     MATURITY                 PREPAYMENT PROVISION       DEFEASANCE
 #   CROSSED  LOAN NAME                                 DATE         DATE       ARD(4)      AS OF ORIGINATION(5)        OPTION(6)
---  -------  --------------------------------------  ----------  ----------  ----------  --------------------------  -------------
238           Melbourne House Apartments Corp.         4/1/2003    3/1/2013      N/A      Lock/47_YM/69_0.0%/4             No
239           4-10 Bogardus Corp.                      1/1/2003    12/1/2012     N/A      Lock/116_0.0%/4                  Yes
240           448 East 84th St. Owners Corp.           5/1/2003    4/1/2013      N/A      Lock/101_2.0%/15_0.0%/4          No
241           18 East Mt. Vernon                       1/11/2003  12/11/2012     N/A      Lock/114_0.0%/6                  Yes
242           Park Slope Flats Corp.                   4/1/2003    3/1/2013      N/A      Lock/116_0.0%/4                  Yes
243           Spencer Apartments, Inc.                 6/1/2003    5/1/2018      N/A      Lock/47_YM/129_0.0%/4            No
                                                                                          Lock/143_3.0%/12_2.0%/12
244           Clydesdale Cooperative Inc.              2/1/2003    1/1/2018      N/A      _1.0%/11_0.0%/2                  No
                                                                                          Lock/143_3.0%/12_2.0%/12
245           Mix-It Studios Cooperative Corporation   3/1/2003    2/1/2018      N/A      _1.0%/11_0.0%/2                  No
246           Madison Square Apartments, Inc.          5/1/2003    4/1/2013      N/A      Lock/47_YM/69_0.0%/4             No
247           35 RSD Tenants Realty Corp.              3/1/2003    2/1/2013      N/A      Lock/47_YM/69_0.0%/4             No
248           110 West 80th Street Apartment Corp.     4/1/2003    3/1/2018      N/A      Lock/47_YM/129_0.0%/4            No
249           284 Pacific Street Corporation           3/1/2003    2/1/2013      N/A      Lock/101_2.0%/16_0.0%/3          No
                                                      ----------------------
TOTAL/WEIGHTED AVERAGE:                                4/5/2003   11/14/2018
                                                      ======================

MAXIMUM:                                               7/11/2003   5/11/2035
MINIMUM:                                               10/1/2002  12/11/2007

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY LYNNER PORTFOLIO - VINTON APARTMENTS, MAQUOKETA APARTMENTS AND STRAWBERRY HILL APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY WOODLAWN MANOR APARTMENTS AND WYNWOOD APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN JUNE 2003
(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS. THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(3) FOR MORTGAGE LOANS CLASSIFIED AS INTEREST ONLY, THE MONTHLY PAYMENT REPRESENTS THE AVERAGE OF ONE FULL YEAR OF INTEREST PAYMENTS.
(4)  ANTICIPATED REPAYMENT DATE.
(5)  PREPAYMENT PROVISION AS OF ORIGINATION:
     LOCK/(x) = LOCKOUT OR DEFEASANCE FOR (x) PAYMENTS
     YMA/(y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (y)
               PAYMENTS
     A%/(x) = A% PREPAYMENT FOR (x) PAYMENTS
     0.0%/(x) = PREPAYABLE AT PAR FOR (x) PAYMENTS
(6)  "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
     PERIOD.
(7)  THE FULL INTEREST RATE ON THE 622 THIRD AVENUE POOLED NOTE IS
     5.88063054187%.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                          CUT-OFF DATE
                                                            PRINCIPAL         APPRAISED       CUT-OFF DATE        MATURITY/ARD
 #   CROSSED LOAN NAME                                     BALANCE (1)        VALUE (2)      LTV RATIO (1)(3)      BALANCE (4)
---  ------- -------------------------------------------  -------------     -------------    ----------------    --------------
 1           622 Third Avenue                             $ 203,000,000     $ 390,000,000          52.1%         $ 182,092,814
 2           Washington Center Portfolio                    122,000,000       320,000,000          38.1%           111,053,830
 3           Columbiana Centre                               71,906,994       115,000,000          62.5%            65,502,000
 4           The Crossings                                   60,748,351        96,500,000          63.0%            47,015,524
 5           Great Lakes Crossing                            59,810,187       248,000,000          60.7%            49,742,683
 6           One Penn Center                                 47,760,939        65,800,000          72.6%            40,562,437
 7           Alliance CH Portfolio                           46,811,244        59,200,000          79.1%            43,962,019
 8           Pearson Educational Headquarters                44,100,000        68,000,000          64.9%            44,100,000
 9           Westin Savannah Harbor Resort                   30,000,000        61,000,000          49.2%            30,000,000
 10          Orchards Corporate Center                       29,973,130        40,000,000          74.9%            25,222,463
 11          Weston Town Center                              29,200,000        36,800,000          79.3%            25,012,125
 12          Chase Village Apartments                        28,600,000        36,620,000          78.1%            26,998,408
 13          228 Post Street                                 26,000,000        36,500,000          71.2%            26,000,000
 14          Inland Empire Portfolio                         25,875,000        34,500,000          75.0%            23,565,267
 15          Norwood Business Center                         24,040,000        30,080,000          79.9%            22,241,017
 16          The Mills Apartments                            22,300,000        29,600,000          75.3%            21,353,929
 17          Gateway Station                                 21,322,046        26,700,000          79.9%            18,188,368
 18          Elk Grove Industrial II                         20,935,741        28,250,000          74.1%            17,492,869
 19          Country Glen Apartments                         19,314,287        24,500,000          78.8%            14,751,178
 20          Colonial Promenade                              17,687,533        22,300,000          79.3%            15,047,580
 21          Oakridge Office Park                            17,417,969        24,000,000          72.6%            14,919,138
 22          Silverado Apartments                            16,963,392        21,300,000          79.6%            15,739,530
 23          Stonebridge Waterfront Apartments               15,955,809        20,700,000          77.1%            13,513,400
 24          Chester Park Association                        12,339,480        20,000,000          61.7%            10,409,682
 25          Honeywell International Building                11,934,999        15,000,000          79.6%            10,252,092
 26          Builders FirstSource Portfolio                  10,660,781        14,300,000          74.6%             8,427,872
 27          El Camino Commons                               10,659,024        14,900,000          71.5%             9,139,305
 28          The Seasons Apartments                          10,479,919        13,200,000          79.4%             8,853,945
 29          La Mesa Crossroads                              10,437,728        14,350,000          72.7%             8,858,040
 30          102 Pickering Way                               10,354,349        12,800,000          80.9%             8,947,170
 31          Elk Lakes Shopping Center                       10,206,168        14,650,000          69.7%             8,665,943
 32          Elmhurst Place Apartments                        9,570,624        12,800,000          74.8%             7,996,738
 33          Newport East Inc.                                9,473,754       177,650,000           5.3%             8,711,479
 34          Polar Plastics                                   9,443,654        16,000,000          59.0%               256,445
 35          Park Ten and Broadfield Office Portfolio         9,312,236        12,400,000          75.1%             7,921,492
 36          100 East Pine Street                             9,056,204        11,700,000          77.4%             7,728,679
 37          Emerald Ridge Apartments                         9,012,255        12,000,000          75.1%             7,628,635
 38          Shops at Boca                                    8,736,243        11,700,000          74.7%             7,542,843
 39          Rock Shadows                                     7,777,800        11,285,000          68.9%             6,561,962
 40          Marcy Park Apartments                            7,577,413         9,730,000          77.9%             6,356,503
 41          Bennett Street Shops                             7,448,851        10,000,000          74.5%             5,860,243
 42          6828 Nancy Ridge Drive                           7,126,738        10,900,000          65.4%             6,282,305
 43          Metaldyne Industrial III Portfolio               7,079,489        10,200,000          69.4%             4,724,840
 44          Scarborough Manor Owner's Corp.                  7,000,000        64,200,000          10.9%             7,000,000
 45          Midland Place II                                 6,956,573         8,900,000          78.2%             5,636,608
 46          Bryant Gardens Corp.                             6,905,100        41,400,000          16.7%             3,981,296
 47          Oakhill Village Associates Limited
              Partnership                                     6,874,958         9,600,000          71.6%             5,940,311
 48          Creekside at Taylor Square II                    6,686,263         8,400,000          79.6%             5,594,541
 49          Carll's Corner Shopping Center                   6,551,842         7,900,000          82.9%             5,532,110
 50          Best Buy - Mishawaka, IN                         6,494,513         8,380,000          77.5%             5,502,844
 51          110-118 Riverside Tenants Corp.                  6,489,830       279,100,000           2.3%             4,880,403
 52          Thunderbird Palms Medical Plaza                  6,438,068         8,600,000          74.9%             5,463,298
 53          Best Buy - Pineville, NC                         6,188,453         8,150,000          75.9%             5,264,123
 54          Lexington Green                                  6,143,534         7,800,000          78.8%             5,224,401
 55          205 Third Avenue Owners, Inc.                    5,997,056       117,800,000           5.1%             5,451,525
 56          130 E. 18 Owners Corp.                           5,996,801       104,100,000           5.8%             5,830,699
 57          Ramada Inn - Kill Devil Hills, NC                5,929,315        11,100,000          53.4%             4,035,048
 58          Staples Shopping Center                          5,833,908         8,450,000          69.0%             3,818,644
 59          Beach Club Apartments                            5,817,492         7,330,000          79.4%             4,980,602
 60          Whisper Creek II                                 5,773,198         7,300,000          79.1%             4,954,598
 61          The Crossroads                                   5,771,287         8,000,000          72.1%             4,905,672
 62          Altapo-Bellwood Building, LLC                    5,677,801         8,900,000          63.8%             4,441,042
 63          Buffalo Square Shopping Center                   5,651,824         7,600,000          74.4%             4,802,748
 64          New Hope/Park Place Mobile Home Park             5,647,490         7,120,000          79.3%             4,816,082
 65          McGee's Crossing Shopping Center                 5,600,000         7,225,000          77.5%             4,714,884
 66          Parkleigh North Apartments                       5,584,244         8,000,000          69.8%             4,718,304
 67          Columbus 69th LLC                                5,468,587         9,500,000          57.6%             4,664,835
 68          Best Buy - Salt Lake City, UT                    5,390,077         7,100,000          75.9%             4,577,989
 69          Home Depot Plaza                                 5,222,522         7,000,000          74.6%             4,505,763
 70          Forbes Boulevard, LLC                            5,199,591         7,000,000          74.3%             4,270,605

                                                                   MATURITY/
                                                                   ARD LTV          MOST RECENT      MOST RECENT         U/W
 #   CROSSED LOAN NAME                                          RATIO (3)(4)(5)        NOI            DSCR (6)           NOI
---  ------- -------------------------------------------        ---------------    --------------   -------------    ------------
 1           622 Third Avenue                                         46.7%         $ 29,854,367        2.12x        $ 34,362,546
 2           Washington Center Portfolio                              34.7%           28,618,384        3.38x          28,181,260
 3           Columbiana Centre                                        57.0%            9,237,106        1.90x           9,468,198
 4           The Crossings                                            48.7%            9,221,781        1.91x           8,828,153
 5           Great Lakes Crossing                                     50.5%           23,652,557        2.36x          23,591,252
 6           One Penn Center                                          61.6%            5,165,382        1.27x           5,979,479
 7           Alliance CH Portfolio                                    74.3%            4,478,357        1.21x           4,998,602
 8           Pearson Educational Headquarters                         64.9%                  N/A          N/A           5,844,500
 9           Westin Savannah Harbor Resort                            49.2%            5,386,515        2.65x           5,373,848
 10          Orchards Corporate Center                                63.1%            3,113,567        1.45x           3,375,677
 11          Weston Town Center                                       68.0%            1,916,572        0.82x           3,055,825
 12          Chase Village Apartments                                 73.7%            2,908,520        1.26x           2,887,342
 13          228 Post Street                                          71.2%            2,990,560        1.80x           2,913,424
 14          Inland Empire Portfolio                                  68.3%            3,172,865        1.82x           3,298,578
 15          Norwood Business Center                                  73.9%            3,245,101        2.05x           3,086,844
 16          The Mills Apartments                                     72.1%            2,738,922        1.74x           2,668,864
 17          Gateway Station                                          68.1%              913,167        0.59x           2,289,960
 18          Elk Grove Industrial II                                  61.9%            2,735,969        1.73x           2,429,028
 19          Country Glen Apartments                                  60.2%            1,947,311        1.31x           2,040,630
 20          Colonial Promenade                                       67.5%                  N/A          N/A           1,947,731
 21          Oakridge Office Park                                     62.2%            2,048,362        1.35x           2,342,629
 22          Silverado Apartments                                     73.9%            1,527,082        1.36x           1,744,839
 23          Stonebridge Waterfront Apartments                        65.3%            1,489,632        1.32x           1,724,928
 24          Chester Park Association                                 52.0%                  N/A          N/A           1,465,221
 25          Honeywell International Building                         68.3%                  N/A          N/A           1,428,406
 26          Builders FirstSource Portfolio                           58.9%            1,523,245        1.62x           1,317,045
 27          El Camino Commons                                        61.3%            1,062,991        1.20x           1,298,047
 28          The Seasons Apartments                                   67.1%              927,644        1.25x           1,012,722
 29          La Mesa Crossroads                                       61.7%            1,071,522        1.26x           1,422,274
 30          102 Pickering Way                                        69.9%            1,259,965        1.44x           1,110,782
 31          Elk Lakes Shopping Center                                59.2%              983,319        1.34x           1,095,171
 32          Elmhurst Place Apartments                                62.5%            1,083,601        1.64x           1,063,400
 33          Newport East Inc.                                         4.9%                  N/A          N/A          10,955,239
 34          Polar Plastics                                            1.6%                  N/A          N/A           1,325,327
 35          Park Ten and Broadfield Office Portfolio                 63.9%            1,146,662        1.31x           1,137,117
 36          100 East Pine Street                                     66.1%                  N/A          N/A             958,241
 37          Emerald Ridge Apartments                                 63.6%            1,045,924        1.61x           1,074,058
 38          Shops at Boca                                            64.5%              996,892        1.38x           1,096,442
 39          Rock Shadows                                             58.1%              699,920        1.22x             769,247
 40          Marcy Park Apartments                                    65.3%                  N/A          N/A             777,066
 41          Bennett Street Shops                                     58.6%              944,434        1.50x             979,792
 42          6828 Nancy Ridge Drive                                   57.6%              783,934        1.30x           1,161,369
 43          Metaldyne Industrial III Portfolio                       46.3%                  N/A          N/A           1,077,394
 44          Scarborough Manor Owner's Corp.                          10.9%                  N/A          N/A           2,383,298
 45          Midland Place II                                         63.3%              570,228        1.00x             749,457
 46          Bryant Gardens Corp.                                      9.6%                  N/A          N/A           2,744,829
 47          Oakhill Village Associates Limited
              Partnership                                             61.9%              875,176        1.37x             889,647
 48          Creekside at Taylor Square II                            66.6%              575,610        1.25x             618,590
 49          Carll's Corner Shopping Center                           70.0%                  N/A          N/A             679,442
 50          Best Buy - Mishawaka, IN                                 65.7%                  N/A          N/A             647,171
 51          110-118 Riverside Tenants Corp.                           1.7%                  N/A          N/A           9,335,819
 52          Thunderbird Palms Medical Plaza                          63.5%                  N/A          N/A             773,499
 53          Best Buy - Pineville, NC                                 64.6%                  N/A          N/A             633,730
 54          Lexington Green                                          67.0%              636,334        1.17x             717,477
 55          205 Third Avenue Owners, Inc.                             4.6%                  N/A          N/A           4,934,718
 56          130 E. 18 Owners Corp.                                    5.6%                  N/A          N/A           5,394,476
 57          Ramada Inn - Kill Devil Hills, NC                        36.4%            1,630,916        2.66x           1,500,067
 58          Staples Shopping Center                                  45.2%              711,823        1.39x             660,264
 59          Beach Club Apartments                                    67.9%              559,985        1.24x             565,326
 60          Whisper Creek II                                         67.9%              548,172        1.13x             649,354
 61          The Crossroads                                           61.3%              876,909        1.90x             753,080
 62          Altapo-Bellwood Building, LLC                            49.9%              783,703        1.73x             828,635
 63          Buffalo Square Shopping Center                           63.2%              625,393        1.43x             712,654
 64          New Hope/Park Place Mobile Home Park                     67.6%              529,219        1.24x             562,356
 65          McGee's Crossing Shopping Center                         65.3%              450,379        0.69x             585,979
 66          Parkleigh North Apartments                               59.0%              792,082        1.85x             761,806
 67          Columbus 69th LLC                                        49.1%              786,417        1.89x             740,743
 68          Best Buy - Salt Lake City, UT                            64.5%                  N/A          N/A             539,231
 69          Home Depot Plaza                                         64.4%              662,708        1.60x             581,975
 70          Forbes Boulevard, LLC                                    61.0%                  N/A          N/A             564,253

                                                                     U/W          U/W        ADMINISTRATIVE
 #   CROSSED LOAN NAME                                              NCF (7)     DSCR (6)          FEES
---  ------- -------------------------------------------         ------------   --------     --------------
 1           622 Third Avenue                                    $ 32,874,583     2.33x         0.0314%
 2           Washington Center Portfolio                           24,664,486     3.21x         0.0314%
 3           Columbiana Centre                                      9,125,811     2.18x         0.0314%
 4           The Crossings                                          8,496,059     1.83x         0.0314%
 5           Great Lakes Crossing                                  22,614,233     2.26x         0.0314%
 6           One Penn Center                                        5,149,447     1.51x         0.0314%
 7           Alliance CH Portfolio                                  4,616,852     1.37x         0.0314%
 8           Pearson Educational Headquarters                       5,508,257     1.90x         0.0314%
 9           Westin Savannah Harbor Resort                          4,217,780     2.64x         0.0314%
 10          Orchards Corporate Center                              3,012,603     1.44x         0.1114%
 11          Weston Town Center                                     2,843,145     1.36x         0.0314%
 12          Chase Village Apartments                               2,726,542     1.43x         0.0514%
 13          228 Post Street                                        2,787,098     1.75x         0.0314%
 14          Inland Empire Portfolio                                2,831,413     1.62x         0.1114%
 15          Norwood Business Center                                2,770,096     1.75x         0.1114%
 16          The Mills Apartments                                   2,491,864     1.69x         0.0314%
 17          Gateway Station                                        2,150,694     1.38x         0.1264%
 18          Elk Grove Industrial II                                2,146,906     1.52x         0.0314%
 19          Country Glen Apartments                                1,959,630     1.38x         0.0314%
 20          Colonial Promenade                                     1,771,086     1.39x         0.0314%
 21          Oakridge Office Park                                   2,025,943     1.58x         0.0314%
 22          Silverado Apartments                                   1,629,148     1.45x         0.1014%
 23          Stonebridge Waterfront Apartments                      1,685,178     1.49x         0.0814%
 24          Chester Park Association                               1,465,221     1.61x         0.0814%
 25          Honeywell International Building                       1,319,127     1.49x         0.1314%
 26          Builders FirstSource Portfolio                         1,195,757     1.38x         0.0314%
 27          El Camino Commons                                      1,183,978     1.50x         0.0314%
 28          The Seasons Apartments                                   958,722     1.30x         0.1314%
 29          La Mesa Crossroads                                     1,287,740     1.74x         0.0314%
 30          102 Pickering Way                                        989,101     1.25x         0.0314%
 31          Elk Lakes Shopping Center                              1,030,673     1.41x         0.1014%
 32          Elmhurst Place Apartments                              1,040,900     1.61x         0.0314%
 33          Newport East Inc.                                     10,955,239    17.62x         0.0814%
 34          Polar Plastics                                         1,203,340     1.44x         0.0314%
 35          Park Ten and Broadfield Office Portfolio                 866,373     1.29x         0.0414%
 36          100 East Pine Street                                     864,156     1.31x         0.0614%
 37          Emerald Ridge Apartments                                 928,858     1.46x         0.1114%
 38          Shops at Boca                                          1,016,392     1.53x         0.0314%
 39          Rock Shadows                                             735,097     1.35x         0.0314%
 40          Marcy Park Apartments                                    762,316     1.47x         0.0314%
 41          Bennett Street Shops                                     924,699     1.55x         0.0314%
 42          6828 Nancy Ridge Drive                                 1,079,418     1.86x         0.1314%
 43          Metaldyne Industrial III Portfolio                       844,075     1.35x         0.1314%
 44          Scarborough Manor Owner's Corp.                        2,383,298     5.94x         0.0814%
 45          Midland Place II                                         699,036     1.35x         0.0314%
 46          Bryant Gardens Corp.                                   2,744,829     4.43x         0.0814%
 47          Oakhill Village Associates Limited Partnership           798,602     1.52x         0.0814%
 48          Creekside at Taylor Square II                            599,390     1.32x         0.1014%
 49          Carll's Corner Shopping Center                           612,315     1.35x         0.0314%
 50          Best Buy - Mishawaka, IN                                 639,671     1.38x         0.0514%
 51          110-118 Riverside Tenants Corp.                        9,335,819    19.55x         0.0814%
 52          Thunderbird Palms Medical Plaza                          714,244     1.55x         0.1314%
 53          Best Buy - Pineville, NC                                 626,148     1.40x         0.0514%
 54          Lexington Green                                          598,100     1.35x         0.0314%
 55          205 Third Avenue Owners, Inc.                          4,934,718    13.33x         0.0814%
 56          130 E. 18 Owners Corp.                                 5,394,476    15.74x         0.1814%
 57          Ramada Inn - Kill Devil Hills, NC                      1,316,975     2.42x         0.0314%
 58          Staples Shopping Center                                  636,007     1.29x         0.0314%
 59          Beach Club Apartments                                    534,126     1.25x         0.0314%
 60          Whisper Creek II                                         587,354     1.37x         0.0314%
 61          The Crossroads                                           660,603     1.60x         0.0314%
 62          Altapo-Bellwood Building, LLC                            721,900     1.61x         0.0814%
 63          Buffalo Square Shopping Center                           675,155     1.67x         0.1014%
 64          New Hope/Park Place Mobile Home Park                     539,506     1.32x         0.0314%
 65          McGee's Crossing Shopping Center                         550,731     1.40x         0.1014%
 66          Parkleigh North Apartments                               697,556     1.77x         0.0614%
 67          Columbus 69th LLC                                        721,468     1.82x         0.0814%
 68          Best Buy - Salt Lake City, UT                            531,657     1.37x         0.0514%
 69          Home Depot Plaza                                         551,741     1.40x         0.0314%
 70          Forbes Boulevard, LLC                                    553,315     1.42x         0.0814%

                                                           CUT-OFF DATE
                                                            PRINCIPAL        APPRAISED        CUT-OFF DATE        MATURITY/ARD
 #   CROSSED LOAN NAME                                     BALANCE (1)       VALUE (2)       LTV RATIO (1)(3)      BALANCE (4)
---  ------- -------------------------------------------  -------------     -------------    ----------------    --------------
 71          CSI Holding Company, Inc.                    $   5,189,686     $   7,000,000          74.1%         $    3,417,347
 72          TownePlace Suites - Mobile, AL                   5,131,646         7,450,000          68.9%              4,076,138
 73          Circuit City - Conshohocken, PA                  5,071,340         7,000,000          72.4%              4,318,905
 74          Seminole Owners Corp.                            4,997,219        51,600,000           9.7%              4,553,476
 75          178 East 80th Street Owners, Inc.                4,994,344        69,440,000           7.2%              4,543,662
 76          TownePlace Suites - Montgomery, AL               4,847,661         6,950,000          69.8%              3,850,564
 77          Hudson Marketplace                               4,826,421         6,100,000          79.1%              4,113,090
 78          Circuit City - Tampa, FL                         4,780,759         6,600,000          72.4%              4,071,439
 79          Timberland Apartments                            4,775,611         6,000,000          79.6%              4,044,108
 80          Four Corners Westheimer Shopping Center          4,682,477         6,600,000          70.9%              4,030,467
 81          The MEMEC Building                               4,579,174         8,200,000          55.8%              3,940,731
 82          Campus View Center                               4,496,492         6,300,000          71.4%              3,843,286
 83          Tarrant Parkway Commons                          4,391,986         6,000,000          73.2%              3,734,619
 84          Westaff Campus                                   4,372,523         7,400,000          59.1%              3,498,515
 85          Briarcliffe Apartments                           4,287,134         5,400,000          79.4%              3,593,092
 86          Northside Villas                                 4,281,460         5,400,000          79.3%              3,285,693
 87          Blue Heron Center                                4,274,392         5,800,000          73.7%              3,625,398
 88          350 Bleecker Street Apartment Corp.              4,250,000        44,720,000           9.5%              4,250,000
 89          Mark Terrace Owners' Corp.                       4,228,420        15,890,000          26.6%              3,572,422
 90          Oakwood Garden Apartments                        4,192,091         5,250,000          79.8%              3,549,028
 91          Best Storage                                     4,173,650         6,640,000          62.9%              2,744,295
 92          Prairie Meadows                                  4,080,506         5,400,000          75.6%              3,488,255
 93          Alhambra Apartments                              4,069,761         5,200,000          78.3%              3,151,211
 94          North Huntington Hills Apartments                3,933,494         5,250,000          74.9%              3,328,624
 95          2626 West Warrenville                            3,880,341         5,500,000          70.6%              3,289,791
 96          Fairway Crossing Apartments                      3,839,502         5,000,000          76.8%              2,982,184
 97     A    Vinton Park Apartments                           1,624,296         2,100,000          77.3%              1,380,085
 98     A    Maquoketa Park Apartments                        1,263,131         1,600,000          77.3%              1,073,220
 99     A    Strawberry Hill Apartments                         902,344         1,200,000          77.3%                766,677
100          American Mini Storage                            3,670,319         5,200,000          70.6%              2,847,881
101          21 N. Chatsworth Owners Corp.                    3,645,973        19,950,000          18.3%              3,326,812
102          210 East 15th St. Tenants Corp.                  3,500,000        50,160,000           7.0%              3,500,000
103          Moore Self Storage                               3,490,290         4,700,000          74.3%              2,701,892
104          Walgreens - Duluth, GA                           3,470,477         4,850,000          71.6%              2,682,857
105          Walgreens - Longview, TX                         3,447,065         4,960,000          69.5%              2,918,130
106          Castle Glen Townhomes                            3,435,933         4,600,000          74.7%              2,918,585
107          Whole Foods Market Phase II                      3,397,070         4,450,000          76.3%              2,871,540
108          Windsor Place Apartments                         3,390,009         4,350,000          77.9%              2,848,100
109          Franklin Square Townhomes                        3,335,922         4,200,000          79.4%              2,820,462
110          1150 Park Avenue Tenants Incorporated            3,300,000        82,300,000           4.0%              3,300,000
111          215 W. 75th St. Owners Corp.                     3,289,280        37,840,000           8.7%              3,022,069
112          Heritage Oaks Apartments                         3,087,408         3,925,000          78.7%              2,624,051
113          Grand Duke Apartments                            3,050,000         4,525,000          67.4%              2,579,528
114          17 East 89th Street Tenants, Inc.                3,050,000       118,020,000           2.6%              3,050,000
115          Academy Sports & Outdoors                        3,038,118         4,300,000          70.7%              2,598,392
116          New Market Center                                3,035,980         4,000,000          75.9%              2,660,234
117          West Wind Apartments                             2,986,137         3,750,000          79.6%              2,562,723
118          Clarksville Ridge Professional Center, LLC       2,968,911         4,260,000          69.7%              2,556,208
119          La Joya Apartments                               2,920,330         3,665,000          79.7%              2,653,731
120          12th Street Apartment Corp.                      2,893,309        22,370,000          12.9%              2,634,876
121          Longacre Gardens Corp.                           2,847,131        11,980,000          23.8%              2,615,474
122          7451 Beverly Building                            2,792,881         4,200,000          66.5%              2,197,922
123          Kettler Building, LLC                            2,697,907         3,600,000          74.9%              2,307,302
124          Tabor Crossing Shopping Center                   2,642,559         3,335,000          79.2%              2,040,833
125          755 West End Housing Corp.                       2,598,785        45,230,000           5.7%              2,534,681
126          250 North Village Owners, Inc.                   2,588,579        11,800,000          21.9%              2,168,687
127          Springdale Apartments                            2,560,424         3,250,000          78.8%              1,970,665
128          Myrtle Avenue Shopping Center                    2,530,000         3,400,000          74.4%              1,962,979
129          Georgian House Owners Corp.                      2,498,433        18,320,000          13.6%              2,254,461
130          Red Springs Shopping Center                      2,487,919         3,150,000          79.0%              2,122,019
131          166 Fifth Avenue, LLC                            2,486,313         6,150,000          40.4%              2,132,780
132          Park Seventy-Ninth Corp.                         2,444,332        89,330,000           2.7%              2,225,540
133          The Patriot Building                             2,396,996         3,200,000          74.9%              1,865,488
134          First West Palm Office Owners, LLC               2,390,914         4,300,000          55.6%              2,053,450
135          Towne and Country Estates Apartments             2,390,309         3,550,000          67.3%              1,857,370
136          233 West 99th Street, Inc.                       2,300,000        28,200,000           8.2%              2,300,000
137          Ralph's Grocery Store                            2,248,135         3,200,000          70.3%              1,908,787
138          Country Breeze Mobile Home Park                  2,243,523         2,850,000          78.7%              1,889,989
139          221 East 78th Tenants Corp.                      2,200,000        19,200,000          11.5%              2,200,000
140          Wyndhurst Building                               2,189,153         3,150,000          69.5%              1,861,876

                                                                   MATURITY/
                                                                   ARD LTV          MOST RECENT      MOST RECENT         U/W
 #   CROSSED LOAN NAME                                          RATIO (3)(4)(5)        NOI            DSCR (6)           NOI
---  ------- -------------------------------------------        ---------------    --------------   -------------    ------------
 71          CSI Holding Company, Inc.                                48.8%         $    643,330         1.42x       $    625,569
 72          TownePlace Suites - Mobile, AL                           54.7%              850,285         2.01x            822,823
 73          Circuit City - Conshohocken, PA                          61.7%                  N/A           N/A            580,627
 74          Seminole Owners Corp.                                     8.8%                  N/A           N/A          3,430,823
 75          178 East 80th Street Owners, Inc.                         6.5%                  N/A           N/A          3,604,092
 76          TownePlace Suites - Montgomery, AL                       55.4%              766,741         1.92x            805,358
 77          Hudson Marketplace                                       67.4%              491,944         1.33x            527,672
 78          Circuit City - Tampa, FL                                 61.7%                  N/A           N/A            542,272
 79          Timberland Apartments                                    67.4%              611,122         1.66x            610,215
 80          Four Corners Westheimer Shopping Center                  61.1%              745,798         1.82x            642,147
 81          The MEMEC Building                                       48.1%              721,945         2.10x            705,512
 82          Campus View Center                                       61.0%              553,639         1.67x            546,407
 83          Tarrant Parkway Commons                                  62.2%              384,612         1.21x            513,785
 84          Westaff Campus                                           47.3%                  N/A           N/A            731,673
 85          Briarcliffe Apartments                                   66.5%              429,097         1.34x            447,461
 86          Northside Villas                                         60.8%              517,980         1.62x            472,707
 87          Blue Heron Center                                        62.5%              562,086         1.56x            502,480
 88          350 Bleecker Street Apartment Corp.                       9.5%                  N/A           N/A          1,922,742
 89          Mark Terrace Owners' Corp.                               22.5%                  N/A           N/A            989,574
 90          Oakwood Garden Apartments                                67.6%              492,297         1.20x            470,450
 91          Best Storage                                             41.3%              823,648         2.30x            635,943
 92          Prairie Meadows                                          64.6%              493,810         1.54x            425,174
 93          Alhambra Apartments                                      60.6%              407,118         1.17x            485,855
 94          North Huntington Hills Apartments                        63.4%              535,592         1.74x            489,364
 95          2626 West Warrenville                                    59.8%              685,399         2.34x            475,068
 96          Fairway Crossing Apartments                              59.6%              474,674         1.49x            504,278
 97     A    Vinton Park Apartments                                   65.7%              195,013         1.44x            204,730
 98     A    Maquoketa Park Apartments                                65.7%              130,636         1.44x            144,957
 99     A    Strawberry Hill Apartments                               65.7%              108,079         1.44x            114,960
100          American Mini Storage                                    54.8%              362,302         1.25x            382,511
101          21 N. Chatsworth Owners Corp.                            16.7%                  N/A           N/A          1,206,247
102          210 East 15th St. Tenants Corp.                           7.0%                  N/A           N/A          3,246,696
103          Moore Self Storage                                       57.5%              394,082         1.31x            392,455
104          Walgreens - Duluth, GA                                   55.3%                  N/A           N/A            360,793
105          Walgreens - Longview, TX                                 58.8%                  N/A           N/A            348,225
106          Castle Glen Townhomes                                    63.4%              398,801         1.54x            413,975
107          Whole Foods Market Phase II                              64.5%                  N/A           N/A            356,829
108          Windsor Place Apartments                                 65.5%              399,553         1.58x            402,046
109          Franklin Square Townhomes                                67.2%              408,351         1.62x            361,819
110          1150 Park Avenue Tenants Incorporated                     4.0%                  N/A           N/A          4,298,329
111          215 W. 75th St. Owners Corp.                              8.0%                  N/A           N/A          1,684,170
112          Heritage Oaks Apartments                                 66.9%              368,777         1.57x            345,497
113          Grand Duke Apartments                                    57.0%              454,660         2.09x            450,136
114          17 East 89th Street Tenants, Inc.                         2.6%                  N/A           N/A          4,769,005
115          Academy Sports & Outdoors                                60.4%                  N/A           N/A            367,947
116          New Market Center                                        66.5%              374,010         1.34x            404,564
117          West Wind Apartments                                     68.3%              291,477         1.16x            348,193
118          Clarksville Ridge Professional Center, LLC               60.0%                  N/A           N/A            381,454
119          La Joya Apartments                                       72.4%              441,436         1.74x            391,710
120          12th Street Apartment Corp.                              11.8%                  N/A           N/A          1,164,251
121          Longacre Gardens Corp.                                   21.8%                  N/A           N/A            662,426
122          7451 Beverly Building                                    52.3%              407,156         1.67x            408,692
123          Kettler Building, LLC                                    64.1%              374,599         1.64x            288,397
124          Tabor Crossing Shopping Center                           61.2%              305,459         1.51x            268,442
125          755 West End Housing Corp.                                5.6%                  N/A           N/A          2,967,545
126          250 North Village Owners, Inc.                           18.4%                  N/A           N/A            503,764
127          Springdale Apartments                                    60.6%              232,391         0.41x            300,778
128          Myrtle Avenue Shopping Center                            57.7%              307,293         1.56x            283,346
129          Georgian House Owners Corp.                              12.3%                  N/A           N/A            811,850
130          Red Springs Shopping Center                              67.4%              288,325         1.53x            265,676
131          166 Fifth Avenue, LLC                                    34.7%              577,305         3.14x            557,135
132          Park Seventy-Ninth Corp.                                  2.5%                  N/A           N/A          8,366,554
133          The Patriot Building                                     58.3%                  N/A           N/A            268,623
134          First West Palm Office Owners, LLC                       47.8%              366,818         2.06x            262,770
135          Towne and Country Estates Apartments                     52.3%              288,047         1.46x            274,637
136          233 West 99th Street, Inc.                                8.2%                  N/A           N/A          1,512,467
137          Ralph's Grocery Store                                    59.6%              261,544         1.62x            261,201
138          Country Breeze Mobile Home Park                          66.3%              248,993         1.54x            241,560
139          221 East 78th Tenants Corp.                              11.5%                  N/A           N/A          1,316,956
140          Wyndhurst Building                                       59.1%              339,411         1.92x            255,760

                                                                     U/W          U/W        ADMINISTRATIVE
 #   CROSSED LOAN NAME                                              NCF (7)     DSCR (6)          FEES
---  ------- -------------------------------------------         ------------   --------     --------------
 71          CSI Holding Company, Inc.                          $    594,629     1.32x         0.0814%
 72          TownePlace Suites - Mobile, AL                          756,605     1.79x         0.0314%
 73          Circuit City - Conshohocken, PA                         575,735     1.57x         0.0514%
 74          Seminole Owners Corp.                                 3,430,823    10.91x         0.0814%
 75          178 East 80th Street Owners, Inc.                     3,604,092    11.67x         0.0814%
 76          TownePlace Suites - Montgomery, AL                      738,276     1.85x         0.0314%
 77          Hudson Marketplace                                      501,151     1.44x         0.0314%
 78          Circuit City - Tampa, FL                                537,300     1.55x         0.0514%
 79          Timberland Apartments                                   558,295     1.66x         0.0314%
 80          Four Corners Westheimer Shopping Center                 538,092     1.53x         0.0314%
 81          The MEMEC Building                                      670,595     1.95x         0.1314%
 82          Campus View Center                                      519,935     1.57x         0.1314%
 83          Tarrant Parkway Commons                                 464,184     1.46x         0.1014%
 84          Westaff Campus                                          657,205     1.79x         0.0314%
 85          Briarcliffe Apartments                                  410,961     1.40x         0.0314%
 86          Northside Villas                                        421,711     1.32x         0.0514%
 87          Blue Heron Center                                       413,532     1.37x         0.0314%
 88          350 Bleecker Street Apartment Corp.                   1,922,742     7.68x         0.0814%
 89          Mark Terrace Owners' Corp.                              989,574     3.19x         0.0814%
 90          Oakwood Garden Apartments                               431,969     1.45x         0.1814%
 91          Best Storage                                            619,517     1.73x         0.0514%
 92          Prairie Meadows                                         391,266     1.31x         0.0614%
 93          Alhambra Apartments                                     440,855     1.42x         0.0314%
 94          North Huntington Hills Apartments                       436,364     1.57x         0.0314%
 95          2626 West Warrenville                                   433,749     1.58x         0.0314%
 96          Fairway Crossing Apartments                             472,028     1.59x         0.0314%
 97     A    Vinton Park Apartments                                  186,730     1.55x         0.0314%
 98     A    Maquoketa Park Apartments                               130,957     1.55x         0.0314%
 99     A    Strawberry Hill Apartments                              104,960     1.55x         0.0314%
100          American Mini Storage                                   369,823     1.30x         0.0514%
101          21 N. Chatsworth Owners Corp.                         1,206,247     5.23x         0.0814%
102          210 East 15th St. Tenants Corp.                       3,246,696    16.19x         0.0814%
103          Moore Self Storage                                      378,048     1.41x         0.0514%
104          Walgreens - Duluth, GA                                  358,533     1.35x         0.1214%
105          Walgreens - Longview, TX                                346,178     1.41x         0.0514%
106          Castle Glen Townhomes                                   394,725     1.60x         0.0314%
107          Whole Foods Market Phase II                             345,434     1.44x         0.1314%
108          Windsor Place Apartments                                372,046     1.59x         0.0314%
109          Franklin Square Townhomes                               334,059     1.42x         0.0314%
110          1150 Park Avenue Tenants Incorporated                 4,298,329    23.47x         0.1314%
111          215 W. 75th St. Owners Corp.                          1,684,170     7.87x         0.0814%
112          Heritage Oaks Apartments                                319,747     1.44x         0.1314%
113          Grand Duke Apartments                                   420,136     1.94x         0.0814%
114          17 East 89th Street Tenants, Inc.                     4,769,005    28.07x         0.1814%
115          Academy Sports & Outdoors                               335,256     1.50x         0.1014%
116          New Market Center                                       357,615     1.47x         0.0314%
117          West Wind Apartments                                    313,193     1.41x         0.0314%
118          Clarksville Ridge Professional Center, LLC              357,306     1.60x         0.0814%
119          La Joya Apartments                                      345,460     1.52x         0.0314%
120          12th Street Apartment Corp.                           1,164,251     6.48x         0.0814%
121          Longacre Gardens Corp.                                  662,426     3.52x         0.0814%
122          7451 Beverly Building                                   377,376     1.68x         0.0314%
123          Kettler Building, LLC                                   258,787     1.30x         0.0814%
124          Tabor Crossing Shopping Center                          260,310     1.29x         0.0514%
125          755 West End Housing Corp.                            2,967,545    19.07x         0.0814%
126          250 North Village Owners, Inc.                          503,764     2.73x         0.0814%
127          Springdale Apartments                                   275,778     1.44x         0.0514%
128          Myrtle Avenue Shopping Center                           259,254     1.32x         0.0814%
129          Georgian House Owners Corp.                             811,850     5.48x         0.0814%
130          Red Springs Shopping Center                             253,432     1.40x         0.0314%
131          166 Fifth Avenue, LLC                                   553,001     3.01x         0.0814%
132          Park Seventy-Ninth Corp.                              8,366,554    55.18x         0.0814%
133          The Patriot Building                                    234,701     1.25x         0.1014%
134          First West Palm Office Owners, LLC                      236,007     1.32x         0.0814%
135          Towne and Country Estates Apartments                    256,137     1.38x         0.0314%
136          233 West 99th Street, Inc.                            1,512,467    11.09x         0.0814%
137          Ralph's Grocery Store                                   241,173     1.49x         0.1014%
138          Country Breeze Mobile Home Park                         233,610     1.50x         0.0314%
139          221 East 78th Tenants Corp.                           1,316,956     9.70x         0.0814%
140          Wyndhurst Building                                      217,872     1.39x         0.0314%

                                                           CUT-OFF DATE
                                                            PRINCIPAL        APPRAISED        CUT-OFF DATE        MATURITY/ARD
 #   CROSSED LOAN NAME                                     BALANCE (1)       VALUE (2)       LTV RATIO (1)(3)      BALANCE (4)
---  ------- -------------------------------------------  -------------     -------------    ----------------    --------------
141          Westcreek Court Townhomes                    $   2,151,226     $   2,825,000          76.1%         $   1,828,370
142          Chelsea Warren Corp.                             2,099,071        51,800,000           4.1%             1,919,920
143          Larchmont Hills Owners Corp.                     2,095,720        16,600,000          12.6%             1,856,286
144          Hawthorne Gardens Owners Corp.                   2,093,677         8,250,000          25.4%             1,748,511
145          Townsend Mews Owners Corp.
             f/k/a 329-337 West 85th Street
             Owners Corp.                                    82,091,006         9,050,000          23.1%             1,758,838
146          Stardust Apartments                              2,045,993         2,750,000          74.4%             1,723,399
147     B    Woodlawn Manor Apartments                        1,270,204         1,600,000          79.4%             1,010,458
148     B    Wynwood Apartments                                 754,378           950,000          79.4%               603,811
149          ParkRidge at McPherson                           2,019,834         2,380,000          84.9%             1,525,692
150          Eckerd's - San Antonio, TX                       1,994,622         2,700,000          73.9%             1,553,368
151          Shore View Corporation                           1,993,788        17,130,000          11.6%             1,665,597
152          St. John Court Owners Corp.                      1,981,837        17,170,000          11.5%             1,415,840
153          Westminster Hall Apartments Corp.                1,975,000        18,680,000          10.6%             1,975,000
154          Southwest Self Storage                           1,942,350         2,850,000          68.2%             1,517,273
155          Hide-A-Way Mini Storage                          1,891,504         2,700,000          70.1%             1,630,456
156          Valley Forge Office Colony                       1,867,388         2,550,000          73.2%             1,694,175
157          Caribbean House, Inc.                            1,844,851        10,870,000          17.0%             1,695,420
158          Pine Forest Mobile Home Park                     1,842,428         3,250,000          56.7%             1,728,103
159          78 Eighth Avenue Tenants Corp.                   1,837,854        12,540,000          14.7%             1,533,484
160          Senate Manor Apartments I & II                   1,830,082         2,300,000          79.6%             1,448,355
161          Camelot Apartments                               1,787,882         2,250,000          79.5%             1,410,164
162          600-602 King Street                              1,768,802         2,400,000          73.7%             1,536,552
163          Greentree Square Shopping Center                 1,719,841         2,700,000          63.7%             1,391,503
164          Woodscape Apartments                             1,717,795         2,300,000          74.7%             1,326,347
165          235 West 108th Street Owners Corp.               1,698,288        14,390,000          11.8%             1,420,371
166          3515 Owners Corp.                                1,698,058        11,600,000          14.6%             1,545,242
167          Casita Verde                                     1,691,851         2,400,000          70.5%             1,591,660
168          45 W. 10 Tenants' Corp.                          1,688,839        34,900,000           4.8%             1,409,148
169          McLean Towers Inc.                               1,674,283         6,150,000          27.2%             1,534,214
170          Pratton Arms Apartments                          1,672,410         2,100,000          79.6%             1,439,631
171          Shoppes of Oakland Park                          1,643,765         2,225,000          73.9%             1,412,150
172          505 West University Parkway                      1,642,059         2,250,000          73.0%             1,401,353
173          Seguin Corners                                   1,616,600         2,440,000          66.3%             1,290,225
174          One Franklin Owners Corp.                        1,596,664         6,000,000          26.6%             1,330,655
175          255 Fieldston Buyers Corp.                       1,591,130         9,150,000          17.4%             1,326,884
176          64 Merrimack Street Apartments                   1,585,255         1,990,000          79.7%             1,220,707
177          Greenwich House Holding Corp.                    1,578,188        44,360,000           3.6%             1,434,216
178          Spice Lofthouse Corp.                            1,529,600        14,396,000          10.6%             1,278,479
179          Belgrave Owners, Inc.                            1,500,000        10,090,000          14.9%             1,500,000
180          Charlestown Place Apartments                     1,495,410         2,250,000          66.5%             1,249,491
181          Eckerd's - Dallas, TX                            1,479,558         3,050,000          48.5%             1,280,550
182          Boardwalk Apartments                             1,453,827         1,920,000          75.7%             1,157,248
183          305 East 83rd St. Realty Corp.                   1,387,292         5,430,000          25.5%             1,061,288
184          ParkRidge of Monticello                          1,384,048         1,630,000          84.9%             1,044,759
185          The Veranda at Twin Creek Apartments             1,373,542         1,940,000          70.8%             1,049,950
186          Hickory Heights Apartments                       1,369,287         1,800,000          76.1%             1,058,323
187          Jefferson Apartments                             1,349,199         1,700,000          79.4%             1,065,958
188          188 Main Street                                  1,345,129         1,900,000          70.8%             1,163,202
189          3-5 Franklin Owners Corp.                        1,337,635         6,850,000          19.5%               866,653
190          Windsor Terrace at Jamaica Estates Owners, Inc.  1,317,874         4,525,000          29.1%             1,104,086
191          Burgess Manor Apartments                         1,312,549         1,650,000          79.5%             1,028,877
192          Chippenham South II                              1,295,390         1,900,000          68.2%             1,122,905
193          Sunset Plaza Apartments                          1,291,313         2,500,000          51.7%             1,103,800
194          7491 West Oakland Park Boulevard Building        1,289,899         2,000,000          64.5%             1,023,263
195          328 W. 17th St. Owners, Inc.                     1,242,069        13,850,000           9.0%               946,169
196          3516 West Place, Northwest                       1,238,380         1,555,000          79.6%             1,066,013
197          88 Associates, Inc.                              1,200,000       126,700,000           0.9%             1,200,000
198          Sutton Colorado Apartments                       1,196,728         2,470,000          48.5%               929,511
199          161 Henry Street Corporation                     1,194,738        22,500,000           5.3%             1,001,208
200          Paris Creek Duplexes                             1,193,532         1,536,000          77.7%               944,578
201          Sherwood Forest Apartments                       1,173,260         1,473,000          79.7%               998,612
202          Broadway Apartments                              1,141,229         1,500,000          76.1%               908,420
203          Edgebrook Cooperative, Inc.                      1,129,938        23,275,000           4.9%               944,350
204          27 West 67 Studio Corp.                          1,123,933        43,430,000           2.6%               936,422
205          Village Apartments - Laredo                      1,018,589         1,330,000          76.6%               814,737
206          Lockbox Self Storage                             1,009,235         1,450,000          69.6%               790,093
207          620 Tenants Corp.                                1,000,000        13,400,000           7.5%             1,000,000
208          328 West 96th Street Owners Corp.                  998,837         4,900,000          20.4%               906,722
209          Matlock Shopping Center                            997,791         1,460,000          68.3%               867,115
210          Cedar Pond Owners Inc.                             996,817         5,949,900          16.8%               829,824

                                                                   MATURITY/
                                                                   ARD LTV          MOST RECENT      MOST RECENT         U/W
 #   CROSSED LOAN NAME                                          RATIO (3)(4)(5)        NOI            DSCR (6)           NOI
---  ------- -------------------------------------------        ---------------    --------------   -------------    ------------
141          Westcreek Court Townhomes                                64.7%         $    220,979          1.15x      $    263,704
142          Chelsea Warren Corp.                                      3.7%                  N/A            N/A         2,680,452
143          Larchmont Hills Owners Corp.                             11.2%                  N/A            N/A         1,042,972
144          Hawthorne Gardens Owners Corp.                           21.2%                  N/A            N/A           610,648
145          Townsend Mews Owners Corp.
             f/k/a 329-337 West 85th Street
             Owners Corp.                                             19.4%                  N/A            N/A           432,078
146          Stardust Apartments                                      62.7%              231,376          1.62x           221,757
147     B    Woodlawn Manor Apartments                                63.3%              183,914          1.57x           171,759
148     B    Wynwood Apartments                                       63.3%              114,175          1.57x           112,861
149          ParkRidge at McPherson                                   64.1%              176,285          1.13x           209,982
150          Eckerd's - San Antonio, TX                               57.5%                  N/A            N/A           227,468
151          Shore View Corporation                                    9.7%                  N/A            N/A           973,315
152          St. John Court Owners Corp.                               8.2%                  N/A            N/A           927,197
153          Westminster Hall Apartments Corp.                        10.6%                  N/A            N/A         1,036,818
154          Southwest Self Storage                                   53.2%              230,629          1.43x           249,613
155          Hide-A-Way Mini Storage                                  60.4%              241,572          1.63x           226,177
156          Valley Forge Office Colony                               66.4%              199,381          1.11x           267,372
157          Caribbean House, Inc.                                    15.6%                  N/A            N/A           730,894
158          Pine Forest Mobile Home Park                             53.2%              380,795          2.83x           325,936
159          78 Eighth Avenue Tenants Corp.                           12.2%                  N/A            N/A           667,986
160          Senate Manor Apartments I & II                           63.0%              263,856          1.64x           246,130
161          Camelot Apartments                                       62.7%              274,832          1.91x           223,357
162          600-602 King Street                                      64.0%              224,238          1.54x           210,885
163          Greentree Square Shopping Center                         51.5%              234,202          1.26x           250,040
164          Woodscape Apartments                                     57.7%              222,320          1.44x           230,387
165          235 West 108th Street Owners Corp.                        9.9%                  N/A            N/A           947,920
166          3515 Owners Corp.                                        13.3%                  N/A            N/A           540,072
167          Casita Verde                                             66.3%              193,366          1.49x           182,515
168          45 W. 10 Tenants' Corp.                                   4.0%                  N/A            N/A         1,949,612
169          McLean Towers Inc.                                       24.9%                  N/A            N/A           580,497
170          Pratton Arms Apartments                                  68.6%              210,766          1.61x           190,777
171          Shoppes of Oakland Park                                  63.5%              217,818          1.51x           212,057
172          505 West University Parkway                              62.3%              261,655          2.10x           192,278
173          Seguin Corners                                           52.9%              235,115          1.60x           199,256
174          One Franklin Owners Corp.                                22.2%                  N/A            N/A           393,416
175          255 Fieldston Buyers Corp.                               14.5%                  N/A            N/A           553,153
176          64 Merrimack Street Apartments                           61.3%              242,921          1.94x           221,693
177          Greenwich House Holding Corp.                             3.2%                  N/A            N/A         1,662,421
178          Spice Lofthouse Corp.                                     8.9%                  N/A            N/A           669,019
179          Belgrave Owners, Inc.                                    14.9%                  N/A            N/A           474,281
180          Charlestown Place Apartments                             55.5%              217,701          2.10x           174,440
181          Eckerd's - Dallas, TX                                    42.0%                  N/A            N/A           249,631
182          Boardwalk Apartments                                     60.3%              206,917          1.48x           197,857
183          305 East 83rd St. Realty Corp.                           19.5%                  N/A            N/A           426,413
184          ParkRidge of Monticello                                  64.1%              134,132          0.54x           167,372
185          The Veranda at Twin Creek Apartments                     54.1%              138,456          1.04x           179,029
186          Hickory Heights Apartments                               58.8%              157,216          1.41x           156,347
187          Jefferson Apartments                                     62.7%              212,285          1.95x           154,781
188          188 Main Street                                          61.2%              188,030          1.61x           156,821
189          3-5 Franklin Owners Corp.                                12.7%                  N/A            N/A           443,007
190          Windsor Terrace at Jamaica Estates Owners, Inc.          24.4%                  N/A            N/A           286,770
191          Burgess Manor Apartments                                 62.4%              168,910          1.45x           187,333
192          Chippenham South II                                      59.1%                  N/A            N/A           163,873
193          Sunset Plaza Apartments                                  44.2%              319,016          3.08x           271,336
194          7491 West Oakland Park Boulevard Building                51.2%              183,334          1.50x           220,077
195          328 W. 17th St. Owners, Inc.                              6.8%                  N/A            N/A           698,963
196          3516 West Place, Northwest                               68.6%              156,785          1.66x           126,359
197          88 Associates, Inc.                                       0.9%                  N/A            N/A         3,904,285
198          Sutton Colorado Apartments                               37.6%              173,057          1.79x           182,313
199          161 Henry Street Corporation                              4.4%                  N/A            N/A           827,172
200          Paris Creek Duplexes                                     61.5%              160,830          1.57x           148,422
201          Sherwood Forest Apartments                               67.8%              164,272          1.82x           138,050
202          Broadway Apartments                                      60.6%              195,620          1.91x           133,487
203          Edgebrook Cooperative, Inc.                               4.1%                  N/A            N/A         1,325,523
204          27 West 67 Studio Corp.                                   2.2%                  N/A            N/A         1,516,760
205          Village Apartments - Laredo                              61.3%              148,662          1.62x           141,701
206          Lockbox Self Storage                                     54.5%              130,644          1.58x           114,954
207          620 Tenants Corp.                                         7.5%                  N/A            N/A           700,758
208          328 West 96th Street Owners Corp.                        18.5%                  N/A            N/A           296,398
209          Matlock Shopping Center                                  59.4%               86,226          0.94x           133,735
210          Cedar Pond Owners Inc.                                   13.9%                  N/A            N/A           365,592

                                                                     U/W          U/W        ADMINISTRATIVE
 #   CROSSED LOAN NAME                                              NCF (7)     DSCR (6)          FEES
---  ------- -------------------------------------------         ------------   --------     --------------
141          Westcreek Court Townhomes                           $    248,604     1.61x         0.1314%
142          Chelsea Warren Corp.                                   2,680,452    19.91x         0.0814%
143          Larchmont Hills Owners Corp.                           1,042,972     7.34x         0.0814%
144          Hawthorne Gardens Owners Corp.                           610,648     4.14x         0.0814%
145          Townsend Mews Owners Corp.
             f/k/a 329-337 West 85th Street
             Owners Corp.                                             432,078     2.86x         0.0814%
146          Stardust Apartments                                      212,757     1.49x         0.0514%
147     B    Woodlawn Manor Apartments                                149,759     1.49x         0.0314%
148     B    Wynwood Apartments                                        99,361     1.49x         0.0314%
149          ParkRidge at McPherson                                   191,982     1.23x         0.1814%
150          Eckerd's - San Antonio, TX                               211,570     1.36x         0.0314%
151          Shore View Corporation                                   973,315     6.90x         0.0814%
152          St. John Court Owners Corp.                              927,197     5.80x         0.0814%
153          Westminster Hall Apartments Corp.                      1,036,818     9.10x         0.0814%
154          Southwest Self Storage                                   237,257     1.55x         0.0314%
155          Hide-A-Way Mini Storage                                  216,728     1.52x         0.0314%
156          Valley Forge Office Colony                               228,456     1.58x         0.0314%
157          Caribbean House, Inc.                                    730,894     6.06x         0.0814%
158          Pine Forest Mobile Home Park                             317,636     2.41x         0.0314%
159          78 Eighth Avenue Tenants Corp.                           667,986     5.23x         0.0814%
160          Senate Manor Apartments I & II                           226,880     1.52x         0.0314%
161          Camelot Apartments                                       188,017     1.31x         0.0514%
162          600-602 King Street                                      198,834     1.44x         0.0314%
163          Greentree Square Shopping Center                         204,340     1.37x         0.0314%
164          Woodscape Apartments                                     195,587     1.50x         0.0314%
165          235 West 108th Street Owners Corp.                       947,920     7.80x         0.0814%
166          3515 Owners Corp.                                        540,072     5.11x         0.0814%
167          Casita Verde                                             172,915     1.40x         0.0314%
168          45 W. 10 Tenants' Corp.                                1,949,612    16.60x         0.0814%
169          McLean Towers Inc.                                       580,497     5.34x         0.0814%
170          Pratton Arms Apartments                                  181,777     1.45x         0.0314%
171          Shoppes of Oakland Park                                  179,413     1.46x         0.0314%
172          505 West University Parkway                              181,028     1.52x         0.0314%
173          Seguin Corners                                           179,516     1.33x         0.0314%
174          One Franklin Owners Corp.                                393,416     3.50x         0.0814%
175          255 Fieldston Buyers Corp.                               553,153     4.99x         0.0814%
176          64 Merrimack Street Apartments                           210,443     1.76x         0.0314%
177          Greenwich House Holding Corp.                          1,662,421    17.15x         0.0814%
178          Spice Lofthouse Corp.                                    669,019     6.19x         0.0814%
179          Belgrave Owners, Inc.                                    474,281     5.78x         0.0814%
180          Charlestown Place Apartments                             169,440     1.68x         0.0314%
181          Eckerd's - Dallas, TX                                    239,948     2.12x         0.0314%
182          Boardwalk Apartments                                     168,157     1.40x         0.0314%
183          305 East 83rd St. Realty Corp.                           426,413     4.03x         0.0814%
184          ParkRidge of Monticello                                  151,372     1.41x         0.1814%
185          The Veranda at Twin Creek Apartments                     160,109     1.20x         0.0814%
186          Hickory Heights Apartments                               145,847     1.40x         0.0314%
187          Jefferson Apartments                                     154,781     1.42x         0.0314%
188          188 Main Street                                          135,155     1.31x         0.0314%
189          3-5 Franklin Owners Corp.                                443,007     3.87x         0.0814%
190          Windsor Terrace at Jamaica Estates Owners, Inc.          286,770     3.07x         0.0814%
191          Burgess Manor Apartments                                 169,333     1.63x         0.0314%
192          Chippenham South II                                      156,330     1.56x         0.0314%
193          Sunset Plaza Apartments                                  241,336     2.57x         0.0314%
194          7491 West Oakland Park Boulevard Building                194,908     1.85x         0.0314%
195          328 W. 17th St. Owners, Inc.                             698,963     7.44x         0.0814%
196          3516 West Place, Northwest                               123,609     1.33x         0.0314%
197          88 Associates, Inc.                                    3,904,285    56.98x         0.0814%
198          Sutton Colorado Apartments                               171,745     1.85x         0.0814%
199          161 Henry Street Corporation                             827,172     9.72x         0.0814%
200          Paris Creek Duplexes                                     140,422     1.44x         0.0314%
201          Sherwood Forest Apartments                               127,550     1.51x         0.0314%
202          Broadway Apartments                                      117,487     1.25x         0.0314%
203          Edgebrook Cooperative, Inc.                            1,325,523    16.64x         0.0814%
204          27 West 67 Studio Corp.                                1,516,760    19.21x         0.0814%
205          Village Apartments - Laredo                              130,951     1.53x         0.0314%
206          Lockbox Self Storage                                     110,020     1.38x         0.0314%
207          620 Tenants Corp.                                        700,758    12.54x         0.0814%
208          328 West 96th Street Owners Corp.                        296,398     4.86x         0.0814%
209          Matlock Shopping Center                                  120,445     1.54x         0.0314%
210          Cedar Pond Owners Inc.                                   365,592     5.25x         0.0814%


                                                         CUT-OFF DATE
                                                           PRINCIPAL         APPRAISED        CUT-OFF DATE      MATURITY/ARD
 #   CROSSED LOAN NAME                                    BALANCE (1)        VALUE (2)      LTV RATIO (1)(3)     BALANCE (4)
---  ------- -----------------------------------------  ---------------   ---------------   ----------------  ----------------
211          723 East 5th Street                        $       994,755   $     1,250,000           79.6%     $       940,317
212          Bridge Bay Apartments                              945,975         1,250,000           75.7%             728,437
213          Country Squire Gardens Mobile Home Park            928,996         1,180,000           78.7%             633,330
214          220 Berkeley Place Housing Corporation             918,814        12,525,000            7.3%             764,547
215          Azalea Trailer Court                               904,648         1,200,000           75.4%             827,961
216          Brookwood Square Shopping Center                   897,756         1,200,000           74.8%             709,014
217          10 Bleecker Street Owners Corporation              868,102        21,770,000            4.0%             718,718
218          Bleecker 373 Owners Corp.                          848,612         6,270,000           13.5%             775,698
219          Park View Apartments - NH                          847,646         1,210,000           70.1%             656,398
220          2 Marine Avenue Owners Corporation                 845,614         5,550,000           15.2%             712,760
221          Desert Park Apartments                             803,832         1,200,000           67.0%             686,712
222          Fifteenth Street Loft Corporation                  798,333        10,300,000            7.8%             664,723
223          2965 Decatur Owners Inc.                           796,032         2,600,000           30.6%             674,776
224          71 East 77th Inc.                                  750,000        34,650,000            2.2%             750,000
225          234 West 16th Street Owners Corp.                  747,570         4,350,000           17.2%             686,973
226          Cambridge Gardens Apartments                       717,285           930,000           77.1%             616,386
227          Shadymist Apartments                               711,868           900,000           79.1%             615,290
228          Westbourne Apartments, Inc.                        700,000         6,810,000           10.3%             700,000
229          130 Centre Avenue Apartments, Inc.                 698,085         2,080,000           33.6%             642,414
230          6535 Broadway Owners Corp.                         690,402         3,640,000           19.0%                 141
231          148 East 84th Street Owners Corp.                  674,059         3,395,000           19.9%             619,903
232          Delano Apartments                                  668,278           950,000           70.3%             524,897
233          314 Tenant Owners Corp.                            627,645        13,490,000            4.7%             578,298
234          542 Holding Corporation                            624,313         9,200,000            6.8%             569,194
235          Chatmoss Apartments                                609,537           776,000           78.5%             518,803
236          4th Avenue Loft Corporation                        573,058        14,225,000            4.0%             524,939
237          41 East 28th St. Apartment Corp.                   549,197         9,130,000            6.0%             503,573
238          Melbourne House Apartments Corp.                   548,317         3,750,000           14.6%             456,913
239          4-10 Bogardus Corp.                                548,313         5,630,000            9.7%             505,898
240          448 East 84th St. Owners Corp.                     499,477         3,050,000           16.4%             457,094
241          18 East Mt. Vernon                                 497,516           670,000           74.3%             432,001
242          Park Slope Flats Corp.                             448,833         1,920,000           23.4%             383,948
243          Spencer Apartments, Inc.                           448,553         7,890,000            5.7%                   0
244          Clydesdale Cooperative Inc.                        442,659         8,250,000            5.4%                 233
245          Mix-It Studios Cooperative Corporation             394,783         3,900,000           10.1%                  89
246          Madison Square Apartments, Inc.                    348,465        12,900,000            2.7%             225,142
247          35 RSD Tenants Realty Corp.                        199,162         1,750,000           11.4%             168,095
248          110 West 80th Street Apartment Corp.               173,438         3,350,000            5.2%                 316
249          284 Pacific Street Corporation                     119,541         1,920,000            6.2%             102,271
                                                        ---------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 $ 1,724,825,959   $ 4,935,500,900           61.4%     $ 1,493,148,656
                                                        =====================================================================

             MAXIMUM:                                   $   203,000,000   $   390,000,000           84.9%     $   182,092,814
             MINIMUM:                                   $       119,541   $       670,000            0.9%     $             0

                                                           MATURITY/
                                                           ARD LTV          MOST RECENT       MOST RECENT          U/W
 #   CROSSED LOAN NAME                                  RATIO (3)(4)(5)         NOI             DSCR (6)           NOI
---  ------- -----------------------------------------  ---------------   ---------------   ----------------  ---------------
211          723 East 5th Street                              75.2%       $       113,787         1.44x       $       101,680
212          Bridge Bay Apartments                            58.3%               126,747         1.70x               127,665
213          Country Squire Gardens Mobile Home Park          53.7%               133,531         1.52x               119,491
214          220 Berkeley Place Housing Corporation            6.1%                   N/A           N/A               639,582
215          Azalea Trailer Court                             69.0%               149,266         2.03x               130,149
216          Brookwood Square Shopping Center                 59.1%               126,798         1.51x               121,397
217          10 Bleecker Street Owners Corporation             3.3%                   N/A           N/A               824,010
218          Bleecker 373 Owners Corp.                        12.4%                   N/A           N/A               314,956
219          Park View Apartments - NH                        54.2%               136,713         2.01x               124,494
220          2 Marine Avenue Owners Corporation               12.8%                   N/A           N/A               247,479
221          Desert Park Apartments                           57.2%                83,594         1.24x               103,410
222          Fifteenth Street Loft Corporation                 6.5%                   N/A           N/A               614,320
223          2965 Decatur Owners Inc.                         26.0%                   N/A           N/A               178,756
224          71 East 77th Inc.                                 2.2%                   N/A           N/A             1,400,337
225          234 West 16th Street Owners Corp.                15.8%                   N/A           N/A               286,902
226          Cambridge Gardens Apartments                     66.3%               114,032         1.99x               109,499
227          Shadymist Apartments                             68.4%                94,314         1.61x                93,067
228          Westbourne Apartments, Inc.                      10.3%                   N/A           N/A               300,533
229          130 Centre Avenue Apartments, Inc.               30.9%                   N/A           N/A               151,259
230          6535 Broadway Owners Corp.                        0.0%                   N/A           N/A               270,097
231          148 East 84th Street Owners Corp.                18.3%                   N/A           N/A               246,874
232          Delano Apartments                                55.3%               107,699         1.93x                96,155
233          314 Tenant Owners Corp.                           4.3%                   N/A           N/A               729,073
234          542 Holding Corporation                           6.2%                   N/A           N/A               458,492
235          Chatmoss Apartments                              66.9%                89,507         1.88x                70,566
236          4th Avenue Loft Corporation                       3.7%                   N/A           N/A             1,099,934
237          41 East 28th St. Apartment Corp.                  5.5%                   N/A           N/A               498,759
238          Melbourne House Apartments Corp.                 12.2%                   N/A           N/A               269,157
239          4-10 Bogardus Corp.                               9.0%                   N/A           N/A               290,570
240          448 East 84th St. Owners Corp.                   15.0%                   N/A           N/A               193,599
241          18 East Mt. Vernon                               64.5%                41,270         1.04x                54,224
242          Park Slope Flats Corp.                           20.0%                   N/A           N/A               103,630
243          Spencer Apartments, Inc.                          0.0%                   N/A           N/A               518,357
244          Clydesdale Cooperative Inc.                       0.0%                   N/A           N/A               653,505
245          Mix-It Studios Cooperative Corporation            0.0%                   N/A           N/A               170,895
246          Madison Square Apartments, Inc.                   1.7%                   N/A           N/A               555,530
247          35 RSD Tenants Realty Corp.                       9.6%                   N/A           N/A                78,320
248          110 West 80th Street Apartment Corp.              0.0%                   N/A           N/A               195,992
249          284 Pacific Street Corporation                    5.3%                   N/A           N/A                89,210

                                                        ---------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                       52.9%       $   200,042,367         1.83x       $   348,926,761
                                                        =====================================================================

             MAXIMUM:                                         75.2%       $    29,854,367         3.38x       $    34,362,546
             MINIMUM:                                          0.0%       $        41,270         0.41x       $        54,224

                                                              U/W               U/W          ADMINISTRATIVE
 #   CROSSED LOAN NAME                                       NCF (7)         DSCR (6)             FEES
---  ------- -----------------------------------------  ---------------   ---------------   ----------------
211          723 East 5th Street                        $        95,680        1.27x            0.0314%
212          Bridge Bay Apartments                              122,165        1.71x            0.0314%
213          Country Squire Gardens Mobile Home Park            116,191        1.36x            0.0314%
214          220 Berkeley Place Housing Corporation             639,582       10.12x            0.0814%
215          Azalea Trailer Court                               127,827        1.77x            0.0314%
216          Brookwood Square Shopping Center                   105,125        1.44x            0.0314%
217          10 Bleecker Street Owners Corporation              824,010       13.86x            0.0814%
218          Bleecker 373 Owners Corp.                          314,956        5.82x            0.0814%
219          Park View Apartments - NH                          118,494        1.82x            0.0314%
220          2 Marine Avenue Owners Corporation                 247,479        4.02x            0.0814%
221          Desert Park Apartments                              92,910        1.58x            0.0314%
222          Fifteenth Street Loft Corporation                  614,320       11.02x            0.0814%
223          2965 Decatur Owners Inc.                           178,756        3.02x            0.0814%
224          71 East 77th Inc.                                1,400,337       33.52x            0.0814%
225          234 West 16th Street Owners Corp.                  286,902        5.89x            0.0814%
226          Cambridge Gardens Apartments                       102,249        1.91x            0.0314%
227          Shadymist Apartments                                86,067        1.59x            0.0314%
228          Westbourne Apartments, Inc.                        300,533        7.20x            0.0814%
229          130 Centre Avenue Apartments, Inc.                 151,259        3.28x            0.0814%
230          6535 Broadway Owners Corp.                         270,097        3.72x            0.0814%
231          148 East 84th Street Owners Corp.                  246,874        5.54x            0.0814%
232          Delano Apartments                                   91,655        1.71x            0.0314%
233          314 Tenant Owners Corp.                            729,073       17.57x            0.0814%
234          542 Holding Corporation                            458,492       11.72x            0.0814%
235          Chatmoss Apartments                                 63,566        1.45x            0.0314%
236          4th Avenue Loft Corporation                      1,099,934       30.08x            0.0814%
237          41 East 28th St. Apartment Corp.                   498,759       14.02x            0.0814%
238          Melbourne House Apartments Corp.                   269,157        7.03x            0.0814%
239          4-10 Bogardus Corp.                                290,570        7.92x            0.0814%
240          448 East 84th St. Owners Corp.                     193,599        6.04x            0.0814%
241          18 East Mt. Vernon                                  52,974        1.38x            0.0314%
242          Park Slope Flats Corp.                             103,630        2.96x            0.0814%
243          Spencer Apartments, Inc.                           518,357       10.83x            0.0814%
244          Clydesdale Cooperative Inc.                        653,505       13.55x            0.0814%
245          Mix-It Studios Cooperative Corporation             170,895        3.96x            0.0814%
246          Madison Square Apartments, Inc.                    555,530       18.60x            0.0814%
247          35 RSD Tenants Realty Corp.                         78,320        5.36x            0.0814%
248          110 West 80th Street Apartment Corp.               195,992       10.04x            0.0814%
249          284 Pacific Street Corporation                      89,210        9.61x            0.0814%
                                                        ---------------------------------
TOTAL/WEIGHTED AVERAGE:                                 $   331,159,093        2.74x
                                                        =================================

             MAXIMUM:                                   $    32,874,583       56.98x
             MINIMUM:                                   $        52,974        1.20x


(A) THE UNDERLYING MORTGAGE LOANS SECURED BY LYNNER PORTFOLIO - VINTON APARTMENTS, MAQUOKETA APARTMENTS AND STRAWBERRY HILL APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY WOODLAWN MANOR APARTMENTS AND WYNWOOD APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)          ASSUMES A CUT-OFF DATE IN JUNE 2003
(2) IN THE CASE OF MORTGAGED LOANS SECURED BY COOPERATIVE PROPERTIES THE APPRAISED VALUE SHOW IS THE COOPERATIVE VALUE OF THE BUILDING AND NOT THE RENTAL VALUE.
(3) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(4) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(5) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS. THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(6)          U/W DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED.
             IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED U/W DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(7) U/W NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E. WITH RESPECT TO THE RESIDENTIAL COOPERATIVE LOANS, U/W REPLACEMENT RESERVES/FF&E ARE CAPTURED IN U/W EXPENSES; HOWEVER, WE SHOW THEM FOR PRESENTATIONAL PURPOSES.

                        ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES


                                                                                                             Contractual
                                                                                Engineering                  Recurring
                                                                                Reserve at                   Replacement
   #      Crossed   Loan Name                                                   Origination                 Reserve/FF&E
----      --------   ----------------------------------------------------      -------------               --------------
   1                 622 Third Avenue                                              $81,875                     $201,125
   2                 Washington Center Portfolio                                  $714,675                      $71,144
   3                 Columbiana Centre                                               N/A                          N/A
   4                 The Crossings                                                   N/A                        $58,009
   5                 Great Lakes Crossing                                            N/A                          N/A
   6                 One Penn Center                                             $3,138,770                    $134,112
   7                 Alliance CH Portfolio                                        $319,986                     $381,750
   8                 Pearson Educational Headquarters                                N/A                          N/A
   9                 Westin Savannah Harbor Resort                                   N/A                          N/A
  10                 Orchards Corporate Center                                       N/A                        $43,215
  11                 Weston Town Center                                              N/A                          N/A
  12                 Chase Village Apartments                                        N/A                       $160,800
  13                 228 Post Street                                                 N/A                        $7,695
  14                 Inland Empire Portfolio                                         N/A                        $51,386
  15                 Norwood Business Center                                       $31,398                      $58,128
  16                 The Mills Apartments                                          $19,250                     $177,000
  17                 Gateway Station                                                 N/A                        $42,048
  18                 Elk Grove Industrial II                                      $112,954                      $42,300
  19                 Country Glen Apartments                                      $128,937                      $81,000
  20                 Colonial Promenade                                              N/A                          N/A
  21                 Oakridge Office Park                                          $1,375                       $63,103
  22                 Silverado Apartments                                            N/A                        $83,000
  23                 Stonebridge Waterfront Apartments                               N/A                        $39,750
  24                 Chester Park Association                                        N/A                          N/A
  25                 Honeywell International Building                              $33,125                      $16,657
  26                 Builders FirstSource Portfolio                                $12,500                      $39,822
  27                 El Camino Commons                                               N/A                        $13,386
  28                 The Seasons Apartments                                          N/A                        $54,000
  29                 La Mesa Crossroads                                              N/A                        $25,873
  30                 102 Pickering Way                                               N/A                        $16,208
  31                 Elk Lakes Shopping Center                                       N/A                        $14,304
  32                 Elmhurst Place Apartments                                       N/A                        $22,500
  33                 Newport East Inc.                                               N/A                          N/A
  34                 Polar Plastics                                                  N/A                          N/A
  35                 Park Ten and Broadfield Office Portfolio                      $31,250                      $34,980
  36                 100 East Pine Street                                          $3,750                         N/A
  37                 Emerald Ridge Apartments                                     $715,800                     $121,008
  38                 Shops at Boca                                                $100,000                        N/A
  39                 Rock Shadows                                                    N/A                          N/A
  40                 Marcy Park Apartments                                           N/A                        $14,748
  41                 Bennett Street Shops                                            N/A                          N/A
  42                 6828 Nancy Ridge Drive                                          N/A                        $8,440
  43                 Metaldyne Industrial III Portfolio                              N/A                          N/A
  44                 Scarborough Manor Owner's Corp.                                 N/A                          N/A
  45                 Midland Place II                                                N/A                          N/A
  46                 Bryant Gardens Corp.                                            N/A                          N/A
  47                 Oakhill Village Associates Limited Partnership                $18,400                      $34,131
  48                 Creekside at Taylor Square II                                   N/A                        $19,200
  49                 Carll's Corner Shopping Center                               $100,000                      $18,147
  50                 Best Buy - Mishawaka, IN                                        N/A                          N/A
  51                 110-118 Riverside Tenants Corp.                                 N/A                          N/A
  52                 Thunderbird Palms Medical Plaza                                 N/A                        $9,460
  53                 Best Buy - Pineville, NC                                        N/A                          N/A
  54                 Lexington Green                                                $937                        $11,348
  55                 205 Third Avenue Owners, Inc.                                   N/A                          N/A
  56                 130 E. 18 Owners Corp.                                          N/A                          N/A
  57                 Ramada Inn - Kill Devil Hills, NC                            $107,125                        4%
  58                 Staples Shopping Center                                         N/A                        $5,442
  59                 Beach Club Apartments                                           N/A                        $31,200
  60                 Whisper Creek II                                              $55,725                      $62,000
  61                 The Crossroads                                                $4,125                       $9,367
  62                 Altapo-Bellwood Building, LLC                                   N/A                        $24,931
  63                 Buffalo Square Shopping Center                                  N/A                        $4,770
  64                 New Hope/Park Place Mobile Home Park                          $10,938                        N/A
  65                 McGee's Crossing Shopping Center                                N/A                        $9,792
  66                 Parkleigh North Apartments                                    $3,125                       $64,260
  67                 Columbus 69th LLC                                             $8,875                       $15,000
  68                 Best Buy - Salt Lake City, UT                                   N/A                        $7,574
  69                 Home Depot Plaza                                                N/A                        $5,040
  70                 Forbes Boulevard, LLC                                           N/A                        $10,938




                             U/W
                          Recurring               LC & TI              Contractual                                     Tax &
                         Replacement            Reserve at              Recurring                   U/W              Insurance
   #                     Reserve/FF&E           Origination              LC & TI                  LC & TI             Escrows
----                     ------------         --------------          ------------             ------------        ------------
   1                       $201,125                 N/A                 $2,500,000              $1,286,838              Both
   2                       $71,144                  N/A                 $1,000,000               $672,374               Both
   3                       $39,938                  N/A                    N/A                   $302,450               None
   4                       $58,578                  N/A                  $200,012                $273,516               Tax
   5                       $171,424                 N/A                    N/A                   $805,595               None
   6                       $138,264              $560,485                $681,450                $691,768               Both
   7                       $381,750                 N/A                    N/A                      N/A                 Both
   8                       $133,012                 N/A                    N/A                   $203,231               None
   9                          5%                    N/A                    N/A                      N/A                 None
  10                       $43,215                  N/A                    N/A                   $319,860               Both
  11                       $23,690               $150,000                  N/A                   $188,990               Both
  12                       $160,800                 N/A                    N/A                      N/A                 Both
  13                        $7,695               $285,000                $198,756                $118,631               Both
  14                       $59,846               $500,000                $150,000                $407,320               Both
  15                       $80,189                  N/A                  $165,000                $236,561               None
  16                       $177,000                 N/A                    N/A                      N/A                 Both
  17                       $29,060                  N/A                    N/A                   $110,206               Tax
  18                       $64,190               $298,381                $211,200                $217,932               Both
  19                       $81,000                  N/A                    N/A                      N/A                 Both
  20                       $24,725                  N/A                  $58,410                 $151,920               Both
  21                       $63,103                  N/A                  $250,000                $253,583               Both
  22                       $115,692                 N/A                    N/A                      N/A                 Both
  23                       $39,750                  N/A                    N/A                      N/A                 Both
  24                       $100,000                 N/A                    N/A                      N/A                 None
  25                       $44,116                  N/A                  $196,774                 $65,163               None
  26                       $39,822                  N/A                  $79,644                  $81,466               Both
  27                       $13,386                  N/A                  $89,243                 $100,683               Both
  28                       $54,000                  N/A                    N/A                      N/A                 Both
  29                       $25,898                  N/A                  $86,244                 $108,636               Both
  30                       $16,211                  N/A                  $104,005                $105,470               Both
  31                       $14,313                $60,090                  N/A                    $50,185               Both
  32                       $22,500                  N/A                    N/A                      N/A                 Both
  33                       $116,621                 N/A                    N/A                      N/A                 None
  34                       $57,690                  N/A                    N/A                    $64,297               None
  35                       $35,560               $200,000                $255,000                $235,184               Tax
  36                       $12,644                  N/A                  $105,024                 $81,441               Both
  37                       $145,200                 N/A                    N/A                      N/A                 Both
  38                       $23,771                  N/A                  $40,000                  $56,279               Both
  39                       $34,150                  N/A                    N/A                      N/A                 Both
  40                       $14,750                  N/A                    N/A                      N/A                 Both
  41                        $9,399                  N/A                  $66,000                  $45,694               None
  42                        $8,428               $469,075                $75,000                  $73,523               Both
  43                       $193,349                 N/A                    N/A                    $39,969               None
  44                       $20,500                  N/A                    N/A                      N/A                 None
  45                       $12,748                  N/A                    N/A                    $37,673               Both
  46                       $80,850                  N/A                    N/A                      N/A                 Tax
  47                       $34,131               $100,000                $56,885                  $56,914               Both
  48                       $19,200                  N/A                    N/A                      N/A                 Tax
  49                       $19,444               $100,000                  N/A                    $47,683               Both
  50                        $7,500                  N/A                    N/A                      N/A                 None
  51                       $99,000                  N/A                    N/A                      N/A                 None
  52                        $9,460                  N/A                  $30,000                  $49,795               Both
  53                        $7,582                  N/A                    N/A                      N/A                 None
  54                       $11,296                  N/A                  $86,183                 $108,081               Both
  55                       $179,040                 N/A                    N/A                      N/A                 None
  56                       $27,400                  N/A                    N/A                      N/A                 None
  57                          4%                    N/A                    N/A                      N/A                 Both
  58                        $8,155                  N/A                  $25,000                  $16,102               Both
  59                       $31,200                  N/A                    N/A                      N/A                 Both
  60                       $62,000                  N/A                    N/A                      N/A                 Both
  61                       $13,903               $140,000                $90,000                  $78,574               Both
  62                       $24,931                $80,000                $81,804                  $81,805               Both
  63                        $4,777                $1,765                 $21,180                  $32,722               Both
  64                       $22,850                  N/A                    N/A                      N/A                 Both
  65                        $9,796                $2,218                 $26,616                  $25,452               Both
  66                       $64,250                  N/A                    N/A                      N/A                 Both
  67                       $15,000                  N/A                   $4,275                  $4,299                Both
  68                        $7,574                  N/A                    N/A                      N/A              Insurance
  69                        $5,040                  N/A                  $45,000                  $25,194               Both
  70                       $10,938                  N/A                    N/A                      N/A                 Both



                                                                                                             Contractual
                                                                                Engineering                  Recurring
                                                                                Reserve at                   Replacement
   #       Crossed   Loan Name                                                  Origination                 Reserve/FF&E
----       --------   ----------------------------------------------------      -------------               --------------
  71                 CSI Holding Company, Inc.                                    $6,614                       $6,369
  72                 TownePlace Suites - Mobile, AL                                 N/A                          4%
  73                 Circuit City - Conshohocken, PA                                N/A                          N/A
  74                 Seminole Owners Corp.                                          N/A                          N/A
  75                 178 East 80th Street Owners, Inc.                              N/A                          N/A
  76                 TownePlace Suites - Montgomery, AL                             N/A                          4%
  77                 Hudson Marketplace                                             N/A                          N/A
  78                 Circuit City - Tampa, FL                                       N/A                          N/A
  79                 Timberland Apartments                                        $4,375                       $51,920
  80                 Four Corners Westheimer Shopping Center                      $53,611                        N/A
  81                 The MEMEC Building                                             N/A                        $9,558
  82                 Campus View Center                                           $19,625                      $6,068
  83                 Tarrant Parkway Commons                                        N/A                        $8,496
  84                 Westaff Campus                                               $49,875                        N/A
  85                 Briarcliffe Apartments                                         N/A                        $36,504
  86                 Northside Villas                                             $23,025                        N/A
  87                 Blue Heron Center                                              N/A                          N/A
  88                 350 Bleecker Street Apartment Corp.                            N/A                          N/A
  89                 Mark Terrace Owners' Corp.                                     N/A                          N/A
  90                 Oakwood Garden Apartments                                    $50,938                      $38,480
  91                 Best Storage                                                   N/A                        $16,425
  92                 Prairie Meadows                                                N/A                          N/A
  93                 Alhambra Apartments                                          $49,375                      $45,000
  94                 North Huntington Hills Apartments                            $1,225                       $53,000
  95                 2626 West Warrenville                                        $6,062                       $6,180
  96                 Fairway Crossing Apartments                                 $107,250                      $32,250
  97          A      Vinton Park Apartments                                       $5,000                       $18,000
  98          A      Maquoketa Park Apartments                                    $18,750                      $14,000
  99          A      Strawberry Hill Apartments                                   $4,375                       $10,000
  100                American Mini Storage                                          N/A                          N/A
  101                21 N. Chatsworth Owners Corp.                                  N/A                          N/A
  102                210 East 15th St. Tenants Corp.                                N/A                          N/A
  103                Moore Self Storage                                           $20,250                        N/A
  104                Walgreens - Duluth, GA                                         N/A                          N/A
  105                Walgreens - Longview, TX                                       N/A                        $2,040
  106                Castle Glen Townhomes                                        $24,950                      $19,250
  107                Whole Foods Market Phase II                                    N/A                        $2,185
  108                Windsor Place Apartments                                     $15,313                      $30,000
  109                Franklin Square Townhomes                                    $31,850                      $20,456
  110                1150 Park Avenue Tenants Incorporated                          N/A                          N/A
  111                215 W. 75th St. Owners Corp.                                   N/A                          N/A
  112                Heritage Oaks Apartments                                       N/A                        $25,750
  113                Grand Duke Apartments                                          N/A                        $12,000
  114                17 East 89th Street Tenants, Inc.                              N/A                          N/A
  115                Academy Sports & Outdoors                                      N/A                        $10,200
  116                New Market Center                                           $134,220                        N/A
  117                West Wind Apartments                                         $17,284                      $35,000
  118                Clarksville Ridge Professional Center, LLC                     N/A                        $3,150
  119                La Joya Apartments                                           $9,125                       $46,250
  120                12th Street Apartment Corp.                                    N/A                          N/A
  121                Longacre Gardens Corp.                                         N/A                          N/A
  122                7451 Beverly Building                                        $49,688                        N/A
  123                Kettler Building, LLC                                          N/A                        $21,150
  124                Tabor Crossing Shopping Center                                 N/A                        $4,980
  125                755 West End Housing Corp.                                     N/A                          N/A
  126                250 North Village Owners, Inc.                                 N/A                          N/A
  127                Springdale Apartments                                        $10,102                      $24,996
  128                Myrtle Avenue Shopping Center                                  N/A                        $3,914
  129                Georgian House Owners Corp.                                    N/A                          N/A
  130                Red Springs Shopping Center                                    N/A                        $4,044
  131                166 Fifth Avenue, LLC                                          N/A                        $2,067
  132                Park Seventy-Ninth Corp.                                       N/A                          N/A
  133                The Patriot Building                                           N/A                        $7,128
  134                First West Palm Office Owners, LLC                             N/A                        $4,461
  135                Towne and Country Estates Apartments                         $1,250                       $18,250
  136                233 West 99th Street, Inc.                                     N/A                          N/A
  137                Ralph's Grocery Store                                          N/A                          N/A
  138                Country Breeze Mobile Home Park                              $3,000                         N/A
  139                221 East 78th Tenants Corp.                                    N/A                          N/A
  140                Wyndhurst Building                                           $12,437                      $8,966




                             U/W
                          Recurring               LC & TI              Contractual                                     Tax &
                         Replacement            Reserve at              Recurring                   U/W              Insurance
   #                     Reserve/FF&E           Origination              LC & TI                  LC & TI             Escrows
----                     ------------         --------------          ------------             ------------        ------------
  71                      $5,945                 $25,000                 N/A                    $24,996               Both
  72                        4%                     N/A                   N/A                      N/A                 Both
  73                      $4,892                   N/A                   N/A                      N/A                 None
  74                     $59,300                   N/A                   N/A                      N/A                 Tax
  75                     $41,663                   N/A                   N/A                      N/A                 None
  76                        4%                     N/A                   N/A                      N/A                 Both
  77                      $5,051                   N/A                 $23,148                  $21,470               Both
  78                      $4,972                   N/A                   N/A                      N/A                 None
  79                     $51,920                   N/A                   N/A                      N/A                 Both
  80                     $18,764                $140,000                 N/A                    $85,291               Both
  81                      $9,558                $100,000               $50,000                  $25,359               Both
  82                      $3,641                 $30,000               $18,000                  $22,832               Both
  83                      $8,508                 $4,167                $50,004                  $41,093               Both
  84                      $9,955                   N/A                 $37,332                  $64,513               Both
  85                     $36,500                   N/A                   N/A                      N/A                 Both
  86                     $50,996                   N/A                   N/A                      N/A                 Both
  87                     $23,025                $125,000               $39,996                  $65,923               Both
  88                     $18,300                   N/A                   N/A                      N/A                 None
  89                     $51,200                   N/A                   N/A                      N/A                 Tax
  90                     $38,480                   N/A                   N/A                      N/A                 Both
  91                     $16,426                   N/A                   N/A                      N/A                 Both
  92                      $4,200                   N/A                 $29,040                  $29,708               Both
  93                     $45,000                   N/A                   N/A                      N/A                 Both
  94                     $53,000                   N/A                   N/A                      N/A                 Both
  95                       $313                    N/A                   N/A                    $41,006               None
  96                     $32,250                   N/A                   N/A                      N/A                 Both
  97                     $18,000                   N/A                   N/A                      N/A                 Both
  98                     $14,000                   N/A                   N/A                      N/A                 Both
  99                     $10,000                   N/A                   N/A                      N/A                 Both
  100                    $12,688                   N/A                   N/A                      N/A                 None
  101                     $8,600                   N/A                   N/A                      N/A                 None
  102                    $18,900                   N/A                   N/A                      N/A                 None
  103                    $14,407                   N/A                   N/A                      N/A                 Both
  104                     $2,261                   N/A                   N/A                      N/A                 None
  105                     $2,048                   N/A                   N/A                      N/A                 None
  106                    $19,250                   N/A                   N/A                      N/A                 Both
  107                     $2,185                   N/A                 $20,000                  $9,210                Both
  108                    $30,000                   N/A                   N/A                      N/A                 Both
  109                    $27,760                   N/A                   N/A                      N/A                 Both
  110                    $50,023                   N/A                   N/A                      N/A                 None
  111                    $52,240                   N/A                   N/A                      N/A                 Tax
  112                    $25,750                   N/A                   N/A                      N/A                 Both
  113                    $30,000                   N/A                   N/A                      N/A                 Both
  114                     $9,200                   N/A                   N/A                      N/A                 None
  115                    $10,128                   N/A                   N/A                    $22,563               Both
  116                     $7,081                   N/A                 $50,004                  $39,868               Both
  117                    $35,000                   N/A                   N/A                      N/A                 Both
  118                     $3,150                   N/A                 $20,998                  $20,998               Both
  119                    $46,250                   N/A                   N/A                      N/A                 Both
  120                     $8,000                   N/A                   N/A                      N/A                 None
  121                     $8,800                   N/A                   N/A                      N/A                 None
  122                     $6,266                $216,000                 N/A                    $25,050               Both
  123                    $11,985                   N/A                 $17,625                  $17,625               Both
  124                     $4,980                   N/A                   N/A                    $3,152                Both
  125                    $45,650                   N/A                   N/A                      N/A                 None
  126                    $18,362                   N/A                   N/A                      N/A                 Tax
  127                    $25,000                   N/A                   N/A                      N/A                 Both
  128                     $3,914                 $1,333                $16,000                  $20,177               Both
  129                    $24,700                   N/A                   N/A                      N/A                 Tax
  130                     $6,068                   N/A                  $7,200                  $6,176                Both
  131                     $2,067                 $10,000                $2,067                  $2,067                Both
  132                    $62,000                   N/A                   N/A                      N/A                 None
  133                     $7,125                 $2,410                $28,920                  $26,796               Both
  134                     $4,461                $125,000               $22,303                  $22,302               Both
  135                    $18,500                   N/A                   N/A                      N/A                 Both
  136                    $28,402                   N/A                   N/A                      N/A                 Tax
  137                     $7,140                   N/A                 $30,000                  $12,888               None
  138                     $7,950                   N/A                   N/A                      N/A                 Both
  139                    $10,900                   N/A                   N/A                      N/A                 Tax
  140                     $8,966                   N/A                 $24,996                  $28,922               Both



                                                                                                                     Contractual
                                                                                                Engineering           Recurring
                                                                                                Reserve at           Replacement
   #       Crossed   Loan Name                                                                  Origination         Reserve/FF&E
----       --------   ----------------------------------------------------      -------------               --------------
  141                Westcreek Court Townhomes                                                    N/A                $12,500
  142                Chelsea Warren Corp.                                                         N/A                  N/A
  143                Larchmont Hills Owners Corp.                                                 N/A                  N/A
  144                Hawthorne Gardens Owners Corp.                                               N/A                  N/A
  145                Townsend Mews Owners Corp. f/k/a 329-337 West 85th Street Owners Corp.       N/A                  N/A
  146                Stardust Apartments                                                          N/A                $9,000
  147         B      Woodlawn Manor Apartments                                                  $43,000              $22,000
  148         B      Wynwood Apartments                                                         $11,613              $13,500
  149                ParkRidge at McPherson                                                       N/A                $18,000
  150                Eckerd's - San Antonio, TX                                                   N/A                  N/A
  151                Shore View Corporation                                                       N/A                  N/A
  152                St. John Court Owners Corp.                                                $25,000                N/A
  153                Westminster Hall Apartments Corp.                                            N/A                  N/A
  154                Southwest Self Storage                                                       N/A                  N/A
  155                Hide-A-Way Mini Storage                                                      N/A                  N/A
  156                Valley Forge Office Colony                                                 $3,125                 N/A
  157                Caribbean House, Inc.                                                        N/A                  N/A
  158                Pine Forest Mobile Home Park                                                 N/A                  N/A
  159                78 Eighth Avenue Tenants Corp.                                               N/A                  N/A
  160                Senate Manor Apartments I & II                                               N/A                $19,250
  161                Camelot Apartments                                                         $82,250              $35,340
  162                600-602 King Street                                                         $625                $1,250
  163                Greentree Square Shopping Center                                           $15,625                N/A
  164                Woodscape Apartments                                                       $13,888              $34,800
  165                235 West 108th Street Owners Corp.                                           N/A                  N/A
  166                3515 Owners Corp.                                                            N/A                  N/A
  167                Casita Verde                                                                 N/A                $9,600
  168                45 W. 10 Tenants' Corp.                                                      N/A                  N/A
  169                McLean Towers Inc.                                                           N/A                  N/A
  170                Pratton Arms Apartments                                                    $9,063               $9,000
  171                Shoppes of Oakland Park                                                      N/A                  N/A
  172                505 West University Parkway                                                $1,906               $11,250
  173                Seguin Corners                                                               N/A                  N/A
  174                One Franklin Owners Corp.                                                    N/A                  N/A
  175                255 Fieldston Buyers Corp.                                                   N/A                  N/A
  176                64 Merrimack Street Apartments                                             $13,187              $11,250
  177                Greenwich House Holding Corp.                                                N/A                  N/A
  178                Spice Lofthouse Corp.                                                        N/A                  N/A
  179                Belgrave Owners, Inc.                                                        N/A                  N/A
  180                Charlestown Place Apartments                                                 N/A                $5,000
  181                Eckerd's - Dallas, TX                                                        N/A                $1,636
  182                Boardwalk Apartments                                                       $42,381              $29,700
  183                305 East 83rd St. Realty Corp.                                               N/A                  N/A
  184                ParkRidge of Monticello                                                      N/A                $16,000
  185                The Veranda at Twin Creek Apartments                                         N/A                $18,920
  186                Hickory Heights Apartments                                                 $11,050              $10,500
  187                Jefferson Apartments                                                       $17,215              $12,250
  188                188 Main Street                                                            $4,125                 N/A
  189                3-5 Franklin Owners Corp.                                                    N/A                  N/A
  190                Windsor Terrace at Jamaica Estates Owners, Inc.                              N/A                  N/A
  191                Burgess Manor Apartments                                                   $24,375              $18,000
  192                Chippenham South II                                                          N/A                 $998
  193                Sunset Plaza Apartments                                                    $49,000              $30,000
  194                7491 West Oakland Park Boulevard Building                                  $22,000                N/A
  195                328 W. 17th St. Owners, Inc.                                                 N/A                  N/A
  196                3516 West Place, Northwest                                                 $1,625               $2,750
  197                88 Associates, Inc.                                                          N/A                  N/A
  198                Sutton Colorado Apartments                                                   N/A                $10,568
  199                161 Henry Street Corporation                                                 N/A                  N/A
  200                Paris Creek Duplexes                                                         N/A                $8,000
  201                Sherwood Forest Apartments                                                   N/A                $10,500
  202                Broadway Apartments                                                        $8,708               $16,000
  203                Edgebrook Cooperative, Inc.                                                  N/A                  N/A
  204                27 West 67 Studio Corp.                                                      N/A                  N/A
  205                Village Apartments - Laredo                                                $18,425              $10,750
  206                Lockbox Self Storage                                                       $1,250                 N/A
  207                620 Tenants Corp.                                                            N/A                  N/A
  208                328 West 96th Street Owners Corp.                                            N/A                  N/A
  209                Matlock Shopping Center                                                      N/A                  N/A




                             U/W
                          Recurring               LC & TI              Contractual                                     Tax &
                         Replacement            Reserve at              Recurring                   U/W              Insurance
   #                     Reserve/FF&E           Origination              LC & TI                  LC & TI             Escrows
----                     ------------         --------------          ------------             ------------        ------------
  141                     $15,100                   N/A                   N/A                         N/A              Both
  142                     $30,000                   N/A                   N/A                         N/A              Tax
  143                     $25,000                   N/A                   N/A                         N/A              Tax
  144                     $16,253                   N/A                   N/A                         N/A              Tax
  145                      $3,500                   N/A                   N/A                         N/A              None
  146                      $9,000                   N/A                   N/A                         N/A              Both
  147                     $22,000                   N/A                   N/A                         N/A              Both
  148                     $13,500                   N/A                   N/A                         N/A              Both
  149                     $18,000                   N/A                   N/A                         N/A              Both
  150                      $2,074                   N/A                   N/A                       $13,824         Insurance
  151                      $9,900                   N/A                   N/A                         N/A              None
  152                      $3,800                   N/A                   N/A                         N/A              None
  153                      $9,500                   N/A                   N/A                         N/A              None
  154                     $12,356                   N/A                   N/A                         N/A              Both
  155                      $9,449                   N/A                   N/A                         N/A              Both
  156                      $6,486                 $86,000                 N/A                       $32,430            Both
  157                      $6,200                   N/A                   N/A                         N/A              None
  158                      $8,300                   N/A                   N/A                         N/A              Both
  159                     $24,600                   N/A                   N/A                         N/A              Tax
  160                     $19,250                   N/A                   N/A                         N/A              Both
  161                     $35,340                   N/A                   N/A                         N/A              Both
  162                      $4,164                   N/A                   N/A                       $7,887             Both
  163                      $8,234                   N/A                 $46,650                     $37,466            Both
  164                     $34,800                   N/A                   N/A                         N/A              Both
  165                     $11,000                   N/A                   N/A                         N/A              Tax
  166                      $7,800                   N/A                   N/A                         N/A              None
  167                      $9,600                   N/A                   N/A                         N/A              Both
  168                      $9,200                   N/A                   N/A                         N/A              None
  169                     $21,600                   N/A                   N/A                         N/A              None
  170                      $9,000                   N/A                   N/A                         N/A              Both
  171                      $4,251                 $25,000               $18,750                     $28,393            Both
  172                     $11,250                   N/A                   N/A                         N/A              Both
  173                      $3,780                $102,000                 N/A                       $15,960            Both
  174                     $16,800                   N/A                   N/A                         N/A              None
  175                     $30,000                   N/A                   N/A                         N/A              Tax
  176                     $11,250                   N/A                   N/A                         N/A              Both
  177                      $3,600                   N/A                   N/A                         N/A              None
  178                      $7,564                   N/A                   N/A                         N/A              Tax
  179                      $3,700                   N/A                   N/A                         N/A              None
  180                      $5,000                   N/A                   N/A                         N/A              Both
  181                      $1,636                   N/A                 $15,900                     $8,047             None
  182                     $29,700                   N/A                   N/A                         N/A              Both
  183                      $3,800                   N/A                   N/A                         N/A              None
  184                     $16,000                   N/A                   N/A                         N/A              Both
  185                     $18,920                   N/A                   N/A                         N/A              Both
  186                     $10,500                   N/A                   N/A                         N/A              Both
  187                       N/A                     N/A                   N/A                         N/A              Both
  188                      $4,333                   N/A                 $25,008                     $17,333            Both
  189                     $22,568                   N/A                   N/A                         N/A              None
  190                     $14,575                   N/A                   N/A                         N/A              None
  191                     $18,000                   N/A                   N/A                         N/A              Both
  192                       $998                    N/A                  $6,517                     $6,545             Both
  193                     $30,000                   N/A                   N/A                         N/A              Both
  194                      $5,116                   N/A                   N/A                       $20,053            Both
  195                     $11,415                   N/A                   N/A                         N/A              Tax
  196                      $2,750                   N/A                   N/A                         N/A              Both
  197                     $40,000                   N/A                   N/A                         N/A              None
  198                     $10,568                   N/A                   N/A                         N/A              Both
  199                     $12,777                   N/A                   N/A                         N/A              Tax
  200                      $8,000                   N/A                   N/A                         N/A              Both
  201                     $10,500                   N/A                   N/A                         N/A              Both
  202                     $16,000                   N/A                   N/A                         N/A              Both
  203                     $46,620                   N/A                   N/A                         N/A              None
  204                     $29,720                   N/A                   N/A                         N/A              None
  205                     $10,750                   N/A                   N/A                         N/A              Both
  206                      $4,934                   N/A                   N/A                         N/A              Both
  207                     $30,000                   N/A                   N/A                         N/A              None
  208                      $5,500                   N/A                   N/A                         N/A              Tax
  209                      $1,595                   N/A                   N/A                       $11,695            Both




                                                                                                              Contractual
                                                                                 Engineering                   Recurring
                                                                                 Reserve at                   Replacement
   #       Crossed   Loan Name                                                   Origination                 Reserve/FF&E
----      --------   ----------------------------------------------------      -------------               --------------
  210                Cedar Pond Owners Inc.                                             N/A                          N/A
  211                723 East 5th Street                                              $14,656                      $6,000
  212                Bridge Bay Apartments                                            $67,250                      $5,500
  213                Country Squire Gardens Mobile Home Park                          $18,375                      $3,300
  214                220 Berkeley Place Housing Corporation                             N/A                          N/A
  215                Azalea Trailer Court                                             $5,000                       $2,322
  216                Brookwood Square Shopping Center                                $100,530                        N/A
  217                10 Bleecker Street Owners Corporation                              N/A                          N/A
  218                Bleecker 373 Owners Corp.                                          N/A                          N/A
  219                Park View Apartments - NH                                        $9,218                       $6,000
  220                2 Marine Avenue Owners Corporation                                 N/A                          N/A
  221                Desert Park Apartments                                           $5,000                       $10,500
  222                Fifteenth Street Loft Corporation                                  N/A                          N/A
  223                2965 Decatur Owners Inc.                                           N/A                          N/A
  224                71 East 77th Inc.                                                  N/A                          N/A
  225                234 West 16th Street Owners Corp.                                  N/A                          N/A
  226                Cambridge Gardens Apartments                                     $40,500                      $7,250
  227                Shadymist Apartments                                             $23,125                      $7,000
  228                Westbourne Apartments, Inc.                                        N/A                          N/A
  229                130 Centre Avenue Apartments, Inc.                                 N/A                          N/A
  230                6535 Broadway Owners Corp.                                         N/A                          N/A
  231                148 East 84th Street Owners Corp.                                  N/A                          N/A
  232                Delano Apartments                                                 $625                        $4,500
  233                314 Tenant Owners Corp.                                            N/A                          N/A
  234                542 Holding Corporation                                            N/A                          N/A
  235                Chatmoss Apartments                                              $3,375                       $7,000
  236                4th Avenue Loft Corporation                                        N/A                          N/A
  237                41 East 28th St. Apartment Corp.                                   N/A                          N/A
  238                Melbourne House Apartments Corp.                                   N/A                          N/A
  239                4-10 Bogardus Corp.                                                N/A                          N/A
  240                448 East 84th St. Owners Corp.                                     N/A                          N/A
  241                18 East Mt. Vernon                                                $625                        $1,250
  242                Park Slope Flats Corp.                                             N/A                          N/A
  243                Spencer Apartments, Inc.                                           N/A                          N/A
  244                Clydesdale Cooperative Inc.                                        N/A                          N/A
  245                Mix-It Studios Cooperative Corporation                             N/A                          N/A
  246                Madison Square Apartments, Inc.                                    N/A                          N/A
  247                35 RSD Tenants Realty Corp.                                        N/A                          N/A
  248                110 West 80th Street Apartment Corp.                               N/A                          N/A
  249                284 Pacific Street Corporation                                     N/A                          N/A





                             U/W
                          Recurring               LC & TI              Contractual                                     Tax &
                         Replacement            Reserve at              Recurring                   U/W              Insurance
   #                     Reserve/FF&E           Origination              LC & TI                  LC & TI             Escrows
----                     ------------         --------------          ------------             ------------        ------------
  210                    $15,000                    N/A                  N/A                         N/A                None
  211                     $6,000                    N/A                  N/A                         N/A                Both
  212                     $5,500                    N/A                  N/A                         N/A                Both
  213                     $3,300                    N/A                  N/A                         N/A                Both
  214                     $8,800                    N/A                  N/A                         N/A                None
  215                     $2,322                    N/A                  N/A                         N/A                Both
  216                     $2,516                  $52,500                N/A                       $13,756              Both
  217                    $18,900                    N/A                  N/A                         N/A                Tax
  218                     $1,600                    N/A                  N/A                         N/A                None
  219                     $6,000                    N/A                  N/A                         N/A                Both
  220                    $10,500                    N/A                  N/A                         N/A                Tax
  221                    $10,500                    N/A                  N/A                         N/A                Both
  222                     $6,000                    N/A                  N/A                         N/A                Tax
  223                    $17,000                    N/A                  N/A                         N/A                Tax
  224                    $14,548                    N/A                  N/A                         N/A                None
  225                     $5,000                    N/A                  N/A                         N/A                Tax
  226                     $7,250                    N/A                  N/A                         N/A                Both
  227                     $7,000                    N/A                  N/A                         N/A                Both
  228                     $1,700                    N/A                  N/A                         N/A                None
  229                    $12,000                    N/A                  N/A                         N/A                None
  230                     $6,200                    N/A                  N/A                         N/A                None
  231                     $5,400                    N/A                  N/A                         N/A                Tax
  232                     $4,500                    N/A                  N/A                         N/A                Both
  233                     $1,800                    N/A                  N/A                         N/A                None
  234                     $5,000                    N/A                  N/A                         N/A                Tax
  235                     $7,000                    N/A                  N/A                         N/A                Both
  236                     $6,000                    N/A                  N/A                         N/A                Tax
  237                     $2,400                    N/A                  N/A                         N/A                None
  238                     $6,037                    N/A                  N/A                         N/A                Tax
  239                     $3,500                    N/A                  N/A                         N/A                None
  240                     $2,000                    N/A                  N/A                         N/A                None
  241                     $1,250                    N/A                  N/A                         N/A                Both
  242                      $900                     N/A                  N/A                         N/A                None
  243                     $7,167                    N/A                  N/A                         N/A                Tax
  244                    $12,020                    N/A                  N/A                         N/A                None
  245                     $6,000                    N/A                  N/A                         N/A                None
  246                    $11,630                    N/A                  N/A                         N/A                Tax
  247                     $2,700                    N/A                  N/A                         N/A                Tax
  248                     $1,500                    N/A                  N/A                         N/A                Tax
  249                     $1,800                    N/A                  N/A                         N/A                Tax


(A) THE UNDERLYING MORTGAGE LOANS SECURED BY LYNNER PORTFOLIO - VINTON APARTMENTS, MAQUOKETA APARTMENTS AND STRAWBERRY HILL APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(B) The Underlying Mortgage Loans secured by Woodlawn Manor Apartments and Wynwood Apartments are cross-collateralized and cross-defaulted, respectively.

                        RECURRING RESERVE CAP INFORMATION

                                                                               CONTRACTUAL       CONTRACTUAL        CONTRACTUAL
                                                              CUT-OFF DATE      RECURRING         RECURRING          RECURRING
                                                                PRINCIPAL      REPLACEMENT       REPLACEMENT          LC & TI
 #   CROSSED  PROPERTY NAME                                    BALANCE (1)      RESERVE          RESERVE CAP          RESERVE
 -   -------  -------------                                   -------------    -----------       -----------          -------
 2            Washington Center Portfolio                     $ 122,000,000     $  71,144       N/A                  $ 1,000,000
 4            The Crossings                                      60,748,351     $  58,009       N/A                  $   200,012
 6            One Penn Center                                    47,760,939     $ 134,112       N/A                  $   681,450
 8            Pearson Educational Headquarters                   44,100,000           N/A       N/A                          N/A
 11           Weston Town Center                                 29,200,000           N/A       N/A                          N/A
 12           Chase Village Apartments                           28,600,000     $ 160,800       N/A                          N/A
 14           Inland Empire Portfolio                            25,875,000     $  51,386       Capped at $51,386    $   150,000
 15           Norwood Business Center                            24,040,000     $  58,128       N/A                  $   165,000
 18           Elk Grove Industrial II                            20,935,741     $  42,300       N/A                  $   211,200
 20           Colonial Promenade                                 17,687,533           N/A       N/A                  $    58,410
 25           Honeywell International Building                   11,934,999     $  16,657       Capped at $49,971    $   196,774
 27           El Camino Commons                                  10,659,024     $  13,386       N/A                  $    89,243
 32           Elmhurst Place Apartments                           9,570,624     $  22,500       Capped at $22,500            N/A
 35           Park Ten and Broadfield Office Portfolio            9,312,236     $  34,980       N/A                  $   255,000
 36           100 East Pine Street                                9,056,204           N/A       N/A                  $   105,024
 38           Shops at Boca                                       8,736,243           N/A       N/A                  $    40,000
 40           Marcy Park Apartments                               7,577,413     $  14,748       Capped at $100,000           N/A
 41           Bennett Street Shops                                7,448,851           N/A       N/A                  $    66,000
 45           Midland Place II                                    6,956,573           N/A       N/A                          N/A
 47           Oakhill Village Associates Limited Partnership      6,874,958     $  34,131       N/A                  $    56,885
 48           Creekside at Taylor Square II                       6,686,263     $  19,200       Capped at $57,600            N/A
 52           Thunderbird Palms Medical Plaza                     6,438,068     $   9,460       Capped at $28,380    $    30,000
 58           Staples Shopping Center                             5,833,908     $   5,442       N/A                  $    25,000
 61           The Crossroads                                      5,771,287     $   9,367       N/A                  $    90,000
 62           Altapo-Bellwood Building, LLC                       5,677,801     $  24,931       N/A                  $    81,804
 63           Buffalo Square Shopping Center                      5,651,824     $   4,770       N/A                  $    21,180
 65           McGee's Crossing Shopping Center                    5,600,000     $   9,792       Capped at $29,376    $    26,616
 68           Best Buy - Salt Lake City, UT                       5,390,077     $   7,574       Capped at $22,722.12         N/A
 77           Hudson Marketplace                                  4,826,421           N/A       N/A                  $    23,148
 82           Campus View Center                                  4,496,492     $   6,068       N/A                  $    18,000
 83           Tarrant Parkway Commons                             4,391,986     $   8,496       N/A                  $    50,004
 87           Blue Heron Center                                   4,274,392           N/A       N/A                  $    39,996
 92           Prairie Meadows                                     4,080,506           N/A       N/A                  $    29,040
107           Whole Foods Market Phase II                         3,397,070     $   2,185       N/A                  $    20,000
108           Windsor Place Apartments                            3,390,009     $  30,000       Capped at $90,000            N/A
113           Grand Duke Apartments                               3,050,000     $  12,000       Capped at $24,000            N/A
115           Academy Sports & Outdoors                           3,038,118     $  10,200       Capped at $30,600            N/A
127           Springdale Apartments                               2,560,424     $  24,996       Capped at $75,000            N/A
128           Myrtle Avenue Shopping Center                       2,530,000     $   3,914       N/A                  $    16,000
130           Red Springs Shopping Center                         2,487,919     $   4,044       N/A                  $     7,200
134           First West Palm Office Owners, LLC                  2,390,914     $   4,461       N/A                  $    22,303
140           Wyndhurst Building                                  2,189,153     $   8,966       N/A                  $    24,996
163           Greentree Square Shopping Center                    1,719,841           N/A       N/A                  $    46,650
171           Shoppes of Oakland Park                             1,643,765           N/A       N/A                  $    18,750
180           Charlestown Place Apartments                        1,495,410     $   5,000       Capped at $5,000             N/A
181           Eckerd's - Dallas, TX                               1,479,558     $   1,636       Capped at $50,000    $    15,900
188           188 Main Street                                     1,345,129           N/A       N/A                  $    25,008
194           7491 West Oakland Park Boulevard Building           1,289,899           N/A       N/A                          N/A
198           Sutton Colorado Apartments                          1,196,728     $  10,568       Capped at $31,704            N/A

                                                                                CONTRACTUAL
                                                                                 RECURRING                             CONTRACTUAL
                                                                                  LC & TI                                 OTHER
 #    CROSSED  PROPERTY NAME                                                    RESERVE CAP                              RESERVE
 -    -------  -------------                                                    -----------                              -------
 2            Washington Center Portfolio                     Capped at $2,000,000                                             N/A
 4            The Crossings                                   Capped at $800,000                                               N/A
 6            One Penn Center                                 Capped at $1,328,400                                             N/A
 8            Pearson Educational Headquarters                N/A                                                              N/A
 11           Weston Town Center                              N/A                                                              N/A

 12           Chase Village Apartments                        N/A                                                              N/A
 14           Inland Empire Portfolio                         Capped at $300,000                                               N/A
 15           Norwood Business Center                         Capped at $495,000                                               N/A
 18           Elk Grove Industrial II                         Capped at $600,000                                               N/A
 20           Colonial Promenade                              Capped at $225,000                                               N/A
 25           Honeywell International Building                Capped at $1,525,000                                             N/A
 27           El Camino Commons                               Capped at $267,729                                               N/A
 32           Elmhurst Place Apartments                       N/A                                                              N/A
 35           Park Ten and Broadfield Office Portfolio        Capped at $1,250,000                                             N/A
                                                              Capped at $255,000 prior to 5th anniversary. Capped at
 36           100 East Pine Street                            $100,000 after 5th anniversary.                                  N/A
                                                              Capped at $120,000 (unless Cash Management
 38           Shops at Boca                                   Agreement is triggered)                                          N/A
 40           Marcy Park Apartments                           N/A                                                              N/A
 41           Bennett Street Shops                            Capped at $198,000                                               N/A
 45           Midland Place II                                N/A                                                              N/A
 47           Oakhill Village Associates Limited Partnership  Capped at $250,000                                               N/A
 48           Creekside at Taylor Square II                   N/A                                                              N/A
 52           Thunderbird Palms Medical Plaza                 N/A                                                              N/A
                                                              Capped at $150,000 and drops to $75,000 upon New
 58           Staples Shopping Center                         Building Occupancy Condition                                     N/A
                                                              Capped at $120,000 upon occurrence of Pharmaceutical
 61           The Crossroads                                  Condition                                                        N/A
 62           Altapo-Bellwood Building, LLC                   Capped at $275,000                                               N/A
 63           Buffalo Square Shopping Center                  Capped at $105,905                                               N/A
 65           McGee's Crossing Shopping Center                Capped at $130,000                                               N/A
 68           Best Buy - Salt Lake City, UT                   N/A                                                              N/A
 77           Hudson Marketplace                              Capped at $100,000                                               N/A
 82           Campus View Center                              Capped at $72,000                                                N/A
                                                              Capped at $150,000 upon Michael's and Linens Lease
 83           Tarrant Parkway Commons                         Renewal Date                                                     N/A
 87           Blue Heron Center                               Capped at $150,000                                               N/A
 92           Prairie Meadows                                 Capped at $150,000                                               N/A
107           Whole Foods Market Phase II                     Capped at $100,000                                               N/A
108           Windsor Place Apartments                        N/A                                                              N/A
113           Grand Duke Apartments                           N/A                                                              N/A
115           Academy Sports & Outdoors                       N/A                                                              N/A
127           Springdale Apartments                           N/A                                                              N/A
128           Myrtle Avenue Shopping Center                   Capped at $80,000                                                N/A
                                                              Capped at $40,000 (unless cash management agreement
                                                              is triggered; Waived if CVS renews its lease five years
130           Red Springs Shopping Center                     beyond the Maturity Date)                                        N/A
134           First West Palm Office Owners, LLC              Capped at $150,000                                               N/A
140           Wyndhurst Building                              Capped at $50,000                                                N/A
163           Greentree Square Shopping Center                Capped at $180,000                                               N/A
171           Shoppes of Oakland Park                         Capped at $75,000                                                N/A
180           Charlestown Place Apartments                    N/A                                                              N/A
181           Eckerd's - Dallas, TX                           Capped at $145,000                                               N/A
188           188 Main Street                                 Capped at $50,000                                                N/A
194           7491 West Oakland Park Boulevard Building       N/A                                                         $ 17,124
198           Sutton Colorado Apartments                      N/A                                                              N/A

                                                                  CONTRACTUAL                       CONTRACTUAL
                                                                 OTHER RESERVE                     OTHER RESERVE
 #    CROSSED  PROPERTY NAME                                      DESCRIPTION                           CAP
 -    -------  -------------                                      -----------                      -------------
 2            Washington Center Portfolio                         N/A                                     N/A
 4            The Crossings                                       N/A                                     N/A
 6            One Penn Center                                     N/A                                     N/A
 8            Pearson Educational Headquarters                    N/A                                     N/A
 11           Weston Town Center                                  N/A                                     N/A
                                                                                                 Ongoing Debt Reserve
 12           Chase Village Apartments                            N/A                             capped at $100,000
 14           Inland Empire Portfolio                             N/A                                     N/A
 15           Norwood Business Center                             N/A                                     N/A
 18           Elk Grove Industrial II                             N/A                                     N/A
 20           Colonial Promenade                                  N/A                                     N/A
 25           Honeywell International Building                    N/A                                     N/A
 27           El Camino Commons                                   N/A                                     N/A
 32           Elmhurst Place Apartments                           N/A                                     N/A
 35           Park Ten and Broadfield Office Portfolio            N/A                                     N/A
 36           100 East Pine Street                                N/A                                     N/A
 38           Shops at Boca                                       N/A                                     N/A
 40           Marcy Park Apartments                               N/A                                     N/A
 41           Bennett Street Shops                                N/A                                     N/A
 45           Midland Place II                                    N/A                                     N/A
 47           Oakhill Village Associates Limited Partnership      N/A                                     N/A
 48           Creekside at Taylor Square II                       N/A                                     N/A
 52           Thunderbird Palms Medical Plaza                     N/A                                     N/A
 58           Staples Shopping Center                             N/A                                     N/A
 61           The Crossroads                                      N/A                                     N/A
 62           Altapo-Bellwood Building, LLC                       N/A                                     N/A
 63           Buffalo Square Shopping Center                      N/A                                     N/A
 65           McGee's Crossing Shopping Center                    N/A                                     N/A
 68           Best Buy - Salt Lake City, UT                       N/A                                     N/A
 77           Hudson Marketplace                                  N/A                                     N/A
 82           Campus View Center                                  N/A                                     N/A
 83           Tarrant Parkway Commons                             N/A                                     N/A
 87           Blue Heron Center                                   N/A                                     N/A
 92           Prairie Meadows                                     N/A                                     N/A
107           Whole Foods Market Phase II                         N/A                                     N/A
108           Windsor Place Apartments                            N/A                                     N/A
113           Grand Duke Apartments                               N/A                                     N/A
115           Academy Sports & Outdoors                           N/A                                     N/A
127           Springdale Apartments                               N/A                                     N/A
128           Myrtle Avenue Shopping Center                       N/A                                     N/A
130           Red Springs Shopping Center                         N/A                                     N/A
134           First West Palm Office Owners, LLC                  N/A                                     N/A
140           Wyndhurst Building                                  N/A                                     N/A
163           Greentree Square Shopping Center                    N/A                                     N/A
171           Shoppes of Oakland Park                             N/A                                     N/A
180           Charlestown Place Apartments                        N/A                                     N/A
181           Eckerd's - Dallas, TX                               N/A                                     N/A
188           188 Main Street                                     N/A                                     N/A
194           7491 West Oakland Park Boulevard Building           Lease Holdback Reserve         Capped at $137,000
198           Sutton Colorado Apartments                          N/A                                     N/A

(1) THE UNDERLYING MORTGAGE LOANS SECURED BY LYNNER PORTFOLIO - VINTON APARTMENTS, MAQUOKETA APARTMENTS AND STRAWBERRY HILL APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                                      CUT-OFF
                                                                  DATE PRINCIPAL
 #   CROSSED   PROPERTY NAME                                        BALANCE (1)      PROPERTY TYPE     SQ. FT.
 -   -------   -------------                                       -------------     -------------     -------
 1             622 Third Avenue                                    $ 203,000,000     Office           1,005,626
 2B            Washington Center - Office                             46,360,000     Office             355,718
 3             Columbiana Centre                                      71,906,994     Retail             825,231 (2)
 4             The Crossings                                          60,748,351     Retail             390,520
 5             Great Lakes Crossing                                   59,810,187     Retail           1,142,827
 6             One Penn Center                                        47,760,939     Office             681,995
 8             Pearson Educational Headquarters                       44,100,000     Industrial         886,826
 10            Orchards Corporate Center                              29,973,130     Office             216,416
 11            Weston Town Center                                     29,200,000     Retail             157,931
 13            228 Post Street                                        26,000,000     Retail              38,475
14A            One Lakeshore Centre                                   18,375,000     Office             176,185
14B            Empire Corporate Center                                 7,500,000     Office              80,745
15A            Norwood Business Center - Norwood, MA                  10,709,309     Industrial         155,540
15B            Norwood Business Center - Marlborough, MA               6,793,218     Industrial         112,500
15C            Norwood Business Center - Hopkinton, MA                 6,537,473     Industrial         119,498
 17            Gateway Station                                        21,322,046     Retail             279,559 (3)
18A            Elk Grove Industrial II - Regent Tech I                 5,740,381     Industrial          94,956

18B            Elk Grove Industrial II - Regent Tech II                5,450,271     Industrial          86,046
18C            Elk Grove Industrial II - Regent Building F             2,706,692     Industrial          59,018
18D            Elk Grove Industrial II - Regent Building B             2,557,151     Industrial          67,134
18E            Elk Grove Industrial II - Regent Building A             1,794,492     Industrial          42,723
18F            Elk Grove Industrial II - Regent Office II              1,769,569     Industrial          53,462
18G            Elk Grove Industrial II - Regent Building E               917,185     Industrial          20,665
 20            Colonial Promenade                                     17,687,533     Retail             164,831
 21            Oakridge Office Park                                   17,417,969     Office             315,515
 25            Honeywell International Building                       11,934,999     Office             163,393
26A            Builders FirstSource - College Park, GA                 3,711,347     Industrial          65,500
26B            Builders FirstSource - Lebanon, TN                      3,512,080     Industrial          78,000
26C            Builders FirstSource - Point of Rocks, MD               3,437,355     Industrial         121,981
 27            El Camino Commons                                      10,659,024     Retail              89,243
 29            La Mesa Crossroads                                     10,437,728     Retail             172,656
 30            102 Pickering Way                                      10,354,349     Office              81,054
 31            Elk Lakes Shopping Center                              10,206,168     Retail              95,421
 34            Polar Plastics                                          9,443,654     Industrial         384,600
35A            1400 Broadfield Boulevard                               4,830,411     Office             102,768
35B            16420 Park Ten Place                                    4,481,825     Office              86,573
 36            100 East Pine Street                                    9,056,204     Office              84,295
 38            Shops at Boca                                           8,736,243     Retail              74,285
 41            Bennett Street Shops                                    7,448,851     Retail              62,657
 42            6828 Nancy Ridge Drive                                  7,126,738     Industrial          42,138
43A            Metaldyne Manufacturing Facility - Minerva, OH          3,123,304     Industrial         238,948

43B            Simpson Industries Facilities                           2,221,016     Industrial         149,627

43C            Metaldyne Manufacturing Facility - Fremont, IN          1,735,169     Industrial         104,047
 45            Midland Place II                                        6,956,573     Retail              84,988
 47            Oakhill Village Associates Limited Partnership          6,874,958     Retail             103,427
 49            Carll's Corner Shopping Center                          6,551,842     Retail             129,624
 50            Best Buy - Mishawaka, IN                                6,494,513     Retail              50,000

 52            Thunderbird Palms Medical Plaza                         6,438,068     Office              47,298
 53            Best Buy - Pineville, NC                                6,188,453     Retail              50,548

 54            Lexington Green                                         6,143,534     Office              75,305
 58            Staples Shopping Center                                 5,833,908     Retail              54,369
 61            The Crossroads                                          5,771,287     Office              64,665
 62            Altapo-Bellwood Building, LLC                           5,677,801     Retail              77,909
 63            Buffalo Square Shopping Center                          5,651,824     Retail             176,508 (4)
 65            McGee's Crossing Shopping Center                        5,600,000     Retail              65,307
 68            Best Buy - Salt Lake City, UT                           5,390,077     Retail              50,494
 69            Home Depot Plaza                                        5,222,522     Retail              54,972

 70            Forbes Boulevard, LLC                                   5,199,591     Office              54,692
 71            CSI Holding Company, Inc.                               5,189,686     Retail              42,463
 73            Circuit City - Conshohocken, PA                         5,071,340     Retail              32,611
 77            Hudson Marketplace                                      4,826,421     Retail              33,661 (5)
 78            Circuit City - Tampa, FL                                4,780,759     Retail              33,149
 80            Four Corners Westheimer Shopping Center                 4,682,477     Retail              85,291
 81            The MEMEC Building                                      4,579,174     Industrial          75,257
 82            Campus View Center                                      4,496,492     Retail              24,982 (6)
 83            Tarrant Parkway Commons                                 4,391,986     Retail              56,625
 84            Westaff Campus                                          4,372,523     Office              49,776
 87            Blue Heron Center                                       4,274,392     Industrial         153,503
 92            Prairie Meadows                                         4,080,506     Retail              28,000
 95            2626 West Warrenville                                   3,880,341     Office              41,248
104            Walgreens - Duluth, GA                                  3,470,477     Retail              15,070
105            Walgreens - Longview, TX                                3,447,065     Retail              13,650

107            Whole Foods Market Phase II                             3,397,070     Retail              28,567 (7)
115            Academy Sports & Outdoors                               3,038,118     Retail              67,522

                                                                                   MAJOR                          MAJOR
                                                                                TENANT # 1                     TENANT # 1
 #   CROSSED   PROPERTY NAME                                                       NAME                         SQ. FT.
 -   -------   -------------                                                    ----------                     ----------
 1             622 Third Avenue                                        Interpublic Group of Companies           451,118
 2B            Washington Center - Office                                     Keller & Heckman                   74,852
 3             Columbiana Centre                                             Belk (Ground Lease)                180,643
 4             The Crossings                                                    Liz Claiborne                    14,326
 5             Great Lakes Crossing                                        Burlington Coat Factory               81,082
 6             One Penn Center                                             Philadelphia Workforce                80,243
 8             Pearson Educational Headquarters                            Pearson Education, Inc.              886,826
 10            Orchards Corporate Center                                   Nextel West Corporation              108,041
 11            Weston Town Center                                                  Publix                        37,887
 13            228 Post Street                                                   Ann Taylor                      26,479
14A            One Lakeshore Centre                                     North American Medical Mgmt.             25,280
14B            Empire Corporate Center                                 David Evans & Associates, Inc.            13,331
15A            Norwood Business Center - Norwood, MA                              Intronics                      26,384
15B            Norwood Business Center - Marlborough, MA                       Evergreen Solar                   56,250
15C            Norwood Business Center - Hopkinton, MA                         EMC Corporation                   50,745
 17            Gateway Station                                              Kohl's (Ground Lease)                86,584
18A            Elk Grove Industrial II - Regent Tech I               Sun Office Equipment Company, Inc.          17,137

18B            Elk Grove Industrial II - Regent Tech II           Oxford Instrument Measurement Systems LLC      20,207
18C            Elk Grove Industrial II - Regent Building F                    Xytel Corporation                  15,081
18D            Elk Grove Industrial II - Regent Building B                     Taylor Chicago                    15,030
18E            Elk Grove Industrial II - Regent Building A                   Sumitomo Cryogenics                  5,250
18F            Elk Grove Industrial II - Regent Office II                      Alliance Direct                   15,360
18G            Elk Grove Industrial II - Regent Building E              American Color Graphics, Inc.            20,665
 20            Colonial Promenade                                              Academy Sports                    54,753
 21            Oakridge Office Park                                                 AT&T                        237,515
 25            Honeywell International Building                            Honeywell International              163,393
26A            Builders FirstSource - College Park, GA                      Builders FirstSource                 65,500
26B            Builders FirstSource - Lebanon, TN                           Builders FirstSource                 78,000
26C            Builders FirstSource - Point of Rocks, MD                    Builders FirstSource                121,981
 27            El Camino Commons                                               99C Only Stores                   19,484
 29            La Mesa Crossroads                                              Burlington Coat                   84,264
 30            102 Pickering Way                                      American Executive Centers, Inc.           16,656
 31            Elk Lakes Shopping Center                                        Borders, Inc                     23,223
 34            Polar Plastics                                                  Polar Plastics                   384,600
35A            1400 Broadfield Boulevard                                     Mustang Engineering                 70,254
35B            16420 Park Ten Place                                    Alliance Wood Group Engineering           37,184
 36            100 East Pine Street                                 Parsons, Brinkerhoff, Quade & Douglas        12,450
 38            Shops at Boca                                                     Ross Stores                     26,640
 41            Bennett Street Shops                                           Interiors Market                    9,721
 42            6828 Nancy Ridge Drive                                          BioMedica, Inc.                   24,431
43A            Metaldyne Manufacturing Facility - Minerva, OH               Metaldyne Company LLC               238,948

43B            Simpson Industries Facilities                    Metaldyne Machining and Assembly Company, Inc.  149,627

43C            Metaldyne Manufacturing Facility - Fremont, IN   Metaldyne Machining and Assembly Company, Inc.  104,047
 45            Midland Place II                                                   Marshalls                      28,882
 47            Oakhill Village Associates Limited Partnership          Kash N' Karry Food Stores, Inc.           32,027
 49            Carll's Corner Shopping Center                                       Acme                         55,000
 50            Best Buy - Mishawaka, IN                                           Best Buy                       50,000

 52            Thunderbird Palms Medical Plaza                                Renal Care Group                   11,074
 53            Best Buy - Pineville, NC                                           Best Buy                       50,548

 54            Lexington Green                                                 IBM Corporation                   20,575
 58            Staples Shopping Center                               Bassett Furniture Industries, Inc.          29,831
 61            The Crossroads                                          Pharmacy Discovery Corporation            21,112
 62            Altapo-Bellwood Building, LLC                                  Beverly's Fabric                   21,000
 63            Buffalo Square Shopping Center                               Lowe's (Ground Lease)               135,197
 65            McGee's Crossing Shopping Center                                   Food Lion                      33,807
 68            Best Buy - Salt Lake City, UT                                      Best Buy                       46,094
 69            Home Depot Plaza                                             The Sports Authority                 42,972

 70            Forbes Boulevard, LLC                                             Vocus, Inc.                     23,560
 71            CSI Holding Company, Inc.                                      Radcliff Jewelers                  27,500
 73            Circuit City - Conshohocken, PA                            Circuit City Stores, Inc.              32,611
 77            Hudson Marketplace                                         Applebee's (Ground Lease)               4,726
 78            Circuit City - Tampa, FL                                   Circuit City Stores, Inc.              33,149
 80            Four Corners Westheimer Shopping Center                         Aaron Furniture                   22,100
 81            The MEMEC Building                                                MEMEC, Inc.                     75,257
 82            Campus View Center                                              Nickel! Nickel!                    5,310
 83            Tarrant Parkway Commons                                         Linens'n Things                   32,625
 84            Westaff Campus                                               Westaff Support, Inc.                49,776
 87            Blue Heron Center                                     FedEx Ground Package Systems, Inc.          62,902
 92            Prairie Meadows                                                   Blockbuster                      4,800
 95            2626 West Warrenville                                   Professional Mortgage Partners            12,233
104            Walgreens - Duluth, GA                                             Walgreens                      15,070
105            Walgreens - Longview, TX                                           Walgreens                      13,650

107            Whole Foods Market Phase II                        Cinzetti's of Kansas, Inc. (Ground Lease)      14,000
115            Academy Sports & Outdoors                                        Academy Ltd.                     67,522

                                                                      MAJOR                      MAJOR
                                                                 TENANT # 1 LEASE              TENANT # 2
 #   CROSSED   PROPERTY NAME                                      EXPIRATION DATE                NAME
--   -------   -------------                                      ---------------              ----------
 1             622 Third Avenue                                     9/30/2021                       CIBC
 2B            Washington Center - Office                           9/30/2006                 Banner & Witcoff
 3             Columbiana Centre                                    3/31/2010             Dillard's (Ground Lease)
 4             The Crossings                                        9/30/2005                      The Gap
 5             Great Lakes Crossing                                 1/31/2014                     Sportmart
 6             One Penn Center                                      2/28/2008             Obermayer, Rebmann et al
 8             Pearson Educational Headquarters                     8/31/2022                        N/A
 10            Orchards Corporate Center                            5/31/2008                 Silicon Graphics
 11            Weston Town Center                                  11/30/2021                       Swig
 13            228 Post Street                                      1/31/2006                   Ecco USA Inc.
14A            One Lakeshore Centre                                 7/15/2007            21st Century Insurance Co.
14B            Empire Corporate Center                              5/31/2006           Pacific Monarch Resorts, Inc.
15A            Norwood Business Center - Norwood, MA               10/31/2009              Open Channels Solution
15B            Norwood Business Center - Marlborough, MA            6/30/2010                   Akibia, Inc.
15C            Norwood Business Center - Hopkinton, MA              7/31/2005               Control Technologies
 17            Gateway Station                                      1/31/2023                    Ross Stores
18A            Elk Grove Industrial II - Regent Tech I             11/30/2007            Nortech Telecommunications

18B            Elk Grove Industrial II - Regent Tech II            10/31/2009               Rockwell Collins Inc.
18C            Elk Grove Industrial II - Regent Building F         12/31/2004            CMC Manager Exhibits, Inc.
18D            Elk Grove Industrial II - Regent Building B          4/14/2006                    Calzamundo
18E            Elk Grove Industrial II - Regent Building A         12/31/2004                 Info Technologies
18F            Elk Grove Industrial II - Regent Office II          11/30/2007               Macronet Group, Ltd.
18G            Elk Grove Industrial II - Regent Building E          5/31/2007                        N/A
 20            Colonial Promenade                                   6/30/2012                    Stein Mart
 21            Oakridge Office Park                                 6/30/2010        Stenotype Institute of Jacksonville
 25            Honeywell International Building                    11/30/2013                        N/A
26A            Builders FirstSource - College Park, GA              9/30/2016                        N/A
26B            Builders FirstSource - Lebanon, TN                  10/31/2015                        N/A
26C            Builders FirstSource - Point of Rocks, MD            3/31/2014                        N/A
 27            El Camino Commons                                    1/31/2008                    Kelly Paper
 29            La Mesa Crossroads                                   1/31/2006                    $.99-Store
 30            102 Pickering Way                                    2/28/2011            Yves Rocher Services, Inc.
 31            Elk Lakes Shopping Center                            1/31/2021                   Office Depot
 34            Polar Plastics                                       3/31/2023                        N/A
35A            1400 Broadfield Boulevard                           12/14/2005                  Sea Engineering
35B            16420 Park Ten Place                                 2/28/2007                Legend Natural Gas
 36            100 East Pine Street                                11/30/2006                 Voxeo Corporation
 38            Shops at Boca                                        1/31/2007                    Aqua Lounge
 41            Bennett Street Shops                                 4/30/2008              Mick's Restaurant, Inc.
 42            6828 Nancy Ridge Drive                               6/15/2012              Arizeke Pharmaceuticals
43A            Metaldyne Manufacturing Facility - Minerva, OH       1/31/2022                        N/A

43B            Simpson Industries Facilities                        1/31/2022                        N/A

43C            Metaldyne Manufacturing Facility - Fremont, IN       1/31/2022                        N/A
 45            Midland Place II                                     1/31/2013                     Michael's
 47            Oakhill Village Associates Limited Partnership      11/18/2009              Trick Shots Four, Inc.
 49            Carll's Corner Shopping Center                       9/30/2016                      Eckerd
 50            Best Buy - Mishawaka, IN                             3/20/2023                        N/A

 52            Thunderbird Palms Medical Plaza                      4/30/2011                 AZ Otolaryngology
 53            Best Buy - Pineville, NC                              2/5/2023                        N/A

 54            Lexington Green                                     10/31/2006           ALLTEL Publishing Corporation
 58            Staples Shopping Center                              4/14/2014                   Staples, Inc.
 61            The Crossroads                                      10/31/2004                    Stony Lodge
 62            Altapo-Bellwood Building, LLC                        1/31/2011                 County of Ventura
 63            Buffalo Square Shopping Center                      12/31/2019          The Billiard Factory of Nevada
 65            McGee's Crossing Shopping Center                    10/22/2022                  Dollar General
 68            Best Buy - Salt Lake City, UT                        7/19/2017                        N/A
 69            Home Depot Plaza                                    12/31/2019                    Dollar Tree

 70            Forbes Boulevard, LLC                                5/31/2011       Northrop Grumman Systems Corporation
 71            CSI Holding Company, Inc.                             9/1/2008                  Robinson Bridal
 73            Circuit City - Conshohocken, PA                      1/31/2023                        N/A
 77            Hudson Marketplace                                  11/29/2020                 Blockbuster Video
 78            Circuit City - Tampa, FL                             1/31/2023                        N/A
 80            Four Corners Westheimer Shopping Center              1/31/2004                   Slick Willies
 81            The MEMEC Building                                   1/31/2013                        N/A
 82            Campus View Center                                   7/31/2004                 Campus Billiards
 83            Tarrant Parkway Commons                             11/30/2011              Michael's Arts & Crafts
 84            Westaff Campus                                       11/5/2009                        N/A
 87            Blue Heron Center                                    9/30/2003              The Hillman Group, Inc.
 92            Prairie Meadows                                      3/14/2009                    Sign a Rama
 95            2626 West Warrenville                                5/31/2005                     Pettibone
104            Walgreens - Duluth, GA                               2/01/2022                        N/A
105            Walgreens - Longview, TX                             2/28/2028                        N/A

107            Whole Foods Market Phase II                          1/31/2023            Margie's Bridal and Tuxedo
115            Academy Sports & Outdoors                             1/1/2023                        N/A

                                                                         MAJOR             MAJOR
                                                                      TENANT # 2     TENANT # 2 LEASE
 #    CROSSED   PROPERTY NAME                                          SQ. FT.       EXPIRATION DATE
 -    -------   -------------                                         ----------     ----------------
 1              622 Third Avenue                                        131,000          9/30/2013
 2B             Washington Center - Office                               52,211          2/28/2007
 3              Columbiana Centre                                       180,000           3/9/2043
 4              The Crossings                                            13,100         11/30/2004
 5              Great Lakes Crossing                                     60,541          1/31/2019
 6              One Penn Center                                          74,497          3/31/2011
 8              Pearson Educational Headquarters                            N/A                N/A
 10             Orchards Corporate Center                                28,138         10/31/2005
 11             Weston Town Center                                        5,625          7/31/2006
 13             228 Post Street                                           8,045         12/31/2009
14A             One Lakeshore Centre                                     23,053          7/18/2003
14B             Empire Corporate Center                                   9,211         10/31/2006
15A             Norwood Business Center - Norwood, MA                    23,233         10/31/2007
15B             Norwood Business Center - Marlborough, MA                40,125          7/31/2005
15C             Norwood Business Center - Hopkinton, MA                  14,330          9/30/2005
 17             Gateway Station                                          30,187          1/31/2013
18A             Elk Grove Industrial II - Regent Tech I                  15,631          3/31/2004

18B             Elk Grove Industrial II - Regent Tech II                 12,553          7/31/2007
18C             Elk Grove Industrial II - Regent Building F              14,428          3/31/2004
18D             Elk Grove Industrial II - Regent Building B              11,022          6/30/2005
18E             Elk Grove Industrial II - Regent Building A               5,238          1/31/2005
18F             Elk Grove Industrial II - Regent Office II               15,360          9/30/2005
18G             Elk Grove Industrial II - Regent Building E                 N/A                N/A
 20             Colonial Promenade                                       34,000          7/31/2012
 21             Oakridge Office Park                                     30,000          9/30/2007
 25             Honeywell International Building                            N/A                N/A
26A             Builders FirstSource - College Park, GA                     N/A                N/A
26B             Builders FirstSource - Lebanon, TN                          N/A                N/A
26C             Builders FirstSource - Point of Rocks, MD                   N/A                N/A
 27             El Camino Commons                                         9,500          6/30/2011
 29             La Mesa Crossroads                                       32,134          1/31/2012
 30             102 Pickering Way                                        16,656          8/30/2006
 31             Elk Lakes Shopping Center                                20,531         10/28/2015
 34             Polar Plastics                                              N/A                N/A
35A             1400 Broadfield Boulevard                                21,444          3/31/2006
35B             16420 Park Ten Place                                      7,615         12/31/2004
 36             100 East Pine Street                                     12,775          12/6/2007
 38             Shops at Boca                                             5,068         11/30/2006
 41             Bennett Street Shops                                      8,000          5/31/2009
 42             6828 Nancy Ridge Drive                                   17,707          4/30/2012
43A             Metaldyne Manufacturing Facility - Minerva, OH              N/A                N/A

43B             Simpson Industries Facilities                               N/A                N/A

43C             Metaldyne Manufacturing Facility - Fremont, IN              N/A                N/A
 45             Midland Place II                                         20,506          1/31/2012
 47             Oakhill Village Associates Limited Partnership            7,255          4/30/2012
 49             Carll's Corner Shopping Center                           13,050         12/31/2019
 50             Best Buy - Mishawaka, IN                                    N/A                N/A

 52             Thunderbird Palms Medical Plaza                           3,880          6/30/2011
 53             Best Buy - Pineville, NC                                    N/A                N/A

 54             Lexington Green                                          19,329         10/31/2007
 58             Staples Shopping Center                                  24,538         10/31/2012
 61             The Crossroads                                            5,800          3/31/2005
 62             Altapo-Bellwood Building, LLC                             9,700          6/30/2004
 63             Buffalo Square Shopping Center                           12,000          9/01/2007
 65             McGee's Crossing Shopping Center                          7,200          5/31/2012
 68             Best Buy - Salt Lake City, UT                               N/A                N/A
 69             Home Depot Plaza                                         12,000          1/31/2012

 70             Forbes Boulevard, LLC                                    21,608          9/30/2007
 71             CSI Holding Company, Inc.                                 6,000          2/29/2008
 73             Circuit City - Conshohocken, PA                             N/A                N/A
 77             Hudson Marketplace                                        3,800         12/31/2007
 78             Circuit City - Tampa, FL                                    N/A                N/A
 80             Four Corners Westheimer Shopping Center                   9,246          4/30/2010
 81             The MEMEC Building                                          N/A                N/A
 82             Campus View Center                                        5,088          1/31/2004
 83             Tarrant Parkway Commons                                  24,000         11/30/2011
 84             Westaff Campus                                              N/A                N/A
 87             Blue Heron Center                                        36,665          4/30/2004
 92             Prairie Meadows                                          2,400            3/1/2007
 95             2626 West Warrenville                                    11,590          6/30/2010
104             Walgreens - Duluth, GA                                      N/A                N/A
105             Walgreens - Longview, TX                                    N/A                N/A

107             Whole Foods Market Phase II                               7,567          2/28/2008
115             Academy Sports & Outdoors                                   N/A                N/A

                                                                                        MAJOR
                                                                                     TENANT # 3
 #    CROSSED    PROPERTY NAME                                                          NAME
--    -------    -------------                                                       ----------
 1               622 Third Avenue                                                  TMP Worldwide, Inc.
 2B              Washington Center - Office                                   Computer Sciences Corporation
 3               Columbiana Centre                                                        Sears
 4               The Crossings                                                            Reebok
 5               Great Lakes Crossing                                               Bed, Bath & Beyond
 6               One Penn Center                                                  Federman & Phelan, LLP
 8               Pearson Educational Headquarters                                          N/A
 10              Orchards Corporate Center                                         ANR Pipeline Company
 11              Weston Town Center                                                  East City Grill
 13              228 Post Street                                                  Boucheron (USA), Ltd.
14A              One Lakeshore Centre                                             First Magnus Financial
14B              Empire Corporate Center                                       Salomon, Smith, Barney, Inc
15A              Norwood Business Center - Norwood, MA                              Tyco International
15B              Norwood Business Center - Marlborough, MA                                 N/A
15C              Norwood Business Center - Hopkinton, MA                               CBL Systems
 17              Gateway Station                                                     Linens 'N Things
18A              Elk Grove Industrial II - Regent Tech I                          Concentra Development
18B              Elk Grove Industrial II - Regent Tech II                           Micro Systems Inc.
18C              Elk Grove Industrial II - Regent Building F                   Allied Office Supplies, Inc.
18D              Elk Grove Industrial II - Regent Building B                           Hosoda Bros
18E              Elk Grove Industrial II - Regent Building A                     North Town Refrigeration
18F              Elk Grove Industrial II - Regent Office II                         Eisele Corporation
18G              Elk Grove Industrial II - Regent Building E                               N/A
 20              Colonial Promenade                                                 Buffalo Wild Wings
 21              Oakridge Office Park                                            Florida Southern College
 25              Honeywell International Building                                          N/A
26A              Builders FirstSource - College Park, GA                                   N/A
26B              Builders FirstSource - Lebanon, TN                                        N/A
26C              Builders FirstSource - Point of Rocks, MD                                 N/A
 27              El Camino Commons                                                     Indigo Joe's
 29              La Mesa Crossroads                                                El Torito Restaurant
 30              102 Pickering Way                                            Automation Applications, Inc.
 31              Elk Lakes Shopping Center                                            PetsMart Inc.
 34              Polar Plastics                                                            N/A
35A              1400 Broadfield Boulevard                                       Hyundai Heavy Industries
35B              16420 Park Ten Place                                                Designcare Inc.
 36              100 East Pine Street                                         Maui Jack's Enterprises, Inc.
 38              Shops at Boca                                                  Kyojn Japanese Restaurant
 41              Bennett Street Shops                                               Fratelli di Napoli
 42              6828 Nancy Ridge Drive                                                    N/A
43A              Metaldyne Manufacturing Facility - Minerva, OH                            N/A
43B              Simpson Industries Facilities                                             N/A
43C              Metaldyne Manufacturing Facility - Fremont, IN                            N/A
 45              Midland Place II                                                      M.C. Sports
 47              Oakhill Village Associates Limited Partnership                       Dollar General
 49              Carll's Corner Shopping Center                                        Fashion Bug
 50              Best Buy - Mishawaka, IN                                                  N/A

 52              Thunderbird Palms Medical Plaza                         Arizona Kidney Disease and Hypertension
 53              Best Buy - Pineville, NC                                                  N/A

 54              Lexington Green                                           Nationwide Mutual Insurance Company
 58              Staples Shopping Center                                                   N/A
 61              The Crossroads                                                    Delcon Construction
 62              Altapo-Bellwood Building, LLC                                         Sav-On Drug
 63              Buffalo Square Shopping Center                                       CSK Auto, Inc.
 65              McGee's Crossing Shopping Center                                     Premiere Video
 68              Best Buy - Salt Lake City, UT                                             N/A
 69              Home Depot Plaza                                                          N/A

 70              Forbes Boulevard, LLC                                 Loiederman Soltesz Associates, Incorporated
 71              CSI Holding Company, Inc.                                               Octovia
 73              Circuit City - Conshohocken, PA                                           N/A
 77              Hudson Marketplace                                              St. Croix Womens Center
 78              Circuit City - Tampa, FL                                                  N/A
 80              Four Corners Westheimer Shopping Center                         Rejoice Bible Book Store
 81              The MEMEC Building                                                        N/A
 82              Campus View Center                                             Masterlube (Ground Lease)
 83              Tarrant Parkway Commons                                                   N/A
 84              Westaff Campus                                                            N/A
 87              Blue Heron Center                                               National Millwork, Inc.
 92              Prairie Meadows                                                          Subway
 95              2626 West Warrenville                                                   US Bank
104              Walgreens - Duluth, GA                                                    N/A
105              Walgreens - Longview, TX                                                  N/A

107              Whole Foods Market Phase II                                     Metcalf Discount Liquor
115              Academy Sports & Outdoors                                                 N/A

                                                                       MAJOR                 MAJOR
                                                                    TENANT # 3          TENANT # 3 LEASE
 #    CROSSED   PROPERTY NAME                                         SQ. FT.           EXPIRATION DATE
 -    -------   -------------                                       ----------          ---------------
 1              622 Third Avenue                                     104,000               9/30/2015
 2B             Washington Center - Office                            46,133               2/15/2004
 3              Columbiana Centre                                    103,334               7/25/2010
 4              The Crossings                                         11,700               9/30/2009
 5              Great Lakes Crossing                                  43,726               1/31/2008
 6              One Penn Center                                       37,817              11/30/2011
 8              Pearson Educational Headquarters                         N/A                     N/A
 10             Orchards Corporate Center                             25,236               1/31/2007
 11             Weston Town Center                                     5,000               6/30/2012
 13             228 Post Street                                        3,951              10/31/2016
14A             One Lakeshore Centre                                  22,590              11/30/2003
14B             Empire Corporate Center                                7,823               7/31/2010
15A             Norwood Business Center - Norwood, MA                 21,048               7/31/2004
15B             Norwood Business Center - Marlborough, MA                N/A                     N/A
15C             Norwood Business Center - Hopkinton, MA               11,693               5/31/2010
 17             Gateway Station                                       28,000               1/31/2013
18A             Elk Grove Industrial II - Regent Tech I               12,336               5/31/2007
18B             Elk Grove Industrial II - Regent Tech II               8,839               9/30/2005
18C             Elk Grove Industrial II - Regent Building F           11,059               6/30/2003
18D             Elk Grove Industrial II - Regent Building B           11,022               8/31/2005
18E             Elk Grove Industrial II - Regent Building A            4,725               2/28/2005
18F             Elk Grove Industrial II - Regent Office II            11,520              10/31/2005
18G             Elk Grove Industrial II - Regent Building E              N/A                     N/A
 20             Colonial Promenade                                     5,308               7/31/2012
 21             Oakridge Office Park                                  24,000               5/31/2009
 25             Honeywell International Building                         N/A                     N/A
26A             Builders FirstSource - College Park, GA                  N/A                     N/A
26B             Builders FirstSource - Lebanon, TN                       N/A                     N/A
26C             Builders FirstSource - Point of Rocks, MD                N/A                     N/A
 27             El Camino Commons                                      5,760               3/31/2012
 29             La Mesa Crossroads                                     7,889               9/30/2005
 30             102 Pickering Way                                      6,282               8/31/2011
 31             Elk Lakes Shopping Center                             19,455              10/31/2015
 34             Polar Plastics                                           N/A                     N/A
35A             1400 Broadfield Boulevard                              5,597              11/30/2006
35B             16420 Park Ten Place                                   4,479               7/31/2004
 36             100 East Pine Street                                   6,817               8/31/2007
 38             Shops at Boca                                          4,075              10/31/2012
 41             Bennett Street Shops                                   6,489               4/30/2006
 42             6828 Nancy Ridge Drive                                   N/A                     N/A
43A             Metaldyne Manufacturing Facility - Minerva, OH           N/A                     N/A
43B             Simpson Industries Facilities                            N/A                     N/A
43C             Metaldyne Manufacturing Facility - Fremont, IN           N/A                     N/A
 45             Midland Place II                                      15,000              11/30/2011
 47             Oakhill Village Associates Limited Partnership         6,720               3/14/2006
 49             Carll's Corner Shopping Center                         9,600               5/31/2005
 50             Best Buy - Mishawaka, IN                                 N/A                     N/A

 52             Thunderbird Palms Medical Plaza                        3,462              12/31/2013
 53             Best Buy - Pineville, NC                                 N/A                     N/A

 54             Lexington Green                                        8,666               5/31/2007
 58             Staples Shopping Center                                  N/A                     N/A
 61             The Crossroads                                         4,500               7/31/2003
 62             Altapo-Bellwood Building, LLC                          8,400               1/31/2006
 63             Buffalo Square Shopping Center                         7,000               8/31/2015
 65             McGee's Crossing Shopping Center                       4,800               1/31/2008
 68             Best Buy - Salt Lake City, UT                            N/A                     N/A
 69             Home Depot Plaza                                         N/A                     N/A

 70             Forbes Boulevard, LLC                                  9,524               8/31/2012
 71             CSI Holding Company, Inc.                              6,000               7/1/2005
 73             Circuit City - Conshohocken, PA                          N/A                     N/A
 77             Hudson Marketplace                                     2,155               5/31/2012
 78             Circuit City - Tampa, FL                                 N/A                     N/A
 80             Four Corners Westheimer Shopping Center                8,476               1/31/2007
 81             The MEMEC Building                                       N/A                     N/A
 82             Campus View Center                                     1,751               9/22/2005
 83             Tarrant Parkway Commons                                  N/A                     N/A
 84             Westaff Campus                                           N/A                     N/A
 87             Blue Heron Center                                     21,654              11/30/2003
 92             Prairie Meadows                                        1,600              12/31/2006
 95             2626 West Warrenville                                  7,494              10/31/2004
104             Walgreens - Duluth, GA                                   N/A                     N/A
105             Walgreens - Longview, TX                                 N/A                     N/A

107             Whole Foods Market Phase II                            7,000               4/30/2013
115             Academy Sports & Outdoors                                N/A                     N/A

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                                        CUT-OFF
                                                                     DATE PRINCIPAL
 #    CROSSED   PROPERTY NAME                                         BALANCE (1)      PROPERTY TYPE    SQ. FT.
 -    -------   -------------                                       ---------------    -------------    -------
116             New Market Center                                      $  3,035,980    Retail           47,208
118             Clarksville Ridge Professional Center, LLC                2,968,911    Mixed Use        21,188
122             7451 Beverly Building                                     2,792,881    Office           25,050
123             Kettler Building, LLC                                     2,697,907    Office           23,500
124             Tabor Crossing Shopping Center                            2,642,559    Retail           33,200
128             Myrtle Avenue Shopping Center                             2,530,000    Retail           26,091
130             Red Springs Shopping Center                               2,487,919    Retail           40,450
131             166 Fifth Avenue, LLC                                     2,486,313    Office           13,600
133             The Patriot Building                                      2,396,996    Office           28,500
134             First West Palm Office Owners, LLC                        2,390,914    Office           29,737
137             Ralph's Grocery Store                                     2,248,135    Retail           34,000
140             Wyndhurst Building                                        2,189,153    Office           28,922
150             Eckerd's - San Antonio, TX                                1,994,622    Retail           13,824
156             Valley Forge Office Colony                                1,867,388    Office           32,430
162             600-602 King Street                                       1,768,802    Mixed Use         9,948
163             Greentree Square Shopping Center                          1,719,841    Retail           54,892
171             Shoppes of Oakland Park                                   1,643,765    Retail           28,343
173             Seguin Corners                                            1,616,600    Retail           21,000
181             Eckerd's - Dallas, TX                                     1,479,558    Retail           10,908
188             188 Main Street                                           1,345,129    Mixed Use        17,333
192             Chippenham South II                                       1,295,390    Retail           59,676 (8)
194             7491 West Oakland Park Boulevard Building                 1,289,899    Office           18,528
209             Matlock Shopping Center                                     997,791    Retail           10,632
216             Brookwood Square Shopping Center                            897,756    Retail           16,776

                                                                                       MAJOR                         MAJOR
                                                                                     TENANT # 1                    TENANT # 1
 #    CROSSED   PROPERTY NAME                                                          NAME                         SQ. FT.
 -    -------   -------------                                                        ----------                    ---------
116             New Market Center                                                    Gold's Gym                      13,950
118             Clarksville Ridge Professional Center, LLC                         Long & Foster                      8,704
122             7451 Beverly Building                                           Carmona Productions                   6,000
123             Kettler Building, LLC                                            KSI Services, Inc.                  23,500
124             Tabor Crossing Shopping Center                                       Food Lion                       29,000
128             Myrtle Avenue Shopping Center                                       Dollar Tree                      12,086
130             Red Springs Shopping Center                                          Food Lion                       29,000
131             166 Fifth Avenue, LLC                                              Eileen Fisher                      2,700
133             The Patriot Building                                        Bay State Community Service              15,000
134             First West Palm Office Owners, LLC                           A.G. Edwards & Sons, Inc.               12,308
137             Ralph's Grocery Store                                         Ralph`s Grocery Company                34,000
140             Wyndhurst Building                                      Maryland Medical Research Institute           5,213
150             Eckerd's - San Antonio, TX                                            Eckerd's                       13,824
156             Valley Forge Office Colony                                        Ins & Retirement                    5,155
162             600-602 King Street                                                   Lily Pad                        1,800
163             Greentree Square Shopping Center                                    CiCi's Pizza                      4,515
171             Shoppes of Oakland Park                                         Friends of Children                   3,710
173             Seguin Corners                                                      Dollar Tree                       4,200
181             Eckerd's - Dallas, TX                                                  Eckerd                        10,908
188             188 Main Street                                                    C&J Equipment                      6,300
192             Chippenham South II                                              KFC (Ground Lease)                  34,162
194             7491 West Oakland Park Boulevard Building                   Universal Health Management               6,176
209             Matlock Shopping Center                                         $1.69 Dry Clean City                  2,800
216             Brookwood Square Shopping Center                                  CNC Photographic                    4,331

                                                                           MAJOR                            MAJOR
                                                                      TENANT # 1 LEASE                   TENANT # 2
 #    CROSSED   PROPERTY NAME                                          EXPIRATION DATE                      NAME
 -    -------   -------------                                         ----------------                   ----------
116             New Market Center                                         1/19/2005                 Little General Playhouse
118             Clarksville Ridge Professional Center, LLC                1/31/2007                         Duron, Inc.
122             7451 Beverly Building                                     11/1/2003                        Lien Casting
123             Kettler Building, LLC                                     4/30/2015                             N/A
124             Tabor Crossing Shopping Center                            8/21/2021                 Smash Hits Video & Music
128             Myrtle Avenue Shopping Center                             1/31/2012                         Blockbuster
130             Red Springs Shopping Center                              12/31/2015                            CVS
131             166 Fifth Avenue, LLC                                     9/30/2011                        Ananda LLC
133             The Patriot Building                                     10/31/2012                      Quincy College
134             First West Palm Office Owners, LLC                        8/31/2004                      Metrocapital LLC
137             Ralph's Grocery Store                                     7/31/2011                             N/A
140             Wyndhurst Building                                        2/28/2005                Congressman Benjamin Cardin
150             Eckerd's - San Antonio, TX                                1/31/2023                             N/A
156             Valley Forge Office Colony                                6/30/2006                        Hobbs & Towne
162             600-602 King Street                                      12/31/2005                        Pita House
163             Greentree Square Shopping Center                          7/31/2006                  Quality Floors & Carpet
171             Shoppes of Oakland Park                                   5/14/2006                        Jewish Jewels
173             Seguin Corners                                           10/31/2004                       Cato of Texas
181             Eckerd's - Dallas, TX                                     1/11/2020                             N/A
188             188 Main Street                                          12/31/2014                     Sherwin Williams
192             Chippenham South II                                       1/31/2021             Bank of America (Ground Lease)
194             7491 West Oakland Park Boulevard Building                11/30/2011                   Universal Law Center
209             Matlock Shopping Center                                  11/30/2007                   Shear Pleasure Salon
216             Brookwood Square Shopping Center                         12/31/2005                      D & L Beverage

                                                                          MAJOR             MAJOR
                                                                        TENANT # 2     TENANT # 2 LEASE
 #    CROSSED   PROPERTY NAME                                             SQ. FT.      EXPIRATION DATE
 -    -------   -------------                                           ----------     ---------------
116             New Market Center                                         11,469            9/30/2005
118             Clarksville Ridge Professional Center, LLC                 2,135            8/31/2007
122             7451 Beverly Building                                      2,500             8/1/2005
123             Kettler Building, LLC                                        N/A                  N/A
124             Tabor Crossing Shopping Center                             1,400            9/30/2006
128             Myrtle Avenue Shopping Center                              4,400            8/16/2008
130             Red Springs Shopping Center                                8,450            2/31/2011
131             166 Fifth Avenue, LLC                                      2,700           12/31/2006
133             The Patriot Building                                      13,500            3/16/2008
134             First West Palm Office Owners, LLC                         6,552           12/31/2013
137             Ralph's Grocery Store                                        N/A                  N/A
140             Wyndhurst Building                                         2,731           12/30/2004
150             Eckerd's - San Antonio, TX                                   N/A                  N/A
156             Valley Forge Office Colony                                 3,028           12/14/2004
162             600-602 King Street                                        1,344            3/31/2013
163             Greentree Square Shopping Center                           3,976            2/28/2007
171             Shoppes of Oakland Park                                    2,300            3/31/2006
173             Seguin Corners                                             3,640            1/31/2004
181             Eckerd's - Dallas, TX                                        N/A                  N/A
188             188 Main Street                                            4,200            2/28/2005
192             Chippenham South II                                       18,864            1/31/2007
194             7491 West Oakland Park Boulevard Building                  6,176            7/31/2012
209             Matlock Shopping Center                                    2,575            2/28/2015
216             Brookwood Square Shopping Center                           1,600            8/31/2003

                                                                                        MAJOR
                                                                                      TENANT # 3
 #    CROSSED   PROPERTY NAME                                                            NAME
 -    -------   -------------                                                         ----------
116             New Market Center                                       New Horizons Computer Learning Center
118             Clarksville Ridge Professional Center, LLC                   Lawyer Advantage Title Group
122             7451 Beverly Building                                                Power Group
123             Kettler Building, LLC                                                    N/A
124             Tabor Crossing Shopping Center                                      Pizza Express
128             Myrtle Avenue Shopping Center                                    Elke's Beauty Salon
130             Red Springs Shopping Center                                      Associated Services
131             166 Fifth Avenue, LLC                                               New York Sound
133             The Patriot Building                                                     N/A
134             First West Palm Office Owners, LLC                   The Old Guard Society of Palm Beach Golfers, Inc
137             Ralph's Grocery Store                                                    N/A
140             Wyndhurst Building                                                Louis Mazor, Inc.
150             Eckerd's - San Antonio, TX                                               N/A
156             Valley Forge Office Colony                                       Blazosky Associates
162             600-602 King Street                                                  Ritz Camera
163             Greentree Square Shopping Center                                  $1.49 HP Cleaners
171             Shoppes of Oakland Park                                                 Pizza+
173             Seguin Corners                                                       H & R Block
181             Eckerd's - Dallas, TX                                                    N/A
188             188 Main Street                                                      Barry, Inc.
192             Chippenham South II                                                 The Brick Oven
194             7491 West Oakland Park Boulevard Building                            Redevco Corp
209             Matlock Shopping Center                                             Ultra Tanning
216             Brookwood Square Shopping Center                                        Subway

                                                                         MAJOR                MAJOR
                                                                       TENANT # 3        TENANT # 3 LEASE
 #    CROSSED   PROPERTY NAME                                           SQ. FT.           EXPIRATION DATE
 -    -------   -------------                                          ----------        ----------------
116             New Market Center                                          8,465                3/26/2011
118             Clarksville Ridge Professional Center, LLC                 2,100                1/22/2008
122             7451 Beverly Building                                      2,200                 7/1/2004
123             Kettler Building, LLC                                        N/A                      N/A
124             Tabor Crossing Shopping Center                             1,400                3/31/2005
128             Myrtle Avenue Shopping Center                              3,449                4/30/2007
130             Red Springs Shopping Center                                1,650                8/31/2006
131             166 Fifth Avenue, LLC                                      1,800                4/30/2007
133             The Patriot Building                                         N/A                      N/A
134             First West Palm Office Owners, LLC                         6,127               11/14/2007
137             Ralph's Grocery Store                                        N/A                      N/A
140             Wyndhurst Building                                         2,644                3/31/2007
150             Eckerd's - San Antonio, TX                                   N/A                      N/A
156             Valley Forge Office Colony                                 2,994                12/1/2006
162             600-602 King Street                                        1,324                1/31/2005
163             Greentree Square Shopping Center                           3,215                1/31/2007
171             Shoppes of Oakland Park                                    2,200                7/31/2007
173             Seguin Corners                                             2,660               12/31/2005
181             Eckerd's - Dallas, TX                                        N/A                      N/A
188             188 Main Street                                            2,252                2/28/2007
192             Chippenham South II                                        2,750               10/31/2012
194             7491 West Oakland Park Boulevard Building                  1,830                      MTM
209             Matlock Shopping Center                                    1,592               11/30/2005
216             Brookwood Square Shopping Center                           1,500               12/31/2006

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY LYNNER PORTFOLIO - VINTON APARTMENTS, MAQUOKETA APARTMENTS AND STRAWBERRY HILL APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY WOODLAWN MANOR APARTMENTS AND WYNWOOD APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)             ASSUMES A CUT-OFF DATE IN JUNE 2003
(2) INCLUDES 180,000 SF OF SPACE GROUND LEASED TO DILLARD'S, 180,643 SF OF SPACE GROUND LEASED TO BELK AND AN 8,000 SF TWEETER'S OUTPARCEL.
(3)             INCLUDES 86,584 SF OF SPACE GROUND LEASED TO KOHL'S.
(4) INCLUDES 135,197 SF OF SPACE GROUND LEASED TO LOWE'S, 4,966 SF OF SPACE GROUND LEASED TO 7-11 AND 4,500 SF OF SPACE GROUND LEASED TO MCDONALD'S.
(5)             INCLUDES 4,726 SF OF SPACE GROUND LEASED TO APPLEBEE'S.
(6) INCLUDES 1,751 SF OF SPACE GROUND LEASED TO MASTERLUBE AND 711 SF OF SPACE GROUND LEASED TO ALBERTACO'S.
(7)             INCLUDES 14,000 SF OF SPACE GROUND LEASED TO CINZETTI'S OF
                KANSAS, INC.
(8) INCLUDES 34,162 SF OF SPACE GROUND LEASED TO KFC AND 18,864 SF OF SPACE GROUND LEASED BANK OF AMERICA

                            MULTIFAMILY SCHEDULE (1)

                                                                                                      UTILITIES
                                                                                                        TENANT                #
  #     CROSSED   PROPERTY NAME                                        PROPERTY SUB-TYPE                 PAYS             ELEVATORS
 ---    -------   -------------                                        -----------------              ---------           ---------
  7A              Broadmead Apartments                                   Conventional            Electric/Water/Sewer         0
  7B              Trail Wood Village                                     Conventional                    None                 0
  7C              Pineforest Park Apartments                             Conventional            Electric/Water/Sewer         0
  7D              Somerset Place Apartments                              Conventional            Electric/Water/Sewer         0
  7E              Carrington Court Apartments                            Conventional            Electric/Water/Sewer         0
  7F              Beacon Hill Apartments                                 Conventional            Electric/Water/Sewer         0
  7G              Avalon Bay Apartments                                  Conventional            Electric/Water/Sewer         0
  7H              Coventry Park Apartments                               Conventional            Electric/Water/Sewer         0
  7I              Pineforest Place Apartments                            Conventional            Electric/Water/Sewer         0
  12              Chase Village Apartments                               Conventional                  Electric               0
  16              The Mills Apartments                                   Conventional            Electric/Water/Sewer         0
  19              Country Glen Apartments                                Conventional                  Electric               0
  22              Silverado Apartments                                   Conventional                  Electric               0
  23              Stonebridge Waterfront Apartments                      Conventional            Electric/Water/Sewer         3
  24              Chester Park Association                                Cooperative                  Electric               4
  28              The Seasons Apartments                                 Conventional               Electric/Water            0
  32              Elmhurst Place Apartments                              Conventional                Electric/Gas             2
  33              Newport East Inc.                                       Cooperative                Electric/Gas             6
  37              Emerald Ridge Apartments                               Conventional                  Electric               0
  39              Rock Shadows                                       Manufactured Housing                N/A                N/A
  40              Marcy Park Apartments                                  Conventional           Electric/Gas/Water/Sewer      1
  44              Scarborough Manor Owner's Corp.                         Cooperative                  Electric               4
  46              Bryant Gardens Corp.                                    Cooperative                  Electric               0
  48              Creekside at Taylor Square II                          Conventional           Electric/Gas/Water/Sewer      0
  51              110-118 Riverside Tenants Corp.                         Cooperative                Electric/Gas             9
  55              205 Third Avenue Owners, Inc.                           Cooperative                Electric/Gas             3
  56              130 E. 18 Owners Corp.                                  Cooperative                  Electric               3
  59              Beach Club Apartments                                  Conventional                  Electric               0
  60              Whisper Creek II                                       Conventional            Electric/Water/Sewer         0
  64              New Hope/Park Place Mobile Home Park               Manufactured Housing                N/A                N/A
  66              Parkleigh North Apartments                             Conventional                  Electric               0
  67              Columbus 69th LLC                                      Conventional                Electric/Gas             0
  74              Seminole Owners Corp.                                   Cooperative                Electric/Gas             8
  75              178 East 80th Street Owners, Inc.                       Cooperative                  Electric               2
  79              Timberland Apartments                                  Conventional            Electric/Water/Sewer         0
  85              Briarcliffe Apartments                                 Conventional           Electric/Gas/Water/Sewer      0
  86              Northside Villas                                       Conventional                  Electric               0
  88              350 Bleecker Street Apartment Corp.                     Cooperative                  Electric               2
  89              Mark Terrace Owners' Corp.                              Cooperative                    None                 3
  90              Oakwood Garden Apartments                              Conventional                  Electric               0
  93              Alhambra Apartments                                    Conventional            Electric/Water/Sewer         0
  94              North Huntington Hills Apartments                      Conventional            Electric/Water/Sewer         0
  96              Fairway Crossing Apartments                            Conventional            Electric/Water/Sewer         0
  97       A      Vinton Park Apartments                                 Conventional                  Electric               0
  98       A      Maquoketa Park Apartments                              Conventional                  Electric               0
  99       A      Strawberry Hill Apartments                             Conventional                  Electric               0
 101              21 N. Chatsworth Owners Corp.                           Cooperative                Electric/Gas             2
 102              210 East 15th St. Tenants Corp.                         Cooperative                  Electric               2
 106              Castle Glen Townhomes                                  Conventional           Electric/Gas/Water/Sewer      0
 108              Windsor Place Apartments                               Conventional                Electric/Gas             0
 109              Franklin Square Townhomes                              Conventional                Electric/Gas             0
 110              1150 Park Avenue Tenants Incorporated                   Cooperative                Electric/Gas             3
 111              215 W. 75th St. Owners Corp.                            Cooperative                Electric/Gas             3
 112              Heritage Oaks Apartments                               Conventional            Electric/Water/Sewer         0
 113              Grand Duke Apartments                                  Conventional            Electric/Water/Sewer         0
 114              17 East 89th Street Tenants, Inc. (2)                   Cooperative                Electric/Gas             4
 117              West Wind Apartments                                   Conventional                  Electric               0
 119              La Joya Apartments                                     Conventional                    None                 0
 120              12th Street Apartment Corp.                             Cooperative                  Electric               2
 121              Longacre Gardens Corp.                                  Cooperative                  Electric               0
 125              755 West End Housing Corp.                              Cooperative                Electric/Gas             2
 126              250 North Village Owners, Inc.                          Cooperative                  Electric               1
 127              Springdale Apartments                                  Conventional                    None                 0
 129              Georgian House Owners Corp.                             Cooperative                Electric/Gas             2
 132              Park Seventy-Ninth Corp. (3)                            Cooperative                Electric/Gas             6
 135              Towne and Country Estates Apartments                   Conventional                  Electric               0
 136              233 West 99th Street, Inc.                              Cooperative                    None                 2
 138              Country Breeze Mobile Home Park                    Manufactured Housing                N/A                N/A
 139              221 East 78th Tenants Corp.                             Cooperative                Electric/Gas             1
 141              Westcreek Court Townhomes                              Conventional                  Electric               0
 142              Chelsea Warren Corp.                                    Cooperative                Electric/Gas             1
 143              Larchmont Hills Owners Corp.                            Cooperative                Electric/Gas             2
 144              Hawthorne Gardens Owners Corp.                          Cooperative                Electric/Gas             0

                                                       SUBJECT    SUBJECT       SUBJECT       SUBJECT     SUBJECT       SUBJECT
                                                       STUDIO     STUDIO        STUDIO         1 BR        1 BR          1 BR
  #     CROSSED   PROPERTY NAME                         UNITS    AVG. RENT     MAX. RENT       UNITS     AVG. RENT     MAX. RENT
 ---    -------   -------------                        -------  -----------   -----------    ---------  -----------   -----------
  7A              Broadmead Apartments                    N/A           N/A           N/A         151   $       561   $       655
  7B              Trail Wood Village                      N/A           N/A           N/A          57   $       639   $       700
  7C              Pineforest Park Apartments               32   $       397   $       410         104   $       490   $       550
  7D              Somerset Place Apartments                20   $       428   $       535         122   $       497   $       600
  7E              Carrington Court Apartments             N/A           N/A           N/A           3   $       582   $       650
  7F              Beacon Hill Apartments                  N/A           N/A           N/A          84   $       571   $       615
  7G              Avalon Bay Apartments                   N/A           N/A           N/A         112   $       420   $       520
  7H              Coventry Park Apartments                N/A           N/A           N/A          62   $       499   $       665
  7I              Pineforest Place Apartments              16   $       395   $       405          56   $       451   $       465
  12              Chase Village Apartments                N/A           N/A           N/A         116   $       668   $       780
  16              The Mills Apartments                    N/A           N/A           N/A         420   $       502   $       605
  19              Country Glen Apartments                 N/A           N/A           N/A          60   $       885   $     1,050
  22              Silverado Apartments                    N/A           N/A           N/A         170   $       716   $       875
  23              Stonebridge Waterfront Apartments       N/A           N/A           N/A          13   $       914   $     1,075
  24              Chester Park Association                N/A           N/A           N/A          56   $     1,150   $     1,150
  28              The Seasons Apartments                  N/A           N/A           N/A         136   $       710   $       750
  32              Elmhurst Place Apartments               N/A           N/A           N/A          38   $     1,200   $     1,597
  33              Newport East Inc.                        97   $     2,110   $     2,500         138   $     2,831   $     3,600
  37              Emerald Ridge Apartments                N/A           N/A           N/A         293   $       351   $       549
  39              Rock Shadows                            N/A           N/A           N/A         N/A           N/A           N/A
  40              Marcy Park Apartments                   N/A           N/A           N/A          11   $       911   $       950
  44              Scarborough Manor Owner's Corp.           3   $     1,000   $     1,000          74   $     1,530   $     1,600
  46              Bryant Gardens Corp.                     60   $       753   $       800         225   $       998   $     1,050
  48              Creekside at Taylor Square II           N/A           N/A           N/A         N/A           N/A           N/A
  51              110-118 Riverside Tenants Corp.           4   $     2,050   $     2,600           2   $     3,200   $     3,900
  55              205 Third Avenue Owners, Inc.           167   $     1,638   $     1,950         110   $     2,343   $     3,000
  56              130 E. 18 Owners Corp.                   65   $     1,700   $     1,700         166   $     2,312   $     2,975
  59              Beach Club Apartments                   N/A           N/A           N/A         N/A           N/A           N/A
  60              Whisper Creek II                        N/A           N/A           N/A         152   $       438   $       509
  64              New Hope/Park Place Mobile Home Park    N/A           N/A           N/A         N/A           N/A           N/A
  66              Parkleigh North Apartments              N/A           N/A           N/A         N/A           N/A           N/A
  67              Columbus 69th LLC                        11   $       955   $     1,375          36   $     1,097   $     1,850
  74              Seminole Owners Corp.                    93   $       945   $     1,000         161   $     1,366   $     1,500
  75              178 East 80th Street Owners, Inc.       N/A           N/A           N/A         101   $     2,856   $     2,975
  79              Timberland Apartments                   N/A           N/A           N/A          55   $       484   $       575
  85              Briarcliffe Apartments                  N/A           N/A           N/A          66   $       470   $       545
  86              Northside Villas                        N/A           N/A           N/A          68   $       483   $       510
  88              350 Bleecker Street Apartment Corp.      43   $     1,358   $     1,813          47   $     1,813   $     2,175
  89              Mark Terrace Owners' Corp.              N/A           N/A           N/A          65   $       786   $       852
  90              Oakwood Garden Apartments               N/A           N/A           N/A         104   $       403   $       450
  93              Alhambra Apartments                     N/A           N/A           N/A          44   $       495   $       495
  94              North Huntington Hills Apartments       N/A           N/A           N/A         136   $       364   $       405
  96              Fairway Crossing Apartments             N/A           N/A           N/A          16   $       531   $       545
  97       A      Vinton Park Apartments                  N/A           N/A           N/A         N/A           N/A           N/A
  98       A      Maquoketa Park Apartments               N/A           N/A           N/A         N/A           N/A           N/A
  99       A      Strawberry Hill Apartments              N/A           N/A           N/A         N/A           N/A           N/A
 101              21 N. Chatsworth Owners Corp.           N/A           N/A           N/A          16   $     1,363   $     1,400
 102              210 East 15th St. Tenants Corp.         143   $     1,894   $     2,375          31   $     2,441   $     2,550
 106              Castle Glen Townhomes                   N/A           N/A           N/A         N/A           N/A           N/A
 108              Windsor Place Apartments                N/A           N/A           N/A          96   $       462   $       519
 109              Franklin Square Townhomes               N/A           N/A           N/A         N/A           N/A           N/A
 110              1150 Park Avenue Tenants Incorporated     1   $     2,975   $     2,975          52   $     4,870   $     8,100
 111              215 W. 75th St. Owners Corp.             29   $     1,661   $     1,875          71   $     2,103   $     2,625
 112              Heritage Oaks Apartments                 27   $       467   $       485          75   $       580   $       665
 113              Grand Duke Apartments                   N/A           N/A           N/A         118   $       415   $       520
 114              17 East 89th Street Tenants, Inc.         1   $     1,000   $     1,000           1   $     3,300   $     3,300
 117              West Wind Apartments                    N/A           N/A           N/A          96   $       434   $       455
 119              La Joya Apartments                       24   $       451   $       465          46   $       496   $       500
 120              12th Street Apartment Corp.              49   $     1,825   $     2,850          15   $     2,693   $     4,000
 121              Longacre Gardens Corp.                  N/A           N/A           N/A          34   $       907   $     1,100
 125              755 West End Housing Corp.              N/A           N/A           N/A           1   $     2,400   $     2,400
 126              250 North Village Owners, Inc.          N/A           N/A           N/A          64   $     1,048   $     1,120
 127              Springdale Apartments                   N/A           N/A           N/A          20   $       505   $       505
 129              Georgian House Owners Corp.              12   $       896   $       950          69   $     1,059   $     1,200
 132              Park Seventy-Ninth Corp.                N/A           N/A           N/A           6   $     4,800   $     4,800
 135              Towne and Country Estates Apartments      1   $       450   $       450          56   $       555   $       605
 136              233 West 99th Street, Inc.               20   $     1,376   $     2,000          45   $     2,032   $     2,800
 138              Country Breeze Mobile Home Park         N/A           N/A           N/A         N/A           N/A           N/A
 139              221 East 78th Tenants Corp.             N/A           N/A           N/A          34   $     2,684   $     2,975
 141              Westcreek Court Townhomes               N/A           N/A           N/A         N/A           N/A           N/A
 142              Chelsea Warren Corp.                     55   $     2,105   $     2,250          61   $     2,686   $     3,200
 143              Larchmont Hills Owners Corp.             11   $       856   $       900          28   $     1,552   $     2,000
 144              Hawthorne Gardens Owners Corp.           11   $       849   $       875          47   $     1,025   $     1,200

                                                       SUBJECT    SUBJECT       SUBJECT       SUBJECT     SUBJECT       SUBJECT
                                                        2 BR       2 BR          2 BR          3 BR        3 BR          3 BR
  #     CROSSED   PROPERTY NAME                         UNITS    AVG. RENT     MAX. RENT       UNITS     AVG. RENT     MAX. RENT
 ---    -------   -------------                        -------  -----------   -----------    ---------  -----------   -----------
  7A              Broadmead Apartments                     84   $       732   $       820         N/A           N/A           N/A
  7B              Trail Wood Village                       92   $       794   $       910          29   $       969   $     1,060
  7C              Pineforest Park Apartments               42   $       601   $       660          14   $       746   $       765
  7D              Somerset Place Apartments                47   $       628   $       720           1   $       875   $       875
  7E              Carrington Court Apartments             101   $       762   $       975           7   $     1,064   $     1,200
  7F              Beacon Hill Apartments                   37   $       685   $       800         N/A           N/A           N/A
  7G              Avalon Bay Apartments                   108   $       524   $     1,075         N/A           N/A           N/A
  7H              Coventry Park Apartments                 66   $       662   $       700         N/A           N/A           N/A
  7I              Pineforest Place Apartments              48   $       579   $       595          24   $       692   $       785
  12              Chase Village Apartments                344   $       771   $     1,299          76   $     1,022   $     1,145
  16              The Mills Apartments                    288   $       702   $       875         N/A           N/A           N/A
  19              Country Glen Apartments                 228   $     1,016   $     1,650          36   $     1,339   $     1,395
  22              Silverado Apartments                    124   $       949   $       995          38   $     1,204   $     1,225
  23              Stonebridge Waterfront Apartments       146   $     1,182   $     2,200         N/A           N/A           N/A
  24              Chester Park Association                 70   $     1,443   $     1,650          16   $     1,650   $     1,650
  28              The Seasons Apartments                   80   $       910   $       940         N/A           N/A           N/A
  32              Elmhurst Place Apartments                52   $     1,578   $     2,350         N/A           N/A           N/A
  33              Newport East Inc.                        96   $     4,237   $     5,000          31   $     5,137   $     6,000
  37              Emerald Ridge Apartments                190   $       483   $       654           1   $       429   $       429
  39              Rock Shadows                            N/A           N/A           N/A         N/A           N/A           N/A
  40              Marcy Park Apartments                    22   $     1,422   $     1,500          20   $     1,795   $     1,900
  44              Scarborough Manor Owner's Corp.          91   $     2,000   $     2,000          35   $     2,400   $     2,400
  46              Bryant Gardens Corp.                    117   $     1,166   $     1,350           8   $     1,522   $     1,950
  48              Creekside at Taylor Square II            88   $       861   $       914           8   $       999   $       999
  51              110-118 Riverside Tenants Corp.         117   $     5,967   $     9,000          44   $     8,670   $    10,000
  55              205 Third Avenue Owners, Inc.            43   $     3,427   $     3,825           6   $     4,491   $     5,500
  56              130 E. 18 Owners Corp.                   28   $     3,597   $     3,825          11   $     6,083   $     7,600
  59              Beach Club Apartments                   156   $       586   $       620         N/A           N/A           N/A
  60              Whisper Creek II                         96   $       585   $       680         N/A           N/A           N/A
  64              New Hope/Park Place Mobile Home Park    N/A           N/A           N/A         N/A           N/A           N/A
  66              Parkleigh North Apartments              257   $       437   $       489         N/A           N/A           N/A
  67              Columbus 69th LLC                         3   $     2,842   $     3,075         N/A           N/A           N/A
  74              Seminole Owners Corp.                    98   $     1,547   $     1,800         N/A           N/A           N/A
  75              178 East 80th Street Owners, Inc.        22   $     4,553   $     5,700           9   $     7,700   $     7,700
  79              Timberland Apartments                    91   $       535   $       610          30   $       631   $       660
  85              Briarcliffe Apartments                   80   $       531   $       619         N/A           N/A           N/A
  86              Northside Villas                         88   $       576   $       615           4   $       745   $       745
  88              350 Bleecker Street Apartment Corp.      26   $     2,646   $     3,875           2   $     4,650   $     4,650
  89              Mark Terrace Owners' Corp.               80   $       907   $     1,000          63   $     1,093   $     1,200
  90              Oakwood Garden Apartments                44   $       550   $     1,500         N/A           N/A           N/A
  93              Alhambra Apartments                      70   $       595   $       595          36   $       650   $       655
  94              North Huntington Hills Apartments        64   $       492   $       566          12   $       621   $       650
  96              Fairway Crossing Apartments              97   $       594   $       610          16   $       689   $       765
  97       A      Vinton Park Apartments                   64   $       471   $       483           8   $       592   $       606
  98       A      Maquoketa Park Apartments                44   $       450   $       456          12   $       581   $       588
  99       A      Strawberry Hill Apartments               36   $       473   $       473           4   $       599   $       599
 101              21 N. Chatsworth Owners Corp.            57   $     1,730   $     2,000           6   $     2,600   $     2,600
 102              210 East 15th St. Tenants Corp.          13   $     3,523   $     3,800           1   $     4,750   $     4,750
 106              Castle Glen Townhomes                    69   $       796   $     1,019           8   $       892   $       949
 108              Windsor Place Apartments                 24   $       627   $       649         N/A           N/A           N/A
 109              Franklin Square Townhomes                80   $       771   $       825         N/A           N/A           N/A
 110              1150 Park Avenue Tenants Incorporated    40   $     7,384   $     9,900         N/A           N/A           N/A
 111              215 W. 75th St. Owners Corp.             10   $     4,064   $    10,000         N/A           N/A           N/A
 112              Heritage Oaks Apartments                  1   $       685   $       685         N/A           N/A           N/A
 113              Grand Duke Apartments                   N/A           N/A           N/A           2   $       695   $       695
 114              17 East 89th Street Tenants, Inc.        24   $     6,750   $     7,500          31   $    10,473   $    12,150
 117              West Wind Apartments                     44   $       588   $       650         N/A           N/A           N/A
 119              La Joya Apartments                      112   $       574   $       620           2   $       675   $       700
 120              12th Street Apartment Corp.               9   $     3,493   $     4,500           1   $     5,400   $     5,400
 121              Longacre Gardens Corp.                   42   $     1,278   $     1,350          11   $     1,507   $     1,650
 125              755 West End Housing Corp.               31   $     6,557   $     7,800          14   $     7,893   $     9,000
 126              250 North Village Owners, Inc.            7   $     1,356   $     1,600         N/A           N/A           N/A
 127              Springdale Apartments                    56   $       625   $       650          24   $       706   $       730
 129              Georgian House Owners Corp.              36   $     1,428   $     2,000           2   $     3,000   $     3,000
 132              Park Seventy-Ninth Corp.                N/A           N/A           N/A           1   $    20,000   $    20,000
 135              Towne and Country Estates Apartments     17   $       649   $       695         N/A           N/A           N/A
 136              233 West 99th Street, Inc.               17   $     2,576   $     4,950           3   $     6,967   $     7,600
 138              Country Breeze Mobile Home Park         N/A           N/A           N/A         N/A           N/A           N/A
 139              221 East 78th Tenants Corp.              19   $     3,690   $     4,050         N/A           N/A           N/A
 141              Westcreek Court Townhomes                50   $       822   $       860         N/A           N/A           N/A
 142              Chelsea Warren Corp.                      5   $     4,250   $     4,250         N/A           N/A           N/A
 143              Larchmont Hills Owners Corp.             25   $     2,208   $     3,000           5   $     3,600   $     3,900
 144              Hawthorne Gardens Owners Corp.           19   $     1,485   $     1,485         N/A           N/A           N/A

                                                       SUBJECT    SUBJECT       SUBJECT       SUBJECT     SUBJECT      SUBJECT
                                                        4 BR       4 BR          4 BR          5 BR        5 BR          5 BR
  #     CROSSED   PROPERTY NAME                         UNITS    AVG. RENT     MAX. RENT       UNITS     AVG. RENT     MAX. RENT
 ---    -------   -------------                        -------  -----------   -----------    ---------  -----------   -----------
  7A              Broadmead Apartments                    N/A           N/A       N/A         N/A          N/A            N/A
  7B              Trail Wood Village                      N/A           N/A       N/A         N/A          N/A            N/A
  7C              Pineforest Park Apartments                8   $       803      $815         N/A          N/A            N/A
  7D              Somerset Place Apartments               N/A           N/A       N/A         N/A          N/A            N/A
  7E              Carrington Court Apartments             N/A           N/A       N/A         N/A          N/A            N/A
  7F              Beacon Hill Apartments                  N/A           N/A       N/A         N/A          N/A            N/A
  7G              Avalon Bay Apartments                   N/A           N/A       N/A         N/A          N/A            N/A
  7H              Coventry Park Apartments                N/A           N/A       N/A         N/A          N/A            N/A
  7I              Pineforest Place Apartments             N/A           N/A       N/A         N/A          N/A            N/A
  12              Chase Village Apartments                N/A           N/A       N/A         N/A          N/A            N/A
  16              The Mills Apartments                    N/A           N/A       N/A         N/A          N/A            N/A
  19              Country Glen Apartments                 N/A           N/A       N/A         N/A          N/A            N/A
  22              Silverado Apartments                    N/A           N/A       N/A         N/A          N/A            N/A
  23              Stonebridge Waterfront Apartments       N/A           N/A       N/A         N/A          N/A            N/A
  24              Chester Park Association                N/A           N/A       N/A         N/A          N/A            N/A
  28              The Seasons Apartments                  N/A           N/A       N/A         N/A          N/A            N/A
  32              Elmhurst Place Apartments               N/A           N/A       N/A         N/A          N/A            N/A
  33              Newport East Inc.                         1   $    10,400   $10,400           1      $15,600        $15,600
  37              Emerald Ridge Apartments                N/A           N/A       N/A         N/A          N/A            N/A
  39              Rock Shadows                            N/A           N/A       N/A         N/A          N/A            N/A
  40              Marcy Park Apartments                     6   $     2,175   $ 2,250         N/A          N/A            N/A
  44              Scarborough Manor Owner's Corp.           1   $     3,200   $ 3,200         N/A          N/A            N/A
  46              Bryant Gardens Corp.                    N/A           N/A       N/A         N/A          N/A            N/A
  48              Creekside at Taylor Square II           N/A           N/A       N/A         N/A          N/A            N/A
  51              110-118 Riverside Tenants Corp.           1   $    11,250   $11,250         N/A          N/A            N/A
  55              205 Third Avenue Owners, Inc.           N/A           N/A       N/A         N/A          N/A            N/A
  56              130 E. 18 Owners Corp.                    1   $    10,450   $10,450         N/A          N/A            N/A
  59              Beach Club Apartments                   N/A           N/A       N/A         N/A          N/A            N/A
  60              Whisper Creek II                        N/A           N/A       N/A         N/A          N/A            N/A
  64              New Hope/Park Place Mobile Home Park    N/A           N/A       N/A         N/A          N/A            N/A
  66              Parkleigh North Apartments              N/A           N/A       N/A         N/A          N/A            N/A
  67              Columbus 69th LLC                       N/A           N/A       N/A         N/A          N/A            N/A
  74              Seminole Owners Corp.                   N/A           N/A       N/A         N/A          N/A            N/A
  75              178 East 80th Street Owners, Inc.       N/A           N/A       N/A         N/A          N/A            N/A
  79              Timberland Apartments                   N/A           N/A       N/A         N/A          N/A            N/A
  85              Briarcliffe Apartments                  N/A           N/A       N/A         N/A          N/A            N/A
  86              Northside Villas                        N/A           N/A       N/A         N/A          N/A            N/A
  88              350 Bleecker Street Apartment Corp.       3   $     5,775   $ 5,775         N/A          N/A            N/A
  89              Mark Terrace Owners' Corp.              N/A           N/A       N/A         N/A          N/A            N/A
  90              Oakwood Garden Apartments               N/A           N/A       N/A         N/A          N/A            N/A
  93              Alhambra Apartments                     N/A           N/A       N/A         N/A          N/A            N/A
  94              North Huntington Hills Apartments       N/A           N/A       N/A         N/A          N/A            N/A
  96              Fairway Crossing Apartments             N/A           N/A       N/A         N/A          N/A            N/A
  97       A      Vinton Park Apartments                  N/A           N/A       N/A         N/A          N/A            N/A
  98       A      Maquoketa Park Apartments               N/A           N/A       N/A         N/A          N/A            N/A
  99       A      Strawberry Hill Apartments              N/A           N/A       N/A         N/A          N/A            N/A
 101              21 N. Chatsworth Owners Corp.             6   $     3,200   $ 3,200         N/A          N/A            N/A
 102              210 East 15th St. Tenants Corp.         N/A           N/A       N/A         N/A          N/A            N/A
 106              Castle Glen Townhomes                   N/A           N/A       N/A         N/A          N/A            N/A
 108              Windsor Place Apartments                N/A           N/A       N/A         N/A          N/A            N/A
 109              Franklin Square Townhomes               N/A           N/A       N/A         N/A          N/A            N/A
 110              1150 Park Avenue Tenants Incorporated   N/A           N/A       N/A         N/A          N/A            N/A
 111              215 W. 75th St. Owners Corp.            N/A           N/A       N/A         N/A          N/A            N/A
 112              Heritage Oaks Apartments                N/A           N/A       N/A         N/A          N/A            N/A
 113              Grand Duke Apartments                   N/A           N/A       N/A         N/A          N/A            N/A
 114              17 East 89th Street Tenants, Inc.         1   $    14,500   $14,500           1      $17,875        $17,875
 117              West Wind Apartments                    N/A           N/A       N/A         N/A          N/A            N/A
 119              La Joya Apartments                        1   $       850      $850         N/A          N/A            N/A
 120              12th Street Apartment Corp.             N/A           N/A       N/A         N/A          N/A            N/A
 121              Longacre Gardens Corp.                  N/A           N/A       N/A         N/A          N/A            N/A
 125              755 West End Housing Corp.              N/A           N/A       N/A         N/A          N/A            N/A
 126              250 North Village Owners, Inc.          N/A           N/A       N/A         N/A          N/A            N/A
 127              Springdale Apartments                   N/A           N/A       N/A         N/A          N/A            N/A
 129              Georgian House Owners Corp.             N/A           N/A       N/A         N/A          N/A            N/A
 132              Park Seventy-Ninth Corp.                  1   $    30,000   $30,000          16      $22,844        $23,500
 135              Towne and Country Estates Apartments    N/A           N/A       N/A         N/A          N/A            N/A
 136              233 West 99th Street, Inc.              N/A           N/A       N/A         N/A          N/A            N/A
 138              Country Breeze Mobile Home Park         N/A           N/A       N/A         N/A          N/A            N/A
 139              221 East 78th Tenants Corp.             N/A           N/A       N/A         N/A          N/A            N/A
 141              Westcreek Court Townhomes               N/A           N/A       N/A         N/A          N/A            N/A
 142              Chelsea Warren Corp.                    N/A           N/A       N/A         N/A          N/A            N/A
 143              Larchmont Hills Owners Corp.            N/A           N/A       N/A         N/A          N/A            N/A
 144              Hawthorne Gardens Owners Corp.          N/A           N/A       N/A         N/A          N/A            N/A

                            MULTIFAMILY SCHEDULE (1)

                                                                                                    UTILITIES
                                                                                                      TENANT                #
  #     CROSSED   PROPERTY NAME                                        PROPERTY SUB-TYPE               PAYS             ELEVATORS
 ---    -------   -------------                                        -----------------            ---------           ---------
                  Townsend Mews Owners Corp. f/k/a 329-337
 145              West 85th Street Corp                                   Cooperative              Electric/Gas             0
 146              Stardust Apartments                                    Conventional         Electric/Gas/Water/Sewer      0
 147       B      Woodlawn Manor Apartments                              Conventional                Electric               0
 148       B      Wynwood Apartments                                     Conventional                Electric               0
 149              ParkRidge at McPherson                                 Conventional          Electric/Water/Sewer         0
 151              Shore View Corporation                                  Cooperative                Electric               2
 152              St. John Court Owners Corp.                             Cooperative              Electric/Gas             1
 153              Westminster Hall Apartments Corp.                       Cooperative              Electric/Gas             2
 157              Caribbean House, Inc.                                   Cooperative                Electric               1
 158              Pine Forest Mobile Home Park                       Manufactured Housing              N/A                 N/A
 159              78 Eighth Avenue Tenants Corp.                          Cooperative              Electric/Gas             1
 160              Senate Manor Apartments I & II                         Conventional              Electric/Gas             0
 161              Camelot Apartments                                     Conventional                Electric               0
 164              Woodscape Apartments                                   Conventional                Electric               0
 165              235 West 108th Street Owners Corp.                      Cooperative              Electric/Gas             1
 166              3515 Owners Corp.                                       Cooperative              Electric/Gas             2
 167              Casita Verde                                       Manufactured Housing              N/A                 N/A
 168              45 W. 10 Tenants' Corp.                                 Cooperative                Electric               2
 169              McLean Towers Inc.                                      Cooperative              Electric/Gas             2
 170              Pratton Arms Apartments                                Conventional                Electric               0
 172              505 West University Parkway                            Conventional                Electric               0
 174              One Franklin Owners Corp.                               Cooperative              Electric/Gas             1
 175              255 Fieldston Buyers Corp.                              Cooperative              Electric/Gas             2
 176              64 Merrimack Street Apartments                         Conventional                  None                 1
 177              Greenwich House Holding Corp.                           Cooperative              Electric/Gas             1
 178              Spice Lofthouse Corp.                                   Cooperative                Electric               1
 179              Belgrave Owners, Inc.                                   Cooperative              Electric/Gas             1
 180              Charlestown Place Apartments                           Conventional              Electric/Gas             1
 182              Boardwalk Apartments                                   Conventional         Electric/Gas/Water/Sewer      0
 183              305 East 83rd St. Realty Corp.                          Cooperative              Electric/Gas             1
 184              ParkRidge of Monticello                                Conventional          Electric/Water/Sewer         0
 185              The Veranda at Twin Creek Apartments                   Conventional                Electric               0
 186              Hickory Heights Apartments                             Conventional              Electric/Gas             0
 187              Jefferson Apartments                                   Conventional                  N/A                  0
 189              3-5 Franklin Owners Corp.                               Cooperative                Electric               2
 190              Windsor Terrace at Jamaica Estates Owners, Inc.         Cooperative              Electric/Gas             1
 191              Burgess Manor Apartments                               Conventional                Electric               0
 193              Sunset Plaza Apartments                                Conventional                Electric               0
 195              328 W. 17th St. Owners, Inc.                            Cooperative              Electric/Gas             0
 196              3516 West Place, Northwest                             Conventional              Electric/Gas             0
 197              88 Associates, Inc.                                     Cooperative              Electric/Gas             3
198A              Park Plaza Apartments                                  Conventional                Electric               0
198B              Admiral Apartments                                     Conventional              Electric/Gas             0
 199              161 Henry Street Corporation                            Cooperative              Electric/Gas             2
 200              Paris Creek Duplexes                                   Conventional                Electric               0
 201              Sherwood Forest Apartments                             Conventional          Electric/Water/Sewer         0
 202              Broadway Apartments                                    Conventional          Electric/Water/Sewer         0
 203              Edgebrook Cooperative, Inc.                             Cooperative                  None                 0
 204              27 West 67 Studio Corp.                                 Cooperative              Electric/Gas             2
 205              Village Apartments - Laredo                            Conventional              Electric/Gas             0
 207              620 Tenants Corp.                                       Cooperative              Electric/Gas             2
 208              328 West 96th Street Owners Corp.                       Cooperative              Electric/Gas             0
 210              Cedar Pond Owners Inc.                                  Cooperative              Electric/Gas             0
 211              723 East 5th Street                                    Conventional                Electric               0
 212              Bridge Bay Apartments                                  Conventional                Electric               0
 213              Country Squire Gardens Mobile Home Park            Manufactured Housing              N/A                 N/A
 214              220 Berkeley Place Housing Corporation                  Cooperative              Electric/Gas             1
 215              Azalea Trailer Court                               Manufactured Housing              N/A                 N/A
 217              10 Bleecker Street Owners Corporation                   Cooperative              Electric/Gas             1
 218              Bleecker 373 Owners Corp.                               Cooperative              Electric/Gas             0
 219              Park View Apartments - NH                              Conventional                Electric               1
 220              2 Marine Avenue Owners Corporation                      Cooperative              Electric/Gas             1
 221              Desert Park Apartments                                 Conventional                  None                 0
 222              Fifteenth Street Loft Corporation                       Cooperative                  None                 1
 223              2965 Decatur Owners Inc.                                Cooperative              Electric/Gas             1
 224              71 East 77th Inc.                                       Cooperative              Electric/Gas             2
 225              234 West 16th Street Owners Corp.                       Cooperative              Electric/Gas             0
 226              Cambridge Gardens Apartments                           Conventional                Electric               0
 227              Shadymist Apartments                                   Conventional                Electric               0
 228              Westbourne Apartments, Inc.                             Cooperative              Electric/Gas             1
 229              130 Centre Avenue Apartments, Inc.                      Cooperative              Electric/Gas             1

                                                       SUBJECT    SUBJECT       SUBJECT      SUBJECT      SUBJECT       SUBJECT
                                                       STUDIO     STUDIO        STUDIO        1 BR         1 BR          1 BR
  #     CROSSED   PROPERTY NAME                         UNITS    AVG. RENT     MAX. RENT      UNITS      AVG. RENT     MAX. RENT
 ---    -------   -------------                        -------  -----------   -----------    ---------  -----------   -----------
                  Townsend Mews Owners Corp.
                  f/k/a 329-337
 145              West 85th Street Corp                     2   $       830   $     1,088          28   $     1,384   $     1,875
 146              Stardust Apartments                       7   $       626   $       685          17   $       835   $       875
 147       B      Woodlawn Manor Apartments                 3   $       292   $       295          33   $       377   $       395
 148       B      Wynwood Apartments                      N/A           N/A           N/A          20   $       315   $       330
 149              ParkRidge at McPherson                  N/A           N/A           N/A          20   $       400   $       466
 151              Shore View Corporation                  N/A           N/A           N/A          79   $     1,296   $     2,600
 152              St. John Court Owners Corp.             N/A           N/A           N/A           6   $     1,487   $     1,950
 153              Westminster Hall Apartments Corp.        14   $     1,193   $     1,290          53   $     1,342   $     1,650
 157              Caribbean House, Inc.                    10   $       900   $       900          39   $     1,617   $     1,663
 158              Pine Forest Mobile Home Park            N/A           N/A           N/A         N/A           N/A           N/A
 159              78 Eighth Avenue Tenants Corp.           27   $     1,236   $     1,425          25   $     1,528   $     1,855
 160              Senate Manor Apartments I & II            6   $       420   $       420          71   $       544   $       544
 161              Camelot Apartments                        3   $       260   $       260          44   $       361   $       420
 164              Woodscape Apartments                     32   $       363   $       390          56   $       424   $       460
 165              235 West 108th Street Owners Corp.      N/A           N/A           N/A          11   $     2,700   $     2,700
 166              3515 Owners Corp.                       N/A           N/A           N/A          14   $     1,101   $     1,300
 167              Casita Verde                            N/A           N/A           N/A         N/A           N/A           N/A
 168              45 W. 10 Tenants' Corp.                  32   $     1,740   $     2,125          47   $     2,885   $     2,975
 169              McLean Towers Inc.                       23   $       545   $       548          34   $     1,163   $     1,225
 170              Pratton Arms Apartments                   1   $       650   $       650          35   $       848   $       875
 172              505 West University Parkway               2   $       513   $       515          18   $       653   $       690
 174              One Franklin Owners Corp.                 3   $       609   $       750          40   $     1,101   $     1,200
 175              255 Fieldston Buyers Corp.              N/A           N/A           N/A          43   $       981   $     1,085
 176              64 Merrimack Street Apartments           30   $       618   $       732          13   $       705   $       739
 177              Greenwich House Holding Corp.           N/A           N/A           N/A          15   $     7,842   $     8,513
 178              Spice Lofthouse Corp.                   N/A           N/A           N/A         N/A           N/A           N/A
 179              Belgrave Owners, Inc.                     3   $     1,018   $     1,175          15   $     1,601   $     1,645
 180              Charlestown Place Apartments            N/A           N/A           N/A          12   $     1,016   $     1,050
 182              Boardwalk Apartments                    N/A           N/A           N/A          51   $       377   $       400
 183              305 East 83rd St. Realty Corp.           18   $     1,177   $     1,300          19   $     1,615   $     2,025
 184              ParkRidge of Monticello                 N/A           N/A           N/A           8   $       204   $       299
 185              The Veranda at Twin Creek Apartments    N/A           N/A           N/A          36   $       392   $       412
 186              Hickory Heights Apartments              N/A           N/A           N/A           1   $       540   $       540
 187              Jefferson Apartments                      1   $       250   $       250          46   $       553   $       585
 189              3-5 Franklin Owners Corp.                 1   $       800   $       800          47   $       892   $     1,120
 190              Windsor Terrace at Jamaica Estates
                  Owners, Inc.                             14   $       651   $       750          28   $       911   $     1,000
 191              Burgess Manor Apartments                N/A           N/A           N/A          60   $       438   $       500
 193              Sunset Plaza Apartments                 N/A           N/A           N/A         N/A           N/A           N/A
 195              328 W. 17th St. Owners, Inc.            N/A           N/A           N/A          63   $     1,362   $     1,750
 196              3516 West Place, Northwest              N/A           N/A           N/A           9   $     1,166   $     1,400
 197              88 Associates, Inc.                     N/A           N/A           N/A         N/A           N/A           N/A
198A              Park Plaza Apartments                   N/A           N/A           N/A          19   $       758   $       850
198B              Admiral Apartments                       10   $       441   $       450          11   $       597   $       720
 199              161 Henry Street Corporation            N/A           N/A           N/A           1   $     2,100   $     2,100
 200              Paris Creek Duplexes                    N/A           N/A           N/A         N/A           N/A           N/A
 201              Sherwood Forest Apartments              N/A           N/A           N/A         N/A           N/A           N/A
 202              Broadway Apartments                     N/A           N/A           N/A          40   $       378   $       400
 203              Edgebrook Cooperative, Inc.             N/A           N/A           N/A         N/A           N/A           N/A
 204              27 West 67 Studio Corp.                   8   $     1,800   $     1,800           9   $     2,573   $     2,850
 205              Village Apartments - Laredo             N/A           N/A           N/A           4   $       413   $       450
 207              620 Tenants Corp.                       N/A           N/A           N/A          24   $     1,065   $     1,085
 208              328 West 96th Street Owners Corp.         5   $     1,228   $     1,395           3   $       964   $     1,900
 210              Cedar Pond Owners Inc.                  N/A           N/A           N/A           8   $     1,000   $     1,000
 211              723 East 5th Street                     N/A           N/A           N/A           9   $       749   $       886
 212              Bridge Bay Apartments                     3   $       636   $       669          12   $       740   $       799
 213              Country Squire Gardens Mobile
                  Home Park                               N/A           N/A           N/A         N/A           N/A           N/A
 214              220 Berkeley Place Housing
                  Corporation                              22   $     1,031   $     1,150          34   $     1,522   $     1,650
 215              Azalea Trailer Court                    N/A           N/A           N/A         N/A           N/A           N/A
 217              10 Bleecker Street Owners
                  Corporation                             N/A           N/A           N/A          10   $     3,505   $     3,762
 218              Bleecker 373 Owners Corp.                 1   $     1,660   $     1,660          11   $     2,279   $     2,324
 219              Park View Apartments - NH                 6   $       400   $       599          18   $       549   $       729
 220              2 Marine Avenue Owners Corporation        1   $       800   $       800          29   $       889   $     1,050
 221              Desert Park Apartments                  N/A           N/A           N/A           3   $       410   $       410
 222              Fifteenth Street Loft Corporation       N/A           N/A           N/A           2   $     3,750   $     3,750
 223              2965 Decatur Owners Inc.                  1   $       540   $       540          18   $       703   $       880
 224              71 East 77th Inc.                       N/A           N/A           N/A           7   $     2,685   $     2,750
 225              234 West 16th Street Owners Corp.       N/A           N/A           N/A          20   $     1,660   $     1,950
 226              Cambridge Gardens Apartments            N/A           N/A           N/A          25   $       540   $       560
 227              Shadymist Apartments                    N/A           N/A           N/A         N/A           N/A           N/A
 228              Westbourne Apartments, Inc.             N/A           N/A           N/A           4   $     1,594   $     1,875
 229              130 Centre Avenue Apartments, Inc.        6   $       646   $       700          19   $       832   $     1,225

                                                       SUBJECT    SUBJECT       SUBJECT       SUBJECT     SUBJECT       SUBJECT
                                                        2 BR       2 BR          2 BR          3 BR        3 BR          3 BR
  #     CROSSED   PROPERTY NAME                         UNITS    AVG. RENT     MAX. RENT       UNITS     AVG. RENT     MAX. RENT
 ---    -------   -------------                        -------  -----------   -----------    ---------  -----------   -----------
                  Townsend Mews Owners Corp.
                  f/k/a 329-337
 145              West 85th Street Owners Corp              3   $     3,467   $     4,000           1   $     6,375   $     6,375
 146              Stardust Apartments                      12   $     1,185   $     1,285         N/A           N/A           N/A
 147       B      Woodlawn Manor Apartments                34   $       455   $       475          18   $       545   $       575
 148       B      Wynwood Apartments                       34   $       345   $       350         N/A           N/A           N/A
 149              ParkRidge at McPherson                   40   $       474   $       560          12   $       548   $       605
 151              Shore View Corporation                   19   $     1,733   $     1,875         N/A           N/A           N/A
 152              St. John Court Owners Corp.              27   $     2,952   $     3,575           5   $     3,779   $     4,550
 153              Westminster Hall Apartments Corp.        20   $     1,698   $     1,800           7   $     2,399   $     3,000
 157              Caribbean House, Inc.                    11   $     2,230   $     2,250           1   $     4,000   $     4,000
 158              Pine Forest Mobile Home Park            N/A           N/A           N/A         N/A           N/A           N/A
 159              78 Eighth Avenue Tenants Corp.            6   $     1,969   $     2,250         N/A           N/A           N/A
 160              Senate Manor Apartments I & II          N/A           N/A           N/A         N/A           N/A           N/A
 161              Camelot Apartments                       60   $       461   $       555          17   $       538   $       590
 164              Woodscape Apartments                     24   $       571   $       575           4   $       780   $       780
 165              235 West 108th Street Owners Corp.       20   $     3,060   $     3,375           2   $     4,450   $     5,000
 166              3515 Owners Corp.                        41   $     1,217   $     1,575          22   $     1,705   $     2,275
 167              Casita Verde                            N/A           N/A           N/A         N/A           N/A           N/A
 168              45 W. 10 Tenants' Corp.                  11   $     3,993   $     5,000         N/A           N/A           N/A
 169              McLean Towers Inc.                       23   $     1,380   $     1,395         N/A           N/A           N/A
 170              Pratton Arms Apartments                 N/A           N/A           N/A         N/A           N/A           N/A
 172              505 West University Parkway              25   $       796   $       860         N/A           N/A           N/A
 174              One Franklin Owners Corp.                 7   $     1,490   $     2,100         N/A           N/A           N/A
 175              255 Fieldston Buyers Corp.               19   $     1,235   $     1,440          11   $     1,475   $     1,705
 176              64 Merrimack Street Apartments          N/A           N/A           N/A         N/A           N/A           N/A
 177              Greenwich House Holding Corp.             9   $     8,382   $    10,640         N/A           N/A           N/A
 178              Spice Lofthouse Corp.                    15   $     5,022   $     6,000         N/A           N/A           N/A
 179              Belgrave Owners, Inc.                    17   $     2,143   $     2,585           1   $     2,820   $     2,820
 180              Charlestown Place Apartments              8   $     1,314   $     1,359         N/A           N/A           N/A
 182              Boardwalk Apartments                     48   $       448   $       480         N/A           N/A           N/A
 183              305 East 83rd St. Realty Corp.            1   $     3,500   $     3,500         N/A           N/A           N/A
 184              ParkRidge of Monticello                  24   $       399   $       499          32   $       447   $       599
 185              The Veranda at Twin Creek Apartments     52   $       447   $       489         N/A           N/A           N/A
 186              Hickory Heights Apartments               41   $       588   $       635         N/A           N/A           N/A
 187              Jefferson Apartments                      1   $       605   $       605           1   $       730   $       730
 189              3-5 Franklin Owners Corp.                17   $     1,374   $     1,600         N/A           N/A           N/A
 190              Windsor Terrace at Jamaica Estates
                  Owners, Inc.                              6   $     1,500   $     1,500           1   $     1,800   $     1,800
 191              Burgess Manor Apartments                 12   $       551   $       575         N/A           N/A           N/A
 193              Sunset Plaza Apartments                  40   $       457   $       457          68   $       507   $       507
 195              328 W. 17th St. Owners, Inc.            N/A           N/A           N/A         N/A           N/A           N/A
 196              3516 West Place, Northwest                2   $     1,263   $     1,550         N/A           N/A           N/A
 197              88 Associates, Inc.                     N/A           N/A           N/A          13   $    12,331   $    17,500
198A              Park Plaza Apartments                   N/A           N/A           N/A         N/A           N/A           N/A
198B              Admiral Apartments                        1   $       685   $       685         N/A           N/A           N/A
 199              161 Henry Street Corporation             17   $     2,985   $     3,150           9   $     5,678   $     6,300
 200              Paris Creek Duplexes                     32   $       578   $       620         N/A           N/A           N/A
 201              Sherwood Forest Apartments               42   $       462   $       675         N/A           N/A           N/A
 202              Broadway Apartments                      24   $       429   $       440         N/A           N/A           N/A
 203              Edgebrook Cooperative, Inc.             105   $     1,350   $     1,350          54   $     1,650   $     1,650
 204              27 West 67 Studio Corp.                   2   $     6,100   $     7,200          13   $    11,200   $    11,200
 205              Village Apartments - Laredo              32   $       540   $       650           7   $       657   $       750
 207              620 Tenants Corp.                        36   $     1,440   $     1,440          12   $     1,760   $     1,760
 208              328 West 96th Street Owners Corp.        13   $     2,172   $     4,250         N/A           N/A           N/A
 210              Cedar Pond Owners Inc.                   32   $     1,400   $     1,400         N/A           N/A           N/A
 211              723 East 5th Street                      11   $       750   $       945           4   $       795   $       923
 212              Bridge Bay Apartments                     7   $       852   $       974         N/A           N/A           N/A
 213              Country Squire Gardens Mobile
                  Home Park                               N/A           N/A           N/A         N/A           N/A           N/A
 214              220 Berkeley Place Housing
                  Corporation                               2   $     2,188   $     2,375         N/A           N/A           N/A
 215              Azalea Trailer Court                    N/A           N/A           N/A         N/A           N/A           N/A
 217              10 Bleecker Street Owners
                  Corporation                              11   $     4,671   $     6,120         N/A           N/A           N/A
 218              Bleecker 373 Owners Corp.                 4   $     3,275   $     3,652         N/A           N/A           N/A
 219              Park View Apartments - NH               N/A           N/A           N/A         N/A           N/A           N/A
 220              2 Marine Avenue Owners Corporation        5   $     1,073   $     1,360           3   $     1,692   $     2,040
 221              Desert Park Apartments                   32   $       501   $       529           7   $       646   $       659
 222              Fifteenth Street Loft Corporation         8   $     7,000   $     7,000           1   $     8,750   $     8,750
 223              2965 Decatur Owners Inc.                 16   $       904   $     1,100           1   $     1,100   $     1,100
 224              71 East 77th Inc.                        22   $     5,400   $     5,400           2   $     8,400   $     8,400
 225              234 West 16th Street Owners Corp.       N/A           N/A           N/A         N/A           N/A           N/A
 226              Cambridge Gardens Apartments              4   $       795   $       795         N/A           N/A           N/A
 227              Shadymist Apartments                     28   $       472   $       495         N/A           N/A           N/A
 228              Westbourne Apartments, Inc.             N/A           N/A           N/A          10   $     3,150   $     3,150
 229              130 Centre Avenue Apartments, Inc.        5   $       860   $     1,017         N/A           N/A           N/A

                                                        SUBJECT    SUBJECT      SUBJECT      SUBJECT     SUBJECT        SUBJECT
                                                         4 BR       4 BR          4 BR        5 BR        5 BR           5 BR
  #     CROSSED   PROPERTY NAME                          UNITS    AVG. RENT    MAX. RENT      UNITS     AVG. RENT      MAX.IRENT
 ---    -------   -------------                        --------- -----------  -----------    -------   -----------    -----------
                  Townsend Mews Owners Corp.
                  f/k/a 329-337
 145              West 85th StreeN/Awners Corp.           N/A        N/A          N/A         N/A         N/A            N/A
 146              Stardust Apartments                     N/A        N/A          N/A         N/A         N/A            N/A
 147         B    Woodlawn Manor Apartments               N/A        N/A          N/A         N/A         N/A            N/A
 148         B    Wynwood Apartments                      N/A        N/A          N/A         N/A         N/A            N/A
 149              ParkRidge at McPherson                  N/A        N/A          N/A         N/A         N/A            N/A
 151              Shore View Corporation                  N/A        N/A          N/A         N/A         N/A            N/A
 152              St. John Court Owners Corp.             N/A        N/A          N/A         N/A         N/A            N/A
 153              Westminster Hall Apartments Corp.       N/A        N/A          N/A         N/A         N/A            N/A
 157              Caribbean House, Inc.                   N/A        N/A          N/A         N/A         N/A            N/A
 158              Pine Forest Mobile Home Park            N/A        N/A          N/A         N/A         N/A            N/A
 159              78 Eighth Avenue Tenants Corp.          N/A        N/A          N/A         N/A         N/A            N/A
 160              Senate Manor Apartments I & II          N/A        N/A          N/A         N/A         N/A            N/A
 161              Camelot Apartments                      N/A        N/A          N/A         N/A         N/A            N/A
 164              Woodscape Apartments                    N/A        N/A          N/A         N/A         N/A            N/A
 165              235 West 108th Street Owners Corp.      N/A        N/A          N/A         N/A         N/A            N/A
 166              3515 Owners Corp.                       N/A        N/A          N/A         N/A         N/A            N/A
 167              Casita Verde                            N/A        N/A          N/A         N/A         N/A            N/A
 168              45 W. 10 Tenants' Corp.                   1    $10,450      $10,450         N/A         N/A            N/A
 169              McLean Towers Inc.                      N/A        N/A          N/A         N/A         N/A            N/A
 170              Pratton Arms Apartments                 N/A        N/A          N/A         N/A         N/A            N/A
 172              505 West University Parkway             N/A        N/A          N/A         N/A         N/A            N/A
 174              One Franklin Owners Corp.               N/A        N/A          N/A         N/A         N/A            N/A
 175              255 Fieldston Buyers Corp.              N/A        N/A          N/A         N/A         N/A            N/A
 176              64 Merrimack Street Apartments            2     $1,325       $1,350         N/A         N/A            N/A
 177              Greenwich House Holding Corp.           N/A        N/A          N/A         N/A         N/A            N/A
 178              Spice Lofthouse Corp.                   N/A        N/A          N/A         N/A         N/A            N/A
 179              Belgrave Owners, Inc.                   N/A        N/A          N/A         N/A         N/A            N/A
 180              Charlestown Place Apartments            N/A        N/A          N/A         N/A         N/A            N/A
 182              Boardwalk Apartments                    N/A        N/A          N/A         N/A         N/A            N/A
 183              305 East 83rd St. Realty Corp.          N/A        N/A          N/A         N/A         N/A            N/A
 184              ParkRidge of Monticello                 N/A        N/A          N/A         N/A         N/A            N/A
 185              The Veranda at Twin Creek Apartments    N/A        N/A          N/A         N/A         N/A            N/A
 186              Hickory Heights Apartments              N/A        N/A          N/A         N/A         N/A            N/A
 187              Jefferson Apartments                    N/A        N/A          N/A         N/A         N/A            N/A
 189              3-5 Franklin Owners Corp.               N/A        N/A          N/A         N/A         N/A            N/A
 190              Windsor Terrace at Jamaica Estates
                  Owners, Inc.                            N/A        N/A          N/A         N/A         N/A            N/A
 191              Burgess Manor Apartments                N/A        N/A          N/A         N/A         N/A            N/A
 193              Sunset Plaza Apartments                  12       $533         $533         N/A         N/A            N/A
 195              328 W. 17th St. Owners, Inc.            N/A        N/A          N/A         N/A         N/A            N/A
 196              3516 West Place, Northwest              N/A        N/A          N/A         N/A         N/A            N/A
 197              88 Associates, Inc.                      24    $13,500      $13,500         N/A         N/A            N/A
198A              Park Plaza Apartments                   N/A        N/A          N/A         N/A         N/A            N/A
198B              Admiral Apartments                      N/A        N/A          N/A         N/A         N/A            N/A
 199              161 Henry Street Corporation            N/A        N/A          N/A         N/A         N/A            N/A
 200              Paris Creek Duplexes                    N/A        N/A          N/A         N/A         N/A            N/A
 201              Sherwood Forest Apartments              N/A        N/A          N/A         N/A         N/A            N/A
 202              Broadway Apartments                     N/A        N/A          N/A         N/A         N/A            N/A
 203              Edgebrook Cooperative, Inc.             N/A        N/A          N/A         N/A         N/A            N/A
 204              27 West 67 Studio Corp.                 N/A        N/A          N/A         N/A         N/A            N/A
 205              Village Apartments - Laredo             N/A        N/A          N/A         N/A         N/A            N/A
 207              620 Tenants Corp.                       N/A        N/A          N/A         N/A         N/A            N/A
 208              328 West 96th Street Owners Corp.       N/A        N/A          N/A         N/A         N/A            N/A
 210              Cedar Pond Owners Inc.                  N/A        N/A          N/A         N/A         N/A            N/A
 211              723 East 5th Street                     N/A        N/A          N/A         N/A         N/A            N/A
 212              Bridge Bay Apartments                   N/A        N/A          N/A         N/A         N/A            N/A
 213              Country Squire Gardens Mobile Home
                  Park                                    N/A        N/A          N/A         N/A         N/A            N/A
 214              220 Berkeley Place Housing
                  Corporation                             N/A        N/A          N/A         N/A         N/A            N/A
 215              Azalea Trailer Court                    N/A        N/A          N/A         N/A         N/A            N/A
 217              10 Bleecker Street Owners
                  Corporation                               1    $10,500      $10,500         N/A         N/A            N/A
 218              Bleecker 373 Owners Corp.               N/A        N/A          N/A         N/A         N/A            N/A
 219              Park View Apartments - NH               N/A        N/A          N/A         N/A         N/A            N/A
 220              2 Marine Avenue Owners Corporation      N/A        N/A          N/A         N/A         N/A            N/A
 221              Desert Park Apartments                  N/A        N/A          N/A         N/A         N/A            N/A
 222              Fifteenth Street Loft Corporation       N/A        N/A          N/A         N/A         N/A            N/A
 223              2965 Decatur Owners Inc.                N/A        N/A          N/A         N/A         N/A            N/A
 224              71 East 77th Inc.                         3    $13,350      $16,200         N/A         N/A            N/A
 225              234 West 16th Street Owners Corp.       N/A        N/A          N/A         N/A         N/A            N/A
 226              Cambridge Gardens Apartments            N/A        N/A          N/A         N/A         N/A            N/A
 227              Shadymist Apartments                    N/A        N/A          N/A         N/A         N/A            N/A
 228              Westbourne Apartments, Inc.               3     $3,600       $3,600         N/A         N/A            N/A
 229              130 Centre Avenue Apartments, Inc.      N/A        N/A          N/A         N/A         N/A            N/A

                            MULTIFAMILY SCHEDULE (1)

                                                                                                    UTILITIES
                                                                                                      TENANT                #
  #     CROSSED   PROPERTY NAME                                        PROPERTY SUB-TYPE               PAYS             ELEVATORS
 ---    -------   -------------                                        -----------------            ---------           ---------
 230              6535 Broadway Owners Corp.                              Cooperative              Electric/Gas             1
 231              148 East 84th Street Owners Corp.                       Cooperative              Electric/Gas             1
 232              Delano Apartments                                      Conventional                  None                 0
 233              314 Tenant Owners Corp.                                 Cooperative              Electric/Gas             1
 234              542 Holding Corporation                                 Cooperative              Electric/Gas             1
 235              Chatmoss Apartments                                    Conventional          Electric/Water/Sewer         0
 236              4th Avenue Loft Corporation                             Cooperative              Electric/Gas             2
 237              41 East 28th St. Apartment Corp.                        Cooperative                Electric               2
 238              Melbourne House Apartments Corp.                        Cooperative              Electric/Gas             0
 239              4-10 Bogardus Corp.                                     Cooperative                Electric               1
 240              448 East 84th St. Owners Corp.                          Cooperative                Electric               0
 241              18 East Mt. Vernon                                     Conventional              Electric/Gas             0
 242              Park Slope Flats Corp.                                  Cooperative              Electric/Gas             0
 243              Spencer Apartments, Inc.                                Cooperative              Electric/Gas             1
 244              Clydesdale Cooperative Inc.                             Cooperative                Electric               1
 245              Mix-It Studios Cooperative Corporation                  Cooperative              Electric/Gas             0
 246              Madison Square Apartments, Inc.                         Cooperative              Electric/Gas             1
 247              35 RSD Tenants Realty Corp.                             Cooperative              Electric/Gas             0
 248              110 West 80th Street Apartment Corp.                    Cooperative              Electric/Gas             0
 249              284 Pacific Street Corporation                          Cooperative              Electric/Gas             0

                                                       SUBJECT    SUBJECT       SUBJECT      SUBJECT      SUBJECT       SUBJECT
                                                       STUDIO     STUDIO        STUDIO        1 BR         1 BR          1 BR
  #     CROSSED   PROPERTY NAME                         UNITS    AVG. RENT     MAX. RENT      UNITS      AVG. RENT     MAX. RENT
 ---    -------   -------------                        -------  -----------   -----------    ---------  -----------   -----------
 230              6535 Broadway Owners Corp.               22   $       660   $       838          37   $       888   $     1,103
 231              148 East 84th Street Owners Corp.        13   $     1,365   $     1,760           3   $     1,589   $     2,000
 232              Delano Apartments                       N/A           N/A           N/A          12   $       689   $       785
 233              314 Tenant Owners Corp.                 N/A           N/A           N/A         N/A           N/A           N/A
 234              542 Holding Corporation                 N/A           N/A           N/A         N/A           N/A           N/A
 235              Chatmoss Apartments                     N/A           N/A           N/A           5   $       408   $       520
 236              4th Avenue Loft Corporation             N/A           N/A           N/A         N/A           N/A           N/A
 237              41 East 28th St. Apartment Corp.        N/A           N/A           N/A           8   $     3,061   $     3,238
 238              Melbourne House Apartments Corp.          3   $     1,125   $     1,125          12   $     1,422   $     1,720
 239              4-10 Bogardus Corp.                     N/A           N/A           N/A          17   $     1,023   $     1,050
 240              448 East 84th St. Owners Corp.           10   $     1,125   $     1,125          10   $     1,499   $     1,688
 241              18 East Mt. Vernon                        1   $       750   $       750           1   $     1,100   $     1,100
 242              Park Slope Flats Corp.                  N/A           N/A           N/A         N/A           N/A           N/A
 243              Spencer Apartments, Inc.                N/A           N/A           N/A         N/A           N/A           N/A
 244              Clydesdale Cooperative Inc.               8   $       800   $       800          28   $     1,408   $     1,408
 245              Mix-It Studios Cooperative
                  Corporation                             N/A           N/A           N/A         N/A           N/A           N/A
 246              Madison Square Apartments, Inc.         N/A           N/A           N/A         N/A           N/A           N/A
 247              35 RSD Tenants Realty Corp.               2   $     1,575   $     1,800           3   $     3,383   $     4,000
 248              110 West 80th Street Apartment Corp.      2   $     1,294   $     1,350           7   $     2,143   $     2,500
 249              284 Pacific Street Corporation          N/A           N/A           N/A           1   $     1,950   $     1,950

                                                       SUBJECT    SUBJECT       SUBJECT       SUBJECT     SUBJECT       SUBJECT
                                                        2 BR       2 BR          2 BR          3 BR        3 BR          3 BR
  #     CROSSED   PROPERTY NAME                         UNITS    AVG. RENT     MAX. RENT       UNITS     AVG. RENT     MAX. RENT
 ---    -------   -------------                        -------  -----------   -----------    ---------  -----------   -----------
 230              6535 Broadway Owners Corp.                2   $     1,184   $     1,418         N/A           N/A           N/A
 231              148 East 84th Street Owners Corp.         1   $     3,195   $     3,195           1   $     4,260   $     4,260
 232              Delano Apartments                         6   $       854   $       875         N/A           N/A           N/A
 233              314 Tenant Owners Corp.                  10   $     3,868   $     4,250           8   $     5,373   $     5,980
 234              542 Holding Corporation                   8   $     6,383   $    10,667         N/A           N/A           N/A
 235              Chatmoss Apartments                      22   $       398   $       550           1   $       550   $       550
 236              4th Avenue Loft Corporation               1   $     4,167   $     4,167          11   $     7,083   $     7,083
 237              41 East 28th St. Apartment Corp.          6   $     4,199   $     4,227           1   $     6,123   $     6,123
 238              Melbourne House Apartments Corp.          9   $     1,660   $     2,138         N/A           N/A           N/A
 239              4-10 Bogardus Corp.                      12   $     1,240   $     1,350           6   $     1,650   $     1,650
 240              448 East 84th St. Owners Corp.          N/A           N/A           N/A         N/A           N/A           N/A
 241              18 East Mt. Vernon                        2   $     1,120   $     1,245         N/A           N/A           N/A
 242              Park Slope Flats Corp.                    9   $     1,417   $     1,500         N/A           N/A           N/A
 243              Spencer Apartments, Inc.                 24   $     2,650   $     2,900         N/A           N/A           N/A
 244              Clydesdale Cooperative Inc.               6   $     1,842   $     1,842           5   $     2,600   $     2,600
 245              Mix-It Studios Cooperative Corporation  N/A           N/A           N/A           5   $     2,408   $     2,774
 246              Madison Square Apartments, Inc.          12   $     4,379   $     5,140         N/A           N/A           N/A
 247              35 RSD Tenants Realty Corp.             N/A           N/A           N/A         N/A           N/A           N/A
 248              110 West 80th Street Apartment Corp.      1   $     4,050   $     4,050         N/A           N/A           N/A
 249              284 Pacific Street Corporation            4   $     2,550   $     3,000         N/A           N/A           N/A

                                                        SUBJECT    SUBJECT      SUBJECT      SUBJECT     SUBJECT        SUBJECT
                                                         4 BR       4 BR          4 BR        5 BR        5 BR           5 BR
  #     CROSSED   PROPERTY NAME                          UNITS    AVG. RENT    MAX. RENT      UNITS     AVG. RENT      MAX.IRENT
 ---    -------   -------------                        --------- -----------  -----------    -------   -----------    -----------
 230              6535 Broadway Owners Corp.              N/A        N/A          N/A         N/A         N/A            N/A
 231              148 East 84th Street Owners Corp.       N/A        N/A          N/A         N/A         N/A            N/A
 232              Delano Apartments                       N/A        N/A          N/A         N/A         N/A            N/A
 233              314 Tenant Owners Corp.                 N/A        N/A          N/A         N/A         N/A            N/A
 234              542 Holding Corporation                 N/A        N/A          N/A         N/A         N/A            N/A
 235              Chatmoss Apartments                     N/A        N/A          N/A         N/A         N/A            N/A
 236              4th Avenue Loft Corporation               2    $14,167      $14,167         N/A         N/A            N/A
 237              41 East 28th St. Apartment Corp.          1    $ 7,465      $ 7,465         N/A         N/A            N/A
 238              Melbourne House Apartments Corp.        N/A        N/A          N/A         N/A         N/A            N/A
 239              4-10 Bogardus Corp.                     N/A        N/A          N/A         N/A         N/A            N/A
 240              448 East 84th St. Owners Corp.          N/A        N/A          N/A         N/A         N/A            N/A
 241              18 East Mt. Vernon                      N/A        N/A          N/A           1      $2,810         $2,810
 242              Park Slope Flats Corp.                  N/A        N/A          N/A         N/A         N/A            N/A
 243              Spencer Apartments, Inc.                N/A        N/A          N/A         N/A         N/A            N/A
 244              Clydesdale Cooperative Inc.             N/A        N/A          N/A         N/A         N/A            N/A
 245              Mix-It Studios Cooperative
                  Corporation                               2    $ 3,549      $ 3,867         N/A         N/A            N/A
 246              Madison Square Apartments, Inc.         N/A        N/A          N/A         N/A         N/A            N/A
 247              35 RSD Tenants Realty Corp.             N/A        N/A          N/A         N/A         N/A            N/A
 248              110 West 80th Street Apartment Corp.    N/A        N/A          N/A         N/A         N/A            N/A
 249              284 Pacific Street Corporation          N/A        N/A          N/A         N/A         N/A            N/A

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY LYNNER PORTFOLIO - VINTON APARTMENTS, MAQUOKETA APARTMENTS AND STRAWBERRY HILL APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY WOODLAWN MANOR APARTMENTS AND WYNWOOD APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1) FOR COOPERATIVE PROPERTIES, AVERAGE AND MAXIMUM RENT FIGURES LISTED IN THE SCHEDULE ABOVE ARE BASED ON THE APPRAISER'S ESTIMATE OF MARKET RENT.
(2) THE 17 EAST 89TH STREET TENANTS, INC. HAS 1 SIX-BEDROOM UNIT WITH A RENT OF $24,750.
(3) THE PARK SEVENTY-NINTH CORP. HAS 17 SIX-BEDROOM UNITS WITH AN AVERAGE RENT OF $28,588 AND A MAX RENT OF $35,000 AND 2 SEVEN-BEDROOM UNITS WITH AN AVERAGE AND MAX RENT OF $32,000.

                  SCHEDULE OF COOPERATIVE MORTGAGED PROPERTIES

                                                                     CO-OP BASIS        CUT-OFF DATE     RENTAL BASIS
                                                                      APPRAISED          CO-OP BASIS      APPRAISED
  #     CROSSED   PROPERTY NAME                                         VALUE           LTV RATIO (1)     VALUE (2)
 ---    -------   -------------                                     --------------      -------------  ---------------
  24              Chester Park Association                          $   20,000,000             61.7%   $    18,000,000
  33              Newport East Inc.                                    177,650,000              5.3%      121,700,000
  44              Scarborough Manor Owner's Corp.                       64,200,000             10.9%       26,480,000
  46              Bryant Gardens Corp.                                  41,400,000             16.7%       30,500,000
  51              110-118 Riverside Tenants Corp.                      279,100,000              2.3%      103,700,000
  55              205 Third Avenue Owners, Inc.                        117,800,000              5.1%       54,870,000
  56              130 E. 18 Owners Corp.                               104,100,000              5.8%       60,000,000
  74              Seminole Owners Corp.                                 51,600,000              9.7%       38,120,000
  75              178 East 80th Street Owners, Inc.                     69,440,000              7.2%       40,150,000
  88              350 Bleecker Street Apartment Corp.                   44,720,000              9.5%       21,970,000
  89              Mark Terrace Owners' Corp.                            15,890,000             26.6%       11,000,000
 101              21 N. Chatsworth Owners Corp.                         19,950,000             18.3%       13,400,000
 102              210 East 15th St. Tenants Corp.                       50,160,000              7.0%       37,100,000
 110              1150 Park Avenue Tenants Incorporated                 82,300,000              4.0%       47,800,000
 111              215 W. 75th St. Owners Corp.                          37,840,000              8.7%       18,720,000
 114              17 East 89th Street Tenants, Inc.                    118,020,000              2.6%       54,500,000
 120              12th Street Apartment Corp.                           22,370,000             12.9%       13,300,000
 121              Longacre Gardens Corp.                                11,980,000             23.8%        7,360,000
 125              755 West End Housing Corp.                            45,230,000              5.7%       32,970,000
 126              250 North Village Owners, Inc.                        11,800,000             21.9%        5,600,000
 129              Georgian House Owners Corp.                           18,320,000             13.6%        9,050,000
 132              Park Seventy-Ninth Corp.                              89,330,000              2.7%       93,000,000
 136              233 West 99th Street, Inc.                            28,200,000              8.2%       17,000,000
 139              221 East 78th Tenants Corp.                           19,200,000             11.5%       14,630,000
 142              Chelsea Warren Corp.                                  51,800,000              4.1%       29,800,000
 143              Larchmont Hills Owners Corp.                          16,600,000             12.6%       11,600,000
 144              Hawthorne Gardens Owners Corp.                         8,250,000             25.4%        6,800,000
                  Townsend Mews Owners Corp. f/k/a 329-337
 145              West 85th Street Owners                                9,050,000             23.1%        4,800,000
 151              Shore View Corporation                                17,130,000             11.6%       10,850,000
 152              St. John Court Owners Corp.                           17,170,000             11.5%       10,300,000
 153              Westminster Hall Apartments Corp.                     18,680,000             10.6%       11,500,000
 157              Caribbean House, Inc.                                 10,870,000             17.0%        7,900,000
 159              78 Eighth Avenue Tenants Corp.                        12,540,000             14.7%        7,420,000
 165              235 West 108th Street Owners Corp.                    14,390,000             11.8%       10,530,000
 166              3515 Owners Corp.                                     11,600,000             14.6%        6,000,000
 168              45 W. 10 Tenants' Corp.                               34,900,000              4.8%       22,280,000
 169              McLean Towers Inc.                                     6,150,000             27.2%        6,400,000
 174              One Franklin Owners Corp.                              6,000,000             26.6%        4,400,000
 175              255 Fieldston Buyers Corp.                             9,150,000             17.4%        6,150,000
 177              Greenwich House Holding Corp.                         44,360,000              3.6%       19,000,000
 178              Spice Lofthouse Corp.                                 14,396,000             10.6%        7,400,000
 179              Belgrave Owners, Inc.                                 10,090,000             14.9%        5,270,000
 183              305 East 83rd St. Realty Corp.                         5,430,000             25.5%        4,750,000
 189              3-5 Franklin Owners Corp.                              6,850,000             19.5%        4,900,000
 190              Windsor Terrace at Jamaica Estates Owners, Inc.        4,525,000             29.1%        3,200,000
 195              328 W. 17th St. Owners, Inc.                          13,850,000              9.0%        7,800,000
 197              88 Associates, Inc.                                  126,700,000              0.9%       43,380,000
 199              161 Henry Street Corporation                          22,500,000              5.3%        9,200,000
 203              Edgebrook Cooperative, Inc.                           23,275,000              4.9%       14,700,000
 204              27 West 67 Studio Corp.                               43,430,000              2.6%       16,850,000
 207              620 Tenants Corp.                                     13,400,000              7.5%        7,800,000
 208              328 West 96th Street Owners Corp.                      4,900,000             20.4%        3,300,000
 210              Cedar Pond Owners Inc.                                 5,949,900             16.8%        4,100,000
 214              220 Berkeley Place Housing Corporation                12,525,000              7.3%        7,100,000
 217              10 Bleecker Street Owners Corporation                 21,770,000              4.0%        9,160,000
 218              Bleecker 373 Owners Corp.                              6,270,000             13.5%        3,500,000
 220              2 Marine Avenue Owners Corporation                     5,550,000             15.2%        2,750,000
 222              Fifteenth Street Loft Corporation                     10,300,000              7.8%        6,800,000

                                                                CUT-OFF DATE                                    SPONSOR
                                                                RENTAL BASIS       SPONSOR        SPONSOR        CARRY
  #     CROSSED   PROPERTY NAME                               LTV RATIO (1)(2)      UNITS         PERCENT        AMOUNT
 ---    -------   -------------                               ----------------   -----------    -----------   -------------
  24              Chester Park Association                          68.6%             N/A               N/A              N/A
  33              Newport East Inc.                                  7.8%              70              19.2%  $      197,926
  44              Scarborough Manor Owner's Corp.                   26.4%             N/A               N/A              N/A
  46              Bryant Gardens Corp.                              22.6%              70              17.1%  $       13,735
  51              110-118 Riverside Tenants Corp.                    6.3%             N/A               N/A              N/A
  55              205 Third Avenue Owners, Inc.                     10.9%              60              18.4%  $    1,214,883
  56              130 E. 18 Owners Corp.                            10.0%             N/A               N/A              N/A
  74              Seminole Owners Corp.                             13.1%             132              37.5%  $      844,444
  75              178 East 80th Street Owners, Inc.                 12.4%              10               7.6%  $       72,905
  88              350 Bleecker Street Apartment Corp.               19.3%              30              24.8%  $       16,364
  89              Mark Terrace Owners' Corp.                        38.4%             108              51.9%  $      303,260
 101              21 N. Chatsworth Owners Corp.                     27.2%               9              10.6%  $       23,249
 102              210 East 15th St. Tenants Corp.                    9.4%              16               8.5%  $       20,903
 110              1150 Park Avenue Tenants Incorporated              6.9%             N/A               N/A              N/A
 111              215 W. 75th St. Owners Corp.                      17.6%              29              26.4%  $       71,299
 114              17 East 89th Street Tenants, Inc.                  5.6%             N/A               N/A              N/A
 120              12th Street Apartment Corp.                       21.8%              18              24.3%  $      217,110
 121              Longacre Gardens Corp.                            38.7%               9              10.3%  $       17,434
 125              755 West End Housing Corp.                         7.9%               7              15.2%  $       (5,769)
 126              250 North Village Owners, Inc.                    46.2%              18              25.4%  $       22,215
 129              Georgian House Owners Corp.                       27.6%              19              16.0%  $       65,661
 132              Park Seventy-Ninth Corp.                           2.6%             N/A               N/A              N/A
 136              233 West 99th Street, Inc.                        13.5%             N/A               N/A              N/A
 139              221 East 78th Tenants Corp.                       15.0%               8              15.1%  $       31,049
 142              Chelsea Warren Corp.                               7.0%             N/A               N/A              N/A
 143              Larchmont Hills Owners Corp.                      18.1%               9              13.0%  $        6,280
 144              Hawthorne Gardens Owners Corp.                    30.8%              14              18.2%  $       20,158
                  Townsend Mews Owners Corp. f/k/a 329-337
 145              West 85th Street Owners Corp.                     43.6%              12              35.3%  $      (11,146)
 151              Shore View Corporation                            18.4%              36              36.7%  $      192,368
 152              St. John Court Owners Corp.                       19.2%               8              21.1%  $      -12,139
 153              Westminster Hall Apartments Corp.                 17.2%              21              22.3%  $       90,751
 157              Caribbean House, Inc.                             23.4%               4               6.6%  $       32,710
 159              78 Eighth Avenue Tenants Corp.                    24.8%              21              36.2%  $      129,175
 165              235 West 108th Street Owners Corp.                16.1%               3               9.1%  $       14,036
 166              3515 Owners Corp.                                 28.3%              32              41.6%  $       12,415
 168              45 W. 10 Tenants' Corp.                            7.6%             N/A               N/A              N/A
 169              McLean Towers Inc.                                26.2%             N/A               N/A              N/A
 174              One Franklin Owners Corp.                         36.3%               4               8.0%  $          296
 175              255 Fieldston Buyers Corp.                        25.9%              41              56.2%  $      190,820
 177              Greenwich House Holding Corp.                      8.3%             N/A               N/A              N/A
 178              Spice Lofthouse Corp.                             20.7%             N/A               N/A              N/A
 179              Belgrave Owners, Inc.                             28.5%               2               5.6%  $        5,728
 183              305 East 83rd St. Realty Corp.                    29.2%              11              28.9%  $       47,525
 189              3-5 Franklin Owners Corp.                         27.3%             N/A               N/A              N/A
 190              Windsor Terrace at Jamaica Estates Owners, Inc.   41.2%             N/A               N/A              N/A
 195              328 W. 17th St. Owners, Inc.                      15.9%             N/A               N/A              N/A
 197              88 Associates, Inc.                                2.8%             N/A               N/A              N/A
 199              161 Henry Street Corporation                      13.0%             N/A               N/A              N/A
 203              Edgebrook Cooperative, Inc.                        7.7%             N/A               N/A              N/A
 204              27 West 67 Studio Corp.                            6.7%             N/A               N/A              N/A
 207              620 Tenants Corp.                                 12.8%             N/A               N/A              N/A
 208              328 West 96th Street Owners Corp.                 30.3%               8              38.1%  $      (15,759)
 210              Cedar Pond Owners Inc.                            24.3%               8              20.0%  $       75,072
 214              220 Berkeley Place Housing Corporation            12.9%              13              22.4%  $       51,441
 217              10 Bleecker Street Owners Corporation              9.5%             N/A               N/A              N/A
 218              Bleecker 373 Owners Corp.                         24.2%               2              12.5%  $      (13,915)
 220              2 Marine Avenue Owners Corporation                30.7%               8              21.1%  $       13,989
 222              Fifteenth Street Loft Corporation                 11.7%             N/A               N/A              N/A

                                                                                            INVESTOR      COOPERATIVE   COOPERATIVE
                                                                  INVESTOR    INVESTOR       CARRY          OWNED          OWNED
  #     CROSSED   PROPERTY NAME                                    UNITS      PERCENT        AMOUNT         UNITS         PERCENT
 ---    -------   -------------                                  ----------   --------      --------      -----------   -----------

 24               Chester Park Association                           N/A         N/A           N/A            N/A            N/A
 33               Newport East Inc.                                  N/A         N/A           N/A            N/A            N/A
 44               Scarborough Manor Owner's Corp.                    N/A         N/A           N/A            N/A            N/A
 46               Bryant Gardens Corp.                               N/A         N/A           N/A            N/A            N/A
 51               110-118 Riverside Tenants Corp.                    N/A         N/A           N/A            N/A            N/A
 55               205 Third Avenue Owners, Inc.                      N/A         N/A           N/A            N/A            N/A
 56               130 E. 18 Owners Corp.                               1         0.4%          N/A            N/A            N/A
 74               Seminole Owners Corp.                              N/A         N/A           N/A            N/A            N/A
 75               178 East 80th Street Owners, Inc.                  N/A         N/A           N/A            N/A            N/A
 88               350 Bleecker Street Apartment Corp.                N/A         N/A           N/A            N/A            N/A
 89               Mark Terrace Owners' Corp.                         N/A         N/A           N/A            N/A            N/A
 101              21 N. Chatsworth Owners Corp.                      N/A         N/A           N/A            N/A            N/A
 102              210 East 15th St. Tenants Corp.                    N/A         N/A           N/A            N/A            N/A
 110              1150 Park Avenue Tenants Incorporated              N/A         N/A           N/A            N/A            N/A
 111              215 W. 75th St. Owners Corp.                       N/A         N/A           N/A            N/A            N/A
 114              17 East 89th Street Tenants, Inc.                  N/A         N/A           N/A            N/A            N/A
 120              12th Street Apartment Corp.                        N/A         N/A           N/A            N/A            N/A
 121              Longacre Gardens Corp.                             N/A         N/A           N/A            N/A            N/A
 125              755 West End Housing Corp.                         N/A         N/A           N/A            N/A            N/A
 126              250 North Village Owners, Inc.                     N/A         N/A           N/A            N/A            N/A
 129              Georgian House Owners Corp.                        N/A         N/A           N/A            N/A            N/A
 132              Park Seventy-Ninth Corp.                           N/A         N/A           N/A            N/A            N/A
 136              233 West 99th Street, Inc.                          30        35.3%          N/A              1            1.2%
 139              221 East 78th Tenants Corp.                        N/A         N/A           N/A            N/A            N/A
 142              Chelsea Warren Corp.                                 7         5.8%          N/A            N/A            N/A
 143              Larchmont Hills Owners Corp.                       N/A         N/A           N/A            N/A            N/A
 144              Hawthorne Gardens Owners Corp.                     N/A         N/A           N/A            N/A            N/A
                  Townsend Mews Owners Corp. f/k/a 329-337
 145              West 85th Street Owners Corp.                      N/A         N/A           N/A            N/A            N/A
 151              Shore View Corporation                             N/A         N/A           N/A            N/A            N/A
 152              St. John Court Owners Corp.                        N/A         N/A           N/A            N/A            N/A
 153              Westminster Hall Apartments Corp.                  N/A         N/A           N/A            N/A            N/A
 157              Caribbean House, Inc.                              N/A         N/A           N/A            N/A            N/A
 159              78 Eighth Avenue Tenants Corp.                     N/A         N/A           N/A            N/A            N/A
 165              235 West 108th Street Owners Corp.                 N/A         N/A           N/A            N/A            N/A
 166              3515 Owners Corp.                                  N/A         N/A           N/A              1            1.3%
 168              45 W. 10 Tenants' Corp.                            N/A         N/A           N/A            N/A            N/A
 169              McLean Towers Inc.                                 N/A         N/A           N/A            N/A            N/A
 174              One Franklin Owners Corp.                          N/A         N/A           N/A            N/A            N/A
 175              255 Fieldston Buyers Corp.                         N/A         N/A           N/A            N/A            N/A
 177              Greenwich House Holding Corp.                      N/A         N/A           N/A            N/A            N/A
 178              Spice Lofthouse Corp.                              N/A         N/A           N/A            N/A            N/A
 179              Belgrave Owners, Inc.                              N/A         N/A           N/A            N/A            N/A
 183              305 East 83rd St. Realty Corp.                       5        13.2%          N/A            N/A            N/A
 189              3-5 Franklin Owners Corp.                          N/A         N/A           N/A             10           15.4%
 190              Windsor Terrace at Jamaica Estates Owners, Inc.     10        20.4%          N/A             11           22.4%
 195              328 W. 17th St. Owners, Inc.                       N/A         N/A           N/A             16           25.4%
 197              88 Associates, Inc.                                N/A         N/A           N/A            N/A            N/A
 199              161 Henry Street Corporation                       N/A         N/A           N/A            N/A            N/A
 203              Edgebrook Cooperative, Inc.                        N/A         N/A           N/A            N/A            N/A
 204              27 West 67 Studio Corp.                              1         3.1%          N/A            N/A            N/A
 207              620 Tenants Corp.                                  N/A         N/A           N/A            N/A            N/A
 208              328 West 96th Street Owners Corp.                    4        19.0%          N/A            N/A            N/A
 210              Cedar Pond Owners Inc.                             N/A         N/A           N/A            N/A            N/A
 214              220 Berkeley Place Housing Corporation             N/A         N/A           N/A            N/A            N/A
 217              10 Bleecker Street Owners Corporation              N/A         N/A           N/A            N/A            N/A
 218              Bleecker 373 Owners Corp.                          N/A         N/A           N/A            N/A            N/A
 220              2 Marine Avenue Owners Corporation                 N/A         N/A           N/A            N/A            N/A
 222              Fifteenth Street Loft Corporation                  N/A         N/A           N/A            N/A            N/A

                                                                         COOPERATIVE        COOPERATIVE
                                                                          COMMERCIAL        CONVERSION
  #     CROSSED   PROPERTY NAME                                        SQUARE FOOTAGE         YEAR
 ---    -------   -------------                                        --------------      -----------
 24               Chester Park Association                                     N/A              1994
 33               Newport East Inc.                                         14,600              1986
 44               Scarborough Manor Owner's Corp.                              N/A              1980
 46               Bryant Gardens Corp.                                       2,600              1981
 51               110-118 Riverside Tenants Corp.                              N/A              1968
 55               205 Third Avenue Owners, Inc.                              4,400              1985
 56               130 E. 18 Owners Corp.                                     1,380              1984
 74               Seminole Owners Corp.                                        N/A              1984
 75               178 East 80th Street Owners, Inc.                          3,000              1986
 88               350 Bleecker Street Apartment Corp.                        7,170              1985
 89               Mark Terrace Owners' Corp.                                   N/A              1991
 101              21 N. Chatsworth Owners Corp.                                N/A              1984
 102              210 East 15th St. Tenants Corp.                              N/A              1984
 110              1150 Park Avenue Tenants Incorporated                        N/A              1972
 111              215 W. 75th St. Owners Corp.                                 N/A              1989
 114              17 East 89th Street Tenants, Inc.                          3,350              1961
 120              12th Street Apartment Corp.                                2,905              1980
 121              Longacre Gardens Corp.                                       N/A              1984
 125              755 West End Housing Corp.                                   N/A              1984
 126              250 North Village Owners, Inc.                               N/A              1985
 129              Georgian House Owners Corp.                                  N/A              1983
 132              Park Seventy-Ninth Corp.                                     600              1952
 136              233 West 99th Street, Inc.                                 2,725              1985
 139              221 East 78th Tenants Corp.                                  N/A              1983
 142              Chelsea Warren Corp.                                       2,700              1982
 143              Larchmont Hills Owners Corp.                                 N/A              1982
 144              Hawthorne Gardens Owners Corp.                               N/A              1988
                  Townsend Mews Owners Corp. f/k/a 329-337
 145              West 85th Street Owners Corp.                                N/A              1988
 151              Shore View Corporation                                       N/A              1984
 152              St. John Court Owners Corp.                                4,725              1988
 153              Westminster Hall Apartments Corp.                            N/A              1982
 157              Caribbean House, Inc.                                        N/A              1981
 159              78 Eighth Avenue Tenants Corp.                               N/A              1986
 165              235 West 108th Street Owners Corp.                           N/A              1987
 166              3515 Owners Corp.                                            N/A              1981
 168              45 W. 10 Tenants' Corp.                                      N/A              1970
 169              McLean Towers Inc.                                           N/A              1987
 174              One Franklin Owners Corp.                                    N/A              1980
 175              255 Fieldston Buyers Corp.                                   N/A              1988
 177              Greenwich House Holding Corp.                                N/A              1982
 178              Spice Lofthouse Corp.                                      4,296              1980
 179              Belgrave Owners, Inc.                                        N/A              1983
 183              305 East 83rd St. Realty Corp.                               N/A              1983
 189              3-5 Franklin Owners Corp.                                    N/A              1982
 190              Windsor Terrace at Jamaica Estates Owners, Inc.              N/A              1991
 195              328 W. 17th St. Owners, Inc.                                 700              1988
 197              88 Associates, Inc.                                          N/A              1958
 199              161 Henry Street Corporation                                 N/A              1978
 203              Edgebrook Cooperative, Inc.                                  N/A              1954
 204              27 West 67 Studio Corp.                                      N/A              1973
 207              620 Tenants Corp.                                            N/A              1981
 208              328 West 96th Street Owners Corp.                            N/A              1987
 210              Cedar Pond Owners Inc.                                       N/A              1990
 214              220 Berkeley Place Housing Corporation                       N/A              1981
 217              10 Bleecker Street Owners Corporation                        N/A              1984
 218              Bleecker 373 Owners Corp.                                    N/A              1984
 220              2 Marine Avenue Owners Corporation                           N/A              1988
 222              Fifteenth Street Loft Corporation                            N/A              1977

               SCHEDULE OF COOPERATIVE MORTGAGED PROPERTIES

                                                                    CO-OP BASIS       CUT-OFF DATE        RENTAL BASIS
                                                                     APPRAISED        CO-OP BASIS          APPRAISED
  #     CROSSED   PROPERTY NAME                                        VALUE          LTV RATIO(1)           VALUE(2)
 ---    -------   -------------                                     ------------      ------------        ------------
 223              2965 Decatur Owners Inc.                          $  2,600,000           30.6%          $     2,000,000
 224              71 East 77th Inc.                                   34,650,000            2.2%               15,600,000
 225              234 West 16th Street Owners Corp.                    4,350,000           17.2%                3,200,000
 228              Westbourne Apartments, Inc.                          6,810,000           10.3%                3,340,000
 229              130 Centre Avenue Apartments, Inc.                   2,080,000           33.6%                1,680,000
 230              6535 Broadway Owners Corp.                           3,640,000           19.0%                3,000,000
 231              148 East 84th Street Owners Corp.                    3,395,000           19.9%                2,740,000
 233              314 Tenant Owners Corp.                             13,490,000            4.7%                8,100,000
 234              542 Holding Corporation                              9,200,000            6.8%                5,100,000
 236              4th Avenue Loft Corporation                         14,225,000            4.0%               12,200,000
 237              41 East 28th St. Apartment Corp.                     9,130,000            6.0%                5,550,000
 238              Melbourne House Apartments Corp.                     3,750,000           14.6%                3,000,000
 239              4-10 Bogardus Corp.                                  5,630,000            9.7%                3,150,000
 240              448 East 84th St. Owners Corp.                       3,050,000           16.4%                2,150,000
 242              Park Slope Flats Corp.                               1,920,000           23.4%                1,200,000
 243              Spencer Apartments, Inc.                             7,890,000            5.7%                5,800,000
 244              Clydesdale Cooperative Inc.                          8,250,000            5.4%                7,300,000
 245              Mix-It Studios Cooperative Corporation               3,900,000           10.1%                1,900,000
 246              Madison Square Apartments, Inc.                     12,900,000            2.7%                6,170,000
 247              35 RSD Tenants Realty Corp.                          1,750,000           11.4%                  870,000
 248              110 West 80th Street Apartment Corp.                 3,350,000            5.2%                2,200,000
 249              284 Pacific Street Corporation                       1,920,000            6.2%                1,000,000

                                                                         CUT-OFF DATE                                SPONSOR
                                                                         RENTAL BASIS      SPONSOR    SPONSOR         CARRY
  #     CROSSED   PROPERTY NAME                                          LTV RATIO (1)(2)    UNITS     PERCENT        AMOUNT
 ---    -------   -------------                                         ------------------   -----     -------        ------
 223              2965 Decatur Owners Inc.                                   39.8%            31         86.1%      $ 56,856
 224              71 East 77th Inc.                                           4.8%           N/A          N/A            N/A
 225              234 West 16th Street Owners Corp.                          23.4%             4         20.0%      $ (5,280)
 228              Westbourne Apartments, Inc.                                21.0%           N/A          N/A            N/A
 229              130 Centre Avenue Apartments, Inc.                         41.6%            24         80.0%      $ 85,789
 230              6535 Broadway Owners Corp.                                 23.0%            26         42.6%      $ 64,910
 231              148 East 84th Street Owners Corp.                          24.6%             9         50.0%      $ 98,470
 233              314 Tenant Owners Corp.                                     7.7%             1          5.6%      $  1,445
 234              542 Holding Corporation                                    12.2%           N/A          N/A            N/A
 236              4th Avenue Loft Corporation                                 4.7%           N/A          N/A            N/A
 237              41 East 28th St. Apartment Corp.                            9.9%           N/A          N/A            N/A
 238              Melbourne House Apartments Corp.                           18.3%             7         29.2%      $ 30,856
 239              4-10 Bogardus Corp.                                        17.4%             4         11.4%      $ (2,408)
 240              448 East 84th St. Owners Corp.                             23.2%             3         15.0%      $  1,095
 242              Park Slope Flats Corp.                                     37.4%           N/A          N/A            N/A
 243              Spencer Apartments, Inc.                                    7.7%           N/A          N/A            N/A
 244              Clydesdale Cooperative Inc.                                 6.1%           N/A          N/A            N/A
 245              Mix-It Studios Cooperative Corporation                     20.8%           N/A          N/A            N/A
 246              Madison Square Apartments, Inc.                             5.6%           N/A          N/A            N/A
 247              35 RSD Tenants Realty Corp.                                22.9%           N/A          N/A            N/A
 248              110 West 80th Street Apartment Corp.                        7.9%           N/A          N/A            N/A
 249              284 Pacific Street Corporation                             12.0%           N/A          N/A            N/A

                                                                                                INVESTOR     COOPERATIVE
                                                                        INVESTOR    INVESTOR     CARRY          OWNED
  #     CROSSED   PROPERTY NAME                                          UNITS      PERCENT      AMOUNT         UNITS
 ---    -------   -------------                                         --------    --------    --------     -----------
 223              2965 Decatur Owners Inc.                                N/A         N/A          N/A            N/A
 224              71 East 77th Inc.                                       N/A         N/A          N/A            N/A
 225              234 West 16th Street Owners Corp.                       N/A         N/A          N/A            N/A
 228              Westbourne Apartments, Inc.                             N/A         N/A          N/A            N/A
 229              130 Centre Avenue Apartments, Inc.                      N/A         N/A          N/A            N/A
 230              6535 Broadway Owners Corp.                              N/A         N/A          N/A            N/A
 231              148 East 84th Street Owners Corp.                       N/A         N/A          N/A            N/A
 233              314 Tenant Owners Corp.                                 N/A         N/A          N/A            N/A
 234              542 Holding Corporation                                 N/A         N/A          N/A            N/A
 236              4th Avenue Loft Corporation                             N/A         N/A          N/A            N/A
 237              41 East 28th St. Apartment Corp.                        N/A         N/A          N/A            N/A
 238              Melbourne House Apartments Corp.                        N/A         N/A          N/A            N/A
 239              4-10 Bogardus Corp.                                     N/A         N/A          N/A              1
 240              448 East 84th St. Owners Corp.                            7        35.0%         N/A            N/A
 242              Park Slope Flats Corp.                                  N/A         N/A          N/A            N/A
 243              Spencer Apartments, Inc.                                N/A         N/A          N/A            N/A
 244              Clydesdale Cooperative Inc.                             N/A         N/A          N/A            N/A
 245              Mix-It Studios Cooperative Corporation                  N/A         N/A          N/A            N/A
 246              Madison Square Apartments, Inc.                         N/A         N/A          N/A            N/A
 247              35 RSD Tenants Realty Corp.                             N/A         N/A          N/A            N/A
 248              110 West 80th Street Apartment Corp.                    N/A         N/A          N/A            N/A
 249              284 Pacific Street Corporation                          N/A         N/A          N/A            N/A

                                                                          COOPERATIVE      COOPERATIVE       COOPERATIVE
                                                                             OWNED          COMMERCIAL        CONVERSION
  #     CROSSED   PROPERTY NAME                                              PERCENT      SQUARE FOOTAGE         YEAR
 ---    -------   -------------                                           -----------     --------------     -----------
 223              2965 Decatur Owners Inc.                                     N/A              N/A              1987
 224              71 East 77th Inc.                                            N/A              N/A              1954
 225              234 West 16th Street Owners Corp.                            N/A              N/A              1990
 228              Westbourne Apartments, Inc.                                  N/A              N/A              1958
 229              130 Centre Avenue Apartments, Inc.                           N/A              N/A              1987
 230              6535 Broadway Owners Corp.                                   N/A              N/A              1982
 231              148 East 84th Street Owners Corp.                            N/A              N/A              1987
 233              314 Tenant Owners Corp.                                      N/A              N/A              1979
 234              542 Holding Corporation                                      N/A            3,200              1977
 236              4th Avenue Loft Corporation                                  N/A              700              1980
 237              41 East 28th St. Apartment Corp.                             N/A            2,910              1979
 238              Melbourne House Apartments Corp.                             N/A              N/A              1981
 239              4-10 Bogardus Corp.                                          2.9%             N/A              1988
 240              448 East 84th St. Owners Corp.                               N/A              N/A              1987
 242              Park Slope Flats Corp.                                       N/A              N/A              1989
 243              Spencer Apartments, Inc.                                     N/A              N/A              1921
 244              Clydesdale Cooperative Inc.                                  N/A              N/A              1926
 245              Mix-It Studios Cooperative Corporation                       N/A              N/A              1986
 246              Madison Square Apartments, Inc.                              N/A            2,466              1979
 247              35 RSD Tenants Realty Corp.                                  N/A              N/A              1982
 248              110 West 80th Street Apartment Corp.                         N/A              N/A              1982
 249              284 Pacific Street Corporation                               N/A              N/A              1985


(1)  ASSUMES A CUT-OFF DATE IN JUNE 2003
(2) FOR COOPERATIVE PROPERTIES, APPRAISED VALUE AS RENTAL AND LOAN TO VALUE AS RENTAL FIGURES LISTED IN THE SCHEDULE ABOVE ARE BASED ON THE APPRAISER'S ESTIMATE OF MARKET RENT.

                   [THIS PAGE INTETIONALLY LEFT BLANK.]

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                      Underlying Mortgage Loan Contributor

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                 Underlying Mortgage Loans by Amortization Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile

     Range of Cut-off Date Rental Basis Loan to Value Ratios for Cooperative
                                 Mortgage Loans

     Range of Cut-off Date Co-op Basis Loan to Value Ratios for Cooperative
                                 Mortgage Loans

              Sponsor Owned Units in the Cooperative Mortgage Loans

           Underlying Mortgaged Real Properties by Ownership Interest

                                      A-2-1

                      UNDERLYING MORTGAGE LOAN CONTRIBUTOR

                                                                              WEIGHTED
                            NUMBER OF                      PERCENTAGE OF      AVERAGE                         WEIGHTED
                           UNDERLYING     CUT-OFF DATE      INITIAL NET       MORTGAGE        WEIGHTED        AVERAGE
                            MORTGAGE        PRINCIPAL      MORTGAGE POOL      INTEREST         AVERAGE     CUT-OFF DATE
MORTGAGE LOAN SELLER         LOANS         BALANCE (1)        BALANCE           RATE          U/W DSCR     LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.         111      $  1,094,784,904      63.47%           5.782%           1.95x          63.9%
NCB, FSB                        89           210,160,855      12.18%           5.823%           9.09           24.5%
PNC                             23           198,054,546      11.48%           5.784%           1.54           75.6%
KeyBank                         25           149,918,661       8.69%           5.819%           1.42           75.7%
Eurohypo AG(2)                   1            71,906,994       4.17%           4.135%           2.18           62.5%
                          ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        249      $  1,724,825,959        100%           5.722%           2.74x          61.4%
                          ==============================================================================================

(1) ASSUMES A CUT-OFF DATE IN JUNE 2003.
(2) CO-ORIGINATED BY COLUMN FINANCIAL, INC.

                             MORTGAGE INTEREST RATES

                                                                        WEIGHTED
                          NUMBER OF                    PERCENTAGE OF     AVERAGE                 WEIGHTED
                         UNDERLYING    CUT-OFF DATE     INITIAL NET     MORTGAGE   WEIGHTED      AVERAGE
      RANGE OF            MORTGAGE      PRINCIPAL      MORTGAGE POOL    INTEREST    AVERAGE    CUT-OFF DATE
MORTGAGE INTEREST RATES     LOANS      BALANCE (1)        BALANCE         RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
  4.135%  -  5.000%           2      $   193,906,994       11.24%        4.559%      2.83x        47.1%
  5.001%  -  5.500%          23          303,294,672       17.58%        5.320%      3.46         63.3%
  5.501%  -  5.750%          43          169,387,806        9.82%        5.667%      5.11         53.5%
  5.751%  -  6.000%          84          653,348,656       37.88%        5.890%      2.42         61.5%
  6.001%  -  7.000%          93          394,494,273       22.87%        6.304%      1.67         70.0%
  7.001%  -  7.500%           3            9,020,017        0.52%        7.161%      1.92         63.9%
  7.501%  -  9.020%           1            1,373,542        0.08%        9.020%      1.20         70.8%
                         ----------------------------------------------------------------------------------
TOTAL/WEIGHTED              249      $ 1,724,825,959         100%        5.722%      2.74x        61.4%
                         ==================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                9.020%
MINIMUM MORTGAGE INTEREST RATE:                4.135%
WTD. AVG. MORTGAGE INTEREST RATE:              5.722%

(1) ASSUMES A CUT-OFF DATE IN JUNE 2003.


                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                   WEIGHTED
                                     NUMBER OF                      PERCENTAGE OF     AVERAGE                  WEIGHTED
                                    UNDERLYING     CUT-OFF DATE      INITIAL NET     MORTGAGE    WEIGHTED       AVERAGE
  RANGE OF CUT-OFF DATE              MORTGAGE        PRINCIPAL      MORTGAGE POOL    INTEREST    AVERAGE     CUT-OFF DATE
    PRINCIPAL BALANCES                 LOANS        BALANCE (1)        BALANCE         RATE      U/W DSCR    LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
  $     119,541           250,000        3       $       492,141         0.03%        6.677%       8.04x          8.0%
        250,001  -        500,000        7             3,080,287         0.18%        6.502%       7.77          21.3%
        500,001  -        750,000       16            10,437,926         0.61%        5.943%       9.50          29.1%
        750,001  -      1,000,000       19            17,049,281         0.99%        6.001%       4.54          45.8%
      1,000,001  -      1,250,000       12            13,861,630         0.80%        6.067%      10.20          43.6%
      1,250,001  -      1,500,000       18            24,515,287         1.42%        6.309%       2.21          59.8%
      1,500,001  -      2,000,000       30            52,527,310         3.05%        6.013%       4.16          47.2%
      2,000,001  -      2,500,000       19            42,872,555         2.49%        5.915%       7.15          45.9%
      2,500,001  -      3,000,000       12            33,026,953         1.91%        6.001%       3.56          55.7%
      3,000,001  -      4,000,000       20            68,287,181         3.96%        5.876%       5.01          57.8%
      4,000,001  -      4,500,000       12            51,098,415         2.96%        5.967%       2.14          64.1%
      4,500,001  -      5,000,000        8            38,483,667         2.23%        6.019%       4.16          55.0%
      5,000,001  -      7,500,000       33           200,338,076        11.61%        6.004%       3.13          62.6%
      7,500,001  -     10,000,000        9            79,960,182         4.64%        5.907%       3.35          64.8%
     10,000,001  -     15,000,000        8            87,072,448         5.05%        6.158%       1.46          73.6%
     15,000,001  -     30,000,000       15           345,584,907        20.04%        5.587%       1.62          74.3%
     30,000,001  -     50,000,000        3           138,672,183         8.04%        6.118%       1.59          72.3%
     50,000,001  -  $ 203,000,000        5           517,465,531        30.00%        5.309%       2.45          52.5%
                                    --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                249       $ 1,724,825,959          100%        5.722%       2.74x         61.4%
                                    ======================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):      $   203,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):      $       119,541
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):      $     6,927,012

(1) ASSUMES A CUT-OFF DATE IN JUNE 2003.

                       ORIGINAL AMORTIZATION TERMS (1)(2)

                                                                        WEIGHTED
                         NUMBER OF                      PERCENTAGE OF    AVERAGE                WEIGHTED
       RANGE OF         UNDERLYING   CUT-OFF DATE        INITIAL NET    MORTGAGE   WEIGHTED     AVERAGE
ORIGINAL AMORTIZATION    MORTGAGE      PRINCIPAL        MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
TERMS (MONTHS) (1)(2)      LOANS      BALANCE (3)          BALANCE        RATE     U/W DSCR   LTV RATIO (3)
-----------------------------------------------------------------------------------------------------------
    Interest Only          16        $    132,825,000       7.70%        5.939%      5.17x        48.6%
     180  -  300           66             254,362,742      14.75%        6.029%      2.29         64.4%
     301  -  360          138           1,267,582,463      73.49%        5.643%      2.01         65.0%
     361  -  480           27              61,460,167       3.56%        5.640%     12.46         10.7%
     481  -  720            2               8,595,587       0.50%        5.591%     16.75          5.8%
                        -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   249        $  1,724,825,959        100%        5.722%      2.74x        61.4%
                        ===================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (4):        720
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (4):        180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (4):      354

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2) THERE ARE 6 MORTGAGE LOANS THAT HAVE INITIAL INTEREST ONLY PERIODS RANGING FROM 12 TO 37 MONTHS.
(3) ASSUMES A CUT-OFF DATE IN JUNE 2003.
(4) DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                  WEIGHTED
                                   NUMBER OF                      PERCENTAGE OF   AVERAGE               WEIGHTED
            RANGE OF              UNDERLYING   CUT-OFF DATE        INITIAL NET    MORTGAGE   WEIGHTED   AVERAGE
         ORIGINAL TERMS            MORTGAGE     PRINCIPAL         MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)      LOANS        BALANCE (2)        BALANCE         RATE    U/W DSCR   LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------
      60  -   84                       16      $    424,718,029      24.62%        5.094%      2.22x        61.3%
      85  -  120                      223         1,080,737,016      62.66%        5.925%      3.03         63.2%
      21  -  240                       10           219,370,913      12.72%        5.940%      2.32         52.6%
                                  -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               249      $  1,724,825,959        100%        5.722%      2.74x        61.4%
                                  ===================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   109

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN JUNE 2003.

                        REMAINING AMORTIZATION TERMS (1)

                                                                         WEIGHTED
                          NUMBER OF                      PERCENTAGE OF    AVERAGE                 WEIGHTED
       RANGE OF           UNDERLYING     CUT-OFF DATE      INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
REMAINING AMORTIZATION    MORTGAGE        PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
  TERMS (MONTHS) (1)        LOANS        BALANCE (2)        BALANCE        RATES    U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------
     Interest Only           16       $    132,825,000        7.70%       5.939%      5.17x           48.6%
      175  -  250            15             49,319,733        2.86%       6.120%       2.42           53.8%
      251  -  300            51            205,043,009       11.89%       6.007%       2.26           66.9%
      301  -  355            50            295,084,388       17.11%       6.059%       1.70           72.2%
      356  -  360            88            972,498,075       56.38%       5.516%       2.10           62.8%
      361  -  717            29             70,055,754        4.06%       5.634%      12.99           10.1%
                         -----------------------------------------------------------------------------------
TOTAL/WEIGHTE               249       $  1,724,825,959         100%       5.722%      2.74x           61.4%
                         ===================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1) (2):          717
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1) (2):          175
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1) (2):        352

(1) DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.
(2) ASSUMES A CUT-OFF DATE IN JUNE 2003.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                   WEIGHTED
                                    NUMBER OF                      PERCENTAGE OF    AVERAGE                 WEIGHTED
            RANGE OF               UNDERLYING     CUT-OFF DATE      INITIAL NET     MORTGAGE   WEIGHTED     AVERAGE
        REMAINING TERMS             MORTGAGE        PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
 TO STATED MATURITY (MONTHS) (1)     LOANS         BALANCE (2)        BALANCE        RATES     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
    54  -   84                          16      $    424,718,029       24.62%       5.094%      2.22x        61.3%
    85  -  114                          32           141,828,624        8.22%       6.283%       2.53        63.7%
   115  -  120                         192         1,141,908,392       66.20%       5.872%       2.97        61.2%
   121  -  237                           9            16,370,913        0.95%       6.672%       2.22        59.0%
                                   -----------------------------------------------------------------------------------
TOTAL/WEIGHTE                          249      $  1,724,825,959         100%       5.722%      2.74x        61.4%
                                   ===================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):              237
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):               54
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):            106

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN JUNE 2003.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                                   WEIGHTED
                                      NUMBER OF                    PERCENTAGE OF   AVERAGE                 WEIGHTED
                                      MORTGAGED    CUT-OFF DATE     INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
    RANGE OF YEARS                      REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
  BUILT/RENOVATED (1)                 PROPERTIES    BALANCE (2)       BALANCE       RATES     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
   1890   -   1980                       32            61,153,066       3.55%       5.989%       6.37x      59.3%
   1981   -   1985                       26            79,546,040       4.61%       5.804%       3.50       59.1%
   1986   -   1990                       31           141,773,907       8.22%       5.432%       2.89       54.0%
   1991   -   1995                       24           125,662,320       7.29%       5.756%       3.00       65.1%
   1996   -   1999                       53           474,458,544      27.51%       5.464%       2.59       61.1%
   2000   -   2003                      107           842,232,083      48.83%       5.884%       2.42       62.6%
                                   -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 273     $   1,724,825,959        100%       5.722%       2.74x      61.4%
                                   ===================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):           2003
OLDEST YEAR BUILT/RENOVATED (1):                1890
WTD. AVG. YEAR BUILT/RENOVATED (1):             1997


(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT, YEAR RENOVATED, OR CO-OP CONVERSION DATE IN THE CASE OF COOPERATIVE MORTGAGED REAL PROPERTIES.
(2) ASSUMES A CUT-OFF DATE IN JUNE 2003.

                     OCCUPANCY RATES AT UNDERWRITING (1) (2)

                                                                                   WEIGHTED
                                      NUMBER OF                    PERCENTAGE OF   AVERAGE                 WEIGHTED
                                      MORTGAGED    CUT-OFF DATE     INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
             RANGE OF                   REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
  OCCUPANCY RATES AT U/W (1) (2)      PROPERTIES    BALANCE (2)       BALANCE       RATES     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
   73%  -  85%                            7     $      45,214,503       2.62%       5.612%       1.42x      78.2%
   86%  -  90%                           20           122,345,820       7.09%       5.711%       1.48       76.7%
   91%  -  93%                           20           181,213,986      10.51%       5.695%       1.74       70.3%
   94%  -  95%                           16           158,540,023       9.19%       5.868%       1.48       75.1%
   96%  -  97%                           24           128,807,072       7.47%       5.857%       1.44       77.4%
   98%  -  100%                         181           967,155,933      56.07%       5.762%       3.50       54.8%
                                   -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 268     $   1,603,277,337      92.95%       5.765%       2.72x      62.7%
                                   ===================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (2):              100%
MINIMUM OCCUPANCY RATE AT U/W (2):               73%
WTD. AVG. OCCUPANCY RATE AT U/W (2):             96%

(1) IN THE CASE OF COOPERATIVE MORTGAGED REAL PROPERTIES, STATED OCCUPANCY REFLECTS THE APPRAISED OCCUPANCY RATE OF THE COOPERATIVE PROPERTY.
(2) HOTEL PROPERTIES ARE NOT INCLUDED.
(3) ASSUMES A CUT-OFF DATE IN JUNE 2003.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                   WEIGHTED
                                       NUMBER OF                   PERCENTAGE OF   AVERAGE                 WEIGHTED
                                      UNDERLYING   CUT-OFF DATE     INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
      RANGE OF                         MORTGAGE     PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
      U/W DSCRs                          LOANS      BALANCE (2)       BALANCE       RATES     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
   1.20   -   1.25                        6     $      23,103,443       1.34%       6.536%       1.25x      79.4%
   1.26   -   1.35                       25           119,461,832       6.93%       5.934%       1.32       75.4%
   1.36   -   1.40                       25           205,958,736      11.94%       5.960%       1.38       77.9%
   1.41   -   1.45                       23           144,653,807       8.39%       5.735%       1.43       75.5%
   1.46   -   1.50                       15            77,529,377       4.49%       6.021%       1.48       75.8%
   1.51   -   1.60                       33           183,747,528      10.65%       5.997%       1.54       73.3%
   1.61   -   1.70                       11            93,942,406       5.45%       5.610%       1.64       72.5%
   1.71   -   2.00                       22           217,816,015      12.63%       6.051%       1.82       67.2%
   2.01   -   3.00                       11           380,388,213      22.05%       5.418%       2.32       54.8%
   3.01   -  56.98                       78           278,224,602      16.13%       5.311%       7.95       23.1%
                                   -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 249     $   1,724,825,959        100%       5.722%       2.74x      61.4%
                                   ===================================================================================

MAXIMUM U/W DSCR:                               56.98x
MINIMUM U/W DSCR:                                1.20x
WTD. AVG. U/W DSCR:                              2.74x

(1) ASSUMES A CUT-OFF DATE IN JUNE 2003.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                   WEIGHTED
                                       NUMBER OF                   PERCENTAGE OF   AVERAGE                 WEIGHTED
                                      UNDERLYING   CUT-OFF DATE     INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
    RANGE OF CUT-OFF DATE              MORTGAGE     PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
          U/W DSCRs                      LOANS      BALANCE (2)       BALANCE       RATES     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
    0.9%  -  40.0%                       80     $     280,866,708      16.28%       5.314%       7.90x      23.0%
   40.1%  -  50.0%                        4            35,162,598       2.04%       5.398%       2.62       48.5%
   50.1%  -  60.0%                        9           238,317,908      13.82%       5.952%       2.26       52.8%
   60.1%  -  70.0%                       30           341,352,782      19.79%       5.571%       1.91       64.0%
   70.1%  -  72.5%                       19            92,461,679       5.36%       6.165%       1.57       71.3%
   72.6%  -  74.5%                       19           146,189,142       8.48%       5.901%       1.52       73.3%
   74.6%  -  75.5%                       17           153,085,387       8.88%       5.752%       1.52       74.9%
   75.6%  -  77.5%                       20            75,625,300       4.38%       6.011%       1.44       76.7%
   77.6%  -  78.5%                        7            52,396,826       3.04%       5.504%       1.44       78.1%
   78.6%  -  80.0%                       40           289,057,555      16.76%       5.825%       1.42       79.4%
   80.1%  -  84.9%                        4            20,310,073       1.18%       6.243%       1.29       82.2%
                                   -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 249     $   1,724,825,959        100%       5.722%       2.74x      61.4%
                                   ===================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):             84.9%
MINIMUM CUT-OFF DATE LTV RATIO (1):              0.9%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):           61.4%

(1) ASSUMES A CUT-OFF DATE IN JUNE 2003.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                   WEIGHTED
                                      NUMBER OF                    PERCENTAGE OF   AVERAGE                 WEIGHTED
                                      MORTGAGED    CUT-OFF DATE     INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
                                        REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
STATE                                 PROPERTIES    BALANCE (2)       BALANCE       RATES     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
   New York                              81     $     373,905,355      21.68%       5.809%       6.18x      35.4%
   Texas                                 43           197,960,865      11.48%       5.913%       1.45       76.8%
   Pennsylvania                           7           130,487,489       7.57%       5.923%       1.64       69.0%
   District of Columbia                   4           123,681,039       7.17%       4.832%       3.23       38.4%
   California                            13           105,886,642       6.14%       6.012%       1.65       70.9%
       Northern California (1)            3            32,902,523       1.91%       6.143%       1.72       69.8%
       Southern California (1)           10            72,984,119       4.23%       5.954%       1.62       71.4%
   Florida                               15           102,350,634       5.93%       6.041%       1.46       75.2%
   Michigan                               4            98,052,439       5.68%       5.446%       1.94       66.5%
   South Carolina                         4            80,075,662       4.64%       4.317%       2.09       63.4%
   New Jersey                             5            61,209,506       3.55%       6.342%       1.90       66.7%
   Georgia                                7            56,512,026       3.28%       5.683%       2.10       61.7%
   Illinois                              11            39,962,623       2.32%       5.513%       1.53       73.8%
   North Carolina                         9            38,361,832       2.22%       6.080%       1.56       69.5%
   Ohio                                   7            37,672,513       2.18%       5.817%       1.49       75.5%
   Oregon                                 2            30,990,309       1.80%       5.352%       1.43       77.3%
   Massachusetts                          7            29,849,318       1.73%       5.421%       1.70       78.1%
   Alabama                                3            27,666,840       1.60%       6.196%       1.54       75.7%
   Colorado                               5            25,280,245       1.47%       6.116%       1.48       73.3%
   Arizona                                5            23,798,732       1.38%       5.866%       1.41       74.0%
   Maryland                               8            22,493,557       1.30%       6.152%       1.42       73.2%
   Connecticut                            1            19,314,287       1.12%       5.460%       1.38       78.8%
   Alaska                                 2            16,513,129       0.96%       6.087%       1.64       62.0%
   Nevada                                 2            10,230,999       0.59%       6.101%       1.80       66.1%
   Indiana                                3            10,059,764       0.58%       6.089%       1.40       76.5%
   Virginia                               4             8,812,099       0.51%       6.284%       1.59       71.1%
   Minnesota                              1             7,577,413       0.44%       5.530%       1.47       77.9%
   Kentucky                               1             6,143,534       0.36%       5.990%       1.35       78.8%
   Arkansas                               2             5,576,139       0.32%       6.071%       1.44       81.1%
   Kansas                                 2             5,416,903       0.31%       6.159%       1.36       79.5%
   Utah                                   1             5,390,077       0.31%       5.980%       1.37       75.9%
   Wisconsin                              1             4,826,421       0.28%       6.000%       1.44       79.1%
   Iowa                                   3             3,789,771       0.22%       5.960%       1.55       77.3%
   Tennessee                              1             3,512,080       0.20%       6.500%       1.38       74.6%
   New Hampshire                          3             3,378,877       0.20%       5.753%       1.76       76.2%
   Oklahoma                               1             3,038,118       0.18%       6.160%       1.50       70.7%
   Louisiana                              2             2,024,583       0.12%       6.655%       1.49       79.4%
   Mississippi                            1             1,291,313       0.07%       6.040%       2.57       51.7%
   Missouri                               1               928,996       0.05%       6.720%       1.36       78.7%
   New Mexico                             1               803,832       0.05%       6.120%       1.58       67.0%
                                   -----------------------------------------------------------------------------------
   TOTAL/WEIGHTED AVERAGE:              273     $   1,724,825,959        100%       5.722%       2.74X      61.4%
                                   ===================================================================================

(1) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.
(2)  ASSUMES A CUT-OFF DATE IN JUNE 2003.

                 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                                                                                   WEIGHTED
                                       NUMBER OF                   PERCENTAGE OF   AVERAGE                 WEIGHTED
                                      UNDERLYING   CUT-OFF DATE     INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
                                       MORTGAGE     PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
LOAN TYPE                                LOANS      BALANCE (2)       BALANCE       RATES     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
   Balloon                              207     $   1,120,822,768      64.98%       5.768%       2.59x      66.5%
   ARD (2)                               22           529,684,701      30.71%       5.635%       2.34       54.8%
   Interest Only                         14            62,725,000       3.64%       5.503%       8.89       27.8%
   Fully Amortizing                       6            11,593,490       0.67%       6.392%       2.62       50.0%
                                   -----------------------------------------------------------------------------------
   TOTAL/WEIGHTED AVERAGE:              249     $   1,724,825,959        100%       5.722%       2.74X      61.4%
                                   ===================================================================================

(1) ASSUMES A CUT-OFF DATE IN JUNE 2003.
(2) INCLUDES THE PEARSON EDUCATIONAL HEADQUARTERS MORTGAGE LOAN AND THE 228 POST STREET MORTGAGE LOAN, WHICH ARE ARD LOANS THAT PROVIDE FOR INTEREST ONLY PAYMENTS UNTIL THE ARD DATE

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                   WEIGHTED
                                      NUMBER OF                    PERCENTAGE OF   AVERAGE                 WEIGHTED
                                      MORTGAGED    CUT-OFF DATE     INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
                                        REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE                         PROPERTIES    BALANCE (2)       BALANCE       RATES     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
   Multifamily                          164     $     511,747,649      29.67%       5.758%       4.59x      56.1%
   Retail                                48           476,067,909      27.60%       5.634%       1.72       69.6%
   Office                                26           460,961,620      26.73%       5.800%       2.04       60.6%
   Industrial                            21           132,239,970       7.67%       6.070%       1.69       69.7%
   Hotel                                  5           121,548,621       7.05%       5.160%       2.92       44.2%
   Self Storage                           6            16,177,347       0.94%       6.028%       1.50       69.0%
   Mixed Use                              3             6,082,842       0.35%       6.531%       1.49       71.1%
                                   -----------------------------------------------------------------------------------
   TOTAL/WEIGHTED AVERAGE:              273     $   1,724,825,959        100%       5.722%       2.74x      61.4%
                                   ===================================================================================

(1) ASSUMES A CUT-OFF DATE IN JUNE 2003.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                   WEIGHTED
                                      NUMBER OF                    PERCENTAGE OF   AVERAGE                 WEIGHTED
                                      MORTGAGED    CUT-OFF DATE     INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
                  PROPERTY               REAL        PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE     SUB-TYPE            PROPERTIES    BALANCE (2)       BALANCE       RATES     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
   MULTIFAMILY
                  Conventional           77     $     319,504,725      18.52%       5.762%        1.48x     77.0%
                  Cooperative            80           171,206,187       9.93%       5.735%       10.79      15.0%
                  Manufactured Housing    7            21,036,736       1.22%       5.899%        1.47      72.5%
                                   -----------------------------------------------------------------------------------
   TOTAL/WEIGHTED AVERAGE:              164     $     511,747,649      29.67%       5.758%        4.59x     56.1%
                                   ===================================================================================

(1) ASSUMES A CUT-OFF DATE IN JUNE 2003.

                                                                                   WEIGHTED
                                      NUMBER OF                    PERCENTAGE OF   AVERAGE                  WEIGHTED
                                      MORTGAGED    CUT-OFF DATE     INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
                  PROPERTY               REAL        PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE     SUB-TYPE            PROPERTIES    BALANCE (2)       BALANCE       RATES     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
   RETAIL
                  Anchored              38      $     440,277,469      25.53%       5.575%       1.74x      69.4%
                  Unanchored            10             35,790,440       2.08%       6.361%       1.50       71.3%
                                   -----------------------------------------------------------------------------------
   TOTAL/WEIGHTED AVERAGE:              48      $     476,067,909      27.60%       5.634%       1.72x      69.6%
                                   ===================================================================================

(1) ASSUMES A CUT-OFF DATE IN JUNE 2003.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                           WEIGHTED    WEIGHTED        WEIGHTED
                                                                           AVERAGE     AVERAGE          AVERAGE         WEIGHTED
                                                           PERCENTAGE OF  REMAINING   REMAINING        REMAINING        AVERAGE
        RANGE OF               NUMBER OF   CUT-OFF DATE     INITIAL NET    LOCKOUT     LOCKOUT        LOCKOUT PLUS      REMAINING
   REMAINING TERMS TO          MORTGAGE      PRINCIPAL     MORTGAGE POOL    PERIOD  PLUS YM PERIOD   PREMIUM PERIOD     MATURITY
  STATED MATURITY (YEARS)       LOANS       BALANCE (1)        BALANCE     (YEARS)      (YEARS)         (YEARS)        (YEARS) (2)
-----------------------------------------------------------------------------------------------------------------------------------
    4.50  -   4.99               12     $     224,203,029       13.00%        4.4         4.4             4.4              4.8
    5.00  -   9.49                9           260,212,538       15.09%        7.0         7.0             7.0              7.3
    9.50  -   9.99              216         1,212,859,478       70.32%        9.0         9.3             9.4              9.7
   10.00  -  19.80               12            27,550,913        1.60%       14.0        14.3            14.4             14.7
                           --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         249     $   1,724,825,959      100.00%        8.2         8.4             8.5              8.8
                           ========================================================================================================

(1) ASSUMES A CUT-OFF DATE IN JUNE 2003.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                           WEIGHTED    WEIGHTED        WEIGHTED
                                                                           AVERAGE     AVERAGE          AVERAGE         WEIGHTED
                                                           PERCENTAGE OF  REMAINING   REMAINING        REMAINING        AVERAGE
                               NUMBER OF   CUT-OFF DATE     INITIAL NET    LOCKOUT     LOCKOUT        LOCKOUT PLUS      REMAINING
                               MORTGAGE      PRINCIPAL     MORTGAGE POOL    PERIOD  PLUS YM PERIOD   PREMIUM PERIOD     MATURITY
     PREPAYMENT OPTION          LOANS       BALANCE (1)        BALANCE     (YEARS)      (YEARS)         (YEARS)        (YEARS) (2)
-----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance            179     $   1,584,534,603       91.87%       8.4         8.4             8.4              8.7
Lockout / Prepayment Penalty     42            82,149,235        4.76%       8.2         8.2             9.5              9.8
Lockout / Yield Maintenance      27            52,752,044        3.06%       3.2         9.4             9.4              9.7
Yield Maintenance                 1             5,390,077        0.31%       0.0         9.4             9.4              9.8
                           --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         249     $   1,724,825,959      100.00%       8.2         8.4             8.5              8.8
                           ========================================================================================================

(1) ASSUMES A CUT-OFF DATE IN JUNE 2003.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                      MORTGAGE POOL PREPAYMENT PROFILE (1)

                             NUMBER OF
              MONTHS SINCE    MORTGAGE    OUTSTANDING     % OF POOL       YIELD       PREPAYMENT   % OF POOL
    DATE      CUT-OFF DATE     LOANS      BALANCE (MM)     LOCKOUT     MAINTENANCE      PREMIUM       OPEN       TOTAL
-------------------------------------------------------------------------------------------------------------------------
   JUN-03           0           249       $    1,724.8        99.69%       0.31%         0.00%        0.00%     100.0%
   Jun-04          12           249       $    1,709.1        99.69%       0.31%         0.00%        0.00%     100.0%
   Jun-05          24           249       $    1,690.4        99.69%       0.31%         0.00%        0.00%     100.0%
   Jun-06          36           249       $    1,667.6        98.50%       1.50%         0.00%        0.00%     100.0%
   Jun-07          48           249       $    1,643.1        96.65%       3.35%         0.00%        0.00%     100.0%
   Jun-08          60           236       $    1,383.8        96.15%       3.85%         0.00%        0.00%     100.0%
   Jun-09          72           236       $    1,359.8        96.15%       3.85%         0.00%        0.00%     100.0%
   Jun-10          84           233       $    1,173.0        95.63%       4.37%         0.00%        0.00%     100.0%
   Jun-11          96           233       $    1,149.3        95.16%       4.37%         0.48%        0.00%     100.0%
   Jun-12         108           233       $    1,124.3        87.25%       4.36%         6.41%        1.98%     100.0%
   Jun-13         120             9       $       11.3        97.55%       2.45%         0.00%        0.00%     100.0%
   Jun-14         132             9       $       10.6        97.85%       2.15%         0.00%        0.00%     100.0%
   Jun-15         144             9       $        9.8        96.00%       1.78%         2.22%        0.00%     100.0%
   Jun-16         156             9       $        9.0        97.14%       1.31%         1.55%        0.00%     100.0%
   Jun-17         168             9       $        8.2        98.62%       0.70%         0.68%        0.00%     100.0%
   Jun-18         180             2       $        4.7       100.00%       0.00%         0.00%        0.00%     100.0%
   Jun-19         192             2       $        4.1       100.00%       0.00%         0.00%        0.00%     100.0%
   Jun-20         204             2       $        3.4       100.00%       0.00%         0.00%        0.00%     100.0%
   Jun-21         216             1       $        1.6       100.00%       0.00%         0.00%        0.00%     100.0%
   Jun-22         228             1       $        0.9       100.00%       0.00%         0.00%        0.00%     100.0%
-------------------------------------------------------------------------------------------------------------------------

(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES.
    OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS TO BE SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.

     RANGE OF CUT-OFF DATE RENTAL BASIS LOAN TO VALUE RATIOS FOR COOPERATIVE
                               MORTGAGE LOANS (1)

                                                                             WEIGHTED                 WEIGHTED        WEIGHTED
       RANGE OF                 NUMBER OF                    PERCENTAGE OF    AVERAGE                 AVERAGE         AVERAGE
       CUT-OFF                 UNDERLYING    CUT-OFF DATE     INITIAL NET    MORTGAGE   WEIGHTED    CUT-OFF DATE   CUT-OFF DATE
    RENTAL BASIS                MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE     CO-OP BASIS    RENTAL BASIS
       LTV (1)                   LOANS        BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
    2.6%  -   9.9%                22        $   44,457,786       2.58%        5.678%     22.40x         4.2%            6.9%
   10.0%  -  19.9%                22            50,763,768       2.94%        5.676%     10.49          8.5%           14.4%
   20.0%  -  29.9%                23            43,094,401       2.50%        5.665%      5.35         15.7%           25.0%
   30.0%  -  68.6%                13            32,890,231       1.91%        5.992%      2.71         38.7%           49.9%
                          ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           80        $  171,206,187       9.93%        5.735%     10.79x        15.0%           21.9%
                          =========================================================================================================

MAXIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):                68.6%
MINIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):                 2.6%
WTD. AVG. CUT-OFF DATE RENTAL BASIS LTV RATIO (1):              21.9%

(1) ASSUMES A CUT-OFF DATE IN JUNE 2003.

     RANGE OF CUT-OFF DATE CO-OP BASIS LOAN TO VALUE RATIOS FOR COOPERATIVE
                               MORTGAGE LOANS (1)

                                                                             WEIGHTED                 WEIGHTED        WEIGHTED
       RANGE OF                 NUMBER OF                    PERCENTAGE OF    AVERAGE                 AVERAGE         AVERAGE
       CUT-OFF                 UNDERLYING    CUT-OFF DATE     INITIAL NET    MORTGAGE   WEIGHTED    CUT-OFF DATE   CUT-OFF DATE
     CO-OP BASIS                MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE     CO-OP BASIS    RENTAL BASIS
       LTV (1)                   LOANS        BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
    0.9%  -   9.9%                37        $   82,728,605       4.80%        5.645%     17.30x         5.7%            9.9%
   10.0%  -  19.9%                29            53,371,390       3.09%        5.715%      5.93         14.1%           23.2%
   20.0%  -  29.9%                11            21,272,596       1.23%        5.867%      3.55         25.0%           37.2%
   30.0%  -  61.7%                 3            13,833,596       0.80%        6.139%      1.78         58.5%           65.6%
                          ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           80        $  171,206,187       9.93%        5.735%     10.79x        15.0%           21.9%
                          =========================================================================================================

MAXIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)                 61.7%
MINIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)                  0.9%
WTD. AVG. CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)               15.0%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2003.

              SPONSOR-OWNED UNITS IN THE COOPERATIVE MORTGAGE LOANS

                                                                    WEIGHTED              WEIGHTED       WEIGHTED       WEIGHTED
                        NUMBER OF                    PERCENTAGE OF   AVERAGE              AVERAGE        AVERAGE        AVERAGE
     PERCENTAGE        UNDERLYING     CUT-OFF DATE    INITIAL NET   MORTGAGE  WEIGHTED  CUT-OFF DATE   CUT-OFF DATE    PERCENT OF
     OF SPONSOR-        MORTGAGE       PRINCIPAL     MORTGAGE POOL  INTEREST  AVERAGE    CO-OP BASIS   RENTAL BASIS   SPONSOR OWNED
     OWNED UNITS         LOANS        BALANCE (1)       BALANCE       RATE    U/W DSCR  LTV RATIO (1)  LTV RATIO (1)     UNITS
------------------------------------------------------------------------------------------------------------------------------------
         None             36         $   68,475,046       3.97%      5.756%    14.32x       17.1%          23.0%           0.0%
    5.56%  -   9.99%       7             15,761,792       0.91%      5.630%    10.45        11.4%          17.2%           7.6%
   10.00%  -  19.99%      13             42,252,032       2.45%      5.705%    10.12        12.1%          18.3%          16.1%
   20.00%  -  29.99%      12             22,422,427       1.30%      5.755%     6.49        13.3%          23.4%          24.2%
   30.00%  -  39.99%       5             11,918,704       0.69%      5.671%     7.44        14.0%          22.6%          36.8%
   40.00%  -  86.11%       7             10,376,186       0.60%      5.903%     3.96        23.1%          33.2%          54.6%
                       -------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   80         $  171,206,187       9.93%      5.735%    10.79x       15.0%          21.9%          13.7%
                       =============================================================================================================

MAXIUM PERCENTAGE OF SPONSOR-OWNED UNITS:                           86.1%
MINIMUM PERCENTAGE OF SPONSOR-OWNED UNITS (2):                       5.6%
WTD. AVG. PERCENTAGE OF SPONSOR-OWNED UNITS:                        13.7%

(1) ASSUMES A CUT-OFF DATE IN JUNE 2003
(2) DOES NOT INCLUDE COOPERATIVE MORTGAGE LOANS WITHOUT ANY SPONSOR-OWNED UNITS

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                            NUMBER OF                                        WEIGHTED
                            UNDERLYING                       PERCENTAGE OF    AVERAGE                   WEIGHTED
                            MORTGAGED       CUT-OFF DATE      INITIAL NET    MORTGAGE    WEIGHTED       AVERAGE
                               REAL           PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE     CUT-OFF DATE
FEE/LEASEHOLD               PROPERTIES       BALANCE (1)        BALANCE       RATES      U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
Fee                            264        $  1,562,638,424       90.60%        5.783%      2.72x          62.9%
Fee/Leasehold                    5             145,426,466        8.43%        4.999%      2.93           44.2%
Leasehold                        4              16,761,069        0.97%        6.332%      2.77           66.7%

                         ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        273        $  1,724,825,959         100%        5.722%      2.74x          61.4%
                         =============================================================================================

(1) ASSUMES A CUT-OFF DATE IN JUNE 2003.

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
[WELLS FARGO LOGO]                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                        SERIES 2003-C3                     Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                             @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045                                                                        PAYMENT DATE:  07/17/2003
                                                                                          RECORD DATE:   06/30/2003

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

     STATEMENT SECTIONS                                                      PAGE(S)
     ------------------                                                      -------
     Certificate Distribution Detail                                           2
     Certificate Factor Detail                                                 3
     Reconciliation Detail                                                     4
     Other Required Information                                                5
     Cash Reconciliation                                                       6
     Ratings Detail                                                            7
     Current Mortgage Loan and Property Stratification Tables               8 - 10
     Mortgage Loan Detail                                                     11
     Principal Prepayment Detail                                              12
     Historical Detail                                                        13
     Delinquency Loan Detail                                                  14
     Specially Serviced Loan Detail                                         15 - 16
     Modified Loan Detail                                                     17
     Liquidated Loan Detail                                                   18

           DEPOSITOR                        MASTER SERVICER            MASTER & SPECIAL SERVICER           SPECIAL SERVICER
Credit Suisse First Boston Mortgage   KeyCorp Real Estate Capital   National Consumer Cooperative Bank  ARCap Servicing, Inc.
Securities Corp.                      Markets, Inc.                 1401 Eye Street NW                  5605 N. MacArthur Blvd.
Eleven Madison Avenue, 9th Floor      911 Main Street, Suite 1500   Suite 700                           Irving, TX 75038
New York, NY 10010                    Kansas City, MO 64105         Washington, DC 20005


Contact:  General Information Number  Contact:  Marty O'Conner      Contact:  Steve Brookner            Contact: Chris Crouch
Phone Number: (212) 325-2000          Phone Number: (816) 221-8800  Phone Number:  (212) 336-5479       Phone Number: (972) 580-1688

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicers, Special Servicers and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 18

                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
[WELLS FARGO LOGO]                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                        SERIES 2003-C3                     Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                             @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045                                                                        PAYMENT DATE:  07/17/2003
                                                                                          RECORD DATE:   06/30/2003

                         CERTIFICATE DISTRIBUTION DETAIL

                                                                                                  Realized Loss /
                Pass-Through     Original   Beginning    Principal      Interest     Prepayment   Additional Trust    Total
 Class   CUSIP      Rate         Balance     Balance   Distribution   Distribution     Premium    Fund Expenses     Distribution
---------------------------------------------------------------------------------------------------------------------------------
  A-1             0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
  A-2             0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
   B              0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
   C              0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
   D              0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
   E              0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
   F              0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
   G              0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
   H              0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
   J              0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
   K              0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
   L              0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
   M              0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
   N              0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
   O              0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
   P              0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
   Q              0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
 622-A            0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
 622-B            0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
 622-C            0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
   R              0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
  LR              0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
   V              0.000000%          0.00        0.00          0.00           0.00         0.00               0.00           0.00
---------------------------------------------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------------------------------------------

                       Current
        Ending     Subordination
 Class  Balance         Level
---------------------------------
  A-1      0.00            0.00%
  A-2      0.00            0.00%
   B       0.00            0.00%
   C       0.00            0.00%
   D       0.00            0.00%
   E       0.00            0.00%
   F       0.00            0.00%
   G       0.00            0.00%
   H       0.00            0.00%
   J       0.00            0.00%
   K       0.00            0.00%
   L       0.00            0.00%
   M       0.00            0.00%
   N       0.00            0.00%
   O       0.00            0.00%
   P       0.00            0.00%
   Q       0.00            0.00%
 622-A     0.00            0.00%
 622-B     0.00            0.00%
 622-C     0.00            0.00%
   R       0.00            0.00%
  LR       0.00            0.00%
   V       0.00            0.00%
---------------------------------
Totals
---------------------------------

                                Original     Beginning                                                    Ending
                Pass-Through    Notional     Notional       Interest       Prepayment      Total         Notional
Class   CUSIP      Rate          Amount       Amount       Distribution      Premium    Distribution       Amount
------------------------------------------------------------------------------------------------------------------
 A-X             0.000000%          0.00         0.00            0.00          0.00           0.00            0.00
A-SP             0.000000%          0.00         0.00            0.00          0.00           0.00            0.00
 A-Y             0.000000%          0.00         0.00            0.00          0.00           0.00            0.00

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 18

                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
[WELLS FARGO LOGO]                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                        SERIES 2003-C3                     Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                             @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045                                                                        PAYMENT DATE:  07/17/2003
                                                                                          RECORD DATE:   06/30/2003

                            CERTIFICATE FACTOR DETAIL

                                                                                                   Realized Loss /
                       Beginning          Principal            Interest           Prepayment       Additional Trust         Ending
Class     CUSIP         Balance         Distribution         Distribution           Premium         Fund Expenses          Balance
------------------------------------------------------------------------------------------------------------------------------------
 A-1                  0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
 A-2                  0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
  B                   0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
  C                   0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
  D                   0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
  E                   0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
  F                   0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
  G                   0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
  H                   0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
  J                   0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
  K                   0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
  L                   0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
  M                   0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
  N                   0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
  O                   0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
  P                   0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
  Q                   0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
622-A                 0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
622-B                 0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
622-C                 0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
  R                   0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
 LR                   0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000
  V                   0.00000000          0.00000000          0.00000000          0.00000000             0.00000000       0.00000000

                      Beginning                                                     Ending
                      Notional            Interest           Prepayment            Notional
Class     CUSIP        Amount           Distribution           Premium              Amount
------------------------------------------------------------------------------------------------
 A-X                    0.00000000          0.00000000          0.00000000            0.00000000
A-SP                    0.00000000          0.00000000          0.00000000            0.00000000
 A-Y                    0.00000000          0.00000000          0.00000000            0.00000000

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 18

                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
[WELLS FARGO LOGO]                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                        SERIES 2003-C3                     Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                             @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045                                                                        PAYMENT DATE:  07/17/2003
                                                                                          RECORD DATE:   06/30/2003

                              RECONCILIATION DETAIL

         ADVANCE SUMMARY                                               MASTER SERVICING FEE SUMMARY
P & I Advances Outstanding                       0.00       Current Period Accrued Master Servicing Fees                  0.00
Servicing Advances Outstanding                   0.00       Less Master Servicing Fees on Delinquent Payments             0.00

Reimbursement for Interest on P & I              0.00       Less Reductions to Master Servicing Fees                      0.00
Advances paid from general collections                      Plus Master Servicing Fees for Delinquent Payments Received   0.00

Reimbursement for Interest on Servicing          0.00       Plus Adjustments for Prior Master Servicing Calculation       0.00
Advances paid from general collections                      Total Master Servicing Fees Collected                         0.00

CERTIFICATE INTEREST RECONCILIATION

            Accrued        Uncovered                             Certificate         Unpaid       Optimal Interest    Interest
Class     Certificate     Prepayment       Indemnification    Deferred Interest     Interest        Distribution     Shortfall
            Interest   Interest Shortfall      Expenses             Amount       Shortfall Amount      Amount          Amount
---------------------------------------------------------------------------------------------------------------------------------
 A-1
 A-2
 A-X
A-SP
 A-Y
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
  Q
622-A
622-B
622-C
---------------------------------------------------------------------------------------------------------------------------------
Total
---------------------------------------------------------------------------------------------------------------------------------

                              Appraisal
             Interest         Reduction
Class      Distribution         Amount
----------------------------------------
 A-1
 A-2
 A-X
A-SP
 A-Y
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
  Q
622-A
622-B
622-C
----------------------------------------
Total
----------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 4 of 18

                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
[WELLS FARGO LOGO]                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                        SERIES 2003-C3                     Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                             @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045                                                                        PAYMENT DATE:  07/17/2003
                                                                                          RECORD DATE:   06/30/2003

                           OTHER REQUIRED INFORMATION

Available Distribution Amount                                0.00


Aggregate Number of Outstanding Loans                           0
Aggregate Unpaid Principal Balance of Loans                  0.00
Aggregate Stated Principal Balance of Loans                  0.00


Aggregate Amount of Servicing Fee                            0.00
Aggregate Amount of Special Servicing Fee                    0.00
Aggregate Amount of Trustee Fee                              0.00
Aggregate Amount of Primary Servicing Fee Fee                0.00
Aggregate Trust Fund Expenses                                0.00


Specially Serviced Loans not Delinquent
    Number of Outstanding Loans                                 0
    Aggregate Unpaid Principal Balance                       0.00

Appraisal Reduction Amount

            Appraisal       Cumulative      Most Recent
 Loan       Reduction         ASER           App. Red.
Number       Amount          Amount            Date
-------------------------------------------------------


-------------------------------------------------------
Total
-------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 18

                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
[WELLS FARGO LOGO]                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                        SERIES 2003-C3                     Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                             @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045                                                                        PAYMENT DATE:  07/17/2003
                                                                                          RECORD DATE:   06/30/2003

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED

    INTEREST:
         Interest paid or advanced                                       0.00
         Interest reductions due to Non-Recoverability Determinations    0.00
         Interest Adjustments                                            0.00
         Deferred Interest                                               0.00
         Net Prepayment Interest Shortfall                               0.00
         Net Prepayment Interest Excess                                  0.00
         Extension Interest                                              0.00
         Interest Reserve Withdrawal                                     0.00
                                                                                --------
               TOTAL INTEREST COLLECTED                                             0.00

    PRINCIPAL:
         Scheduled Principal                                             0.00
         Unscheduled Principal                                           0.00
               Principal Prepayments                                     0.00
               Collection of Principal after Maturity Date               0.00
               Recoveries from Liquidation and Insurance Proceeds        0.00
               Excess of Prior Principal Amounts paid                    0.00
               Curtailments                                              0.00
         Negative Amortization                                           0.00
         Principal Adjustments                                           0.00
                                                                                --------
               TOTAL PRINCIPAL COLLECTED                                            0.00

    OTHER:
         Prepayment Penalties/Yield Maintenance                          0.00
         Repayment Fees                                                  0.00
         Borrower Option Extension Fees                                  0.00
         Equity Payments Received                                        0.00
         Net Swap Counterparty Payments Received                         0.00
                                                                                --------
                   TOTAL OTHER COLLECTED                                            0.00
                                                                                --------
TOTAL FUNDS COLLECTED                                                               0.00
                                                                                ========

TOTAL FUNDS DISTRIBUTED

    FEES:
         Master Servicing Fee                                            0.00
         Trustee Fee                                                     0.00
         Certificate Administration Fee                                  0.00
         Insurer Fee                                                     0.00
         Miscellaneous Fee                                               0.00
                                                                                --------
               TOTAL FEES                                                           0.00

    ADDITIONAL TRUST FUND EXPENSES:
         Reimbursement for Interest on Advances                          0.00
         ASER Amount                                                     0.00
         Special Servicing Fee                                           0.00
         Reduction of funds due to Non-Recoverability Determinations     0.00
         Rating Agency Expenses                                          0.00
         Attorney Fees & Expenses                                        0.00
         Bankruptcy Expense                                              0.00
         Taxes Imposed on Trust Fund                                     0.00
         Non-Recoverable Advances                                        0.00
         Other Expenses                                                  0.00
                                                                                --------
               TOTAL ADDITIONAL TRUST FUND EXPENSES                                 0.00

    INTEREST RESERVE DEPOSIT                                                        0.00

    PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
         Interest Distribution                                           0.00
         Principal Distribution                                          0.00
         Prepayment Penalties/Yield Maintenance                          0.00
         Borrower Option Extension Fees                                  0.00
         Equity Payments Paid                                            0.00
         Net Swap Counterparty Payments Paid                             0.00
                                                                                --------
               TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                        0.00
                                                                                --------
TOTAL FUNDS DISTRIBUTED                                                             0.00
                                                                                ========

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 18

                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
[WELLS FARGO LOGO]                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                        SERIES 2003-C3                     Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                             @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045                                                                        PAYMENT DATE:  07/17/2003
                                                                                          RECORD DATE:   06/30/2003

                                 RATINGS DETAIL

                                                   Original Ratings                 Current Ratings (1)
                                            --------------------------------  -------------------------------
                      Class      CUSIP      Fitch      Moody's     S & P       Fitch     Moody's     S & P
                      ---------------------------------------------------------------------------------------
                       A-1
                       A-2
                       A-X
                      A-SP
                       A-Y
                        B
                        C
                        D
                        E
                        F
                        G
                        H
                        J
                        K
                        L
                        M
                        N
                        O
                        P
                        Q
                      622-A
                      622-B
                      622-C

           NR  - Designates that the class was not rated by the above agency at the time of original issuance.
           X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance. N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.               Moody's Investors Service  Standard & Poor's Rating Se
One State Street Pla      99 Church Street           55 Water Street
New York, New York 10004  New York, New York 10007   New York, New York 10041
(212) 908-0500            (212) 553-0300             (212) 438-2430

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 18

                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
[LOGO]                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                        SERIES 2003-C3                     Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                             @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045                                                                        PAYMENT DATE:  07/17/2003
                                                                                          RECORD DATE:   06/30/2003

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE

                                           % of
   Scheduled         # of     Scheduled     Agg.     WAM              Weighted
    Balance          Loans     Balance      Bal.     (2)      WAC   Avg DSCR (1)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                    STATE (3)

                                           % of
                     # of     Scheduled     Agg.     WAM              Weighted
   State             Loans     Balance      Bal.     (2)      WAC   Avg DSCR (1)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

Copywright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 8 of 18

                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
[LOGO]                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                        SERIES 2003-C3                     Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                             @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045                                                                        PAYMENT DATE:  07/17/2003
                                                                                          RECORD DATE:   06/30/2003

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                         DEBT SERVICE COVERAGE RATIO (1)

                                              % of
   Debt Service        # of     Scheduled     Agg.    WAM             Weighted
  Coverage Ratio       Loans     Balance      Bal.    (2)      WAC  Avg DSCR (1)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
     Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                              % of
   Property            # of     Scheduled     Agg.    WAM             Weighted
     Type              Props     Balance      Bal.    (2)      WAC  Avg DSCR (1)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
     Totals
--------------------------------------------------------------------------------

                                    NOTE RATE

                                              % of
  NOTE                 # of     Scheduled     Agg.    WAM             Weighted
  RATE                 Loans     Balance      Bal.    (2)      WAC  Avg DSCR (1)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
     Totals
--------------------------------------------------------------------------------

                                    SEASONING

                                              % of
                       # of     Scheduled     Agg.    WAM             Weighted
  Seasoning            Loans     Balance      Bal.    (2)      WAC  Avg DSCR (1)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
     Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

Copywright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 9 of 18

                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
[LOGO]                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                        SERIES 2003-C3                     Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                             @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045                                                                        PAYMENT DATE:  07/17/2003
                                                                                          RECORD DATE:   06/30/2003

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                               % of
Anticipated Remaining   # of     Scheduled     Agg.    WAM            Weighted
      Term (2)          Loans     Balance      Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
      Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                               % of
Remaining Stated        # of     Scheduled     Agg.    WAM            Weighted
      Term              Loans     Balance      Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
      Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                               % of
Remaining Amortization  # of     Scheduled     Agg.    WAM            Weighted
        Term            Loans     Balance      Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
      Totals
--------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                               % of
Age of Most             # of     Scheduled     Agg.    WAM            Weighted
Recent NOI              Loans     Balance      Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
      Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used.

To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copywright 2003, Wells Fargo Bank Minnesota, N.A.                  Page 10 of 18

                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
[LOGO]                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                        SERIES 2003-C3                     Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                             @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045                                                                        PAYMENT DATE:  07/17/2003
                                                                                          RECORD DATE:   06/30/2003

                              MORTGAGE LOAN DETAIL

                                                                             Anticipated             Neg.  Beginning    Ending
 Loan             Property                   Interest   Principal   Gross     Repayment   Maturity  Amort  Scheduled  Scheduled
Number   ODCR     Type (1)    City   State   Payment     Payment    Coupon      Date        Date    (Y/N)   Balance    Balance
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
  Totals
------------------------------------------------------------------------------------------------------------------------------------

Paid    Appraisal   Appraisal        Res.    Mod.
Thru    Reduction   Reduction       Strat.   Code
Date      Date        Amount         (2)      (3)
------------------------------------------------------


------------------------------------------------------

------------------------------------------------------

       (1) PROPERTY TYPE CODE                               (2) RESOLUTION STRATEGY CODE
MF - Multi-Family       OF - Office        1 - Modification  6 - DPO                  10 - Deed in Lieu Of
RT - Retail             MU - Mixed Use     2 - Foreclosure   7 - REO                        Foreclosure
HC - Health Care        LO - Lodging       3 - Bankruptcy    8 - Resolved             11 - Full Payoff
IN - Industrial         SS - Self Storage  4 - Extension     9 - Pending Return       12 - Reps and Warranties
WH - Warehouse          OT - Other         5 - Note Sale          to Master Servicer  13 - Other or TBD
MH - Mobile Home Park

    (3) MODIFICATION CODE
1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

Copywright 2003, Wells Fargo Bank Minnesota, N.A.                  Page 11 of 18

                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.           CTSLink Customer Service
[WELLS FARGO LOGO]                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                        SERIES 2003-C3                    Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045                                                                       PAYMENT DATE:  07/17/2003
                                                                                         RECORD DATE:   06/30/2003

                           PRINCIPAL PREPAYMENT DETAIL

                                           Principal Prepayment Amount                        Prepayment Premium
                 Offering Document    -------------------------------------- -----------------------------------------------------
Loan Number       Cross-Reference       Payoff Amount   Curtailment Amount      Percentage Premium    Yield Maintenance Charge
---------------------------------------------------------------------------- -----------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
   Totals
----------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesola, N.A.                   Page 12 of 18

                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.           CTSLink Customer Service
[WELLS FARGO LOGO]                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                        SERIES 2003-C3                    Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045                                                                       PAYMENT DATE:  07/17/2003
                                                                                         RECORD DATE:   06/30/2003

                                HISTORICAL DETAIL

                                                  Delinquencies
------------------------------------------------------------------------------------------------------------------
Distribution     30-59 Days       60-89 Days     90 Days or More     Foreclosure      REO        Modifications
   Date        #      Balance   #      Balance   #       Balance    #     Balance  #   Balance  #       Balance
------------------------------------------------------------------------------------------------------------------



        Prepayments              Rate and Maturities
--------------------------- ----------------------------
 Curtailments     Payoff      Next Weighted Avg.
#       Amount   #   Amount   Coupon      Remit     WAM
--------------------------- ----------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

Copyright 2003, Wells Fargo Bank Minnesola, N.A.                   Page 13 of 18

                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.           CTSLink Customer Service
[WELLS FARGO LOGO]                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                        SERIES 2003-C3                    Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045                                                                       PAYMENT DATE:  07/17/2003
                                                                                         RECORD DATE:   06/30/2003

                             DELINQUENCY LOAN DETAIL

                   Offering         # of                     Current      Outstanding     Status of
                   Document        Months    Paid Through     P & I          P & I         Mortgage
Loan Number    Cross-Reference     Delinq.       Date        Advances      Advances **     Loan (1)
----------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------

Resolution                                     Actual       Outstanding
 Strategy       Servicing      Foreclosure    Principal      Servicing      Bankruptcy    REO
 Code (2)     Transfer Date        Date        Balance        Advances         Date       Date
----------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------

                                          (1) STATUS OF MORTGAGE LOAN
A - Payment Not Received               0 - Current                            4 - Assumed Scheduled Payment
     But Still in Grace Period         1 - One Month Delinquent                    (Performing Matured Balloon)
B - Late Payment But Less              2 - Two Months Delinquent              7 - Foreclosure
     Than 1 Month Delinquent           3 - Three or More Months Delinquent    9 - REO

                    (2) RESOLUTION STRATEGY CODE

1 - Modification     6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure      7 - REO                          Foreclosure
3 - Bankruptcy       8 - Resolved               11 - Full Payoff
4 - Extension        9 - Pending Return         12 - Reps and Warranties
5 - Note Sale             to Master Servicer    13 - Other or TBD

** Outstanding P & I Advances include the current period advance.

Copyright 2003, Wells Fargo Bank Minnesola, N.A.                   Page 14 of 18

                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.           CTSLink Customer Service
[WELLS FARGO LOGO]                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                        SERIES 2003-C3                    Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045                                                                       PAYMENT DATE:  07/17/2003
                                                                                         RECORD DATE:   06/30/2003

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

              Offering        Servicing      Resolution
 Loan         Document        Transfer        Strategy     Scheduled     Property                Interest
Number    Cross-Reference       Date          Code (1)      Balance      Type (2)      State       Rate
---------------------------------------------------------------------------------------------------------



               Net                                                      Remaining
Actual      Operating       DSCR                Note     Maturity     Amortization
Balance      Income         Date      DSCR      Date       Date           Term
----------------------------------------------------------------------------------




                        (1) RESOLUTION STRATEGY CODE

1 - Modification          6 - DPO                     10 - Deed in Lieu Of
2 - Foreclosure           7 - REO                           Foreclosure
3 - Bankruptcy            8 - Resolved                11 - Full Payoff
4 - Extension             9 - Pending Return          12 - Reps and Warranties
5 - Note Sale                  to Master Servicer     13 - Other or TBD

        (2) PROPERTY TYPE CODE

MF - Multi-Family            OF - Office
RT - Retail                  MU - Mixed Use
HC - Health Care             LO - Lodging
IN - Industrial              SS - Self Storage
WH - Warehouse               OT - Other
MH - Mobile Home Park

Copyright 2003, Wells Fargo Bank Minnesola, N.A.                   Page 15 of 18

                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
[WELLS FARGO LOGO]                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                        SERIES 2003-C3                     Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                             @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045                                                                        PAYMENT DATE:  07/17/2003
                                                                                          RECORD DATE:   06/30/2003

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

               Offering         Resolution      Site
   Loan        Document          Strategy     Inspection                  Appraisal  Appraisal    Other REO
  Number    Cross-Reference      Code (1)        Date      Phase 1 Date     Date       Value    Property Revenue        Comment
-----------------------------------------------------------------------------------------------------------------------------------





                          (1) RESOLUTION STRATEGY CODE

   1 - Modification     6 - DPO                     10 - Deed in Lieu Of
   2 - Foreclosure      7 - REO                            Foreclosure
   3 - Bankruptcy       8 - Resolved                11 - Full Payoff
   4 - Extension        9 - Pending Return          12 - Reps and Warranties
   5 - Note Sale              to Master Servicer    13  - Other or TBD

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 18

                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
[WELLS FARGO LOGO]                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                        SERIES 2003-C3                     Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                             @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045                                                                        PAYMENT DATE:  07/17/2003
                                                                                          RECORD DATE:   06/30/2003

                              MODIFIED LOAN DETAIL

               Offering
   Loan        Document       Pre-Modification
  Number    Cross-Reference        Balance         Modification Date                  Modification Description
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 18

                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
[WELLS FARGO LOGO]                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                        SERIES 2003-C3                     Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                             @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045                                                                        PAYMENT DATE:  07/17/2003
                                                                                          RECORD DATE:   06/30/2003

                             LIQUIDATED LOAN DETAIL

             Final Recovery      Offering                                                       Gross Proceeds      Aggregate
   Loan      Determination       Document        Appraisal    Appraisal     Actual     Gross      as a % of        Liquidation
  Number          Date        Cross-Reference      Date         Value       Balance   Proceeds   Actual Balance     Expenses*
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
  Current Total
----------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
----------------------------------------------------------------------------------------------------------------------------------


                Net          Net Proceeds                        Repurchased
   Loan     Liquidation        as a % of          Realized        by Seller
  Number     Procceds        Actual Balance          Loss          (Y/N)
-----------------------------------------------------------------------------


-----------------------------------------------------------------------------
  Current Total
-----------------------------------------------------------------------------
Cumulative Total
-----------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 18 of 18

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-1 CERTIFICATES

                                   PREPAYMENTS

   FOLLOWING THE DISTRIBUTION DATE IN--        0% CPR           25% CPR          50% CPR          75% CPR         100% CPR
---------------------------------------        ------           -------          -------          -------         --------
Issue Date............................          100%             100%             100%             100%             100%
June 2004.............................             %                %                %                %                %
June 2005.............................             %                %                %                %                %
June 2006.............................             %                %                %                %                %
June 2007.............................             %                %                %                %                %
June 2008 and thereafter..............             %                %                %                %                %
WEIGHTED AVERAGE LIFE (IN YEARS)......

                             CLASS A-2 CERTIFICATES

                                   PREPAYMENTS

   FOLLOWING THE DISTRIBUTION DATE IN--        0% CPR           25% CPR          50% CPR          75% CPR         100% CPR
---------------------------------------        ------           -------          -------          -------         --------
Issue Date............................          100%             100%             100%             100%             100%
June 2004.............................             %                %                %                %                %
June 2005.............................             %                %                %                %                %
June 2006.............................             %                %                %                %                %
June 2007.............................             %                %                %                %                %
June 2008.............................             %                %                %                %                %
June 2009.............................             %                %                %                %                %
June 2010.............................             %                %                %                %                %
June 2011.............................             %                %                %                %                %
June 2012 ............................             %                %                %                %                %
June 2013 and thereafter..............             %                %                %                %                %
WEIGHTED AVERAGE LIFE (IN YEARS)......

                             CLASS A-3 CERTIFICATES

                                   PREPAYMENTS

   FOLLOWING THE DISTRIBUTION DATE IN--        0% CPR           25% CPR          50% CPR          75% CPR         100% CPR
---------------------------------------        ------           -------          -------          -------         --------
Issue Date............................          100%             100%             100%             100%             100%
June 2004.............................             %                %                %                %                %
June 2005.............................             %                %                %                %                %
June 2006.............................             %                %                %                %                %
June 2007.............................             %                %                %                %                %
June 2008.............................             %                %                %                %                %
June 2009.............................             %                %                %                %                %
June 2010.............................             %                %                %                %                %
June 2011.............................             %                %                %                %                %
June 2012 ............................             %                %                %                %                %
June 2013 and thereafter..............             %                %                %                %                %
WEIGHTED AVERAGE LIFE (IN YEARS)......

                             CLASS A-4 CERTIFICATES

                                   PREPAYMENTS

   FOLLOWING THE DISTRIBUTION DATE IN--        0% CPR           25% CPR          50% CPR          75% CPR         100% CPR
---------------------------------------        ------           -------          -------          -------         --------
Issue Date............................          100%             100%             100%             100%             100%
June 2004.............................             %                %                %                %                %
June 2005.............................             %                %                %                %                %
June 2006.............................             %                %                %                %                %
June 2007.............................             %                %                %                %                %
June 2008.............................             %                %                %                %                %
June 2009.............................             %                %                %                %                %
June 2010.............................             %                %                %                %                %
June 2011.............................             %                %                %                %                %
June 2012 ............................             %                %                %                %                %
June 2013 and thereafter..............             %                %                %                %                %
WEIGHTED AVERAGE LIFE (IN YEARS)......

                             CLASS A-5 CERTIFICATES

                                   PREPAYMENTS

   FOLLOWING THE DISTRIBUTION DATE IN--        0% CPR           25% CPR          50% CPR          75% CPR         100% CPR
---------------------------------------        ------           -------          -------          -------         --------
Issue Date............................          100%             100%             100%             100%             100%
June 2004.............................            %                %                %                %                %
June 2005.............................            %                %                %                %                %
June 2006.............................            %                %                %                %                %
June 2007.............................            %                %                %                %                %
June 2008.............................            %                %                %                %                %
June 2009.............................            %                %                %                %                %
June 2010.............................            %                %                %                %                %
June 2011.............................            %                %                %                %                %
June 2012 ............................            %                %                %                %                %
June 2013 and thereafter..............            %                %                %                %                %
WEIGHTED AVERAGE LIFE (IN YEARS)......

                              CLASS B CERTIFICATES

                                   PREPAYMENTS

   FOLLOWING THE DISTRIBUTION DATE IN--        0% CPR           25% CPR          50% CPR          75% CPR         100% CPR
---------------------------------------        ------           -------          -------          -------         --------
Issue Date............................          100%             100%             100%             100%             100%
June 2004.............................             %                %                %                %                %
June 2005.............................             %                %                %                %                %
June 2006.............................             %                %                %                %                %
June 2007.............................             %                %                %                %                %
June 2008.............................             %                %                %                %                %
June 2009.............................             %                %                %                %                %
June 2010.............................             %                %                %                %                %
June 2011.............................             %                %                %                %                %
June 2012.............................             %                %                %                %                %
June 2013 and thereafter..............             %                %                %                %                %
WEIGHTED AVERAGE LIFE (IN YEARS)......

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                              CLASS C CERTIFICATES

                                   PREPAYMENTS


   FOLLOWING THE DISTRIBUTION DATE IN--        0% CPR           25% CPR          50% CPR          75% CPR         100% CPR
---------------------------------------        ------           -------          -------          -------         --------
Issue Date............................          100%             100%             100%             100%             100%
June 2004.............................             %                %                %                %                %
June 2005.............................             %                %                %                %                %
June 2006.............................             %                %                %                %                %
June 2007.............................             %                %                %                %                %
June 2008.............................             %                %                %                %                %
June 2009.............................             %                %                %                %                %
June 2010.............................             %                %                %                %                %
June 2011.............................             %                %                %                %                %
June 2012.............................             %                %                %                %                %
June 2013 and thereafter..............             %                %                %                %                %
WEIGHTED AVERAGE LIFE (IN YEARS)......

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                              CLASS D CERTIFICATES

                                   PREPAYMENTS

   FOLLOWING THE DISTRIBUTION DATE IN--        0% CPR           25% CPR          50% CPR          75% CPR         100% CPR
---------------------------------------        ------           -------          -------          -------         --------
Issue Date............................          100%             100%             100%             100%             100%
June 2004.............................             %                %                %                %                %
June 2005.............................             %                %                %                %                %
June 2006.............................             %                %                %                %                %
June 2007.............................             %                %                %                %                %
June 2008.............................             %                %                %                %                %
June 2009.............................             %                %                %                %                %
June 2010.............................             %                %                %                %                %
June 2011.............................             %                %                %                %                %
June 2012.............................             %                %                %                %                %
June 2013 and thereafter..............             %                %                %                %                %
WEIGHTED AVERAGE LIFE (IN YEARS)......

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                              CLASS E CERTIFICATES

                                   PREPAYMENTS

   FOLLOWING THE DISTRIBUTION DATE IN--        0% CPR           25% CPR          50% CPR          75% CPR         100% CPR
---------------------------------------        ------           -------          -------          -------         --------
Issue Date............................          100%             100%             100%             100%             100%
June 2004.............................             %                %                %                %                %
June 2005.............................             %                %                %                %                %
June 2006.............................             %                %                %                %                %
June 2007.............................             %                %                %                %                %
June 2008.............................             %                %                %                %                %
June 2009.............................             %                %                %                %                %
June 2010.............................             %                %                %                %                %
June 2011.............................             %                %                %                %                %
June 2012.............................             %                %                %                %                %
June 2013 and thereafter..............             %                %                %                %                %
WEIGHTED AVERAGE LIFE (IN YEARS)......

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

                                    EXHIBIT D

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D and Class E will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax of a rate of 30% unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                      Treasury regulations; or

          (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding at a rate of 30%, declining to 29% in 2004 and 28% in 2006 and increasing to 31% after 2010, unless the holder--

     - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     - can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (E.G., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

     CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

               THE OFFERED CERTIFICATES:                                       THE TRUST ASSETS:
The offered certificates will be issuable in series.          The assets of each of our trusts will include--
Each  series of offered certificates will--
                                                              -     mortgage loans secured by first and junior liens
-    have its own series designation;                               on, or security interests in, various interests in
                                                                    commercial and multifamily real properties;
-    consist of one or more classes with various payment
     characteristics;                                         -     mortgage-backed securities that directly or
                                                                    indirectly evidence interests in, or are directly
-    evidence beneficial ownership interests in a trust             or indirectly secured by, those types of mortgage
     established by us; and                                         loans; or

-    be payable solely out of the related trust assets.       -     some combination of those types of mortgage loans
                                                                    and mortgage-backed securities.

No governmental agency or instrumentality will insure         Trust assets may also include letters of credit, surety
or guarantee payment on the offered certificates. Neither we  bonds, insurance policies, guarantees, credit derivatives,
nor any of our affiliates are responsible for making          reserve funds, guaranteed investment contracts, interest
payments on the offered certificates if collections on the    rate exchange agreements, interest rate cap or floor
related trust assets are insufficient.                        agreements, currency exchange agreements, or other similar instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is June 3, 2003.

                                TABLE OF CONTENTS

                                                                                                                       PAGE
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS.......................................................3

AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.........................................................................3

SUMMARY OF PROSPECTUS.....................................................................................................4

RISK FACTORS.............................................................................................................12

CAPITALIZED TERMS USED IN THIS PROSPECTUS................................................................................29

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP......................................................................29

USE OF PROCEEDS..........................................................................................................29

DESCRIPTION OF THE TRUST ASSETS..........................................................................................29

YIELD AND MATURITY CONSIDERATIONS........................................................................................52

DESCRIPTION OF THE CERTIFICATES..........................................................................................58

DESCRIPTION OF THE GOVERNING DOCUMENTS...................................................................................66

DESCRIPTION OF CREDIT SUPPORT............................................................................................75

LEGAL ASPECTS OF MORTGAGE LOANS..........................................................................................77

FEDERAL INCOME TAX CONSEQUENCES..........................................................................................88

STATE AND OTHER TAX CONSEQUENCES........................................................................................122

ERISA CONSIDERATIONS....................................................................................................122

LEGAL INVESTMENT........................................................................................................124

PLAN OF DISTRIBUTION....................................................................................................126

LEGAL MATTERS...........................................................................................................127

FINANCIAL INFORMATION...................................................................................................127

RATING..................................................................................................................128

GLOSSARY................................................................................................................129

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: in the case of the Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and in the case of the Northeast Regional Office, 233 Broadway, New York, New York 10279. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE .................. Credit Suisse First Boston Mortgage Securities
                              Corp. Our principal offices are located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, which in turn is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. See "Credit Suisse First Boston Mortgage Securities Corp."

THE SECURITIES BEING
OFFERED ..................... The securities that will be offered by this prospectus and the related prospectus supplements consist of commercial/multifamily mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                              Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES
MAY BE ISSUED WITH OTHER
CERTIFICATES................. We may not publicly offer all the commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS ..... In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                              -    the issuance of each series of offered
                                   certificates;

                              - the creation of and transfer of assets to the related trust; and

                              - the servicing and administration of those assets.

                              The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                              If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                              - a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted or otherwise problematic in any material respect; and

                              - a special servicer that will generally be responsible for servicing and administering those mortgage loans that are defaulted or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                              The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                              If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                              In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and their respective duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE
MORTGAGE ASSETS.............. The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                              - rental or cooperatively-owned buildings with multiple dwelling units;

                              - retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                              -    office buildings;

                              -    hospitality properties;

                              -    casino properties;

                              -    health care-related facilities;

                              -    industrial facilities;

                              -    warehouse facilities, mini-warehouse
                                   facilities and self-storage facilities;

                              - restaurants, taverns and other establishments involved in the food and beverage industry;

                              - manufactured housing communities, mobile home parks and recreational vehicle parks;

                              -    recreational and resort properties;

                              -    arenas and stadiums;

                              -    churches and other religious facilities;

                              -    parking lots and garages;

                              -    mixed use properties;

                              -    other income-producing properties; and/or

                              -    unimproved land.

                              The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                              - may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                              - may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                              -    may provide for no accrual of interest;

                              - may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                              - may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                              -    may permit the negative amortization or
                                   deferral of accrued interest;

                              -    may prohibit some or all voluntary
                                   prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                              - may permit defeasance and the release of real property collateral in connection with that defeasance;

                              -    may provide for payments of principal,
                                   interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                              - may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                              Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                              We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                              Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                              The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                              - the security has been registered under the Securities Act of 1933, as amended; or

                              -    we would be free to publicly resell the
                                   security without registration.

                              See "Description of the Trust Assets--Mortgage-Backed Securities."

                              We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                              In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION
AND REMOVAL OF MORTGAGE
ASSETS. ..................... If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for--

                              - cash that would be applied to pay down the principal balances of certificates of that series; and/or

                              -    other mortgage loans or mortgage-backed
                                   securities that--

                                   1.   conform to the description of
                                        mortgage assets in this prospectus;
                                        and

                                   2.   satisfy the criteria set forth in
                                        the related prospectus supplement.

                              In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                              - conform to the description of mortgage assets in this prospectus; and

                              - satisfy the criteria set forth in the related prospectus supplement.

                              No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF THE
OFFERED CERTIFICATES........  An offered certificate may entitle the holder to receive--

                              -    a stated principal amount;

                              - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                              - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                              - payments of principal, with disproportionate, nominal or no payments of interest;

                              - payments of interest, with disproportionate, nominal or no payments of principal;

                              -    payments of interest or principal that
                                   commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                              - payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                   1.   faster and, in some cases,
                                        substantially faster, or

                                   2. slower and, in some cases, substantially slower,

                              than the rate at which payments or other collections of principal are received on the related mortgage assets;

                              - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                              - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                              Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                              A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                              We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES................. Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                              The trust assets with respect to any series of offered certificates may also include any of the following agreements--

                              - guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                              - interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                              -    currency exchange agreements or other
                                   agreements and arrangements designed to
                                   reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                              We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                              See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS ............. If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                              - delinquent scheduled payments of principal and/or interest, other than balloon payments;

                              -    property protection expenses;

                              -    other servicing expenses; or

                              - any other items specified in the related prospectus supplement.

                              Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                              If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION ........ We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                              - all the mortgage assets in any particular trust, thereby resulting in a termination of the trust; or

                              - that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                              See "Description of the Certificates--
                              Termination."

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES................. Any class of offered certificates will constitute or evidence ownership of--

                              - regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                              - interests in a grantor trust under subpart E of Part I of subchapter J of the Internal Revenue Code of 1986.

                              See "Federal Income Tax Consequences."

CERTAIN ERISA
CONSIDERATIONS. ............. If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."

LEGAL INVESTMENT. ........... If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Investment."

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     -    that principal prepayments on the related mortgage loans will be made;

     - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     - of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following-

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     -    the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    the characteristics of the neighborhood where the property is located;

     -    the proximity and attractiveness of competing properties;

     -    the existence and construction of competing properties;

     -    the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     -    demographic factors;

     -    customer tastes and preferences;

     -    retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     -    an increase in vacancy rates;

     -    a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     -    the length of tenant leases;

     -    the creditworthiness of tenants;

     -    the rental rates at which leases are renewed or replaced;

     -    the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues; and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property; and

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     -    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     -    an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     -    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     -    the business operated by the tenants;

     -    the creditworthiness of the tenants; and

     -    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including--

     -    changes in interest rates;

     -    the availability of refinancing sources;

     -    changes in governmental regulations, licensing or fiscal policy;

     -    changes in zoning or tax laws; and

     -    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     -    responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     -    operating the property and providing building services;

     -    managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     -    maintain or improve occupancy rates, business and cash flow;

     -    reduce operating and repair costs; and

     -    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

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     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN
INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     -    rental rates;

     -    location;

     -    type of business or services and amenities offered; and

     -    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     -    offers lower rents;

     -    has lower operating costs;

     -    offers a more favorable location; or

     -    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including-

     -    the fair market value and condition of the underlying real property;

     -    the level of interest rates;

     -    the borrower's equity in the underlying real property;

     -    the borrower's financial condition;

     -    the operating history of the underlying real property;

     -    changes in zoning and tax laws;

     -    changes in competition in the relevant area;

     -    changes in rental rates in the relevant area;

     -    changes in governmental regulation and fiscal policy;

     -    prevailing general and regional economic conditions;

     -    the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     -    changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     - prohibit the related borrower from encumbering the related real property with additional secured debt, or

     - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     -    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     -    the related real property; or

     -    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     -    the default is deemed to be immaterial;

     -    the exercise of those remedies would be inequitable or unjust; or

     -    the circumstances would render the acceleration unconscionable.

     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged

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property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     -    breach of contract involving a tenant, a supplier or other party;

     -    negligence resulting in a personal injury; or

     -    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     -    war;

     -    revolution;

     -    governmental actions;

     -    floods and other water-related causes;

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     -    earth movement, including earthquakes, landslides and mudflows;

     -    wet or dry rot;

     -    vermin; and

     -    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     -    tenants at the property, such as gasoline stations or dry cleaners; or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

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     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower; or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint; and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     -    generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for-

     -    individuals;

     -    estates;

     -    trusts beneficially owned by any individual or estate; and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may--

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     -    reduce monthly payments due under a mortgage loan;

     -    change the rate of interest due on a mortgage loan; or

     -    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

                                       27
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TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

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                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

     We do not have, and do not expect to have in the future, any significant assets.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of--

     -    various types of multifamily and/or commercial mortgage loans;

     - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     - a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

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MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     -    rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     -    office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     -    casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     -    industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     -    arenas and stadiums;

     -    churches and other religious facilities;

     -    parking lots and garages;

     -    mixed use properties;

     -    other income-producing properties; and

     -    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period;

     - an estate for years, which consists of ownership of the property for a specified period of years;

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     -    shares in a cooperative corporation which owns the property; or

     -    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to the payment of real estate taxes; and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     -    the period of the delinquency;

     -    any forbearance arrangement then in effect;

     -    the condition of the related real property; and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include-

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     -    the types of services offered at the property;

     -    the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     -    the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     -    the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     -    require written leases;

     -    require good cause for eviction;

     -    require disclosure of fees;

     -    prohibit unreasonable rules;

     -    prohibit retaliatory evictions;

     -    prohibit restrictions on a resident's choice of unit vendors;

     -    limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

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     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project; and

     -    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's PRO RATA share of the corporation's--

     -    mortgage loan payments;

     -    real property taxes;

     -    maintenance expenses; and

     -    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

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     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     -    maintenance payments from the tenant/shareholders; and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     -    shopping centers;

     -    factory outlet centers;

     -    malls;

     -    automotive sales and service centers;

     -    consumer oriented businesses;

     -    department stores;

     -    grocery stores;

     -    convenience stores;

     -    specialty shops;

     -    gas stations;

     -    movie theaters;

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     -    fitness centers;

     -    bowling alleys;

     -    salons; and

     -    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     -    to lower rents;

     -    to grant a potential tenant a free rent or reduced rent period;

     -    to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     -    competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    perceptions regarding the safety of the surrounding area;

     -    demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     -    traffic patterns and access to major thoroughfares;

     -    the visibility of the property;

     -    availability of parking;

     - the particular mixture of the goods and services offered at the property;

     -    customer tastes, preferences and spending patterns; and

     -    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully

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relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     -    an anchor tenant's failure to renew its lease;

     -    termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     -    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     -    factory outlet centers;

     -    discount shopping centers and clubs;

     -    catalogue retailers;

     -    television shopping networks and programs;

     -    internet web sites; and

     -    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

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

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     -    the quality and philosophy of building management;

     -    access to mass transportation; and

     -    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     -    rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     -    access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     -    the cost and quality of labor;

     -    tax incentives; and

     -    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

     -    full service hotels;

     -    resort hotels with many amenities;

     -    limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

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

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     -    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     - the location of the property and its proximity to major population centers or attractions;

     -    the seasonal nature of business at the property;

     -    the level of room rates relative to those charged by competitors;

     -    quality and perception of the franchise affiliation;

     - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     -    the existence or construction of competing hospitality properties;

     -    nature and quality of the services and facilities;

     -    financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

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

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     -    the continued existence and financial strength of the franchisor;

     -    the public perception of the franchise service mark; and

     -    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

     - location, including proximity to or easy access from major population centers;

     -    appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     -    the existence or construction of competing casinos;

     -    dependence on tourism; and

     -    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events; and

     -    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

     -    hospitals;

     -    skilled nursing facilities;

     -    nursing homes;

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

     -    congregate care facilities; and

     -    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     -    statutory and regulatory changes;

     -    retroactive rate adjustments;

     -    administrative rulings;

     -    policy interpretations;

     -    delays by fiscal intermediaries; and

     -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     -    federal and state licensing requirements;

     -    facility inspections;

     -    rate setting;

     -    reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

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

     The value and operation of an industrial property depends on--

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     - building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     -    building design;

     -    location and visibility;

     -    tenant privacy;

     -    efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     -    services provided at the property, such as security;

     -    age and appearance of the improvements; and

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

     -    quality of management.

     RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

     -    the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     -    changes in demographics, consumer habits and traffic patterns;

  -       the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     -    segment;

     -    product;

     -    price;

     -    value;

     -    quality;

     -    service;

     -    convenience;

     -    location; and

     -    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     -    lower operating costs;

     -    more favorable locations;

     -    more effective marketing;

     -    more efficient operations; or

     -    better facilities.

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

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     - actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     -    the number of comparable competing properties in the local market;

     -    the age, appearance and reputation of the property;

     -    the quality of management; and

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

     -    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     -    multifamily rental properties;

     -    cooperatively-owned apartment buildings;

     -    condominium complexes; and

     -    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     -    the location and appearance of the property;

     -    the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether are not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     -    geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     -    sensitivity to weather and climate changes; and

     -    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     -    the appeal of the particular event;

     -    the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

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     PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     -    the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     -    the amount of alternative parking spaces in the area;

     -    the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

     -    its location;

     -    its size;

     -    the surrounding neighborhood; and

     -    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     -    the successful operation of the property; and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     -    make the loan payments on the related mortgage loan;

     -    cover operating expenses; and

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

     -    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     -    some health care-related facilities;

     -    hotels and motels;

     -    recreational vehicle parks; and

     -    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     -    warehouses;

     -    retail stores;

     -    office buildings; and

     -    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     -    increases in energy costs and labor costs;

     -    increases in interest rates and real estate tax rates; and

     -    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     -    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     -    an original term to maturity of not more than approximately 40 years;
          and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

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     A mortgage loan included in one of our trusts may also include terms that--

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     -    provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     -    permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

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

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     -    more general information in the related prospectus supplement; and

     - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include--

     - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

     - certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     - will have been registered under the Securities Act of 1933, as amended;

     -    will be exempt from the registration requirements of that Act;

     - will have been held for at least the holding period specified in Rule 144(k) under that Act; or

     - may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts--

     - the initial and outstanding principal amount(s) and type of the securities;

     - the original and remaining term(s) to stated maturity of the securities;

     - the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     -    the payment characteristics of the securities;

     - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     -    a description of the related credit support, if any;

     -    the type of mortgage loans underlying the securities;

     - the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

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

     - the terms and conditions for substituting mortgage loans backing the securities; and

     - the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     -    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     -    conform to the description of mortgage assets in this prospectus; and

     -    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

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

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     - the subordination or one or more other classes of certificates of the same series;

     -    a letter of credit;

     -    a surety bond;

     -    an insurance policy;

     -    a guarantee;

     -    a credit derivative; and/or

     -    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     -    interest rate exchange agreements;

     -    interest rate cap agreements;

     -    interest rate floor agreements;

     -    currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     -    the price you paid for your offered certificates;

     -    the pass-through rate on your offered certificates; and

     -    the amount and timing of payments on your offered certificates.

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     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     -    the dates on which any balloon payments are due; and

     - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust; or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     -    the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     -    the quality of management of the related real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property; or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     -    prepayment lock-out periods; and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     -    to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     -    realize its equity in the property;

     -    meet cash flow needs; or

     -    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     -    the relative importance of those factors;

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     -    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     -    scheduled amortization; or

     -    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of

0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances; and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     -    to refinance the loan; or

     -    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     -    the bankruptcy of the borrower; or

     - adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

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

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

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     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     -    have the same series designation;

     -    were issued under the same Governing Document; and

     -    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     -    have the same class designation; and

     -    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

     - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

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     -    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

     than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

     -    the periodic payment date for that series; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

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     -    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of--

     -    a 360-day year consisting of twelve 30-day months;

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     - the actual number of days elapsed during each relevant period in a normal calendar year; or

     -    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     -    payments of principal actually made to the holders of that class; and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

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     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     -    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments;

     -    property protection expenses;

     -    other servicing expenses; or

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     -    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates; and

     -    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     -    that calendar year; or

     - the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

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VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

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     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. DTC is--

     -    a limited-purpose trust company organized under the New York Banking
          Law;

     -    a "banking corporation" within the meaning of the New York Banking
          Law;

     -    a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 32 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system,

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withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

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     -    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

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     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage
Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including--

     -    in the case of a mortgage loan--

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance; and

     -    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     -    that the unaffiliated seller had good title to each mortgage loan;

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     -    with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or

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warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     - those procedures are consistent with the terms of the related Governing Document; and

     - they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     -    ensuring that the related properties are properly insured;

     -    attempting to collect delinquent payments;

     -    supervising foreclosures;

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     -    negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     -    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     -    mortgage loans as to which there is a material non-monetary default;

     -    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     -    make the initial determination of appropriate action;

     -    evaluate the success of corrective action;

     -    develop additional initiatives;

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     -    institute foreclosure proceedings and actually foreclose; or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     -    performing property inspections; and

     -    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     -    continuing to receive payments on the mortgage loan;

     -    making calculations with respect to the mortgage loan; and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     - that mortgage-backed security will be registered in the name of the related trustee or its designee;

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     -    the related trustee will receive payments on that mortgage-backed security; and

     - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     -    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

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     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     -    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates.

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     Further, the Governing Document may also provide that the parties to the
Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus, experience in originating and servicing similar trust assets, and limits on revenues from, or loans to, us, the master servicer or the special servicer.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

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     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     -    the establishment of one or more reserve funds; or

     -    any combination of the foregoing.

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     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     -    the nature and amount of coverage under that credit support;

     -    any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     -    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of

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one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the

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offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     -    the terms of the mortgage;

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     -    the knowledge of the parties to the mortgage; and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property; and

     -    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     -    the trustor, who is the equivalent of a mortgagor;

     -    the trustee to whom the real property is conveyed; and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

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     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     -    the express provisions of the related instrument;

     -    the law of the state in which the real property is located;

     -    various federal laws; and

     -    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

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     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     -    without a hearing or the lender's consent; or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     -    judicial foreclosure, involving court proceedings; and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property; and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are

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generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     -    upheld the reasonableness of the notice provisions; or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     -    record a notice of default and notice of sale; and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

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     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION. The purposes of a foreclosure action are--

     -    to enable the lender to realize upon its security; and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without

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first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

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     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     -    extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     -    past due rent;

     -    accelerated rent;

     -    damages; or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     -    assume the lease and either retain it or assign it to a third party;
          or

     -    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

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     -    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials; and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the

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ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     - FIRST, to the payment of court costs and fees in connection with the foreclosure;

     -    SECOND, to real estate taxes;

     - THIRD, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

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     -    LAST, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or

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landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft LLP, Sidley Austin Brown & Wood LLP, or Orrick, Herrington & Sutcliffe (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     -    banks;

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     -    insurance companies; and

     -    foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered; and

     -    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types--

     - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

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          2.   REMIC "residual interests".

     We refer in this discussion to--

     - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     -    whole mortgage loans, such as the mortgage loans;

     - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

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     -    in exchange for any qualified mortgage within a three-month period thereafter; or

     - in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes--

     - a mortgage in default or as to which default is reasonably foreseeable;

     - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     -    a mortgage that was fraudulently procured by the mortgagor; and

     - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     -    one or more classes of regular interests; or

     - a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     -    a fixed number of basis points;

     -    a fixed percentage of the total interest; or

     - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC

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regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be--

     - "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

     - "permitted assets" under Section 860L(c)(1)(G) of the Code for a financial asset securitization investment trust or "FASIT".

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

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     -    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

     TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

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     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     -    a single fixed rate;

     -    a qualified floating rate;

     -    an objective rate;

     - a combination of a single fixed rate and one or more qualified floating rates;

     - a combination of a single fixed rate and one qualified inverse floating rate; or

     - a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     -    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

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     Under the Treasury regulations, original issue discount of only a DE
MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     -    the total amount of the DE MINIMIS original issue discount, and

     -    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     -    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     -    the issue price of the certificate; increased by

     - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

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     -    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect

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to all debt instruments having amortizable bond premium that you own or acquire.
See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     -    on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

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     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     -    the purchase price paid for your certificate; and

     - the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     -    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

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     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     -    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

     -    "excess inclusions";

     -    residual interests without "significant value"; and

     -    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     TAXABLE INCOME OF THE REMIC.  The taxable income of a REMIC will equal--

     -    the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     -    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

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     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

     -    the amount paid for that REMIC residual certificate; increased by

     - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

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     -    distributions made, and by net losses allocated, to the holder of that
          REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     -    through distributions;

     -    through the deduction of any net losses of the REMIC; or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to that certificate; over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     -    the issue price of the certificate; increased by

     - the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no

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sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     -    regulated investment companies;

     -    common trust funds; and

     -    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

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The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

     - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     -    1.   the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

          3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

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     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

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     -    3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     - 80% of the amount of itemized deductions otherwise allowable for such year.

Such limitations will be phased out beginning in 2006 and eliminated in 2009.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     -    an individual,

     -    an estate or trust, or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

     no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     -    the cost of the certificate to that certificateholder; increased by

     - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

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

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Holders that recognize a loss on a sale or exchange of a REMIC regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     -    reacquires that same REMIC residual certificate;

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

     -    acquires any other residual interest in a REMIC; or

     - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     -    the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     -    the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     -    the person has sufficient assets to do so; and

     - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

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     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN
ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     -    events that have occurred up to the time of the transfer;

     -    the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     -    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a disqualified organization.

     If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

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     For these purposes, a "disqualified organization" means--

     -    the United States;

     -    any State or political subdivision thereof;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     -    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - the residual interests in the entity are not held by disqualified organizations; and

     - the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income

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tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     -    income;

     -    deductions;

     -    gains;

     -    losses; and

     -    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     -    corporations;

     -    trusts;

     -    securities dealers; and

     -    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     - 30 days after the end of the quarter for which the information was requested; or

     -    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     -    income;

     -    excess inclusions;

     -    investment expenses; and

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     -    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

     - fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     -    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     -    a foreign person; and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

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     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     -    owns 10% or more of one or more underlying mortgagors; or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     -    foreign persons, or

     - United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     - A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

     -    normal administration fees, and

     - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

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     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code;

     -    "permitted assets" within the meaning of Section 860L(c) of the Code;
          and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be--

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and

     - in general, "permitted assets" within the meaning of Section 860L(c) of the Code.

     TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

     - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent

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that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     - a class of grantor trust strip certificates is issued as part of the same series; or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     -    a master servicer;

     -    a special servicer;

     -    any sub-servicer; or

     -    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

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     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     -    the treatment of certain stripped bonds as market discount bonds; and

     -    DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     -    the sum of all payments to be made on that certificate;

     -    other than qualified stated interest, if any; and

     - the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

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     -    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     -    0.25% of the stated redemption price; and

     -    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     -    the stated redemption price of the mortgage loans; and

     -    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

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     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     -    the issue price of the mortgage loan; increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

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